Exhibit 10.2

Execution Version

***	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

CREDIT AGREEMENT

dated as of

August 17, 2010

among

COTT CORPORATION CORPORATION COTT,

COTT BEVERAGES INC.,

COTT BEVERAGES LIMITED,

and

CLIFFSTAR LLC,

as Borrowers

The Other Loan Parties Party Hereto

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A., LONDON BRANCH,

as UK Security Trustee,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Administrative Collateral Agent,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Co-Collateral Agent, and

BANK OF AMERICA, N.A.,

as Documentation Agent

J.P. MORGAN SECURITIES INC.,

as Joint Bookrunner and Joint Lead Arranger

DEUTSCHE BANK SECURITIES INC.,

as Joint Bookrunner and Joint Lead Arranger

CHASE BUSINESS CREDIT

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Page
SCHEDULES:

Commitment Schedule
Schedule 1.01(a) – Eligible Real Property
Schedule 1.01(b) – Mandatory Cost Formula
Schedule 1.01(c) – Unrestricted Subsidiaries
Schedule 1.01(d) – Certain Account Debtors
Schedule 1.01(e) – Eligible Equipment
Schedule 1.01(f) – Excluded Subsidiaries
Schedule 2.04 – Existing Letters of Credit
Schedule 3.05 – Properties
Schedule 3.10 – Canadian Union Plans, Canadian Benefit Plans and Canadian Pension Plans
Schedule 3.14 – Insurance
Schedule 3.15 – Capitalization and Subsidiaries
Schedule 3.16 – Jurisdictions for Filings and Mortgages
Schedule 3.24 – Intercompany Advances
Schedule 5.15 – Post-Closing Covenants
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.04 – Existing Investments
Schedule 6.11 – Existing Restrictions
Schedule 6.15 – Existing BCB Assets
Schedule 8 – Security Trust Provisions

EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B-1 – Form of Borrowing Base Certificate
Exhibit B-2 – Form of Aggregate Borrowing Base Certificate
Exhibit C – Form of Compliance Certificate
Exhibit D – Joinder Agreement
Exhibit E – Borrowing Request

ANNEX:
Annex A – Effective Date Organizational Chart

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CREDIT AGREEMENT dated as of August 17, 2010 (as it may be amended, restated, supplemented or modified from time to time, this “Agreement”), among COTT CORPORATION CORPORATION COTT, a corporation organized under the laws of Canada, COTT BEVERAGES INC., a Georgia corporation, CLIFFSTAR LLC, a Delaware limited liability company, and COTT BEVERAGES LIMITED, a company organized under the laws of England and Wales, as Borrowers, the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as UK Security Trustee, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Administrative Collateral Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Collateral Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2009 Indenture” means the Indenture, dated as of November 13, 2009, among Cott Beverages, the guarantors from time to time party thereto, and HSBC Bank USA, National Association, as trustee.

“2009 Note Documents” means the 2009 Indenture, the 2009 Notes and all documents relating thereto or executed in connection therewith.

“2009 Notes” means the $215,000,000 in original principal amount of Cott Beverages 8.375% Senior Notes due 2017 issued under the 2009 Indenture.

“2010 Indenture” means the Indenture, dated as of August 17, 2010, among Cott Beverages, the guarantors from time to time party thereto, and HSBC Bank USA, National Association, as trustee.

“2010 Note Documents” means the 2010 Indenture, the 2010 Notes and all documents relating thereto or executed in connection therewith.

“2010 Notes” means the $375,000,000 in original principal amount of Cott Beverages 8.125 % Senior Notes due 2018 issued under the 2010 Indenture.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” (a) in the case of the U.S. Co-Borrowers, any Loan Party organized under applicable laws of the United States, any state thereof or the District of Columbia, the Company, or any Loan Party organized under applicable laws of Canada or any province thereof, has the meaning assigned to such term in the U.S. Security Agreement and (b) in the case of the UK Borrower or any Loan Party organized under applicable law of the United Kingdom, has the meaning assigned to such term in the UK Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquisition Consideration” means the purchase consideration paid for any Permitted Acquisition, whether paid in cash, properties, assumption of Indebtedness or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any time in the future, whether or not such future payment is subject to the occurrence of any contingency, and includes any and all payments representing “earn-outs” and other agreements to make any payment the amount of which, or the terms of payment of which are, in any respect subject to, or contingent upon, the revenues, income, cash flow or profits of any Person, business or operating division.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for the purpose of calculating the Alternate Base Rate, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate plus (c) without duplication of any increase in interest rate attributable to the Statutory Reserve Rate pursuant to the foregoing clause (b) and to the extent actually incurred by any Lender in connection with any extension of credit hereunder, the Mandatory Cost.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative collateral agent for the holders of the Secured Obligations.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, the Administrative Collateral Agent, the Co-Collateral Agent, the Disbursement Agent and the UK Security Trustee.

“Aggregate Availability” means, with respect to all the Borrowers, at any time, an amount equal to (a) the lesser of (i) the aggregate Commitments of all Lenders and (ii) the Aggregate Borrowing Base minus (b) the aggregate Revolving Exposure of all Lenders.

“Aggregate Borrowing Base” means the aggregate of the Borrowing Bases of all of the Borrowers; provided that (i) the maximum amount of the Borrowing Base of the Company which may be included as part of the Aggregate Borrowing Base is the Canadian Sublimit; (ii) the maximum amount of the Borrowing Base of the UK Borrower which may be included as part of the Aggregate Borrowing Base is the UK Sublimit and (iii) the maximum amount of Inventory of all Borrowers which may be included as part of the Aggregate Borrowing Base is $150,000,000.

“Aggregate Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B-2 or another form which is acceptable to each Collateral Agent in its sole discretion.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternate Rate” means, for any day, the sum of (a) a rate per annum selected by the Administrative Agent, from whatever source it may reasonably select, as that which expresses as a percentage per annum the cost of funding participations in Eurodollar Borrowings, plus (b) the Applicable Rate for Eurodollar Loans, plus (c) the Mandatory Cost. When used in reference to any Loan or Borrowing, “Alternate Rate” refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Rate.

“Amortization Commencement Date” means the later of (a) March 31, 2011, and (b) the date that is 180 days after the date the Borrowers satisfy the post-closing requirements set forth in items 1, 2 and 3 on Schedule 5.15.

“APA” means that certain Asset Purchase Agreement, dated as of July 7, 2010, by and among the Company, Caroline, Cliffstar Corporation, the Subsidiaries of Cliffstar Corporation party thereto (together with Target, the “Cliffstar Companies”), and Stanley A. Star, solely in his capacity as Sellers’ Representative.

“Applicable Commitment Fee Rate” means, for any day, with respect to the commitment fees payable hereunder, the rate per annum set forth below under the caption “Commitment Fee Rate”, based upon the Average Utilization during the preceding calendar month, provided that until August 31, 2010, the “Applicable Commitment Fee Rate” shall be the applicable rate per annum set forth below in Category 1:

Average Utilization	Commitment Fee Rate
Category 1 Average Utilization ≤ 50%	0.50%
Category 2 Average Utilization > 50%	0.375%

For purposes of the foregoing, (a) the Applicable Commitment Fee Rate shall be determined as of the end of each calendar month and (b) each change in the Applicable Commitment Fee Rate resulting from a change in the Average Utilization on the last day of any calendar month shall be effective upon the first day of the succeeding calendar month, provided that the Average Utilization shall be deemed to be in Category 1 at any time that an Event of Default has occurred and is continuing.

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure, Swingline Loans or Overadvances, a percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate Commitments of all Lenders (if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Exposures at that time); provided that in case of Section 2.21, when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation and (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the aggregate unused Commitments of all Lenders; provided that in case of Section 2.21, when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation.

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“Applicable Rate” means, for any day, with respect to any ABR Loan, Canadian Prime Loan, Eurodollar Loan, CDOR Loan, or Overnight LIBO Loan, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Canadian Prime Spread”, “Eurodollar Spread”, “CDOR Spread” or “Overnight LIBO Spread”, as the case may be, based upon the Borrowers’ Average Aggregate Availability during the most recent fiscal quarter of the Borrowers.

Average Aggregate Availability	ABR Spread	Canadian Prime Spread	Eurodollar Spread	CDOR Spread	Overnight LIBO Spread
Category 1 > $150,000,000	1.50%	1.50%	2.50%	2.50%	2.50%
Category 2 ≤ $150,000,000 but > $75,000,000	1.75%	1.75%	2.75%	2.75%	2.75%
Category 3 ≤ $75,000,000	2.00%	2.00%	3.00%	3.00%	3.00%

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrowers based upon the Borrowers’ Aggregate Borrowing Base Certificates delivered from time to time pursuant to Section 5.01 and outstanding during such fiscal quarter, (b) each change in the Applicable Rate resulting from a change in the Borrowers’ Average Aggregate Availability shall be effective on the first day of the next fiscal quarter, provided that the Average Aggregate Availability for purposes of determining the Applicable Rate shall be deemed to be in Category 3 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver the Borrowing Base Certificates required to be delivered by them pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificates are delivered and (c) prior to February 17, 2011, the interest rate spreads set forth in Category 1 above shall not be available to the Borrowers and, accordingly, until such date, Category 2 interest rate spreads shall apply in the event that the Average Aggregate Availability is greater than $75,000,000 during such period.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Commitment” means, at any time, the aggregate Commitments then in effect minus the Revolving Exposure of all Lenders at such time.

“Average Aggregate Availability” means, for any fiscal quarter, the average daily Aggregate Availability for such fiscal quarter. Average Aggregate Availability shall be calculated by the Administrative Agent and such calculations shall be presumed to be correct, absent manifest error.

“Average Utilization” means, for any period, the average total daily Revolving Exposure of all Lenders during such period. Average Utilization shall be calculated by the Administrative Agent and such calculations shall be presumed to be correct, absent manifest error.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“BCB International” means BCB International Holdings, a company organized under the laws of the Cayman Islands.

“BCB European” means BCB European Holdings, a company organized under the laws of the Cayman Islands.

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“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” or “Borrowers” means, individually or collectively, the Company, Cott Beverages, Cliffstar LLC, and the UK Borrower.

“Borrower Representative” means the Company, in its capacity as contractual representative of the Borrowers pursuant to Article XI.

“Borrowing” means (a) Revolving Loans of the same Type and currency, made, converted or continued on the same date and, in the case of Eurodollar Loans and CDOR Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) a Protective Advance and (d) an Overadvance.

“Borrowing Base” means, at any time, with respect to each Borrower, the sum of (a) 85% of such Borrower’s Eligible Accounts at such time, plus (b) the lesser of (i) 65% of such Borrower’s Eligible Inventory (or, in the case Eligible Inventory comprised of finished goods of Cliffstar LLC, 75%), valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by such Borrower’s Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, minus (c) Reserves related to such Borrower, plus (d) such Borrower’s PP&E Component, minus (e) the Earnout Reserve. The maximum amount of Eligible Inventory which may be included as part of any Borrowing Base is $150,000,000 minus, the amount of Eligible Inventory which is included in any other Borrowing Base. Either Collateral Agent may, in its Permitted Discretion, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base or, after the occurrence and during the continuation of an Event of Default, reduce the advance rates set forth above.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B-1 or another form which is acceptable to each Collateral Agent in its sole discretion.

“Borrowing Base Reporting Trigger Level” means, at any time, the lesser of (i) 17.5% of the Aggregate Borrowing Base at such time and (ii) $52,500,000.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.02, substantially in the form of Exhibit E hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Toronto are authorized or required by law to remain closed; provided that, (a) when used in connection with a UK Swingline Loan or a Eurodollar Loan denominated in dollars or Sterling, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar (or, as the case may be, Sterling) deposits in the London interbank market and (b) when used in connection with a UK Swingline Loan or a Eurodollar Loan denominated in Euros, the term “Business Day” shall also exclude any day which is not a Target Day (as determined by the Administrative Agent).

“Canadian Benefit Plans” means any material plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, maintained by a Loan Party or any Subsidiary of any Loan Party, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement, savings or other benefits, under which any Loan Party or any of its Restricted Subsidiaries has any liability with respect to any Canadian employee or former employee, but excluding any Canadian Pension Plans.

“Canadian Dollars” or “Cdn $” refers to the lawful currency of Canada.

“Canadian Issuing Bank” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity of the issuer of Letters of Credit for the account of the Company hereunder, and its successors in such capacity as provided in Section 2.06(i). The Canadian Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Canadian Issuing Bank, in which case the term “Canadian Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Canadian Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued by the Canadian Issuing Bank at such time for the account of the Canadian Borrower plus (b) the aggregate amount of all LC Disbursements of the Canadian Issuing Bank that have not yet been reimbursed by or on behalf of the Canadian Borrower at such time. The Canadian Letter of Credit Exposure of any Lender at any time shall be its Applicable Percentage of the total Canadian Letter of Credit Exposure at such time.

“Canadian Overadvance” means an Overadvance made to or for the account of the Company pursuant to Section 2.05.

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial pension benefits standards law that is maintained by a Loan Party or any Subsidiary of any Loan Party for its Canadian employees or former Canadian employees.

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“Canadian Prime”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.

“Canadian Prime Rate” means, for any period, the rate per annum determined by the Disbursement Agent to be the greater of (i) the rate of interest per annum most recently announced or established by JPMorgan Chase Bank, N.A., Toronto Branch as its reference rate in effect on such day for determining interest rates for Canadian Dollar denominated commercial loans in Canada and commonly known as “prime rate” (or its equivalent or analogous such rate), such rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A., Toronto Branch and (ii) the sum of (a) the yearly interest rate to which the one-month CDOR Rate is equivalent plus (b) one percent (1.0%).

“Canadian Protective Advance” means a Protective Advance made to or for the account of the Company pursuant to Section 2.04.

“Canadian Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Canadian Revolving Loans and its Canadian Letter of Credit Exposure and an amount equal to its Applicable Percentage of the aggregate principal amount of Canadian Swingline Loans outstanding at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Canadian Overadvances outstanding at such time.

“Canadian Revolving Loan” means a Revolving Loan made to the Company.

“Canadian Security Agreement” means that certain Canadian Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties party thereto and the Administrative Collateral Agent, for the benefit of the Administrative Collateral Agent and the Lenders, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document for the purpose of creating a Lien on the property of any Loan Party organized in Canada (or any other property located therein)), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Canadian Sublimit” means $40,000,000.

“Canadian Swingline Lender” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as lender of Canadian Swingline Loans hereunder.

“Canadian Swingline Loan” has the meaning assigned to such term in Section 2.05(a)(ii).

“Canadian Union Plans” means any pension and other benefit plans which are not required to be maintained by any Loan Party or any Subsidiary of any Loan Party but to which a Loan Party or Subsidiary of a Loan Party is required to contribute pursuant to a collective agreement for its Canadian employees or former Canadian employees or pursuant to a participation agreement for Canadian employees or former Canadian employees.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Caroline” means Caroline LLC, a Delaware limited liability company.

“Cash Management Transition Period” means the period during which Cliffstar LLC is causing Chase to become its principal depository bank in accordance with Section 5.12.

“CDOR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDOR Rate.

“CDOR Rate” means, for the relevant Interest Period, the Canadian deposit offered rate which, in turn means on any day the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m., Toronto time, on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Disbursement Agent after 10:00 a.m. Toronto time to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Disbursement Agent to raise Canadian dollars for the applicable Interest Period as of 10:00 a.m., Toronto time, on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Disbursement Agent on the immediately preceding Business Day.

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“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (c) the Company shall cease to own, directly or indirectly, free and clear of all Liens or other encumbrances (other than Liens created pursuant to any Loan Document), all of the outstanding voting Equity Interests of the other Borrowers on a fully diluted basis; or (d) there shall have occurred under the 2009 Indenture, the 2010 Indenture or any other indenture or other agreement evidencing any Material Indebtedness any “change in control” or similar term (as defined in the 2009 Indenture, the 2010 Indenture or any other indenture or other agreement governing or relating to, or instrument evidencing, Material Indebtedness).

“Change in Law” means (a) the adoption, implementation, abolition, withdrawal or variation of any law, rule, regulation, practice or concession after the date of this Agreement, (b) any change in any law, rule, regulation, practice or concession or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline, directive, notice, ruling, statement of policy or practice statement (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Chase” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, Protective Advances or Overadvances.

“Cliffstar Acquisition” means the acquisition of substantially all of the assets of the Cliffstar Companies by Cott Acquisition LLC (an indirect wholly-owned subsidiary selected by the Company pursuant to Section 10.06 of the APA), pursuant to, and on the terms and conditions set forth in, the APA.

“Cliffstar Companies” has the meaning assigned to such term in the definition of “APA”.

“Cliffstar Corporation” means Cliffstar Corporation, a Delaware corporation.

“Cliffstar Deposit Accounts” means the following deposit accounts maintained at Harris Bank, N.A.: (i) account number 2059459 (the lockbox account), (ii) account number 2059152 (the main account), (iii) account number 2059574 (the disbursement account), (iv) account number 403-371-8 (the Shanstar Biotech account) and (v) each additional account opened by Cliffstar LLC at Harris Bank, N.A. (including each replacement account for any o the foregoing).

“Cliffstar LLC” means Cliffstar LLC, a Delaware limited liability company.

“Co-Collateral Agent” means General Electric Capital Corporation, in its capacity as co-collateral agent hereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Collateral Agent, on behalf of itself and the Lenders, or the UK Security Trustee, to secure the Secured Obligations.

“Collateral Access Agreement” (a) in the case of the U.S. Co-Borrowers and any Loan Party organized under applicable law of any state of the United States, has the meaning assigned to such term in the U.S. Security Agreement, (b) in the case of the Company or any Loan Party organized under applicable law of any province of Canada, has the meaning assigned to such term in the Canadian Security Agreement and (c) in the case of the UK Borrower or any Loan Party organized under applicable law of the United Kingdom, has the meaning assigned to such term in the UK Security Agreement.

“Collateral Agent” means any of the Administrative Collateral Agent and the Co-Collateral Agent, and “Collateral Agents” means the collective reference to each Collateral Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, any reference to a single Collateral Agent in this Agreement or in any other Loan Document shall be a reference to the Administrative Collateral Agent.

“Collateral Documents” means, collectively, each Security Agreement, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Collection Account” (a) with respect to the U.S. Co-Borrowers and any Loan Party organized under applicable laws of the United States, any state thereof or the District of Columbia, has the meaning assigned to such term in the U.S. Security Agreement, (b) with respect to the Company or any Loan Party organized under applicable laws of Canada or any province thereof, has the meaning assigned to such term in the Canadian Security Agreement and (c) with respect to the UK Borrower or any Loan Party organized under applicable law of the United Kingdom, has the meaning assigned to such term in the UK Security Agreement.

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“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances, Protective Advances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Commitment as of the Effective Date is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the Effective Date is $275,000,000.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Company” means Cott Corporation Corporation Cott, a corporation organized under the laws of Canada.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cott Acquisition LLC” means Cott Acquisition LLC, a Delaware limited liability company.

“Cott Beverages” means Cott Beverages Inc., a Georgia corporation.

“Cott Embotelladores” means Cott Embotelladores de Mexico, S.A. de C.V.

“Cott Mexican Group” means Mexico Bottling Services, S.A. de C.V., AD Personales, S.A. de C.V., Servicios Gerenciales de Mexico, S.A. de C.V., Cott Embotelladores and Cott Maquinaria y Equipo, S.A. de C.V., and any Subsidiary of any of the foregoing formed after the date hereof under the laws of Mexico in conformity with the terms of this Agreement, but excluding any Unrestricted Subsidiaries of the foregoing.

“CRA” means Canada Revenue Agency.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time, plus (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time.

“Customer List” means a customer list for each Borrower, which list shall state the customer’s name, physical mailing address and phone number and shall be certified as true and correct by a Financial Officer of the Borrower Representative.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, unless the conditions to such Loans or participations in Letters of Credit or Swingline Loans are the subject of a good faith dispute, (b) notified the Company, the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or, except in any case where there is a bona fide dispute as to whether such Lender has an enforceable funding obligation, under other agreements in which it commits to extend credit, (c) failed, within three Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deposit Account Control Agreement” has the meaning assigned to such term in the U.S. Security Agreement or the Canadian Security Agreement, as applicable.

“Disbursement Agent” means (a) in the case of UK Revolving Loans denominated in Euros or Sterling, UK Swingline Loans, UK Overadvances, UK Protective Advances, repayment of UK Revolving Loans denominated in Euros or Sterling, repayment of UK Swingline Loans, repayment of UK Overadvances, the repayment of UK Protective Advances, the issuance of any Letter of Credit by the UK Issuing Bank, determination of Mandatory Costs, determination of interest rates, fees and costs pursuant to Sections 2.12 through 2.17 to the extent relating to UK Revolving Loans, UK Overadvances, UK Protective Advances or UK Letters of Credit, JPMorgan Chase Bank, N.A., London Branch, (b) in the case of Canadian Revolving Loans, Canadian Swingline Loans, Canadian Overadvances, Canadian Protective Advances, repayment of Canadian Revolving Loans, repayment of Canadian Swingline Loans, repayment of Canadian Overadvances, repayment of Canadian Protective Advances,

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the issuance of any Letter of Credit by the Canadian Issuing Bank, determination of interest rates, fees and costs pursuant to Sections 2.12 through 2.17 to the extent relating to Canadian Revolving Loans, Canadian Overadvances, Canadian Protective Advances or Canadian Letters of Credit, JPMorgan Chase Bank, N.A., Toronto Branch, and (c) otherwise, the Administrative Agent.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters set forth in a letter delivered to the Administrative Agent dated August 13, 2010 and made available to the Lenders.

“Disqualified Equity Interests” means all Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to August 17, 2015, (b) is convertible into or exchangeable for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to August 17, 2015, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations.

“Disqualified Payables” means (i) trade payables of a U.S. Co-Borrower which have been unpaid for more than 60 days after the due date thereof and (ii) trade payables of the U.K. Borrower and the Canadian Borrower which remain unpaid for a period in excess of the historic payables practice of such Borrower, in each case, as determined by the Agent in its Permitted Discretion and excluding trade payables being contested or disputed by the Borrower in good faith.

“Document” has the meaning assigned to such term in the U.S. Security Agreement.

“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount and (b) if such amount is expressed in Canadian Dollars, Euros, Sterling or any other currency, the amount of dollars that would be required to purchase the amount of such currency based upon the Spot Selling Rate as of such date of determination.

“dollars” or “$” refers to the lawful currency of the United States of America.

“Earnout” means the “Earnout Amount” as defined in the APA.

“Earnout Reserve” means a reserve initially established by the Administrative Agent on January 1, 2011 equal to $7,860,000, which reserve shall be increased on the first day of each calendar month from February 1, 2011 through June 1, 2011 by an additional $7,860,000 for each calendar month and on July 1, 2011 by an additional $7,840,000, up to a maximum reserve of $55,000,000; provided that such reserve may be reduced with the consent of the Administrative Agent, in its sole discretion, only to reflect any adjustment in the Earnout that the Administrative Agent determines is appropriate for the purposes of this Agreement; provided further that upon the payment in full of the Earnout pursuant to the APA, the “Earnout Reserve” shall be permanently reduced to $0.

“EBITDA” means, for any period, Net Income for such period plus, without duplication of amounts otherwise included in Net Income for such period, cash received from Northeast Retailer Brands LLC during such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period (net of interest income for such period and excluding Interest Income recorded by Northeast Retailer Group for such period), (ii) income tax expense for such period (excluding income tax expense recorded by Northeast Retailer Group for such period), (iii) all amounts attributable to depreciation and amortization expense for such period (excluding amounts attributable to depreciation and amortization expense recorded by Northeast Retailer Group for such period), (iv) any one time or extraordinary non-cash charges for such period (excluding any non-cash charge that relates to the write-down or write-off of inventory and any one time or extraordinary non-cash charges recorded by Northeast Retailer Group for such period), (v) any other non-cash charges for such period (excluding any non-cash charge that relates to the write-down or write-off of inventory and any non-cash charges recorded by Northeast Retailer Group for such period), (vi) non-cash stock compensation expenses (excluding any non-cash stock compensation expenses recorded by Northeast Retailer Group for such period) and (vii) any non-capitalized fees and expenses (including legal, accounting and financing costs) incurred in connection with the Transaction in an aggregate amount not to exceed $8,700,000, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clauses (a)(iv) and (a)(v) taken in a prior period (excluding such cash payments recorded by Northeast Retailer Group for such period) and (ii) any extraordinary gains and any non-cash items of income for such period (excluding extraordinary gains and non-cash items recorded by Northeast Retailer Group for such period), all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. EBITDA for any Test Period shall be calculated on a Pro Forma Basis to give effect to any Permitted Acquisition and the sale, transfer, lease or other disposal of any asset (other than dispositions in the ordinary course of business) consummated at any time on or after the first day of the Test Period as if each such Permitted Acquisition had been consummated on the first day of such test period and as if such sale, transfer, lease or other disposition had been consummated on the day prior to the first day of such test period.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

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“Eligible Accounts” means, at any time, the Accounts of a Borrower which each Collateral Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder. Without limiting either Collateral Agent’s discretion provided herein, Eligible Accounts shall not include any Account:

(a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent or the UK Security Trustee, as applicable, subject only to Liens permitted by clause (b) below;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent or the UK Security Trustee, as applicable, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent or the UK Security Trustee, as applicable and (iii) Prior Claims that are unregistered and that secure amounts that are not yet due and payable;

(c) with respect to which the scheduled due date is more than 60 days after the original invoice date, which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or which has been written off the books of the Borrower or otherwise designated as uncollectible;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible under clause (c) above;

(e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Borrowers exceeds 20% (or, with respect to the Account Debtors listed on Schedule 1.01(d), the applicable percentage listed on such Schedule for such Account Debtor) of the aggregate amount of Eligible Accounts of all Borrowers;

(f) with respect to which any covenant, representation, or warranty contained in this Agreement or in any applicable Security Agreement has been breached or is not true;

(g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to either Collateral Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once (other than invoices for amounts not in excess of $3,000,000 at any one time that have been reissued promptly after the date of the original invoice to correct billing errors, in which case the original invoice date (as opposed to the date of the re-issued invoice) shall control for purposes of clause (c) above);

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor which (i) has applied for or been the subject of a petition or application for, suffered, or consented to the appointment of any receiver, custodian, trustee, administrator, liquidator or similar official for such Account Debtor or its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, under any Insolvency Laws, any assignment, application, request or petition for liquidation, reorganization, compromise, arrangement, adjustment of debts, stay of proceedings, adjudication as bankrupt, winding-up, or voluntary or involuntary case or proceeding, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business; provided, that notwithstanding the foregoing provisions of the this clause (j), either Collateral Agent may, in its Permitted Discretion, include as Eligible Accounts (i) Accounts that are post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and (ii) Accounts owing by an Account Debtor that has been reorganized or restructured following one of the events described in this clause (j) and has a credit quality satisfactory to such Collateral Agent;

(k) which is owed by any Account Debtor which has sold all or substantially all of its assets;

(l) which is owed by an Account Debtor which (i) does not maintain its chief executive office (or its domicile, for the purposes of the Quebec Civil Code) in the United States, Canada or the United Kingdom unless each Collateral Agent has determined that such Account Debtor has substantial assets and operations in the United States, Canada or the United Kingdom and is subject to suit in the United States, Canada or the United Kingdom or (ii) is not organized under applicable law of the United States, any state of the United States, Canada, any province of Canada or the United Kingdom unless, in either case, such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Collateral Agent; provided, however, that up to $3,000,000 of Eligible Accounts at any one time may be from Account Debtors that either maintain a chief executive office in Ireland or Scotland or are organized under the applicable law of Ireland or Scotland;

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(m) which is owed in any currency other than U.S. dollars, Canadian Dollars, Euros or Sterling;

(n) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. or Canada unless such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of the Administrative Collateral Agent, or (ii) the government of Canada or the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Financial Administration Act (Canada), as amended, or the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), as applicable, and any other steps necessary to perfect the Lien of the Administrative Collateral Agent or the UK Security Trustee, as applicable, in such Account have been complied with to the satisfaction of the Administrative Agent or the UK Security Trustee, as applicable;

(o) which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(r) which is evidenced by any promissory note, chattel paper, or instrument;

(s) which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction;

(t) with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

(u) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, provincial, territorial, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(v) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had an ownership interest in such goods, or which indicates any party other than such Borrower as payee or remittance party;

(w) which was created on cash on delivery terms;

(x) which is subject to any limitation on assignments or pledges (whether arising by operation of law, by contractual agreement or otherwise), unless either Collateral Agent has determined that such limitation is not enforceable;

(y) which is governed by the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia, Canada or any province thereof or England and Wales;

(z) in respect of which the Account Debtor is a consumer within applicable consumer protection legislation;

(aa) which arose from the sale of Inventory which did not comply with the rules or regulations of the United States Food and Drug Administration or any similar regulatory body located in the jurisdiction in which such Inventory was sold or in which the Account Debtor is located; or which Inventory is the subject of a recall; or

(bb) which either Collateral Agent determines, in its Permitted Discretion, may not be paid by reason of the Account Debtor’s inability to pay or which either Collateral Agent otherwise determines, in its Permitted Discretion, is unacceptable for any reason whatsoever.

In the event that an Account of any Borrower which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower or the Borrower Representative shall notify each Collateral Agent thereof on and at the time of submission to the Collateral Agents of the next Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of such Borrower. In determining the amount of an Eligible Account, the face amount of an Account may, in either Collateral Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account. No Account acquired in the Cliffstar Acquisition, or generated in the business so acquired, may constitute an Eligible Account until the completion of the Administrative Collateral Agent’s due diligence (including its field examinations) relating thereto.

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“Eligible Equipment” means (i) the equipment owned by a Borrower described on Schedule 1.01(e) and (ii) other equipment satisfactory to each Collateral Agent for inclusion in the Borrowing Base; provided that the Borrowers have delivered to the Collateral Agents appraisals and other information, documents and instruments requested by each Collateral Agent with respect to such other equipment, in each case meeting each of the following requirements:

(a) such Borrower has good title to such equipment;

(b) such Borrower has the right to subject such equipment to a Lien in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable; such equipment is subject to a first priority perfected Lien in favor of the Administrative Collateral Agent or a first fixed equitable charge in favor of the UK Security Trustee, as applicable, and is free and clear of all other Liens of any nature whatsoever (except for Permitted Encumbrances which do not have priority over the Lien in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable, and Prior Claims that are unregistered and secure amounts that are not yet due and payable);

(c) the full purchase price for such equipment has been paid by such Borrower;

(d) such equipment is located on premises (i) owned by such Borrower, which premises are subject to a first priority perfected Lien in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable, or (ii) leased by such Borrower where (x) the lessor has delivered to the Administrative Collateral Agent or the UK Security Trustee, as applicable, a Collateral Access Agreement or (y) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by either Collateral Agent in its Permitted Discretion;

(e) such equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by such Borrower in the ordinary course of business of the Borrower and has been included in an appraisal report delivered to the Collateral Agents in form, scope and substance reasonably satisfactory to each Collateral Agent;

(f) such equipment is not subject to any agreement (x) other than the Loan Documents, the 2009 Note Documents and the 2010 Note Documents, which restricts the ability of such Borrower to use, sell, transport or dispose of such equipment or (y) which restricts the Administrative Collateral Agent’s ability to take possession of, sell or otherwise dispose of such equipment; and

(g) such equipment either (i) does not constitute “fixtures” under the applicable laws of the jurisdiction in which such equipment is located or (ii) constitutes “fixtures” under the applicable laws of the jurisdiction in which such equipment is located and (x) is located on premises owned by such Borrower or (y) is located on premises leased by such Borrower where (1) the lessor has delivered to the Administrative Collateral Agent or the UK Security Trustee, as applicable, a collateral access or Lien subordination or waiver agreement in form and substance acceptable to the Administrative Collateral Agent or the UK Security Trustee, as applicable, or (2) a Reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by either Collateral Agent in its Permitted Discretion;

provided, that notwithstanding anything contained herein to the contrary, in the event that the Borrowers shall fail to deliver the updated appraisals required under item 1 of Schedule 5.15 on or prior to the dates required on such Schedule, the equipment to which such delayed deliveries relate shall not be subject to qualification as Eligible Equipment until such time as such deliveries are complete.

“Eligible Inventory” means, at any time, the Inventory of a Borrower which either Collateral Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder. Without limiting either Collateral Agent’s discretion provided herein, Eligible Inventory shall not include any Inventory of any Borrower:

(a) which is not subject to a first priority perfected Lien in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable, subject only to Liens permitted by clause (b) below;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable, and (iii) a Prior Claim that is unregistered and secures amounts that are not yet due and payable;

(c) which is, in either Collateral Agent’s reasonable opinion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category, quantity, and/or failure to meet applicable customer specifications or acceptance procedures; or which does not comply with the rules or regulations of the United States Food and Drug Administration or any similar regulatory body located in the jurisdiction in which such Inventory is held for sale; or which is the subject of a recall;

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(d) with respect to which any covenant, representation, or warranty contained in this Agreement or any applicable Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

(e) in which any Person other than such Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f) which is not finished goods or which constitutes work-in-process, raw materials (other than raw materials reasonably acceptable to either Collateral Agent and supported as saleable by an appraisal reasonably acceptable to either Collateral Agent), spare or replacement parts, subassemblies, packaging and shipping material (other than packaging and shipping material reasonably acceptable to either Collateral Agent and supported as saleable by an appraisal reasonably acceptable to either Collateral Agent), manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g) which is not located in the United States, Canada or the United Kingdom or which is in transit with a common carrier from a vendor or supplier;

(h) which is located in any location leased by such Borrower unless (i) the lessor has delivered to the Administrative Agent or the Administrative Collateral Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by either Collateral Agent in its Permitted Discretion;

(i) which is located at an owned location subject to a mortgage in favor of a Person other than the Administrative Collateral Agent, unless the mortgagee has delivered a Collateral Access Agreement or other mortgagee agreement in form and substance satisfactory to the Administrative Agent;

(j) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent or the Administrative Collateral Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by either Collateral Agent in its Permitted Discretion;

(k) which is in transit to or from any third party location or outside processor;

(l) which is a discontinued product or component thereof;

(m) which is the subject of a consignment by such Borrower as consignor;

(n) which is beyond the “best if used by” date for such Inventory or is otherwise unacceptable to such Borrower’s customers;

(o) which contains, bears or is subject to any intellectual property rights licensed to such Borrower unless either Collateral Agent is satisfied, after reviewing the licensing arrangements that it may sell or otherwise dispose of such Inventory without (i) the consent of the licensor, (ii) infringing the rights of such licensor, (iii) violating any contract with such licensor, and (iv) incurring any liability with respect to payment of royalties, other than royalties payable to the licensor incurred pursuant to sale of such Inventory under the applicable licensing agreement;

(p) which is not reflected in a current perpetual inventory report of such Borrower;

(q) for which reclamation rights have been asserted by the seller;

(r) which is subject to any enforceable retention of title arrangement; or

(s) which either Collateral Agent otherwise determines, in its Permitted Discretion, is unacceptable for any reason whatsoever.

In the event that Inventory of any Borrower which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of such Borrower. No Inventory acquired in the Cliffstar Acquisition, or generated in the business so acquired, may constitute Eligible Inventory until the completion of the Administrative Collateral Agent’s due diligence (including its appraisals) relating thereto.

“Eligible Real Property” means (a) the real property listed on Schedule 1.01(a) and (b) other real property that is satisfactory to each Collateral Agent for inclusion in the Borrowing Base, in each case that is owned (or, in the case of certain real property in Canada beneficially owned) by a Borrower (i) that is acceptable in the Permitted Discretion of either Collateral Agent for inclusion in the Aggregate Borrowing Base and the Borrowing Base of such Borrower, (ii) in respect of which an

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appraisal report has been delivered to each Collateral Agent in form, scope and substance reasonably satisfactory to each Collateral Agent, (iii) in respect of which each Collateral Agent is satisfied that all actions necessary or desirable in order to create perfected first priority Lien (subject to Permitted Encumbrances which (a) have been approved by each Collateral Agent in the exercise of its Permitted Discretion and are disclosed in a title insurance policy issued in favor of the Administrative Collateral Agent or (b) which do not have priority over the Lien granted in favor of the Administrative Collateral Agent) on such real property have been taken, including, the filing and recording of Mortgages, (iv) in respect of which, if requested by the Administrative Collateral Agent, an environmental assessment report has been completed and delivered to the Administrative Agent in form and substance satisfactory to the Lenders and which does not indicate any material pending, threatened or existing Environmental Liability, or non compliance with any Environmental Law, (v) which is adequately protected by fully-paid valid title insurance with endorsements and in amounts acceptable to each Collateral Agent, insuring that the Administrative Collateral Agent, for the benefit of the Lenders, shall have a perfected first priority Lien on such real property (subject to Permitted Encumbrances), evidence of which shall have been provided in form and substance satisfactory to the Administrative Agent, and (vi) in respect of which, if requested by the Administrative Collateral Agent: (A) an ALTA survey (or its customary Canadian equivalent, as applicable) has been delivered for which all necessary fees have been paid and which is certified to Administrative Agent and the issuer of the title insurance policy in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the state in which such Eligible Real Property (or is similarly licensed and registered in Canada, as applicable) is located and acceptable to the Administrative Agent, and shows (subject to such modification or information shown as is customary in Canada) all buildings and other improvements, any offsite improvements, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent; (B) local counsel for the Agreement in states in which the Eligible Real Property is located have delivered a letter of opinion with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance satisfactory to the Administrative Agent; (C) such Borrower shall have used its reasonable best efforts to obtain estoppel certificates executed by all tenants of such Eligible Real Property and such other consents, agreements and confirmations of lessors and third parties have been delivered as the Administrative Agent may deem necessary or desirable and (D) a flood certificate or report (or, for any Eligible Real Property located in Canada, customary evidence of notice or flood plains and compliance with any relevant regulations, where applicable) has been delivered to the Administrative Agent and, if necessary, flood insurance satisfactory to the Administrative Agent shall have been procured and evidence thereof provided to the Administrative Agent, together with evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to create perfected first priority Liens (subject to Permitted Encumbrances which (a) have been approved by either Collateral Agent in the exercise of its Permitted Discretion and are disclosed in a title insurance policy issued in favor of the Administrative Collateral Agent or (b) which do not have priority over the Lien granted in favor of the Administrative Collateral Agent) on the property described in the Mortgages have been taken; provided, that notwithstanding anything contained herein to the contrary, in the event that the Borrowers shall fail to deliver the updated appraisals, insurance reports, and environmental reports required under items 1, 2 and 3 of Schedule 5.15 on or prior to the dates required on such Schedule, the real property to which such delayed deliveries relate shall not be subject to qualification as Eligible Real Property until such time as such deliveries are complete.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders-in-council, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority having jurisdiction, relating in any way to the environment, preservation or reclamation of natural resources, the management, presence, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the presence of or exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

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“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a Plan that is “at risk” within the meaning of Title IV of ERISA or the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a Plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan pursuant to Section 4042 of ERISA; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or is in endangered or critical status within the meaning of Section 305 of ERISA.

“Euro” or “€” refers to the single currency of the Participating Member States.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Subsidiary” means the collective reference to (i) the Restricted Subsidiaries listed on Schedule 1.01(f), (ii) any Restricted Subsidiary created or acquired on or after the Effective Date that is designated by the Borrower Representative as an “Excluded Subsidiary” by notice to the Administrative Agent (accompanied by the certification contemplated below) within thirty days after the acquisition or creation thereof by the Company or any of its Restricted Subsidiaries (or, in the case of Restricted Subsidiaries organized under the laws of jurisdictions other than the laws of the United States (or any State thereof), the District of Columbia, Canada (or any Province thereof) or England, no later than the date on which a Financial Officer of the Company is required to deliver a certificate under Section 5.01(d) for any fiscal period ending at least thirty days after the date on which such Restricted Subsidiary was created or acquired) or, in each case, such longer period as may be agreed to by the Administrative Agent; provided, that no Restricted Subsidiary may at any time constitute an Excluded Subsidiary if:

(i) in the case of designation of any Restricted Subsidiary as an Excluded Subsidiary, immediately before and after such designation, any Specified Default shall have occurred and be continuing;

(ii) such Restricted Subsidiary is or becomes a “Guarantor” (or any other defined term having a similar purpose) under the 2009 Note Documents or the 2010 Note Documents;

(iii) such Restricted Subsidiary owns any Equity Interests of, or holds any Indebtedness of, any Loan Party other than Equity Interests owned on the Effective Date and reflected on Schedule 3.15 and other than intercompany Indebtedness held on the Effective Date; or

(iv) if a Restricted Subsidiary is being designated as an Excluded Subsidiary hereunder, (A) the sum of (i) the net tangible assets of such Subsidiary as of such date of designation (the “Excluded Subsidiary Designation Date”), as set forth on such Subsidiary’s most recent balance sheet, plus (ii) the aggregate amount of total assets of all Excluded Subsidiaries and Unrestricted Subsidiaries (other than the Northeast Retailer Group) shall not exceed 5.0% of the consolidated total assets of the Company and its Subsidiaries (other than the Northeast Retailer Group) at such date, pro forma for such designation and (B) the sum of (i) the EBITDA contributed by such Subsidiary as of the Excluded Subsidiary Designation Date, plus (ii) the aggregate amount of EBITDA contributed by all Excluded Subsidiaries and Unrestricted Subsidiaries (other than the Northeast Retailer Group) shall not exceed 5.0% of EBITDA for the period of four fiscal quarters of the Company and its Subsidiaries (other than Northeast Retailer Group) most recently ended for which financial statements have been or are required to have been delivered pursuant to Sections 4.01(b), 5.01(a) or 5.01(b), pro forma for such designation.

No Restricted Subsidiary shall constitute an Excluded Subsidiary unless Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that such Restricted Subsidiary satisfies the criteria for an Excluded Subsidiary and sets forth in reasonable detail the computations necessary to determine the satisfaction of such criteria. No Interim Holdco shall constitute an Excluded Subsidiary.

“Excluded Taxes” means, with respect to the Administrative Agent, either Collateral Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located (c) any withholding taxes imposed under Section 1471 or

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1472 of the Code and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender (other than any amounts payable to such Foreign Lender by a party hereto in its capacity as a Loan Guarantor or as a Borrower of a Loan that was not made directly to such party under Article II) at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(g), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.17(a).

“Existing Credit Agreement” means that certain Credit Agreement dated as of March 31, 2008 by and among the Company, Cott Beverages, the UK Borrower, the other loan parties party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., London Branch, as UK security trustee, JPMorgan Chase Bank, N.A., as administrative agent and administrative collateral agent and General Electric Capital Corporation, as co-collateral agent, as the same has been amended by the First Amendment.

“Existing Letters of Credit” shall mean the letters of credit referred to on Schedule 2.04 hereto.

“Farm Products” means all of either U.S. Co-Borrower’s now owned or hereafter existing or acquired farm products of every kind and nature, including crops and products of crops, wherever located, including (a) “farm products” (as such term is defined in any Farm Products Law and/or the Uniform Commercial Code in any jurisdiction) and (b) “perishable agricultural commodities” (as such term is defined in any Farm Products Law).

“Farm Products Law” means (a) the Food Security Act of 1985, 7 U.S.C. Section 1631 et. seq., (b) the Perishable Agricultural Commodities Act of 1930, 7 U.S.C. Section 499A et seq., (c) Article 20 of the Agriculture and Markets Law of the State of New York or (d) any other federal, state, or local laws from time to time in effect which regulate any matters pertaining to Farm Products, in each case, as the same now exists or may hereafter from time to time be amended, modified, recodified, or supplemented, together with all rules and regulations thereunder.

“Farm Products Notices” means any written notice to any U.S. Co-Borrower pursuant to the applicable provisions of any Farms Products Law from (i) any Farm Products Seller or (ii) any lender to any Farm Products Seller or any other person with a Lien on the assets of any Farm Products Seller or (iii) the secretary of state (or equivalent official), agricultural secretary or commissioner (or equivalent official) or other Governmental Authority of any state, commonwealth or political subdivision thereof in which any Farm Products purchased by either of the U.S. Co-Borrowers are produced, in any case advising or notifying such U.S. Co-Borrower of the intention of such Farm Products Seller or other Person to preserve or seek the benefits of, or pursue any recovery with respect to, any Lien or trust applicable to any assets of either U.S. Co-Borrower established in favor of such Farm Products Seller or other Person under the provisions of any law or claiming a Lien on any perishable agricultural commodity or any other Farm Products which may be or have been purchased by either U.S. Co-Borrower or any related or other assets of such U.S. Co-Borrower.

“Farm Products Seller” means, individually and collectively, sellers, producers or suppliers of any Farm Products or related services to either of the U.S. Co-Borrowers involved in the transaction.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means the collective reference to that certain fee letter dated as of the Effective Date among Chase, J.P. Morgan Securities, Inc. and the Company and any other fee letters that may be entered into from time to time by one or more Borrowers and any Agent.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower.

“First Amendment” means the First Amendment to Credit Agreement, U.S. Pledge and Security Agreement and Canadian Pledge and Security Agreement, dated as of July 22, 2009, among the Company, Cott Beverages, the UK Borrower, the other loan parties party thereto, the lenders party thereto and the Agents.

“Fixed Charge Coverage Ratio” means the ratio, determined as of the end of each fiscal quarter of the Company for the most-recently ended four fiscal quarters, of (a) EBITDA minus the unfinanced portion of Capital Expenditures to (b) Fixed Charges, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

For purposes of determining the Fixed Charge Coverage Ratio as of any date for the period of four consecutive fiscal quarters ended on or prior to March 31, 2011,

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(i) (x) the unfinanced portion of Capital Expenditures for the fiscal quarter ended January 2, 2010 shall be $18,500,000, (y) the unfinanced portion of Capital Expenditures for the fiscal quarter ended April 3, 2010 shall be $12,100,000 and (z) the unfinanced portion of Capital Expenditures for the fiscal quarter ended July 3, 2010 shall be $15,900,000, and

(ii) (x) EBITDA for the fiscal quarter ended January 2, 2010 shall be $51,100,000, (y) EBITDA for the fiscal quarter ended April 3, 2010 shall be $60,200,000 and (z) EBITDA for the fiscal quarter ended July 3, 2010 shall be $74,000,000.

“Fixed Charge Trigger Level” means, at any time, the lesser of (i) 12.5% of the Aggregate Borrowing Base and (ii) $37,500,000.

“Fixed Charges” means, with reference to any period, without duplication, (a) cash Interest Expense, plus (b) scheduled principal payments on Indebtedness made during such period (plus any payments of Permitted Deferred Consideration but excluding payments with respect to the Earnout), plus (c) expense for income taxes paid in cash (net of any cash refund in respect of income taxes actually received in such period in an amount not to exceed expenses for income taxes paid in cash during such period), plus (d) the principal component of all Capital Lease Obligation payments (including, without limitation, any prepayment of the Sidel Water Capital Lease, but only to the extent such prepayment exceeds the sum of the amount of cash collateral by the lessor thereof plus the then undrawn face amount of Letters of Credit supporting the obligations of Cott Beverages to such lessor that are cancelled as a result of such prepayment), plus (e) Restricted Payments made in cash (other than Restricted Payments made to any Loan Party and other than Restricted Payments made to the holders of Equity Interests in the Northeast Retailer Group), plus (f) cash contributions to any Plan, any Canadian Pension Plan or any Canadian Benefit Plan in excess of the actual expense, plus (g) any payments by the Company or its Subsidiaries related to any purchase of the 2009 Notes or the 2010 Notes pursuant to Section 6.09(b)(x), all calculated for the Company and its Subsidiaries on a consolidated basis.

For purposes of determining Fixed Charges as of any date for the period of four consecutive fiscal quarters ended on or prior to March 31, 2011, (x) the Fixed Charges for the fiscal quarter ended January 3, 2010 shall be $26,100,000, (y) the Fixed Charges for the fiscal quarter ended April 3, 2010 shall be $26,300,000 and (z) the Fixed Charges for the fiscal quarter ended July 3, 2010 shall be $26,000,000.

“Foreign Lender” means any Lender that, with respect to any Borrower, is organized under the laws of a jurisdiction other than that in which such Borrower is organized, other than a Treaty Lender or other than, in respect of a Loan to the UK Borrower, a UK Qualifying Lender. For the purposes of this definition, (i) the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction and (ii) Canada and each province and territory thereof shall be deemed to constitute a single jurisdiction.

“Funding Accounts” has the meaning assigned to such term in Section 4.01(h).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, Canada, the United Kingdom, any other nation or any political subdivision thereof, whether provincial, territorial, state, municipal or local; the European Central Bank, the Council of Ministers of the European Union or any other supranational body; and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guaranteed Parties” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, contaminants, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HSBC Mexico” means HSBC México, Sociedad Anónima, Multiple Banking Institution, HSBC Financial Group, acting as one party.

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“Immaterial Subsidiary” means any Subsidiary that accounts for (i) less than 1% of the consolidated EBITDA of the Company and its Subsidiaries, measured as of any date of determination for the period of four fiscal quarters of the Company and its Subsidiaries most recently ended for which financial statements have been or are required to have been delivered pursuant to Sections 4.01(b), 5.01(a) or 5.01(b), as applicable, and (ii) less than 1% of the consolidated total assets of the Company and its Subsidiaries determined as of the last day of such four fiscal quarter period.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any liquidated earn-out and (l) any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Insolvency Laws” means each of the Bankruptcy Code, any state, provincial, territorial or federal bankruptcy laws, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the Insolvency Act 1986 (United Kingdom), and Council Regulation 1346/2000/EC on insolvency proceedings (European Union), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“Intellectual Property” means trademarks, service marks, tradenames, copyrights, patents, trade secrets, industrial designs, internet domain names and other intellectual property, including any applications and registrations pertaining thereto and with respect to trademarks, service marks and tradenames, the goodwill of the business symbolized thereby and connected with the use thereof.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Company and its Subsidiaries for such period in accordance with GAAP. Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with a Permitted Acquisition or sale, transfer, lease or other disposition of any assets (other than dispositions in the ordinary course of business) as if such incurrence, assumption, prepayment or extinguishment had occurred on the first day of the applicable Test Period.

“Interest Payment Date” means (a) with respect to any ABR Loan, Canadian Prime Loan or Overnight LIBO Loan (other than, in each case, any Swingline Loan), the first day of each calendar month and the Maturity Date and (b) with respect to any Eurodollar Loan or CDOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing or CDOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.

“Interest Period” means with respect to any Eurodollar Borrowing or CDOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

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“Interim Holdco” means any Subsidiary of a U.S. Co-Borrower that is a direct or indirect holder of Equity Interests in any other U.S. Co-Borrower.

“Inventory” (a) in the case of the U.S. Co-Borrowers, any Loan Party organized under applicable laws of the United States, any state thereof or the District of Columbia, the Company, or any Loan Party organized under applicable laws of Canada or any province thereof, has the meaning assigned to such term in the U.S. Security Agreement and (b) in the case of the UK Borrower or any Loan Party organized under applicable law of the United Kingdom, has the meaning assigned to such term in the UK Security Agreement.

“Issuing Bank” means the Canadian Issuing Bank, a U.S. Issuing Bank or the UK Issuing Bank, as applicable, in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“ITA” means the Income Tax Act (Canada), as amended.

“Joinder Agreement” has the meaning assigned to such term in Section 5.13.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lead Arrangers” means the collective reference to J.P.Morgan Securities Inc. and Deutsche Bank Securities, Inc.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption (other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption), in each case, together with any Affiliate of such Person through which such Person elects, by notice to the Administrative Agent, to make any Loans available to any Borrower so long as such Person or its Affiliate is a party to this Agreement as a Lender; provided that for all purposes of voting or consenting with respect to (a) any amendment, supplement or modification to any Loan Document, (b) any waiver of any of the requirements of any Loan Document or any waiver of any Default of Event of Default and its consequences and (c) any other matter as to which a Lender may vote or consent pursuant to Section 9.02 of this Agreement, the Person making such election shall be deemed the “Lender” rather than such Affiliate, which shall not be entitled to vote or consent (it being agreed that the failure of any such Affiliate to fund an obligation under this Agreement shall not relieve the Person that designated such Affiliate to Loans hereunder from its obligations hereunder). Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means any letter of credit (or similar instrument (including a bank guarantee) acceptable to the applicable Issuing Bank issued for the purpose of providing credit support) issued pursuant to this Agreement.

“Letter of Credit Advance” means, with respect to each Lender, such Lender’s funding of its participation in any LC Disbursement in accordance with its Applicable Percentage pursuant to Section 2.06(d) and Section 2.06(e).

“Letter of Credit Request” has the meaning assigned to such term in Section 2.6(a).

“LIBO Rate” means, with respect to any Eurodollar Borrowing (other than a UK Swingline Loan or a Eurodollar Borrowing denominated in Sterling) for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Disbursement Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the relevant currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which deposits in the relevant currency of $5,000,000 (or the Dollar Equivalent thereof) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. In the case of Eurodollar Borrowings denominated in Sterling, the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which deposits in Sterling of the Dollar Equivalent of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time on the first day of such Interest Period.

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“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, statutory trust or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, the Collateral Documents, the Loan Guaranty and all other agreements, instruments, documents and certificates identified in Section 4.01 and executed and delivered to, or in favor of, the Administrative Agent, either Collateral Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent, either Collateral Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means each Loan Party.

“Loan Guaranty” means Article X of this Agreement and, if separate guarantees are required by the Administrative Agent, each separate Guarantee, in form and substance satisfactory to the Administrative Agent, delivered by each Loan Guarantor that is a foreign Subsidiary (which Guarantee shall be governed by the laws of the country in which such foreign Subsidiary is located if the Administrative Agent requests that such law govern such Guarantee), as it may be amended or modified and in effect from time to time.

“Loan Parties” means the Borrowers, the Borrowers’ Restricted Subsidiaries party to a Loan Guaranty and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement or executes a separate Loan Guaranty and their respective successors and assigns.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances.

“Local Time” means, (a) local time in London, England with respect to the times for the receipt of Borrowing Requests for UK Revolving Loans denominated in Sterling or Euro, UK Swingline Loans and Letter of Credit Requests to the UK Issuing Bank, of any disbursement by the Disbursement Agent of UK Revolving Loans denominated in Sterling or Euros, UK Swingline Loans, UK Overadvances and UK Protective Advances and for payment by the Borrowers with respect to UK Revolving Loans denominated in Sterling or Euros, UK Swingline Loans, UK Overadvances and UK Protective Advances and reimbursement obligations in respect of Letters of Credit issued by the UK Issuing Bank, (b) local time in Chicago, Illinois, with respect to the times for the determination of “Dollar Equivalent”, for the receipt of Borrowing Requests of U.S. Revolving Loans and UK Revolving Loans denominated in dollars, U.S. Swingline Loans, U.S. Overadvances, U.S. Protective Advances, Letter of Credit Requests to a U.S. Issuing Bank, for receipt and sending of notices by and disbursement by the Disbursement Agent or any Lender and any U.S. Issuing Bank and for payment by the Loan Parties by the Borrowers with respect to U.S. Revolving Loans, UK Revolving Loans denominated in dollars, U.S. Swingline Loans, U.S. Overadvances, U.S. Protective Advances and reimbursement obligations in respect of Letters of Credit issued by a U.S. Issuing Bank, (c) local time in Toronto, Ontario with respect to the times for the receipt of Borrowing Requests of Canadian Revolving Loans, Canadian Swingline Loans, Canadian Overadvances, Canadian Protective Advances, Letter of Credit Requests to the Canadian Issuing Bank, for receipt and sending of notices by and disbursement by the Disbursement Agent or any Lender and the Canadian Issuing Bank and for payment by the Loan Parties by the Borrowers with respect to Canadian Revolving Loans, Canadian Swingline Loans, Canadian Overadvances, Canadian Protective Advances and reimbursement obligations in respect of Letters of Credit issued by the Canadian Issuing Bank, (d) local time in London, England, with respect to the times for the determination of “LIBO Rate” (with respect to Revolving Loans denominated in Sterling or Euro) and “Overnight LIBO Rate”, (e) otherwise, if a place for any determination is specified herein, the local time at such place of determination and (f) otherwise, Chicago, Illinois time.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(b).

“Margin Stock” means “Margin Stock”, as such term is defined in Regulation U of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, (c) the Collateral, the Administrative Collateral Agent’s Liens (on behalf of itself and the Lenders) on the Collateral or the UK Security Trustee’s Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, either Collateral Agent, the UK Security Trustee, any Issuing Bank or the Lenders thereunder.

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“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the “obligations” of any Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time; provided, however, that the Earnout and the Permitted Deferred Consideration shall not be Material Indebtedness.

“Maturity Date” means August 17, 2014 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Liability” has the meaning assigned to such term in Section 10.10.

“Mexican Security Agreement” means any security agreement or other instrument creating Liens on the assets of any member of the Cott Mexican Group in favor of the Administrative Collateral Agent to secure all or any portion of the Secured Obligations or in favor of any Loan Party to secure obligations of any member of the Cott Mexican Group to any Loan Party that is not a member of the Cott Mexican Group.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the UK Security Trustee or the Administrative Collateral Agent, for the benefit of the Administrative Collateral Agent and the Lenders, on real property of a Loan Party, including any amendment, modification or supplement thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, but does not include any Canadian Union Plans.

“Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person (other than any Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions, (b) the income (or deficit) of Northeast Retailer Group, except to the extent that any such income is actually received by the Company or a Restricted Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary that is not a Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Net Orderly Liquidation Value” means, with respect to Inventory, Equipment or intangibles of any Person, the orderly liquidation value thereof as determined in a manner acceptable to either Collateral Agent by an appraiser acceptable to each Collateral Agent, net of all costs of liquidation thereof.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) and (iv) the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“New Equity” means the $74,704,000 in common shares to be issued by the Company on the Effective Date.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“Northeast Retailer Group” means Northeast Retailer Brands LLC, Cott NE Holding Inc. and Northeast Finco, Inc.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans (including interest accruing (or which would have accrued but for the commencement of any bankruptcy, insolvency, receivership or similar proceeding) after the commencement of any bankruptcy, insolvency receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, either Collateral Agent, the Issuing Bank or any indemnified party arising under the Loan Documents.

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“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Offering Memorandum” means the Offering Memorandum dated August 12, 2010 prepared in connection with the offering of the 2010 Notes by Cott Beverages.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Overadvance” has the meaning assigned to such term in Section 2.05(b).

“Overnight LIBO” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Overnight LIBO Rate.

“Overnight LIBO Rate” means, with respect to any Overnight LIBO Borrowing or overdue amount, (a) the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) at which overnight deposits in Euros or Sterling, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Chase in the applicable offshore interbank market for such currency to major banks in such interbank market plus (b) the Mandatory Cost.

“Participant” has the meaning set forth in Section 9.04.

“Participating Member State” means each state so described in any EMU Legislation.

“Participating Specified Foreign Currency Lender” has the meaning assigned to such term in Section 12.01(a).

“Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Proposed Acquisition that satisfies each of the following conditions precedent:

(a) with respect to any Proposed Acquisition where the Acquisition Consideration exceeds $1,500,000, the Administrative Agent shall receive at least 10 Business Days’ prior written notice (or such shorter period as may be acceptable to the Administrative Agent) of such Proposed Acquisition, which notice shall include, without limitation, a reasonably detailed description of such Proposed Acquisition;

(b) such Proposed Acquisition shall have been approved by the Proposed Acquisition Target’s board of directors (or equivalent);

(c) the Proposed Acquisition Target shall be engaged in a Permitted Business;

(d) all governmental and material third-party approvals necessary in connection with such Proposed Acquisition shall have been obtained and be in full force and effect;

(e) no additional Indebtedness or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Company and Proposed Acquisition Target after giving effect to such Proposed Acquisition, except (i) Loans made hereunder, (ii) ordinary course trade payables, accrued expenses and (iii) Indebtedness permitted under Section 6.01;

(f) with respect to any Proposed Acquisition having an Acquisition Consideration of at least $10,000,000, the Borrower Representative shall have delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and sufficiently in advance of such Proposed Acquisition, such other financial information, financial analysis, documentation or other information relating to such Proposed Acquisition as the Administrative Agent or any Lender shall reasonably request;

(g) with respect to any Proposed Acquisition having an Acquisition Consideration of at least $10,000,000, the Administrative Agent shall be reasonably satisfied with the form and substance of the acquisition agreement and with all other material agreements, instruments and documents implementing such Acquisition or executed in connection therewith, including opinions, certificates and lien search results, and such Acquisition shall be consummated in accordance with the terms of such documents and in compliance with applicable law and regulatory approvals;

(h) at or prior to the closing of such Proposed Acquisition, the Company (or the Restricted Subsidiary making such Proposed Acquisition) and the Proposed Acquisition Target shall have executed such documents and taken such actions as may be required under Section 5.13; and

(i) at the time of such Proposed Acquisition and after giving effect thereto, (A) no Default shall have occurred and be continuing and (B) all representations and warranties contained in Article III and in the other Loan Documents shall be true and correct in all material respects.

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“Permitted Business” means those businesses in which the Company and its Restricted Subsidiaries are engaged in on the Effective Date and any similar or related line of business.

“Permitted Deferred Consideration” means the $14,000,000 owed by the Company to the Cliffstar Companies pursuant to, and payable on the terms and at the times set forth in, Section 2.02(ii) of the APA.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment. Any determination made by the Administrative Agent, either Collateral Agent or the Disbursement Agent in its Permitted Discretion, as the case may be, shall not be effective until three days after written notice thereof is given by the Administrative Agent, either Collateral Agent or the Disbursement Agent, as the case may be, to the Borrower Representative.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments, levies or utility charges that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law and statutory trusts in favor of Farm Products Sellers, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way, licenses, servitudes, restrictions and restrictive covenants and similar encumbrances on real property imposed by law, currently of record, or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party or any of its Restricted Subsidiaries;

(g) title defects or irregularities on real property and encroachments or other matters as would be shown on a survey of the real property which are of a minor nature and do not detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party or any of its Restricted Subsidiaries or adversely affect the property for its intended use;

(h) with respect to any real property in Canada, the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein which have been disclosed to the Administrative Agent and have been complied with and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;

(i) shared facilities agreements, parking agreements, servicing agreements, development agreements, site plan agreements, and other agreements with government authorities or any third party pertaining to the use or development of any real property which (x) in the case of Eligible Real Property, have been disclosed to the Administrative Agent and (y) have been materially complied with and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party or any of its Restricted Subsidiaries or adversely affect the property for its intended use; and

(j) with respect to any Eligible Real Property, the exceptions, satisfactory to each Collateral Agent in its Permitted Discretion, disclosed in the title insurance policy issued in favor of the Administrative Collateral Agent hereunder;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, Canada, the United Kingdom or the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the such government), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

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(c) investments in demand deposits, time deposits, certificates of deposit, banker’s acceptances and eurodollar time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of Canada, the United Kingdom or the United States of America or any province or state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Lien” means Liens permitted by Section 6.02.

“Permitted Margin Stock” means Margin Stock owned by any Loan Party or any of its Restricted Subsidiaries on the Effective Date.

“Permitted Perfection Limitations” means the limited perfection of the Liens on certain Collateral to the extent that (a) such Collateral consists of (i) cash (except any cash held in deposit accounts other than deposit accounts described in clause (ii) below) and letter of credit rights, in each case that are not otherwise perfected by the UCC or PPSA filings listing the applicable Loan Party or Restricted Subsidiary as debtor, (ii) any deposit account established solely for the purpose of funding payroll and other compensation and benefits to employees or having an average monthly balance of less than $1,000,000 individually or $5,000,000 in the aggregate except, in each case, any such deposit account maintained with the Administrative Agent, (iii) patents, trademarks, and copyrights to the extent that a security interest thereon cannot be protected by (x) the filing of a UCC or PPSA financing statement listing the applicable Loan Party or Restricted Subsidiary as debtor or (y) the recordation of such security interest with the U.S. Patent and Trademark Office, the U.S. Copyright Office or the applicable governmental recording office in Canada or the United Kingdom, and (iv) aircraft and motor vehicles that require notice of a Lien on their title papers to perfect such Lien, (b) except in the case of the perfection of Liens in Equity Interests issued by a Loan Party that are held by another Loan Party, perfection of such Liens would not be governed by the laws of the United States (or any state thereof), Canada (or any province thereof) or the United Kingdom or (c) Liens on such Collateral may be perfected only by possession (including possession of any certificate of title) and the Administrative Agent or the UK Security Trustee, as applicable, has not obtained or does not maintain possession of such Collateral.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Canadian Pension Plan, a Canadian Union Plan or a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“PP&E Cap” means (i) at any time prior to the satisfaction by the Borrowers of the post-closing requirements set forth in items 1, 2 and 3 on Schedule 5.15 $28,333,334 and (ii) upon and after the satisfaction by the Borrowers of such post-closing requirements, $50,000,000.

“PP&E Component” means, at the time of any determination, with respect to each Borrower, an amount equal to the difference between:

(a) the PP&E Percentage multiplied by the lesser of:

(i)	50% of the fair market value (as determined by the most recent appraisal delivered in accordance with this Agreement) of such Borrower’s Eligible Real Property plus 85% of the Net Orderly Liquidation Value of such Borrower’s Eligible Equipment less Reserves established by either Collateral Agent in its Permitted Discretion; and

(ii)	the PP&E Cap at such time; minus

(b) the PP&E Component included in any other Borrower’s Borrowing Base

“PP&E Percentage” shall mean:

(i) at the time of any determination occurring prior to the satisfaction by the Borrowers of the post-closing requirements set forth in items 1, 2 and 3 on Schedule 5.15, the percentage equal to one hundred percent (100%) minus the percentage obtained by multiplying $595,238 by the number of new calendar months that have begun since the Effective Date (starting with September, 2010) and dividing the result by $28,333,334;

(ii) at the time of any determination occurring on or after the date the Borrowers satisfy the post-closing requirements set forth in items 1, 2 and 3 on Schedule 5.15 until the Amortization Commencement Date, the “PP&E Percentage” shall be equal to one hundred percent (100%), and

(iii) at the time of any determination occurring on or after the Amortization Commencement Date, the percentage equal to one hundred percent (100%) minus the percentage obtained by dividing the number of full fiscal months of the Company elapsed since the Amortization Commencement Date by eight-four (84).

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“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than dispositions described in Sections 6.05(a) through 6.05(d) or in Sections 6.05(h) through 6.05(k); or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party; or

(c) the issuance by the Company of any Equity Interests after the Effective Date other than any over-allotment or “green shoe” offered after the Effective Date in connection with the New Equity or the receipt by the Company of any capital contribution; or

(d) the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Chase as its prime rate at its offices at 270 Park Avenue in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prior Claims” shall mean all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior to or pari passu with the Liens created by the Collateral Documents (or interests similar thereto under applicable law) including for amounts owing for employee source deductions, vacation pay, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation, Quebec corporate taxes, pension fund obligations and overdue rents.

“Private Brand Customers” shall mean customers of any Loan Party that are engaged in the business of selling private label beverages and/or retailer branded beverages.

“Process Agent” means CT Corporation, A Wolters Kluwer Company, 111 Eight Avenue, New York, NY 10011 (telephone no: (212) 894-8940), (or such other process agent as shall be reasonably approved by the Administrative Agent, which in the case of any Loan Guarantor, may be Cott Beverages) acting as designee, appointee and agent of each Loan Party that is not organized under the laws of any State of the United States to accept and forward for and on such Loan Party’s behalf, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document.

“Pro Forma Basis” means on a basis in accordance with GAAP and Regulation S-X promulgated by the United States Securities and Exchange Commission and otherwise reasonably satisfactory to the Administrative Agent.

“Projections” has the meaning assigned to such term in Section 5.01(f).

“Proposed Acquisition” means the proposed acquisition after the Effective Date by the Company or any of its Restricted Subsidiaries of all or a significant part of the assets or Equity Interests of any Proposed Acquisition Target, or all or a significant part of the assets of a division, business, branch or unit of any Proposed Acquisition Target, or the proposed merger after the Effective Date of any Proposed Acquisition Target with or into the Company or any Restricted Subsidiary of the Company (and, in the case of a merger or amalgamation with any Borrower, with such Borrower being the surviving corporation).

“Proposed Acquisition Target” means any Person or any operating division thereof subject to a Proposed Acquisition.

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“Qualified Equity Interests” means all Equity Interests other than Disqualified Equity Interests.

“Quebec Security Documents” means a deed of hypothec executed by any Loan Party from time to time, and any other related documents, bonds, debentures or pledge agreements required to perfect a Lien in favor of the Administrative Collateral Agent in the Province of Quebec.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

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“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of any Borrower from information furnished by or on behalf of any of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing at least 50.1% of the sum of the total Credit Exposure and unused Commitments at such time.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents (including, without limitation, the Memorandum and Articles of Association) of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves which either Collateral Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves to the extent relating to Secured Obligations, reserves for Swap Obligations to the extent relating to Secured Obligations, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s, mortgagees’ and bailee’s charges to the extent any such location houses Eligible Inventory or Eligible Equipment, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for the prescribed part of the UK Borrower’s net property that would be made available for the satisfaction of its unsecured liabilities pursuant to Section 176A of the Insolvency Act 1986 together with its liabilities which constitute preferential debts pursuant to Section 386 of the Insolvency Act 1986 and for these purposes each Collateral Agent may make a good faith estimate of such amounts, and an amount estimated in good faith by such Collateral Agent (acting reasonably) as being necessary to reflect third party claims against Inventory of the UK Borrower ranking or which may rank pari passu with or prior to the claims of the Lenders under the Loan Documents, including without limitation claims of unpaid suppliers, reserves for amounts owed to Farm Products Sellers and reserves for taxes, fees, assessments, and other governmental charges and Prior Claims) with respect to the Collateral or any Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

“Restricted Subsidiaries” means all Subsidiaries of the Company that are not Unrestricted Subsidiaries and “Restricted Subsidiary” means any one of such entities.

“Restructuring” means an internal restructuring of the Company and its Subsidiaries, to be completed on the Effective Date, satisfactory to the Administrative Agent, in its discretion, resulting in a corporate structure of the restructured entities substantially as set forth on Annex A, which restructuring may also include the following intercompany Indebtedness:

(a) a subordinated original issue discount note from Cott Retail Brands Ltd. to Cott USA Finance LLC, to be pledged to the Administrative Collateral Agent;

(b) a subordinated note from Cott U.S. Acquisition LLC to Cott Beverages, to be pledged to the Administrative Collateral Agent; and

(c) certain other subordinated notes among Loan Parties, to be pledged to the Administrative Collateral Agent.

For the sake of clarity, the provisions in this Agreement related to the Restructuring are for informational purposes and are not intended to imply that the Company may not engage in future transactions otherwise permitted by this Agreement and the other Loan Documents that may change the structure of the Company and its Subsidiaries.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loans outstanding at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Obligations owing to one or more Lenders or their respective Affiliates; provided that (w) Banking Services Obligations in respect of Banking Services provided by Chase or its Affiliates shall constitute Secured Obligations entitled to the benefits of the Collateral Documents without any further action on the part of any Person, (x) Banking Services Obligations in respect of

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Banking Services provided by any other Lender or its Affiliates shall constitute Secured Obligations upon delivery of a notice signed by the applicable Lender or its Affiliate and the Borrower Representative designating such Banking Services Obligations as Secured Obligations entitled to the benefits of the Collateral Documents, (y) Swap Obligations with respect to Swap Agreements in which Chase or its Affiliate is the counterparty shall constitute Secured Obligations entitled to the benefit of the Collateral Documents without any further action on the part of any Person, and (z) Swap Obligations with respect to Swap Agreements in which any other Lender or its Affiliate is a counterparty shall be Secured Obligations if on or before the thirtieth day after any transaction relating to such Swap Obligation is executed the Lender party thereto or its Affiliate (other than Chase and its Affiliates) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents.

“Security Agreement” means, as the context may require, any U.S. Security Agreement, any Canadian Security Agreement, any Quebec Security Documents, any Mexican Security Agreement and/or any UK Security Agreement.

“Settlement” has the meaning assigned to such term in Section 2.05(d).

“Settlement Date” has the meaning assigned to such term in Section 2.05(d).

“Sidel Water Capital Lease” means the capital lease between Cott Beverages and General Electric Capital Corporation relating to the equipment and materials for the construction of high speed water lines obtained from Sidel.

“Specified Default” means any event or condition (x) which constitutes an Event of Default or (y) which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default under clauses (b), (d) (but only to the extent arising from failure to deliver a Borrowing Base Certificate on a timely basis) or (h) of Article VII.

“Specified Foreign Currencies” has the meaning assigned to such term in Section 2.01.

“Specified Foreign Currency Funding Capacity” means, at any date of determination, for any Lender, the ability of such Lender to fund Revolving Loans denominated in a Specified Foreign Currency, as set forth in the records of the Administrative Agent as notified in writing by such Lender to the Administrative Agent within three (3) Business Days of such Lender becoming a Lender hereunder.

“Specified Foreign Currency Loan” has the meaning assigned to such term in Section 12.01(a).

“Specified Foreign Currency Participation” has the meaning assigned to such term in Section 12.01(a).

“Specified Foreign Currency Participation Fee” has the meaning assigned to such term in Section 12.06.

“Specified Foreign Currency Participation Settlement” has the meaning assigned to such term in Section 12.02(i).

“Specified Foreign Currency Participation Settlement Amount” has the meaning assigned to such term in Section 12.02(ii).

“Specified Foreign Currency Participation Settlement Date” has the meaning assigned to such term in Section 12.02(i).

“Specified Foreign Currency Participation Settlement Period” has the meaning assigned to such term in Section 12.02(i).

“Spot Selling Rate” means, on any date of determination, the spot selling rate determined by the Administrative Agent which shall be the spot selling rate posted by Reuters on its website for the sale of the applicable currency for dollars at approximately noon, New York City time, on the prior Business Day; provided that if, at the time of any such determination, for any reason, no such spot rate is being quoted, at the spot exchange rate therefor as determined by the Administrative Agent, in each case as of noon, New York City time on such date of determination thereof.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” refers to the lawful currency of the United Kingdom.

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“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Subsidiary” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable.

“Supermajority Lenders” means, at any time, Lenders having Revolving Exposure and unused Commitments representing at least 75% of the sum of the total Revolving Exposure and unused Commitments at such time.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Exposure” shall mean, at any time, the sum of the aggregate undrawn amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Lender at any time shall be its Commitment Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means the Canadian Swingline Lender, the UK Swingline Lender and/or the U.S. Swingline Lender, as applicable.

“Swingline Loan” means a US Swingline Loan, a Canadian Swingline Loan and/or a UK Swingline Loan, as the context may require.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes interlinked national real time gross settlement systems and the European Central Bank’s payment mechanism and which began operations on January 4, 1999.

“TARGET Day” means (a) until such time as TARGET is permanently closed down and ceases operations, any day on which both TARGET and TARGET2 are open for settlement of payments in Euro; and (b) following such time as TARGET is permanently closed down and ceases operations, any day on which TARGET2 is open for settlement of payments in Euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Tax Confirmation” means a confirmation by a Lender to the UK Borrower that the person beneficially entitled to interest payable to that Lender in respect of an advance hereunder is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits within the meaning of section 19 of the UK Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK Corporation Tax Act 2009 ; or

(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK Corporation Tax Act 2009) of that company.

“Test Period” means at any time, the four consecutive fiscal quarters of the Company then last ended (in each case taken as one accounting period) for which financial statements have been or are required to have been delivered pursuant to Section 4.01, Section 5.01(a) or Section 5.01(b).

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“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of Loans and other credit extensions, the execution, delivery and performance of the 2010 Note Documents, including the issuance of the 2010 Notes, the issuance of the New Equity, the use of the proceeds of each of the foregoing, and the issuance of Letters of Credit hereunder.

“Treaty Lender” means a Lender which:

(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on a business in the jurisdiction in which the applicable Borrower is located through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the jurisdiction in which the relevant Borrower is located which makes provision for full exemption from the imposition of any withholding or deduction for or on account of tax imposed by the Borrower’s jurisdiction on interest.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the CDOR Rate, the Canadian Prime Rate or the Overnight LIBO Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Borrower” means Cott Beverages Limited, a company organized under the laws of England and Wales.

“UK Group” means the UK Borrower and its Subsidiaries.

“UK Issuing Bank” means JPMorgan Chase Bank, N.A., London Branch, in its capacity of the issuer of Letters of Credit for the account of the UK Borrower hereunder, and its successors in such capacity as provided in Section 2.06(i). The UK Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the UK Issuing Bank, in which case the term “UK Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“UK Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued by the UK Issuing Bank at such time for the account of the UK Borrower plus (b) the aggregate amount of all LC Disbursements of the UK Issuing Bank that have not yet been reimbursed by or on behalf of the UK Borrower at such time. The UK Letter of Credit Exposure of any Lender at any time shall be its Applicable Percentage of the total UK Letter of Credit Exposure at such time.

“UK Overadvance” means an Overadvance made to or for the account of the UK Borrower.

“UK Pension Scheme” means the Cott Beverages Limited Retirement & Death Benefits Scheme, PSR number 10169362 and HMRC approval number 00248486RS.

“UK Protective Advance” means a Protective Advance made to or for the account of the UK Borrower.

“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance to the UK Borrower hereunder, gives a Tax Confirmation where the Lender falls within one of the categories in sub-paragraph (2) to the UK Borrower and is:

1)	a Lender which is a bank (as is defined for the purpose of section 879 of the UK Income Tax Act 2007) making an advance hereunder and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance;

2)	a Lender which is:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(x)	a company so resident in the United Kingdom; or

(y)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which is required to bring into account in computing its chargeable profits (within the meaning of section 19 of the UK Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of part 117 of the UK Corporation Tax Act 2009;

(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account that interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 19 of the UK Corporation Tax Act 2009) of that company; or

3)	a Treaty Lender.

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“UK Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s UK Revolving Loans and its UK Letter of Credit Exposure and an amount equal to its Applicable Percentage of the aggregate principal amount of UK Swingline Loans outstanding at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of UK Overadvances outstanding at such time.

“UK Revolving Loan” means a Revolving Loan made to the UK Borrower.

“UK Security Agreement” means that certain Debenture dated as of the date hereof, between the UK Borrower and the UK Security Trustee as the same may be amended, restated or otherwise modified from time to time.

“UK Security Trustee” means JPMorgan Chase Bank, N.A., London Branch, in its capacity as security trustee for itself, the Administrative Agent, the Issuing Banks and the Lenders.

“UK Sublimit” means $75,000,000.

“UK Swingline Lender” means JPMorgan Chase Bank, N.A., London Branch, in its capacity as lender of UK Swingline Loans hereunder.

“UK Swingline Loan” has the meaning assigned to such term in Section 2.05(a)(iii).

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as an Unrestricted Subsidiary pursuant to Section 5.14, provided, that no Interim Holdco may constitute an Unrestricted Subsidiary. The Unrestricted Subsidiaries as of the Effective Date are listed on Schedule 1.01(c).

“U.S. Co-Borrowers” means Cott Beverages and Cliffstar LLC.

“U.S. Group” means the U.S. Co-Borrowers and their respective Subsidiaries.

“U.S. Issuing Bank” means each of JPMorgan Chase Bank, N.A. and up to two other Lenders designated by Cott Beverages to serve as U.S. Issuing Bank hereunder in a written notice to the Administrative Agent, each in its capacity of the issuer of Letters of Credit for the account of a U.S. Co-Borrower, and their and its successors in such capacity as provided in Section 2.06(i). Any U.S. Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such U.S. Issuing Bank, in which case the term “U.S. Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“U.S. Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued by a U.S. Issuing Bank at such time for the account of a U.S. Co-Borrower plus (b) the aggregate amount of all LC Disbursements of any U.S. Issuing Bank that have not yet been reimbursed by or on behalf of a U.S. Co-Borrower at such time. The U.S. Letter of Credit Exposure of any Lender at any time shall be its Applicable Percentage of the total U.S. Letter of Credit Exposure at such time.

“U.S. Overadvance” means an Overadvance made to or for the account of a U.S. Co-Borrower.

“U.S. Protective Advance” means a Protective Advance made to or for the account of a U.S. Co-Borrower.

“U.S. Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s U.S. Revolving Loans and its U.S. Letter of Credit Exposure and an amount equal to its Applicable Percentage of the aggregate principal amount of U.S. Swingline Loans outstanding at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of U.S. Overadvances outstanding at such time.

“U.S. Revolving Loan” means a Revolving Loan made to a U.S. Co-Borrower.

“U.S. Security Agreement” means that certain U.S. Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties party thereto and the Administrative Collateral Agent, for the benefit of the Administrative Agent, the Collateral Agents and the Lenders, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document for the purpose of creating a Lien on the property of any Loan Party organized in the U.S. (or any other property located therein)), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“U.S. Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of U.S. Swingline Loans hereunder.

“U.S. Swingline Loan” has the meaning assigned to such term in Section 2.05(a)(i).

“VAT” means value added tax as provided for in the VATA 1994 or any similar or substitute tax.

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“VATA 1994” means The Value Added Tax Act 1994.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to, and in compliance with, any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.05. Currency Translations. (a) For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in dollars, such amounts shall be deemed to refer to dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates (provided that if Indebtedness is incurred to refinance or renew other Indebtedness, and such refinancing or renewal would cause the applicable dollar denominated limitation to be exceeded if calculated at the Spot Selling Rate, such dollar denominated restriction shall be deemed not to have been exceeded so long as (x) such refinancing or renewal Indebtedness is denominated in the same currency as such Indebtedness being refinanced or renewed and (y) the principal amount of such refinancing or renewal Indebtedness does not exceed the principal amount of such Indebtedness being refinanced or renewed except as permitted under Section 6.01).

(b) For purposes of all determinations of Aggregate Availability, Aggregate Borrowing Base, Aggregate Credit Exposure, Applicable Commitment Fee Rate, Available Commitments, Borrowing Bases, Canadian Letter of Credit Exposure, Canadian Revolving Exposure, Canadian Sublimit, Commitments, Credit Exposure, LC Exposure, Revolving Exposure, Required Lenders, Supermajority Lenders, UK Letter of Credit Exposure, UK Revolving Exposure, UK Sublimit, U.S. Letter of Credit Exposure and U.S. Revolving Exposure (and the components of each of them), any amount in any currency other than dollars shall be deemed to refer to dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate. For purposes of all calculations and determinations hereunder, and all certificates delivered hereunder, all amounts represented by such terms shall be expressed in dollars or Dollar Equivalents.

Section 1.06. Certificates. Except as otherwise expressly provided herein, all certificates required to be delivered by a Financial Officer or other officer of any Loan Party may be delivered by a Financial Officer or other officer, as applicable, of such Loan Party on behalf of such Loan Party and not in such officer’s individual capacity.

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ARTICLE II

The Credits

Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to (x) the Company in dollars or Canadian Dollars from time to time during the Availability Period, (y) the U.S. Co-Borrowers, on a joint and several basis, in dollars from time to time during the Availability Period and (z) the UK Borrower in Euros, Sterling or dollars from time to time during the Availability Period, in an aggregate principal amount for all Revolving Loans to all Borrowers that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Commitment, (ii) the aggregate Revolving Exposure of all Lenders exceeding the lesser of (x) the sum of the total Commitments of all Lenders or (y) the Aggregate Borrowing Base, (iii) the sum of the Canadian Revolving Loans plus Canadian Letter of Credit Exposure, plus Canadian Swingline Loans exceeding the Canadian Sublimit or (iv) the sum of the UK Revolving Loans, plus UK Letter of Credit Exposure plus UK Swingline Loans exceeding the UK Sublimit, subject, in each case, to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Sections 2.04 and 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company, the UK Borrower and the U.S. Co-Borrowers may borrow, prepay and reborrow Revolving Loans. Subject to, and to the extent provided in, Article XII, Revolving Loans denominated in Euros, Sterling or Canadian Dollars (the “Specified Foreign Currencies”) that are required to be made by a Lender pursuant to this Section 2.01 shall instead be made by Chase or its Affiliates and purchased and settled by such Participating Specified Foreign Currency Lender in accordance with Article XII.

Section 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05.

(b) Subject to Section 2.14, each Revolving Borrowing denominated in dollars (other than Revolving Borrowings denominated in dollars requested by or on behalf of the UK Borrower) shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower Representative (or the applicable Borrower) may request in accordance herewith, each Revolving Borrowing denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Loans or CDOR Loans as the Borrower Representative (or the applicable Borrower) may request in accordance herewith, each Revolving Borrowing denominated in Euros or Sterling shall be comprised entirely of Eurodollar Loans and each Revolving Borrowing denominated in dollars requested by or on behalf of the UK Borrower shall be comprised entirely of Eurodollar Loans, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings (in the case of Borrowings by a U.S. Co-Borrower and Borrowings by the Canadian Borrower in dollars), Canadian Prime Borrowings (in the case of Borrowings by the Canadian Borrower in Canadian Dollars) or Eurodollar Borrowings (in the case of Borrowings by the UK Borrower) but may be converted into Eurodollar Borrowings or CDOR Borrowings, as applicable, in accordance with Section 2.08. Each US Swingline Loan shall be an ABR Loan, each Canadian Swingline Loan in Canadian Dollars shall be a Canadian Prime Loan, each Canadian Swingline Loan in dollars shall be an ABR Loan and each UK Swingline Loan shall be an Overnight LIBO Loan. Each Lender at its option may make any Eurodollar Loan to a U.S. Co-Borrower or any Loan to the Company or the UK Borrower by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay any such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, or CDOR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. ABR Revolving Borrowings and Canadian Prime Revolving Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings and CDOR Borrowings in the aggregate.

(d) Notwithstanding any other provision of this Agreement, neither the Borrower Representative nor any Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(e) Each Loan to the U.S. Co-Borrowers shall be made in dollars, each Loan to the Company shall be made in dollars or Canadian Dollars and each Loan to the UK Borrower shall be made in dollars, Euros or Sterling.

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Section 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Representative (or the applicable Borrower) shall notify the Disbursement Agent of such request either in writing (delivered by hand or facsimile or, in the case of notices to the Disbursement Agent with respect to Canadian Revolving Loans or U.S. Revolving Loans, transmission of a pdf file containing an executed copy of the Borrowing Request) in a form approved by the Disbursement Agent and signed by the Borrower Representative (or the applicable Borrower) or by telephone in accordance with the following provisions of this Section 2.03:

(a) in the case of a Loan to the UK Borrower that is a Eurodollar Borrowing, not later than 1:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing;

(b) in the case of a Loan to the Company denominated in Canadian Dollars (i) that is a Canadian Prime Borrowing, not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing and (ii) that is a CDOR Borrowing, not later than 10:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing;

(c) in the case of a Loan to the Company denominated in dollars (i) that is an ABR Borrowing, not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing and (ii) that is a Eurodollar Borrowing, not later than 10:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing; and

(d) in the case of a Loan to a U.S. Co-Borrower (i) that is an ABR Borrowing, not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing and (ii) that is a Eurodollar Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing.

Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile (or, in the case of notices to the Disbursement Agent with respect to Canadian Revolving Loans or U.S. Revolving Loans, transmission of a pdf file to the Disbursement Agent containing an executed copy of the Borrowing Request) of a written Borrowing Request in a form approved by the Disbursement Agent and signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the name of the applicable Borrower;

(ii) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) in the case of a Borrowing requested on behalf of the Company or the UK Borrower, the currency of the requested Borrowing;

(v) whether such Borrowing is to be an ABR Borrowing, a Canadian Prime Borrowing, a Eurodollar Borrowing or a CDOR Borrowing; and

(vi) in the case of a Eurodollar Borrowing or a CDOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Revolving Borrowing is specified, then (i) a Revolving Borrowing requested in dollars (other a Revolving Borrowing requested by or on behalf of the UK Borrower) shall be an ABR Borrowing, (ii) a Revolving Borrowing requested in Canadian Dollars shall be a Canadian Prime Borrowing and (iii) a Revolving Borrowing requested in Euros or Sterling and a Revolving Borrowing requested in dollars by or on behalf of the UK Borrower shall be a Eurodollar Borrowing with an Interest Period of one month. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing or CDOR Revolving Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Disbursement Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make (or authorize the Disbursement Agent to make) Loans to the U.S. Co-Borrowers, jointly and severally, in dollars, to the Company in dollars or Canadian Dollars and to the U.K. Borrower in dollars, Euros or Sterling, on behalf of all Lenders, which either Collateral Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers or any of them pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time, together with the aggregate amount of Overadvances outstanding at such time, shall not exceed $12,500,000 (or the Dollar Equivalent thereof); provided further that, the aggregate amount of outstanding Protective Advances plus the aggregate Revolving Exposure shall not exceed the aggregate Commitments; provided further that Protective Advance shall be made only if a Specified Default or Event of Default has occurred and is continuing. Protective Advances may be

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made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Collateral Agent and the UK Security Trustee in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances denominated in dollars (other than Protective Advances to the UK Borrower) shall be ABR Borrowings, all Protective Advances denominated in Canadian Dollars shall be Canadian Prime Borrowings and all Protective Advances denominated in Euros or Sterling and all Protective Advances to the UK Borrower denominated in dollars shall be Overnight LIBO Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Aggregate Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may (and, on at least a weekly basis when any Protective Advance is outstanding, shall) request the Lenders to make a Revolving Loan, in the currency in which the applicable Protective Advance was denominated, to repay a Protective Advance. At any other time the Administrative Agent may (and, on at least a weekly basis when any Protective Advance is outstanding, shall) require the Lenders to fund, in the currency in which the applicable Protective Advance was denominated, their risk participations described in Section 2.04(b).

(b) Upon the making of a Protective Advance by the Administrative Agent or by the Disbursement Agent in accordance with the terms hereof, each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent or Disbursement Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent or Disbursement Agent, as applicable, shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

Section 2.05. Swingline Loans and Overadvances. (a) Swingline Loans Generally.

(i) The Disbursement Agent, the U.S. Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Borrowing on behalf of the U.S. Co-Borrowers (or Cott Beverages requests such Borrowing), the U.S. Swingline Lender may elect to have the terms of this Section 2.05(a)(i) apply to such Borrowing Request by advancing, on behalf of the Lenders and in the amount requested, same day funds to such U.S. Co-Borrower, on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the U.S. Swingline Lender pursuant to this Section 2.05(a)(i) is referred to in this Agreement as a “U.S. Swingline Loan”), with settlement among them as to the U.S. Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each U.S. Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Lenders, except that all payments thereon shall be payable to the U.S. Swingline Lender solely for its own account. The aggregate amount of U.S. Swingline Loans outstanding at any time shall not exceed $10,000,000. The U.S. Swingline Lender shall not make any U.S. Swingline Loan if the requested U.S. Swingline Loan exceeds Aggregate Availability (before giving effect to such U.S. Swingline Loan). All U.S. Swingline Loans shall be ABR Borrowings.

(ii) The Disbursement Agent, the Canadian Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests a Canadian Prime Borrowing or an ABR Borrowing on behalf of the Company (or Company requests such Borrowing), the Canadian Swingline Lender may elect to have the terms of this Section 2.05(a)(ii) apply to such Borrowing Request by advancing, on behalf of the Lenders and in the amount requested, same day funds to the Company, on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the Canadian Swingline Lender pursuant to this Section 2.05(a)(ii) is referred to in this Agreement as a “Canadian Swingline Loan”), with settlement among them as to the Canadian Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each Canadian Swingline Loan shall be subject to all the terms and conditions applicable to other Canadian Prime Loans or ABR Loans, as applicable, funded by the Lenders to the Company, except that all payments thereon shall be payable to the Canadian Swingline Lender solely for its own account. The aggregate amount of Canadian Swingline Loans outstanding at any time shall not exceed $10,000,000 or the Dollar Equivalent thereof. The Canadian Swingline Lender shall not make any Canadian Swingline Loan if (i) the requested Canadian Swingline Loan exceeds Aggregate Availability (before giving effect to such Canadian Swingline Loan) or (ii) the making of such Canadian Swingline Loan would result in the sum of total Canadian Revolving Loans, plus Canadian Letter of Credit Exposure, plus Canadian Swingline Loans exceeding the Canadian Sublimit. All Canadian Swingline Loans shall be Canadian Prime Borrowings or ABR Borrowings, as applicable.

(iii) The Disbursement Agent, the UK Swingline Lender and the Lenders agree that (a) the Borrower Representative or the UK Borrower may request Overnight LIBO Borrowings denominated in dollars, Euros and Sterling pursuant to this Section 2.05(a)(iii) and (b) in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests a Eurodollar Borrowing on behalf of the UK Borrower (or the UK

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Borrower requests such Borrowing), and, in each case, the UK Swingline Lender may elect to have the terms of this Section 2.05(a)(iii) apply to such Borrowing Request by advancing, on behalf of the Lenders and in the amount requested, same day funds to the UK Borrower, on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the UK Swingline Lender pursuant to this Section 2.05(a)(iii) is referred to in this Agreement as a “UK Swingline Loan”), with settlement among them as to the UK Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each UK Swingline Loan shall be subject to all the terms and conditions applicable to other Eurodollar Loans funded by the Lenders, except that all payments thereon shall be payable to the UK Swingline Lender solely for its own account and all UK Swingline Loans shall be Overnight LIBO Borrowings. The aggregate amount of UK Swingline Loans outstanding at any time shall not exceed $15,000,000 or the Dollar Equivalent thereof. The UK Swingline Lender shall not make any UK Swingline Loan if (i) the requested UK Swingline Loan exceeds Aggregate Availability (before giving effect to such UK Swingline Loan) or (ii) the making of such UK Swingline Loan would result in the sum of total UK Revolving Loans, plus UK Letter of Credit Exposure, plus UK Swingline Loans exceeding the UK Sublimit.

(b) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Disbursement Agent may in its sole discretion (but with absolutely no obligation), make U.S. Revolving Loans to the U.S. Co-Borrowers, jointly and severally, UK Revolving Loans to the UK Borrower and Canadian Revolving Loans to the Company, on behalf of the Lenders, in amounts that exceed Aggregate Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”); provided that, no Overadvance shall result in a Default due to Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances to the Company shall constitute Canadian Prime Borrowings or ABR Borrowings, as applicable, and Overadvances to the U.S. Co-Borrowers shall constitute ABR Borrowings. All Overadvances to the UK Borrower shall constitute Overnight LIBO Borrowings. The Disbursement Agent may not make any Overadvances hereunder to the extent that after giving effect thereto, the aggregate amount of Overadvances outstanding at such time, together with the aggregate amount of Protective Advances outstanding at such time, would exceed $12,500,000 (or the Dollar Equivalent thereof) at any time, no Overadvance may remain outstanding for more than thirty days and no Overadvance shall cause any Lender’s Revolving Exposure to exceed its Commitment; provided that, the Required Lenders may at any time revoke the Disbursement Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Disbursement Agent’s receipt thereof.

(c) Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the applicable Swingline Lender or the Disbursement Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the Commitment. The applicable Swingline Lender or the Disbursement Agent may, at any time (and shall, on at least a weekly basis when any Overadvance is outstanding), require the Lenders to fund, in the currency in which the applicable Swingline Loan or Overadvance was denominated, their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Disbursement Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Disbursement Agent in respect of such Loan.

(d) The Disbursement Agent, on behalf of the applicable Swingline Lender, shall request settlement (a “Settlement”) with the Lenders (i) in the case of U.S. Swingline Loans and Canadian Swingline Loans, on at least a weekly basis on any date that the Administrative Agent elects or (ii) in the case of UK Swingline Loans, on any date that the UK Security Trustee elects that is no less frequent than once every two weeks, in each case by notifying the Lenders of such requested Settlement by facsimile or e-mail no later than 12:00 noon Local Time (A) on the date of such requested Settlement (the “Settlement Date”) with regard to U.S. Swingline Loans and Canadian Swingline Loans and (B) three Business Days prior to the Settlement Date with regard to UK Swingline Loans. Each Lender (other than the Swingline Lenders, in the case of the Swingline Loans) shall transfer, in the currency in which the applicable Loan was denominated, the amount of such Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Disbursement Agent, to such account of the Disbursement Agent as the Disbursement Agent may designate, not later than 2:00 p.m., Local Time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Disbursement Agent shall be applied against the amounts of the applicable Swingline Lender’s Swingline Loans and, together with such Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Disbursement Agent by any Lender on such Settlement Date, the applicable Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

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Section 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Borrower (or any Borrower may request the issuance of Letters of Credit for its own account), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank (a “Letter of Credit Request”), at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative (or the applicable Borrower) shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Disbursement Agent (prior to 9:00 am, Local Time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension (or such shorter period as may be agreed to by the Disbursement Agent and the applicable Issuing Bank in their sole discretion)) a Letter of Credit Request, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency of such Letter of Credit (which shall be in dollars, Canadian Dollars, Euros or Sterling), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the U.S. Letter of Credit Exposure shall not exceed $15,000,000, the Canadian Letter of Credit Exposure shall not exceed $1,500,000 and the UK Letter of Credit Exposure shall not exceed $1,500,000 (or such larger amount (not to exceed the UK Sublimit) as the UK Issuing Bank may agree in writing) and (ii) the total Revolving Exposures shall not exceed the lesser of the total Commitments and the Aggregate Borrowing Base. No UK Letter of Credit shall be issued, amended, renewed or extended if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the sum of the UK Revolving Exposure plus the UK Letter of Credit Exposure would exceed the UK Sublimit. No Canadian Letter of Credit shall be issued, amended, renewed or extended if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the sum of the Canadian Revolving Exposure plus the Canadian Letter of Credit Exposure would exceed the Canadian Sublimit.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date provided that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above); and provided, further, that a Letter of Credit may, upon the request of the applicable Borrower, be renewed for a period beyond the date that is five Business Days prior to the Maturity Date if such Letter of Credit has become subject to cash collateralization (at 105% of the face value of such Letter of Credit) or other arrangements, in each case satisfactory to the Administrative Agent and the applicable Issuing Bank.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Disbursement Agent, in the same currency as the applicable LC Disbursement, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Disbursement Agent, in the currency in which the applicable Letter of Credit was issued, an amount equal to such LC Disbursement not later than 11:00 a.m., Local Time, on the date that such LC Disbursement is made, if the Borrower Representative or the applicable Borrower shall have received notice of such

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LC Disbursement prior to 9:00 a.m., Local Time, on such date, or, if such notice has not been received by the Borrower Representative or the applicable Borrower prior to such time on such date, then not later than 11:00 a.m., Local Time, on (i) the Business Day that the Borrower Representative or the applicable Borrower receives such notice, if such notice is received prior to 9:00 a.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower Representative or the applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower Representative on behalf of the applicable Borrower (or the applicable Borrower) may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a Revolving Borrowing or Swingline Loan in an equivalent amount and like currency and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing or Swingline Loan. Any such Borrowing shall be (i) an ABR Borrowing if in dollars (except if such Borrowing was requested by or on behalf of the UK Borrower), (ii) a Canadian Prime Rate Borrowing if in Canadian Dollars and (iii) a UK Swingline Loan if such Borrowing was requested by or on behalf of the UK Borrower. If any Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Disbursement Agent in the same currency as the applicable LC Disbursement, its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Disbursement Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Disbursement Agent of any payment from a Borrower pursuant to this paragraph, the Disbursement Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then the Disbursement Agent shall distribute such payment to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers or the Loan Guarantors of their respective obligations to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrowers’ obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Collateral Agents, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by the applicable Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent, the Disbursement Agent and the Borrower Representative (or applicable Borrower) by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers or the Loan Guarantors of their obligations to reimburse the applicable Issuing Bank and the Lenders with respect to any such LC Disbursement.

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(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless a Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that a Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans, in the case of an LC Disbursement by the US Issuing Bank, at the rate per annum then applicable to Canadian Prime Loans, in the case of an LC Disbursement by the Canadian Issuing Bank and at the rate per annum then applicable to Eurodollar Loans, in the case of an LC Disbursement by the UK Issuing Bank; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(g) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Banks. Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or if any of the other provisions hereof require cash collateralization, the Borrowers shall deposit in an account with the Administrative Collateral Agent, in the name of the Administrative Collateral Agent and for the benefit of the Administrative Agent, the Collateral Agents and the Lenders (the “LC Collateral Account”), an amount, in cash and in the currency in which the applicable Letters of Credit are denominated, equal to 105% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Collateral Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, such account shall be subject to a Deposit Account Control Agreement and each Borrower hereby grants the Administrative Collateral Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Collateral Agent and at each Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Collateral Agent to reimburse the applicable Issuing Bank or Issuing Banks for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower or Borrower Representative for the account of the applicable Borrower within three Business Days after all such Defaults have been cured or waived.

(k) On the Effective Date, (i) each Existing Letter of Credit, to the extent outstanding, shall be automatically and without further action by the parties thereto deemed converted into Letters of Credit issued pursuant to this Section 2.06 at the request of any U.S. Co-Borrower and subject to the provisions hereof as if such Existing Letters of Credit had been issued on the Effective Date, (ii) such Letters of Credit shall each be included in the calculation of LC Exposure and “U.S. Letter of Credit Exposure” and (iii) all liabilities of the U.S. Co-Borrowers and the other Loan Parties with respect to such Existing Letters of Credit shall constitute Obligations. No Existing Letter of Credit converted in accordance with this Section 2.06(k) shall be amended, extended or renewed except in accordance with the terms hereof. Notwithstanding the foregoing, the U.S. Co-Borrowers shall not be required to pay any additional issuance fees with respect to the issuance of the Existing Letters of Credit solely as a result of such letter of credit being converted to a Letter of Credit hereunder, it being understood that the fronting, participation and other fees set forth in Section 2.12(b) shall otherwise apply to such Existing Letters of Credit.

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Section 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time (2:00 p.m., Local Time, in the case of Loans denominated in Sterling or Euros and in the case of a Canadian Prime Borrowing), to the account of the Disbursement Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05. The Disbursement Agent will make such Loans available to the Borrower Representative (or, if directed by the Borrower Representative, to the account of the applicable Borrower) by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Disbursement Agent to the applicable Issuing Bank and (ii) a Protective Advance or an Overadvance shall be retained by the Disbursement Agent and disbursed in its discretion.

(b) Unless the Disbursement Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Disbursement Agent such Lender’s share of such Borrowing, the Disbursement Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Disbursement Agent, then the applicable Lender and the Borrowers agree (jointly and severally with each other Borrower, but severally and not jointly with the applicable Lenders) to pay to the Disbursement Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Disbursement Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Disbursement Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans (in the case of dollar-denominated amounts), Canadian Prime Loans (in the case of Canadian Dollar-denominated amounts) or Overnight LIBO Loans (in the case of Euro or Sterling-denominated amounts). If such Lender pays such amount to the Disbursement Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing or a CDOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing or a CDOR Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower Representative shall notify the Disbursement Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Disbursement Agent of a written Interest Election Request in a form approved by the Disbursement Agent and signed by the Borrower Representative.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Canadian Prime Borrowing, a Eurodollar Borrowing or a CDOR Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing or a CDOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing or a CDOR Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

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(d) Promptly following receipt of an Interest Election Request, the Disbursement Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing or a CDOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to (i) an ABR Borrowing, in the case of a Eurodollar Revolving Borrowing denominated in dollars, (ii) an Overnight LIBO Borrowing, in the case of a Eurodollar Revolving Borrowing denominated in Euros or Sterling or (iii) a Canadian Prime Borrowing, in the case of a CDOR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing or a CDOR Borrowing and (ii) unless repaid, (1) each Eurodollar Revolving Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (2) each Eurodollar Revolving Borrowing denominated in Euros or Sterling shall be converted to an Overnight LIBO Borrowing at the end of the Interest Period applicable thereto and (3) each CDOR Borrowing shall be converted to a Canadian Prime Borrowing at the end of the Interest Period applicable thereto.

Section 2.09. Termination and Reduction of Commitments; Increase in Commitments. (a) Unless previously terminated, all Commitments shall terminate on the Maturity Date.

(b) The Borrowers may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Collateral Agent of a cash deposit in the currency in which the applicable Letters of Credit are denominated (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent and in the currency in which the applicable Letters of Credit are denominated) equal to 105% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees and (iv) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.

(c) The Borrowers may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Borrowers shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the lesser of the total Commitments and the Aggregate Borrowing Base and (iii) the Borrowers shall not reduce the Commitments to an aggregate amount less than $125,000,000 (except for a termination of the Commitments under paragraph (b) of this Section).

(d) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(e) The Borrowers shall have the right to increase the aggregate Commitments by obtaining additional Commitments, either from one or more of the Lenders or another lending institution provided that (i) any such request for an increase shall be in a minimum amount of $20,000,000 (or if less, the remaining principal amount of increases that are available under paragraph (f) of this Section), (ii) the Borrower Representative, on behalf of the Borrowers, may make a maximum of two (2) such requests, (iii) the Administrative Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (iv) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (v) the procedure described in Section 2.09(f) has been satisfied and provided, further with respect to any Commitment increase occurring more than 60 days after the Effective Date, Borrowers shall give the existing Lenders at least ten Business Days’ written notice that it intends to increase the Commitments (which notice shall include the amount of such proposed increase) and Borrowers shall give the existing Lenders the first opportunity to provide such increase in the Commitment during such ten Business Day period prior to agreeing to any increased Commitment with any new Lender. If more than one existing Lender offers to provide the increased Commitment, such increase shall be allocated amount the offering Lenders pro rata.

(f) Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and the Lender(s) being added or increasing their Commitment, subject only to the approval of all Lenders if any such increase would cause the Commitment to exceed $300,000,000. As a condition precedent to such an increase, the Borrowers shall deliver to the

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Administrative Agent a certificate of each Loan Party (in sufficient copies for each Lender) signed by an authorized officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (B) no Default exists.

(g) Within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement. On the Business Day following any such increase, all outstanding Loans shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Applicable Percentages.

Section 2.10. Repayment and Amortization of Loans; Evidence of Debt. (a) The Borrowers hereby unconditionally promise to pay (i) to the Disbursement Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Disbursement Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Disbursement Agent and (iii) to the Disbursement Agent the then unpaid principal amount of each Overadvance on the earliest of the Maturity Date, the 30th day after such Overadvance is made and demand by the Disbursement Agent.

(b) At all times that full cash dominion is in effect pursuant to Section 7.3 of the U.S. Security Agreement or Section 7.3 of the Canadian Security Agreement, on each Business Day, the Disbursement Agent shall apply all funds credited to the Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Disbursement Agent, whether or not immediately available) first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swing Line Loans) without a corresponding reduction in Commitments and to cash collateralize outstanding LC Exposure.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Disbursement Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Disbursement Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Disbursement Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section.

(b) Except for Overadvances permitted under Section 2.05, in the event and on such occasion that the total Revolving Exposure exceeds the lesser of (A) the aggregate Commitments or (B) the Aggregate Borrowing Base, including as a result of any currency exchange fluctuation, the Borrowers shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans in an aggregate amount equal to such excess.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by any Loan Party, prepay the Obligations as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds, provided that, (1) in the case of any event described in clause (a) of the definition of the term “Prepayment Event,” no prepayment under this Section shall be required unless and until the aggregate amount of proceeds from all such Prepayment Events after the Effective Date exceeds $1,000,000, (2) in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event,” if the Borrower Representative shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within

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180 days after receipt of such Net Proceeds (which period will be extended to up to a date not later than 360 days after the receipt of such Net Proceeds if within such 180 day period the applicable Loan Party enters into a binding contract to acquire, replace or rebuild), to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Specified Default has occurred and is continuing, then either (i) so long as full cash dominion is not in effect, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate or (ii) if full cash dominion is in effect, if the Net Proceeds specified in such certificate are to be applied by (A) the Borrowers, then such Net Proceeds shall be applied by the Administrative Agent to reduce the outstanding principal balance of the Revolving Loans (without a permanent reduction of the Commitment) and upon such application, the Administrative Agent shall establish a Reserve against the Aggregate Borrowing Base in an amount equal to the amount of such proceeds so applied and (B) any Loan Party that is not a Borrower, then such Net Proceeds shall be deposited in a cash collateral account maintained with the Administrative Collateral Agent and in either case, thereafter, such funds shall be made available to the applicable Loan Party as follows:

(1) the Borrower Representative shall request a Revolving Loan (specifying that the request is to use Net Proceeds pursuant to this Section) or the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed;

(2) so long as the conditions set forth in Section 4.02 have been met, the Lenders shall make such Revolving Loan or the Administrative Collateral Agent shall release funds from the cash collateral account; and

(3) in the case of Net Proceeds applied against the Revolving Loan, the Reserve established with respect to such proceeds shall be reduced by the amount of such Revolving Loan;

provided that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180-day period (or 360 day period, if applicable), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied, and (3) in the case of any event described in clause (c) of the definition of the term “Prepayment Event” arising from the issuance of any Qualified Equity Interests, if the Borrower Representative shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds to voluntarily redeem or repurchase 2009 Notes or 2010 Notes or to the prepayment of the Sidel Water Capital Lease, in each case to the extent then permitted pursuant to Section 6.09(b)(xi) hereof and certifying that no Default or Event of Default has occurred and is continuing, then (i) so long as full cash dominion is not in effect, no prepayment shall be required for 3 Business Days pursuant to this paragraph in respect of the Net Proceeds specified in such certificate, or (ii) if full cash dominion is in effect, such Net Proceeds shall be applied by the Administrative Agent to reduce the outstanding principal balance of the Revolving Loans (without a permanent reduction of the Commitment) or (iii) 3 Business Days after receipt of such Net Proceeds to the extent that such Net Cash Proceeds shall not have then been used to redeem or repurchase the 2009 Notes or 2010 Notes or to prepay the Sidel Water Capital Lease pursuant to Section 6.09(b)(xi), such Net Proceeds shall be applied by the Administrative Agent (other than any portion of Net Proceeds which would cause the aggregate UK Revolving Loans to be reduced below $10,000,000) to reduce the outstanding principal balance of the Revolving Loans (without a permanent reduction of the Commitment). For purposes of this Section 2.11(c) the 2009 Notes or 2010 Notes shall be deemed to be “redeemed” at the time that a Borrower or Restricted Subsidiary deposits with the trustee under the 2009 Indenture or 2010 Indenture, as applicable, the funds sufficient to redeem the applicable 2009 Notes or 2010 Notes.

(d) All such amounts pursuant to Section 2.11(c) shall be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swing Line Loans) without a corresponding reduction in the Commitment and, if full cash dominion is in effect pursuant to Section 7.3 of the U.S. Security Agreement and Section 7.3 of the Canadian Security Agreement or if an Event of Default has occurred and is continuing, to cash collateralize outstanding LC Exposure. Notwithstanding the foregoing, if any payment pursuant to this Section would require a payment on a day that is not the last day of an Interest Period and if such payment would otherwise require the payment of break funding amounts pursuant to Section 2.16, then (so long as no Event of Default has then occurred and is continuing) the Borrowers may deposit such required payments in a cash collateral account with the Administrative Collateral Agent, subject to the sole dominion and control of the Administrative Collateral Agent and make the required payment at the end of the appropriate Interest Period.

(e) The Borrower Representative shall notify the Disbursement Agent (and in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by facsimile or, in the case of Canadian Swingline Loans and US Swingline Loans, by transmission of a pdf file containing such notice) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing or CDOR Revolving Borrowing, not later than 10:00 a.m., Local Time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing, a Canadian Prime Revolving Borrowing or an Overnight LIBO Revolving Borrowing, not later than 10:00 a.m., Local Time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Disbursement Agent shall advise the Lenders of the contents

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thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

Section 2.12. Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Commitments terminate. Accrued commitment fees shall be payable in arrears on the first day of each calendar month and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the first day of each calendar month following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) The Borrowers agree to pay fees payable under the Fee Letters in the amounts, to the Persons and at the times set forth in the Fee Letters to which they are a party.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available dollars, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to an Issuing Bank) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each U.S. Swingline Loan and each Canadian Swingline Loan, Overadvance and Protective Advance in dollars) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Canadian Prime Borrowing (including each Canadian Swingline Loan, Overadvance and Protective Advance in Canadian Dollars) shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(c) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) The Loans comprising each CDOR Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e) The Loans comprising each Overnight LIBO Borrowing (including each UK Swingline Loan and each Overadvance and Protective Advance in Euros or Sterling) shall bear interest at the Overnight LIBO Rate plus the Applicable Rate.

(f) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, and upon written notice from the Administrative Agent (which notice may be effective retroactively to the date of Default and which notice shall be given by the Administrative Agent upon the written instructions of the Required Lenders) or automatically in the case of a Default described in clauses (h), (i) or (j) of Article VII (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section and (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the Base Rate. In addition, in the event of a Default in the payment of any amount due hereunder other than principal of a Loan (whether or not such Default shall then constitute an Event of Default), such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (1) in the case of any other amount denominated in dollars, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, (2) in the case of any other amount denominated in Canadian Dollars, 2% plus the rate applicable to Canadian Prime Loans as provided in paragraph (b) of this Section and (3) in the case of any other amount denominated in Euros or Sterling, 2% plus the rate applicable to Overnight LIBO Loans as provided in paragraph (e) of this Section. Such interest shall be payable on written demand.

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(g) Accrued interest on each Loan (for ABR Loans, Canadian Prime Loans and Overnight LIBO Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Canadian Prime Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan or CDOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Canadian Prime Rate or CDOR Rate and interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) interest computed by reference to LIBO Rate with respect to loans denominated in Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed. The applicable Alternate Base Rate, Canadian Prime Rate, Adjusted LIBO Rate, LIBO Rate, CDOR Rate or Overnight LIBO Rate shall be determined by the Disbursement Agent, and such determination shall be conclusive absent manifest error.

(i) All interest hereunder shall be paid in the currency in which the Loan giving rise to such interest is denominated.

(j) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

Section 2.14. Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing denominated in dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurodollar Revolving Borrowing denominated in Euros or Sterling, such Borrowing shall be made as an Alternate Rate Borrowing.

(b) If at any time:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Overnight LIBO Rate; or

(ii) the Administrative Agent is advised by the Required Lenders that the Overnight LIBO Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in any Overnight LIBO Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, any Overnight LIBO Borrowing (including any UK Swingline Loan) shall be made as an Alternate Rate Borrowing.

(c) If prior to the commencement of any Interest Period for a CDOR Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the CDOR Rate, as applicable, for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the CDOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

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then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a CDOR Borrowing shall be ineffective and (ii) if any Borrowing Request requests a CDOR Borrowing, such Borrowing shall be made as a Canadian Prime Borrowing.

Section 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or Overnight LIBO Rate) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or CDOR Loans, Overnight LIBO Loans or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any CDOR Loan, Overnight LIBO Loan or Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. This Section 2.15(a) does not apply to the extent any such increased cost is:

(i) attributable to a tax deduction required by law to be made by a Borrower in accordance with Section 2.17;

(ii) compensated for by Section 2.17(c) (or would have been compensated for under Section 2.17(c) but was not compensated solely because any of the exclusions in Section 2.17(c) applied); or

(iii) attributable to the willful breach by the relevant Lender or its Affiliates of any law or regulation.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or any Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or CDOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or CDOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan or CDOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan or CDOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss (but not the loss of the Applicable Rate), cost and expense attributable to such event. In the case of a Eurodollar Loan or CDOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be

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the excess, if any, of (i) the amount of interest (excluding the Applicable Rate) which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the CDOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market, or for Canadian Dollar deposits of a comparable amount and period to such CDOR Loan from other banks in the Canadian bankers’ acceptance market, as applicable. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments by law, then (i) the Borrowers shall notify the Disbursement Agent accordingly, (ii) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Collateral Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (iii) the Borrowers shall make such deductions and (iv) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. A Borrower is not required to make an increased payment to a Lender under Section 2.17 above for a tax deduction in respect of tax imposed by the United Kingdom from a payment of interest on a Borrowing, if on the date on which the payment falls due:

(i) the payment could have been made to the relevant Lender without a tax deduction if it was a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

(ii) (1) the relevant Lender is a UK Qualifying Lender solely under sub-paragraph 2 of the definition of UK Qualifying Lender, (2) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the UK Income Tax Act 2007 (as that provision has effect on the date on which the relevant Lender became a party to this Agreement) which relates to that payment and that Lender has received from the UK Borrower a certified copy of such Direction; and (3) the payment could have been made to the Lender without any tax deduction in the absence of such Direction; or

(iii) the relevant Lender is a UK Qualifying Lender solely under sub-paragraph 2 of the definition of UK Qualifying Lender (a “UK Non-Bank Lender”) and it has not, other than by reason of any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law, or any published practice or concession of any relevant taxing authority, given a Tax Confirmation to the UK Borrower.

(b) A UK Non-Bank Lender which becomes a party to this Agreement either on the Effective Date or on the day on which it accedes to this Agreement gives a Tax Confirmation to the UK Borrower by entering into or acceding to this Agreement.

(c) A UK Non-Bank Lender shall promptly notify the UK Borrower and the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.

(d) In addition to their obligations under clause (a), the Borrowers shall pay any Other Taxes applicable to any and all payments by or on account of any of the obligations of the Borrowers hereunder to the relevant Governmental Authority in accordance with applicable law.

(e) The Borrowers shall jointly and severally indemnify the Administrative Agent, the Disbursement Agent, each Collateral Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, the Disbursement Agent, such Collateral Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or an Issuing Bank, or by the Administrative Agent or either Collateral Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

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(f) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, which in the case of the UK Borrower shall only be the case where the Foreign Lender is a UK Qualifying Lender, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower Representative as will permit such payments to be made without withholding or at a reduced rate.

(h) A Treaty Lender and each Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate at the expense of the applicable Borrower in completing any procedural formalities necessary for that Borrower to obtain authorization to make that payment without a withholding in respect of Tax or at a reduced rate. The applicable Borrower shall reimburse each Lender for its reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred by it in relation to the application for such authorization.

(i) If the Administrative Agent, Disbursement Agent, either Collateral Agent or a Lender determines, in its sole discretion, that it has received a refund (including any foreign tax credit to the extent such credit results in actual tax savings that would not otherwise be available to such Administrative Agent, Disbursement Agent, Collateral Agent or Lender) of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Collateral Agent or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent, Disbursement Agent or such Collateral Agent or Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, Disbursement Agent or such Collateral Agent or Lender in the event the Administrative Agent, Disbursement Agent or such Collateral Agent or Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent, the Disbursement Agent or any Collateral Agent or Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person nor shall it be construed to require the Administrative Agent, the Disbursement Agent, either Collateral Agent or a Lender, as the case may be, to apply for or otherwise initiate any refund contemplated in this section.

(j) All amounts set out, or expressed to be payable under any Loan Document by any party to the Administrative Agent, the Disbursement Agent, either Collateral Agent, any Lender or any Issuing Bank which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply. If VAT is chargeable on any supply made by the Administrative Agent, the Disbursement Agent, either Collateral Agent, any Lender or any Issuing Bank to any party under any Loan Document, that party shall pay to the Administrative Agent, the Disbursement Agent, such Collateral Agent, such Lender or such Issuing Bank as the case may be (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(k) Where any party is required under any Loan Document to reimburse the Administrative Agent, the Disbursement Agent, either Collateral Agent, any Lender or any Issuing Bank as the case may be for any costs or expenses, that party shall also at the same time pay and indemnify the Administrative Agent, the Disbursement Agent, either Collateral Agent, any Lender or any Issuing Bank as the case may be against all VAT incurred by the Administrative Agent, the Disbursement Agent, such Collateral Agent, such Lender or such Issuing Bank as the case may be in respect of the costs or expenses to the extent that the Administrative Agent, the Disbursement Agent, such Collateral Agent, such Lender or such Issuing Bank as the case may be reasonably determines that it is not entitled to credit or repayment of the VAT.

(l) PTR Scheme Designation.

(i) Each Treaty Lender:

(1) irrevocably appoints the Administrative Agent to act as syndicate manager under, and authorizes the Administrative Agent to operate, and take any action necessary or desirable under, the PTR Scheme in connection with this Agreement;

(2) shall co-operate with the Administrative Agent in completing any procedural formalities necessary under the PTR Scheme, and shall promptly supply to the Administrative Agent such information as the Administrative Agent may request in connection with the operation of the PTR Scheme;

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(3) without limiting the liability of any Borrower under this Agreement, shall, within five Business Days of demand, indemnify the Administrative Agent for any liability or loss incurred by the Administrative Agent as a result of the Administrative Agent acting as syndicate manager under the PTR Scheme in connection with the Treaty Lender’s participation in any Loan (except to the extent that the liability or loss arises directly from the Administrative Agent’s gross negligence or willful misconduct); and

(4) shall, within five Business Days of demand, indemnify each Borrower for any Tax which such Borrower becomes liable to pay in respect of any payments made to such Treaty Lender arising as a result of any incorrect information supplied by such Treaty Lender under clause (i)(2) above which results in a provisional authority issued by H.M. Revenue & Customs under the PTR Scheme being withdrawn.

(ii) Each Borrower acknowledges that it is fully aware of its contingent obligations under the PTR Scheme and shall:

(1) promptly supply to the Administrative Agent such information as the Administrative Agent may request in connection with the operation of the PTR Scheme; and

(2) act in accordance with any provisional notice issued by H.M. Revenue & Customs under the PTR Scheme.

(iii) The Administrative Agent agrees to provide, as soon as reasonably practicable, a copy of any provisional authority issued to it under the PTR Scheme in connection with any Loan to those Borrowers specified in such provisional authority.

(iv) All of the parties hereto acknowledge that the Administrative Agent:

(1) is entitled to rely completely upon information provided to it in connection with clause (i) or clause (ii) above;

(2) is not obliged to undertake any enquiry into the accuracy of such information, nor into the status of the Treaty Lender or, as the case may be, Borrower providing such information; and

(3) shall have no liability to any person for the accuracy of any information it submits in connection with clause (i)(1) above.

In this Section 2.17(k), “PTR Scheme” means the Provisional Treaty Relief scheme as described in H .M. Revenue & Customs (formerly the Inland Revenue) Guidelines dated January 2003 and administered by H.M. Revenue & Customs.

Section 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Except as otherwise expressly set forth herein, all payments of Loans shall be paid in the currency in which such Loans were made. Any amounts received after such time on any date may, in the discretion of the Disbursement Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Disbursement Agent at its offices at (i) for payments of U.S. Revolving Loans, U.S. Swingline Loans, LC Disbursements of any U.S. Issuing Bank, fronting fees payable to any U.S. Issuing Bank, Overadvances denominated in dollars, Protective Advances denominated in dollars, fees payable pursuant to Section 2.12(a), participation fees payable pursuant to Section 2.12(b), fees payable pursuant to 2.12(c) and all other payments in dollars, 10 South Dearborn Street, Chicago, Illinois 60603 USA, (ii) for payments of Canadian Revolving Loans, Canadian Swingline Loans, LC Disbursements of the Canadian Issuing Bank, fronting fees payable to the Canadian Issuing Bank, Overadvances denominated in Canadian Dollars and Protective Advances denominated in Canadian Dollars, 200 Bay Street, Suite 1800, Royal Bank Plaza, South Tower, Toronto, Ontario M5J 2J2 and (iii) for payments of UK Revolving Loans, UK Swingline Loans, LC Disbursements of the UK Issuing Bank, fronting fees payable to the UK Issuing Bank, Overadvances denominated in Sterling or Euros and Protective Advances denominated in Sterling or Euros, 125 London Wall, London EC2Y 5AJ, United Kingdom, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Disbursement Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars, except that all payments in respect of Loans (and interest thereon) and Letters of Credit shall be made in the same currency in which such Loan was made or such Letter of Credit was issued At all times that full cash dominion is in effect pursuant to Section 7.3 of the U.S. Security Agreement and Section 7.3 of the Canadian Security Agreement and at all times with respect to collections of the UK Borrower and Loan Parties organized under the laws of the United Kingdom, solely for purposes of determining the amount of Loans available for borrowing purposes, checks (in addition to immediately available funds applied pursuant to Section 2.10(b)) from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the Business Day after receipt, subject to actual collection.

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(b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent, the Disbursement Agent, either Collateral Agent and any Issuing Bank from the Borrowers (other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances ratably, fourth, to pay the principal of the Overadvances and Protective Advances ratably, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements ratably, seventh, to pay an amount to the Administrative Collateral Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services and Swap Obligations that are Secured Obligations, and ninth, to the payment of any other Secured Obligation due to the Administrative Agent, the Disbursement Agent, either Collateral Agent or any Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Specified Default is in existence, neither the Administrative Agent, the Disbursement Agent, either Collateral Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan or CDOR Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or CDOR Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans or Canadian Prime Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Disbursement Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c) At the election of the Administrative Agent or the Disbursement Agent, as the case may be, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Disbursement Agent. Each Borrower hereby irrevocably authorizes (i) the Disbursement Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Disbursement Agent to charge any deposit account of any Borrower maintained with the Disbursement Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent and the Disbursement Agreement may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute

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to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent and, if applicable, the Disbursement Agent, forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent and, if applicable, the Disbursement Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent and, if applicable, the Disbursement Agent, may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future funding obligations of such Lender hereunder; application of amounts pursuant to clauses (i) and (ii) above shall be made in such order as may be determined by the Administrative Agent and, if applicable, the Disbursement Agent, in its discretion.

Section 2.19. Mitigation Obligations; Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or with respect to clause (b) below, if any Lender becomes a Defaulting Lender, then:

(a) such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (and the Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment);

(b) the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.20. Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent, Disbursement Agent, either Collateral Agent, any Issuing Bank or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent, the Disbursement Agent or such Collateral Agent or such Lender. The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, Disbursement Agent, either Collateral Agent, any Issuing Bank or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.20 shall survive the termination of this Agreement.

Section 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) the commitment fee payable pursuant to Section 2.12(a) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender;

(b) the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which (i) affects such Defaulting Lender differently than other affected Lenders (other than as a result of such Defaulting Lender having a greater or lesser Revolving Exposure or Commitment than other affected Lenders) or (ii) would increase the Commitment of the Defaulting Lender, shall require the consent of such Defaulting Lender;

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(c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, at the request of the Administrative Agent, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.21(c), the Borrower shall not be required to pay any fees pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.21(c), then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.21(c), then, without prejudice to any rights or remedies of each Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to each Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(d) so long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that 100% of the related exposure will be covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.21(c) or pursuant to Section 2.21(e)(iii) or such other arrangements that are satisfactory to such Issuing Bank; and

(e) in the event and on the date that each of the Administrative Agent, the Borrower, each Issuing Bank and each Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.22. Joint and Several Liability. Each U.S. Co-Borrower is accepting joint and several liability with the other U.S. Co-Borrower hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent, the Collateral Agents, the Issuing Banks and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each U.S. Co-Borrower and in consideration of the undertakings of the other U.S. Co-Borrower to accept joint and several liability for the Obligations of the U.S. Co-Borrower. Each U.S. Co-Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other U.S. Co-Borrower, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.22), it being the intention of the parties hereto that all the Obligations of the U.S. Co-Borrowers shall be the joint and several obligations of each U.S. Co-Borrower without preferences or distinction among them. If and to the extent that any U.S. Co-Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other U.S. Co-Borrower will make such payment with respect to, or perform, such Obligation. The Obligations of each U.S. Co-Borrower under the provisions of this Section 2.22 constitute the absolute and unconditional, full recourse Obligations of each U.S. Co-Borrower enforceable against each such U.S. Co-Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever. Nothing contained in this Section 2.22 shall effect the obligations of any U.S. Co-Borrower or any other Loan Party under any other provision of this Agreement (including Article X hereof) or any other Loan Document.

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ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

Section 3.01. Organization; Powers. Each of the Loan Parties and each of its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts. The Transactions (including the incurrence of Indebtedness on the date of each Borrowing or other extension of credit hereunder) (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any indenture or other agreement governing Indebtedness or any other material agreement or other instrument binding upon any Loan Party or any of its Restricted Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Restricted Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents.

Section 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders (i) the Company’s consolidated balance sheet and statements of income, stockholders equity and cash flows (A) as of and for the fiscal year ended January 2, 2010, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (B) as of and for the fiscal quarters and the portions of the fiscal year ended April 3, 2010 and July 3, 2010, certified by its chief financial officer, (ii) the Cliffstar Companies’ (A) audited consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended January 2, 2010, and (B) unaudited consolidated balance sheet and statements of income, stockholders equity and cash flows dated as of June 6, 2010, and (iii) pro forma consolidated financial statements of the Company and its Subsidiaries and a pro forma consolidated statement of income of the Borrower for the twelve-month period ending on the last day of the most recently completed four fiscal quarter period ended on June 30, 2010, prepared after giving effect to the Cliffstar Acquisition as if the Cliffstar Acquisition had occurred at the beginning of such period, certified by its chief financial officer. Such financial statements in clauses (i) and (ii) present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries and/or the Cliffstar Companies and their consolidated Subsidiaries, as the case may be, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (i)(B) above.

(b) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since January 2, 2010.

Section 3.05. Properties. (a) As of the Effective Date, Schedule 3.05 sets forth the address and the estate of each parcel of real property that is owned or leased by each Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists except where the failure of such lease or sublease to be valid and enforceable or the existence of any such default could not reasonably be expected to result in a Material Adverse Effect. Each of the Loan Parties has good and indefeasible (or in the Province of Ontario, Canada, marketable and insurable, or in the UK, good and marketable) title to, or valid leasehold interests in, all its real and personal property, except where the failure to have such title or interests, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. None of the real and personal property of any Loan Party is subject to any Lien, except for Permitted Liens.

(b) Each Loan Party owns, or is licensed to use, all Intellectual Property used in its business as currently conducted, except where the failure to own such Intellectual Property or possess such license, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. A correct and complete list of all (i) Intellectual Property owned by any Loan Party as of the Effective Date which is subject of a registration or application in any Intellectual Property registry or which is otherwise material to the business of the Loan Parties as currently conducted and (ii) material Intellectual Property license agreements to which any Loan Party is a party or otherwise bound (whether as licensor or licensee), as of the Effective

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Date, is set forth on Schedule 3.05. The use thereof by the Loan Parties and the conduct of the business of the Loan Parties, as currently conducted does not, to their knowledge, infringe upon or otherwise violate in any material respect the rights of any other Person, and there are no claims pending, or to the Loan Parties’ knowledge, threatened, to such effect. As of the Effective Date, the Loan Parties’ rights thereto are not subject to any licensing agreements or similar arrangement other than as set forth on Schedule 3.05 or as is not material to their business as currently conducted.

Section 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, (x) on the Effective Date relating to the Cliffstar Acquisition or (y) threatened against or affecting the Loan Parties or their Restricted Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b) (i) Except for the Disclosed Matters, as of the date hereof neither any Loan Party nor any of its Subsidiaries (1) has received notice of any claim with respect to any Environmental Liability or (2) knows of any basis for any Environmental Liability that could, in the case of this clause (2), reasonably be expected to result in a Material Adverse Effect and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither any Loan Party nor their Restricted Subsidiaries (1) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

(c) Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 3.07. Compliance with Laws and Agreements. Each Loan Party and each of their Restricted Subsidiaries is in compliance with all Requirements of Law (other than Environmental Law, which is addressed by Section 3.06) applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08. Investment Company Status. Neither any Loan Party nor any of their respective Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09. Taxes. Each Loan Party and each of their Restricted Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or Restricted Subsidiary has set aside on its books adequate reserves. No tax liens have been filed and no claims are being asserted with respect to any such taxes except where (a) such liens or claims are being contested in good faith by appropriate proceedings, (b) such Loan Party or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) such liens or claims could not reasonably be expected to result in a Material Adverse Effect. Each of the Company and its Subsidiaries has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of the Canada and Quebec pension plans, employment insurance and employee income taxes. As of the Effective Date, no Taxes are imposed, by withholdings or otherwise, on any payment to be made by the UK Borrower under any Loan Document, or are imposed on, or by virtue of, the execution or delivery by the UK Borrower of any Loan Document. As of the Effective Date, the UK Borrower is not required to make any deduction for or on account of Tax from any payment it may make under any Loan Document. Each Borrower is resident for Tax purposes only in the jurisdiction of its establishment or incorporation as the case may be.

Section 3.10. ERISA; Canadian Pension Plans; Benefit Plans. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(b) As of the Effective Date, Schedule 3.10 lists all Canadian Union Plans, Canadian Benefit Plans and Canadian Pension Plans currently maintained or contributed to by the Loan Parties and their Subsidiaries. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration. Each Loan Party and each of their Subsidiaries has complied with and performed all of its obligations under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. All employer and employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan, Canadian Union Plan or Canadian Benefit Plan by a Loan Party have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws, except where required by law or collective agreement or where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of any Loan Party, there have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not be

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reasonably expected to have a Material Adverse Effect. There has been no partial termination of any Canadian Pension Plan that has a defined benefit provision and no facts or circumstances have occurred or existed that could result, or be reasonably anticipated to result, in the declaration of a partial termination of any such plan under Requirements of Law. Except as set forth on Schedule 3.10, there are no outstanding disputes concerning the assets of the Canadian Pension Plans, the Canadian Benefit Plans or, with respect to the Canadian Union Plans, there are no outstanding disputes involving any Loan Party, in each case that could reasonably be expected to have a Material Adverse Effect. As of the Effective Date, none of the Loan Parties sponsors any Canadian Pension Plan that has a defined benefit provision or any other Canadian Pension Plan that requires the preparation of an actuarial report.

(c) Neither the UK Borrower nor any of its Subsidiaries is or has at any time after April 27, 2004 been (1) an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993), other than the UK Pension Scheme or (2) “connected” with or an “associate” of (as those terms are used in Sections 39 and 43 of the Pensions Act 2004) such an employer.

Section 3.11. Disclosure. Each Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Offering Memorandum nor any of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

Section 3.12. Material Agreements. Neither any Loan Party nor any of their respective Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any material agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Material Indebtedness except in each case, where such default could not reasonably be expected to result in the acceleration of any obligations due under such agreement or instrument or otherwise result in the cancellation or termination of such agreement or instrument or a material increase in cost thereunder.

Section 3.13. Solvency. (a) Immediately after the consummation of each of the Cliffstar Acquisition and the Transactions to occur on the Effective Date, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

(b) No Loan Party intends to, and no Loan Party believes that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.

Section 3.14. Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrowers believe that the insurance maintained by or on behalf of the Loan Parties is adequate.

Section 3.15. Capitalization and Subsidiaries. As of the Effective Date, (a) Schedule 3.15 sets forth (i) a correct and complete list of the name and relationship to the Company of each and all of the Company’s Subsidiaries after giving effect to the Cliffstar Acquisition, the Transactions and the Restructuring , (ii) a true and complete listing of each class of each of the Borrowers’ authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable (to the extent such concepts are applicable), and, in the case of Loan Parties (other than the Company) and their Subsidiaries owned beneficially and of record by the Persons identified on Schedule 3.15, and (iii) the type of entity of the Company and each of its Subsidiaries. Each of the issued and outstanding Equity Interests owned by any Loan Party in each of their Subsidiaries has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

Section 3.16. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of, as applicable, the UK Security Trustee or the Administrative Collateral Agent, for the benefit of the Administrative Collateral Agent and the Lenders, and upon filing of UCC financing statements (or their equivalent under the PPSA), as necessary, the taking of actions or making of filings with respect to Intellectual Property registrations or

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applications issued or pending, and, in the case of real property, filing of the Mortgages as necessary, such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable, pursuant to any applicable law, (b) Permitted Perfection Limitations and (c) Liens created by a UK Borrower where (i) registration of particulars of such Liens at the Companies Registration Office in England, Scotland and Wales is required under Section 860 of the Companies Act of 2006, (ii) registration of particulars of such Liens at the Trade Marks Registry at the Patent Office in England, Scotland and Wales is required or (iii) registration of such Liens at the Land Registry or Land Charges Registry in England, Scotland and Wales is required and, in any such case, such registration is not duly effected. As of the Effective Date, the jurisdictions in which the filing of UCC financing statements (or their equivalent under the PPSA) are necessary are listed on Schedule 3.16 and the jurisdictions in which the filing of the Mortgages are necessary are listed on Schedule 3.16.

Section 3.17. Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns, and no unfair labor practice charges, against any Loan Party and their Restricted Subsidiaries pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in material violation of the Fair Labor Standards Act, the Employee Standards Act (Ontario) or any other applicable federal, provincial, territorial, state, local or foreign law dealing with such matters. All material payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages, vacation pay and employee health and welfare insurance and other benefits, including on account of the Canada and Quebec Pension Plans, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary.

Section 3.18. Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

Section 3.19. 2009 Note Documents and 2010 Note Documents. The Borrowers have delivered to the Administrative Agent true, complete and correct copies of each of the 2009 Note Documents and the 2010 Note Documents (including all schedules, exhibits and annexes thereto). The Loans and all other Secured Obligations of the Loan Parties under this Agreement and each of the other Loan Documents are permitted to be incurred under each of the 2009 Note Documents and the 2010 Note Documents. This Agreement is within the definition of “Credit Agreement” under each of the 2009 Note Documents and the 2010 Note Documents.

Section 3.20. Centre of Main Interests. For the purposes of the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), the UK Borrower’s centre of main interests (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

Section 3.21. Stock Ownership. As of the Effective Date, the fair market value of all Permitted Margin Stock is less than $25,000.

Section 3.22. Unrestricted Subsidiaries. As of the Effective Date, the aggregate amount of EBITDA and total assets of all Unrestricted Subsidiaries listed on Schedule 1.01(c) (other than the Northeast Retailer Group) does not exceed 5.0% of EBITDA for the period of four fiscal quarters of the Company and its Subsidiaries (other than Northeast Retailer Group) most recently ended or 5.0% of consolidated total assets of the Company and its Subsidiaries as of the Effective Date.

Section 3.23. Representations and Warranties in Asset Purchase Agreement. On the Effective Date, all representations and warranties made by the Cliffstar Companies in the APA that are material to the interests of the Lenders are true and correct in all material respects.

Section 3.24. Intercompany Advances. As of the Effective Date, Schedule 3.24 sets forth (a) a true and correct list of all loans and advances made by any Loan Party to any other Loan Party or by any Loan Party to any Subsidiary (i) as of July 3, 2010 and (ii) in connection with the Cott Acquisition and the Restructuring outstanding on the Effective Date, and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to any Loan Party as of July 3, 2010.

Section 3.25. Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio determined as of July 3, 2010 (with the unfinanced portion of Capital Expenditures, EBITDA and Fixed Charges for the fiscal quarter ending on October 3, 2009 being calculated on a basis consistent with the calculations used to determine the unfinanced portion of Capital Expenditures, EBITDA and Fixed Charges for the fiscal quarters ended January 2, 2010, April 3, 2010 and July 3, 2010 as set forth in the definition of Fixed Charge Coverage Ratio and Fixed Charges) was greater than 1.1 to 1.

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ARTICLE IV

Conditions

Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or pdf transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, and (ii) duly executed copies (or facsimile or pdf copies) of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and written opinions of the United States and Canadian Loan Parties’ counsel, addressed to the Administrative Agent, the Disbursement Agent, the Collateral Agents, the Issuing Banks and the Lenders in form and substance acceptable to the Administrative Agent and written opinions of the Administrative Agent’s counsel with respect to matters concerning the UK Loan Parties, such opinion to be in form and substance acceptable to the Administrative Agent.

(b) Financial Statements and Projections. The Lenders shall have received (i) audited consolidated financial statements of the Company and its Subsidiaries for the January 2, 2010 fiscal year, (ii) audited consolidated financial statements of the Cliffstar Companies and their Subsidiaries for the January 2, 2010 fiscal year, (iii) unaudited interim consolidated financial statements of the Company and its Subsidiaries and for Cliffstar Corporation and its subsidiaries for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clauses (i) and (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of the Company and its Subsidiaries or Cliffstar Corporation and its subsidiaries, respectively, as reflected in the financial statements or projections provided to the Administrative Agent and the Lenders prior to the Effective Date (iv) satisfactory pro forma consolidated financial statements of the Company and its Subsidiaries for the twelve-month period ending June 30, 2010, prepared after giving effect to the Cliffstar Acquisition and the Transactions as if the Cliffstar Acquisition and the Transactions had occurred at the beginning of such period and (v) monthly projections for fiscal year 2010 and annual projections for fiscal years 2011 through 2014, in each case satisfactory to the Administrative Agent in its sole discretion.

(c) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary, Assistant Secretary or Director, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party, together with all amendments thereto, certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws, memorandum and articles of association or operating, management or partnership agreement (or other equivalent organizational documents), together with all amendments thereto, and (ii) a long form certificate of good standing, status or compliance, as applicable, together with any bring-down certificates or facsimiles, if any, for each Loan Party from its jurisdiction of organization, each dated a recent date on or prior to the Effective Date.

(d) No Default Certificate. The Administrative Agent shall have received a certificate, signed by the chief financial officer or treasurer of each Borrower, on the Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, and (iii) certifying any other factual matters as may be reasonably requested by the Administrative Agent.

(e) Fees. The Lenders, the Collateral Agents and the Administrative Agent shall have received all other fees required to be paid (including, pursuant to the Fee Letters), and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

(f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search and/or, with respect to Eligible Real Property, appropriate title reports in each of the jurisdictions where assets of the Loan Parties are located (except that with respect to any Loan Party that is organized under the laws of the United States or any state thereof, the Administrative Agent shall have received search results only in such Loan Party’s jurisdiction of formation or organization) and each of the jurisdictions where Eligible Real Property or Eligible Equipment is located and such search or title report shall reveal no Liens on any of the assets of the Loan Parties except for Permitted Liens or those discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

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(g) Pay-Off Letter. The Administrative Agent shall have received satisfactory pay-off letters for (or other evidence satisfactory to the Administrative Agent of the payment in full of) (i) all existing Indebtedness under the Existing Credit Agreement and (ii) all existing Indebtedness of the Cliffstar Companies, in each case confirming that all Liens upon any of the property of the Loan Parties or the Cliffstar Companies, as applicable, constituting Collateral will be terminated concurrently with such payment.

(h) Funding Accounts. The Administrative Agent shall have received a notice setting forth the deposit account(s) of the Borrowers (the “Funding Accounts”) to which the Lender is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(i) Customer List. The Administrative Agent shall have received a true and complete Customer List.

(j) Cliffstar Control Agreements. The Administrative Collateral Agent or the UK Security Trustee, as applicable, shall have received Deposit Account Control Agreements over the Cliffstar Deposit Accounts in accordance with Article VII of the U.S. Security Agreement.

(k) Solvency. The Administrative Agent shall have received a solvency certificate, in form and substance satisfactory to the Administrative Agent, from a Financial Officer.

(l) Borrowing Base Certificate. Each Collateral Agent shall have received an Aggregate Borrowing Base Certificate which calculates the Aggregate Borrowing Base as of the end of the week immediately preceding the Effective Date. Each Collateral Agent shall have also received a Borrowing Base Certificate from each Borrower which calculates the Borrowing Base of such Borrower as of the end of the week immediately preceding the Effective Date.

(m) Closing Availability. After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder and the consummation of the Cliffstar Acquisition and the Transactions, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Borrowers’ Aggregate Availability shall not be less than $75,000,000.

(n) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Collateral Agent or the UK Security Trustee, as applicable, shall have received (i) the certificates representing the shares of Equity Interests pledged pursuant to the Security Agreements (other than the Equity Interests identified on Item 6 of Schedule 5.15), together with an undated stock power or stock transfer form, as applicable, for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Collateral Agent or the UK Security Trustee, as applicable, pursuant to the Security Agreements (other than the promissory note identified on Item 6 of Schedule 5.15), endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(o) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code and PPSA financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Collateral Agent or the UK Security Trustee to be filed, registered or recorded in order to create in favor of the Administrative Collateral Agent, for the benefit of the Lenders, or the UK Security Trustee, as applicable, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(p) [Intentionally Omitted].

(q) Mortgages (hypothec), etc. The Administrative Collateral Agent shall have received, with respect to each parcel of real property which is identified on Schedule 1.01(a), each of the following, in form and substance reasonably satisfactory to the Administrative Collateral Agent:

(i) a Mortgage (or hypothec) on such property;

(ii) evidence that a counterpart of the Mortgage (or hypothec) has been recorded in the place necessary, in the Administrative Agent’s judgment, to create a valid and enforceable first priority Lien (subject to Permitted Encumbrances which (a) have been approved by the Administrative Agent in the exercise of its Permitted Discretion and are disclosed in a title insurance policy issued in favor of the Administrative Collateral Agent or (b) which do not have priority over the Lien granted in favor of the Administrative Collateral Agent) in favor of the Administrative Collateral Agent for the benefit of itself and the Lenders (or has been delivered to the title company for recording) and which may be set up against third parties;

(iii) ALTA (or its customary Canadian equivalent) or other mortgagee’s title policy;

(iv) an ALTA (or its customary Canadian equivalent) survey prepared and certified to the Administrative Agent by a surveyor acceptable to the Administrative Agent; provided that for the purposes of the Effective Date and without in any way affecting the obligations of the Loan Parties pursuant to Section 5.15, surveys delivered pursuant to the Existing Credit Agreement shall be deemed acceptable for the purposes of this subsection (q)(iv);

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(v) an opinion of Borrowers’ local counsel in the applicable jurisdiction in which such parcel of real property is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

(vi) if any such parcel of real property is determined by the Administrative Agent to be in a flood zone, a flood notification form signed by the Borrower Representative and evidence that flood insurance is in place for the building and contents (or, for real property located in Canada, customary evidence of notice or flood plains and compliance with any relevant regulations, where applicable), all in form and substance satisfactory to the Administrative Agent; and

(vii) such other information, documentation, and certifications as may be reasonably required by the Administrative Agent.

(r) Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the applicable terms of the Security Agreements (including Section 5.09 of this Agreement and Section 4.11 of the U.S. Security Agreement).

(s) Letter of Credit Application. The Administrative Agent shall have received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable) if the issuance of a Letter of Credit will be required on the Effective Date. The Borrowers shall have executed the Issuing Banks’ master agreements for the issuance of commercial Letters of Credit.

(t) Tax Withholding. The Administrative Agent shall have received a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party or such other similar form as required under the laws of the relevant jurisdiction.

(u) Process Agent. The Administrative Agent shall have received evidence of the acceptance by the Process Agent of its appointment as process agent by the UK Borrower and the Company and Cott Beverages shall have been appointed as the Process Agent for each other Loan Party that is not organized under the laws of any State of the United States.

(v) Restructuring. If the Company determines to enter into the Restructuring, the Company and its Subsidiaries shall have completed, to the satisfaction of the Administrative Agent, in its discretion, an internal restructuring prior to or contemporaneous with the Effective Date resulting in a corporate structure substantially as set forth on Annex A, and the Administrative Agent shall be satisfied with all transactions entered into in connection with the Restructuring, including all documents related to the Restructuring and the Administrative Agent and its counsel shall have received other documents relating to the Restructuring as the Administrative Agent may reasonably request, each in form and substance satisfactory to the Administrative Agent, in its discretion.

(w) [Intentionally Omitted].

(x) Appraisals and Field Examinations. The Administrative Agent and the Administrative Collateral Agent shall have received (i) appraisals of Inventory of the U.S. Co-Borrowers from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent and the Administrative Collateral Agent, such appraisals to include, without limitation, information required by applicable law and regulations, with such appraisals being at the sole cost and expense of the Loan Parties and (ii) access to the properties, books, records and employees of the Cliffstar LLC and the Cliffstar Companies to conduct field examinations, to ensure the adequacy of assets that will constitute Borrowing Base Collateral on the Effective Date and related reporting and control systems, with such field examination being at the sole cost and expense of the Loan Parties and subject to the satisfaction of the Administrative Agent and the Administrative Collateral Agent.

(y) Cliffstar Acquisition.

(i) The Cliffstar Acquisition shall have been consummated in accordance with the terms of the APA without material waiver or amendment thereof unless consented to by the Administrative Agent and the Lead Arrangers and in compliance with applicable law and regulatory approvals.

(ii) All material governmental and material third party approvals required under the APA shall have been obtained and be in effect.

(iii) The Administrative Agent shall have received true and correct copies of the APA and all agreements executed in connection therewith together with a certificate of an authorized officer of the Company (A) certifying as to the accuracy and completeness of such documents and (B) the matters set forth in clauses (i) and (ii) above, and such materials shall have been made available to each Lender requesting a copy of the same.

(z) 2009 Note Documents and 2010 Note Documents. The Administrative Agent shall have received true and correct copies of each of (i) the 2009 Note Documents, and (ii) the 2010 Note Documents, in each case including all schedules, exhibits and annexes thereto and together with a certificate of an authorized officer of the Company certifying as to the accuracy and completeness of such documents, and such materials shall have been made available to each Lender requesting a copy of the same.

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(aa) Flow of Funds Memorandum. The Administrative Agent shall have received a flow of funds memorandum reflecting any Loans to be made hereunder on the Effective Date, the proceeds of the issuance of the 2010 Notes and the New Equity, and intercompany transfers to be made on the Effective Date, all payments to be made by or on behalf of any Loan Party under the APA on the Effective Date and all other payments to be made with the proceeds of any Loans or the proceeds of the issuance of the 2010 Notes or the New Equity.

(bb) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, the Disbursement Agent, any Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., Chicago time, on August 30, 2010 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.02. Each Credit Event. The effectiveness of this Agreement or the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except for any representation and warranty made as of an earlier date, which representation shall remain true and correct in all material respects as of such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) After giving effect to any Borrowing or the issuance of any Letter of Credit, Aggregate Availability is not less than zero.

(d) The Indebtedness hereunder, including any Loan made or Letter of Credit issued on such date (and all reimbursement and other obligations in respect thereof), is permitted Indebtedness under each of the 2009 Indenture and the 2010 Indenture.

(e) If the aggregate amount of Loans and Letters of Credit outstanding under this Agreement shall exceed $250,000,000 at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Administrative Agent shall have received a certificate together with such Borrowing Request or Letter of Credit Request, in each case signed by a Financial Officer of the Borrower Representative (together with such support therefor as the Administrative Agent may reasonably request), certifying that, at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit is permitted under the 2009 Indenture and the 2010 Indenture.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section.

Notwithstanding the failure to satisfy the conditions precedent set forth in paragraphs (a) or (b) of this Section, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make (or authorize a Disbursement Agent to make) Loans and an Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit (or amend, renew or extend any Letter of Credit) for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or issuing or causing to be issued (or amending, renewing or extending) any such Letter of Credit is in the best interests of the Lenders.

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ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or have been cash collateralized in accordance with Section 2.06(j) hereof) and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

Section 5.01. Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent (to be made available by the Administrative Agent to each Lender either by posting such documents on Intralinks or other electronic transmission system or by other method selected by the Administrative Agent) the following information:

(a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants reasonably acceptable to the Required Lenders (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants (it being understood that the information required by this Section 5.01(a) may be furnished in the form of the Company’s annual report on Form 10-K filed with the United States Securities and Exchange Commission for the applicable fiscal year (so long as the financial statements and independent public accountants report thereon comply with the requirements set forth above));

(b) within 45 days after the end of each of the first three fiscal quarters of the Company, its consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the information required by this Section 5.01(b) may be furnished in the form of the Company’s quarterly report on Form 10-Q filed with the United States Securities and Exchange Commission for the applicable fiscal quarter (so long as the financial statements and certification thereof comply with the requirements set forth above));

(c) within 30 days after the end of each fiscal month of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that financial statements shall be deliverable under this clause (c) only for the period(s) commencing on such date, if any, as Aggregate Availability is less than $30,000,000 and ending on such date, if any, as Aggregate Availability is at least $30,000,000 for a period of 10 consecutive Business Days.

(d) concurrently with any delivery of financial statements under clause (a) or (b) or (c) above, a certificate of a Financial Officer or Treasurer of the Borrower Representative in substantially the form of Exhibit C (i) certifying, in the case of the financial statements delivered under clause (b) or (c), as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) in the case of financial statements delivered under clause (a) or (b) above, setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio for the fiscal quarter most recently ended and, if applicable, demonstrating compliance with Section 6.13 and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines and need not be delivered at all if accounting rules or guidelines then in effect prohibit delivery of such a certificate);

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(f) as soon as available, but in any event not more than 45 days after the commencement of each fiscal year of the Company, a copy of the plan and forecast (including a projected balance sheet, income statement and funds flow statement in form acceptable to the Administrative Agent) of the Company for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(g) as soon as available but in any event within 15 days of the end of each calendar month (or, in the case of July 2010, on or before August 31, 2010), and at such other times as may be requested by either Collateral Agent, as of the period then ended, an Aggregate Borrowing Base Certificate, together with a Borrowing Base Certificate for each Borrower which calculates such Borrower’s Borrowing Base, and supporting information in connection therewith, together with any additional reports with respect to the Aggregate Borrowing Base or any Borrowing Base of a Borrower as either Collateral Agent may reasonably request; and the PP&E Component of the Borrowing Bases shall be updated (i) from time to time upon receipt of periodic valuation updates received from either Collateral Agent’s asset valuation experts, (ii) concurrent with the sale or commitment to sell any assets constituting part of the PP&E Component, (iii) in the event such assets are idled for a period in excess of ten (10) consecutive days for any reason other than routine maintenance or repairs, reconfiguration or due to seasonal production in the ordinary course of business, or (iv) in the event that the value of such assets is otherwise impaired, as determined in either Collateral Agent’s Permitted Discretion; provided that (A) if on any date Aggregate Availability is less than the greater of (i) the Borrowing Base Reporting Trigger Level at such time and (ii) $40,000,000, then for the period(s) commencing on any such date and ending on the date, if any, on which Aggregate Availability is equal to or greater than the greater of (y) the Borrowing Base Reporting Trigger Level at such time and (z) $40,000,000, for a period of 10 consecutive Business Days, or (B) if requested by the Administrative Agent, either Collateral Agent or the Required Lenders, during any period that an Event of Default is continuing, the Borrowers will be required to furnish an Aggregate Borrowing Base Certificate, Borrowing Base Certificates for each Borrower and supporting information in connection therewith to each Collateral Agent as soon as available but in any event within 3 Business Days after the end of each calendar week, and at such other times as may be requested by either Collateral Agent, as of the period then ended;

(h) as soon as available but in any event within 15 days of the end of each calendar month (or, in the case of July 2010, on or before August 31, 2010) and at such other times as may be reasonably requested by either Collateral Agent, as of the period then ended, all delivered electronically in a text formatted file reasonably acceptable to each Collateral Agent:

(i) a detailed aging of each Borrower’s Accounts (1) including a listing of all invoices aged by invoice date and due date (with an explanation of the terms offered) and (2) reconciled to the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of such Borrower delivered as of such date prepared in a manner reasonably acceptable to each Collateral Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

(ii) a schedule detailing each Borrower’s Inventory, in form satisfactory to each Collateral Agent, (1) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work- in- process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as either Collateral Agent has previously indicated to the Borrower Representative are deemed by either Collateral Agent to be appropriate, (2) including a report of any variances or other results of Inventory counts performed by such Borrower since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by such Borrower and complaints and claims made against such Borrower), and (3) reconciled to the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of such Borrower delivered as of such date;

(iii) a worksheet of calculations prepared by each Borrower to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(iv) a reconciliation of each Borrower’s Accounts and Inventory between the amounts shown in such Borrower’s general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and

(v) a reconciliation of the loan balance per each Borrower’s general ledger to the loan balance under this Agreement;

(i) as soon as available but in any event within 15 days of the end of each calendar month (or, in the case of July 2010, on or before August 31, 2010) and at such other times as may be requested by either Collateral Agent, as of the month then ended, a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to each Collateral Agent;

(j) promptly upon either Collateral Agent’s reasonable request:

(i) copies of invoices in connection with the invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and

(iii) a schedule detailing the balance of all intercompany accounts of the Loan Parties and their Restricted Subsidiaries;

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(k) concurrently with any delivery of an Aggregate Borrowing Base Certificate under clause (g) above, and at such other times as may be requested by either Collateral Agent, as of the period then ended, the Borrowers’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal;

(l) concurrently with the delivery of a certificate of a Financial Officer pursuant to Section 5.01(d) for the first and third quarters of each fiscal year of the Company, an updated Customer List;

(m) (i) as soon as possible and in any event within 15 days after the end of each calendar month, a detailed listing of all advances of proceeds of Loans requested by the Borrower Representative for each Borrower during the immediately preceding calendar month and (ii) concurrently with the delivery of each certificate of a Financial Officer pursuant to Section 5.01(d), a detailed listing of all intercompany loans made by any of the Loan Parties or their Restricted Subsidiaries during the applicable calendar month or quarter;

(n) concurrently with the delivery of a certificate of a Financial Officer pursuant to Section 5.01(d) for the first and third quarters of each fiscal year of the Company (or as soon thereafter as is practicable if an order has been placed by each U.S. Co-Borrower to obtain the same prior to the date of the delivery of such certificate), certificates of good standing for each U.S. Co-Borrower from the appropriate governmental officer in each U.S. Co-Borrower’s jurisdiction of incorporation;

(o) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Borrower or any Subsidiary with the Securities and Exchange Commission or any other U.S. or Canadian federal or provincial securities commission, or any Governmental Authority succeeding to any or all of the functions of any such commission, or with any national securities exchange, or distributed by any Borrower to its shareholders generally, as the case may be; provided that information required to be delivered pursuant to this Section 5.01(o) shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower Representative provides written notice or an automatic e-mail link to the Administrative Agent that such information has been posted on the Company’s website on the Internet at http://www.cott.com/investors/filings/en.htm or is available via the EDGAR system of the United States Securities and Exchange Commission on the Internet (to the extent such information has been posted or is available as described in such notice);

(p) concurrently with the delivery of each certificate of a Financial Officer pursuant to Section 5.01(d) that is delivered in connection with the delivery of financial statements under Section 5.01(a), and at such other times as may be reasonably requested by either Collateral Agent, a list of (i) all Intellectual Property owned by the Loan Parties which is the subject of a registration or application in any intellectual property registry which has been acquired, filed or issued since the previous update was provided to the Administrative Agent and (ii) any material licenses of Intellectual Property to which any Loan Party has become a party to or otherwise bound by (whether as licensor or licensee) since the last update provided to the Collateral Agents;

(q) concurrently with the delivery of each certificate of a Financial Officer pursuant to Section 5.01(d) that is delivered in connection with the delivery of financial statements under Section 5.01(a) or 5.01(b), (i) a calculation of (x) EBITDA for the period of four fiscal quarters of the Company and its Subsidiaries most recently ended for which financial statements have been or are required to have been delivered pursuant to Sections 4.01(b), 5.01(a) or 5.01(b), as applicable, and (y) consolidated total assets of the Company and its Subsidiaries as at the last day of such four fiscal quarter period and (ii) reasonably detailed calculations demonstrating compliance with the limitations set forth in Section 5.13(a)(iii); and

(r) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary, or compliance with the terms of this Agreement, as either Collateral Agent or the Administrative Agent (on behalf of itself or any Lender) may reasonably request.

Section 5.02. Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party or any of their respective Restricted Subsidiaries that (i) seeks damages in excess of $20,000,000, (ii) seeks injunctive relief which, if granted, could reasonably be expected to result in a Material Adverse Effect, (iii) is asserted or instituted against any Plan, Canadian Benefit Plan, Canadian Pension Plan, its fiduciaries or its assets and which could reasonably be expected to result in a Material Adverse Effect, (iv) alleges criminal misconduct by any Loan Party or any of their respective Restricted Subsidiaries, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws and which could reasonably be expected to result in a Material Adverse Effect, (vi) contests any tax, fee, assessment, or other governmental charge in excess of $20,000,000, or (vii) involves any material product recall;

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(c) any loss, damage, or destruction to the Collateral in the amount of $2,500,000 or more per occurrence or related occurrences, whether or not covered by insurance;

(d) any and all default notices received under or with respect to any leased location or public warehouse where Collateral in the amount of $2,500,000 or more included in the Aggregate Borrowing Base (or which would be included but for such notice) is located (which shall be delivered within five Business Days after receipt thereof);

(e) notwithstanding the forgoing, the Borrower will, within five Business Days, furnish to the Administrative Agent written notice of the fact that a Loan Party has entered into a Swap Agreement or an amendment to a Swap Agreement, together with a description (including nature and amount) of the terms of such Swap Agreement or amendment, as the case may be;

(f) the occurrence of any ERISA Event or breach of the representations and warranties in Section 3.10 that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $10,000,000;

(g) the release into the environment of any Hazardous Material that is required by any applicable Environmental Law to be reported to a Governmental Authority and which could reasonably be expected to lead to any material Environmental Liability; and

(h) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03. Existence; Conduct of Business. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except where any of the following could not reasonably be expected to result in a Material Adverse Effect, the rights, qualifications, franchises, governmental authorizations, intellectual property rights, licenses and permits used or useful in the conduct of its business, and all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) engage only in Permitted Businesses.

Section 5.04. Payment of Obligations. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay or discharge all Material Indebtedness, the Earnout, the Permitted Deferred Consideration, and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and, in the case of the Earnout, pursuant to the terms of the APA, (b) such Loan Party or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05. Maintenance of Properties. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 5.06. Books and Records; Inspection Rights. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent and/or any Collateral Agent and, after the occurrence and during the continuance of an Event of Default, any Lender (including employees of the Administrative Agent and/or any Collateral Agent, and, after the occurrence and during the continuance of an Event of Default, any Lender, or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent and/or any Collateral Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants (so long as management of the Borrower Representative is permitted to be present), all at such reasonable times and as often as reasonably requested. After the occurrence and during the continuance of any Event of Default, each Loan Party shall provide the Administrative Agent and/or any Collateral Agent (which may be accompanied by the Lenders) with access to its suppliers. The Loan Parties acknowledge that the Administrative Agent and/or any Collateral Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ and their respective Subsidiaries’ assets for internal use by the Administrative Agent, the Collateral Agents and the Lenders.

Section 5.07. Compliance with Laws. (a) Each Loan Party will, and will cause each of its Restricted Subsidiaries to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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(b) U.S. and Canadian Pension Plans and Benefit Plans.

(i) For each existing, or hereafter adopted, Plan, Canadian Pension Plan, Canadian Union Plan and Canadian Benefit Plan, each Loan Party will, and will cause each Subsidiary to, in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Plan, Canadian Pension Plan, Canadian Union Plan or Canadian Benefit Plan, including under any funding agreements and all applicable laws.

(ii) All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Plan, Canadian Pension Plan, Canadian Union Plan or Canadian Benefit Plan by a Loan Party shall be paid or remitted by each Loan Party and each Subsidiary of each Loan Party in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

(iii) The Loan Parties shall deliver to each Lender (i) if requested by such Lender, copies of each annual and other return, report or valuation with respect to each Plan and Canadian Pension Plan as filed with any applicable Governmental Authority; (ii) promptly after receipt thereof, a copy of any material direction, order, notice, ruling or opinion that any Loan Party or any Subsidiary of any Loan Party may receive from any applicable Governmental Authority with respect to any Plan or Canadian Pension Plan; (iii) notification within 30 days of any increases having a cost to one or more of the Loan Parties and their Subsidiaries in excess of $1,000,000 per annum in the aggregate, in the benefits of any existing Plan, Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Plan, Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Loan Party was not previously contributing; and (iv) notification within 30 days of any voluntary or involuntary termination of, or participation in, a Plan, Canadian Pension Plan or Canadian Union Plan.

(c) UK Pension Plans and Benefit Plans.

(i) The UK Borrower shall ensure that all pension schemes registered in the UK, operated or maintained for the benefit of members of it or its Subsidiaries and/or any of their employees comply with the requirements of Section 222 of the Pensions Act 2004 and that no action or omission is taken by the UK Borrower, any of its Subsidiaries or any Loan Party in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or the UK Borrower or any of its Subsidiaries ceasing to employ any member of such a pension scheme).

(ii) The UK Borrower shall ensure that neither it nor any of its Subsidiaries is or has been at any time after April 27, 2004 an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993), other than the U.K. Pension Plan, or “connected” with or an “associate” of (as those terms are used in Sections 39 and 43 of the Pensions Act 2004) such an employer.

(iii) The UK Borrower shall deliver to the Administrative Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the UK Borrower), actuarial reports in relation to all pension schemes mentioned in Section 5.07(c)(i) above.

(iv) The UK Borrower shall promptly notify the Administrative Agent of any material change in the rate of contributions to any pension schemes mentioned in Section 5.07(c)(i) above paid or which results in a change to the schedule of contributions in accordance with Section 227 of the Pensions Act 2004 or in accordance with Section 56 of the Pensions Act 1995, as applicable.

(v) The UK Borrower shall immediately notify the Administrative Agent of any investigation or proposed investigation by the Pensions Regulator (being the body corporate so entitled established under Part I of the Pensions Act 2004) which may lead to the issue by the Pensions Regulator of a Financial Support Direction under Section 43 of the Pensions Act 2004 or a Contribution Notice under Section 38 or Section 47 of the Pensions Act 2004 to it or any of its Subsidiaries. The UK Borrower shall immediately notify the Administrative Agent if it receives such a Financial Support Direction or Contribution Notice from the Pensions Regulator.

(d) Environmental Covenant. The Loan Parties and each Subsidiary (1) shall be at all times in compliance with all Environmental Laws, and (2) shall similarly ensure that the assets and operations are in compliance with all Environmental Laws and that no Hazardous Materials are, contrary to any Environmental Laws, discharged, emitted, released, generated, used, stored, managed, transported or otherwise dealt with, except, in each case, where failure to comply with such Environmental Laws could not reasonably be expected to have a Material Adverse Effect.

Section 5.08. Use of Proceeds. The proceeds of the Loans will be used only (i) to refinance in full the repayment of the Indebtedness of the Loan Parties and their Subsidiaries under the Existing Credit Agreement, (ii) to pay fees and expenses in connection with the Transactions, (iii) to finance in part the Cliffstar Acquisition and (iv) for working capital needs and general corporate purposes. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

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Section 5.09. Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary and employee dishonesty; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents, or (in the case of Loan Parties and Subsidiaries located outside of the United States, such other insurance maintained with other carriers as is satisfactory to the Administrative Agent in its Permitted Discretion. With respect to parcels of real property covered by the Mortgages which lie in an area designated as having special flood hazards by the Federal Emergency Management Agency or any successor agency thereto, the Loan Parties maintain flood insurance in an amount which complies with the National Flood Insurance Program, as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. The Borrowers shall require all such policies to name the Administrative Collateral Agent, on behalf of itself and the Lenders, as additional insured or loss payee, as applicable.

Section 5.10. Casualty and Condemnation. The Borrowers (a) will furnish to the Administrative Agent (for delivery to the Lenders) prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.11. Appraisals and Field Examinations. At any time that the Administrative Agent and/or any Collateral Agent requests, the Loan Parties will provide the Administrative Agent and the Collateral Agents with appraisals or updates thereof of their Inventory, equipment and real property from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent and each Collateral Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations, with all such appraisals and updates being at the Borrowers’ cost and expense except as limited in the following proviso; provided, however, that (A) in the case of appraisals of Inventory, (i) if no Event of Default has occurred and is continuing and Average Utilization has at all times during the preceding twelve fiscal months been less than or equal to thirty-three percent (33%), one such appraisal per calendar year shall be at the sole expense of the Loan Parties, (ii) if no Event of Default has occurred and is continuing and Average Utilization has at any time during the preceding twelve fiscal months been greater than thirty-three percent (33%), two such appraisals per calendar year shall be at the sole expense of the Loan Parties and (iii) if an Event of Default has occurred and is continuing, each such appraisal shall be at the sole expense of the Loan Parties and (B) in the case of appraisals of equipment and real property, (i) if no Event of Default has occurred and is continuing, one such appraisal per calendar year shall be at the sole expense of the Loan Parties, (ii) if an Event of Default has occurred and is continuing, each such appraisal shall be at the sole expense of the Loan Parties and (iii) appraisals of parcels of real property not identified on Schedule 1.01(a) shall not be at the expense of the Loan Parties, except to the extent such appraisals are required by any Requirement of Law. In addition, at any time that the Administrative Agent and/or any Collateral Agent requests, the Loan Parties will provide the Administrative Agent and the Collateral Agents (and any third party retained by any of them) with access to their properties, books, records and employees to conduct field examinations, to ensure the adequacy of Borrowing Base Collateral and related reporting and control systems; provided, however, that if no Event of Default has occurred and is continuing and Average Utilization has at all times during the preceding twelve fiscal months been less than or equal to thirty-three percent (33%), one such field examination per calendar year shall be at the sole expense of the Loan Parties, (ii) if no Event of Default has occurred and is continuing and Average Utilization has at any time during the preceding twelve fiscal months been greater than thirty-three percent (33%), two such field examinations per calendar year shall be at the sole expense of the Loan Parties and (iii) if an Event of Default has occurred and is continuing, each such field examination shall be at the sole expense of the Loan Parties.

Section 5.12. Depository Banks. Each Loan Party (other than the members of the Cott Mexican Group) will maintain Chase as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business, provided that each Loan Party may maintain deposit accounts at other financial institutions provided such institutions have delivered deposit account control agreements (or similar agreements) satisfactory to the Administrative Collateral Agent or UK Collateral Trustee, as the case may be, to the extent required under the relevant Security Agreement, and provided, further that (i) if Cliffstar LLC does not obtain Deposit Account Control Agreements from Harris Bank, N.A. on or prior to the sixty days after the Effective Date (or such longer period of up to thirty days as may be agreed to by the Administrative Agent in its sole discretion), Cliffstar LLC shall no later than such sixtieth day (A) establish with Chase separate lock box (the “Chase Lock Box”) and cash management accounts (collectively, the “Chase Accounts”); (B) begin notifying all Account Debtors (including by way of all invoices distributed on or after such date) to send all payments to the Chase Lock Box or Chase Accounts, as appropriate and (C) transfer all amounts credited to any account at Harris Bank, N.A. to a Chase Account on each Business Day (or such longer period as may be agreed to by the Administrative Agent in its sole discretion), and (ii) whether or not Cliffstar LLC obtains Deposit Account Control Agreements from Harris Bank, N.A. on or prior to sixty days after the Effective Date, Cliffstar LLC will have 180 days after the Effective Date (or such longer period as may be agreed to by the Administrative Agent in

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its sole discretion) to establish Chase as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business, and shall (except as may otherwise be agreed by the Administrative Collateral Agent in its sole discretion) close all deposit accounts maintained at Harris Bank, N.A.

Section 5.13. Additional Collateral; Further Assurances. (a) Subject to applicable law, (i) each Borrower and each Subsidiary that is a Loan Party shall (within 30 days after such formation or acquisition, or such longer period as may be agreed to by the Administrative Agent) cause each of their respective Restricted Subsidiaries formed or acquired after the date of this Agreement in accordance with the terms of this Agreement (other than Excluded Subsidiaries) (A) to become a Loan Party by executing the Joinder Agreement set forth as Exhibit D hereto (the “Joinder Agreement”), (provided, however, that a Subsidiary of the UK Borrower shall not be required to execute a Joinder Agreement to the extent that to do so would result in any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalization laws or regulations (or analogous restrictions) of any applicable jurisdiction) and (B) for each such Person that is not organized under the laws of any State of the United States, provide the Administrative Agent with evidence of the acceptance by the Process Agent (which may be Cott Beverages) of its appointment as process agent by such Person, (ii) if at any time an Excluded Subsidiary ceases to be an Excluded Subsidiary, each Borrower and each Subsidiary that is a Loan Party (within 30 days of such event or such longer period as the Administrative Agent may agree) shall cause such Subsidiary (x) to become a Loan Party by executing the Joinder Agreement (provided, however, that a Subsidiary of the UK Borrower shall not be required to execute a Joinder Agreement to the extent that to do so would result in any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalization laws or regulations (or analogous restrictions) and (y) provide the Administrative Agent with evidence of the acceptance by the Process Agent (which may be Cott Beverages) of its appointment as process agent by such Person and (iii) if, as of the last day of any fiscal quarter of the Company and its Subsidiaries, (A) the aggregate amount of total assets of all Excluded Subsidiaries and Unrestricted Subsidiaries (other than Northeast Retailer Group) exceeds 5.0% of the consolidated total assets of the Company and its Subsidiaries (other than Northeast Retailer Group) at such date or (B) the aggregate amount of EBITDA contributed by all Excluded Subsidiaries and Unrestricted Subsidiaries (other than Northeast Retailer Group) exceeds 5.0% of EBITDA for the period of four fiscal quarters of the Company and its Subsidiaries (other than Northeast Retailer Group) most recently ended for which financial statements have been or are required to have been delivered pursuant to Sections 4.01(b), 5.01(a) or 5.01(b), as applicable, each Borrower and each Subsidiary that is a Loan Party (within 30 days of the delivery of such financial statements or such longer period as the Administrative Agent may agree) shall cause a sufficient number of Excluded Subsidiaries and/or Unrestricted Subsidiaries (other than the Northeast Retailer Group) (x) to become Loan Parties by executing the Joinder Agreement and (y) provide the Administrative Agent with evidence of the acceptance by the Process Agent (which may be Cott Beverages) of its appointment as process agent by such Person, such that the total assets of, and EBITDA contributed by, the remaining Excluded Subsidiaries and Unrestricted Subsidiaries (other than the Northeast Retailer Group) represent less than 5.0% of the consolidated total assets of the Company and its Subsidiaries (other than Northeast Retailer Group) at such date and less than 5.0% of EBITDA for the period of four fiscal quarters of the Company and its Subsidiaries (other than Northeast Retailer Group) for such period. Upon execution and delivery of such a Joinder Agreement, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Collateral Agent, for the benefit of the Administrative Agent, the Collateral Agents and the Lenders, or to the UK Security Trustee, as applicable, in any property of such Loan Party which constitutes Collateral, including, to the extent requested by the Administrative Agent in its Permitted Discretion, any parcel of real property located in the U.S. owned by any Loan Party.

(b) Each Borrower (other than the U.S. Co-Borrowers) and each Subsidiary that is a Loan Party (other than any Subsidiary that is organized under the laws of any State of the United States or the District of Columbia) will cause 100% of the issued and outstanding Equity Interests of each of their respective Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable, pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request (subject to Permitted Perfection Limitations). Each U.S. Co-Borrower and each Subsidiary that is a Loan Party organized under the laws of any State of the United States or the District of Columbia will cause (i) 100% of the issued and outstanding Equity Interests of each of its domestic Subsidiaries and any Interim Holdco owned by it and (ii) 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such foreign Subsidiary’s U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each foreign Subsidiary other than an Interim Holdco directly owned by such U.S. Co-Borrower or domestic Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Collateral Agent, pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request (subject to Permitted Perfection Limitations).

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(c) Without limiting the foregoing, each Loan Party will execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents (subject to Permitted Perfection Limitations), all at the expense of the Loan Parties. In addition, each Loan Party will execute and deliver, or cause to be executed and delivered, to the Administrative Agent filings with any governmental recording or registration office in any jurisdiction required by the Administrative Agent, in the exercise of its Permitted Discretion, in order to perfect or protect the Liens of the Administrative Collateral Agent or the UK Security Trustee granted under any Collateral Document in any Intellectual Property at the expense of the Lenders (unless an Event of Default is then continuing, in which event such filings shall be at the expense of the Loan Parties).

(d) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by any Borrower or any Subsidiary that is a Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreements that become subject to the Lien in favor of the applicable Security Agreement upon acquisition thereof and assets specifically excluded from Collateral under the Security Agreements), the Borrower Representative will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent in its Permitted Discretion or by the Required Lenders, the Borrowers will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

Section 5.14. Designation of Subsidiaries. At any time after the Effective Date, the Borrower Representative may, in addition to the Unrestricted Subsidiaries listed on Schedule 1.01(c) on the Effective Date, designate any Restricted Subsidiary (other than an Interim Holdco) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary upon prior written notice to the Administrative Agent; provided that (i) Northeast Retailer Group, each Subsidiary of the Company organized under the laws of a jurisdiction other than the United States (or any State thereof), the District of Columbia, Canada (or any Province thereof) or England and Subsidiaries organized under the laws of the United States (or any state thereof), the District of Columbia, Canada (or any Province thereof) or England that are immaterial to the business of the Loan Parties taken as a whole shall be the only Subsidiaries eligible to be designated as Unrestricted Subsidiaries on Schedule 1.01(c) or pursuant to this Section 5.14, (ii) in the case of designation of any Restricted Subsidiary as an Unrestricted Subsidiary, immediately before and after such designation, no Specified Default shall have occurred and be continuing, (iii) in the case of designation of any Restricted Subsidiary as an Unrestricted Subsidiary, immediately after giving effect to such designation, the Borrowers shall be in compliance, on a pro forma basis, with the covenants set forth in Section 6.13 (it being understood that as a condition precedent to the effectiveness of any such designation, the Borrower Representative shall deliver to the Administrative Agent a certificate of a Financial Officer setting forth in reasonable detail the calculations demonstrating such compliance), (iv) no Subsidiary may be designated as an Unrestricted Subsidiary on Schedule 1.01(c) or pursuant to this Section 5.14 if it is a “Restricted Subsidiary” (or any other defined term having a similar purpose) for the purpose of the 2009 Note Documents or the 2010 Note Documents (unless concurrently designated as an Unrestricted Subsidiary under such documents as well), (v) no Restricted Subsidiary may be designated an Unrestricted Subsidiary on Schedule 1.01(c) or pursuant to this Section 5.14 if it was previously designated an Unrestricted Subsidiary, (vi) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it owns any Equity Interests of, or holds any Indebtedness of, any other Restricted Subsidiary, (vii) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary hereunder, (A) the sum of (i) the net tangible assets of such Subsidiary as of such date of designation (the “Designation Date”), as set forth on such Subsidiary’s most recent balance sheet, plus (ii) the aggregate amount of total assets of all Unrestricted Subsidiaries listed on Schedule 1.01(c) on the Effective Date (other than the Northeast Retailer Group) plus the aggregate amount of total assets of all Unrestricted Subsidiaries designated as Unrestricted Subsidiaries pursuant to this Section 5.14 prior to the Designation Date (in each case measured as of such date) shall not exceed 5.0% of the consolidated total assets of the Company and its Subsidiaries (other than the Northeast Retailer Group) at such date, pro forma for such designation and (B) the sum of (i) the EBITDA contributed by such Subsidiary as of the Designation Date, plus (ii) the aggregate amount of EBITDA contributed by all Unrestricted Subsidiaries listed on Schedule 1.01(c) on the Effective Date (other than the Northeast Retailer Group) plus the aggregate amount of total EBITDA of all Unrestricted Subsidiaries designated as Unrestricted Subsidiaries pursuant to this Section 5.14 prior to the Designation Date (in each case measured as of the Designation Date) shall not exceed 5.0% of EBITDA for the period of four fiscal quarters of the Company and its Subsidiaries (other than Northeast Retailer Group) most recently ended for which financial statements have been or are required to have been delivered pursuant to Sections 4.01(b), 5.01(a) or 5.01(b), as applicable, as of such Designation Date, pro forma for such designation, and (viii) the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying compliance with the provisions of this Section 5.14 setting forth in reasonable detail the computations necessary to determine such compliance. Notwithstanding the foregoing, the designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an investment by the Company and its Restricted Subsidiaries, as applicable, therein at the Designation Date in an amount equal to the net book value of the applicable parties’ investment therein. Subject to Section 5.13(a), any Subsidiary of an Unrestricted

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Subsidiary shall automatically be deemed to be an Unrestricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of all investments, Indebtedness and Liens of such Subsidiary existing at such time and (ii) a return on any investment by the Company or any Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Company’s and its Restricted Subsidiaries’ (as applicable) investment in such Subsidiary.

Section 5.15. Post-Closing Covenants. Each Borrower will, and will cause its Restricted Subsidiaries to, execute and deliver the documents and complete the tasks set forth on Schedule 5.15 within the time periods specified on Schedule 5.15, as applicable (or within such longer periods as may be agreed to by the Administrative Agent and each Collateral Agent, each in its sole discretion).

Section 5.16. Mexican Cash Sweep. At all times that full cash dominion is in effect pursuant to Section 7.3 of the U.S. Security Agreement or Section 7.3 of the Canadian Security Agreement, and for so long as any member of the Cott Mexican Group owes intercompany Indebtedness to any Loan Party (other than a member of the Cott Mexican Group), each Borrower will cause the members of the Cott Mexican Group to cause to be transferred, each week, by wire transfer all collected funds in the aggregate held in the deposit accounts of: the members of the Cott Mexican Group in excess of $5,000,000 to a deposit account subject to a Deposit Account Control Agreement or to a deposit account subject to an acknowledgment of notice in the form required under Clause 5.5.1 of the UK Security Agreement, in each case for application to the repayment of intercompany Indebtedness owed by any member of the Cott Mexican Group to any Loan Party (other than a member of the Cott Mexican Group).

Section 5.17. Farm Products.

(a) The U.S. Co-Borrowers shall use commercially reasonable efforts, substantially consistent with the standards in the industry, to protect their Inventory from encumbrances and statutory trusts created under any Farm Products Law, so as to terminate or release the Lien or statutory trust on any Farm Products or other assets of such U.S. Co-Borrower maintained by or in favor of the Farm Products Seller or any secured party with respect to the assets of such Farm Products Seller under any Farm Products Law, and if so encumbered or subject to such a statutory trust, to cause the termination or release of the same unless and to the extent that (i) the amount owed to such Farm Products Seller is subject to a good faith dispute, diligently contested and (ii) adequate reserves with respect to such contest are maintained on the books of such U.S. Co-Borrower, in accordance with GAAP. Without limiting the generality of the foregoing, it shall use commercially reasonable efforts, substantially consistent with the standards in the industry, to satisfy all claims for which it has received a Farm Products Notices, subject to the right to contest referred to above.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated (or have been cash collateralized in accordance with Section 2.06(j) hereof) and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

Section 6.01. Indebtedness. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (h) of this Section 6.01;

(c) Indebtedness of Cott Beverages (which may be guaranteed on an unsecured basis under the terms of the 2010 Indenture by one or more Loan Parties, for so long as each such Person remains a Loan Party hereunder) incurred on or prior to the Effective Date evidenced by the 2010 Notes in a principal amount not to exceed $375,000,000;

(d) Indebtedness of the Company, Cott Acquisition LLC and Caroline to the Cliffstar Companies constituting Permitted Deferred Consideration and the Earnout;

(e) Indebtedness of any Borrower to any Subsidiary or any other Borrower and of any Restricted Subsidiary to any Borrower or any other Subsidiary, provided that (i) Indebtedness of any member of the Cott Mexican Group and of any Subsidiary that is not a Loan Party to any Borrower or any Restricted Subsidiary shall be subject to Section 6.04 and (ii) Indebtedness of any Borrower to any Subsidiary and Indebtedness of any Restricted Subsidiary that is a Loan Party to any Borrower or to any other Subsidiary shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;

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(f) Guarantees by any Borrower of Indebtedness of any Subsidiary or any other Borrower and by any Restricted Subsidiary of Indebtedness of any Borrower or any other Subsidiary (in each case other than Guarantees of the 2009 Notes and the 2010 Notes), provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by any Borrower or any Restricted Subsidiary of Indebtedness of any member of the Cott Mexican Group and of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees permitted under this clause (f) shall be subordinated to the Secured Obligations of the applicable Subsidiary if, and on the same terms as, the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(g) Indebtedness of any Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $60,000,000 at any time outstanding;

(h) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b), (k), (l) and (q) hereof; provided that, (i) the principal amount or interest rate of such Indebtedness is not increased except by an amount equal to unpaid accrued interest and premium thereon and any make-whole payments applicable thereto plus reasonable fees and expenses reasonably incurred with respect to such refinancing and by an amount equal to any existing unutilized commitments thereunder, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party or any of their respective Restricted Subsidiaries, (iii) no Loan Party or Restricted Subsidiary of any Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto (which, for the sake of clarity, would not preclude the inclusion of additional Subsidiaries that are created or acquired after the date such Indebtedness is incurred to the extent that such Subsidiary would have been required to be come obligated on the refinanced Indebtedness), (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) the terms of any such extension, refinancing, or renewal (taken as a whole) are not less favorable to the obligor thereunder than the original terms of such Indebtedness (taken as a whole) and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

(i) Indebtedness owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(j) Indebtedness of any Borrower or any Restricted Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(k) Indebtedness (x) of any Person (other than a Person that was previously an Unrestricted Subsidiary) that becomes a Restricted Subsidiary after the date hereof in connection with any Permitted Acquisition, or (y) assumed in connection with any assets acquired in connection with a Permitted Acquisition; provided that (i) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary or such assets being acquired and (ii) the aggregate principal amount of Indebtedness permitted by this clause (i) shall not exceed $20,000,000 at any time outstanding;

(l) other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of the Restricted Subsidiaries that are not Borrowers permitted by this clause (l) shall not exceed $5,000,000 at any time outstanding;

(m) Indebtedness of Cott Beverages (which may be guaranteed on an unsecured basis under the terms of the 2009 Indenture by one or more Loan Parties, for so long as each such Person remains a Loan Party hereunder) incurred on or prior to the Effective Date evidenced by the 2009 Notes;

(n) [***] [Certain permitted transactions redacted]

(o) obligations of any Borrower or any Restricted Subsidiary under Swap Agreements permitted under Section 6.08;

(p) endorsements of negotiable instruments for deposit or collection in the ordinary course of business; and

(q) Indebtedness in respect of the Sidel Water Capital Lease.

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Section 6.02. Liens. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien (including any Lien arising under ERISA) on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of any Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof except to the extent permitted by clause (h) of Section 6.01;

(d) Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (g) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Borrower or Restricted Subsidiary or any other Borrower or Restricted Subsidiary;

(e) any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Borrower or any Restricted Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person (other than any Person that is an Unrestricted Subsidiary prior to becoming a Restricted Subsidiary) that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof except to the extent permitted by clause (h) of Section 6.01;

(f) Liens (i) of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon or (ii) in favor of a banking institution arising as a matter of law, encumbering amounts credited to deposit or securities accounts (including the right of set-off) and which are within the general parameters customary in the banking industry;

(g) Liens arising out of sale and leaseback transactions permitted by Section 6.06;

(h) Liens on Permitted Margin Stock;

(i) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Restricted Subsidiary;

(j) licenses of Intellectual Property that are in furtherance of, or integral to, other business transactions entered into by the Company or a Restricted Subsidiary in the ordinary course of business;

(k) Liens not otherwise permitted by this Section so long as (i) the obligations secured thereby are not obligations for borrowed money, (ii) the aggregate obligations secured thereby do not exceed $2,500,000 at any time, (iii) the Liens do not attach to any property that is not also subject to a Lien securing the Secured Obligations and (iv) the aggregate fair market value of all such property subject to such Lien does not exceed $2,500,000;

(l) Cash collateral for the Letters of Credit of the Cliffstar Companies listed on Schedule 6.02A;

(m) Liens on equipment created under the Sidel Water Capital Lease; and

(n) Liens securing Indebtedness other than Indebtedness for borrowed money in an amount not to exceed $1,000,000 at any time outstanding.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrance and clause (a) above and (2) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrance and clause (a) above. Notwithstanding anything to the contrary contained in this Agreement or any Collateral Document (including any provision for, reference to, or acknowledgement of, any Lien or Permitted Lien), nothing herein and no approval by the Administrative Agent, either Collateral Agent, the UK Security Trustee or Lenders of any Lien or Permitted Lien (whether such approval is oral or in writing) shall be construed as or deemed to constitute a subordination by the Administrative Agent, either Collateral Agent, the UK Security Trustee or the Lenders of any security interest or other right, interest or Lien in or to the Collateral or any part thereof in favor of any Lien or Permitted Lien or any holder of any Lien or Permitted Lien.

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Section 6.03. Fundamental Changes. (a) No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, amalgamate with, merge into or consolidate with any other Person, or permit any other Person to amalgamate with, merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Person (other than a Borrower) may merge or amalgamate into a Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Person (other than a Borrower) may merge or amalgamate into or with (A) any Loan Party in a transaction in which the surviving entity is a Loan Party or (B) any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary; (iii) any Restricted Subsidiary of the Company may transfer its assets to a Loan Party (other than any member of the Cott Mexican Group unless the transferor is also a member of the Cott Mexican Group) (or if such Subsidiary is a Borrower, then to another Borrower) and may then be liquidated or dissolved; (iv) any Borrower may be merged, amalgamated or consolidated with or into another Borrower; provided that (x) if Cott Beverages is a party to any such merger, amalgamation or consolidation, Cott Beverages is the surviving entity and (y) if the Canadian Borrower merges, amalgamates or consolidates with the UK Borrower, the Canadian Borrower is the surviving entity; (v) any wholly-owned Subsidiary of the Company (other than a Borrower) may merge with or into or amalgamate with any Person acquired in connection with a Permitted Acquisition; provided that (x) the Company and its Restricted Subsidiaries shall comply with Section 5.13 and (y) the surviving Person is a wholly-owned Subsidiary; (vi) any Restricted Subsidiary may merge or amalgamate or combine with any Person pursuant to a disposition permitted by Section 6.05; provided that any such merger or amalgamation involving a Person that is not a wholly owned Subsidiary immediately prior to such merger or amalgamation shall not be permitted unless also permitted by Section 6.04.

(b) No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.

Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

(a) Permitted Investments, subject to control agreements in favor of the Administrative Collateral Agent for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of the Administrative Collateral Agent for the benefit of the Lenders subject to Permitted Perfection Limitations;

(b) Loans, advances, guarantees and investments in existence on the date of this Agreement and described in Schedule 6.04;

(c) investments by the Loan Parties and their respective Restricted Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the applicable Security Agreement (subject to the limitations applicable to common stock of certain foreign Subsidiaries referred to in Section 5.13 and subject to Permitted Perfection Limitations), (B) the aggregate amount of investments made pursuant to this clause (c) after the Effective Date by Loan Parties and their respective Restricted Subsidiaries in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans made after the Effective Date permitted under clause (B) to the first proviso to Section 6.04(d) and outstanding Guarantees made after the Effective Date permitted under the first proviso to Section 6.04(e)) shall not exceed $10,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs); provided that if Aggregate Availability (after giving effect to such investment) is at least $100,000,000, then the aggregate amount of investments permitted to be made under clause (B) on such date (together with outstanding intercompany loans made after the Effective Date permitted under clause (B) to the first proviso to Section 6.04(d) and outstanding Guarantees made after the Effective Date permitted under the first proviso to Section 6.04(e)) shall be increased to $20,000,000 for the purpose of the making of such investment on such date, (C) the Loan Parties and their respective Restricted Subsidiaries shall not make any investments in Equity Interests in any member of the Cott Mexican Group after the Effective Date and (D) no investments permitted under this clause (c) shall be permitted to be made at any time an Event of Default has occurred and is continuing; provided, further, that no Borrower or Subsidiary may make any investment in Equity Interests of any member of the Cott Mexican Group in reliance on this clause (c);

(d) loans or advances made by any Borrower to any Subsidiary or any other Borrower and made by any Restricted Subsidiary to any Borrower or any other Subsidiary, provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the applicable Security Agreement and (B) the amount of such loans and advances made by Loan Parties and their respective Restricted Subsidiaries to Subsidiaries that are not Loan Parties pursuant to this clause (d) after the Effective Date (together with outstanding investments made after the Effective Date permitted under clause (B) to the first proviso to Section 6.04(c) and outstanding Guarantees made after the Effective Date permitted under the first proviso to Section 6.04(e)) shall not exceed $10,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs); provided that if Aggregate Availability (after giving effect to such loan or advance) is at least $100,000,000, then the aggregate amount of loans and advances permitted to be made under clause (C) on such date (together with outstanding investments made after the Effective Date permitted under clause (B) to the first proviso to Section 6.04(c) and outstanding

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Guarantees made after the Effective Date permitted under the first proviso to Section 6.04(e)) shall be increased to $20,000,000 for the purposes of making such loan or advance on such date and provided, that no investments permitted under this subclause (B) of this clause (d) shall be permitted to be made at any time an Event of Default has occurred and is continuing; provided, further, that no Borrower or Subsidiary may make any loan or advance to any member of the Cott Mexican Group in reliance on this clause (d);

(e) Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party or by their respective Restricted Subsidiaries pursuant to this clause (e) after the Effective Date (together with outstanding investments permitted under clause (B) to the first proviso to Section 6.04(c) made after the Effective Date and outstanding intercompany loans permitted under clause (B) to the first proviso to Section 6.04(d) made after the Effective Date) shall not exceed $10,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs); provided that if that if Aggregate Availability (after giving effect to such Guarantee) is at least $100,000,000, then the aggregate amount of Guarantees permitted to be made under this clause (e) on such date (together with outstanding investments permitted under clause (B) to the first proviso to Section 6.04(c) made after the Effective Date and outstanding intercompany loans made after the Effective Date under clause (B) to the first proviso to Section 6.04(d)) shall be increased to $20,000,000 for the purposes of entering into such Guarantee on such date; provided, further, that no Borrower or Subsidiary may Guarantee any Indebtedness of any member of the Cott Mexican Group in reliance on this clause (e);

(f) loans or advances made by any Loan Party or any of their respective Restricted Subsidiaries to its employees on an arms’-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $1,000,000 in the aggregate at any one time outstanding;

(g) subject to the applicable provisions of any Security Agreements (including Sections 4.2(a) and 4.4 of the U.S. Security Agreement and Sections 4.2(a) and 4.4 of the Canadian Security Agreement), notes payable, or stock or other securities issued by Account Debtors to any Loan Party or any of their respective Restricted Subsidiaries pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(h) investments in the form of Swap Agreements permitted by Section 6.08;

(i) investments of any Person (other than a Person that was an Unrestricted Subsidiary prior to becoming a Restricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary of a Borrower or consolidates or merges with a Borrower or any of its Restricted Subsidiaries, in each case, in connection with a Permitted Acquisition, so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(j) investments received in connection with the dispositions of assets permitted by Section 6.05;

(k) investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(l) investments by the Company and its Restricted Subsidiaries in the form of Permitted Acquisitions, provided that (A) the Company and its Restricted Subsidiaries may not make any Permitted Acquisition unless both Borrowers’ Aggregate Availability on the date of such investment and Borrowers’ average Aggregate Availability over the prior thirty day period ending on such date (in each case after giving effect to such Permitted Acquisition) is at least $50,000,000, (B) the Company and its Restricted Subsidiaries may not make any Permitted Acquisition that would result in aggregate Acquisition Consideration for all Permitted Acquisitions over the term of this Agreement exceeding $25,000,000 unless (x) both Borrowers’ Aggregate Availability on the date of such investment and Borrowers’ average Aggregate Availability over the prior thirty day period ending on such date (in each case after giving effect to such Permitted Acquisition) is at least $75,000,000 and (y) the Fixed Charge Coverage Ratio, determined as of the date such Permitted Acquisition is to be made and after giving effect to such Permitted Acquisition, is at least 1.1 to 1.0 and (C) the aggregate Acquisition Consideration for all Permitted Acquisitions over the term of this Agreement may not exceed $50,000,000;

(m) investments in the form of repurchases of capital stock of the Company or any of its Restricted Subsidiaries permitted by Section 6.09(a)(iv);

(n) investments in the form of purchases of the 2009 Notes and the 2010 Notes permitted by Sections 6.09(b)(ix) through (xii).

(o) [***][Certain extensions of credit redacted]

(p) loans and advances to members of the Cott Mexican Group, provided that (A) no such loans or advances shall be made if Aggregate Availability (at such time and after giving effect to such loans and advances) is less than $37,500,000, (B) such loans and advances shall not exceed $5,000,000 in the aggregate if Aggregate Availability (at such time and after giving effect to such loans and advances) is at least $37,500,000 but less than $50,000,000, (C) such loans and advances shall not exceed $10,000,000 in the aggregate if Aggregate Availability (at such time and after giving effect to such loans and advances) is at least $50,000,000 but less than $75,000,000, (D) such loans and advances shall not exceed $20,000,000 in the aggregate if

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Aggregate Availability (at such time and after giving effect to such loans and advances) is at least $75,000,000, (E) any such loans and advances shall be evidenced by a promissory note in the form and substance satisfactory to the Administrative Agent pledged pursuant to the applicable Security Agreement and (F) no such loans and advances shall be permitted to be made at any time an Event of Default has occurred and is continuing;

(q) investments by the members of the Cott Mexican Group not otherwise permitted by this Section in the form of acquisitions or investments in joint ventures, provided that (A) such investments shall be made in the form of cash or property or a Guarantee (valued at fair market value) of members of the Cott Mexican Group and (B) the amount of investments shall not exceed $3,500,000 at any time outstanding;

(r) (i) loans, advances and other investments by members of the Cott Mexico Group that are Loan Parties in or to other members of the Cott Mexico Group that are Loan Parties and (ii) loans, advances and other investments by members of the Cott Mexico Group that are not Loan Parties in or to other members of the Cott Mexico Group that are not Loan Parties;

(s) the Cliffstar Acquisition and loans, advances and other investments described in the definition of “Restructuring” (other than the last sentence thereof);

(t) the sale or other disposition of assets (the “Transferor Assets”) by a Borrower or Restricted Subsidiary (the “Transferor”) to a Person that is not a Borrower or Subsidiary (the “Transferee”) in exchange for assets (the “Transferee Assets”) (such transaction being an “Asset Exchange”) so long as (i) before and after giving effect to such Asset Exchange no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to Asset Exchange (and the removal of any Transferred Assets from the Borrowing Base), the Borrowers shall have at least $70 million of Aggregate Availability, (iii) the Transferee Assets are of they type generally used in Permitted Business, (iv) the fair market value of the Transferee Assets is no less than the fair market value of the Transferor Assets, (v) the Board of Transferor shall have determined that the Asset Swap is in the best interest of the Transferor and (vi) at least fifteen days prior to the consummation of the Asset Exchange, Transferor shall have provided the Administrative Agent and each Collateral Agent a listing, in reasonable detail, of all of the Transferred Assets. Each Borrower acknowledges and agrees that none of the Transferee Assets shall be included in the Borrowing Base until such time and appraisals satisfactory in form and substance to the Administrative Agent and each Collateral Agent have been delivered to the Administrative Agent and each Collateral Agent and each shall have determined that they are otherwise satisfied with the inclusion of such assets in the Borrowing Base; and

(u) investments by the Company in Equity Interests in, and the making of capital contributions to, BCB International, provided that (A) contemporaneously with such investment, (i) BCB International makes an investment in the Equity Interests of, or makes a capital contribution to, BCB European and (ii) BCB European make an investment in the Equity Interests of, or makes a capital contribution to, a Loan Party, in each case in an amount equal to the investment made by the Company in BCB International, (B) any such Equity Interests held by a Loan Party shall be pledged pursuant to the applicable Security Agreement (subject to the limitations applicable to common stock of certain foreign Subsidiaries referred to in Section 5.13 and subject to Permitted Perfection Limitations), and (C) no investments permitted under this clause (u) shall be permitted to be made at any time an Event of Default has occurred and is continuing; provided, further, that no Borrower or Subsidiary may make any investment in Equity Interests of, or makes a capital contribution to, any member of the Cott Mexican Group in reliance on this clause (u);

provided that (x) other than as permitted in clause (p) above, no investments by any Loan Party in any member of the Cott Mexican Group shall be permitted under this Section 6.04 until such member of the Cott Mexican Group has become a Loan Guarantor hereunder and has granted Liens to the Administrative Collateral Agent in any of its property which constitutes Collateral, in each case, in accordance with Section 5.15 and (y) except as provided in clause (u) above, no investments by any Loan Party in BCB International or BCB European shall be permitted under this Section 6.04. For the purposes of this Section 6.04, the “amount” of any loan, advance, extension of credit or investment made by any Person or Persons (collectively, the “Investors”) in any other Person or Persons (collectively, the “Recipient”) shall be:

(i) with respect to any loans, advances or extensions of credit made by any Investor to any Recipient, an amount equal to (A) the principal amount of loans, advances and extensions of credit made to the Recipient, directly or indirectly, by the Investor less (B) the amount of any repayments of principal of such loans, advances or extensions of credit made, directly or indirectly, by the Recipient to the Investor; and

(ii) with respect to any investment made by any Investor in any Recipient, (A) the amount of capital contributions made in the Recipient, directly or indirectly, by the Investor less (B) the amount of any dividends and distributions made by such Recipient (directly or indirectly) to such Investor with respect to such investment.

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Section 6.05. Asset Sales. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:

(a) sales, transfers and dispositions of (i) inventory in the ordinary course of business, (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business and (iii) Permitted Margin Stock;

(b) sales, transfers and dispositions to any Borrower or any Subsidiary, provided that any such sales, transfers or dispositions involving any member of the Cott Mexican Group or a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.10 and 6.04;

(c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d) sales, transfers and dispositions of investments permitted by clauses (g), (i), (j), (k) and (t) of Section 6.04;

(e) (i) sale and leaseback transactions permitted by Section 6.06(i) and (ii) sale and leaseback transactions permitted by Section 6.06(ii);

(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Restricted Subsidiary;

(g) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in the United States, the United Kingdom or Canada in reliance upon this paragraph (g) shall not exceed (i) $5,000,000 during any fiscal year of the Company and or (ii) $20,000,000 during the term of this Agreement;

(h) (i) licenses of Intellectual Property and (ii) sales, transfers and other dispositions to Private Brand Customers of trademarks, formulae and other Intellectual Property that are established or developed in connection with and/or for the benefit of Private Brand Customers, in each case that are in furtherance of, or integral to, other business transactions entered into by the Company or a Restricted Subsidiary in the ordinary course of business;

(i) the conveyance, sale, lease, assignment, transfer or other disposition of vending machines, in the normal course of business or as may be reasonably required by contract with the customer of the Company and its Restricted Subsidiaries, in connection with, or to promote, sales of inventory or at the end of a relationship with a customer;

(j) Restricted Payments permitted by Section 6.09;

(k) dispositions of cash and Permitted Investments in the ordinary course of business or in connection with a transaction otherwise permitted under this Agreement;

(l) dispositions of cash and property permitted by Section 6.04(q);

(m) issuances of additional Equity Interests in any Subsidiary created after the Effective Date in connection with a joint venture permitted by Section 6.04, provided that (A) such Equity Interests are issued substantially contemporaneously with the formation of such joint venture and (B) such Equity Interests are issued to the holder(s) of the minority interest in such joint venture;

(n) conveyances, sales, leases, assignments, transfers and other dispositions from members of the Cott Mexico Group that are not Loan Parties to other members of the Cott Mexico Group that are not Loan Parties;

(o) [***][Certain asset sales redacted]

(p) sales, transfers and dispositions of assets described in Schedule 6.05; and

(q) other sales, transfers and dispositions agreed to in writing by the Required Lenders (other than sales, transfers and dispositions that would require the consent of each Lender under Section 9.02 in the absence of this subsection (q)) and provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (a), (b) (to the extent the applicable transaction is solely among Loan Parties), (c), (e)(ii), (f), (h), (i), (j), (k), (l), (m), (n), (p) and (q) above) shall be made for fair value and for at least 75% cash consideration; provided, further, that nothing in this Section 6.05 shall be taken as permitting the UK Borrower to sell, factor, assign, transfer or otherwise deal with (a) any of its Accounts other than by collecting the same in the ordinary course as provided in the UK Security Agreement or as specifically permitted by the UK Security Trustee or (b) any of its Eligible Equipment other than as specifically permitted by the UK Security Trustee in accordance with the UK Security Agreement.

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Section 6.06. Sale and Leaseback Transactions. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent, lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by any Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset.

Section 6.07. Intellectual Property Licenses. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, enter into any arrangement directly or indirectly, whereby it shall license any rights to Intellectual Property that it owns or licenses, except for licenses of Intellectual Property that are in furtherance of, or integral to, other business transactions entered into by the Company or a Restricted Subsidiary in the ordinary course of business.

Section 6.08. Swap Agreements. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any of its Restricted Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Restricted Subsidiary.

Section 6.09. Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) each Loan Party and its Restricted Subsidiaries may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) provided that no Event of Default has occurred and is then continuing, the Company may declare and pay dividends to its shareholders in an aggregate amount not exceeding (x) $5,000,000 during any fiscal quarter or (y) $10,000,000 during any fiscal year of the Company as long as, in each case, (A) no Event of Default has occurred and is continuing or would result after giving effect to such payment, (B) the Borrowers shall have both Aggregate Availability on the date of such payment and average Aggregate Availability over the prior thirty day period ending on such date (assuming, in each case that such payment was made on the first day of such period) of at least $100,000,000 and (C) the Fixed Charge Coverage Ratio, determined as of the last day of the most recent fiscal quarter for which financial statements have been or should have been delivered pursuant to Section 4.01(b) or Section 5.01(a) or (b), for the period of four consecutive fiscal quarters ending on such last day prepared on a pro forma basis giving effect to such Restricted Payment, is no less than 1.1 to 1.0, (iv) provided that no Event of Default has occurred and is then continuing, the Company or any of its Restricted Subsidiaries may repurchase its capital stock in an aggregate amount not exceeding $5,000,000 during the term of this Agreement as long as (A) no Event of Default has occurred and is continuing or would result after giving effect to such repurchase, (B) the Borrowers shall have both Aggregate Availability on the date of such payment and average Aggregate Availability over the prior thirty day period ending on such date (assuming, in each case that such payment was made on the first day of such period) of at least $100,000,000 and (C) the Fixed Charge Coverage Ratio, determined as of the last day of the most recent fiscal quarter for which financial statements have been or should have been delivered pursuant to Section 4.01(b) or Section 5.01(a) or (b), for the period of four consecutive fiscal quarters ending on such last day prepared on a pro forma basis giving effect to such Restricted Payment, is no less than 1.1 to 1.0 and (v) any Restricted Subsidiary that is a direct wholly-owned Subsidiary of the Company or that is a direct wholly-owned Subsidiary of a Restricted Subsidiary, may repurchase its Equity Interests from, or pay dividends with respect to its Equity Interests to, the Company or the Restricted Subsidiary that owns 100% of its Equity Interests; provided that in the event that any Restricted Payment is made to BCB International, BCB European or any Interim Holdco at any time, the total amount of such Restricted Payment shall immediately be distributed to its immediate parent.

(b) No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i) payment of Indebtedness created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness;

(iii) payment of mandatory prepayments as and when due in respect of any Indebtedness;

(iv) refinancings of Indebtedness to the extent permitted by Section 6.01;

(v) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

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(vi) payment of other Indebtedness (other than Indebtedness permitted to be purchased or repurchased pursuant to clause (vii) below, but including termination of capital leases) in an amount not exceeding $1,000,000 in any calendar year, so long as Aggregate Availability exceeds $50,000,000 after giving effect to each such payment;

(vii) the Company or any of its Restricted Subsidiaries may voluntarily purchase 2009 Notes or 2010 Notes from one or more holders thereof in an aggregate amount not exceeding $15,000,000 during the term of this Agreement as long as (A) no Event of Default has occurred and is continuing or would result after giving effect to such repurchase, (B) the Borrowers shall have both Aggregate Availability on the date of such purchase (after giving effect to such purchase) and average Aggregate Availability over the prior thirty day period ending on the date the Company or such Restricted Subsidiary initially offers to make such purchase (assuming that such purchase was made on the first day of such period) of at least $75,000,000, (C) such purchase is made within thirty days of the original offer to make such purchase and (D) the Fixed Charge Coverage Ratio, determined as of the last day of the most recent fiscal quarter for which financial statements have been or should have been delivered pursuant to Section 4.01(b) or Section 5.01(a) or (b), for the period of four consecutive fiscal quarters ending on such last day, is no less than 1.1 to 1.0;

(viii) payment of intercompany indebtedness (other than intercompany indebtedness in favor of BCB International or BCB European) to the extent permitted by the subordination provisions applicable thereto;

(ix) the Company or any of its Restricted Subsidiaries may, from time to time, (a) voluntarily redeem some or all of the 2009 Notes or 2010 Notes in accordance with the 2009 Indenture or 2010 Indenture, as applicable, and/or (b) voluntarily purchase 2009 Notes or 2010 Notes from one or more holders thereof and/or (c) prepay Indebtedness outstanding in connection with the Sidel Water Capital Lease during the term of this Agreement, in each case as long as (A) no Default or Event of Default has occurred and is continuing or would result after giving effect to such redemption, repurchase or prepayment, (B) the Borrowers have Aggregate Availability minus Disqualified Payables of at least $100,000,000, determined both on the date of such redemption, repurchase or prepayment (and after giving effect thereto and, on an average basis for the thirty day period ending on (i) in the case of redemptions and purchases under clauses (a) and (b) of this subsection (ix), the date the Company or such Restricted Subsidiary initially offers to make such redemption or purchase or (ii) in the case of prepayments under clause (c) of this subsection (ix), the date of such prepayment (in each case assuming that such redemption, repurchase or prepayment, as the case may be) was made on the first day of such period), (C) in the case of redemptions and purchases under clauses (a) and (b) of this subsection (ix), such redemption or purchase is made within thirty days of the original offer to made such redemption or purchase, (D) the Fixed Charge Coverage Ratio, determined as of the last day of the most recent fiscal quarter for which financial statements have been or should have been delivered pursuant to Section 5.01(a) or (b), for the period of four consecutive fiscal quarters ending on such last day on a pro forma basis, is no less than 1.25 to 1.0; and (E) no Loans (other than UK Revolving Loans in a principal amount not to exceed $10,000,000) are outstanding after giving effect to such redemption, repurchase or prepayment;

(x) the Company or any of its Restricted Subsidiaries may, from time to time, (a) voluntarily redeem some or all of the 2009 Notes or 2010 Notes in accordance with the 2009 Indenture or 2010 Indenture, as applicable, and/or (b) voluntarily purchase 2009 Notes or 2010 Notes from one or more holders thereof and/or (c) prepay Indebtedness outstanding in connection with the Sidel Water Capital Lease in an aggregate amount not exceeding, during the term of this Agreement, the lesser of (y) $75,000,000 or (z) 30% of the aggregate amount of the Lenders’ Commitments at such time, in each case as long as (A) no Default or Event of Default has occurred and is continuing or would result after giving effect to such redemption, repurchase or prepayment, (B) the Borrowers have Aggregate Availability minus Disqualified Payables of at least $100,000,000, determined both on the date of such redemption, repurchase or prepayment (after giving effect thereto) and on an average basis for the thirty day period ending on (i) in the case of redemptions and purchases under clauses (a) and (b) of this subsection (x), the date the Company or such Restricted Subsidiary initially offers to make such redemption or purchase or (ii) in the case of prepayments under clause (c) of this subsection (x), the date of such prepayment (in each case assuming that such redemption, repurchase or prepayment, as the case may be) was made on the first day of such period), (C) in the case of redemptions and purchases under clauses (a) and (b) of this subsection (x), such redemption or purchase is made within thirty days of the original offer to made such redemption or purchase, (D) the Fixed Charge Coverage Ratio, determined as of the last day of the most recent fiscal quarter for which financial statements have been or should have been delivered pursuant to Section 4.01(b) or Section 5.01(a) or (b), for the period of four consecutive fiscal quarters ending on such last day prepared on a pro forma basis giving effect to such redemption, repurchase or prepayment, is no less than 1.25 to 1.0;

(xi) if Net Proceeds are received by or on behalf of the Company in respect of any event described in clause (c) of the definition of the term “Prepayment Event” with respect to Qualified Equity Interests, the Company or any of its Restricted Subsidiaries may, from time to time, use such Net Proceeds (or, to the extent such Net Proceeds were previously applied to repay the Revolving Loans in accordance with Section 2.11(c), use Revolving Loans in an amount equal to the Net Proceeds so prepaid) to (x) voluntarily redeem some or all of the 2009 Notes or 2010 Notes in accordance with the 2009 Indenture or 2010 Indenture, as applicable, and/or (y) voluntarily purchase 2009 Notes or 2010 Notes from one or more holders thereof and/or (z) prepay amounts outstanding under the Sidel Water Capital Lease, in each case as long as (A) no Default or Event

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of Default has occurred and is continuing or would result after giving effect to such redemption, repurchase or prepayment, (B) the Borrowers have Aggregate Availability minus Disqualified Payables of at least $100,000,000, determined both on the date of such redemption, repurchase or prepayment (after giving effect thereto) and on an average basis for the thirty day period ending on (i) in the case of redemptions and purchases under clauses (a) and (b) of this subsection (xi), the date the Company or such Restricted Subsidiary initially offers to make such redemption or purchase or (ii) in the case of prepayments under clause (c) of this subsection (xi), the date of such prepayment (in each case assuming that such redemption, repurchase or prepayment, as the case may be) was made on the first day of such period), (C) in the case of redemptions and purchases under clauses (a) and (b) of this subsection (xi), such redemption or purchase is made within thirty days of the original offer to made such redemption or purchase, (D), determined both on the date of such redemption, repurchase or prepayment and, on and on an average basis for the thirty day period ending of such date (in each case assuming that such redemption, repurchase or prepayment was made on the first day of such period), of at least $75,000,000 and (C) the Fixed Charge Coverage Ratio, determined as of the last day of the most recent fiscal quarter for which financial statements have been or should have been delivered pursuant to Section 5.01(a) or (b), for the period of four consecutive fiscal quarters ending on such last day on a pro forma basis, is no less than 1.25 to 1.0;

(xii) the Company or any of its Restricted Subsidiaries may, from time to time, exchange any Qualified Equity Interests for all or part the 2009 Notes or 2010 Notes during the term of this Agreement as long as (A) no Default or Event of Default has occurred and is continuing or would result after giving effect to such exchange, (B) the Borrowers have Aggregate Availability minus Disqualified Payables, determined both on the date of such redemption, repurchase or prepayment and, on and on an average basis for the thirty day period ending of such date (in each case assuming that such redemption, repurchase or prepayment was made on the first day of such period), of at least $75,000,000 and (C) the Fixed Charge Coverage Ratio, determined as of the last day of the most recent fiscal quarter for which financial statements have been or should have been delivered pursuant to Section 5.01(a) or (b), for the period of four consecutive fiscal quarters ending on such last day on a pro forma basis, is no less than 1.25 to 1.0;

(xiii) the Company or any of its Restricted Subsidiaries may, from time to time, prepay any Indebtedness outstanding in connection with the Sidel Water Capital Lease (the “Sidel Prepayment Amount”) during the term of this Agreement as long as the Company delivers a certificate by a Financial Officer stating the Sidel Prepayment Amount and attesting that the Sidel Prepayment Amount is equal to or less than the value of (i) the Letters of Credit issued for the benefit of General Electric Capital Corporation (“GECC”) that GECC in its capacity as lessor will return for cancellation and/or (ii) cash collateral that GECC in its capacity as lessor will release, in each case, in connection with such prepayment; and

(xiv) payment of Indebtedness permitted by Section 6.01(d) when due;

provided that, in connection with any redemptions, purchases or exchanges under Section 6.09(b)(vii) and Sections 6.09(b)(ix) through 6.09(b)(xiii), in each case, the Administrative Agent shall have received a certificate, signed by the chief financial officer of the Company, on behalf of the Company, (i) stating the nature, the amount and the date of the payment, exchange or distribution, (ii) certifying that the Company and/or each applicable Restricted Subsidiary has complied with the terms and conditions contained in the applicable subsection of 6.09(b), (iii) stating that the proposed transaction documents do not violate the terms and conditions of the 2009 Indenture or the 2010 Indenture and (iv) setting forth the calculation of the Disqualified Payables. For purposes of this Section 6.09(b) the 2009 Notes or 2010 Notes shall be deemed to be “redeemed” at the time that a Borrower or Restricted Subsidiary deposits with the trustee under the 2009 Indenture or 2010 Indenture, as applicable, the funds sufficient to redeem the applicable 2009 Notes or 2010 Notes.

Section 6.10. Transactions with Affiliates. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among any Borrower and any Subsidiary that is a Loan Party not involving any other Affiliate, (c) any loans, advances, Guarantees and other investments permitted by Sections 6.04(c), (d), (e), (p) or (r), (d) any Indebtedness permitted under Section 6.01(e), (f) or (k), (e) any Restricted Payment permitted by Section 6.09, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of any Borrower or any Restricted Subsidiary who are not employees of such Borrower or Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or their Restricted Subsidiaries in the ordinary course of business, (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Borrower’s or Restricted Subsidiary’s board of directors and (i) capital contributions contemplated by the Restructuring.

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Section 6.11. Restrictive Agreements. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Restricted Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of any Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.11 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to restrictions and conditions in the 2009 Indenture or the 2010 Indenture (but, in each case, shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary or assets that is to be sold and such sale is permitted hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vii) clause (a) of the foregoing shall not apply to legally enforceable prohibitions on the pledge or disposition of Equity Interests in the Northeast Retailer Group existing on the Effective Date or any other joint venture to which the Company or any of its Restricted Subsidiaries is a party if such joint venture is not a direct or indirect Subsidiary of the Company.

Section 6.12. Amendment of Material Documents. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, amend, modify or waive any of its rights under (a) any 2009 Note Document or any 2010 Note Document or (b) (i) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents or (ii) without the consent of the Administrative Agent (or the Required Lenders in the case of amendments or modifications of the Earnout or Permitted Deferred Compensation that would increase the amount thereof or accelerate the payment schedule thereof), the APA, in each case in this subsection (b) to the extent any such amendment, modification or waiver would be materially adverse to the Lenders.

Section 6.13. Fixed Charge Coverage Ratio. If Aggregate Availability is, or at any time has been, less than the greater of (i) the Fixed Charge Trigger Level at such time or (ii) $30,000,000, the Borrowers will not permit the Fixed Charge Coverage Ratio on any day on or after September 30, 2010 (such Fixed Charge Coverage Ratio for any day after September 30, 2010 to be determined as of the last day of the most recent fiscal quarter preceding such day for which financial statements have been or should have been delivered pursuant to Section 4.01(b) or Section 5.01(a) or (b), for the period of four consecutive fiscal quarters ending on such last day) to be less than 1.1 to 1.0.

Section 6.14. Ownership of U.S. Co-Borrowers and UK Borrower; Subsidiaries. (a) The Company will not permit any of the Equity Interests of a U.S. Co-Borrower, an Interim Holdco or the UK Borrower to be directly owned, legally or beneficially, by any Person other than a Loan Party that has pledged all of such Equity Interests to the Administrative Collateral Agent or the UK Security Trustee as security for the Secured Obligations under the relevant Collateral Document.

(b) The Company will not permit any Subsidiary (i) to be a “Restricted Subsidiary” under any 2009 Note Document, any 2010 Note Document or any indenture, agreement or other instrument governing Material Indebtedness of any Loan Party unless such Subsidiary is also a Restricted Subsidiary hereunder or (ii) to be a guarantor, issuer, obligor or borrower under any 2009 Note Document, any 2010 Note Document or any indenture, agreement or other instrument governing Material Indebtedness of any Loan Party unless such Subsidiary is also a Loan Guarantor hereunder.

Section 6.15. Assets and Liabilities of BCB International, BCB European and Interim Holdcos. (a) The Borrowers will not permit BCB International or BCB European to (i) own any assets other than (A) the Equity Interests of BCB European, in the case of BCB International, and the Equity Interests of Cott Retail Brands Limited, in the case of BCB European, (B) those assets existing on the Effective Date and identified on Schedule 6.15 hereof, (C) to the extent (and for the limited period) permitted under Section 6.09(a)(v), the proceeds of any Restricted Payment from its Subsidiaries and (D) to the extent (and for the limited period) permitted under Section 6.04(u), proceeds of investments in Equity Interests (including capital contributions), (ii) incur any liabilities other than usual and customary obligations associated with the maintenance of the corporate existence of a holding company, or (iii) incur or permit to exist any Lien on its assets.

(b) The Borrowers will not permit any Interim Holdco to (i) own any operating assets, (ii) engage in any trade or business, (iii) become liable for any Indebtedness other than Indebtedness under the Loan Documents, Indebtedness under the 2009 Note Indenture or the 2010 Note Indenture and intercompany Indebtedness in which the Administrative Collateral Agent has a first-priority, perfected Lien, (iv) incur any other liabilities other than usual and customary obligations associated with the maintenance of the corporate existence of a holding company or (iv) incur or permit to exist any Lien on its assets other than pursuant to the terms of the Loan Documents.

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ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party’s existence), 5.08 or 5.15 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 5 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, 5.02 (other than Section 5.02(a)), 5.03 through 5.07, 5.09, 5.10, 5.12 or 5.17 of this Agreement or (ii) 30 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(f) any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) (1) an involuntary proceeding (including the filing of any notice of intention in respect thereof) shall be commenced or an involuntary petition shall be filed seeking (i) bankruptcy, liquidation, winding-up, dissolution, reorganization, suspension of general operations or other relief in respect of a Loan Party (other than any member of the UK Group) or its debts, or of a substantial part of its assets, under any Insolvency Law now or hereafter in effect, (ii) the composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of its debts or obligations, (iii) the appointment of a receiver, interim receiver, receiver and manager, liquidator, provisional liquidator, administrator, trustee, custodian, sequestrator, conservator, examiner, agent or similar official for any Loan Party (other than a member of the UK Group) or for a substantial part of its assets or (iv) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of any Loan Party (other than a member of the UK Group) and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(2) any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the UK Group;

(ii) a composition, compromise, assignment or arrangement with any creditor of any member of the UK Group;

(iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the UK Group or any of its assets; or

(iv) enforcement of any Lien over any assets of any member of the UK Group,

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or any analogous procedure or step is taken in any jurisdiction; provided that this clause (2) shall not apply to (x) any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement or, if earlier, the date on which it is advertised or (y) the solvent liquidation or reorganization of any member of the UK Group which is not a Loan Party so long as any payments or assets distributed as a result of such liquidation or reorganization are distributed to other members of the UK Group; or

(3) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the UK Group having an aggregate value of $15,000,000 and is not discharged within 14 days;

(i) (1) any Loan Party (other than a member of the UK Group) shall (i) voluntarily commence any proceeding, file any petition, pass any resolution or make any application seeking liquidation, reorganization, administration or other relief under any Insolvency Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, custodian, sequestrator, administrator, examiner, conservator or similar official for such Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(2) a member of the UK Group is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(3) the value of the assets of any member of the UK Group is less than its liabilities (taking into account contingent and prospective liabilities; or

(4) a moratorium is declared in respect of any indebtedness of any member of the UK Group (if a moratorium occurs, the ending of the moratorium will not cure any Event of Default caused by that moratorium);

(j) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (to the extent not covered by insurance as to which the relevant insurance company has acknowledged coverage) shall be rendered against any Loan Party, any Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary of any Loan Party to enforce any such judgment or any Loan Party or any Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal by proper proceedings diligently pursued;

(l) (i) the Company or any of its Subsidiaries shall, directly or indirectly, terminate or cause to terminate, in whole or in part, or initiate the termination of, in whole or in part, any Canadian Pension Plan so as to result in any liability which could have a Material Adverse Effect; (ii) the Company or any of its Subsidiaries shall fail to make a required contribution under any Canadian Pension Plan or Canadian Union Plan which could result in the imposition of a Lien upon the assets of the Company or any of its Subsidiaries; or (iii) the Company or any of its Subsidiaries makes any improper withdrawals or applications of assets of a Canadian Pension Plan or Canadian Benefit Plan;

(m) (i) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Plan, circumstances exist that, in the reasonable opinion of the Required Lenders, may give rise to a Lien under ERISA;

(n) a Change in Control shall occur;

(o) the occurrence of any “default” or “Event of Default”, as defined in any Loan Document (other than this Agreement) or the breach of, or failure to comply with, any of the terms or provisions of any Loan Document (other than this Agreement), which default, breach or failure to comply continues beyond any period of grace (if any) therein provided;

(p) the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;

(q) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document;

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(r) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(s) the Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any member of the Group unless the aggregate liability of the Loan Parties under all Financial Support Directions and Contribution Notices is less than $2,000,000;

then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, each of the Administrative Agent and the UK Security Trustee may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to such Administrative Agent or UK Security Trustee under the Loan Documents or at law or equity, including all remedies provided under the UCC and PPSA.

ARTICLE VIII

The Administrative Agent and the Administrative Collateral Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints each of the Administrative Agent and the Administrative Collateral Agent as its agent and authorizes the Administrative Agent and the Administrative Collateral Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any bank serving as the Administrative Agent, Co-Collateral Agent or Administrative Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, Co-Collateral Agent or Administrative Collateral Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent, Co-Collateral Agent or Administrative Collateral Agent hereunder.

Neither the Administrative Agent, Co-Collateral Agent nor the Administrative Collateral Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither the Administrative Agent, Co-Collateral Agent nor the Administrative Collateral Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither the Administrative Agent, Co-Collateral Agent nor the Administrative Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, neither the Administrative Agent, Co-Collateral Agent nor the Administrative Collateral Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as the Administrative Agent, Co-Collateral Agent or the Administrative Collateral Agent or any of its Affiliates in any capacity. Neither the Administrative Agent, Co-Collateral Agent nor the Administrative Collateral Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent, Co-Collateral Agent nor the Administrative Collateral Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower Representative or a Lender, and neither the Administrative Agent, Co-Collateral Agent nor the Administrative Collateral Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the

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creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, Co-Collateral Agent or the Administrative Collateral Agent.

The Administrative Agent and the Administrative Collateral Agent shall each be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent and the Administrative Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent and the Administrative Collateral Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent and the Administrative Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent or the Administrative Collateral Agent, as the case may be. The Administrative Agent and the Administrative Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Administrative Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and the Administrative Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor Administrative Agent or Administrative Collateral Agent, as the case may be, as provided in this paragraph, either or both of the Administrative Agent and the Administrative Collateral Agent, may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent(s) give notice of their resignation, then the retiring Administrative Agent or Administrative Collateral Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent or Administrative Collateral Agent, as the case may be, which shall be a commercial bank or an Affiliate of any such commercial bank or a Lender, in any case with assets of at least $250,000,000. Upon the acceptance of its appointment as Administrative Agent or Administrative Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Administrative Collateral Agent, and the retiring Administrative Agent or Administrative Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent or Administrative Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s or the Administrative Collateral Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or Administrative Collateral Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, either Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, either Collateral Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has been provided access to each Report prepared by or on behalf of the Administrative Agent; (b) neither the Administrative Agent nor the Administrative Collateral Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that neither the Administrative Agent nor the Administrative Collateral Agent undertakes any obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, and it will not share the Report with any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent, the Administrative Collateral Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

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Each Lender, each Issuing Bank, the Administrative Collateral Agent and the Administrative Agent appoints the UK Security Trustee to act as security trustee under and in connection with the UK Security Agreement on the terms and conditions set forth on Schedule 8.

For the purposes of holding any security granted by any Borrower or any other Loan Party pursuant to the laws of the Province of Quebec to secure payment of any bond issued by any Borrower or any Loan Party, each Lender hereby irrevocably appoints and authorizes the Administrative Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Administrative Collateral Agent, to act as the person holding the power of attorney (i.e. “fondé de pouvoir”) (in such capacity, the “Attorney”) of the Lenders as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each Lender hereby irrevocably appoints and authorizes the Administrative Collateral Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Lenders to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents. Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Administrative Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Lender shall, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Custodian in such capacity. The Substitution of the Administrative Collateral Agent pursuant to the provisions of this Article VIII shall also constitute the substitution of the Attorney and the Custodian.

The Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

ARTICLE IX

Miscellaneous

Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to any Loan Party, to the Borrower Representative at:

Cott Corporation Corporation Cott

5519 West Idlewild Avenue

Tampa, Florida 33634-8016

Attention: Michael Zimmerman, Treasurer

Facsimile No.: 813.881.1923

with a copy to:

Cott Corporation Corporation Cott

5519 West Idlewild Avenue

Tampa, Florida 33634-8016

Attention: Marni Morgan Poe, General Counsel

Facsimile No.: 813.881.1923

(ii) if to the Administrative Agent or the Administrative Collateral Agent:

JPMorgan Chase Bank, N.A.

1300 East Ninth Street, Floor 13

Cleveland, OH 44114-1573

Attention: David J. Waugh

Facsimile No.: (216) 781-2071

E-mail: david.j.waugh@chase.com

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with a copy to:

JPMorgan Chase Bank, N.A.

1300 East Ninth Street, Floor 13

Cleveland, OH 44114-1573

Attention: Michael McCullough

Facsimile No.: (216) 781-2071

E-mail: michael.f.mccullough@chase.com

with a copy to:

JPMorgan Europe Limited

125 London Wall

London, EC2Y 5AG

Attention: Loan and Agency Group

Facsimile No.: 011-44-22-7777-2350

(iii) if to the UK Security Trustee, to

JPMorgan Chase Bank, N.A., London Branch

10 Aldermanbury

London EC2V 7RF

United Kingdom.

Attention: Tim Jacob and Helen Mathie

Facsimile No.: +44 20 7325 6813

(iv) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02. Waivers; Amendments. (a) No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

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(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Administrative Collateral Agent (to the extent it is a party to such Loan Document) and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (provided that the Administrative Agent may make Protective Advances as set forth in Section 2.04), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (v) increase the advance rates set forth in the definition of Borrowing Base or the Aggregate Borrowing Base without the written consent of each Lender, or add new categories of eligible assets or amend, waive or modify Section 6.13(b) (or the definition of “Aggregate Availability”), without the written consent of the Supermajority Lenders, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vii) release any Loan Guarantor (other than an Immaterial Subsidiary) from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, or (viii) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of such Agent, such Issuing Bank or such Swingline Lender, as the case may be (it being understood that any change to Section 2.21 shall require the consent of the Administrative Agent, each Swingline Lender and each Issuing Bank). The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

(c) The Lenders hereby irrevocably authorize each of the Administrative Collateral Agent and the UK Security Trustee, at its option and in its sole discretion, to release any Liens granted to the Administrative Collateral Agent or the UK Security Trustee by the Loan Parties on any Collateral (i) upon the termination of the all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Collateral Agent or the UK Security Trustee, as applicable, that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Collateral Agent and the UK Security Trustee may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Collateral Agent, the UK Security Trustee and the Lenders pursuant to Article VII, (v) if such Liens were granted by any Loan Party which has been designated as an Unrestricted Subsidiary in accordance with Section 5.14 if such Loan Party certifies to the Administrative Collateral Agent that the designation of such Loan Party as an Unrestricted Subsidiary is in compliance with the terms of Section 5.14 (and each of the Administrative Collateral Agent and the UK Security Trustee may rely on any such certificate without further inquiry) or (vi) if such Liens were granted by any Loan Party with respect to which 100% of its Equity Interests have been sold in a transaction permitted pursuant to Section 6.05 and the Borrowers have made all applicable prepayments required under Article II in connection therewith, and the Borrowers certify to the Administrative Collateral Agent or the UK Security Trustee, as applicable, that the transaction and any required prepayments have been made in compliance with the terms of this Agreement (and the Administrative Collateral Agent and the UK Security Trustee may rely conclusively on any such certificate, without further inquiry). Except as provided in the preceding sentence, neither the Administrative Collateral Agent nor the UK Security Trustee will release any Liens on Collateral without the prior written authorization of the Co-Collateral Agent and the Required Lenders; provided that, the Administrative Collateral Agent and the UK Security Trustee may in their discretion, release their Liens on Collateral valued in the aggregate not in excess of $2,500,000 during any calendar year without the prior written authorization of the Required Lenders. The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Loan Guarantor from its obligation under its Loan Guaranty if (x) such Loan Guarantor has been designated as an Unrestricted Subsidiary in accordance with Section 5.14 and such Loan Party certifies to the Administrative Agent that the designation of such Loan Guarantor as an Unrestricted Subsidiary is in compliance with the terms of Section 5.14 (and the Administrative Agent may rely on any such certificate without further inquiry) or (y) 100% of the Equity Interests of such Loan Guarantor have been sold in a transaction permitted pursuant to Section 6.05 and the Borrowers have made all applicable prepayments required under Article II in connection therewith, and the Borrowers certify to the Administrative Agent that the transaction and any required prepayments have been made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry). Any such release

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shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

Section 9.03. Expenses; Indemnity; Damage Waiver. (a) Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, each Collateral Agent, and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent or such Collateral Agent, as the case may be, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for any Agent, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, but in each and every case subject to the terms and conditions of this Agreement, costs and expenses incurred in connection with:

(i) appraisals and insurance reviews;

(ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the Co-Collateral Agent or the internally allocated fees for each Person employed by the Administrative Agent or the Co-Collateral Agent with respect to each field examination (which field examination fees, as of the Effective Date, shall not exceed $1,000 per day per examiner);

(iii) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(iv) taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Collateral Documents, filing financing statements and continuations, and other actions to perfect, protect, and continue the Liens of the Administrative Collateral Agent and the UK Security Trustee;

(v) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses shall be due and payable within 10 Business Days of receipt of an invoice therefor, except that (x) all such fees and expenses incurred prior to the Effective Date shall be due on or prior to the Effective Date, (y) all fees and expenses described in Section 9.03(a)(ii) shall be due on or prior to the date of the issuance, amendment, renewal or extension of the applicable Letter of Credit and (z) all costs and expenses in connection with any amendment, modification or waiver of any Loan Document shall be due on or prior to the effective date of any such amendment, modification or waiver. All of the foregoing costs and expenses may be charged when due to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b) The Borrowers shall, jointly and severally, indemnify the Agents, the Issuing Banks and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution

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or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Cliffstar Acquisition, the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by it to any Agent, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, such Issuing Bank or such Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Bank or such Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Cliffstar Acquisition, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly (and in any event, within 10 Business Days) after written demand therefor.

Section 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth in paragraph (c)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower Representative (provided that such consent shall not be unreasonably withheld or unduly delayed), provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; and

(C) the Issuing Banks.

(c) Assignments shall be subject to the following additional conditions:

(i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

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(iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal, provincial, territorial and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(d) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (g) of this Section.

(e) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, each Collateral Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(f) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c)(iii) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(g) (i) Any Lender may, without the consent of the Borrowers, any Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(g) as though it were a Lender.

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(h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (unless the same has been cash collateralized in accordance with Section 2.06(j) hereof) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by electronic communication (including e-mail and internet or intranet websites) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Loan Guarantor against any and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall promptly notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, either Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

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(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12. Confidentiality. Each of the Administrative Agent, the Collateral Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations or (g) with the consent of the Borrower Representative. For the purposes of this Section, “Information” means all information received from the Borrowers and their Affiliates relating to the Borrowers, their Affiliates or their business, other than (i) any such information that is available to any Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and (ii) any such information which (a) is or becomes generally available to the public other than as a result of a disclosure by any Agent, any Issuing Bank or any Lender, (b) becomes available to any Agent, any Issuing Bank or any Lender or any of their representatives from a source other than any Loan Party or one of its agents who is not known to such Agent, Issuing Bank or Lender to be bound by any obligations of confidentiality to such Loan Party, or (c) was known to any Agent, any Issuing Bank or any Lender or any of their representatives or was independently developed by any Agent, any Issuing Bank or any Lender or any of their representatives prior to its disclosure to the Agents, Issuing Banks or Lenders by any Loan Party or one of its agents. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A

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CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.

Section 9.13. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

Section 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

Section 9.15. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.16. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent, the Administrative Collateral Agent, the UK Security Trustee and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Collateral Agent or the UK Security Trustee, as applicable) obtain possession of any such Collateral, such Lender shall notify the Administrative Collateral Agent or the UK Security Trustee, as applicable, thereof, and, promptly upon the request of the Administrative Collateral Agent or the UK Security Trustee, as applicable, therefor shall deliver such Collateral to the Administrative Collateral Agent or the UK Security Trustee, as applicable, or otherwise deal with such Collateral in accordance with the instructions of the Administrative Collateral Agent or the UK Security Trustee, as applicable.

Section 9.17. Interest Rate Limitation. (a) Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

(b) If any provision of this Agreement or of any of the other Loan Documents would obligate any Loan Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by the laws of Canada or of any political subdivision thereof or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section 2.13, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Loan Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the Borrower. Any amount or rate of interest referred to in this Section 2.13(l) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Effective Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

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Section 9.18. Waiver of Immunity. To the extent that any Borrower has, or hereafter may be entitled to claim or may acquire, for itself, any Collateral or other assets of the Loan Parties, any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, any Collateral or any other assets of the Loan Parties, such Borrower hereby waives such immunity in respect of its obligations hereunder and under any promissory notes evidencing the Loans hereunder and any other Loan Document to the fullest extent permitted by applicable Requirements of Law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 9.18 shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.

Section 9.19. Currency of Payment. Each payment owing by any Borrower hereunder shall be made in the relevant currency specified herein or, if not specified herein, specified in any other Loan Document executed by the Administrative Agent or the Administrative Collateral Agent (the “Currency of Payment”) at the place specified herein (such requirements are of the essence of this Agreement). If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in a Currency of Payment into another currency, the parties hereto agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Currency of Payment with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for delivery two Business Days thereafter. The obligations in respect of any sum due hereunder to any Lender or any Issuing Bank shall, notwithstanding any adjudication expressed in a currency other than the Currency of Payment, be discharged only to the extent that, on the Business Day following receipt by such Lender or Issuing Bank of any sum adjudged to be so due in such other currency, such Lender or Issuing Bank may, in accordance with normal banking procedures, purchase the Currency of Payment with such other currency. Each Borrower agrees that (a) if the amount of the Currency of Payment so purchased is less than the sum originally due to such Lender or Issuing Bank in the Currency of Payment, as a separate obligation and notwithstanding the result of any such adjudication, such Borrower shall immediately pay the shortfall (in the Currency of Payment) to such Lender or Issuing Bank and (b) if the amount of the Currency of Payment so purchased exceeds the sum originally due to such Lender or Issuing Bank, such Lender or Issuing Bank shall promptly pay the excess over to such Borrower in the currency and to the extent actually received.

Section 9.20. Conflicts. In the event of any conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall, to the extent of such conflict, prevail.

ARTICLE X

Loan Guaranty

Section 10.01. Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders, the Agents and the Issuing Banks (collectively, the “Guaranteed Parties”) the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any other Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Section 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require any Agent, any Issuing Bank or any Lender to sue any Borrower, any other Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

As an original and independent obligation under this Loan Guaranty, each Loan Guarantor shall:

(a) indemnify each Guaranteed Party and its successors, endorsees, transferees and assigns and keep the Guaranteed Parties indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by the Loan Parties or any of them, to make due and punctual payment of any of the Secured Obligations or resulting from any of the Secured Obligations being or becoming void, voidable, unenforceable or ineffective against any Loan Party (including, but without limitation, all legal and other costs, charges and expenses incurred by each Guaranteed Party, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Loan Guaranty); and

(b) pay on demand the amount of such costs, losses, expenses and liabilities whether or not any of the Guaranteed Parties has attempted to enforce any rights against any Loan Party or any other Person or otherwise.

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Section 10.03. No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, winding-up, liquidation, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, any Agent, any Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

Section 10.04. Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any other Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. The Administrative Collateral Agent or the UK Security Trustee, as applicable, may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05. Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Agents, the Issuing Banks and the Lenders.

Section 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agents, the Issuing Banks and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

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Section 10.07. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither any Agent, any Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.08. Termination. The Lenders may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

Section 10.09. Taxes. All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without withholding or deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to withhold or deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section) the Administrative Agent, the Collateral Agents, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) such Loan Guarantor shall make such withholdings or deductions and (iii) such Loan Guarantor shall pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law.

Section 10.10. Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any corporate law, or any provincial, state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be void, voidable, avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”. This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 10.11. Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of the Administrative Agent, the Collateral Agents, the Issuing Banks, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 10.12. Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agents, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

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ARTICLE XI

The Borrower Representative

Section 11.01. Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, each Borrower hereby appoints, to the extent the Borrower Representative requests any Loan on behalf of such Borrower, the Borrower Representative as its agent to receive all of the proceeds of such Loan in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loan to such Borrower. The Administrative Agent; the Collateral Agents and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

Section 11.02. Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

Section 11.03. Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

Section 11.04. Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent; the Collateral Agents and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

Section 11.05. Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

Section 11.06. Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Agents and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of each Borrower and the compliance certificates required pursuant to Article V. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

Section 11.07. Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of each Borrower and compliance certificates required pursuant to Article V.

ARTICLE XII

Foreign Currency Participations

Section 12.01. Loans; Intra-Lender Issues. Notwithstanding anything to the contrary contained herein, all Loans and Letter of Credit Advances that are denominated in the Specified Foreign Currency (each, a “Specified Foreign Currency Loan”) shall be made solely by the Lenders (including Chase) who are not Participating Specified Foreign Currency Lenders (as defined below). Each Lender acceptable to Chase that does not have Specified Foreign Currency Funding Capacity in one or more Specified Foreign Currencies and who agrees in writing with Chase to purchase foreign currency participations pursuant to this Article XII (a “Participating Specified Foreign Currency Lender”) in Loans and Letter of Credit Advances funded in such Specified Foreign Currencies, shall irrevocably and unconditionally purchase and acquire and shall be deemed to irrevocably and unconditionally purchase and acquire from Chase, and Chase shall sell and be deemed to sell to each such Participating Specified Foreign Currency Lender, without recourse or any representation or warranty whatsoever, an undivided interest and participation (a “Specified Foreign Currency Participation”) in each Loan or Letter of Credit Advance which is a Specified Foreign Currency Loan funded by Chase in an

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amount equal to such Participating Specified Foreign Currency Lender’s Applicable Percentage of the Borrowing that includes such Loan or Letter of Credit Advance. Such purchase and sale of a Specified Foreign Currency Participation shall be deemed to occur automatically upon the making of a Specified Foreign Currency Loan by Chase, without any further notice to any Participating Specified Foreign Currency Lender. Notwithstanding anything to the contrary contained herein, Chase may, at any time by written notice, terminate its agreement with any Participating Specified Foreign Currency Lender to fund any Specified Foreign Currency Loan on behalf of such Participation Lender. Upon the giving of such notice by Chase, Chase shall cease to have any obligations under this Section 12.01 with respect to the funding of Specified Foreign Currency Loans on behalf of such Lender and such Lender shall no longer be a Participating Specified Foreign Currency Lender with respect to Loans or Letters of Credit Advances made after the date of such notice. The purchase price payable by each Participating Specified Foreign Currency Lender to Chase for each Specified Foreign Currency Participation purchased by it from Chase shall be equal to 100% of the principal amount of such Specified Foreign Currency Participation (i.e., the product of (i) the amount of the Borrowing that includes the relevant Loan or Letter of Credit Advance and (ii) such Participating Specified Foreign Currency Lender’s Applicable Percentage), and such purchase price shall be payable by each Participating Specified Foreign Currency Lender to Chase in accordance with the settlement procedure set forth in Section 12.02 below. Chase and the Administrative Agent shall record on their books the amount of the Loans and Letter of Credit Advances made by Chase and each Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation and Funded Specified Foreign Currency Participation therein, all payments in respect thereof and interest accrued thereon and all payments made by and to each Participating Specified Foreign Currency Lender pursuant to this Section 12.01. Chase at its option may make any Specified Foreign Currency Loan by causing any domestic or foreign branch or Affiliate of Chase to make such Specified Foreign Currency Loan.

Section 12.02. Settlement Procedure for Specified Foreign Currency Participations. Each Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation in the Specified Foreign Currency Loans shall be in an amount equal to its Applicable Percentage of all such Specified Foreign Currency Loans. However, in order to facilitate the administration of the Specified Foreign Currency Loans made by Chase and the Specified Foreign Currency Participations, settlement among Chase and the Participating Specified Foreign Currency Lenders with regard to the Participating Specified Foreign Currency Lenders’ Specified Foreign Currency Participations shall take place in accordance with the following provisions:

(i) Chase and the Participating Specified Foreign Currency Lenders shall settle (a “Specified Foreign Currency Participation Settlement”) by payments in respect of the Specified Foreign Currency Participations as follows: so long as any Specified Foreign Currency Loans are outstanding, Specified Foreign Currency Participation Settlements shall be effected upon the request of Chase through the Administrative Agent on such Business Days as requested by Chase and as the Administrative Agent shall specify by a notice by telecopy, telephone or similar form of notice to each Participating Specified Foreign Currency Lender requesting such Specified Foreign Currency Participation Settlement (each such date on which a Specified Foreign Currency Participation Settlement occurs herein called a “Specified Foreign Currency Participation Settlement Date”), such notice to be delivered no later than 1:00 p.m., Chicago time, at least one Business Day prior to the requested Specified Foreign Currency Participation Settlement Date; provided that Chase shall have the option but not the obligation to request a Specified Foreign Currency Participation Settlement Date and, in any event, shall not request a Specified Foreign Currency Participation Settlement Date prior to the occurrence of an Event of Default; provided further, that if (x) such Event of Default is cured or waived in writing in accordance with the terms hereof, (y) no Obligations have yet been declared due and payable under Article VII (or a rescission has occurred) and (z) the Administrative Agent has actual knowledge of such cure or waiver, all prior to the Administrative Agent’s giving notice to the Participating Specified Foreign Currency Lenders of the first Specified Foreign Currency Participation Settlement Date under this Agreement, then the Administrative Agent shall not give notice to the Participating Specified Foreign Currency Lenders of a Specified Foreign Currency Participation Settlement Date based upon such cured or waived Event of Default. If on any Specified Foreign Currency Participation Settlement Date the total principal amount of the Specified Foreign Currency Loans made or deemed made by Chase during the period ending on (but excluding) such Specified Foreign Currency Participation Settlement Date and commencing on (and including) the immediately preceding Specified Foreign Currency Participation Settlement Date (or the Effective Date in the case of the period ending on the first Specified Foreign Currency Participation Settlement Date) (each such period herein called a “Specified Foreign Currency Participation Settlement Period”) is greater than the principal amount of Specified Foreign Currency Loans repaid during such Specified Foreign Currency Participation Settlement Period to Chase, each Participating Specified Foreign Currency Lender shall pay to Chase (through the Administrative Agent), no later than 12:00 p.m., Chicago time, on such Specified Foreign Currency Participation Settlement Date, an amount equal to such Participating Specified Foreign Currency Lender’s ratable share of the amount of such excess. If in any Specified Foreign Currency Participation Settlement Period the outstanding principal amount of the Specified Foreign Currency Loans repaid to Chase in such period exceeds the total principal amount of the Specified Foreign Currency Loans made or deemed made by Chase during such period, Chase shall pay to each Participating Specified Foreign Currency Lender (through the Administrative Agent) on such Specified Foreign Currency Participation Settlement Date an amount equal to such Participating Specified Foreign Currency Lender’s ratable share of such excess. Specified Foreign Currency Participation Settlements in respect of Specified Foreign Currency Loans shall be made in the currency in which such Specified Foreign Currency Loan was funded on the Specified Foreign Currency Participation Settlement Date for such Specified Foreign Currency Loans.

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(ii) If any Participating Specified Foreign Currency Lender fails to pay to Chase on any Specified Foreign Currency Participation Settlement Date the full amount required to be paid by such Participating Specified Foreign Currency Lender to Chase on such Specified Foreign Currency Participation Settlement Date in respect of such Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation (such Participating Specified Foreign Currency Lender’s “Specified Foreign Currency Participation Settlement Amount”) with Chase, Chase shall be entitled to recover such unpaid amount from such Participating Specified Foreign Currency Lender, together with interest thereon (in the same respective currency or currencies as the relevant Specified Foreign Currency Loans) at the Alternate Base Rate plus 2.00% per annum. Without limiting Chase’s rights to recover from any Participating Specified Foreign Currency Lender any unpaid Specified Foreign Currency Participation Settlement Amount payable by such Participating Specified Foreign Currency Lender to Chase, the Administrative Agent shall also be entitled to withhold from amounts otherwise payable to such Participating Specified Foreign Currency Lender an amount equal to such Participating Specified Foreign Currency Lender’s unpaid Specified Foreign Currency Participation Settlement Amount owing to Chase and apply such withheld amount to the payment of any unpaid Specified Foreign Currency Participation Settlement Amount owing by such Participating Specified Foreign Currency Lender to Chase.

(iii) (a) A Participating Specified Foreign Currency Lender which has a Funded Specified Foreign Currency Participation shall be entitled to receive interest on such Funded Specified Foreign Currency Participation to the same extent as if such Specified Foreign Currency Lender was the direct holder of the portion of the Loan or Letter of Credit Advance in which it purchased a Specified Foreign Currency Participation (it being agreed that, promptly upon the receipt by Chase or any of its Affiliates of any interest in respect of any Loan in which a Participating Specified Foreign Currency Lender has a Funded Specified Foreign Currency Participation, Chase will pay or cause to be paid to such Participating Specified Foreign Currency Lender its ratable share of such interest in immediately available funds) and (b) for purposes of determining the Lenders comprising the “Required Lenders” from and after the termination of the Commitments, (i) the Revolving Exposure of a Lender that is a Participating Specified Foreign Currency Lender shall be deemed to include the amount of the sum of each Specified Foreign Currency Participation of such Participating Specified Foreign Currency Lender and (ii) the amount of the Revolving Exposure of Chase and its Affiliates shall be reduced by an amount equal to the sum of each Specified Foreign Currency Participation of such Participating Specified Foreign Currency Lender.

Section 12.03. Obligations Irrevocable. The obligations of each Participating Specified Foreign Currency Lender to purchase from Chase a participation in each Specified Foreign Currency Loan made by Chase and to make payments to Chase with respect to such participation, in each case as provided herein, shall be irrevocable and not subject to any qualification or exception whatsoever, including any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents or of any Loans, against any Loan Party;

(ii) the existence of any claim, setoff, defense or other right which any Loan Party may have at any time against the Administrative Agent, any Participating Specified Foreign Currency Lender, or any other Person, whether in connection with this Agreement, any Specified Foreign Currency Loans, the transactions contemplated herein or any unrelated transactions;

(iii) any application or misapplication of any proceeds of any Specified Foreign Currency Loans;

(iv) the surrender or impairment of any security for any Specified Foreign Currency Loans;

(v) the occurrence of any Default or Event of Default;

(vi) the commencement or pendency of any events specified in clause (h) or (i) of Article VII, in respect of any Loan Party or any Subsidiary of any Loan Party; or

(vii) the failure to satisfy the applicable conditions precedent set forth in Article IV.

Section 12.04. Recovery or Avoidance of Payments. In the event any payment by or on behalf of any Borrower or any other Loan Party received by the Administrative Agent with respect to any Specified Foreign Currency Loan made by Chase is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any insolvency proceeding or due to any mistake of law or fact, each Participating Specified Foreign Currency Lender shall, upon written demand by the Administrative Agent, pay to Chase (through the Administrative Agent) such Participating Specified Foreign Currency Lender’s Applicable Percentage of such amount set aside, avoided or recovered, together with interest at the rate and in the currency required to be paid by Chase or the Administrative Agent upon the amount required to be repaid by it.

Section 12.05. Indemnification by Lenders. Each Participating Specified Foreign Currency Lender agrees to indemnify Chase (to the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder or under any other Loan Document) ratably for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Chase in any way relating to or arising out of any Specified Foreign Currency Loans or any action taken or omitted by Chase in connection therewith; provided that no Participating Specified Foreign Currency Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or

96

willful misconduct of Chase (as determined by a court of competent jurisdiction in a final non-appealable judgment). Without limiting the foregoing, each Participating Specified Foreign Currency Lender agrees to reimburse Chase promptly upon demand for such Participating Specified Foreign Currency Lender’s ratable share of any costs or expenses payable by the Borrowers to Chase in respect of the Specified Foreign Currency Loans to the extent that Chase is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section 12.05 shall survive payment in full of all Specified Foreign Currency Loans.

Section 12.06. Specified Foreign Currency Loan Participation Fee. In consideration for each Participating Specified Foreign Currency Lender’s participation in the Specified Foreign Currency Loans made by Chase, Chase agrees to pay to the Administrative Agent for the account of each Participating Specified Foreign Currency Lender, as and when Chase receives payment of interest on its Specified Foreign Currency Loans, a fee (the “Specified Foreign Currency Participation Fee”) at a rate per annum equal to the Applicable Rate on such Specified Foreign Currency Loans minus 0.50% on the unfunded Specified Foreign Currency Participation of such Participating Specified Foreign Currency Lender in such Specified Foreign Currency Loans of Chase (or such other note or fee as may be agreed upon by Chase and such Participating Specified Foreign Currency Lender). The Specified Foreign Currency Participation Fee in respect of any unfunded Specified Foreign Currency Participation in a Specified Foreign Currency Loan shall be payable to the Administrative Agent in the currency in which the respective Specified Foreign Currency Loan was funded when interest on such Specified Foreign Currency Loan is received by Chase. If Chase does not receive payment in full of such interest, the Specified Foreign Currency Participation Fee in respect of the unfunded Specified Foreign Currency Participation in such Specified Foreign Currency Loans shall be reduced proportionately. Any amounts payable under this Section 12.06 by the Administrative Agent to the Participating Specified Foreign Currency Lenders shall be paid in the currency in which the respective Specified Foreign Currency Loan was funded (or, if different, the currency in which such interest payments are actually received).

(Remainder of this page intentionally left blank)

97

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

COTT CORPORATION CORPORATION COTT

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Vice President and Treasurer

COTT BEVERAGES INC.

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Vice President and Treasurer

CLIFFSTAR LLC

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Vice President and Treasurer

COTT BEVERAGES LIMITED

By	/s/ Gregory N. Leiter
	Name:	Gregory N. Leiter
	Title:	Director

OTHER LOAN PARTIES:

156775 CANADA INC.

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Treasurer

967979 ONTARIO LIMITED

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Treasurer

804340 ONTARIO LIMITED

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Treasurer

2011438 ONTARIO LIMITED

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Treasurer

COTT RETAIL BRANDS LIMITED

By	/s/ Gregory N. Leiter
	Name:	Gregory N. Leiter
	Title:	Director

COTT LIMITED

By	/s/ Gregory N. Leiter
	Name:	Gregory N. Leiter
	Title:	Director

COTT EUROPE TRADING LIMITED

By	/s/ Gregory N. Leiter
	Name:	Gregory N. Leiter
	Title:	Director

COTT PRIVATE LABEL LIMITED

By	/s/ Gregory N. Leiter
	Name:	Gregory N. Leiter
	Title:	Director

COTT NELSON (HOLDINGS) LIMITED

By	/s/ Gregory N. Leiter
	Name:	Gregory N. Leiter
	Title:	Director

COTT (NELSON) LIMITED

By	/s/ Gregory N. Leiter
	Name:	Gregory N. Leiter
	Title:	Director

COTT USA FINANCE LLC

By	/s/ Kristine Eppes
	Name:	Kristine Eppes
	Title:	Treasurer

COTT HOLDINGS INC.

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Vice President and Treasurer

COTT USA RECEIVABLES CORPORATION

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Vice President and Treasurer

INTERIM BCB, LLC

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Vice President and Treasurer

COTT VENDING INC.

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Vice President and Treasurer

COTT INVESTMENT, L.L.C.

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Vice President and Treasurer

COTT USA CORP.

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Vice President and Treasurer

CB NEVADA CAPITAL INC.

By	/s/ Kristine Eppes
	Name:	Kristine Eppes
	Title:	Treasurer

COTT U.S. HOLDINGS LLC

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Treasurer

COTT U.S. ACQUISITION LLC

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Treasurer

COTT ACQUISITION LLC

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Treasurer

STAR REAL PROPERTY LLC

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Treasurer

CAROLINE LLC

By	/s/ Michael R. Zimmerman
	Name:	Michael R. Zimmerman
	Title:	Vice President and Treasurer

COTT UK ACQUISITION LIMITED

By:	/s/ Jerry Hoyle
	Name:	Jerry Hoyle
	Title:	Director

COTT ACQUISITION LIMITED

By:	/s/ Jerry Hoyle
	Name:	Jerry Hoyle
	Title:	Director

JPMORGAN CHASE BANK, N.A., individually, as an Issuing Bank, as a Swingline Lender and as a Lender

By	/s/ David J. Waugh
	Name:	David J. Waugh
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Administrative Collateral Agent

By	/s/ David J. Waugh
	Name:	David J. Waugh
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as an Issuing Bank, as a Swingline Lender and as a Lender

By	/s/ Agostino A. Marchetti
	Name:	Agostino A. Marchetti
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as an Issuing Bank, as a Swingline Lender and as a Lender

By	/s/ Timothy I. Jacob
	Name:	Timothy I. Jacob
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as UK Security Trustee

By	/s/ Timothy I. Jacob
	Name:	Timothy I. Jacob
	Title:	Senior Vice President

BANK OF AMERICA, N.A., as Documentation Agent and as a Lender

By	/s/ Andrew A. Doherty
	Name:	Andrew A. Doherty
	Title:	Senior Vice President

BANK OF AMERICA, N.A., CANADA BRANCH, as a Lender

By	/s/ Medina Sales De Andrade
	Name:	Medina Sales De Andrade
	Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Collateral Agent and as a Lender

By	/s/ Philip F. Carfora
	Name:	Phillip F. Carfora
	Title:	Duly Authorized Signatory

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By	/s/ Scottye Lindsey
	Name:	Scottye Lindsey
	Title:	Director

By	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Vice President

DEUTSCHE BANK AG, CANADA BRANCH, as a Lender

By	/s/ Rod O’Hara
	Name:	Rod O’Hara
	Title:	Director

By	/s/ Marcellus Leung
	Name:	Marcellus Leung
	Title:	Assistant Vice President

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By	/s/ Sanat Amladi
	Name:	Sanat Amladi
	Title:	Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By	/s/ Sanat Amladi
	Name:	Sanat Amladi
	Title:	Vice President

WELLS FARGO BANK, N.A. (LONDON BRANCH), as a Lender

By	/s/ Julian Daley
	Name:	Julian Daley
	Title:	COO

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Todd W. Milenius
	Name:	Todd W. Milenius
	Title:	Vice President

PNC BANK, CANADA BRANCH, as a Lender

By	/s/ Nazmin Adatia
	Name:	Nazmin Adatia
	Title:	Senior Vice President

COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A. and affiliates	$60,000,000
Deutsche Bank AG New York Branch and affiliates	$50,000,000
General Electric Capital Corporation	$60,000,000
Bank of America, N.A. and affiliates	$39,000,000
Wells Fargo Capital Finance, LLC, and affiliates	$39,000,000
PNC Bank, National Association and affiliates	$27,000,000

Total	$275,000,000.00

Schedule 1.01(a)

Eligible Real Property

Loan Party	Location / Address	Owned, Leased or Occupied
Cott Beverages Inc.	2525 Schuetz Road/ 576 Fee Fee Road Maryland Heights, MO 63043	Owned
Cott Beverages Inc.	301 Larcel Drive Sikeston, MO 63801	Owned
156775 Canada Inc.	6525 Viscount Road Mississauga, ON L4V 1H6	Owned
Cott Corporation Corporation Cott	333 Avro Ave Pointe-Claire, QU H9R 5W3	Owned
Cott Corporation Corporation Cott	4810 – 76 Avenue SE Calgary, AB T2C 2V2	Owned

Schedule 1.01(b)

MANDATORY COST FORMULA

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Disbursement Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Disbursement Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Disbursement Agent. This percentage will be certified by that Lender in its notice to the Disbursement Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Disbursement Agent as follows:

(a) in relation to a Loan denominated in Sterling:

per cent. per annum

(b) in relation to a Loan in any currency other than Sterling:

per cent. per annum.

Where:

A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B is the percentage rate of interest (excluding the Applicable Rate and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in Section 2.10(c)) payable for the relevant Interest Period on the Loan.

C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D is the percentage rate per annum payable by the Bank of England to the Disbursement Agent (or such other bank as may be designated by the Disbursement Agent in consultation with the Borrower Representative) on interest bearing Special Deposits.

E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Disbursement Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Disbursement Agent pursuant to paragraph 7 below and expressed in Sterling per £1.0 million.

5.	For the purposes of this Schedule:

(a) “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b) “Facility Office” means the office or offices notified by a Lender to the Disbursement Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement;

(c) “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(d) “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(e) “Reference Banks” means, in relation to each of the Eurodollar Base Rate and the Eurodollar Rate and Mandatory Cost, the principal office in London, England of JPMorgan Chase Bank, N.A., London Branch, or such other bank or banks as may be designated by the Disbursement Agent in consultation with Borrower Representative;

(f) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules; and

(g) “Unpaid Sum” means any sum due and payable but unpaid by any Loan Party under the Loan Documents.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Disbursement Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Disbursement Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in Sterling per £1.0 million of the Tariff Base of that Reference Bank.

8.	Each Lender shall supply any information required by the Disbursement Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a) the jurisdiction of its Facility Office; and

(b) any other information that the Disbursement Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Disbursement Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Disbursement Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Disbursement Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.	The Disbursement Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Disbursement Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Disbursement Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

13.	The Disbursement Agent may from time to time, after consultation with Borrower Representative and the Lenders, determine and notify to all parties to this Agreement any amendments which are required to be made to this Annex II in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

Schedule 1.01(c)

Unrestricted Subsidiaries

Cott IP Holdings Corp.

Cott NE Holdings Inc.

Northeast Finco Inc.

Northeast Retailer Brands, LLC

Schedule 1.01(d)

Certain Account Debtors

Wal-Mart to the extent the aggregate amount of Accounts owing from Wal-Mart and its Affiliates to all Loan Parties exceeds 40%

Schedule 1.01(e)

Eligible Equipment

APPRAISAL

Cott Corporation

EVALUATION SUMMARY

Cott Corporation

PERSONAL PROPERTY

Orderly Liquidation Value
Effective Date: December 4, 2008
Cott Corporation	$1,911,150
[***] [facility addresses redecated throughout the schedule]
Cott Corporation	2,465,185
[***]
Cott Corporation	2,178,525
[***]
Cott Corporation	2,547,275
[***]
Cott Corporation	3,047,960
[***]
Cott Corporation	1,877,340
[***]
Cott Corporation	2,691,500
[***]
Cott Corporation	9,832,025
[***]
Cott Corporation	7,630,500
[***]
Cott Corporation	8,361,750
[***]
Cott Corporation	1,932,775
[***]
Last Date of Inspection: December 3, 2008
Cott Corporation	2,035,850
[***]
Last Date of Inspection: December 3, 2008
Cott Corporation	1,578,160
[***]
Last Date of Inspection: December 4, 2008
Cott Corporation	7,051,375
[***]
Last Date of Inspection: December 2, 2008

Total Appraised Orderly Liquidation Value – US Dollars Personal Property	$55,141,370

December 31, 2008

Mr. Kevin M. Podwika, Vice President

Chase Business Credit

10 S. Dearborn, 22nd Floor

MC IL1-1454

Chicago, IL 60603

Re:	Appraisal - Cott Corporation
Machinery & Equipment

Dear Mr. Podwika:

AccuVal Associates, Incorporated (AccuVal) is pleased to submit to you the following appraisal report.

Between December 2 and 4, 2008, AccuVal personnel inspected the machinery and equipment of Cott Corporation located at [***]. The assets located at [***] were evaluated on a “Desktop” basis and were not physically inspected. The inspection/evaluation was conducted to gather data relative to the assets and provide an appraisal to be used as documentation for financial decision-making.

The effective date of the appraisal is December 4, 2008. Subject to the assumptions and limiting conditions set forth in an addendum to this report, it is our professional judgment that, as of the effective date as detailed in this report, the machinery and equipment has an estimated Gross Orderly Liquidation Value in US Dollars of:

Fifty Five Million One Hundred Forty One Thousand

Three Hundred Seventy Dollars

$55,141,370

The effective date of the appraisal is December 4, 2008. Subject to the assumptions and limiting conditions set forth in an addendum to this report, it is our professional judgment that, as of the effective date as detailed in this report, the machinery and equipment has an estimated Net Orderly Liquidation Value (Rounded) in US Dollars of:

Thirty Nine Million

Four Hundred Eighty Five Thousand Dollars

Appraisal - Cott Corporation	December 31, 2008

$39,485,000

The report that follows sets forth the identification of the machinery and equipment appraised, the scope of the assignment, pertinent information relative to the data considered, the results of the investigation and analysis, and the assumptions and limiting conditions.

It has been a pleasure being of service to you.

Very truly yours,

AccuVal Associates, Incorporated

Jerome R. Galaszewski
Senior Manager

enclosures

TABLE OF CONTENTS

Evaluation Summary

Letter of Transmittal

Identification of the Subject Assets	1
Definition of Value	1
Identification of the Client, Users, and Intended Use of the Appraisal	1
Effective Date of the Appraisal and Date of the Report	1
Methodology	1
Scope of Work	2
Special Assumptions and Limiting Conditions	2
Statement of Ownership	3
General Condition of the Assets	3
Environmental Considerations	3
Evaluation Considerations	3
General Comments	4
Government Regulations	4
Exchange Rates	4
Import/Export Issues	4
Liquidation Expenses, Holding Costs and Net Valuation	5
Machinery and Equipment
[***]
[***]
[***]
[***]
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[***]
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[***]
[***]
[***]
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Certification Of Value	184

Addenda
General Assumptions And Limiting Conditions
Qualifications Of The Appraiser

Photographs

Identification of the Subject Assets

The assets appraised in this report consist of bottling, blow molding machinery and related support equipment. The machinery and equipment is located at the following Cott Corporation (Cott or The Company) facilities:

•	[***]

AccuVal appraised some of the machinery included in this report on a “Desktop” basis, and no physical inspection was made. This equipment is located at the following addresses:

•	[***]

However, the “Desktop” assets were the subject of a previous inspection conducted by AccuVal on January 16, 2008 and were described in detail in an appraisal report dated February 8, 2008.

This report includes a detailed listing of the assets. Please note that all values are stated in US dollars.

Definition of Value

This appraisal estimates the Orderly Liquidation Value of the assets. AccuVal defines Orderly Liquidation Value as follows:

Orderly Liquidation Value

“A professional opinion of the estimated most probable price expressed in currency that the subject personal property could typically realize, as of the effective date of the appraisal, at a privately negotiated sale, properly advertised and professionally managed, by a seller obligated to sell over a time period of six to twelve months. Further, the ability of the asset group to draw sufficient prospective buyers to ensure competitive offers is considered. All assets are to be sold piecemeal, ‘as is, where is’, with the purchasers being responsible for removal of the assets at their own risk and expense. Any deletions or additions to the assets appraised could change the psychological or monetary appeal necessary to attain the value estimated.”

Identification of the Client, Users, and Intended Use of the Appraisal

Mr. Kevin Podwicka, Vice President, authorized and contracted with AccuVal to conduct the appraisal of the assets for Chase Business Credit (Client). The report is to be used solely by the Client. The intended use of the appraisal is to provide the documentation necessary for making financial decisions regarding the value of the assets as secured collateral for a loan. It should not be used for any other purpose. AccuVal accepts no responsibility to any other party for the whole or any part of the report contents.

AccuVal developed and is submitting the appraisal in conformance with the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation, and the Principles of Appraisal Practice and Code of Ethics of the American Society of Appraisers. As defined by USPAP, this is a complete appraisal in a summary report format.

Effective Date of the Appraisal and Date of the Report

The effective date of the appraisal is December 4, 2008. This is the date AccuVal completed the inspection of the assets and the compilation of the information pertaining to the “Desktop” equipment. The date of this report is December 31, 2008.

Methodology

Three basic valuation methods are used to derive an indication of the value of the assets. These methods include the cost approach, sales comparison approach, and income approach to value.

Cost Approach

“A set of procedures in which an appraiser derives a value indication by estimating the current cost to reproduce or replace the personal property, deducting for all depreciation, including physical deterioration, functional obsolescence, and external/economic obsolescence.”

Sales Comparison Approach

“A set of procedures in which an appraiser derives a value indication by comparing the personal property being appraised to similar assets that have been sold recently, applying appropriate units of comparison, and making adjustments based on the elements of comparison to the sale prices of the comparable.”

Income Capitalization Approach

“A set of procedures in which an appraiser derives a value indication for income-producing personal property by converting anticipated benefits into value. This conversion is accomplished either by: (1) capitalizing a single year’s income expectancy or an annual average of several years’ income expectancies at a market derived capitalization rate or capitalization rate that reflects a specified income pattern, return on investment, and change in value of the investment; or (2) discounting the annual cash flows for the holding period and the reversion at a specified yield rate.”

The sales comparison approach was the primary basis on which the assets were appraised. The cost approach was considered, and was given some limited weight in the final analysis.

The income approach was not used. This approach considers income-generating criteria and is limited in its application to the appraisal of machinery and equipment. This is due to the difficulty in determining what portion of the total income and expense stream of a given plant would be attributable to a specific piece of equipment. This type of analysis is not appropriate to the scope of this appraisal.

Scope of Work

Between December 2 and 4, 2008, AccuVal inspected the machinery and equipment that is the subject of the appraisal. Cott personnel assisted in the inspection and information-gathering process. During the inspection, detailed descriptive information pertaining to the assets was identified and compiled. Whenever possible, this included manufacturer, model, serial number, year of manufacture, and capacities and specifications. A variety of other data relating to the assets was discussed, requested, and gathered during the inspection. In some cases, additional information was subsequently requested.

Some of the assets are being appraised on a “Desktop” basis, and AccuVal has not inspected them. However, those assets were the subject of a previous inspection conducted by AccuVal personnel on January 16, 2008 and were described in detail in an appraisal report dated February 8, 2008.

The scope of a “Desktop” appraisal involves the review of information about the assets provided by the Client or other parties. In this case, the information considered included the detailed information compiled by AccuVal personnel during the previous appraisal assignment: complete factual information relative to the assets including their age, manufacturer name, model, serial number, and all relevant information pertaining to capacity and specifications; a statement of operating condition; maintenance, rebuild and/or retrofit history; and original cost information.

A “Desktop” appraisal is developed without the appraiser having the benefit of inspecting the assets. It is assumed that the descriptive information provided is accurate, that the assets actually exist, and they are operable. To the extent that AccuVal was not furnished a statement of operating condition, the assumption is that the assets are in average working condition and maintained within industry standards.

The appraisal does not include an evaluation of the raw materials, work-in-process, or finished goods inventories. AccuVal is conducting an inventory appraisal being submitted under separate cover. The value of purchased repair parts or replacement parts has not been considered. No product line-dedicated tooling or computer software is evaluated in this report.

The valuation analysis included consideration of transactions involving sales of similar assets. It also considered the availability of competitive equipment on the open market and the overall condition and quality of the subject assets compared with the assets sold or available.

Research included searches of comparable sales databases. AccuVal contacted original equipment manufacturers, manufacturers’ representatives, used machinery and equipment dealers, and auctioneers and liquidators. When relevant, discussions included supply and demand factors, the overall condition of the market, and the number of potential purchasers in the market for similar assets. In some instances, AccuVal obtained additional information from other knowledgeable industry sources to assist in the analysis.

AccuVal assembled and analyzed all of the information gathered for the subject assets and during the market research process. The approaches to value most appropriate to the purpose and intended use of the appraisal were then developed. The value indications were reconciled and the most meaningful data was considered in the final value estimates.

Special Assumptions and Limiting Conditions

Users of this report should note that special assumptions have been made in developing the analysis. AccuVal has not inspected the assets and has relied on information provided by others regarding their actual existence, description, and condition. It has been assumed that the information is accurate.

A “Desktop” appraisal is an evaluation used to address general questions relative to the value of the assets and to determine if a full, on-site inspection of the assets should be performed. Since “Desktop” appraisals require special assumptions regarding the assets, they should not be the sole basis upon which business decisions are made.

Statement of Ownership

AccuVal is providing an appraisal of only owned assets. If applicable, assets The Company management indicated were leased or not owned have been excluded from the appraisal. The equipment is appraised in fee simple interest, free of any encumbrances.

AccuVal has assumed that Cott has accurately represented the ownership interest in all of the personal property, and has not conducted Uniform Commercial Code (UCC) searches to determine the ownership. A search of this type is outside the scope of this appraisal assignment. It is recommended that any parties with or considering an interest in the assets independently confirm the ownership and determine what potential impact any encumbrances may have on their marketability and ultimate value.

General Condition of the Assets

The general condition of the assets was considered to be average to good. During the inspection, AccuVal interviewed Cott personnel familiar with the overall age and condition of the assets about these issues. In some instances, machinery was not in operation at the time of inspection. The appraisal has assumed that all of the equipment is in working order, unless otherwise specifically indicated in the asset descriptions included in this report.

The Company provided the information relative to the condition of the “Desktop” assets. AccuVal assumed that information to be accurate.

Any condition statements that appear in the listing of the assets are based only on general observations made during visual inspections or on the information provided to us. It is impossible to judge the actual mechanical condition of the assets without relying on the accuracy of the representations made by Cott management. This appraisal is not a technical or engineering survey.

Environmental Considerations

The appraisal does not make any allowance for, nor has it considered the impact, if any, of environmental issues or those associated with the Occupational Safety and Health Administration (OSHA) that would have an effect on the salability, value, or use of the equipment. Environmental considerations such as property or equipment clean up, special handling, remediation, disposal, or other potential environmental liabilities are outside the scope of this appraisal. Furthermore, the appraisal does not consider compliance or non-compliance with regulatory agencies that may have jurisdiction in this area.

AccuVal is not an environmental consulting firm and is not qualified to recognize or test for hazardous substances, conditions, or other environmental liabilities. Furthermore, AccuVal is not qualified to identify or evaluate occupational safety hazards. It is recommended that any parties with or considering an interest in the assets contract with a qualified consulting firm to conduct any studies necessary to ensure that such issues are properly addressed.

Evaluation Considerations

There are a number of factors that have been considered in the valuation of the assets. Industry research has been conducted to gather information to assist in the analysis of the salability and potential value of the subject machinery and equipment. Every effort has been made to reach value conclusions that are supportable and representative of the market as it currently exists, based on the best information available. The following is a brief general discussion addressing the Cott operations, the valuation concept applied in the appraisal, market conditions, and the factors that will affect the value of the major machinery.

The appraisal is being submitted under the orderly liquidation value concept. An orderly liquidation is a duress sale. Although an extended time frame is allowed to locate and negotiate with buyers, the seller is still in a must-sell situation.

The value definition recognizes that the assets are being sold “as is, where is”, in their current condition to be removed at the buyer’s risk and expense. Any expenditure that has been made for the installation of the equipment will be totally lost when it is sold for removal. Knowledgeable buyers also will recognize that costs will be incurred to dismantle, match mark, rig, crate, containerize, and transport the equipment. These factors will affect what buyers will be able to pay for the assets.

Implicit in the orderly liquidation value definition is the assumption that The Company is no longer in business, the plants have been shut down and are not operating, and all of the assets are being sold piecemeal to a variety of different buyers.

Two types of buyers are typically in the market for the assets in the event they must be liquidated, end users and dealers/brokers. An end user would purchase the machinery either to expand existing production capacity or to replace older, less productive equipment. When that group of buyers has been exhausted, used machinery dealers or brokers usually become the buyer pool. These are speculative purchasers, who acquire machinery in anticipation of its future resale. In addition to removal costs, dealers will consider their holding costs, including warehousing, marketing, and warranty expense, as well as profit motive, in the amount they will pay.

It is also difficult to make assumptions for equipment that market data was available for due to the large quantity of duplication. Although there are direct sales comparables coupled with dealer information supplied, it is extremely difficult to speculate on how the market would react if all the equipment were to be marketed at once.

Research indicates that the assets located at the Cott facilities would be desirable if offered for sale. Most of the bottling lines are high speed and newer in design. Market research has indicated that there have been limited sales of late model equipment. The limited amount of market data makes the value of the late model equipment more subjective.

General Comments

It should be noted that the in-place sale scenario is a viable option for the seller rather than a piecemeal disposal of the machinery in the event Cott must be liquidated. The Company reportedly commands significant market share and product penetration in their industry. Given the location and production capacity of the subject plants, the probability exists that some of the operations could be viewed as candidates to be sold in their entirety, either individually or as groups of plants, with the assets to remain in place and in operation. Potential buyers could include existing competitors desiring to increase their own production capacity to service the market if Cott were out of business. Given the nature of the major equipment, an in-place sale of the assets, even at a substantial discount, would undoubtedly realize greater sale proceeds than a piecemeal disposition. Given the present utilization of this equipment, there would be a shortage of available bottling capacity in the market if Cott were to stop all operations. This shortage would contribute to the selling of some of these plants as operating facilities.

No consideration has been given to contractual production agreements, customer base, or other assets that would be more appropriately described as intangibles.

Government Regulations

Canadian Termination Notice to Employees and WEPP Considerations – In the event that The Company is liquidated, there may be certain government requirements that apply to group termination of employees. Depending on the jurisdiction, Canadian employers may have to provide between 8 and 16 weeks’ notice, notify governmental agencies, and provide job search assistance for employees. Generally, termination of 50 employees triggers group notice requirements similar to the WARN Act in the United States. In some Canadian Provinces such as Quebec, Nova Scotia, and Northwest Territories the minimum number is 10 employees. In addition, in July 2008, the Wage Earner Protection Program was passed in Canada which provides some assurance that any backpay, any outstanding vacation pay, and any termination pay up to a maximum of $2,000 per employee will be paid. Although this payment is guaranteed by the Canadian government, any payments made by the government in this regard are securitized by a preferred claim against The Company’s current assets. AccuVal considers the impact of these issues to be beyond the scope of this appraisal, and has not taken into account any employee related expenses other than those that would directly compensate employees for employment during the liquidation acting at the direction of and for the benefit of the liquidator. AccuVal recommends that The Client investigate any potential additional labor expenses or employee related issues which may arise in a potential liquidation resulting from these statutes.

WARN Act – The Worker Adjustment and Retraining Notification (WARN) Act requires that all employers of certain companies provide at least 60 calendar days of advance notice of any mass layoffs or plant closings. This requirement is applicable to employers of over 100 employees, when a layoff of 50 or more employees occurs or an entire plant is closed down. There are provisions in this law that allow a trustee or a turnaround professional to circumvent the requirements of the WARN Act, but they do not always apply, depending on the circumstances that led to The Company faltering or bankruptcy filing. AccuVal has assumed that a potential liquidator of The Company’s inventory would be unimpeded by requirements in the WARN Act or other legal issues in an attempt to liquidate the inventory, including a shutdown of The Company’s operations and immediate termination of employees.

Exchange Rates

The appraisal of The Company assets involved the valuation of machinery in the United Kingdom. The appraisal has considered the exchange rate of British Pounds (GBP) to US Dollars (USD). As of December 4, 2008, the exchange rate was $1.00 USD = 0.685354 GBP. Any dramatic fluctuations in the exchange rate of the British Pound against the US Dollar after the effective date of the appraisal could have an effect on the values estimated.

Import/Export Issues

Another issue that must be considered is the cost of importing foreign equipment if it becomes necessary to sell the equipment outside of the respective country. Given the quantity of equipment on hand at Cott and its overall quality and industry recognition, any piecemeal disposition of the assets would warrant a worldwide advertising campaign. Therefore, qualified buyers will consider the expense associated with import/export fees, customs fees, duties and sales taxes.

Liquidation Expenses, Holding Costs and Net Valuation

The Client asked AccuVal to estimate the potential costs that will be incurred to sell the machinery and equipment in an orderly liquidation. These include direct expenses and commissions for a sale, as well as the expected holding costs, which act as a deduction from the gross value estimates expressed in the appraisal. This provides an estimated net orderly liquidation value conclusion. It is assumed that the orderly liquidation occurs over a period of six to twelve months.

Note that the analysis and conclusions are an estimate of the expenses, commissions and holding costs, and that there are a number of exclusions, specifically:

•	An allowance for legal fees, regulatory considerations, secured lender expenses, lease termination fees, debt service, licenses or permits, other professional fees, or other expenses not specifically identified.

•	Lease payments, if any, for personal property such as production and office equipment, etc.

•	A discount rate for the time value of funds or expenditures; this analysis assumes constant dollars, with no increase or decrease in costs, taxes, inflation, etc.

•	Consideration of any holding costs after the orderly liquidation period. The analysis does not include potential real property holding costs after the sale is completed, nor costs associated with equipment or personal property that may not have sold or that was abandoned in-place.

•	Expenses associated with the sale, operation, or preservation of other personal property or real estate not identified in this report.

The estimate of direct sale expenses and commissions was developed with the assistance of LiquiTec Industries, Incorporated (LiquiTec), an industrial and capital asset liquidation and auction firm related to AccuVal. This estimate is not a proposal for a sale; it is only a guide to probable sale expenses.

Direct expenses include advertising, labor, and travel. Properly advertising the assets attracts the largest number of qualified buyers. Display advertisements would be placed in newspapers and trade publications with national circulation. Color brochures that include photographs of the major equipment and complete descriptions of all of the assets would be directed to buyers that use similar equipment and dealers and brokers active in the used machinery market for the assets.

Labor expenses include preparing the assets for sale, which entails cleaning, organizing, lotting, tagging, and cataloging the equipment. Note that this cleaning involves general housekeeping only, and does not include the expense that might be incurred to ensure that the equipment is properly taken off-line or for the proper disposal of any remaining process materials. Other direct labor expense will be incurred for sale site security and sale management, supervision, and administration. Travel, lodging, and sustenance expense will also be incurred for on-site personnel throughout the sale process.

It is estimated that advertising, labor, and travel expenses for an orderly liquidation sale would be $650,000. In an orderly liquidation sale scenario, LiquiTec or another liquidation firm is typically compensated by the seller for expenses plus a commission. Given the scope of the subject assets, it is estimated that a 2% commission would be appropriate. This must be deducted from the sale proceeds.

Some of the liquidation holding costs were developed using information supplied by Cott. AccuVal did not audit this information and it is assumed that it was fairly and accurately represented. The development of the estimated holding costs included the following assumptions:

•	No significant market changes from the effective date of the appraisal to the sale or liquidation of the equipment.

•	An orderly liquidation period of six to twelve months, during which all machinery and equipment would be sold “as is, where is”, with complete cessation of manufacturing activities.

•	Applicable holding cost expenses to include:

•	labor, supplies, and utilities costs necessary to properly shut down the manufacturing operations

•	personal property taxes and insurance

•	ongoing utility costs

•	building holding costs, including taxes, insurance, and maintenance

•	Utility costs are directly related to The Company’s level of manufacturing. AccuVal was provided with historical utility cost information from the past twelve months. Since this analysis assumes that all manufacturing activity would cease, utility costs would be reduced significantly from historical levels to reflect decreased usage. AccuVal has estimated that reduction with the assistance of Cott personnel. It has been assumed that there are no contractual or other restraints prohibiting such reduction.

•	Expenses do not include costs such as loan amortization, legal fees, other professional fees, filing requirements of any regulatory agencies or commissions for public companies.

•	There is no consideration of potential environmental issues or costs associated with property or equipment clean up, disposal, remediation, or other environmental liabilities.

•	Property taxes, insurance, and certain other expenses may be pre-paid and may not affect the orderly liquidation sale costs, depending on the timing of the sale. However, these expenses have been considered in the analysis because the timing of the sale is unknown, and the expenses may come due during the orderly liquidation sale period.

Note that the inventory possibly will be liquidated concurrently with the machinery and equipment. If this is the case, common holding cost expenses (e.g. building rent or mortgage, utilities, real estate taxes and insurance, etc.) will be shared. If AccuVal is conducting an inventory appraisal, these costs have been allocated between the machinery and inventory. If an inventory analysis is being done by a firm other than AccuVal, users of this report should recognize that some costs may be double counted.

The following table provides a recap of the gross value estimated in the appraisal, a summary of the estimated sale expenses, commissions, and holding costs, and the resulting estimated net orderly liquidation value conclusion.

Table #1 – Cott Corporation Net OLV Valuation

OLV
Cott Corporation
Gross Orderly Liquidation Valuation	$55,141,370
Estimated Direct Expenses
(Includes personnel expense, liquidators expense, security, and advertising)	(650,000)
Estimated Holding Costs
(Includes shut down costs, real property holding costs, personal property holding costs, utilities, etc.	(13,906,541)
Commission (2% of Gross OLV)	(1,102,827)
Estimated Net Calculation	$39,482,002

Net OLV Conclusion - Rounded	$39,485,000

Cott Corporation

[***]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

Orderly Liquidation Value
Effective Date: December 4, 2008
Production	$1,575,000
Plant Utilities	203,000
Maintenance	11,100
Throughout Plant	122,050

Total Appraised Orderly Liquidation Value – US Dollars Cott Corporation [***]	$1,911,150

Appraisal

Cott Corporation

[***]

Desktop Appraisal

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
Production

1	1-	100-Valve Can Filling Line; 1,250 Cans/Minute, To Include:		$550,000

		(1)	Seco Systems Model 400-ID Depalletizer, S/N 4167-1183-413; with 3-Chain and Roller Conveyor Infeed; Vacuum Lift Powered Arm; 60”W x Estimated 25’L Accumulation Table; 24”W x Estimated 15’L Interlocking Plastic Belt Staging Conveyor; Infeed Pallet Stacker; Variable-Speed Control; and Push-Button Control

		(1)	Mojonnier Model DO 18H8 72 SR Blender, S/N 10485; Skid Mounted, 1,016 Lb./Hour Co2 Maximum Flow Rate; with Ammonia Refrigeration System, with Horizontal-Mounted Ammonia Tank; Meyer Stainless Steel Shield Combination Tank, S/N 5597, (1992), National Board #14468, 100-psi @ 100°F Maximum Allowable Working Pressure; 3 hp 4M Product Pump; Inline CIP System, with 3 hp CIP Pump; Meyer Water Additive Tank, S/N 5592, (1992), 100-psi @ 200°F Maximum Allowable Working Pressure; Meyer Soap Additive Tank, S/N 5596, (1992), with Pneumatic Actuator; Push-Button Control; Red Lion Digital Temperature Readout; Orbisphere Laboratories Model 3624 Digital Analyzer; Associated Pumps; Stainless Steel Piping; etc.

		(1)	Crown Simplimatic Model 16741 100-Valve Rotary-Type Filler, S/N E4800; 12-Oz. Type, 1,250 Can/Minute Rated Speed, Skid Mounted; with Protective Enclosure; Variable-Speed Control; Push-Button Control; PLC Type Control; and Allen-Bradley Model PanelView Plus 400 Digital Control

		(1)	Presto 5’ x 5’ Scissor Lift Table; Pit Mounted

		(1)	Angelus Model 120LG16 Can Seamer, S/N 6330366, (1966); 1,250 Can/Minute Operating Speed; with Lid Infeed; Rotary Outfeed; 40 hp Drive Motor; 3”W x Estimated 25’L Interlocking Plastic Belt Outfeed Conveyor; Variable-Speed Control; Red Lion Digital Counter; and Push-Button Control

		(1)	Filtec Model FT-50 Fill Level Monitor, S/N 113622, Asset #179652; 230 Volts, 60 Hz, 1-Phase; with Digital Control

		(1)	I&H 60”W x Estimated 20’L Can Warmer; Estimated 500 Can Capacity; with (3) TSM Model BC-191 Heating System Units, 2,570-Lb. Steam Heat Output, 30-psig Operating Pressure, Skid Mounted, Each with Push-Button Control; 15 hp Blower Motor; 16”W x 12’L Interlocking Plastic Belt Conveyor Infeed; 16”W x Estimated 25’L Interlocking Plastic Belt Conveyor Outfeed, with Inline Wash, and Reject Station; Inline Wash System; and Push-Button Control

		(1)	Videojet Model Excel Series 170i Ink Jet Coder, S/N 990770016WD; Cart Mounted, 2 scfm, 100 psi; with Digital Control

		(1)	Filtec Model FT-50 Fill Level Monitor, S/N 113199; 230 Volts, 60 Hz, 1-Phase; with Reject Station; and Digital Control

		(1)	Dens-A-Can Model DAC 800 Can Crusher, S/N 1170 SPI 01 07; (Leased)

		(1)	84”W x Estimated 25’L Accumulation Table; Stainless Steel Frame Composition, Leg Mounted; with Horizontal Traversing Side Bar Loader; and Interlocking Plastic Belt Feed Through Conveyor

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	R.A. Jones Model Maxim Case Packer, S/N S-5972 LMC; 12-Pack Case Type, 4 x 3 Configuration, 220 Cases/Minute; with (2) Southworth Scissor Lift Tables, 3,000 Lb. Capacity; 12-Lane Infeed; Case Infeed Station, with Case Former; Nordson Series 3700V Hot Melt Applicator, S/N K3700V-KN03L01282; Safety Light Curtain; Electro Model PLS 6000 Series Digital Control; Variable-Speed Control; Push-Button Control; and Allen-Bradley Model PanelView 1000 Touch Screen Control

		(1)	Videojet Model Excel 178i Ink Jet Coder, S/N 1597B01042; 7 scfm, 100 psi; with Digital Control

		(1)	Kayat Model TP-50A Tray Packer, S/N 229-04, (2004); 460 Volts, 3-Phase, 60 Hz, (2) 12-Pack Type, 52 Case/Minute Operating Speed; with 16”W x 15’L Interlocking Plastic Belt Conveyor Infeed/Outfeed; Tray Infeed Station; Nordson Model Series 3500V Hot Melt Glue Applicator, S/N K3500V-SA04B08642; Variable-Speed Control; Allen-Bradley Model PanelView 550 Digital Control; and Western Atlas 16”W x Estimated 25’L Roller Conveyor Outfeed, Automated Type

		(1)	Diagraph Ink Jet Coder, S/N IJ83101264; with Digital Control

		(1)	Kayat Model 801-T Overwrapper, S/N 130-98, (1998); 60 Case/Minute Operating Speed, 460 Volts, 3-Phase, 60 Hz, 3-Zone; with 24”W x Estimated 15’L Heat Seal Oven; Watlow Model 93 Digital Temperature Control; Push-Button Control; Variable-Speed Control; and 24”W x Estimated 15’L Interlocking Plastic Belt Conveyor Outfeed

		(1)	PAI Model 6400 Palletizer, S/N 6464; Single 12-Pack and 2 x 12 Pattern Type, 460 Volts, 50 Amps, 3-Phase, 60 Hz; with 24”W x Estimated 15’L Interlocking Plastic Belt Conveyor Product Infeed; Staging Conveyor, with Side Guide Bars; Accumulation Stations; Elevator, Top Down Feed Type; Empty Pallet Infeed, 10 High Type, with Shared Horizontal Traversing Load Table; Pattern Control Station, with (3) Parker Model Series 2MA Scanning Cylinders; Bourne Industries Model 2015 Digital Counter; and Push-Button Control

		(1)	Orion Model MA44-453 Overhead Rotary Arm Stretch Wrap Machine, S/N 4084358; with 60”W x Estimated 15’L Power Roller Conveyor Infeed/Outfeed; Safety Light Curtain; Protective Enclosure; and Push-Button Control

		(1)	Flex ID Model 4000 Pressure Sensitive Labeler; with Digital Control, Stand Mounted

		(1)	Lot of Associated 100-Valve Line Stainless Steel Framed Conveyor Equipment, To Include: 28”W x Estimated 20’L Interlocking Plastic Belt Staging Conveyor; Estimated 125’L Overhead Cable Conveyor, with Sentry Ionized Air Can Rinser, 1,300 Can/Minute Rated Speed; 28”W x 50’L Interlocking Plastic Belt Conveyor, with Inline Lube/Wash System; 3”W x 15’L Interlocking Plastic Belt Conveyor, with Inline Wash; Blower Station, with Estimated 15 hp Blower, and Twist/Turn Tunnel; 16”W x 15’L Interlocking Plastic Belt Conveyor; 28”W x Estimated 25’L Interlocking Plastic Belt Conveyor, with Inline Wash System, and Exair Super Air Knife System; Can Lines 28”W x 35’L Interlocking Plastic Belt Conveyor; 24”W x 25’L Interlocking Plastic Belt Conveyor; 16”W x Estimated 250’L Power Belt Conveyor; 24”W x Estimated 150’L Power Belt Conveyor; 24”W x Estimated 250’L Power Roller Conveyor; Associated Diverter Stations; 90° and 180° Turn Sections; Guide Bars; etc.

2	1-	96-Valve Bottle Filling Line; 550 Bottles/Minute, To Include:		525,000

		(1)	Simplatic Engineering Depalletizer; with 3-Chain and Roller Conveyor Infeed; Vacuum Lift Powered Arm; 60”W x Estimated 25’L Accumulation Table; 24”W x Estimated 15’L Interlocking Plastic Belt Staging Conveyor; Infeed Pallet Stacker; Variable-Speed Control; and Push-Button Control

		(1)	Mojonnier Model 5600 Blender; 871 Lb./Hour Co2 Maximum Flow Rate; with Ammonia Refrigeration System, with Horizontal-Mounted Ammonia Tank; Additive Tanks; Moore Model 535 Digital Control; Associated Pumps; Stainless Steel Piping; etc.

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Crown Simplimatic Model 96/16 PET 96-Valve Rotary-Type Filler, S/N HJG CN 96 16 CP230; 20-Oz., 1-Liter, 2-Liter, and 3-Liter Type, 350 Bottle to 550 Bottle Operating Speed, Skid Mounted; with Alcoa Model D224-16 Inline Capper, S/N 17, 16-Head, with Hopper; and Allen-Bradley Model PanelView 900 Digital Control

		(1)	Orbisphere Model 3624 Analyzer

		(1)	Filtec Model FT-50 Fill Level Monitor, S/N 113204; with Digital Control

		(1)	Diagraph Ink Jet Coder, S/N IJ83101263

		(1)	Videojet Ink Jet Coder; with Digital Control

		(1)	I&H 15’W x 25’L Can Warmer; Estimated 500 Can Capacity; with (3) TSM Model BC-191 Heating System Units, 1,520,000-Btu Heat Output, Skid Mounted, Each with Push-Button Controls; 15 hp Blower Motor; 16”W x 12’L Interlocking Plastic Belt Conveyor Infeed; 16”W x Estimated 25’L Interlocking Plastic Belt Conveyor Outfeed, with Inline Wash, and Reject Station; Inline Wash System; and Push-Button Control

		(1)	Accumulation Table; Stainless Steel Frame Composition, Leg Mounted; with Horizontal Traversing Side Bar Loader; and Interlocking Plastic Belt Conveyor

		(2)	B&H Model BH-8000S Pressure Sensitive Labelers, S/N 2052-0497-988L; and S/N 2051-04979871; 300 Label/Minute Operating Speed; Each with (2) Label Feed Stations, Rotary Type; Nordson Model DuraBlue 10 Hot Melt Applicator; and Allen-Bradley Model Dataliner Digital Control

		(1)	ITW Hi-Cone Model 871M2 Multi Packaging Machine, S/N 214; (Leased)

		(1)	Kayat Model PTF-28-RH Tray Packer, S/N 219-97, (1997); 24 Case/Minute Operating Speed, Carton Erector Station; with Nordson Model Vista Hot Melt Applicator; Electro Cam Model PLS 5000 Series Digital Control; Push-Button Controls; and Allen-Bradley Digital Control

		(1)	Kayat Model PTF-28-RH Tray Packer, S/N 190-94, (1994); 24 Case/Minute Operating Speed, Carton Erector Station; with Nordson Model Series 3700V Hot Melt Applicator, S/N ES06B01055; Electro Cam Model PLS 5000 Series Digital Control; Push-Button Control; and Allen-Bradley Digital Control

		(1)	Ocme Model Vega N70V Overwrapper, S/N 1/272/01, (2001); 30 Pack/Minute Operating Speed; with 28”W x Estimated 15’L Heat Seal Oven; Gefron Model 401 Digital Temperature Control; and Allen Bradley Model PanelView 1000 Touch Screen Control

		(1)	PAI Model 6300 Palletizer, S/N 63114; Single 12-Pack and 2 x 12 Pattern Type, 460 Volts, 50 Amps, 3-Phase, 60 Hz; with 24”W x Estimated 15’L Interlocking Plastic Belt Conveyor Product Infeed; Infeed Pallet Load Infeed, 10-High Type, with Shared Horizontal Traversing Load Table; Pattern Control Station, with (3) Parker Model Series 2MA Scanning Cylinders; Bourne Industries Model 2015 Digital Counter; and Push-Button Controls

		(1)	Orion Model MA44-6882 Orbital Type Stretch Wrap Machine, S/N 7026882; with 60”W x Estimated 15’L Power Roller Conveyor Infeed/Outfeed; Safety Light Curtain; Protective Enclosure; and Push-Button Control

		(1)	Flex ID Pressure Sensitive Labeler; with Digital Control

		(1)	Lot of Associated 96-Valve Line Stainless Steel Framed Conveyor Equipment, To Include: 24”W x Estimated 50’L Interlocking Plastic Belt Staging Conveyor; Sentry Airveyor, Estimated 150’L, with Sentry Ionized Air Can Rinser, 1,300 Can/Minute Rated Speed; 28”W x 50’L Interlocking Plastic Belt Conveyor, with Inline Lube/Wash System; 16”W x 15’L Interlocking Plastic Belt Conveyor; 28”W x Estimated 25’L Interlocking Plastic Belt Conveyor, with Inline Wash System; 28”W x 35’L Interlocking Plastic Belt Conveyor; 24”W x 25’L Interlocking Plastic Belt Conveyor; 16”W x Estimated 250’L Power Belt Conveyor; 24”W x Estimated 150’L Power Belt Conveyor; 24”W x Estimated 250’L Power Roller Conveyor; Associated Diverter Stations; 90° and 180° Turn Sections; Guide Bars; etc.

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
3	1-	72-Valve Can Filling Line; 1,300 Cans/Minute, To Include:		500,000

		(1)	Seco Systems Depalletizer; with 3-Chain and Roller Conveyor Infeed; Vacuum Lift Powered Arm; 48”W x Estimated 15’L Accumulation Table; 24”W x Estimated 15’L Interlocking Plastic Belt Staging Conveyor; Infeed Pallet Stacker; Variable-Speed Control; and Push-Button Control

		(1)	Mojonnier Model 48Q56SR4AG Blender, S/N 10482; 1,073 Lb./Hour Co2 Maximum Flow Rate; with Ammonia Refrigeration System, with Horizontal-Mounted Ammonia Tank; Additive Tanks; Orbisphere Laboratories Model 3624 Digital Analyzer, with Moore Model 535 Digital Control; Associated Pumps; Stainless Steel Piping; etc.

		(1)	Crown Simplimatic Model 72FT726 72-Valve Rotary Type Filler, S/N 2967; 8-Oz. and 12-Oz. Type, 1,300 Can/Minute Operating Speed, Skid Mounted; with Tipless Valves; Protective Enclosure; Variable-Speed Control; Push-Button Control; PLC Type Control; and Digital Control

		(1)	Angelus Model 121L Can Seamer, S/N 12503194, (1994); with Push-Button Control

		(1)	Torqo Model 1502 Vibrac Cap Tester

		(1)	Filtec Model FT-50 Fill Level Monitor, S/N 113621; with Digital Control

		(1)	Sentry 8’W x 25’L Can Warmer; Estimated 500 Can Capacity; with (3) TSM Model BC-181 Heating System Units, 2,570 Lb./Steam Heat Output, 30-psig Operating Pressure, Skid Mounted, Each with Push-Button Control; 15 hp Blower Motor; 16”W x 12’L Interlocking Plastic Belt Conveyor Infeed; 16”W x Estimated 25’L Interlocking Plastic Belt Conveyor Outfeed, with Inline Wash, and Reject Station; Inline Wash System; and Push-Button Control

		(1)	Accumulation Table; Stainless Steel Frame Composition, Leg Mounted; with Horizontal Traversing Side Bar Loader; and Interlocking Plastic Belt Conveyor

		(1)	Videojet Model Excel Series 170i Ink Jet Coder, S/N 01030007WD; with Digital Control

		(1)	Filtec Model FT-50 Fill Level Monitor, S/N 113200; with Digital Control

		(1)	Dens-A-Can Can Crusher; (Leased)

		(1)	ITW Hi-Cone Model 283B Multi Packaging Machine, S/N NH1122; (Leased)

		(1)	Kayat Model TP-50A-LH Tray Packer, S/N 160-97, (1997); 50 Case/Minute Operating Speed, Carton Erector Station; with Nordson Model E-3700V Hot Melt Applicator, S/N ES06E01174; Electro Cam Model PLS 5000 Series Digital Control; Push-Button Control; and Allen-Bradley Digital Control

		(1)	Diagraph Ink Jet Coder, S/N IJ83101265; with Digital Control

		(1)	Arpac Model 60-28-CM Overwrapper, S/N 2418; with 28”W x 12’L Heat Seal Oven; Arpac Digital Control; Omron Model E5CS Digital Temperature Control; and Push-Button Control

		(1)	PAI Model 6400 Palletizer, S/N 6466; Single 12-Pack and 2 x 12 Pattern Type, 460 Volts, 50 Amps, 3-Phase, 60 Hz; with 24”W x Estimated 15’L Interlocking Plastic Belt Conveyor Product Infeed; Infeed Pallet Load Infeed, 10-High Type, with Shared Horizontal Traversing Load Table; Pattern Control Station, with (2) Parker Model Series 2MA Scanning Cylinders; Bourne Industries Model 2015 Digital Counter; and Push-Button Control

		(1)	Orion Model MA44-6883 Orbital Type Stretch Wrap Machine, S/N 7026883; with 60”W x Estimated 15’L Power Roller Conveyor Infeed/Outfeed; Safety Light Curtain; Protective Enclosure; Push-Button Control; and Allen-Bradley Model PanelView 600 Touch Screen Control

		(1)	Stadia Model 7000 Series Pressure Sensitive Labeler, S/N 100012; with Digital Control

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Lot of Associated 72-Valve Line Conveyor Equipment, To Include: 16”W x Estimated 15’L Staging Conveyor, Interlocking Plastic Belt Type; Estimated 150’L Overhead Cable Conveyor, with Sentry Ionized Air Can Rinser, 1,300 Cans/Minute Rated Speed; 28”W x 50’L Interlocking Plastic Belt Conveyor, with Inline Lube/Wash System; 3”W x 15’L Interlocking Plastic Belt Conveyor, with Inline Wash, Blower Station, with Estimated 15 hp Blower, and Twist/Turn Tunnel; 16”W x 15’L Interlocking Plastic Belt Conveyor; 28”W x Estimated 25’L Interlocking Plastic Belt Conveyor, with Inline Wash System; 28”W x 35’L Interlocking Plastic Belt Conveyor; 24”W x 25’L Interlocking Plastic Belt Conveyor; 16”W x Estimated 250’L Power Belt Conveyor; 24”W x Estimated 150’L Power Belt Conveyor; 24”W x Estimated 250’L Power Roller Conveyor; Associated Diverter Stations; 90° and 180° Turn Sections; Guide Bars; etc.

		Total Production:		$1,575,000

		Plant Utilities

4	1-	Water Treatment Plant, To Include:		$70,000

		(1)	National Water Systems Pretreatment Carbon Steel Tank; with (4) Ferric Sulfate Additive Tanks; (6) 79” x 52” x 60” Mulitmedia Filter Beds, 100-Gallon/Hour Flow Rate; Media Beds Accu-Tab System Coordinator; Top-Mounted Agitator; Associated Pumps; Piping; etc.

		(1)	Design Tanks 7,000-Gallon Fiberglass Tank; 8’D x 19’7”H; (Currently Not In Service)

		(1)	JV Northwest 19,596-Gallon Water Storage Stainless Steel Tank; Tank #11073; with (4) Waukesha 4” x 4” x 10.5” Size Booster Pumps, 525-Gallon/Hour @ 55-psi Flow Rating

		(1)	Diamond Fiberglass Fabricators 20,000-Gallon Water Storage Fiberglass Tank, S/N 4056, (1995); 4,760 Lb. Empty Weight

		(3)	Steel Structures Estimated 5,000-Gallon Carbon Filter Stainless Steel Tanks, S/N 971999-3; S/N 971999-2; and S/N 971999-1, (1997); 102”D x 144”H, 181-Cubic Foot Carbon Capacity, 525 Gallon/Minute Flow Rate, 70 psi @ 200°F Maximum Allowable Working Pressure Capacity, 4,100 Lb. Weight; Each with (5) Polishing Filters

		(1)	Western Filter Company Estimated 4,200-Gallon Carbon Filter Carbon Steel Tank, S/N 25244, (1984); 8’4”D x 10’8”H; with Aquafine Model FBE-10R/60 UV Station, S/N XS-97007, 76,876 Running Time Meter

		(1)	U.S. Filter Model 90/00113-207 Reverse Osmosis Water System, S/N 00113-207; Double Pass Type, 20,859, Hours Indicated, 120 Volts, 60 Hz, 1-Phase, 29% Rejection Rate; with (15) Codeline Model 80A30 Membrane Cylinders, 300 psi; (2) 40 hp CNT Pumps; Push-Button Control; Thornton Model 200CR Digital Control; Thornton Model 200 Flow Monitor Digital Control; and Thornton Model 200pH Digital pH Control, Skid Mounted

		(1)	Sellers Model 47HP-77-COM 1,967,000-Btu/Hour Boiler, S/N 102117; Natural Gas, 150-psi Maximum Design Pressure, National Board #9462, 3 hp, 460 Volts, 60 Hz, 3-Phase; with Honeywell Burner Control; (Not In Service At Time Of Inspection)

5	1-	Kaeser Model CSD 75 Rotary Screw Air Compressor, S/N 1077, Asset #1926140, 75 hp; with Digital Control		7,500

6	1-	Kaeser Model CSD 75 Rotary Screw Air Compressor, S/N 1058, 75 hp; with Kaeser Model Sigma Digital Control; and Kaeser Model TH451E Air Dryer, S/N K1500B4600501001		7,500

7	1-	Kaeser Model BS 61 Rotary Screw Air Compressor, S/N 510420, 50 hp; with Vertical Air Receiving Tank; and Digital Control		5,000

8	1-	Vilter Model VMC 450 XL Ammonia Compressor, S/N 47619, 100 hp; with RAM Industries Digital Control		7,500

9	1-	Vilter Model VMC 450 XL Ammonia Compressor, S/N 47993, 125 hp; with RAM Industries Digital Control		7,500

10	1-	Vilter Ammonia Compressor, S/N 12711A RC, 100 hp		7,500

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
11	1-	Vilter Model VMC 450 XL Ammonia Compressor, S/N 47618, 100 hp	7,500

12	1-	Vilter Ammonia Compressor, 100 hp	7,500

13	3-	Vilter Model VSM501 Ammonia Compressors, S/N 2730; and S/N (2) Unknown; 454 Cubic Inches; Each with Model K-1012-0 Heat Exchanger; and Tecogen Digital Control
		Each Value: $8,500	25,500

14	2-	Vilter Model VMC 450 XL Ammonia Compressors, S/N 81962; and S/N 81961, 100 hp; 115 Volts, 525-psig High Side
		Each Value: $7,500	15,000

15	2-	Evapco Model PMCB475 Cooling Towers, S/N W037771; and S/N W037770
		Each Value: $5,000	10,000

16	1-	Evapco Model ATW 1026K Cooling Tower, S/N 73772	5,000

17	1-	Evapco Model PWCA 450 Cooling Tower, S/N 917891	5,000

18	2-	Estimated 9,000-Gallon Sugar Stainless Steel Tanks; Jacketed
		Each Value: $7,500	15,000

		Total Plant Utilities:	$203,000

		Maintenance

19	1-	Miller Model Millermatic 252 250-Amp Welder, S/N LH270855B, (2007)	$1,000

20	1-	Airco Model Heli Welder 250-Amp Welder, S/N HH072458; Cart Mounted	250

21	1-	Ridgid Model 535 Pipe Threader, S/N EC06703	1,200

22	1-	Dayton Model 4TK02A 18” Vertical Band Saw; with Blade Welder Attachment	500

23	1-	Dayton Model 3Z919F 20” Pedestal Drill; with Estimated 16” x 16” T-Slot Worktable	400

24	1-	OTC 55-Ton H-Frame Press	750

25	1-	Wilton Model 1200A Belt/Disc Grinder, S/N 91040601	500

26	1-	Smithy Model MI 1239 LTD Mill/Lathe; 12” x 39” Bed Size; with 3-Jaw Chuck; and 9” x 16” Horizontal Traversing T-Slot Worktable	1,500

27	1-	Lot of Minor Maintenance Equipment, To Include: DeWalt Model DW871 14” Chop Saw, S/N 591668; Estimated 14” Chop Saw; #3 Arbor Press; Baldor Dual End Bench Grinder; Miller Model Millermatic 135 Welder, S/N LE209759, (2004); Oxyacetylene Torch Kit; Worktable; etc.	5,000

		Total Maintenance:	$11,100

		Throughout Plant

28	3-	Videojet Model Excel Series 100 Ink Jet Coders
		Each Value: $350	$1,050

29	1-	Videojet Model Excel Series 170i Ink Jet Coder	3,500

30	1-	Falcon Model 2960H 30” x 60” Vertical Baler, S/N 82017, 10 hp; 2,750 Maximum Operating psi; with Start and Stop Control	2,500

31	1-	Marathon Model Stealth 03 Horizontal Baler, S/N 131037 WB	7,500

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
32	1-	Lot of Batch and Mix Tanks, To Include: (2) Walker 3,600-Gallon Stainless Steel Syrup Storage Tanks, Each with Top-Mounted Agitator; (2) Walker 6,000-Gallon Stainless Steel Syrup Storage Tanks, Each with Top-Mounted Agitator; (2) 3,000-Gallon Stainless Steel Syrup Storage Tanks, Each with Top-Mounted Agitator; (4) 3,100-Gallon Stainless Steel Storage Tanks, Each with 2 hp Side-Mounted Agitator; (2) 40-Gallon Stainless Steel Cut-Off Tanks; 100-Gallon Stainless Steel Cut-Off Tank; and (2) 200-Gallon Stainless Steel Mix Tanks, Each with Rotosolver Model 105RS70SS Top-Mounted Agitators; Alkota Model 10000 Hot Water Cleaning System, S/N 209434; and Allen-Bradley Model PanelView 1400E Touch Screen Control	65,000

33	1-	Lot of Miscellaneous Lab Equipment, To Include: Gretag Macbeth Model Judge II Light Booth; Waco Model 10700-00 Tester, S/N 1192577; Degas Station; Bellingham Model RFM340 Refractometer; Metrohm Titrator, with Metrohm Model 728 Stirrer; Model SST Secure Seal Tester; Cimarec Stirrer; Boekel Model 132000 Incubator; Precision Incubator; Thermo Model Orion 720A+ PH Tester; Hitachi Stack System, with Model L-2300 Column Oven, Model L-2400 UV Detector, and Model L-2130 Pump System; Conductivity Meters; PH Testers; etc.	25,000

34	1-	Lot of Factory and Support Equipment, To Include: Hand Tools; Power Tools; Fire Resistant Storage Cabinets; Dollies; Portable Staircases; Scrap Choppers; etc.	7,500

35	1-	Lot of Office Furniture and Business Machines, To Include: Cubicle Partitions; Desks; Chairs; Tables; Copiers; etc.	10,000

		Total Throughout Plant:	$122,050

	Total Appraised Orderly Liquidation Value - Cott Corporation [***]		$1,911,150

Cott Corporation

[***]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

Orderly Liquidation Value
Effective Date: December 4, 2008
Production	$2,075,000
Plant Utilities	296,500
Maintenance	21,185
Throughout Plant	72,500

Total Appraised Orderly Liquidation Value - US Dollars Cott Corporation [***]	$2,465,185

Appraisal

Cott Corporation

[***]

Desktop Appraisal

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
Production

36	1-	120-Valve Bottle Filling Line; 600 Bottles/Minute, To Include:		$1,000,000

		(1)	Sentry Model 7788 Depalletizer, S/N 1782, (2002); 280 Bottle/Minute to 800 Bottle/Minute Unloading Speed; with 3-Chain Conveyor Infeed; 5-Position Vacuum Unloading Arm; Horizontal Traversing Side Loading Arm; 60”W x Estimated 20’L Accumulation Table, with Unique Engineering Pneumatically Operated Side Guide Bars; Push-Button Control; Allen-Bradley Model PanelView 1000 Touch Screen Control; Safety Light Curtain; and Pallet Outfeed Stacker

		(1)	Sweed Model 300AD Scrap Chopper, S/N 42048; Cart Mounted

		(1)	Ambec Model SS304 Blender, S/N 42742R1, (2000); Skid Mounted; with Salco Stainless Steel Horizontal Feed Tank, S/N 4274-3-R1, (2000), Job #4274-3; (2) 15 hp Pumps; (1) Estimated 25 hp Pump; Salco Stainless Steel Vertical Tank, S/N 4274-2-R1, (2000), Stainless Steel Type 304 Composition, 10 Gauge Thickness; Salco Stainless Steel Vertical Tank, S/N 4274-1A-R1, (2000), 100 psi @ 200°F Maximum Allowable Working Pressure, National Board #17A; Ambec Model Autoblend Touch Screen Control; Associated Pumps; Piping; etc.

		(1)	Alfa-Laval Model A15-BWFD Heat Exchanger, S/N 3015-57509, (2001); 250 psi @ 248°F Maximum Allowable Working Pressure, 968.8 Square Foot Area; with Horizontal Mounted Ammonia Feed Tank

		(1)	Alsim Model Asmojet 80-Position Bottle Rinser, S/N WBLOO1200A, (2001); Type IT-80-A.R.; with 16-Position Rotary Bottle Infeed; Inline Rinse and Blower Station; Estimated 32-Position Rotary Unload Station; Time Date Stamp Application Station; VBS Model LCI-2000 Nitrogen System, S/N 22287; and Allen-Bradley Model PanelView 1000 Touch Screen Control

		(1)	Alsim Model Asmojet1T-RV-P80/420-24K 120-Valve Rotary Type Filler, S/N DABS003050-144, (2000); 500mL, 20 Oz., 24 Oz., 1-Liter, 2-Liter, and 3-Liter Type, 260 Bottle/Minute to 800 Bottle/Minute Operating Speed, Stainless Steel Composition; with Leg Mounts; Stainless Steel Protective Enclosure; Push-Button Control; and Allen-Bradley Model PanelView 1000 Touch Screen Control

		(1)	Arol Model PK24T1080A 24-Head Bottle Capper, S/N 6434, (2000); with Metering Cap Infeed Station; 24-Position Rotary Type Bottle Infeed; 24-Position Rotary Type Bottle Outfeed; Alcoa Model B05738072C Jet Flow Cap Feeder, S/N 291, with Associated Cap Heater, and Vacuum Outfeed; and Touch Screen Control

		(1)	Orbisphere Model 3624 Analyzer, S/N 34981; with Digital Control

		(1)	CIP System; Skid Mounted; with (2) Vertical Storage Tanks, S/N Z1507-B, and S/N Z1507-A; Ecolab Model Quadexx Soap and Chlorine Pump; Fristam 10 hp Pump; Polaris Model S19IG25 Heat Exchanger, S/N 4030, Plate Type, 316 Plate Material, 130 psi Test Pressure, 100 psi Design Pressure; GLI Model 33 Digital Measuring Control; and Allen-Bradley Model PanelView 550 Touch Screen Control

		(1)	Secure Pak Model SSC Secure Seal Cap Tester

		(1)	Videojet Model Excel Series 170i Ink Jet Coder, S/N I96K26010; 2 scfm, 100 psi; with Digital Control

		(1)	60”W x Estimated 15’L Staging Interlocking Plastic Belt Conveyor; Stainless Steel Composition, Leg Mounted; with Inline Wash; Side Guide Bar; and Reject Station

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Uni-Pak Model 926LHEX Container Warmer, S/N 976306, (1997); 84”W x Estimated 25’L; with TSM Heating System, with Omron Model E5EN Digital Temperature Control; (3) 7.5 hp Motors; Inline Wash System, with Ecolab Model Positronic TW Chemical Feed Pump, and Ecolab Surpass Timed Speed Control System; (2) Blower Units; and Push-Button Control

		(1)	Ambec 10’W x Estimated 20’L Accumulation Table, (2002); Stainless Steel Composition; with Horizontal Traversing Loader Arm; and Interlocking Plastic Belt Conveyor

		(1)	Trine Model T4500 Labeler, S/N 065M45038, (1995); 200 Bottle/Minute to 350 Bottle/Minute Operating Speed; with Nordson Model DuraBlue 10 Hot Melt System, with Digital Control; EMP Label Feed Station, with Fife Model CSP-01 Guide Bar; Watlow Model 93 Digital Temperature Control; Push-Button Control; and Parker Automations Model CTC Touch Screen Control

		(1)	Trine Model T4500 Labeler, S/N 107M45170, (1997); 200 Bottle/Minute to 350 Bottle/Minute Operating Speed; with Nordson Model DuraBlue 10 Hot Melt System, with Digital Control; EMP Label Feed Station, with Fife Model CSP-01 Guide Bar; Watlow Model 93 Digital Temperature Control; Push-Button Control; and Parker Automations Model CTC Touch Screen Control

		(1)	Krones Model Contiroll Wraparound Labeler, S/N 745-C03, (2002); 460 Volts, 3 Phase, 60 Hz; (2) Label Stations, Each with (2) Rotary Label Feeders; Rotating Label Cutter; (2) Glue Roll Application Stations, Each with Associated Glue Pot, and Athena Digital Temperature Control; Push-Button Control; Digital Control; and Allen-Bradley Model PanelView 1000 Touch Screen Control

		(1)	Ocme Model Altair N60 Case Packer, S/N 1/174/01, (2001); 60 Case/Minute Operating Speed; with 5-Lane Infeed; Case Infeed Station, with 9”W x 5’L Interlocking Plastic Slide Belt, and Case Former Station; Nordson Model Series 3700V Hot Melt Applicator, S/N AN01H00539; and Allen-Bradley Model PanelView 1000 Touch Screen Control

		(1)	Ocme Model Altair N60 Case Packer, S/N 1/175/01, (2001); 60 Case/Minute Operating Speed; with 5-Lane Infeed; Case Infeed Station, with 9”W x 5’L Interlocking Plastic Slide Belt, and Case Former Station; Nordson Model Series 3700V Hot Melt Applicator, S/N ES07B0126; and Allen-Bradley Model PanelView 1000 Touch Screen Control

		(1)	Viper Lane Diverter, S/N 50736

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder, S/N CIDS64301410, (2006); 200 Case/Minute Maximum Speed; with Digital Control

		(1)	Marsh Model Hi-Res Overture LT Ink Jet Coder; with Digital Control; (Not In Service At Time Of Inspection)

		(1)	Marsh Model Hi-Res Overture LT Ink Jet Coder; with Digital Control

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder, S/N CIDS64301411, (2006); 200 Case/Minute Maximum Speed; with Digital Control

		(1)	Ocme Model Vega THN80 V/2/3 Shrink Wrap Machine, S/N 1/177/01, (2001); 80 Case/Minute Operating Speed; with 6-Lane Infeed; Nordson Hot Melt Applicator; Plastic Film Application Station, Bottom Feed Type, with Hot Seal Arm; OCME Estimated 48”W x Estimated 20’L Hot Seal Oven, with (2) Blower Fans, and Gefran Model 401 Digital Temperature Control; and Allen-Bradley Model PanelView 1000 Touch Screen Control

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder, S/N 57600155DS2, (2006); 200 Case/Minute Maximum Speed; with Digital Control

		(1)	Videojet Model Excel 273SE Ink Jet Coder, S/N 020030004WD, (2002); 60 Case/Minute Operating Speed, 2 scfm, 100 psi; with Digital Control

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	PAI Model 6400 Palletizer, S/N 6479, (1999); 24-Pack @ 75/Minute and @ 140/Minute Operating Speed; with 2-Chain Conveyor Pallet Infeed Station; Power Belt Conveyor Product Infeed Station; Staging Conveyor, with Pattern Control; Elevator, with Side Bar Loader; Push-Button Control; and Pro-Face Touch Screen Control

		(1)	Orion Model MA-44 Orbitary Type Stretch Wrap Machine, S/N 2002-0312042, (2002); 60 Loads/Hour, 5,000 Lb. Load Maximum, 3-Phase, 60 Hz; with Tension Control; Variable-Speed Control; and Push-Button Control

		(1)	Axiohm Model 7000 Series Pressure Sensitive Labeler, S/N 100052; with Digital Control

		(1)	PAI Model 6400 Palletizer, S/N 6482, (2000); 24-Pack @ 75/Minute and @ 140/Minute Operating Speed; with 2-Chain Conveyor Pallet Infeed Station; Power Belt Conveyor Product Infeed Station; Staging Conveyor, with Pattern Control; Elevator, with Side Bar Loader; Push-Button Control; and Total Control Model QuickPanel Jr. Touch Screen Control

		(1)	Lantech Model Q1000 Stretch Wrap Machine, S/N QA0011233, (1996); 30 Loads/Hour; with Variable-Speed Control; and Digital Control

		(1)	ID Technology Model 250 Pressure Sensitive Labeler, S/N 2500505001888; Stand Mounted; with Digital Control

		(1)	Lot of 120-Valve Bottle Filling Line Associated Stainless Steel Framed Conveyor Equipment, To Include: Sentry 28”W x 12’L Interlocking Plastic Belt Conveyor; Sentry Airveyor, Estimated 75’L, with Associated NYB Blowers; 6”W x 50’L Interlocking Plastic Belt Conveyor, with Inline Wash/Lube Stations; Ambec 18”W x Estimated 150’L Interlocking Plastic Belt Conveyor; 18”W x Estimated 25’L Interlocking Plastic Belt Conveyor; (3) 18”W x Estimated 125’L Interlocking Conveyor Belt Sections; 16”W x Estimated 250’L Interlocking Plastic Belt Conveyor, with Switch Stations; (2) 60”W x 15’L Roller Conveyor Outfeed Sections; Associated Guide Rails; Drip Guard; etc.

37	1-	72-Valve Can Filling Line; 1,200 Cans/Minute, To Include:		525,000

		(1)	ABC Depalletizer; with 2-Chain Conveyor Pallet Infeed/Outfeed; and Manual Unloading Cover Station

		(1)	Micro Blend Model 8.31 version Blender, (1995); 1,400 Can/Minute Operating Speed, Skid Mounted; with MPC Stainless Steel Vertical Holding Tank, 100 psi @ 200°F Maximum Allowable Working Pressure, National Board #22; Vertical Stainless Steel Holding Tank; 30 hp Pump; (2) 5 hp Pumps; (3) Reservoir Blowoff Tanks, (Water, Syrup, Mix); KLMX Inline Motionless Mixer; Push-Button Control; and Viewing Monitor

		(1)	Alfa-Laval Model A15-BWFD Plate-Type Heat Exchanger, S/N 83651, (1995); 250 psi @ 230°F Maximum Allowable Working Pressure; with Horizontal Mounted Ammonia Tank, S/N 45629, (1995), National Board #42762, 250 psi @ 650°F

		(1)	Crown Simplimatic Model UB72 72-Valve Rotary Type Filler, S/N GFUB72FTC1027, (1968); 12 Oz. Type, 1,200 Can/Minute Operating Speed, Skid Mounted; with Twist/Turn Conveyor Type Infeed; Push-Button Control; and Allen-Bradley Model PanelView 1000 Touch Screen Control

		(1)	Angelus Model 120LG16 Can Seamer, S/N 9982778, (1978); 10,500 Lb. Net Weight, 350 Can/Minute Minimum Operating Speed, 1,600 Can/Minute Maximum Operating Speed; with Digital Counter; and Touch Screen Control; (Rebuilt 2005)

		(1)	SJI Model 820 84”W x Estimated 20’L Can Warmer, S/N 400350014, (1984); 3-Minute and 20-Second Warm Cycle; with Inline Wash System; Alfa Laval Model M6-FG Heat Exchanger, S/N 30108-93561, (2005), 150 psi @ 250°F Maximum Allowable Working Pressure, 156.6 Square Foot Area; (2) 7.5 hp Pumps; Blower, with 7.5 hp Pump; ESA Heater System, S/N 2396, (2005), 7,000,000 Btu/Hour Heater Capacity, 117 cfm @ 4 psi, 200 Gallon/Minute Maximum Inlet Water, with Fireye Model ED150 Digital Control, and Model PXV-4 Digital Temperature Control; and Push-Button Control

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Videojet Model Excel 2000 Ink Jet Coder, S/N 062841009WD, (2006); 100 psi, 7 scfm; with Digital Control

		(1)	Videojet Model Excel 170i Ultra High Speed Ink Jet Coder, S/N 000600037WD; 2 scfm, 100 psi; with Digital Control

		(1)	Alliance Industrial Corp. 72”W x Estimated 20’L Accumulation Table; Stainless Steel Composition; with Horizontal Traversing Loader Arm; and Interlocking Plastic Belt Conveyor

		(1)	Filtec Model FT-50 Fill Level Monitor, S/N 116511, (2001); 2,400 Can/Minute Maximum Operating Capacity; with Digital Control

		(1)	Filtec Model FT-50 Fill Level Monitor, S/N 116510, (2001); 2,400 Can/Minute Maximum Operating Capacity; with Digital Control

		(1)	ITW Hi-Cone Model 273B Multi Packaging Machine, S/N NA1078, (1995); with 2-Lane Infeed; 80”W x Estimated 10’L Interlocking Plastic Belt Conveyor Infeed/Outfeed; and Sun-Mite Model FFH-512A Infrared Heater; (Leased)

		(1)	Krones Model Variopac Overwrapper Case Packer, S/N KR93682, (2007); 4,800 Pack/Hour Maximum Operating Capacity; with 6-Lane Infeed; Case Infeed Station, with (3) 2-Position Vacuum Unloading Arms, Rotary Type; Tray Forming Station, with Nordson Model ProBlue Hot Melt Applicator, S/N 1039840A; Fume Application Station, 2-Roll Cylinder Type, with Bottom Mounted Feed; Krones Model ST72/60005 Heat Seal Oven, S/N 001193, Estimated 28”W x 25’L, with (2) Exit Blowers; Pot Mounted Breaker Units; Push-Button Control; and Krones Model iPanel CD Touch Screen Control

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder, S/N IJ64302335, (2006); with Digital Control

		(1)	Videojet Model Excel 273SE Ink Jet Coder, S/N 020030003WD, (2002); 2 scfm, 100 psi; with Digital Control

		(2)	Videojet Model Excel 170i Ultra High Speed Ink Jet Coders, S/N 010500031WD; and S/N I96D16007; Each with Digital Control

		(1)	PAI Model 6400 Palletizer, S/N 6480, (1999); 24-Pack @ 75/Minute and @ 140/Minute Operating Speed, 460 Volts, 90 Amps, 3-Phase, 60 Hz; with Pallet Infeed Station, 10-High Type, and 2-Chain Conveyor Infeed; Pattern Control Station; Staging Conveyor; Elevator; Push-Button Control; and Pro-Face Touch Screen Control

		(1)	PAI Double Stacker, S/N 1533; 10-High Capacity

		(1)	Orion Model FA55-291 Stretch Wrap Machine, S/N 2092964, (1991); 30 Loads/Hour, 4,000 Lb. Maximum Load; with 72” Rotary Turntable; and Push-Button Control

		(1)	Sato Model M-84855 Pressure Sensitive Labeler, S/N 90204003; Cart Mounted; with Digital Control

		(1)	Lot of 72-Valve Can Filling Line Associated Stainless Steel Framed Conveyor Equipment, To Include: Estimated 300’L Cable Conveyor; 18”W x 50’L Interlocking Plastic Belt Conveyor, with Inline Wash/Lube Stations; (2) 3”W x 75’L Interlocking Plastic Belt Conveyor Sections, Each with (4) Blower Stations; 24”W x 50’L Interlocking Plastic Belt Conveyor; Sentry 8”W x 75’L Interlocking Plastic Belt Conveyor; 12”W x 35’L Inclined Power Belt Conveyor; 14”W x Estimated 250’L Interlocking Plastic Belt Conveyor; Associated Guide Rails; Drip Guards; etc.

38	1-	72-Valve Can Filling Line; 1,200 Cans/Minute, To Include:		550,000

		(1)	Canco Model 12A54N189X Depalletizer, (1994); with 2-Chain Conveyor Pallet Infeed/Outfeed; Manual Unloading Cover Station; and American Can Company Model 4403-IL Pallet Stacker, S/N 12A7610337

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Micro Blend Model Version 9.02 Blender, (1996); 1,400 Can/Minute Operating Speed, Skid Mounted; with Syrup Pump; Water Pump; Mix Pump; CIP Pump; (3) Meyer Load Tanks, (1998); 30 hp Motor; (2) 7-1/2 hp Motors; NTC Stainless Steel Vertical CIP Tank, S/N MC8026-D, (1998), 100 psi @ 200°F Maximum Allowable Working Pressure; and Viewing Monitor

		(1)	Alfa-Laval Model A15-BWFD Heat Exchanger, S/N 30104-94383, (1998); National Board #13333, 250 psi @ 230°F Maximum Allowable Working Pressure, 888 Total Square Foot Area; with Horizontal Mounted Ammonia Tank; and Push-Button Control

		(1)	Crown Simplimatic Model UB72 72-Valve Rotary-Type Filler, S/N 80742, (1970); 12 Oz. Type, 1,200 Can/Minute Operating Speed, Skid Mounted; with Twist/Turn Conveyor Type Infeed; Push-Button Control; and Allen-Bradley Model PanelView 1000 Touch Screen Control

		(1)	Angelus Model 120LG16 Can Seamer, S/N 11362186, (1986); 10,500 Lb. Net Weight, 350 Can/Minute Minimum Operating Speed, 1,600 Can/Minute Maximum Operating Speed; with Digital Counter; and Touch Screen Control; (Rebuilt 2007)

		(1)	Videojet Model Excel 2000 Ink Jet Coder, S/N 060261004WD, (2006); 1,250 Can/Minute Operating Capacity, 7 scfm, 100 psi; with Digital Control

		(1)	Videojet Model Excel 2000 Ink Jet Coder, S/N 062851016WD, (2006); 1,250 Can/Minute Operating Capacity, 7 scfm, 100 psi; with Digital Control

		(1)	ABC Model 227.1183 60”W x Estimated 20’L Can Warmer, S/N PW.103.15.6; with Alfa Laval Model M6-FG Heat Exchanger, S/N 30108-93560, (2005), 150 psi @ 250°F Maximum Allowable Working Pressure, 156.6 Square Foot Area; (3) 7.5 hp Pumps; Digital Temperature Control; and Cincinnati Model PB-12A Blower, S/N 710270, 2 hp

		(2)	Filtec Model FT-50 Fill Level Monitors, S/N 116205; and S/N 116206, (1999); 2,000 Can/Minute Maximum Operating Capacity; Each with Reject Station; and Digital Control

		(1)	Alliance Industrial Corp. 72”W x Estimated 20’L Accumulation Table; Stainless Steel Composition; with Horizontal Traversing Loader Arm; and Associated Interlocking Plastic Belt Conveyor

		(1)	R.A. Jones Model Maxim Case Packer, S/N S-5763, (1999); 24-Pack @ 63/Minute and 12-Pack @ 125/Minute Operating Speed; with (2) 6-Lane Infeed Stations; Slip Sheet Conveyor Infeed; Jones Model Orbi-Trak Vacuum Pickup Station; Carton Infeed Station, with Flap Separator Station; Glue Application Station, with Nordson Model 3700 Series Hot Melt Applicator, S/N AA991-60215; Push-Button Control; Electro Model PLS 6000 Series Digital Metering Control; Allen-Bradley Model PanelView 1000 Touch Screen Control; Digital Temperature Control; and Fumex Model FA2SSD Filter System, S/N 49063980

		(1)	Videojet Model Excel Series 170i Ink Jet Coder, S/N I96F23017, (1996); 2 scfm, 100 psi; with Digital Control; and Video Jet Model Focus S10 Laser System

		(1)	Ryson Model 1500-400-83-4 Spiral Elevator Conveyor, S/N 072441, (2007); Estimated 14”W x Estimated 50’L Slat Type Conveyor; with Push-Button Control

		(1)	Standard Knapp Model 263 Tray Former, S/N 120, (1975); 60 Case/Minute Operating Speed; with 12”W x Estimated 10’L Interlocking Plastic Belt Conveyor Infeed; Carton Infeed Station; Flap Tucker Station; Glue Application Station, with Nordson Model 3500V Glue Applicator, S/N 230884A SA01E 00313; Electro Cam Model PLS 5000 Series Digital Control; and Push-Button Control

		(1)	Marsh Model Hi-Res Overture LT Ink Jet Coder; with Digital Control

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder, S/N IJ64302334, (2006); with Digital Control

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Douglas Model SR7/824 Shrink Wrap Machine, S/N M-2999, (1995); 70 Bundle/Minute Maximum Speed; with 18”W x 20’L Interlocking Plastic Belt Conveyor Infeed, with Photo Switch Stations; Film Application Station, with 2-Roll Feed System; Estimated 28”W x Estimated 12’L Heat Tunnel, 3-Zone, 325°F Operating Temperature, with Watlow Model 93 Digital Temperature Control, (3) Top Mounted Blower Units, and Exit Fan Unit; Push-Button Control; and Pacific Scientific Model T10 Digital Control

		(1)	ITW Hi-Cone Model 229 Multi Packaging Machine, S/N H0319R, (1971); with Push-Button Control; (Leased)

		(1)	FKI Logistex Model A-942 Palletizer, S/N 01-K1115119, (2007); 12-Pack @ 120-140 Cases/Minute, 24-Pack @ 80-100 Cases/Minute; with Staging Conveyor; (5) Parker Automation Pattern Control Cylinders; Elevator System; Push-Button Control; PLC Type Control; and Allen-Bradley Model PanelView 1000 Touch Screen Control

		(1)	PAI Double Stacker, S/N 1532

		(1)	Lantech Model System 2000 Series 4321 Stretch Wrap Machine, S/N 15734, (1984); 21 Load/Hour Operating Speed; with Push-Button Control; and Digital Readout

		(1)	Sato Model M-8485S Pressure Sensitive Labeler, S/N 81204009; with Digital Controls

		(1)	Lot of 72-Valve Can Filling Line Associated Stainless Steel Framed Conveyor Equipment, To Include: Estimated 300’L Cable Conveyor; 18”W x 50’L Interlocking Plastic Belt Conveyor, with Inline Wash/Lube Stations; (2) 3”W x 75’L Interlocking Plastic Belt Conveyor Sections, with (4) Blower Stations; 24”W x 50’L Interlocking Plastic Belt Conveyor; Sentry 8”W x 75’L Interlocking Plastic Belt Conveyor; 12”W x 35’L Inclined Power Belt Conveyor; 14”W x Estimated 250’L Interlocking Plastic Belt Conveyor; and Associated Guide Rails; Drip Guards; etc.

		Total Production:		$2,075,000

		Plant Utilities

39	1-	Vilter Ammonia Compressor, S/N 7682 A R, 75 hp		$5,000

40	1-	Vilter Ammonia Compressor, S/N 7688 A R, 100 hp		7,500

41	1-	Vilter Model VMC 440 Ammonia Compressor, S/N 81368, 100 hp		5,000

42	1-	Vilter Model VMC 440 Ammonia Compressor, S/N 33597, 100 hp		5,000

43	1-	Vilter Model VMC 440 Ammonia Compressor, S/N 33598, 100 hp		5,000

44	1-	SRS Model RT-3 Estimated 2,000-Gallon Ammonia Accumulation Stainless Steel Tank, S/N 6459, (1996); Jacketed, 150 psi @ 650°F Maximum Allowable Working Pressure, SA-516-70 Material Type; with Angle Type Shut-Off Valves		2,000

45	1-	Imeco Model XLP-L635 Condenser, S/N 11549-1; Roof Mounted, Inaccessible		No Value

46	1-	Lot of Batch and Mix Tanks, To Include:		45,000

		(1)	Cherry Burrell 5,000-Gallon Syrup Stainless Steel Tank, S/N 67-E-1020, Asset #12; Jacketed; with Side Mounted Agitator; Associated Pumps; Piping; etc.

		(1)	Cherry Burrell 5,000-Gallon Syrup Stainless Steel Tank, S/N 72E237, Asset #11; Jacketed; with Side Mounted Agitator; 5 hp Pump; Associated Piping; Valves; etc.

		(1)	3,200-Gallon Stainless Steel Tank, Asset #10; with Top Mounted Agitator; 5 hp Pump; and Associated Piping

		(1)	1,540-Gallon Stainless Steel Tank, Asset #15; with Top Mounted Agitator; 5 hp Pump; and Associated Piping

		(1)	3,150-Gallon Stainless Steel Tank, Asset #14; with Top Mounted Agitator; 5 hp Pump; and Associated Piping

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	3,100-Gallon Stainless Steel Tank, Asset #13; with Top Mounted Agitator; 5 hp Pump; and Associated Piping

		(1)	1,500-Gallon Stainless Steel Tank, Asset #7; with Top Mounted Agitator; 5 hp Pump; and Associated Piping

		(1)	1,500-Gallon Stainless Steel Tank, Asset #8; with Top Mounted Agitator; 5 hp Pump; and Associated Piping

		(1)	1,540-Gallon Stainless Steel Tank, Asset #9; with Side Mounted Agitator; 5 hp Pump; and Associated Piping

		(1)	5,000-Gallon Stainless Steel Tank, Asset #6; with Side Mounted Agitator; 5 hp Pump; and Associated Piping

		(1)	Feldmeier 5,500-Gallon Stainless Steel Tank, S/N A-032-00, Asset #5, (2000); with Top Mounted Agitator; 5 hp Pump; Tel-Tru Thermometer; and Associated Piping

		(1)	Feldmeier 5,500-Gallon Stainless Steel Tank, S/N A-031-00, Asset #4, (2000); with Top Mounted Agitator; 5 hp Pump; Tel-Tru Thermometer; and Associated Piping

		(1)	A&B 200-Gallon Stainless Steel Tank, Asset #CT-3; with EMI Model Rotostat Top Mounted Mixer; Estimated 5 hp Pump; Accurate Metering Systems Model BC-52 Digital Metering Control; Allen-Bradley Model PanelView 1000 Touch Screen Control; and Associated Piping

		(1)	Estimated 200-Gallon Stainless Steel Tank; with Top Mounted Mixer; Estimated 5 hp Pump; and Associated Piping

47	1-	Water Treatment System, To Include:		75,000

		(1)	Western Filter Company Model 2000 ATS-III Chemical Additive Carbon Steel Tank, S/N 38677, (1995); 20,000 Gallon/Hour Capacity; with Associated Sand Filters; Data Industrial Digital Counter; Orion Model 1770 Chlorine Monitor; Associated Lime Pumps; Associated Pipes; Pumps; etc.

		(2)	Rowland 3,000-Gallon Fiberglass Tanks

		(1)	5,000-Gallon Insulated Carbon Steel Tank

		(2)	Ingersoll-Rand Model OL25X25 Reciprocating Air Compressors, 25 hp; Oilless Type; Each with Ingersoll-Rand Model TS200 Air Dryer, S/N 205116006, and S/N Unknown

		(1)	Feldmeier 2,100-Gallon Ozone Contact Stainless Steel Tank, Asset #T-70; with Pacific Ozone Technology Ozone Gas Generator, Asset #OG-80; IN Digital Ozone Analyzer; and Transfer Column

		(1)	Aquafine Model CSL-24R/60 UV Lamp, S/N 0S 00 054-E 0ESE; 2-Cylinder Type

		(1)	Feldmeier 10,000-Gallon Water Storage Stainless Steel Tank, S/N S40200, Asset #T-40, (2001); with Pacific Ozone Technology Ozone Gas Generator, Asset #OG-40

		(1)	Carbon Steel Tank, Asset #CT200; with Inline Chlorine Monitor; and U.S. Filter Model T911490-00 Polisher Filter

		(1)	U.S. Filter Model 24/00108 Reverse Osmosis Water System, S/N 00108; with Transfer Pump; Ozone Recirculation Pump; Secondary Goose Pump; Primary Goose Pump; (9) Codeline Model 80A60 Membrane Cylinders, 600 psi Maximum Operating Pressure, 120°F Maximum Operating Temperature; Digital Control; and Push-Button Control

		(1)	U.S. Filter Model CIP-225 CIP System, S/N 00108-100, Asset #CIP-225; Skid Mounted; with Estimated 500 Gallon Polyurethane Tank; U.S. Filter Model T911489-000 Polisher Filter, 150 psig @ 200°F; and GF Signet Model A512 Digital Flow Transmitter Control

		(1)	Harry Holland & Sons Estimated 2,000-Gallon Deaerator Stainless Steel Tank, S/N 980504-01, (1998); with Associated Vacuum and Water Pump; Jumo Model Dicon SM Digital Control; Associated Pumps; Piping; etc.

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value

		(1) Applied Membranes Model W-GSS20000 Estimated 3,000-Gallon Carbon Tower Stainless Steel Tank, S/N 1657-990331; with (2) Ecolab Model Positronic V Chemical Feed Pumps; and Estimated 500-Gallon Stainless Steel Soap Additive Tank

		(1) Unilux Model VF600HB Water Tube Boiler, S/N 2609, (2001); Natural Gas, 617 Square Foot Heating Surface; with Power Flame Model CR4-G-30 Burner, S/N 010197976, 6,000 MBH Maximum

48	1-	Gardner-Denver Model Electra-Saver II Air Compressor, 100 hp; with Gardner Denver Model Auto-Sentry ES Plus Digital Control; and Gardner Denver Model RDS650A-4 Refrigerated Air Dryer, S/N 205-07-07-2000-9437	5,000

49	1-	Gardner-Denver Model Electra-Saver II Air Compressor, (2000), 100 hp; with Gardner Denver Model Auto-Sentry ES Plus Digital Control; and Gardner Denver Model 6000HSEA400 Refrigerated Air Dryer	5,000

50	1-	Leroi Model WE100SS II AQH Air Compressor, S/N 4227X719, 100 hp	7,500

51	2-	3,750-Gallon Sugar Stainless Steel Tanks
		Each Value: $3,500	7,000

52	1-	5,275-Gallon Stainless Steel Tank	5,000

53	1-	Cherry Burrell 20,000-Gallon Insulated Stainless Steel Tank, S/N E-453-92	20,000

54	1-	Smith 20,000-Gallon Insulated Stainless Steel Tank, S/N 50097	20,000

55	1-	Vilter Ammonia Compressor, S/N 13891 AS R, 100 hp	7,500

56	1-	Vilter Ammonia Compressor, 100 hp	7,500

57	1-	Vilter Ammonia Compressor, 100 hp	7,500

58	1-	Vilter Ammonia Compressor, S/N 22112, 100 hp	7,500

59	1-	Vilter Ammonia Compressor, S/N 15723, 75 hp	5,000

60	1-	Vilter Model VMC 440 Ammonia Compressor, S/N R64310, 75 hp	5,000

61	1-	Vilter Model VMC 440 Ammonia Compressor, S/N R81159, 100 hp	5,000

62	1-	Vilter Ammonia Compressor, 100 hp	7,500

63	1-	Frick Model RWBII 134H Rotary Screw Ammonia Compressor, S/N 166SFMPLHTA03, (1998); 4,500 rpm Maximum Speed, 350 psig Design Pressure; with Frick Model RWBII Digital Control	15,000

64	2-	Evapco Model 3JIAC-1496B Cooling Towers, S/N 14-100472; and S/N Unknown
		Each Value: $5,000	10,000

		Total Plant Utilities:	$296,500

		Maintenance

65	1-	Jet Model JDP-17MF 17” Pedestal Drill, S/N 7106706	$250

66	1-	Dayton Model 6Y001A Belt/Disc Sander; 6” x 9” Type	200

67	1-	Dayton Model 3Z949D 3-Ton Arbor Press, S/N 200108	100

68	1-	Esab Model PCM-621I Plasma Cutter, S/N PA-I517248	750

69	1-	Arcan Model CP20 20-Ton H-Frame Press	400

70	4-	Hydrotek Model HX21004E2 Pressure Washers; Cart Mounted
		Each Value: $2,500	10,000

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
71	1-	Harmony Model HBCB05 Compactor, S/N HBCB05-0103; 460 Volts, 3-Phase, 60 Hz; with Push-Button Control; 20 hp Drive Motor; and Slat-Type Conveyor Infeed; (Leased)	—

72	1-	Harmony Model M60STD Baler, S/N M60STD-3061; 460 Volts, 3-Phase, 60 Hz; with Push-Button Control; (Leased)	—

73	1-	John Deere Model L100 Rider-Type Mower, 17 hp; 5-Speed; with 42” Blade Attachment	650

74	1-	Carolina Model HD10 Horizontal Band Saw, S/N HD1012979	350

75	1-	Dayton Model 6Y942D 18” Vertical Band Saw, S/N 200410	500

76	1-	Husky Model VT631402AJ Reciprocating Air Compressor, S/N L7/5/05-80559, 7 hp; with 60 Gallon Vertical Air Tank	500

77	1-	Manufacturer Unknown Model 130-4816 16-Gauge x 48” Box and Pan Brake, S/N 0435204816-04, (2004)	1,000

78	1-	Ryobi Model BT3100-1 10” Table Saw, S/N X054598344	250

79	1-	Jet Model JDP-17MF 17” Pedestal Drill, S/N 3115273	250

80	1-	Sears Model 257 192190 Dual-End Bench Grinder, S/N 015600235, 1 hp; 8” x 1” Wheels	35

81	1-	Milwaukee 14” Chop Saw	150

82	1-	Lincoln Model AC-225-S 225-Amp Welder, S/N 7050-301, (1983)	150

83	1-	Miller Model Bobcat 250 NT Welder Generator, S/N LE239059, (2004); 132 Hours Indicated, 10,000 Watts	2,500

84	1-	Miller Model Millermatic 212 Welder, S/N LH230836B, (2007)	750

85	1-	Miller Model Econo Twin HF Welder, S/N JG132012, (1986)	250

86	1-	Lincoln Model AC-225 AMP 225-Amp Welder, S/N 7530-806, (1988)	150

87	1-	Ridgid Model 300-T2 Pipe Threader, S/N ED12998	2,000

		Total Maintenance:	$21,185

		Throughout Plant

88	1-	Lot of Miscellaneous Pallet Racking, To Include: (15) 8’W x 36”D x 14’H 3-Tier Pallet Racking; (50) 84”W x 25’D x Estimated 18’H Pass Through Type Pallet Racking, 3-Tier; and (10) 84”W x 36”D x 14’H Pallet Racking, 3-Tier	$7,500

89	1-	Tennant Model M5400 Floor Scrubber, S/N 5400-10256038	1,500

90	1-	Tennant Model 7400 Floor Sweeper, S/N 7400-7817	5,000

91	1-	JLG Model 2033S 800-Lb. Scissor Lift	4,000

92	1-	1996 Ford Model Ranger XL Pickup Truck, VIN 1FTCR10A0TPB30177	2,500

93	1-	Ottawa Model Commando 30 Yard Hostler, Asset #9073	12,000

94	1-	Lot of Miscellaneous Lab Equipment, To Include: Cimarec Model 2 Hot Plate; Orion Model 720A PH Tester; Waco Model Enamel Rater II Tester; Hitachi Stack System, with Model L-2400 UV Detector, Model L-2300 Column Oven, and Model L-2130 Pump; Ohaus Model Explorer Digital Scale; (2) Metrohm Model 758 Titrators, Each with Metrohm Model 727 Ti Stirrers; Metrohm Model 798 MPT Titrator, with Metrohm Model 727 Ti Stirrer; Cole Parmer Model Polystat Temperature Controller; Maselli Model LR-01 Digital Refractometer; (2) Terriss Model T-03-300 CO2 Testers, Each with CPU, Monitor; etc.	20,000

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
95	1-	Lot of Factory and Support Equipment, To Include: Dollies; Shop Fans; Bench Grinders; Oxyacetylene Kits; Portable Staircases; Fire Resistance Storage Cabinets; etc.	7,500

96	1-	Lot of Office Furniture and Business Machines	12,500

		Total Throughout Plant:	$72,500

	Total Appraised Orderly Liquidation Value - Cott Corporation [***]		$2,465,185

Cott Corporation

[***]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

Orderly Liquidation Value
Effective Date: December 4, 2008
Production	$1,817,500
QA Lab	15,000
Maintenance	18,350
Plant Utilities	138,500
Throughout Plant	64,175
Executive Building	125,000

Total Appraised Orderly Liquidation Value - US Dollars Cott Corporation [***]	$2,178,525

Appraisal

Cott Corporation

[***]

Desktop Appraisal

Item #	Qty.	Effective Date: December 4, 2008			Orderly Liquidation Value
Production

97	1-	Canning Line; (1,200) 12-Oz. Cans/Minute, 7 to 15 Minute Changeover Time, To Include:			$675,000

		(1)	Sentry Model 2769 Can Depalletizer, S/N 1140; 44” x 56” Pallet Size; with Upward Depalletizing; Suction-Type Pallet Layer Separation Sheet Takeoff Arm; Horizontally Shuttling Layer Outfeed; Associated Hydraulic Power Unit; and Main Control Panel, with Allen-Bradley PanelView 550 Operator Interface

		(1)	Custom Built Plastic Strap Shredder

		(1)	60”W x 28’L Depalletizer Outfeed Interlocking Plastic Belt Conveyor; Mezzanine Mounted; with Drive Motor

		(1)	3-Lane Combiner Interlocking Plastic Belt Conveyor; 20’ Overall Length; with Stainless Steel Frame; and Drive Motor

		(1)	Single-Lane Can Transfer Cable Conveyor; Ceiling Suspended; Estimated 575 Linear Feet; with (2) 90° Angle Turns; and Associated Drives

		(1)	Gravity Can Inverting Rail Router; Decline; with Air Rinse Section

		(1)	Sentry Filler Infeed Interlocking Plastic Belt Conveyor; Single Lane; Estimated 30’ Overall Length; with 90° Turn Section; Stainless Steel Frame; Stainless Steel Hood; and Associated Drives

		(1)	Crown Simplimatic Model Century 72 72-Valve Filler; Pedestal Mounted; with Stainless Steel Surround; and Rod-Type Outfeed Transfer

		(1)	Angelus 12-Position Can Seamer, S/N 12841397, (1997); with Stainless Steel Surround; Lid Infeed Tray; and Electric Scissor Lift Table

		(1)	Ambec 5-Stream Blender; To Include:

			(1)	Northland Stainless 32”D x 6’L Stainless Steel Water Vacuum Tank, S/N 979661, (1997)

			(3)	Centrifugal Pumps; Each with 7.5/15 hp Drive Motor

			(1)	Micromotion Model R200S418NCAAEZZZZ Flow Meter, S/N 14046103

			(1)	Estimated 3’D x 8’H Stainless Steel Jacketed Product Tank

			(1)	Main Control Panel; with Anderson AJ-300 Chart Recorder

			(-)	Associated Flow Meters; Pneumatic Valves; Stainless Steel Piping; etc.

		(1)	Orbisphere Model 3624/32109 Analyzer, S/N 27605; with Stainless Steel Cabinet; and Control Panel, with Digital Readouts

		(1)	APV Plate Chiller; 32” x 72” Overall Plate Size; with Top-Mounted Ammonia Jacketed Holding Tank; and Ambec Control Panel

		(1)	Single-Lane Seamer Outfeed Interlocking Plastic Belt Conveyor; Approximately 65 Linear Feet; with Stainless Steel Guide Rails; Stainless Steel Frame; (2) Defect Knockout Tables; Declined Transfer, with Spray Wash Nozzles; and 2-Position Sonic Blower, with Standalone Blower

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(2)	Videojet Model Excel 170i UHS AF Ink Jet Coders, S/N 020360026WD, Asset #1; and S/N 040621021WD, Asset #2; Each with Inline Spray Head; and Main Control Panel, with Programmable Control

		(1)	Sentry 16”W Interlocking Plastic Belt Conveyor; with 10’L Infeed Lane Shifting Section; 20’L Transfer Section; 18’L Transfer Oven Infeed Conveyor Section, with Oven Infeed Bars; and Associated Drives

		(1)	Convay Systems Model DD-CWA-8/821-S-CR-EB Can Warmer, S/N 97-02-MC0687; 100”W Opening, 25’ Overall Process Length; with (2) Recirculation Wash Basins, Each with Centrifugal Pump Set; Steam Collection Point; Main Control Panel; and Stainless Steel Surround

		(1)	16”W x 18’L Can Warmer Outfeed Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Sentry 90”W x 24’L Accumulation Table; with Reversing Belt; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Sentry 2-Lane Diverter Interlocking Plastic Belt Conveyor; Approximately 30 Linear Feet; Each Lane with Declined Inversion Outfeed Rails; and Associated Drives

		(1)	2-Lane Combination Interlocking Plastic Belt Conveyor; 22 Linear Foot 2-Lane Section; Each Lane with Dual Position Sonic Blower, with Standalone Blower Unit; and End-Mounted Estimated 24”W x 10’L Plastic Interlocking Belt Combination Conveyor

		(2)	Filtec Model FT-50 Fill Level Monitors, S/N 115335; and S/N 115336; Each with Radioactive Pass Through Beam; and Outfeed Defect Kickoff Paddle

		(1)	Sentry 16”W x 30’L Packaging Lane Split Delivery Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Jones Packer Delivery Interlocking Plastic Belt Conveyor; with 24”W x 15’L Plastic Interlocking Belt Lane Infeed Conveyor; and (2) 24”W Jones Packer Infeed Conveyors, Each with Top-Mounted Lane Separation Paddles

		(1)	R.A. Jones Model LMC Case Packer, S/N S-5971; with Can Infeed/Staging System; Collapsed Case Infeed Conveyor; Case Erector Station; Paddle-Type Process Flow Through Conveyor; Traversing Paddle Can Inserting Section; Glue Application Station, with Nordson Series 3700V Glue Dispenser; Rotary Flap Closer; Belt-Type Pressure Outfeed Conveyor; Pendant Control; Allen-Bradley PanelView 1000 Digital Operator Interface; and Electro Cam Plus 6000 Series Control Panel; (Rebuilt and Modified in 2008)

		(1)	24”W x 6’L Jones Outfeed Interlocking Plastic Belt Conveyor; Case Speed-Up; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	24”W x 10’L Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel 273 AF 2-Head Ink Jet Coder, S/N 040401033WD; with (2) Inline Ink Jet Spray Heads; and Stainless Steel Control Panel, with Programmable Control

		(1)	Sentry Estimated 20”W x 8’L Case Turning Interlocking Plastic Belt Conveyor; with Product Rails; and Associated Drives

		(1)	Sentry 18”W x 14’L Top Belt Conveyor, Asset #PK1; with Motor Drive

		(1)	Sentry 18”W x 8’L Mat Top Conveyor, Asset #PK2; with Pneumatic 2-Position Pivot Frame; and Motor Drive

		(1)	Sentry 18”W x 13’L Interlocking Plastic Belt Conveyor, Asset #PK3; with Motor Drive

		(2)	Sentry 18”W x 4’L Tabbed Table Top Conveyors; Each with 90° Turn Position; and Motor Drive

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Sentry 18”W x 8’L Friction Top Case Conveyor, Asset #PK20; with Pneumatic 2-Position Pivot Frame; and Motor Drive

		(1)	Sentry 18”W x 14’L Belt Top Conveyor, Asset #PK5; with Motor Drive

		(1)	Sentry 18”W x 5’L Friction Top Case Conveyor, Asset #PK6; with Motor Drive

		(1)	Sentry 18”W x 4’L Friction Top Meter Belt Case Conveyor, Asset #PK7; with Motor Drive

		(1)	Sentry Lane Switching Conveyor, Asset #CS-1; Estimated 30”W x 10’L; with Stainless Steel Frame; Switching Belt; and Associated Drive

		(1)	Sentry 18”W x 15’L Live Transfer Belt Top Conveyor, Asset #PK8

		(1)	Sentry 18”W x 10’L Tabbed Table-Top Transfer Conveyor; with (2) 90° Turn Positions; and Motor Drive

		(1)	Sentry 18”W x 40’L Live Transfer Belt Top Conveyor, Asset #PK10; with Motor Drive

		(1)	Sentry 18”W x 6’L Tabbed Transfer Conveyor, Asset #PK16; with 90° Turn Position

		(1)	Sentry 18”W x 51”L Tabbed Transfer Conveyor, Asset #PK17; with 90° Turn Position

		(1)	12”W x 5’L Tabbed Merge Conveyor, Asset #PK18

		(1)	18”W x 68”L Tabbed Table-Top Case Conveyor, Asset #PK19; with 90° Turn Position; and Motor Drive

		(1)	Sentry Loose Pack Transfer Interlocking Plastic Belt Conveyor, Asset #Lane #2; Approximately 80 Linear Feet; with Switching Rail; Stainless Steel Frame; and Associated Drives; (Joins With Lane #3)

		(1)	Sentry Lane #3 Takeoff Interlocking Plastic Belt Conveyor; with 16”W x 25’L Transfer Conveyor Section; Approximately 25’ Linear Foot Split Lane/Combination Section; and 15’L Single Lane Hi-Cone Feed Conveyor, Each Section with Associated Drives

		(1)	ITW Hi-Cone Model 283B Multi Packaging Machine; (Leased)

		(1)	12”W Hi-Cone Outfeed Interlocking Plastic Belt Conveyor; Approximately 30 Linear Feet; with (2) Parallel Sections; Rails; Stainless Steel Frame; and Associated Drives

		(1)	Kayat Model TP-50A-LH Tray Packer, S/N 162-97, (1997); (59) Dual 12-Pack Trays/Minute, (52) 24-Loose Pack Trays/Minute, (54) Quad 6-Pack Trays/Minute; with Staging Speed-Up Infeed Conveyor; Bottom Tray Insert Section; Rotary Flap Closing Arm; Glue Application Section, with USC Probilt Series 20 Glue Dispenser; Conveyor Press Section; and Main Control Panel, with Electro Cam Plus Control Panel, and Allen-Bradley Interface

		(1)	7-1/2” Split Infeed High Friction Mat Conveyor; with Allen-Bradley Variable Frequency Drive; and Overhead Pneumatically Operated Brake Assembly

		(2)	18”W x 8’L Tabbed Case Conveyors; Each with Motor Drive

		(1)	Sentry 18”W x 6’L Mat Top Case Conveyor, Asset #PK12; with Motor Drive

		(1)	18”W x 5’L Friction Top Case Conveyor, Asset #PK13; with Motor Drive

		(1)	Sentry 18”W x 4’L Friction Top Metered Belt Case Conveyor, Asset #PK14; with Motor Drive

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder; with Programmable Control

		(2)	Sentry 9”W x 8’L Case Turner Conveyors; Each with Motor Drive

		(1)	Kayat Model TA-801 Overwrapper, S/N 110-97, (1997); (60) 12-Pack Trays/Minute, (60) Dual 12-Pack Trays/Minute, (53) 24-Loose Trays/Minute, (55) 6-Pack Trays/Minute; with Hytrol Power Roller Infeed Conveyor; Staging Power Belt Conveyor; Chain Conveyor Staging; Overwrapper Section, with Poly Roll Payoff; 3-Zone Heat Tunnel, 15’ Overall Process Length; Power Roller Outfeed Conveyor; and Main Control Panel, with 3-Zone Temperature Readout

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	18”W 180-Degree Turn Interlocking Plastic Belt Conveyor; with Side Rails; and Associated Drive

		(1)	Sentry Case Turning Conveyor; with 2-Belt Drive

		(1)	Accumulation Palletizer Delivery Belt Over Roller Conveyor; Ceiling Suspended; Approximately 425 Linear Feet; with (3) 180° Turns; 90° Angle Turn; and Associated Drives

		(1)	PAI Palletizer, S/N 6468; with Top-Mounted Case Turning and Orientation; Bottom-Mounted Pallet Stack Infeed, with Lifting Forks For Single Pallet Staging; Downward Product Stacking; Power Outfeed Conveyor; and Control Panel; (In-House Rebuild Reported In 2007)

		(1)	Wulftec Model WCRT-200A Orbital-Type Stretch Wrap Machine, S/N 0797-2136, (1997); with Steel Structure; Automated Pallet Wrapping, with Tail Cut-Off; Main Control Panel; and Power Roller Flow Through Conveyor

		(1)	Production Automation Chain/Roller 90 Degree Pallet Transfer Conveyor, S/N 1614A

		(1)	ITW Diagraph Model PA/6000 Label Printer Applicator; Portable Stand Mounted; with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; and Pneumatic Label Application Arm

98	1-	Bottling Line; (800) 20-Oz. Bottles/Minute, (550) 1-Liter Bottles/Minute, (400) 2-Liter Bottles/Minute, To Include:		925,000

		(1)	Crown Simplimatic Model Ring Jet 28mm Air Powered Conveyor; Ceiling Suspended, Approximately 365 Linear Feet; with Associated Top-Mounted Blower Units; (Transfer From Amcor Owned Switch To Cott Depalletizer Switch)

		(1)	Sentry Model 2768 Bottle Depalletizer, S/N 1139; with Upward Depalletizing; Suction-Type Pallet Layer Separation Sheet Takeoff Arm; Horizontally Shuttling Layer Outfeed; Estimated 5’W x 40’L Plastic Interlocking Belt Staging Conveyor; Under-Mounted Pallet Stacking; Associated Hydraulic Power Unit; and Main Control Panel

		(1)	25”W x 10’L Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Ambec 24”W Interlocking Plastic Belt Conveyor; Approximately 45 Linear Feet; with Parallel Overlapping Sections; Switching Rails; and Associated Drives

		(1)	Crown Simplimatic Model Ring Jet 28mm Air Powered Conveyor, S/N LOE-10364/S0062; Mezzanine/Ceiling Suspended, Approximately 185 Linear Feet; with Infeed Lane Switcher; and Associated Top-Mounted Blower Units

		(1)	Crown Simplimatic Model Ring Jet 38mm Air Powered Conveyor; Ceiling/Mezzanine Suspended; Approximately 165 Linear Feet; with Associated Blower Units; (Not In Service; No Product Line Use; Appraised As Inoperable)

		(1)	Sidel 80-Position Bottle Rinser; with Rail-Type Bottle Inversion; Rotary Infeed/Outfeed Wheel; and Control Panel, with Allen-Bradley PanelView 1000 Digital Operator Interface

		(1)	FCI Handling/Transfer Position

		(1)	Sidel 120-Valve Rotary Volumetric Filler; with Center-Mounted Vacuum Tank; Stainless Steel Overhead Distribution; Process Rail Dispensing Valve Control; Stainless Steel Surround; and Control Panel

		(1)	FCI Bottle Handling/Transfer Position

		(1)	Arol 24-Head Bottle Capper; with (24) Rotary Capping Heads; Rotary Infeed/Outfeed Bottle Transport; Jet Flow Stand Alone Cap Feeding System; Mezzanine Mounted Cap Bowl Feeder; and Stainless Steel Surround

		(1)	FCI Bottle Handling/Transfer Position

Item #	Qty.	Effective Date: December 4, 2008			Orderly Liquidation Value
		(1)	Ambec Blender; To Include:

			(1)	Northland Stainless 36”D x 72”L Stainless Steel Vacuum Holding Tank, S/N 979581, (1997)

			(1)	APV Model W130 Centrifugal Pump; with 15 hp Drive Motor

			(1)	Sihi Vacuum Pump; with Estimated 15 hp Drive Motor

			(1)	APV Centrifugal Pump; with 40 hp Drive Motor

			(1)	Northland Stainless 3’D x 6.5’H Stainless Steel Product Holding Tank, S/N 979582-4, (1997), 100 psig @ 200°F

			(1)	Ambec Main Control Panel; with Anderson Model HA-300 Chart Recorder

			(-)	Associated Flowmeters; Pneumatic Valves; etc.

		(1)	FES Model LR96NMGS25 Plate Chiller, S/N 330151, (1997); 24” x 70” Overall Plate Size; with Top-Mounted Ammonia Jacketed Holding Tank; and Main Control Panel

		(1)	Orbisphere Model 3624/32109 Analyzer, S/N 27386; Brix+CO2+O2 Series; with Stainless Steel Control Panel, with Assorted Digital Readouts

		(1)	U.S. Filter Mineral Additive Skid; with (2) 27”D x 48”H Stainless Steel Mineral Feed Tanks, (2000); (2) Pulsafeeder Dosing Pumps; (2) Top-Mounted Agitators; and Main Control Panel, with Flow Readout, and Conductivity/Resistivity Readouts

		(1)	Ozone Generator; with Stainless Steel Main Control Panel; Vertical Pump, with 15 hp Drive Motor; 5’D x 12’H Stainless Steel Vertical Holding Tank; (2) Hayward Filtration Systems Model FLT4201 Filter Banks; Feldmeier Stainless Steel Vertical Holding Tank, S/N S40100, (2001); and Bottom-Mounted Vertical Circulation Pump, with 5 hp Drive Motor

		(1)	Single-Lane Capper Outfeed Conveyor; Approximately 45 Linear Feet; with 90° Turn; Pneumatic Blocking Gate; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Ambec 14”W x 15’L 3-Lane Switching Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Domino Laser Coder; with Model DDC-3 Standalone Operator Programmable Control

		(1)	Ambec 46”W 2-Lane Switching Interlocking Plastic Belt Conveyor; Approximately 22 Linear Feet; with Multiple Belt Switching; Switching Rails; Stainless Steel Frame; and Associated Drives

		(1)	Sentry 24”W Interlocking Plastic Belt Conveyor; Approximately 55 Linear Feet; with Infeed Horizontal Transfer System; Estimated 48”W x 8’L Intermediate Switching Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	24”W x 18’L Bottle Warmer Infeed Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Uni-Pak Model 1044LH-EX Bottle Warmer, S/N 97-6235, (1997); 116” Maximum Product Width, 48’ Overall Process Length; with Internal Warm Water Jets; Circulation Pumps; Steam Inlet, with Condensate Return Pumps; and Control Panel

		(1)	24”W Bottle Warmer Outfeed Interlocking Plastic Belt Conveyor; Approximately 45 Linear Feet; with Accumulation Table Bridging Belt; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	8’W x 24’L Accumulation Table; with Reversing Belt; Product Rails; Stainless Steel Frame; and Associated Drives

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Ambec Pressureless Combiner/Inliner Interlocking Plastic Belt Conveyor; with Estimated 48”W x 12’L Infeed Section, with Center-Mounted Lane Split Paddle; (2) Lane Switching Inliner Conveyors; (2) Estimated 24”W x 16’L Lane Switching Conveyors; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Ambec Labeler Feed Interlocking Plastic Belt Conveyor; with 2-Lane Labeler Feed, Approximately 75 Total Linear Feet, Each Lane with Inline Sonic Blower, with Standalone Blower Unit; (2) 90° Turn Sections; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Krones Model Contiroll 12-Station Wraparound Labeler, S/N K745-C04, (2002); (350) 2-Liter Bottles/Minute, (500) 1-Liter Bottles/Minute, (550) 20-oz. Bottles/Minute; with Rotary Screw Type Bottle Infeed; Rotary Process Table, with Associated Turning Mechanism; (2) Label Applicator Heads, Each with Roll Payoff, Label Shearing Roll, and Glue Application Stand; and Main Control Panel, with (2) Contiroll Remote Stations, and Allen-Bradley PanelView 1000 Digital Operator Interface

		(1)	Krones Model Contiroll HS Single-Head High Speed Label Wraparound Labeler, S/N K810058, (2006); Rated @ 1,000 Maximum Bottles/Minute; with Rotary Screw Bottle Infeed; Rotary Mechanism, with Associated Turning Devices; Single-Head Label Applicator, with Label Roll Payoff, Rotary Shearing Roll, and Glue Application Station; Main Control Panel, with Krones iPanel CD Remote Digital Touch Screen Operator Interface; and Infeed/Outfeed Conveyor

		(2)	Interlocking Plastic Belt Conveyors; Approximately 85 Total Linear Feet; with Containment Rails; Stainless Steel Frame; (2) 90° Turn Sections; and Associated Drives

		(1)	Ambec 2-Lane 180 Degree Turn Interlocking Plastic Belt Conveyor; with 24”W x 8’L Infeed Diverting Conveyor; Estimated 55 Total 2-Lane Linear Feet; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Ambec Estimated 5’W x 20’L Multiple Belt Switching Interlocking Plastic Belt Conveyor; with Bottle Combiner Rails; Stainless Steel Frame; and Associated Drives

		(1)	24”W Accumulation Packing Lane Delivery Interlocking Plastic Belt Conveyor; Approximately 65 Linear Feet; with 90° Turn Transfer Station; Overlapping Switching Belt; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Ambec 24”W x 20’L Packing Lane #1 Feed Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Ambec 2-Lane Diverter Interlocking Plastic Belt Conveyor; with Estimated 5’W x 8’L Infeed 2-Lane Diverter; Approximately 30 Linear Foot Case Packer #1 Infeed Conveyor; Approximately 55 Linear Foot Case Packer #2 Infeed Conveyor Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Kayat Model PTF-28 Case Packer, S/N 223-97, Asset #Packer A, (1997); (22) 8-Pack Cases/Minute; with 8-Bottle Infeed Alignment; Drop Packing Section, with Box Forming Die; Glue Application Station, with Universal Systems Probilt Series 20 Glue Dispenser; Pneumatic Clamping Flap Closer; Pneumatic Box Infeed Tray; and Main Control Panel, with Electro Cam Plus 5000 Series Control, and Allen-Bradley Operator Interface

		(1)	14”W Packer A Outfeed Power Belt Conveyor

		(1)	Sentry Belt Over Roller Conveyor; Approximately 90 Linear Feet; with (2) 90° Turn Sections; and End-Mounted Combination Lane Rails

		(1)	Kayat Model PTF-28 Case Packer, S/N 228-97, Asset #Packer B, (1997); (22) 8-Pack Cases/Minute; with 8-Bottle Infeed Alignment; Drop Packing Section, with Box Forming Die; Glue Application Station, with Nordson Series Bravura Glue Dispenser; Pneumatic Clamping Flap Closer; Pneumatic Box Infeed Tray; and Main Control Panel, with Electro Cam Plus 5000 Series Control, and Allen-Bradley Operator Interface

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Packer B Outfeed Belt Over Roller Conveyor; Approximately 65 Linear Feet; with (2) 90° Turn Sections; and End-Mounted Switching/Combination Lane

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder; with (2) Inline Printing Heads; and Programmable Interface

		(1)	Videojet Model Excel 273SE Dual Head Ink Jet Coder, S/N I397B22014; with (2) Inline Printing Heads; and Programmable Operator Interface

		(1)	Case Accumulation Palletizer Feed Belt Over Roller Conveyor; Ceiling Suspended, Approximately 240 Total Linear Feet; with Associated Drives

		(1)	2-Lane Palletizer Feed Belt Over Roller Conveyor; Ceiling Suspended, Each Lane Approximately 115 Linear Feet; with Associated Drives

		(1)	Ambec Packing Lane #2/3 Feed Interlocking Plastic Belt Conveyor; with Estimated 5’W x 8’L 3-Belt Lane Splitting Infeed Conveyor; Estimated 4’W x 6’L 3-Belt 2-Lane Splitting Conveyor; (2) Estimated 12”W 90° Turn Lane Delivery Conveyors; (3) Overlapping Switching Conveyors, Estimated 25’ Overall Length; (3) Single Lane to Combination Point Transfer Conveyors; and Ambec Infeed Conveyor

		(1)	ITW Hi-Cone Model MPA2000 Multi Packaging Machine, S/N 1200; with Rotary Carousel-Type Plastic Carrier Applicator; and Payoff; (Leased)

		(1)	12”W Packing Line #4 Feed Interlocking Plastic Belt Conveyor; Approximately 150 Linear Feet; with Infeed Switcher; 90° Turn Section; Slanted Overwrapper Lane Joining Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Estimated 4’W x 5’L Lane #2/3/4 Combination Interlocking Plastic Belt Conveyor; with Product Rails; and Associated Drives

		(1)	Ocme Model N70VTHN80/V/F Overwrapper, S/N 1/178/01, (2001); with Under-Mounted Collapsed Tray Feed; Bar Process Staging Conveyor; Flap Gluing Station, with Nordson Series 3500 Glue Dispenser; Flap Folder; Overwrapping Section, with Poly Roll Payoff; Heat Shrink Tunnel, 20’ Overall Length, with Associated Blowers; and Pendant Control, with Allen-Bradley PanelView 1000 Digital Touch Screen Operator Interface

		(1)	Ambec 24”W x 18’L Ocme Outfeed Case Turning Interlocking Plastic Belt Conveyor; with Multi-Belt Turning; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel 273/AF Dual-Head Ink Jet Coder, S/N 020520016WD; with (2) Inline Printing Heads; and Programmable Interface

		(1)	16”W Center-Mounted Belt Conveyor; 18’ Overall Length; with (2) 90° Turn Sections; Product Rails; and Associated Drives

		(1)	16” Accumulation Belt Over Roller Conveyor; Ceiling Suspended, Inclined, Approximately 150 Linear Feet; with Incline Infeed Section; (2) 90° Turns; and Associated Drives; (Joins Switching Conveyor To Palletizer Feed)

		(1)	PAI Palletizer, S/N 63120; with Top-Mounted Case Turning and Orientation; Bottom-Mounted Pallet Stack Infeed, with Lifting Forks For Single Pallet Staging; Downward Product Stacking; Power Outfeed Conveyor; and Control Panel; (In-House Rebuild Reported In 2007)

		(1)	Wulftec Model WCRT-200 Orbital-Type Stretch Wrap Machine, S/N 0797-2137; with Steel Structure; Automated Pallet Wrapping, with Tail Cut-Off; Main Control Panel; and Power Roller Flow Through Conveyor

		(1)	Production Automation 90-Degree Chain/Roller Pallet Transfer Conveyor, S/N 1614B

		(1)	ITW Diagraph Model PA/6000 Label Printer Applicator; Portable Cart Mounted; with Sato Model M-8485SE Thermal Label Printer; and Pneumatic Label Application Cylinder

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	PAI Palletizer, S/N 6412-R; with Top-Mounted Case Turning and Orientation; Bottom-Mounted Pallet Stack Infeed, with Lifting Forks For Single Pallet Staging; Downward Product Stacking; Power Outfeed Conveyor; and Control Panel; (In-House Rebuild Reported In 2007)

		(1)	Wulftec Model WCRT-200 Orbital-Type Stretch Wrap Machine, S/N 2949-1-0102; with Steel Structure; Automated Pallet Wrapping, with Tail Cut-Off; Main Control Panel; Power Roller Flow Through Conveyor; and Siemens Simatic Digital Operator Interface

		(1)	Production Automation 90-Degree Chain/Roller Pallet Transfer Conveyor

		(1)	ITW Diagraph Model PA/6000 Label Printer Applicator; Portable Cart Mounted; with Sato Model M-8485SE Thermal Label Printer; and Pneumatic Label Application Cylinder

99	1-	Syrup Batching System; To Include:		150,000

		(2)	Walker Stainless 40,000-Gallon Vertical HFCS Tank #1 Corn Syrup Holding Tanks, S/N VSHT-6075-R/11754; and S/N VSHT-6074-R/11753, (1995); Each with Bottom-Mounted Horizontal Agitator; and Steam Jacketing

		(2)	SFI 20,000-Gallon Vertical Stainless Steel Water Storage Tanks, S/N 2788-2; and S/N 2788-1

		(1)	Estimated 500-Gallon Vertical Stainless Steel Spring Water Storage Tank

		(2)	Fristam Centrifugal Product Pumps; Each with Estimated 2 hp Drive Motor

		(1)	Cherry-Burell Type C 1,600-Gallon Vertical Stainless Steel Cone Bottom Holding Tank, S/N 1500-61-354, Asset #6

		(5)	Falco Series 4103 Vertical Stainless Steel Cone Bottom Quasi Holding Tanks, Asset #1; Asset #2; Asset #3; Asset #4; and Asset #5, (1997); 304 Stainless Steel, 12-Gauge Thickness; Each with Bottom-Mounted Flow Valve

		(1)	Product Directional Flow Skid; with (18) APV Flow Valves; and (3) Fristam Centrifugal Pumps, Each with 3 hp Drive Motor

		(2)	Falco Series 4102 2,000-Gallon Vertical Stainless Steel APM Holding Tanks, Asset #APM Tank #1; and Asset APM Tank #2, (1997); 304 Stainless Steel Construction, 12-Gauge Thickness, Cone Bottom; Each with Bottom-Mounted Flow Valve

		(1)	Product Directional Skid; with (4) APV Flow Valves; (4) Filter Banks; and (2) Centrifugal Pumps, Each with 3 hp Drive Motor

		(5)	Falco Series 4101 Stainless Steel Estimated 100-Gallon Batch Tanks, (1997); 304 Stainless Steel Construction, 12-Gauge Thickness; Each with Top-Mounted Agitator; and Flow Valve

		(1)	Falco Estimated 500-Gallon Stainless Steel Batch Tank, (1997); with Flip Top Lid; Flowmeter; and Top Mounted Lightnin Agitator

		(1)	Batch Tank Platform Scale; with Mettler Toledo Jaguar Digital Readout, 10,000 Lb. Capacity

		(1)	12” x 12” Mettler Toledo Bench Top Scale

		(1)	Process Control System; with Digital Touch Screen Interface

		(1)	Feldmeier 1,600-Gallon Vertical Stainless Steel Citric Acid Holding Tank, S/N E-546-99; Cone Bottom; with Air Diaphragm Pump; and Fristam Centrifugal Pump, with Estimated 3 hp Motor

		(1)	Batch Mixing Stainless Steel Mezzanine; with Plastic Grating; and Sink

100	1-	Can CIP System; To Include:		20,000

		(1)	Estimated 500-Gallon Vertical Stainless Steel Holding Tank; with Associated APV Pneumatic Flow Valves

		(1)	AGC Engineering Model 300-S Plate Frame Heat Exchanger, S/N 03194, (2003), 16” x 36” Overall Plate Size

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Centrifugal Pump; with Estimated 3 hp Drive Motor

		(1)	Main Control Panel; with GF Signet Conductivity/Resistivity Digital Meter

101	1-	Bottle CIP System; To Include:		15,000

		(2)	DME Estimated 750-Gallon Vertical Stainless Steel Holding Tanks; 4’D x 7’D

		(1)	WCR Model A425B Plate Frame Heat Exchanger, S/N G1571M; 16” x 32” Plate Size

		(1)	Centrifugal Pump; with Motor

		(1)	Main Control Panel; with (2) GLI Model 33 Digital Readouts

102	1-	U.S. Filter Reverse Osmosis CIP System; Skid Mounted; with Polypropylene Holding Tank; Centrifugal Pump; and Main Control Panel; (Located In Chemical Storage Area)		2,500

103	1-	Water Filtration System, To Include:		20,000

		(1)	A.O. Smith Harvestore 53,000-Gallon Bolted Steel Reaction Tank, S/N 8970251; 25’D x 15’H; with Settling Ring

		(1)	Estimated 250-Gallon Air Sulphate Polypropylene Holding Tank; with Vertical Agitator

		(2)	Estimated 1,500-Gallon Lime Addition Polypropylene Holding Tanks; Each with Vertical Agitator

		(1)	Water Holding Tank; Bolted Steel Construction, Estimated 18’D x 15’H

		(1)	Pumping Station; with (2) Centrifugal Pumps, Each with Estimated 10 hp Motor; and Model SST Centrifugal Pump, with Estimated 15 hp Drive Motor

		(1)	Becker Model DTLF 250 Oil Free Vacuum Pump, S/N A2163, (2007); with 10 hp Drive Motor

		(2)	Estimated 3,500-Gallon Sand Filter Tanks; Carbon Steel Construction

		(1)	1,600-Gallon Vertical Stainless Steel Holding Tank; with Centrifugal Pump, with 5 hp Motor

		(1)	Ross Estimated 2,500-Gallon Vertical Holding Tank, S/N SF-710C-01, (2000)

		(2)	Estimated 3,500-Gallon Carbon Filter Tanks

		(1)	First Stage RO Filtration System; with (8) 8”D x 20’L Filter Membranes; Pump Set, with 75 hp Motor; (2) Chemical Dosing Meters; Pressurized Filter Cartridge; (2) GLI Model 63 pH Meters; and Main Control Panel, 16,348 Hours Indicated, with (4) Thornton Model 200 CR/FLOW Flowmeters

		(1)	Second Stage RO Filtration System; with (6) 8”D x 20’L Filter Membrane; Pump Set, with 75 hp Motor; and Main Control Panel, 11,073 Hours Indicated

		(1)	US Filter Model 67/FM3-18-AAAX Flowmax Final Stage Reverse Osmosis System, S/N 058636-01; with (6) 8”D x 15’L Filter Membranes; Pump Set, with 30 hp Motor; and Main US Filter Control Panel, with (2) Thornton Model 200 Flowmeters, 1,598 Hours Indicated

		(1)	7,000-Gallon Diamond Fiberglass Fabricators Ozonated Water Storage Tank, S/N 5087, (1997); with (2) Vertical Booster Pumps, Each with Estimated 7.5 hp Motor

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
104	1-	Lot of RO Water Filtration Area Lab Equipment, To Include:		2,500

		(1)	IO Scientific Dual pH/mV/Thermometer

		(1)	Hach Model Sension 5 Conductivity Meter

		(1)	Brinkmann Model 50 Bottle-Top Buret

		(1)	Bench Top Stirrer

		(1)	Lot of Miscellaneous Chemical Dosing Pumps

105	1-	Lot of Blending Area Lab Equipment, To Include:		7,500

		(1)	Manual Torque Tester

		(1)	Ohaus Moisture Balance

		(1)	Torqo Model 1502 Vibrac Bottle Cap Torque Tester, S/N 010055, 30 Inch/Lb. Rated Torque

		(1)	Hach Model 2100P Turbidi Meter

		(1)	Hach Pocket Colorimeter II

		(1)	Hach Model Sion 5 pH Meter

		(1)	Hach Model Sension 1 pH Meter

		(1)	Terriss Model S Pressure Tester

		(1)	Securpak Model SST Secure Seal Tester

		Total Production:		$1,817,500

QA Lab

106	1-	Lot of QA Lab Equipment, To Include:		$15,000

		(2)	Hamilton Beach Stir/Can Degassers

		(1)	Branson Model 2510 Water Bath

		(1)	Metrohm Model 758 KFT Titrino Titrator

		(1)	Bellingham Stanley Model RFM 350 Refractometer

		(1)	Lauda Model RE106 Ecoline Star Edition Unit; with Lauda Model E100 Meter

		(1)	Ohaus Model Adventure Bench Top Balance

		(2)	Terriss Leak Detectors

		(1)	Hitachi Model Elite Stack Analyzer; with Model L-2300 Column Pump; Model L-2130 Pump; Model L-2300 Column Oven; and Model L-2400 UV Detector/Organizer

		(1)	Nova Microscope

		(1)	Fisher Scientific Model Isotemp Incubator

		(1)	Haier Containment Chamber

		(1)	Waco Accuseam Video Illumination

		(2)	Mitutoyo Digital Height Gauges

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
		(1) Waco Model 10700-00 Analyzer, S/N 12BA710

		(1) Mettler Model DL21 Titrator

		(1) Thermal Electron Corporation Model Orion 720A Plus Advance ISE/pH/mV/ORP Meter

		(3) 2-Basin Stainless Steel Work Spaces

		(1) Stainless Steel L-Type Workstation; with Basin

		Total QA Lab:	$15,000

		Maintenance

107	1-	Wilton Model 4200 6”/12” Belt/Disc Sander	$450

108	1-	Dayton Model 4TK02A 18” Vertical Band Saw, S/N 200312; with Worktable; and Blade Grinding and Welding Attachment	500

109	1-	Ramco Model RP55 55-Ton H-Frame Press, S/N 4652; 32” Between Posts; with Manual Hydraulic System	750

110	1-	Jet Model GH-1840ZX 18” x 40” Geared-Head Precision Engine Lathe, S/N 050122ZX812; with Hole Through Spindle; 4-Jaw Chuck; Tool Carriage, with Threading; Tailstock; and Acu-Rite X- and Y-Axis Digital Readout	4,500

111	1-	Model 3010-00026 22” Pedestal Drill, S/N 1203438, (2004); 21-Speed; with Worktable; and Machinist Vise	150

112	1-	Newport Vertical Milling Machine, S/N 77451; with 9” x 42” T-Slot Worktable; Newport Estimated 1-1/2 hp Milling Head, S/N 791001; and Enco Machinist Vise	2,000

113	1-	Delta Rockwell 14” x 58” Engine Lathe; with Hole Through Spindle; 3-Jaw Chuck; Tool Carriage; and Tailstock	2,000

114	1-	Ramco Model RSI OOP 8” x 12” Horizontal Band Saw, S/N 02890; with Hydraulic Down Feed Assist	500

115	1-	Miller Model Spectrum 2050 Plasma Cutter, S/N LG370529P, (2006); Cart Mounted; with Auto-Line Feature; and Mig Gun	1,250

116	1-	Hypertherm Model MAX 40CS Plasma Cutter	750

117	1-	Lot of Boiler Area Miscellaneous Maintenance Equipment, To Include:	2,000

		(1) Ridgid Model 535 Pipe Threader

		(1) 48”W Apron Brake

		(1) Greenlee 2” Portable Conduit Bender

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
118	1-	Lot of Auxiliary Maintenance Equipment, To Include:

		(1) Makita Model 2414NB 14” Abrasive Cut-Off Saw, S/N 749384

		(1) Dake Model 2-1/2P Arbor Press

		(1) Dayton 6” Double-End Bench Grinder

		(1) Wilton 10” Double-End Bench Grinder

		(1) Industrial Vacuum

		(1) Dake No. 0 Arbor Press

		(1) Lot of Miscellaneous Workbenches, To Include: Vises; Shop Carts; Oxyacetylene Carts; Hose Reel; Post-Mounted Fans; Cabinets; etc.	3,500

		Total Maintenance:	$18,350

		Plant Utilities

119	1-	Kobelco Model KNW A00-B/H Oil Free 2-Stage Rotary Screw Air Compressor, S/N 02H0401, 30 hp; with Noise Enclosure; Digital Touch Screen Interface; Ingersoll-Rand Model Thermostar Air Dryer; and 400-Gallon Vertical Air Receiving Tank	$7,500

120	1-	Kaeser Model SFC 90 Rotary Screw Air Compressor, S/N 1004/100192.1, Asset #3; with Noise Enclosure; and Kaeser Sigma Control, with PC Insite Technology	7,500

121	2-	Kaeser Model CS 91 Sigma Profile Rotary Screw Air Compressors, S/N 7601282, Asset #1; and S/N 7601300, Asset #2; Each with Noise Enclosure; and Control Panel
		Each Value: $6,500	13,000

122	1-	Kaeser Model TH371E 1,250-scfm Air Dryer, S/N K1250B4600307017, Asset #1; with Noise Enclosure; Kaeser KRD Series Demand Manager Control; 2-Position Filter Bank; Estimated 750-Gallon Vertical Air Receiving Tank; and Kaeser Model CMS1060 Oil/Water Separator	2,500

123	1-	Zeks Model Heatsink Air Dryer, Asset #2; (Not In Service; Appraised As Inoperable)	500

124	3-	Vilter Model A11K458XLD Ammonia Compressors, S/N 65407; S/N 65477; and S/N 65454, 150 hp; Skid Mounted; Each with Drive Motor
		Each Value: $5,000	15,000

125	2-	Vilter Model A11K4516XLD Ammonia Compressors, S/N 65556; and S/N Unknown, 300 hp; Skid Mounted; Each with Drive Motor
		Each Value: $35,000	70,000

126	1-	Cooling Tower; Outdoor Mezzanine Mounted; with (6) Cooling Fans	5,000

127	1-	Vilter Ammonia Compressor; (Not In Service; On Skid; Uninstalled; Appraised As Operable)	5,000

128	1-	Johnston Package Boiler; with Power Flame Model C8-GO-30 Natural Gas Burner, S/N 109887055; Atlantic Model 4JS5 Estimated 750-Gallon Boiler Feed Water Tank, S/N 1276, with (2) Vertical Pump Sets; and Not In Service Atlantic Boiler Feed Water Tank; (In-House Rebuild Reported In 2007)	7,500

129	1-	Lot of Ammonia System Associated Equipment, To Include:	5,000

		(1) Jordan Equipment Vertical Flat Bottom Ammonia Accumulator Tank, S/N 97-2385, Asset #NH3, (1997); Estimated 6’D x 14’H; with Jacketing
		(1) Jordan Estimated 2,000-Gallon Vertical Carbon Steel H.P. Receiver Tank, Asset #NH3; Estimated 4’D x 15’H
		(1) Lot of Associated Washing Tanks; Small Pumps; etc.

		Total Plant Utilities:	$138,500

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
		Throughout Plant

130	1-	Landa Model VHP 3-700 Propane Fired Steam Cleaner, S/N P0303-49459; Portable Cart Mounted, 700 psi, 2.3 Gallons/Minute, 275° Maximum Temperature, 245,000 Btus	$500

131	1-	2-Ton x 20’ Span Rail-Mounted Lift Truck Battery Changing Gantry Crane; with Coffing 2-Ton Electric Chain Hoist, Pendant Controlled, with 6,000-Lb. Hoist Attachment	1,200

132	97-	102” x 42” x 16’H Pallet Racks; 2-Tier, Adjustable; Each Tier with Wire Decking
		Each Value: $75	7,275

133	97-	102” x 98” x 16’H Dual Pallet Push-Back Pallet Racks; Dual/Triple Pallet Position; Each Station with Roller Push-Back Pallet Carts
		Each Value: $100	9,700

134	1-	Piqua Model 30 30” x 60” Vertical Baler; with Self-Contained Hydraulic Power Unit	3,000

135	1-	Lantech Model Q300 Stretch Wrap Machine, S/N QM021723; (Not Inspected; Located At Offsite Warehouse)	2,500

136	1-	Lot of Factory and Support Equipment, To Include: Maintenance Shop Carts; Shovels; Oil Carts; Tooling Carts; Rolling Stairs; Mop Buckets; Galbreath Dump Hoppers; Manual Push Die Lift; Ladders; Post-Mounted Fans; Dayton High Flow Barn Fans; Hand Trucks; Manual Push Jack; Small Stepladders; Rolling Plastic Dump Hoppers; Portable Pressure Washer; etc.	15,000

137	1-	Lot of Office Furniture and Business Machines, To Include: Cubicle Partitions; Production Offices; Conference Table, with Chairs; QA Laboratory Office Furniture; Reception Area, with Waiting Chairs, Display Cabinets, and Small Conference Table; Lateral File Cabinets; Executive Office Furniture; Breakroom Furniture; Large Conference Room; Desks; Chairs; File Cabinets; Bookshelves; etc.	25,000

		Total Throughout Plant:	$64,175

		Executive Building

138	1-	Lot of Corporate Executive Building Office Furniture, To Include: Receptionist Area; Waiting Area, with Chairs; (3) Conference Rooms, Each with Conference Table, and NEC Flat Panel Television; Approximately (43) Lateral File Cabinets; Open Format Working Area, Pod-Type Desk Sections, Approximately (150) Total Seating Sections, with Rolling Furniture; (8) Coaching Rooms; Nelson Conference Room, with Conference Table; Starbucks Cafe Area; Central Executive 8-Position Round Table, with Cherry Wood Furniture; Hewlett-Packard Model DesignJet 500 Plotter; Breakroom Area, with NEC Flat Panel Monitor, Nintendo Wii Game System, (2) Basketball Shooting Games, Foosball Table, 9’ Billiards Table, and Table Tennis; Breakroom Furniture, with Kitchen Area, with NEC Flat Panel Monitor, (4) Ovens, and (3) Stainless Steel KitchenAid Refrigerators; Tampa Boardroom, with External Floral Garden; Mailroom; etc.	$125,000

		Total Executive Building:	$125,000

	Total Appraised Orderly Liquidation Value - Cott Corporation [***]		$2,178,525

Cott Corporation

[***]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

Orderly Liquidation Value
Effective Date: December 4, 2008
Production	$2,339,500
Maintenance	21,425
QA Lab	15,000
Plant Utilities	85,500
Throughout Plant	56,350
Rolling Stock	29,500

Total Appraised Orderly Liquidation Value - US Dollars Cott Corporation [***]	$2,547,275

Appraisal

Cott Corporation

[***]

Desktop Appraisal

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
Production

139	1-	Bottling Line #1; 250mL @ 60,000 Bottles/Hour, 500mL @ 48,000 Bottles/Hour, 20-Oz. @ 48,000 Bottles/Hour, 1-Liter @ 36,000 Bottles/Minute, To Include:		$1,125,000

		(1)	Sentry Model 10050 Automatic Bottle Depalletizer, S/N 1943; with L-Type 3-Chain Infeed Conveyor, with 90° Turn Section; Suction-Type Pallet Divider Sheet Transfer System, with (2) Stacking Towers; Horizontally Traversing Clamp-Type Bottle Layer Outfeed; Control Panel, with Allen-Bradley Model PanelView 1000 Digital Touch Screen Operator Interface; and Estimated 5’W x 40’ Overall Length Interlocking Plastic Belt Outfeed Conveyor, with Rails, and Associated Drives

		(1)	Bottle Transfer Interlocking Plastic Belt Conveyor; Approximately 60 Linear Feet; with Overlapping Belt Section; Inliner Conveyor Section, with Variable Speed Belt; Product Rails; Collection Trough; Stainless Steel Frame; and Associated Drives

		(1)	Barry Wehmiller Model Fleetwood Air Powered Conveyor; Approximately 135 Linear Feet; with Stainless Steel Frame; Pneumatic Pressure Bars; Associated Blowers; Decline Section; and (2) 45° Angle Turn Sections

		(1)	Krones Model Variojet 72-Position Air Rinser, S/N 563-397; with Process Rail Bottle Inversion; Rotary Infeed/Outfeed Wheel; (3) Simco Model Aerostat Deionization Supplies; and Enclosure

		(1)	Krones Model Volumetric 120-Valve Bottle Filler, S/N 129-815; with Standalone Main Supply Tank; Positional Process Valves; Infeed/Outfeed Rotary Wheels; Krones Model KFS-3 Digital Readout; and Model CTS15 Digital Touch Screen Operator Interface

		(1)	Nitrogen Dosing System

		(1)	Arol 24-Head Bottle Capper; with Rotary Advancement Table; Infeed/Outfeed Rotary Wheel; and Sidel Model CF2218 Dual Position Cap Feeder, S/N C03-36-0337, (2003), with (2) Inclined Feed Conveyors, and Pneumatic Rail Type Cap Feed Conveyor

		(1)	RDM 5-Stream Batching System; Stainless Steel Skid Mounted Construction; with (2) Feldmeier Stainless Steel Estimated 5-Gallon Ingredient Tanks; Estimated 100-Gallon Vertical Stainless Steel Ingredient Holding Tank; Feldmeier Estimated 250-Gallon Vertical Stainless Steel Product Holding Tank; (2) Fristam Centrifugal Pumps, Each with 7.5 hp Motor; Fristam Centrifugal Pump, with 10 hp Motor; Fristam Centrifugal Pump, with Estimated 40 hp Drive Motor; Associated Product Valves; (2) Mass Flow Sensors; and Main Control Panel

		(1)	Alfa-Laval Model A15-BWFD Plate Frame Chiller, S/N 30107-98314, (2003); 250-psi @ 230°F, 1,162.5 Square Foot Area; with Top-Mounted Ammonia Accumulation Tank; and RDM Technologies Main Control Panel

		(1)	Domino Laser Coder; Inline Mounted; with Programmable Control; and Inline Fume Collector

		(1)	Van Pak Single Lane Capper Outfeed Interlocking Plastic Belt Conveyor; Approximately 40 Linear Feet; with 90° Turn Section; Product Rails; Stainless Steel Frame; and Associated Drives

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Bottle Transfer Interlocking Plastic Belt Conveyor; with Approximately 20 Linear Feet Infeed Deceleration Table; Overlapping Belt Section; Approximately 60 Linear Feet Conveyor Section, with Perpendicular Transfer Section, Overlapping Belt, and Perpendicular Transfer Section to Bottle Warmer; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Uni-Pak Model 95/338RHEX Bottle Warmer, S/N 87-4128, (1987); 112” Product Width, 35’ Overall Process Length; with (5) Stainless Steel Recirculation Basins, Each with Centrifugal Pump Set; (2) Exit Blowers; Steam Inlet; and Main Control Panel; (Reported Rebuilt In 2004/2005)

		(1)	Van Pak 24” Bottle Transfer Interlocking Plastic Belt Conveyor; Approximately 40 Linear Feet to Accumulation Table; with (2) Perpendicular Transfer Sections; Overlapping Belt Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Uni-Pak Accumulation Table, S/N 87-4128, (1987); 82”W x Approximately 32’ Overall Length; with Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	Bottle Transfer Interlocking Plastic Belt Conveyor; Approximately 30 Linear Feet; with 90° Perpendicular Transfer Section; Product Rails; Stainless Steel Frame; and Associated Drives; (Feeds To Labeler Diverter)

		(1)	2-Lane Diverter Labeler Feed Interlocking Plastic Belt Conveyor; with 2-Lane Infeed Diverter Section; Each Lane Approximately 135’L, with Overlapping Belt Sections; Product Rails; Product Kickoff Trough; Stainless Steel Frame; Associated Drives; and 4-Position Inline Sonic Blower, with Marchant Schmidt Sonic Air Systems Blower

		(2)	Sacmi Model Opera400 RF/33T/SR2/3/360S1/E1 Labelers, S/N 00143; and S/N 00144, (2003); 700 Bottles/Minute Average Run Speed, 900 Bottles/Minute Maximum Run Speed; Each with Rotary Infeed Wheel; Rotary Process Wheel; Single Label Application Head, with (2) Label Roll Payoffs, Glue Distribution, and Application Wheel; Rotary Exit Wheel; and Main Control Panel, with Pro-Face Digital Touch Screen Operator Interface

		(1)	2-Lane Labeler Outfeed Interlocking Plastic Belt Conveyor; Each Lane Approximately 50’L; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Bottle Transfer Interlocking Plastic Belt Conveyor; Approximately 75 Linear Feet; with Infeed Deceleration Conveyor, with Overlapping Belt Section; Transfer Conveyor to Accumulation Table; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Van Pak Conveyor Accumulation Table; 6’W x Approximately 32’L; with Variable-Speed Belt; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	Packaging Lane Transfer Interlocking Plastic Belt Conveyor; 24”W, Approximately 35’ Overall Length; with Overlapping Belt Section; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	Mass Flow Packing Infeed Interlocking Plastic Belt Conveyor; (Bypasses Hi-Cone To Tray Packer); with Approximately 24” x 65 Linear Foot Transfer Conveyor; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Hi-Cone Transfer Interlocking Plastic Belt Conveyor; Approximately 45 Linear Feet; with Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	2-Lane Hi-Cone Delivery Interlocking Plastic Belt Conveyor; with Approximately 12’L 2-Lane Diverter Infeed Section; and Approximately 90 Linear Feet 2-Lane Hi-Cone Delivery Conveyor System, Each Lane with Infeed Inliner Belt

		(1)	ITW Hi-Cone Model 871M3 Multi Packaging Machine; with Rotary Carousel Application Wheel; Plastic Handle Payoff; and Flow Through Conveyor; (Leased)

		(1)	Videojet Model Excel/170i Ink Jet Coder, S/N I94F24012, Asset #2, (1994); with Inline Ink Jet Head; and Programmable Control

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Ocme Model Vega N80/V Overwrapper Case Packer, S/N 1/103/03, (2003); with Infeed Conveyor Section, with Separating Rails; Collapsed Tray Infeed Conveyor; Tray Insertion Section; Glue Application Station, with Nordson Series 3400 Glue Dispenser, and Inline Glue Guns; Overwrapping Section, with Poly Roll Payoff; Main Control Panel, with Allen-Bradley Model PanelView 1000 Digital Touch Screen Operator Interface; and Ocme Heat Shrink Tunnel, 30” Maximum Product Width, 20’ Overall Process Length, with (3) Top-Mounted Blowers, and Exit Blower

		(1)	Ocme Heat Tunnel Outfeed Interlocking Plastic Belt Conveyor; 180° Configuration, Inclined; with Stainless Steel Frame; and Associated Drives; (End Of Packing Line)

		(1)	Krones Packing Lane Delivery Interlocking Plastic Belt Conveyor; Approximately 55 Linear Feet; with Perpendicular Transfer Section; 90° Turn Section; Overlapping Belt Conveyor Section; Krones Feed Conveyor, with Overhead Separating Lanes; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Krones Model Variopac Overwrapper Case Packer, S/N KR93994, (2005); with Infeed Staging; Poly Roll Wrapping Payoff; Control Panel, with Krones Power Panel 10 Digital Touch Screen Operator Interface; and Krones Model ST92/3-70-N Heat Shrink Tunnel, S/N 001 036, (2005), Estimated 32” Product Width, 15’ Overall Process Length, with 2-Blower Outfeed Section

		(1)	Krones Mini Roller Interlocking Plastic Belt Conveyor; Approximately 60 Linear Feet; with Overhead Product Rails; Stainless Steel Frame; and Associated Drives

		(2)	Linx Model 6800 Ink Jet Coders, S/N BS198; and S/N BS199, (2005); Each with Inline Ink Jet Head; and Programmable Control

		(1)	Krones Model Variopac Overwrapper Case Packer, S/N KR93995, (2005); with Infeed Staging Conveyor; Collapsed Tray Infeed; Glue Application Station, with Nordson Model ProBlue 7 Glue Dispenser, and Inline Glue Gun; Overwrapper Section, with Poly Roll Payoff; Control Panel, with Power Panel 10 Digital Touch Screen Operator Interface; and Krones Model ST72/1-70-S Heat Shrink Tunnel, S/N 001 041, (2005), 24” Maximum Product Width, 15’ Overall Process Length, with 2-Blower Outfeed Section

		(1)	Krones Outfeed Interlocking Plastic Belt Conveyor; 180° Turn Configuration, Declining; with Stainless Steel Frame; and Associated Drives

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators, S/N LT63900999; and S/N LT64001002, (2006); Portable Cart Mounted; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoffs; Horizontal Pneumatic Application Cylinder; and Diagraph Programmable Control

		(1)	18”W x Approximately 10’L Vertical Lane Switching Interlocking Plastic Belt Conveyor; with 2-Lane Vertical Switching; Stainless Steel Frame; and Associated Drives

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Packaging Lane Outfeed Transfer Interlocking Plastic Belt Conveyor; Approximately 18”W x 60 Linear Feet; with End-Mounted Speed-Up Conveyor; Stainless Steel Frame; and Associated Drives

		(1)	Case Turning Interlocking Plastic Belt Conveyor; Approximately 8’L; with Product Rails; Variable-Speed Belt; Stainless Steel Frame; and Associated Drives

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators; Portable Cart Mounted; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Horizontal Pneumatic Label Application Cylinder; and Programmable Control

		(1)	14”W Case Transfer to Palletizer Power Belt Conveyor; Ceiling Suspended, Approximately 360 Linear Feet; with Inclined Conveyor Section; (3) 90° Turn Sections; and Associated Drives

		(1)	2-Lane Switching Conveyor; Estimated 48”W x 8’L; with 2-Lane Switching; and Associated Drives

		(1)	HK Systems 2-Lane Palletizer Infeed Power Belt Conveyor; Ceiling Suspended, Approximately 180 Total Linear Feet; Each Lane with Decline Palletizer Infeed Section; and Associated Drives

		(2)	PAI Palletizer, S/N 63171; and S/N 63117; Each with Pallet Stack Infeed Conveyor, with Delivery Lifting Forks; Infeed Switching Conveyor; Case Turning Conveyor; Operator Interface; and Pallet Outfeed Power Belt/Roller Outfeed Conveyor

		(2)	Orion Model MA-44 Orbital Type Stretch Wrap Machines, S/N 2003-0913510; and S/N 7047129; Each with Structural Frame Work; Counter Weighted Wrapping Arm; Automatic Tail Cutting; 3-Chain Flow Through Conveyor; and Main Control Panel

		(1)	Auto Labe Model 814 Label Printer Applicator, S/N 030653; Portable Cart Mounted; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Label Applicator Arm; and Control

		(1)	Stadia Model Online 7000 Series Label Printer Applicator, S/N 100023; Portable Cart Mounted; with Sato Thermal Label Printer, with Roll Payoff; Label Application Arm; and Control

		(1)	Van Pak Pallet Transfer Conveyor, S/N 8503-200, (2003); with (2) 3-Chain/Power Roller 90° Transfer Sections; Estimated 48”W x 10’L Power Roller Pallet Staging Section; and Main Control Panel

140	1-	Canning Line #2; (1,200) 12-Oz. Cans/Minute, To Include:		575,000

		(1)	Sentry Model 5226 Bulk Can Depalletizer, S/N 1476; with Approximately 60 Linear Feet High Stack Chain/Roller Infeed Conveyor, Flow Through, with Empty Pallet Stacking; Suction-Type Pallet Divider Sheet Removal; Horizontal Traversing Can Layer Outfeed; and Control Panel, with Total Control Quickpanel 2 Touch Screen Operator Interface

		(1)	Estimated 5’W x 35’L Depalletizer Outfeed Interlocking Plastic Belt Conveyor; with Product Rails; and Associated Drives

		(1)	Sentry Can Transfer Conveyor; Approximately 28’L; with Perpendicular Transfer Section; Inliner Conveyor Section, with Tapering Product Rail; Stainless Steel Rail; and Associated Drives

		(1)	Single Lane Cable Can Transfer Conveyor; Ceiling Suspended, Approximately 220 Total Linear Feet; with Infeed 90° Turn Section; Through Wall Section; 45° Angle Turn Section; Slanted Transfer Section; 90° Turn Section, with Hopper; and Approximately 45’ Decline Inverting Section

		(1)	Sentry Air Rinser; with Estimated 10’L Decline Rail Section, with Stainless Steel Enclosure; Dayton Air Rinse Blower, with 3 hp Motor; and Control Panel

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Crown Simplimatic Model Century 72-Position Volumetric Filler; (Reported 1990s); with Pressurized Filler Ring; Stainless Steel Surround; and Main Control Panel, with Associated Readout, and Allen-Bradley Model Dataliner Status Monitor

		(1)	Angelus 12-Position Can Seamer, S/N 12563694, (1994); with Manual Lid Infeed; and Stainless Steel Surround

		(1)	Ambec 5-Stream Blender; with 3’D x 5’L Horizontal Pressurized Tank; Falco Estimated 250-Gallon Vertical Stainless Steel Product Tank, S/N 4256-1A-R1, (2000); Estimated 200-Gallon Vertical Stainless Steel Product Holding Tank; Sterling SIHI Model AB8310AC Vacuum Pump, with Estimated 15 hp Drive Motor; (2) Centrifugal Pumps, Each with 15 hp Drive Motor; Assorted Pneumatic Product Valves; (2) Endress Hauser Inline Digital Flowmeters; Fristam Centrifugal Pump, with 5 hp Drive Motor; and Main Control Panel

		(1)	APV Plate Frame Chiller, S/N 20003003000445, (2000); with Top-Mounted Ammonia Receiving Tank; and Ambec Main Control Panel

		(1)	Orbisphere Model 3624/32109 Analyzer, S/N 27387; ProBrix Plus Series; with Control Panel, with Associated Readout

		(1)	Single Lane Can Seamer Outfeed Interlocking Plastic Belt Conveyor; Approximately 20 Linear Feet; with Product Rails; Stainless Steel Frame; Associated Drives; and Exit-Mounted Gravity Rail Inverter

		(1)	Interlocking Plastic Belt Conveyor; Approximately 55 Linear Feet; with Infeed Deceleration Conveyor; Can Warmer Transfer Conveyor, with 90° Turn Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	I&H Can Warmer; 8’ Maximum Product Width, Approximately 25’ Overall Process Length; with Stainless Steel Surround; Steam Inlet; Product Recirculation Pumps; Exit-Mounted Blower Section; and Main Control Panel; (Reported Rebuild In 2003, 2004)

		(1)	Van Pak Warmer Outfeed/Diverter Feed Interlocking Plastic Belt Conveyor; Approximately 45 Linear Feet; with Overlapping Conveyor Section; Accumulation Table Break-Off Section; Perpendicular Transfer to Diverter; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Accumulation Table; 6’W x Approximately 35’ Overall Length; with Variable-Speed Reversing Accumulation Belt; Product Containment Rails; and Associated Drives

		(1)	Van Pak 2-Lane Can Diverter Interlocking Plastic Belt Conveyor; with Estimated 4’W Infeed Section, with Overhead Separation Rails; Approximately 20’ Linear Feet 2-Lane Separation; Product Rails; Stainless Steel Frame; and Associated Drives

		(2)	Videojet Model Excel 178i AF Ink Jet Coders, S/N I597B15003, Asset #5; and S/N Unknown, Asset #4; Portable, Cart Mounted; Each with Single Inline Head; and Programmable Control

		(1)	Van Pak 2-Lane Inspection Interlocking Plastic Belt Conveyor; with 2-Lane Gravity Feed Rail Inverter; 2-Lane Flow Through Belt, Approximately 28’ Overall Length; Each Lane with Top-Mounted Pneumatic Can Blow-Off; Product Rails; Stainless Steel Frame; and Associated Drives

		(2)	Filtec Model FT-50 Fill Level Monitors, S/N 1126Z3; and S/N 110789; Inline Mounted; Each with Defect Kick-Off Paddle

		(1)	Can Transfer Interlocking Plastic Belt Conveyor; Approximately 75 Linear Feet to Hi-Cone/Jones Break-Off; with Infeed 2-Lane Combination Conveyor; Inline 3-Position Sonic Blower; Product Containment Rails; Stainless Steel Frame; (2) Overlapping Belt Sections; and Associated Drives

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Van Pak Interlocking Plastic Belt Conveyor; Approximately 120 Total Linear Feet; with Perpendicular Line Transfer Break-Off Conveyor; 90° Turn Section; (2) Perpendicular Transfer Sections; (2) Overlapping Belt Conveyor Sections; and Combination Section Feed to Ocme Vega Overwrapper

		(1)	Van Pak Hi-Cone Delivery Interlocking Plastic Belt Conveyor; Approximately 45 Linear Feet; with Main Transfer Conveyor Break-Off Section; Perpendicular Transfer Section; 2-Lane Diverter Section, with Overhead Product Directional Rails, and Stainless Steel Kick-Off Trays; 2-Lane Transfer Conveyor Into Hi-Cone Machine; Product Directional Rails; Stainless Steel Framing; and Associated Drives

		(1)	ITW Hi-Cone Model 259/269R Multi Packaging Machine, S/N HR366-R; with Rotary Carousel Application Wheel; Payoff Stand; and Transfer, with Flow Through Conveyor; (Leased)

		(1)	Van Pak 2-Lane Hi-Cone Outfeed Transfer Interlocking Plastic Belt Conveyor; Approximately 110 Linear Feet Transfer to Ocme Vega Packer; with (2) 45° Turn Sections; 90° Turn Section; 2-Lane Divider; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel Ink Jet Coder, Asset #3; Portable Cart Mounted; with Inline Ink Jet Gun; and Programmable Control

		(1)	Ocme Model Vega N80/V Overwrapper Case Packer, S/N 1/15/02, (2002); with Infeed Diverter Lane Section; Collapsed Tray Infeed Section; Tray Inserting Section; Flap Closing Section; Glue Application, with Nordson Hot Melt Glue Applicator, and Inline Gun; Overwrapping Section, with Poly Roll Payoff; and Ocme Model Vega N80 6000 Single Track Heat Tunnel, S/N 1//015/02, 30” Maximum Product Width, 20’ Overall Process Length, with (4) Top-Mounted Blowers, and Exit-Mounted Blower Section

		(1)	20”W Oven Outfeed Interlocking Plastic Belt Conveyor; 180° Configuration; with Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators, S/N LT52300900; and S/N LT62300898, (2005); Portable Cart Mounted; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Horizontal Label Application Cylinder; and Diagraph Programmable Control

		(1)	20”W Interlocking Plastic Belt Conveyor; Approximately 55 Total Linear Feet; with Product Containment Rails; and Associated Drives

		(1)	Case Turning Conveyor; with Entry Speed-Up Belt Conveyor Section; 2-Lane Case Turning Conveyor; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	Product Transfer Power Belt Conveyor; Approximately 85 Linear Feet; with Infeed Incline Section; (2) 90° Turn Sections; and Joining Section to Palletizer Transfer Conveyor

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators, S/N LT52200886; and S/N LT52300899, (2005); Portable Cart Mounted; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Horizontal Label Applicator Cylinder; and Diagraph Programmable Control

		(1)	Van Pak Jones Packer Transfer Interlocking Plastic Belt Conveyor; Approximately 25 Linear Feet; with (2) Perpendicular Transfer Sections

		(1)	R.A. Jones Model Maxim Case Packer, S/N S-5958, (2004); with Collapsed Tray Infeed; 2-Lane 12-Pack Infeed Conveyor; Case Erector Section; 12-Pack Inserting Section; Flap Closing Section; Glue Application Station, with Nordson Model Series 3700 Glue Dispenser, and Inline Gun; Pressure Belt Section; and Main Pendant Control, with Allen-Bradley Model PanelView 1000 Digital Touch Screen Operator Interface

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Van Pak Jones Packer Outfeed Interlocking Plastic Belt Conveyor; Approximately 25 Total Linear Feet; with Infeed Speedup Conveyor; Secondary Speedup Conveyor; Case Turning Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel/170i Ink Jet Coder, S/N I92J15003-R, Asset #6; with Inline Ink Jet Gun; and Programmable Control

		(1)	SIG Stewart Systems 3-Lane Switching Conveyor; Estimated 5’W; with 3-Lane Switching; and Associated Drives

		(1)	Van Pak Interlocking Plastic Belt Conveyor; with Approximately 25’ Vertical Incline Transfer Section; 180° Turn Section; and Joining Conveyor to Palletizer Transfer Conveyor

		(1)	Palletizer Transfer Power Belt Conveyor; Ceiling Suspended, Approximately 390 Total Linear Feet to Palletizer; with Incline Section; (2) 90° Turn Sections; and Decline Section to Palletizer

		(1)	PAI Palletizer, S/N 6489; with Pallet Stack Infeed, with Lifting Forks; Top-Mounted Infeed Switching Conveyor; Center-Mounted Power Belt/Gravity Roller Outrigger Outfeed Conveyor; and Control Console, with Total Control Quickpanel Jr. Digital Touch Screen Operator Interface

		(1)	Orion Model MA-44 Orbital Type Stretch Wrap Machine, S/N 2002-0212118; with Structural Frame; Vertically Traversing Stretch Wrapping, with Tail Tie; 3-Chain Flow Through Conveyor; and Main Control Panel

		(1)	Dual Pallet Stacking Transfer Section; with 3-Chain Popup/Roller Perpendicular Transfer Section; Double Pallet Stack Lifting Forks; and Control Panel

		(1)	Stadia Model Online 7000 Series Label Printer Applicator, S/N 100051; Portable Cart Mounted; with Sato Thermal Printer, with Roll Payoff; and Programmable Control

141	1-	Bottling Line #3; 1-Liter @ 16,000 Bottles/Hour, 2-Liter @ 12,000 Bottles/Minute, 3-Liter @ 9,000 Bottles/Hour, To Include:		400,000

		(1)	Summit Bottle Depalletizer; with Pallet Infeed Conveyor, with Empty Pallet Flow Through Stacking; Suction-Type Pallet Divider Sheet Outfeed; Horizontal Traversing Bottle Layer Offload; and Main Control Panel

		(1)	Approximately 4’W x 25’L Depalletizer Outfeed Interlocking Plastic Belt Conveyor; with Containment Rails; and Associated Drives

		(1)	Bottle Transfer Interlocking Plastic Belt Conveyor; Approximately 35 Total Linear Feet; with Lane Diverting; Stainless Steel Frame; and Associated Drives

		(1)	Seco Systems 3-Liter Single Lane Transfer Interlocking Plastic Belt Conveyor; Approximately 70 Linear Feet; with Overlapping Belt Transfer Section; (2) 45° Turn Sections; and Associated Drives

		(1)	Sentry Air Powered Conveyor; Approximately 90 Linear Feet; with 90° Turn Sections; Associated Blowers; and Product Stopping Rails

		(1)	Sentry Model 3202 Air Rinsing S-Type Bottle Transfer Unit, S/N 1194; with Air Rinsing Section; Outfeed to Airveyor; and Main Control Panel

		(1)	Sentry Air Powered Conveyor; Approximately 35 Linear Feet; with Associated Blowers; and Product Stopping Rails

		(1)	Crown Simplimatic Model 45416 U.E. E-GF 45-Position Filler, S/N D45416 U.R. 55; (Reported Approximate 1993 Vintage); with Pressure Ring Filler; and Infeed/Outfeed

		(1)	12-Head Capper; with Rotary Advancement Table; Pneumatic Cap Delivery System, with Stainless Steel Hopper, and Bowl Feeder; and Main Control Panel

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Process Automation 5-Stream Batching System, S/N B1492, (2004); with (2) Mojonnier Bros. Estimated 250-Gallon Vertical Stainless Steel Pressure Tanks, (1980); Ammonia Receiving Tank; (2) Centrifugal Pumps, with 40 hp Motor; Firstam Centrifugal Pump, with Estimated 10 hp Motor; Associated Pneumatic Product Valves; (3) Small Product Tanks; Mojonnier Main Control Panel; and PAI Integration Control Panel, with Allen-Bradley Model PanelView 550 Digital Touch Screen Operator Interface

		(1)	Orbisphere Model 3624/32109 Analyzer, S/N 27385; ProPrix Plus Series; with Stainless Steel Control Panel, with Assorted Readouts

		(1)	Process Automation Bottling Line #3 CIP System; with Estimated 200-Gallon Vertical Stainless Steel Receiving Tank; Fristam Centrifugal Pump, with 5 hp Drive Motor; Directional Matrix Panel; and Assorted Pneumatic Process Flow Valves

		(1)	Vibrac Model 1502 Torque Tester, S/N 010054; with Bottle Testing Fixture; and Readout, with Torque Display

		(1)	Filler Outfeed Transfer Interlocking Plastic Belt Conveyor; Approximately 90 Total Linear Feet; with 90° Turn Section; Overlapping Belt Switching Section; Perpendicular Transfer Section; Bottle Warmer Conveyor Transfer Section; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	Nercon Bottle Warmer, S/N 4532; 8’ Product Width, Approximately 27’ Overall Process Length; with Steam Inlet; Heat Exchanger; (3) Circulation Basins, Each with Centrifugal Pump Set; and Main Control Panel

		(1)	Bottle Warmer Outfeed Interlocking Plastic Belt Conveyor; Approximately 35 Linear Feet; with Overlapping Belt Switching Section; Inline Sonic Blower; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Van Pak Accumulation Table; 8’W x 20’L; with Variable Reversing Belt; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	2-Lane Diverting Labeler Feed Interlocking Plastic Belt Conveyor; Approximately 60 Linear Feet; with 2-Lane Diverter Infeed; 2-Lane Labeler Infeed Conveyor; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(2)	CMS Gilbreth Labelers, S/N 017M45110, Asset #B; and S/N 017M45111, Asset #A, (2001); Each with Rotary Wheel Input; Rotary Label Application, with Roll Payoff, and Slautter Vack Glue Dispenser; and Main Pendant Control, with Smart Touch Digital Touch Screen Operator Interface

		(1)	2-Lane Labeler Outfeed Interlocking Plastic Belt Conveyor; Approximately 75 Total Linear Feet; Each Lane with (2) 90° Turn Sections; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	Van Pak Case Packer Feed Interlocking Plastic Belt Conveyor; Approximately 65 Total Linear Feet; with Infeed 2-Lane Accumulation Conveyor; (2) Perpendicular Transfer Sections; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	Kayat Model PTF-2AL-L.H. Case Packer, S/N PTF28L-188-94, (1997); with Infeed Conveyor; Lane Separation; 8-Pack Bottle Lowerator Section, with Die Box Forming; Glue Application Station, with Nordson Model Series 3700V Hot Melt Glue Applicator; Flap Closing Section; Process Flow Through Conveyor; Outfeed; and Main Control Panel, with Electro Cam Plus 5000 Series Programmable Limit Switch, and Allen-Bradley Digital Readout

		(2)	ITW Diagraph Model IJ3000 Ink Jet Coders; Each with Inline-Mounted Ink Jet Head

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators, S/N LT6300950; and S/N LT63000949, (2006); Portable Cart Mounted; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Pneumatic Application Arm Cylinder; and Diagraph Programmable Control

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Palletizer Delivery Power Belt Conveyor; Ceiling Suspended; Approximately 570 Total Linear Feet; with (6) 90° Turn Sections; Multiple Incline/Decline Sections; and Associated Drives

		(1)	Litton UHS Von Gal Model P-7500-2-4840 RH REPD Palletizer, S/N 1406; with Right Hand Conveyor Infeed; Automatic Pallet Infeed, with Lifting Forks; 2-Chain Flow Through Conveyor; Paddle-Type Infeed Case Turning Conveyor; Layer Formation; Downward Stacking; and Main Control Panel

		(1)	Muller Model 202 Octopus Orbital-Type Stretch Wrap Machine, S/N A9250596, (1992); with Vertically Traversing Rotary Stretch Wrapping, with Tail Cut; Power Roller Flow Through Conveyor; and Main Control Panel

		(1)	Stadia Model Online 7000 Series Label Printer Applicator, S/N 100052; with Sato Thermal Label Printer, with Roll Payoff; Rotary Application Arm; and Control

142	1-	Product Holding and Batching System, To Include:		125,000

		(1)	Sugar Receiving Silo; with Jacketing; and Associated Pumps

		(5)	Cherry-Burrell 1,000-Gallon Vertical Stainless Steel Product Tanks, Asset #2; Asset #3; Asset #9; Asset #10; and Asset #11; Each with Top-Mounted Vertical Agitator; and Fristam Centrifugal Pump, with 7.5 hp Motor

		(2)	A & B Process Systems 2,500-Gallon Vertical Stainless Steel Mix Tanks, S/N 61168361-A, Asset #12, and S/N 61168361-B, Asset #13, (2007); Each with Top-Mounted Vertical Agitator; and Fristam Centrifugal Pump, with 7.5 hp Drive Motor

		(3)	Mueller 5,000-Gallon Vertical Stainless Steel Holding Tanks, Asset #14; Asset #15; and Asset #16; Each with Fristam Centrifugal Pump, with 7.5 hp Drive Motor; and Associated Pneumatic Flow Valves

		(2)	5,000-Gallon Vertical Stainless Steel Product Holding Tanks, Asset #7; and Asset #8; Each with Fristam Centrifugal Pump, with 7.5 hp Drive Motor

		(3)	Cherry-Burrell 4,000-Gallon Vertical Stainless Steel Mix Tanks; Each with Top-Mounted Vertical Agitator; and Fristam Centrifugal Pump, with 7.5 hp Drive Motor

		(1)	A & B Process Systems Estimated 250-Gallon Automated Batch Tank; with Admix Model 112RS70 Vertical Agitator, with Estimated 5 hp Drive Motor; Fristam Centrifugal Pump, with Estimated 7.5 hp Drive Motor; (3) Micromotion Flowmeters; Stainless Steel Mezzanine; and Scissor Lift

		(1)	Manual Batching System; with Watson Metal Masters Estimated 300-Gallon Vertical Stainless Steel Mixing Tank; with Vertical Agitator, with Estimated 7.5 hp Drive Motor; Small Ingredient Addition Tank; Nash Vacuum Blower, with 10 hp Drive Motor; Fristam Centrifugal Pump, with Estimated 7.5 hp Drive Motor; Cone Bottom Additive Tank; Small Directional Matrix; and (3) Micromotion Flow Meters

		(1)	Main Batching Matrix Flow Board

		(1)	Windows Based Batching Control System; with ABM1-RSVIEW Software; and Multiple Operator Stations

		(1)	Estimated 24” x 30” Stainless Steel Platform Scale; with Fairbanks Readout

143	1-	RDM CIP System; To Include:		30,000

		(1)	Seal Water Holding Skid; with Feldmeier Estimated 350-Gallon Vertical Stainless Steel Holding Tank; Centrifugal Pump, with 5 hp Motor; (2) Centrifugal Pumps, with Estimated 7.5 hp Motor; and RDM Technologies Control Panel

		(1)	RDM Technologies CIP Heating Skid; with Estimated 750-Gallon Vertical Stainless Steel Holding Tank; Estimated 300-Gallon Vertical Stainless Steel Holding Tank; (3) DIEX Plate Frame Heat Exchangers; Centrifugal Pump, with Estimated 7.5 hp Water Pump; Associated Flowmeters; Associated Pneumatic Product Valves; and Main Control Panel, with Allen-Bradley Model PanelView 1000 Digital Touch Screen Operator Interface

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	PAI Chemical Addition Skid; with (2) Estimated 200-Gallon Vertical Stainless Steel Hot Sanitizer Holding Tanks; Estimated 350-Gallon Vertical Stainless Steel Caustic Wash Holding Tank; 350-Gallon Vertical Stainless Steel Holding Tank; (2) Fristam Centrifugal Pumps, Each with 7.5 hp Drive Motors; Proflow Plate Frame Heat Exchanger, with Steam Inlet; and Main Control Panel

		(1)	Dual Sided 6-Position Matrix Directional Flow Board

		(1)	Wall-Mounted Proflow Plate Frame Heat Exchanger; with Steam Inlet

		(1)	Main CIP Matrix Directional Flow Board

144	1-	Osmonics Water Treatment System; To Include:		55,000

		(1)	Warner Fiberglass Products 14,000-Gallon Ambient D.I. Water Holding Tank, S/N 5729, (1986)

		(1)	Transfer Pump Skid; with (2) Centrifugal Pumps, Each with 30 hp Drive Motor, and Control Panel

		(2)	Osmonics Model AC-84 Estimated 7,500-Gallon Vertical Stainless Steel Carbon Filter Towers, S/N 04-1226192-01, and S/N 04-1226191-01, (2003); Each with Digital Flowmeter; Main Control Panel; and Associated Flow Valves

		(1)	Trojan Model UVLogic UV Pass Through; with Main Control Panel; and (2) Optimum Filter Cartridges

		(1)	Osmonics Model SYSCIP-550-HTPE Cone Bottom Polypropylene Holding Tank, S/N 03-4227783H-01; with Centrifugal Pump, with 15 hp Drive Motor

		(1)	Osmonics Model OSMO NF OSMO-BEV15X2-SS/DT-DLX 24-Cartridge Filtration Unit, S/N 03-4227783A-01; 250 gpm @ 40° Permeate Rate, 63 gpm Concentrate Rate, Approximately 22’ Overall Membrane Length; with (2) Pumps, Each with 75 hp Drive Motor; (6) Vertical Filters; and Main Control Panel, with Allen-Bradley Model PanelView Plus 700 Digital Touch Screen Operator Interface

		(2)	Osmonics Model FLT-MM.96X72 Estimated 5,000-Gallon Vertical Stainless Steel Holding Tanks, S/N 03-4227783B-01, and S/N 03-4227783C-01; Each with Control Panel; and Associated Pneumatic Air Valves

		(1)	Chemical Dosing Station; with (4) Chemical Dosing Meters

145	1-	30” x 60” Vertical Baler; with Top-Mounted Hydraulic Power Unit		2,500

146	1-	CP Model CD600 Horizontal Baler, S/N 181, (1998); 10” x 13” x 7” Bale Size; with Infeed Hopper		7,500

147	1-	Galbreath 30” x 60” Plastic Vertical Baler; with Top-Mounted Hydraulic Power Unit		3,000

148	1-	Galbreath Model 2200HD-3060 30” x 60” Cardboard Vertical Baler, S/N VB247, (1996); with Top-Mounted Hydraulic Power Unit		3,000

149	1-	Philadelphia Tramrail 30” x 60” Vertical Baler; with Hydraulic Power Unit; (Not In Service; Uninstalled; Located By Line #2; Appraised As Operable)		3,000

150	1-	Philadelphia Tramrail 30” x 60” P.E.T. Bottles Vertical Baler, S/N 4964; (Not In Service; Uninstalled; Located In Receiving Area; Appraised As Operable)		3,000

151	1-	Galbreath Model 2200HD-3060 30” x 60” Cardboard Vertical Baler, S/N VB238, (1996); with Hydraulic Power Unit; (Located By Line #3)		3,000

152	1-	Galbreath Model HD2200-3060 30” x 60” Plastic Vertical Baler, S/N GVB0321, (2000); with Hydraulic Power Unit; (Located By Line #3)		3,000

153	1-	Resin-Fab Estimated 7,500-Gallon Product Dilution Fiberglass Tank; with (2) Bell & Gossett Centrifugal Pumps, Each with 20 hp Drive Motor; Overflow Pump; External Filter; and Chemical Dosing System		1,500

		Total Production:		$2,339,500

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value

		Maintenance

154	1-	Miller Model Bobcat 225G Welder Generator, S/N KC188110, (1992); Cart Mounted; with Onan Performer 16XSL Gasoline Engine	$1,750

155	2-	Clipper 20”/30” Belt Lacers
		Each Value: $650	1,300

156	1-	Dayton Model 4YG30A 7” x 12” Horizontal Band Saw, S/N 0805, 1 hp; with Hydraulic Down Feed Assist; and Coolant Circulation	250

157	1-	Central Machinery Model SSL-1237GH 12” x 45” Engine Lathe, S/N 912034, 1-1/2 hp; with Hole Through Spindle; 3-Jaw Chuck; Tool Carriage; and Tailstock	2,000

158	1-	Bridgeport Vertical Milling Machine, S/N 12BR-61919, (1962); with 9” x 42” T-Slot Worktable; Bridgeport 1 hp Milling Head, S/N J-52295; and Machinist Vise	2,500

159	1-	Miller Model Spectrum 625 Plasma Cutter, S/N LC550846, (2002); Cart Mounted; with Cutting Torch	1,250

160	1-	Miller Model Millermatic 200 200-Amp Welder, S/N JG080722, (1986); Cart Mounted	350

161	1-	Miller Model Dialarc 250-AC/DC Welder, S/N HF867897, (1975); Cart Mounted	250

162	1-	MDW Model 3000 24” Geared-Head Pedestal Drill, S/N 93241; with Worktable; and (2) Machinist Vises	750

163	1-	Craftsman Model 351.225950 Belt/Disc Sander, S/N 200203, 1-1/2 hp; 6” Belt, 9” Disc, Stand Mounted	100

164	1-	Milwaukee Model 8176-20 14” Cut-Off Saw; Bench Mounted	75

165	1-	Dake Model 301 Arbor Press	350

166	1-	Craftsman 18” Vertical Band Saw, 2 hp; with Worktable	500

167	1-	Lot of Maintenance Support Equipment, To Include: Small Parts Storage Cabinets; Stanley-Vidmar Cabinets; Heavy Duty 2-Door Cabinets; Flammable Storage Cabinets; Lighted Workbench Areas, with Vidmar Side Support Cabinets; Medium Duty Pallet Racking; Workbenches, with Vises; Pedestal-Mounted 6” Dayton Double-End Grinder; Hose Reels; Wall-Mounted Fans; Hand Trucks; Mezzanine-Mounted Small Parts Storage Racks; Mezzanine-Mounted Vidmar Storage Cabinets; Ladders; etc.	10,000

		Total Maintenance:	$21,425

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		QA Lab

168	1-	Lot of QC Lab Equipment, To Include:
		(1)	Waco Model VSM II Illumination System	$15,000
		(2)	Mitutoyo Digital Height Gauges
		(1)	Waco Model 10700 Can Seam Tester, S/N 11TD093
		(1)	Vibrac Model 1502 Torque Tester, S/N 010053
		(1)	Secure Pak Model SST Secure Seal Tester; with Pressure Chamber
		(1)	Metrohm Model 758KFD Titrino Titrator; with Keyboard; and Model 728 Stirrer
		(1)	Fisher Scientific Stirrer
		(1)	Orion Research Model EA920 Expandable Ion Analyzer
		(1)	B&S Model RFM 840 Refractometer
		(1)	Bellingham & Stanley Model RFM340 Refractometer
		(1)	Fisher Scientific Model Isotemp 3006 Water Bath
		(1)	Metrohm Model 758 KFD Titrino Titrator; with Keyboard; and Model 728 Stirrer
		(1)	Denver Instrument Model APX-4001 4,000g Bench Top Balance
		(1)	Metrohm Model 758 KFD Titrino Titrator; with Keyboard; and Model 727 TI Stand
		(1)	LNR Model PC 3 Bench Top Ultrasonic Bath
		(1)	Stainless Steel Fume Hood; with Basin Sink
		(4)	Science Teaching Incubators
		(3)	Magic Chef Refrigerators
		(1)	Hitachi Analyzer; with Model L-2130 Pump; Model L-2300 Column Oven; Model L-2400 UV Detector; and Hitachi Organizer
		(1)	Quebec/Reichert-Jung Darkfield Colony Counter
		(1)	Retained Sample Room; with (5) Medium Duty Pallet Racks; etc.

		Total QA Lab:		$15,000

		Plant Utilities

169	1-	Sullair Model TS20-200 L A/C Rotary Screw Air Compressor, S/N 003-125453, (2002), 200 hp; Skid Mounted		$10,000

170	1-	Ingersoll-Rand Model TS10A Air Dryer, S/N DN00001073-080707, (2007); 175 Maximum Air Pressure, 140°F Maximum Compressed Air Inlet Temperature; with Noise Enclosure; and Associated Sullair Inline Filters		5,000

171	1-	Sullair Model SR1400 02250128-219 Air Dryer, S/N 2143780002; 174-psig Maximum Air Pressure, 140°F Maximum Air Inlet Temperature; with Noise Enclosure; Associated Sullair Inline Air Filters; and Shared Vertical Air Receiving Tank		2,500

172	1-	Vilter Ammonia Compressor, Asset #7, 150 hp		7,500

173	1-	Vilter Model 448 Ammonia Compressor, S/N 9708ARG, Asset #6, 100 hp		4,500

174	1-	Vilter Model A78K458XLB Ammonia Compressor, S/N 81183/K68036, Asset #5, 150 hp		5,000

175	1-	Vilter Model VMC450 XL Ammonia Compressor, Asset #4, 150 hp		7,500

176	1-	Vilter Model A72K455 Ammonia Compressor, S/N 7518, Asset #3, 125 hp		5,000

177	1-	Vilter Model HDA06K-458B Ammonia Compressor, S/N 45851, Asset #2, 150 hp; with Estimated Drive Motor		5,000

178	1-	Vilter Ammonia Compressor; with Estimated 100 hp Motor		7,500

179	1-	Zeks Model BA400 Air Dryer, S/N EB-5; with Estimated 500-Gallon Vertical Air Receiving Tank; and Inline Air Filter Cartridge		1,000

180	1-	Cleaver-Brooks Model CB-700-250 Natural Gas Fired Package Boiler, S/N L-88431, (1990); 150-psi Maximum Pressure, 10,461,000 Btus/Hour; with Shared Cleaver-Brooks Package Boiler Feed System; (Reported Rebuilt Summer 2007)		7,500

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
181	1-	Cleaver-Brooks Model CB-200-150 Natural Gas Fired Package Boiler, S/N L-62041, (1976); 6,277,000 Btus/Hour; with Shared Cleaver-Brooks Package Boiler Feed System; and Condensate Return Tank	2,500

182	1-	Sullair Model TS32-250L/A/SUL Rotary Screw Air Compressor, S/N 003-128092, (2004), 250 hp; 110-psig Maximum Air Pressure; with Noise Enclosure; (Located Outdoors)	12,500

183	1-	Lot of Ammonia System Auxiliary Equipment, To Include: Main Compressor Control Panel, with Allen-Bradley Model PanelView 1400 Digital Touch Screen Operator Interface; Assorted Ammonia Accumulation Tanks; etc.	2,500

		Total Plant Utilities:	$85,500

		Throughout Plant

184	1-	Lantech Model Lan-Wrapper Stretch Wrap Machine; Estimated 7’ Maximum Wrap Height; with Rotary Pallet Wrapping Table; (Not In Service; Appraised As Operable; Located By Line #3 Palletizer)	$2,500

185	18-	Dual Pallet Push-Back Pallet Racks; 2-Tier Each Value: $75	1,350

186	42-	106”W x 42”D x 192”H Pallet Racks; 3-Tier, Adjustable; Each with Wire Decking Each Value: $75	3,150

187	7-	4-Pallet Push-Back Pallet Racks; 2-Tier; (Located By Line #2) Each Value: $75	525

188	31-	Estimated 102”W x 42”D x 18’H Pallet Racks; 2- to 3-Tier, Adjustable; Each Tier with Wire Decking; (Located In Palletizing Area) Each Value: $75	2,325

189	220-	54”W x Estimated 18’H Push-Back Type Pallet Racks; 2/4-Pallet Deep Storage, 2- to 3-Tier; (Located In Finished Goods Warehouse) Each Value: $75	16,500

190	1-	Lot of Factory and Support Equipment, To Include: Rolling Stairs; Rolling Plastic Dump Hoppers; Portable Plastic Shop Carts; Mop Buckets; Medium Duty Die Lift Carts; Poly Wrap Transfer Carts; Pallet Jacks; Post-Mounted Fans; Extension Ladders; Medium Duty Die Lifts; Production Break Room Furniture; Metal Dump Hoppers; Hand Truck; Flat Bottom Shop Carts; Waste Baskets; Shovels; Brooms; Heavy Duty 2-Door Storage Cabinet; Production Flammable Storage Cabinets; etc.	10,000

191	1-	Lot of Office Furniture and Business Machines, To Include: Break Room Furniture; Office Area Furniture; Lateral File Cabinets; Print/Copy Area; Conference Room Furniture; Partition Cubicle Area; Receptionist Area; Desks; Chairs; etc.	20,000

		Total Throughout Plant:	$56,350

		Rolling Stock

192	1-	Nissan Model KCPH02A25PV 2,700-Lb. LP Gas Lift Truck, S/N KCPH02P907192; 240” Lift Height, 4-Stage Mast, Solid Tire; with Side Shift; and ROPS	$3,000

193	1-	Nissan Model KCPH02A25PV LP Gas Lift Truck, S/N KCPH02P904780; 3-Stage Mast, Solid Tire; with Side Shift; and ROPS	3,000

194	1-	Genie Model GS-1930 Scissors-Type Personnel Lift; with Internal Battery Charger	4,000

195	1-	Factory Cat Model 350 Rider-Type Floor Sweeper; with Battery Charger	1,500

196	1-	Tennant Model 7400 Rider-Type Floor Sweeper, S/N 3299	5,000

197	1-	Crown Model 40GPW-4-14 4,000-Lb. Electric Walkie, S/N W74360; with Battery Charger	1,000

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
198	1-	Clark Model ST40B 3,700-Lb. High Lift Electric Walkie, S/N ST245-0213-4068FA; with Battery Charger	1,000

199	1-	Genie Model Z-30/20N Boom-Type Personnel Lift; 1,533 Hours Indicated; with Internal Battery Charger; Multi-Split Boom; and Personnel Cage	8,000

200	1-	Nissan Model 50 Endura LP Gas Lift Truck; (Not Inspected)	3,000

		Total Rolling Stock:	$29,500

	Total Appraised Orderly Liquidation Value - Cott Corporation [***]		$2,547,275

Cott Corporation

[***]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

Orderly Liquidation Value
Effective Date: December 4, 2008
Production	$2,727,650
Mixing	55,065
Maintenance	25,000
Lab	25,000
Plant Utilities	192,500
Throughout Plant	11,245
Rolling Stock	11,500

Total Appraised Orderly Liquidation Value - US Dollars Cott Corporation [***]	$3,047,960

Appraisal

Cott Corporation

[***]

Desktop Appraisal

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

Production

201	1-	Can Filling Line #1; 1,400 Cans/Minute, To Include:		$550,000

		(1)	Crown Simplimatic Depalletizer; with Chain-Driven Infeed Conveyor; Convay Systems Model BDA 3200 Outfeed Conveyor, S/N 89-0372; and Push-Button Control

		(1)	Ambec Model Fullmix Mixer, S/N M0004-11/93-350, (1994); Skid Mounted, Stainless Steel; with (3) Brooks Model MAG 3580 Magnetic Flowmeters; Stainless Steel Pressure Vessel, Jacketed; Orbisphere Model ProBrix Plus CO2 Analyzer; 18”W x 12’L Shell and Tube Heat Exchanger; 21”W x 12’L Shell and Tube Heat Exchanger; and Control Panel

		(1)	Estimated 6”W x 150’L Air Powered Conveyor

		(1)	Custom Built Can Rinser, Asset #1C160, (1990); Estimated 15’L

		(1)	4”W x Estimated 20’L Interlocking Plastic Belt Conveyor

		(1)	Crown Simplimatic Model UB100 100-Valve Filler, S/N 80881, Asset #1C210, (1998); 1,400 Cans/Minute; with Chiller; and Allen-Bradley Model PanelView 600 PLC Control

		(1)	4”W x Estimated 20’L Interlocking Plastic Belt Conveyor

		(1)	Angelus Model 121L 12-Position Can Seamer, S/N 12417293, Asset #1C220, (1993); with Plastic Interlocking Belt-Type Outfeed Conveyor

		(1)	4”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	20”W to 36”W x 15’L Interlocking Plastic Belt Conveyor; with Stainless Steel Guides

		(1)	Filtec Model FT-50 Valve Monitor

		(2)	30”W x 15’L Interlocking Plastic Belt Conveyors; Inclined

		(1)	AMF Model CWA618 Warmer, S/N 13645, Asset #1C310, (2001); Stainless Steel Construction, 7’W x Estimated 18’L; with Flow Through Conveyor; and Allen-Bradley Model PanelView 300 PLC Control

		(1)	68”W x Estimated 15’L Accumulation Table; Plastic Interlocking Belt Type

		(1)	12”W x Estimated 35’L Interlocking Plastic Belt Conveyor; with Can Inverter Section; Dividers; and 180° Turn Section

		(1)	Filtec Model FS-130SS Valve Monitor, S/N 81060, Asset #1C230, (2001)

		(1)	Filtec Model FT-50 Valve Monitor, S/N 112041, Asset #1C360, (1990)

		(1)	Filtec Model FT-50 Valve Monitor, S/N 116875, Asset #2C382, (2003)

		(2)	4”W x Estimated 20’L Interlocking Plastic Belt Conveyors

		(1)	30”W x 20’L Interlocking Plastic Belt Conveyor; with Guides

		(3)	24”W x 15’L Interlocking Plastic Belt Conveyors; with Guides

		(2)	24”W x 18’L Interlocking Plastic Belt Conveyors; with Guides

		(1)	30”W x 15’L Interlocking Plastic Belt Conveyor; with Guides

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Kayat Model TP-70 70-Cycle/Minute Left Hand Tray Packer, S/N TP-70-123-90, Asset #1C410, (1990); with Infeed/Outfeed Conveyor; Box Folder/Feeder; Electro Cam Corp Programmable Limit Switch; and Push-Button Control

		(1)	Arpac Model HS60-28W 60-Cycle/Minute Overwrapper, S/N 2080, Asset #1C460; with Arpac Model 60-28T Heat Shrink Tunnel, S/N 2107T, 24”W x Estimated 12’L; and Push-Button Control

		(1)	Mead Model 1250SX 200-Packages/Minute Multi Packaging Machine, S/N 547, Asset #1C490, (2007); with Infeed/Outfeed Conveyor; Vacuum Take-Off; and Allen-Bradley Model VersaView 1500P PLC Control; (Leased)

		(1)	PAI Model 6300 Palletizer, S/N 25, Asset #1C560, (1990); 7m x 4m, 24-Tray; with Infeed/Outfeed Conveyor; (3) Inspection Heads; and Allen-Bradley Model PanelView Plus 1000 PLC Control

		(1)	Orion Model MA 55/411 Stretch Wrap Machine, S/N 4014038; with Roller Conveyor Infeed; Chain-Driven Pallet Through Feed Conveyor; Exit Conveyor; Labeler; and Push-Button Control

		(1)	Lot of Miscellaneous Section Conveyors, To Include: Turn Sections; Inclined Conveyor Sections; Transfer Conveyor Sections; Divided Conveyor; Overhead Conveyor; Roller Conveyor; etc.

202	1-	Can Filling Line #2; 1,000 Cans/Minute, To Include:		800,000

		(1)	Seco Systems Model 400-2D Depalletizer, S/N 4818-1284-455; with Power Infeed Conveyor; Power Outfeed Conveyor; and Push-Button Control

		(1)	Ambec Model Fullmax Blender, S/N 711-503-8612, Asset #2C180, (1993); 1,000 Cans/Minute, Skid Mounted; with (4) Fischer-Porter Flowmeters; Stainless Steel Pressure Vessel, Estimated 200 Gallon; and Allen-Bradley Model PanelView Plus 1000 PLC Control

		(1)	Estimated 150’L Air Powered Conveyor, Asset #2C150

		(1)	Entech Model Gatling Gun Washer, Asset #2C160; with Gravity Infeed/Outfeed Conveyor

		(1)	4”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	Crown Simplimatic Model UB72 72-Valve Filler, S/N DJC.UB.72.PPCS.1193, Asset #2C210; 1,000 Cans/Minute; with Allen-Bradley Model PanelView 300 Micro PLC Control

		(1)	4”W x 12’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Angelus Model 120L Can Seamer, S/N 113331085O/H241201, (2001); 250 to 1,600 Cans/Minute

		(1)	4”W x Estimated 20’L Interlocking Plastic Belt Conveyor

		(2)	20”W x Estimated 20’L Interlocking Plastic Belt Conveyors; with Guides; and 6” Plastic Belt Type Vertical Guide Conveyor

		(1)	Crown Simplimatic Model UB40 40-Valve Filler, S/N FT-40-UB-184, Asset #2C211; 450 Cans/Minute

		(1)	Angelus Model 61H Can Seamer, S/N 10826382, Asset #2C221, (1982)

		(1)	Taptone Model T500-RTV-P Can Pressure Monitor, S/N 439

		(1)	Custom Built 64”W x Estimated 15’L Warmer; with Spray Pump; Circulation Pump; and Push-Button Control

		(1)	I&H 7’W x Estimated 15’L Accumulation Table

		(1)	Filtec Model FT-50 Fill Level Monitor, S/N 112641

		(1)	4”W x Estimated 25’L Interlocking Plastic Belt Conveyor

		(2)	4”W x Estimated 20’L Interlocking Plastic Belt Conveyors; Each with Guides

		(1)	20”W x Estimated 35’L Interlocking Plastic Belt Conveyor; with Guides

		(1)	14”W x 30’L Interlocking Plastic Belt Conveyor; with Guides

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Kayat Model SK-202-RB-309 Tray Packer, S/N MUK-202-122-91, Asset #2C360, (1991); with Nordson Model Microset Hot Glue Applicator; Electro Cam Corporation Programmable Limit Switch; Tray Infeed; Infeed/Outfeed Conveyor; and Push-Button Control

		(1)	Arpac Model HS60-28MK4 Overwrapper, S/N 2107; with Infeed/Outfeed Conveyor; Arpac Model HS60-23T Heat Tunnel, S/N 2080, 24” x Estimated 84” Coil; and Push-Button Control

		(1)	6”W x Estimated 18’L Interlocking Plastic Belt Conveyor

		(1)	ITW Hi-Cone Model 283B Multi Packaging Machine, S/N NM1062; with 2-Position Unwind; Infeed/Outfeed Conveyor; and Push-Button Control; (Leased)

		(1)	SMI Model SK600T Case Packer, S/N PC08008IS0087, (2008)

		(1)	Nordson Model ProBlue 7 Hot Melt Glue Applicator, S/N SA07M44566

		(1)	Willet Model 205 UPC Code Applicator, S/N 00250104307

		(1)	SMI Model ST400 Heat Tunnel, S/N PC08009IS0087, (2008)

		(1)	Mead Model 1250M 100-Cycles/Minute Tray Packer, S/N 1069; (Leased)

		(1)	14”W x 26’L Power Roller Conveyor; with 180° Turn Section

		(1)	20”W x Estimated 35’L Interlocking Plastic Belt Conveyor

		(2)	14”W x Estimated 20’L Interlocking Plastic Belt Conveyors

		(1)	20”W x Estimated 25’L Interlocking Plastic Belt Conveyor

		(1)	PAI Model 6300 Palletizer, S/N 40; with Power Conveyor Infeed; Power Roller Flow Through Conveyor; and Push-Button Control

		(1)	Orion Model MA 55/411 Stretch Wrap Machine, S/N 4014038, Asset #2C570, (1994); with Chain-Driven Flow Through Conveyor; Labeler; and Push-Button Control

		(1)	Lot of Miscellaneous Conveyor Sections, To Include: Curve Sections; Inclined Sections; Power Roller Conveyor Sections; Plastic Interlocking Belt Sections; Transfer Sections; Power Belt Sections; etc.

203	1-	Bottle Filling Line #3, To Include:		500,000

		(1)	Simonazzi Model A/Z Sweep-Off 180-Liters/Hour Depalletizer, S/N IBG 120, Asset #3B110; with Chain-Driven Pallet Infeed; Automatic Pallet Stacking; and Push-Button Control

		(1)	Ambec Model Fulmix Blender, S/N 946128-3, Asset #3B180; with Estimated 1,000-Gallon Pressure Vessel; (3) Mag 3580 Flowmeters; Chiller; Pumps; Motors; and PLC Control

		(1)	Simonazzi Air Powered Conveyor; Estimated 150’L

		(1)	Simonazzi Estimated 60”W x 150’L Air Powered Conveyor

		(1)	Bevco Model M820 Lowerator Bottle Washer, S/N J16537; with Interlocking Plastic Belt Flow Through Conveyor; and Push-Button Control

		(1)	Crown Simplimatic Model UB80 80-Valve Filler, S/N MD65, Asset #3B210, (1973); with Allen-Bradley Model PanelView 600 PLC Control

		(1)	Alcoa Model A230-20 20-Head Capper, S/N 26, Asset #3B220, (1993); with (4) Wheel-Type Conveyors

		(1)	4”W x Estimated 60’L Interlocking Plastic Belt Conveyor

		(1)	AMF Model BWA80B Warmer, S/N 90-0432, Asset #3B310, (1990); 180”W x Estimated 18’L, 90°F Operating Temperature; with Infeed Conveyor, 2-Belt Interlocking Metal Belt; Blower; and Allen-Bradley Model PanelView 300 Micro PLC Control

		(2)	4”W x 15’L Interlocking Plastic Belt Conveyors; Each with Guides

		(1)	72”W x Estimated 15’L Accumulation Table

		(1)	B&H Model 2300 Labeler, S/N 1807 1193 010L, Asset #3B380, (1992); with Infeed/Outfeed Conveyors; Drive Motors; Glue Roller; Flow Gate; Limit Switch; 2-Position Unwind; and Push-Button Control

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Krones Model Contiroll Wraparound Labeler, S/N 745-360, Asset #3B390, (1994); with 2-Position Unwind; 16-Position Indexing Table; (2) Glue Rollers; Glue Pot; and Allen-Bradley Model PanelView Plus 600 PLC Control

		(1)	Hartness Packaging Machine, S/N 2600; with Interlocking Metal Belt Infeed Conveyors; Stainless Steel Divider Sections; 2-Position Gravity Outfeed; Flow Through Tray Conveyor; and Push-Button/Switch Control

		(1)	16”W x Estimated 45’L Interlocking Plastic Belt Conveyor

		(2)	4”W x Estimated 65’L Interlocking Plastic Belt Conveyors; with Guides

		(1)	Kayat Model PTF-28-RH 28-Cycle/Minute Right Hand Tray Packer, S/N PTF28-183-94, (1994); with Infeed/Outfeed Conveyor; Automatic Tray Infeed; Electro Cam Corporation Programmable Limit Switch; Nordson Hot Melt Glue Applicator; Allen-Bradley Programmable Control; and Push-Button/Switch Control

		(1)	Convay Systems Model HPS-20LH-AB-SP040 Tray Washer, S/N 91-04-0487, (1991); with Overhead Blower; Flow Through Conveyor; Wash Tank; and Push-Button/Switch Control

		(1)	PAI Model 6200 Palletizer, S/N 29, Asset #3B560; with Interlocking Plastic Belt Infeed Conveyor; Transfer Conveyor; Automatic Straightening; and Allen-Bradley Model PanelView Plus 1000 PLC Control

		(1)	ITW Muller Model Octopus 606 Stretch Wrap Machine, S/N B5290898; with Chain Driven Power Conveyors; Labelers; and Push-Button Control

		(1)	Lot of Miscellaneous Conveyor Equipment, To Include: Turn Sections; Inclined Sections; Transfer Sections; Roller Sections; Power Belt Sections; etc.

204	1-	Bottle Filling Line #4, To Include:		725,000

		(1)	Simonazzi Model A/Z Sweep-Off Depalletizer, S/N IBG 101, Asset #4B110, (2005); with Chain-Driven Power Infeed; Automatic Power Outfeed; and Push-Button Control

		(1)	Simonazzi Air Powered Conveyor; Estimated 150’L; with Stratec Conveyor Controls

		(1)	Simonazzi Air Powered Conveyor; Estimated 150’L

		(1)	Simonazzi Model Starblend 7 Blender, S/N SAE170, Asset #4B180, (2005); with Estimated 750-Gallon Stainless Steel Pressure Vessel; Maselli Model MR-01 Detection System; Maselli Model UC44 CO2 Analyzer; Maselli Model UR-21 Brix/Diet Analyzer; Estimated 1,500-Gallon Pressure Vessel; and Allen-Bradley Model VersaView 1200P PLC Control

		(1)	Simonazzi Monoblock System; 600 Bottles/Minute Production Speed @ 250mL, 600 Bottles/Minute Production Speed @ 500mL, 750 Bottles/Minute @ 1,000mL, 580 Bottles/Minute @ 591mL, 480 Bottles/Minute @ 710mL, 580 Bottles/Minute @ 20-Oz., 450 Bottles/Minute @ 1,000mL; with SIG Model 1A1S 48P.141 Rinser, S/N LGH195, 30-Position, Asset #4B160; SIG Model FM 88/20 RP.141 Filler, S/N Rev 027, Asset #4B210; 88-Valve; SIG Model FM88/20 RP.141 Capper, S/N Rev027/KVQ034, 20-Head; Vacuum Barrier Corporation Nitrodosing System; Starwheel Transfer Wheels; and Allen-Bradley Model VersaView 1200P PLC Control

		(1)	Filtec Fill Level Monitor; with Fumex Smoke Extractor

		(1)	20”W x Estimated 15’L Interlocking Plastic Belt Conveyor; with Guides

		(1)	Laser Tech Model Kasym10 Coder, S/N 22298

		(1)	Simonazzi Model Pama CW 35/100 36,000-Bottle/Hour Warmer, S/N PAC 160, (2005); 27,300 Bottles/Hour @ 1,000mL, 11,700 Bottles/Hour @ 3,000 mL, Estimated 25’L; with Infeed/Outfeed Conveyors; and Push-Button Control

		(1)	Johnson Diversey Dosing System

		(1)	Estimated 8’ x 15’ Accumulation Table

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
		(7) 20”W x Estimated 12’L Interlocking Plastic Belt Conveyors; with Various 90° Turn Sections; and Guides

		(2) 36”W x Estimated 15’L Interlocking Plastic Belt Conveyors; Each with Guides

		(1) 36”W x Estimated 35’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1) Filtec Fill Level Monitor

		(1) Simonazzi Model Alfa Rollquattol F45 32T Labeler, S/N KAE434, Asset #4B380; 600 Bottles/Minute @ 250mL, 600 Bottles/Minutes @ 500mL, 750 Bottles/Minute @ 1,000mL, 580 Bottles/Minute @ 591mL, 480 Bottles/Minute @ 710mL, 580 Bottles/Minute @ 20-Oz., 450 Bottles/Minute @ 1,000mL; with 30-Position Indexing Table; Plastic Interlocking Belt-Type Infeed Conveyor; Star Wheel Bottle Transfer Wheels; 400-kg Jib and Post Crane; 2-Position Label Unwind; Glue Reels; Glue Pot; and Allen-Bradley Model PanelView 600 PLC Control

		(1) SMI Model SK802F 65-Packages/Minute Packaging Machine, S/N 9071; with 2-Position Plastic Interlocking Belt-Type Infeed Conveyor, with Stainless Steel Dividers; Nordson Model Pro Blue 7 Glue Melt Unit; Overwrap Capability; SMI Model ST6002 Estimated 20’L Heat Tunnel, S/N 9071, (2004), with Overhead Cooling Unit; 90° Power Belt Transfer Conveyor; 20” x Estimated 60’L Plastic Belt-Type Conveyor; (2) Overhead Blowers; and PLC Control

		(1) SMI Model SK802T 65-Packages/Minute Packaging Machine, S/N 9070; with 2-Position Plastic Interlocking Belt-Type Infeed Conveyor, with Stainless Steel Dividers; Nordson Model Pro Blue 7 Glue Melt Unit; Overwrap Capability; Estimated 20’L Model ST6002 Heat Tunnel, S/N Unknown, (2004), with Overhead Cooling Unit; 90° Power Belt Transfer Conveyor; 20” x Estimated 60’L Plastic Belt-Type Conveyor; (2) Overhead Blowers; and PLC Control

		(1) Marsh Model Patrion Plus Coder, Asset #P1225

		(1) PAI Palletizer, S/N 5238; with Chain-Driven Pallet Conveyor; Transfer Conveyors; and PLC Control

		(1) Orion Model MA4 Stretch Wrap Machine, S/N 2005-0515042, Asset #4B570; with Chain-Driven Pallet Conveyor; Labeler; and Push-Button Control

		(1) Lot of Miscellaneous Conveyors

205	1-	Sweed Model 300AB Scrap Chopper, S/N 41974	400

206	1-	Sweed Scrap Chopper	400

207	1-	Orwak Model 8020 Baler	3,500

208	1-	LES 30” x 48” Compactor	1,500

209	1-	Videojet Model Excel/UHS/AF Ink Jet Coder, S/N IU97G15035, (1997)	3,500

210	1-	Videojet Model Excel/100 Ink Jet Coder, S/N 90F21008, (1990)	350

211	1-	Videojet Model Excel/170i Ink Jet Coder, S/N Illegible	3,500

212	1-	Labeljet Model 262 Labeler	1,000

213	1-	Videojet Model Excel 170I UHS Ink Jet Coder, S/N IU9G15022, Asset #P1160	3,500

214	1-	Imaje Model S8Master JALME Ink Jet Coder, S/N 1440261A2, Asset #P1180	7,500

215	1-	Imaje Model S8 Master 1.1G Ink Jet Coder, S/N 5030033U, Asset #P1181	4,000

216	1-	Imaje Model S8 Master 2.1G Ink Jet Coder, S/N 4530019A, Asset #P1182	4,000

217	5-	Loveshaw Model MJPSYMJ2 Ink Jet Coders, S/N C401846-201B, Asset #P1190; S/N H402218-201B, Asset #P1200; S/N H402217-201B, Asset #P1210; S/N H402241-201B, Asset #P1220; and S/N H402242-201B, Asset #P1230	12,500

		Each Value: $2,500

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
218	2-	Videojet Model Excel 170I UHS Ink Jet Coders, S/N 90F22010, Asset #P1100; and S/N IU96K26015, Asset #P1110	7,000

		Each Value: $3,500

219	1-	Lot of Out-of-Service Equipment, To Include:	100,000

		(1) Meyer 40-Valve Filler; (Refurbished)

		(1) Zalkin 8-Head Capper, S/N 4008, (1991); 50 cfm, 11,700 Bottles/Hour

		(1) Meyer 40-Valve Filler; (Refurbished In 2003)

		(1) Zalkin 8-Head Capper, S/N 4008, (1991); 50 cfm, 11,700 Bottles/Hour

		Total Production:	$2,727,650
		Mixing

220	2-	1,800-Gallon Stainless Steel Tanks; Leg Mounted	$3,500
		Each Value: $1,750

221	2-	1,850-Gallon Stainless Steel Tanks; Leg Mounted	3,500
		Each Value: $1,750

222	3-	1,625-Gallon Stainless Steel Tanks; Leg Mounted	4,500
		Each Value: $1,500

223	1-	3,800-Gallon Stainless Steel Tank; Leg Mounted	3,500

224	1-	850-Gallon Stainless Steel Tank; Leg Mounted	1,000

225	3-	1,300-Gallon Stainless Steel Tanks; Leg Mounted	3,000
		Each Value: $1,000

226	1-	1,400-Gallon Stainless Steel Tank; Leg Mounted	1,000

227	2-	Paul Krohnert 15,000-Gallon T316L Stainless Steel Silos, S/N FP1043; and S/N FP1044, (1992); 12-Gauge Shell Thickness, 10-Gauge Head Thickness	30,000
		Each Value: $15,000

228	1-	96”L x 42”W x 10’H Pallet Rack; 2-Tier	65

229	1-	Silverson Model Flashblend FLB30 Blender, S/N FLB30S 296	3,500

230	1-	1,585-Gallon Stainless Steel Tank; Leg Mounted	1,500

		Total Mixing:	$55,065
		Maintenance

231	1-	Lot of Maintenance Equipment, To Include:	$25,000

		(1) Ridgid Model 300-T2 Pipe Threader, S/N ED23207 D95

		(1) Miller Model Millermatic 252 250-Amp Arc Welder, S/N LH300652B, (2007)

		(1) Lincoln Model Square Wave Tig-355 350-Amp Tig Welder, S/N U1931200607, (1993)

		(1) Empire Model EF-2448 24” x 48” Reach-In Type Shot Blast Cabinet, S/N C-13484

		(1) DoAll Model 2013-V 20” Vertical Band Saw, S/N 571-04126, (2004)

		(1) Royal Service Promise 50-Ton H-Frame Press, S/N 97767, (1994); 34” Between Posts

		(1) Acer Model 3VK Vertical Milling Machine, S/N 9405418, (1994), 3 hp; with 10” x 50” T-Slot Worktable; Machinist Vise; and Acu-Rite Model Master-MP X-, Y-, and Z-Axis Digital Readout

		(1) Tarnow Model TUJ50M 24” x 108” Engine Lathe, S/N 2515; with 12” 3-Jaw Chuck; Tailstock; and Tool Post

		(1) Parker Model Parkrimp 1 Hose Crimper

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	DoAll Model C-916S 12” x 36” Horizontal Band Saw, S/N 50394463, (1994)

		(1)	King Model KC-30FC 11” Throat Pedestal Drill, S/N 721858, (1994)

		(1)	General 7-1/2” Throat Bench Drill

		(1)	Lot of Miscellaneous Maintenance Equipment, To Include: Shelving; Miscellaneous Racking; Bench Grinders; Small Belt and Disc Sander; Toolroom Chests; Worktables; etc.

		Total Maintenance:		$25,000
		Lab

232	1-	Lot of Laboratory Equipment, To Include:		$25,000

		(1)	Ishida Model MTX-30 Digital Counting Scale

		(1)	Hitachi HPLC System; with Hitachi Organizer; Hitachi Model L-2400 UV Detector; Hitachi Model L-2300 Column Oven; and Hitachi Model L-2130 Pump

		(1)	Fisher Scientific Model Isotemp Incubator

		(2)	Boekel Model 13200 Incubators

		(1)	Secure Pak Model SST Seal Tester

		(1)	Secure Pak Torque Tester, S/N D-3967

		(1)	Metrohm Model 757KFD Titrino Titrator; with Metrohm Model 732 Ti Stand; and Panasonic Model DPU-414 Thermal Printer

		(1)	Bellingham & Stanley Model RFM340 Refractometer

		(1)	Mettler Toledo Model DL25 Titrator

		(1)	Mettler Toledo Model RE50 Refractometer

		(1)	Mettler Toledo Model MA235 pH/Ion Analyzer

		(1)	Hach Model DR-2000 Spectrophotometer

		(1)	Hach Model DR-2800 Spectrophotometer

		Total Lab:		$25,000

		Plant Utilities

233	1-	Gardner-Denver Model ECOSOA Rotary Screw Air Compressor, S/N M24260, (1987), 150 hp; Skid Mounted		$2,500

234	1-	Gardner-Denver Model ESKAF Rotary Screw Air Compressor, S/N W16514; 100 psig Maximum Operating Pressure; with Sound Enclosure		2,000

235	1-	Mycom Model N6WB Ammonia Compressor, S/N 630420, 100 hp; Skid Mounted		2,500

236	1-	Frick Model RWFII 134 H Ammonia Compressor, S/N F0383ZFMNLIGA03, (2005); with York Model V1A PGF-46 Variable-Speed Drive, S/N GNR-065; and York Tank, S/N NB152791, (2005), 400 psi @ 250°F		25,000

237	1-	Mycom Model N8A Ammonia Compressor, S/N 11732, 75 hp; Skid Mounted		2,500

238	1-	Mycom Model 8A Ammonia Compressor, S/N 8A1022, 75 hp; Skid Mounted, 4-Stage		2,500

239	1-	Mycom Model 8A Ammonia Compressor, S/N 8A1575, 75 hp; Skid Mounted, 4-Stage		2,500

240	1-	Vilter Ammonia Compressor; Estimated 75 hp; Skid Mounted, 4-Stage		5,000

241	1-	Cimco Model F2611-5 Ammonia Carbon Steel Tank, S/N 10133, (1980); 250 psig @ 300°F, Horizontal		1,000

242	2-	Cimco Model F-2612-5 Ammonia Carbon Steel Tanks, S/N 12083; and S/N 10132		2,000
		Each Value: $1,000

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
243	1-	Ultra-Air Model UA201-800E Air Dryer, S/N U-44628, (2005); 100°F Maximum Inlet Air Temperature, 230-psig Maximum Inlet Air Pressure	2,000

244	1-	Domnick Hunter Model Cirrus Air Dryer; Elevated	1,500

245	1-	Manufacturer Unknown Model AASLG-75100 Rotary Screw Air Compressor, S/N GG75A288143, 125 hp; 10,384 Hours Indicated, Skid Mounted	3,500

246	1-	Lot of Water Treatment Equipment, To Include:	115,000

		(1) Gardner-Denver Model ESD99E Rotary Screw Air Compressor, S/N S194190; Estimated 125 hp, Skid Mounted; with Pneumatech Model AD-325 Air Dryer; and Air Receiving Tank

		(1) Estimated 9,000-Gallon Carbon Steel Tank; Estimated 10’W x 15’H; Foundation Mounted, Round Top, Flat Bottom

		(1) Osmonics Model SS24011 12,000-GPH Reverse Osmosis System, S/N 40515744; 95% Rejection Rate; with (2) RO Skids, Each with (6) CodeLine Pressure Vessels, and (2) Osmonics Model HX0740-3.0V-216-A Coupling System; Storage Tanks; and Brock Solutions Pump Drive

		(2) Ellett Industries 19,056-Gallon T304SS Stainless Steel Tanks, S/N 18355A; and S/N 18355B; 12’H x 72”D

		(1) Estimated 15,000-Gallon Carbon Steel Tank; 96”D x Estimated 12’H

		(6) Potter & Rayfield Model 84 IN. Filter Carbon Steel Purifiers, S/N 2994; and S/N (5) Unknown; with (4) 84” x 72” Carbon Steel Tanks; and (2) 72” x Estimated 168” Carbon Steel Tanks

		(2) Bollmann-Filter Model 707922 Estimated 10,000-Gallon Carbon Steel Tanks; 15,000 Gallons/Hour Flow Rate, 24” x 72”D, Elevated

		(1) 1,400-Gallon Lime Carbon Steel Tank; 72”D x 6-1/2’H, Skid Mounted

		(5) Pall 18,000-Gallon/Hour Polishing Filters

		(1) Trojan Model UV-01AM15 1.34-Gallon/Hour Cleaning System, S/N 191096-01

		(1) Schmidt Model Sigma X29MPL Heat Exchanger; Skid Mounted; with Pumps; and On/Off Control

		(2) Waukesha Cherry Burrell Model 2065 14,700-Gallon/Hour Booster Pumps, S/N 14150; and S/N 250396

247	1-	Lochinvar 3,200,000-Btu Natural Gas Fired Boiler; Model and S/N Unknown	2,500

248	1-	RBI Model HW4000 4,000,000-Btu Natural Gas Fired Boiler, S/N 010537519	5,000

249	1-	RBI Model 33HW4000NE2ACSS 4,000,000-Btu Natural Gas Fired Boiler, S/N 10330923	5,000

250	1-	RBI Model HB2000 2,000,000-Btu Natural Gas Fired Boiler, S/N 050642457	2,500

251	1-	RBI Model 3200E-2-NG 3,200,000-Btu Natural Gas Fired Boiler, S/N 12977618	2,500

252	1-	RBI Model 33HW4000NR2SSSS 4,000,000-Btu Natural Gas Fired Boiler, S/N 070124417	5,000

253	1-	American Sigma Model 1880 Water Sampler, S/N EL2926553	500

		Total Plant Utilities:	$192,500

		Throughout Plant

254	84-	96”L x 40”W x 18’H Pallet Racks; 2/3/4-Tier	$5,460
		Each Value: $65

255	28-	48”L x 48”W x 25’H Pallet Racks; 3-Deep, 2-Tier	1,820
		Each Value: $65

256	33-	96”L x 54”W x 25’H Pallet Racks; 3-Tier	2,145
		Each Value: $65

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
257	28-	108”L x 42”W x 10’H Pallet Racks; 2-Tier	1,820
		Each Value: $65

		Total Throughout Plant:	$11,245

		Rolling Stock

258	1-	Tennant Model 355 LP Gas Rider-Type Floor Sweeper, S/N A830222	$3,000

259	1-	American-Lincoln Model 7760 LP Gas Rider-Type Floor Sweeper	5,000

260	1-	JLG Model CM-2033 750-Lb. Scissor Lift;	3,500

		Total Rolling Stock:	$11,500

	Total Appraised Orderly Liquidation Value - Cott Corporation [***]		$3,047,960

Cott Corporation

[***]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

Orderly Liquidation Value
Effective Date: December 4, 2008
Production	$1,590,000
Batch Mixing	69,750
Plant Utilities	90,500
Laboratory	17,000
Throughout Plant	46,690
Rolling Stock	63,400

Total Appraised Orderly Liquidation Value - US Dollars Cott Corporation [***]	$1,877,340

Appraisal

Cott Corporation

[***]

Desktop Appraisal

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
Production

261	1-	Sidel Blow Molding Line, To Include:		$375,000

		(1)	Ensign 52”W Dumper

		(1)	Sidel Model XMRP Elevator, S/N 5821, (1998); 80”W x Estimated 12’H; with 72” x 60” Feed Hopper; and Inclined Elevator

		(1)	AEC Model NXGW-10 Chiller, S/N 98F0282; 30°F Minimum Temperature, 65°F Maximum Temperature; with 10 hp Process Pump; and 0.5 hp Recirculation Pump

		(1)	AEC Model TDW1NXQ Warmer, S/N 98F5263, (1998); 12 kW

		(1)	Sidel Model SBO 10/14 ROUE Blow Molding Machine, S/N 672, (1998); 10,000 - 12,000 Bottles/Hour, 10-Mold, 310 kW, 470 Amps, 400 Volts

		(1)	4” x Estimated 18’L Interlocking Plastic Belt Conveyor

		(1)	Videojet Model Excel/170i Ink Jet Coder, S/N I95K03043

		(1)	Estimated 12’H Bottle Elevator; with Parts Grabbing Conveyor, Inclined

		(1)	Rapid Model 1018-K 10” x 18” Granulator, S/N 3001285, (1997)

		(1)	Estimated 250’L Air Powered Conveyor; Overhead; with Various Blowers; and Drive Motors

		(1)	Crown Simplimatic Model 40-P-C Palletizer, S/N S0319-698-653; with 35”W Plastic Interlocking Belt-Type Flow Through Conveyor; Vacuum-Type Sheet Takeoff; Automatic Pallet Infeed, Estimated 12-High; and QuickPanel PLC Control

		(1)	Signode Model MCDBCU Strapping Machine, S/N 955; with Push-Button Control

		(1)	Muller Model 606 Octopus Stretch Wrap Machine, S/N B4980698; with Chain-Driven Pallet Conveyor; Power Roller Outfeed Conveyor; and Push-Button Control

262	1-	2-Liter Bottle Line, To Include:		675,000

		(1)	Crown Simplimatic Model BDA-3200 Depalletizer, S/N 1777-10651, (1994); with Estimated 16”W x 18’L Plastic Mesh Belt-Type Exit Conveyor; Vacuum Type Sheet Takeoff; and Push-Button Control

		(1)	23”-29” x Estimated 30’L Interlocking Plastic Belt Conveyor

		(1)	Estimated 175’L Air Powered Conveyor; Overhead

		(1)	Videojet Model Excel/170i Ink Jet Coder, S/N I94E16020

		(1)	Krones Model 2400-055-137 Variojet 60-Station Rinser, S/N 560-017, (1993); (Part Of Monoblock System)

		(1)	Krones Model VK-PET 099/SV 90-Valve Filler, S/N 139-606, (1993); (Part Of Monoblock System)

		(1)	Alcoa Model L-22A-4-18 18-Head Capper, (1993); with Shared Parker Model CPC Control; (Part Of Monoblock System)

		(2)	4” x Estimated 30’L Interlocking Plastic Belt Conveyors

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(2)	AMF Model BWA 626 Single-Deck Bottle Warmers, S/N 13580; and S/N 13579, (2001); Each with 25” x Estimated 12’L Interlocking Plastic Belt Infeed and Outfeed Conveyors, 3-Belt; 84” x 25’L Interlocking Plastic Belt Conveyor; and 45” x Estimated 18’L Interlocking Plastic Belt Secondary Infeed Conveyor

		(2)	Trio Pack 16” x Estimated 18’L Interlocking Plastic Belt Conveyors

		(2)	Krones Model Contiroll 20-Station Wraparound Labelers, S/N 745-093; and S/N 745-031, (1993); with (2) Unwind Stands; Glue Pot; Glue Applicator; Krones Model Stratec Label Check; and Allen-Bradley Control

		(6)	6” x Estimated 20’L Interlocking Plastic Belt Conveyors

		(1)	Sentry 8’W x Estimated 18’L Accumulation Table; Plastic Belt Type

		(2)	15” x Estimated 10’L Interlocking Plastic Belt Conveyors; with 90° Infeed Section

		(1)	Convay Systems Model HPS 2500 LH-BEH Case Washer, S/N 84-0136, (1984); with Water Heater; Wash Tank; Rinse Tank; and Shur-Sensor TC Computerized Controller

		(1)	Hartness Tray Packer, S/N 26038; with 10”W x Estimated 10’L Plastic Interlocking Belt Type Flow Through Conveyor; Gravity Outfeed; Estimated 10” x 15’L Plastic Interlocking Belt Type Tray Conveyor; and Start/Stop Control

		(1)	Hytrol 10”W x Estimated 45’L Power Roller Conveyor; with Inclined Section

		(1)	SMI Model APET243V Overwrapper; (Owned by Danone)

		(1)	Douglas Wrapping Machine, S/N M-4640, (2001); with 4-Belt Infeed Conveyor; Automatic Tray Infeed; Chain-Type Product Push Through Conveyor; Glue Applicator; 2-Sided 2-Belt Push Through Conveyor; Power Outfeed Conveyor; and Control

		(1)	Douglas Model 4641 Shrink Wrap Machine, (2001); with 26” x 8’L Heat Tunnel; and Hytrol Power Roll Outfeed Conveyor

		(2)	24” x Estimated 75’L Interlocking Plastic Belt Conveyors; Each with Roller Guides

		(1)	PAI Palletizer, S/N 14217; Estimated 12-High; with Estimated 55”W Flow Through Conveyor; Pallet Counter; Transfer Conveyor; and Push-Button Control

		(1)	Muller Model Octopus 606 Stretch Wrap Machine, S/N A0710594; with Chain-Driven Power Infeed Conveyor; and Push-Button Control

263	1-	Can Line, To Include:		500,000

		(1)	Crown Simplimatic Depalletizer; with Estimated 60” Plastic Interlocking Belt Type Flow Through Conveyor; Automatic Pallet Stacking; and Push-Button Control

		(1)	Sentry 20”W x Estimated 15’L Conveyor; Overhead

		(1)	2”W x Estimated 150’L Overhead Conveyor

		(1)	Crown Simplimatic Model Century 72-Valve Filler, S/N AJD CN73 PPCS 0108; with Stealth PLC Control

		(1)	Angelus Model 121L Can Seamer, S/N 12548594, (1993)

		(5)	4”W x Estimated 15’L Interlocking Plastic Belt Conveyors

		(1)	Convay Systems Model CWA-511-B 6’W x Estimated 15’L Can Warmer, S/N 94-03-0550; with 15”W x Estimated 12’L Plastic Interlocking Belt Type Infeed and Outfeed Conveyor

		(1)	Sentry 15”W x Estimated 15’L Interlocking Plastic Belt Conveyor

		(1)	Sentry 15” x Estimated 18’L Interlocking Plastic Belt Conveyor

		(1)	Sentry 80”W x Estimated 18’L Accumulation Table; Plastic Belt Type

		(1)	Sentry 10”W x Estimated 20’L Conveyor; with 90° Turn Section; and Can Inverter

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
		(1) Sentry 4”W to 12”W x Estimated 45’L Conveyor; with Secondary Can Washer; 90° Turn Section; Overhead Blower; 12”W x 10’L Interlocking Plastic Belt Conveyor; 90° Turn Section; and Drive Motor

		(1) Filtec Model FT-50 Fill Level Monitor, S/N 13265

		(1) Kayat Case Packer, S/N TP-50A-155-96, (1996); with Estimated 75’L Interlocking Plastic Belt Infeed Conveyor; Nordson Model 2302 Hot Melt Glue Applicator; Electro Cam Model 5000 Series Programmable Limit Switch; and Allen-Bradley Push-Button Control

		(1) Intermec Model 4440 Labeler; with (3) Unwind Stands

		(1) Mead Model 1225 Case Packer, S/N 140, (1996); with Estimated 50’L Interlocking Plastic Belt Infeed Conveyor; and Nordson Hot Melt Glue Applicator; (Supplier Owned)

		(1) Arpac Model 60-28W Shrink Wrap Machine, S/N 2468, (1994); with Arpac Model 60-281 Heat Shrink Tunnel, S/N 2468, 30”W x 12’L; Sentry Plastic Interlocking Plastic Belt Exit Conveyor, 24”W x 45’L; and 180° Turn Section

		(1) Hytrol 18”W x Estimated 200’L Overhead Power Roll/Power Belt Conveyor

		(1) PAI Palletizer, S/N 6300-82; Estimated 12-High; with Estimated 55”W Flow Through Conveyor; Pallet Counter; Transfer Conveyor; and Push-Button Control

		(1) Muller Model Octopus 606 Stretch Wrap Machine, S/N A9310596; with Chain-Driven Pallet Conveyor; and Push-Button Control

264	2-	Falco Estimated 20,000-Gallon Stainless Steel Tanks, S/N 3369 N2; and S/N 3369 N1; Estimated 11’D x 30’H; 304SS, 10-Gauge Head, 12-Gauge Shell
		Each Value: $20,000	40,000

		Total Production:	$1,590,000

		Batch Mixing

265	1-	Estimated 2,800-Gallon Stainless Steel Tank; Elevated, Welded Steel Construction	$2,500

266	2-	Ambec Blenders, S/N N0005-11/93/260; and S/N N0003-11/93/400, (1993); Each with Estimated 750-Gallon Insulated Stainless Steel Pressure Vessel; Various Drive Motors; Various Circulation Pumps; Deaeration Tank, Estimated 250 Gallon; Flowmeters; and Control	50,000
		Each Value: $25,000

267	5-	Estimated 1,000-Gallon Stainless Steel Tanks; Skid Mounted; Each with Pumps; Motors; and Process Piping	5,000
		Each Value: $1,000

268	2-	Estimated 5,000-Gallon Stainless Steel Tanks; Elevated	10,000
		Each Value: $5,000

269	1-	AGC Engineering Model AR56-F 20” x 60” Heat Exchanger, S/N 06221, (2006); with 15 hp Motor; and Tank; (Owned By Danone)	—

270	5-	150-Gallon Stainless Steel Tanks; 30”D x 4’H	1,250
		Each Value: $250

271	1-	550-Gallon Stainless Steel Tank; 52”D x 60”H; with Lightnin Agitator; and Mettler Model ID1 Plus Scale, S/N 2002954	1,000

272	1-	550-Gallon Stainless Steel Tank; 52”D x 60”H; with Lightnin Agitator; (Owned By Danone)	—

		Total Batch Mixing:	$69,750

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
		Plant Utilities

273	2-	Mycom Model N6WB Ammonia Compressors, S/N 630616; and S/N 630617; Estimated 100 hp Each Value: $2,500	$5,000

274	2-	Mycom Model N6A Ammonia Compressors, S/N 20024; and S/N 1076A, 75 hp Each Value: $2,500	5,000

275	1-	Chil-Con Products Model FA14192-400 Chiller, S/N 09400612-1, (1994); with (2) 18”W x Estimated 125”L Shell and Tube Heat Exchangers, Insulated	3,500

276	1-	Chil-Con Products Model FA12166-400 Chiller, S/N 0940061J-1, (1994); with 18”W x Estimated 10’L Shell and Tube Heat Exchanger; and 17”W x Estimated 11’L Shell and Tube Heat Exchanger; Insulated	3,500

277	1-	Water Treatment System, To Include:	15,000

		(2) Bollmann-Filter 2,200-Gallon Sand Filter Carbon Steel Tanks, (1994)

		(2) 1,000-Gallon Ion Exchangers

		(2) Bollmann-Filter 1,000-Gallon Fiberglass Tanks, (1994); 10’D x 22’H, Insulated

		(1) Bollmann-Filter 12,000-Gallon Carbon Steel Tank, (1994); 10’D x 20’H

		(2) Bollmann-Filter 2,000-Gallon Carbon Steel Tanks, (1994)

		(1) Schmidt 20” x 40” Heat Exchanger, S/N PA64266, (1994); with Sielmann Stainless Steel Tank, (1994)

		(2) Ruud Model RSS120C 115-Gallon Water Heaters, S/N 1295G03706; and S/N 1296E00272; 160 psi

		(1) Teledyne Laars Model VW3050IN11EECCE 3,050,000-Btu/Hour Natural Gas Fired Boiler, S/N C96B01236

278	1-	Belliss & Morcom Model WH28H3N Reciprocating Air Compressor, S/N 895/4; 65.1mm Stroke, 750 rpm, 1,680 Cubic Meters/Hour, 3-Stage; with Air Receiving Tank	30,000

279	1-	AEC Model FG-2004 Estimated 500-Gallon Carbon Steel Tank, S/N 98E0800, (1998); 48”W x 48” L x 48”H	No Value

280	1-	Gardner-Denver Model EBM99F13 Rotary Screw Air Compressor, S/N S007525, (1998), 75 hp; Skid Mounted	4,000

281	1-	Gardner-Denver Model EBM0LE Rotary Screw Air Compressor, S/N U50881, (1998), 75 hp	4,000

282	1-	Gardner-Denver Model EAP0MC Rotary Screw Air Compressor, S/N N04651, (1993), 100 hp; Skid Mounted	5,000

283	1-	Kohler Model 100RZ92 Generator, S/N 352150; 60-Hz, 1,800 rpm	7,500

284	1-	RBI 4,000,000-Btu/Hour Natural Gas Fired Boiler, S/N 030123249	5,000

285	1-	Laars Model PNCV2000NACL2BXX 1,999,920-Btu/Hour Water Heater, S/N C04F04277, (2004)	3,000

		Total Plant Utilities:	$90,500

		Laboratory

286	1-	Lot of Laboratory Equipment, To Include:	$17,000

		(1) Market Forge Model Sterilmatic Autoclave

		(1) VWR Model AS12 Autoclave

		(1) Fisher Scientific Model Isotemp 205 Water Bath

		(1) Hitachi HPLC System; with Hitachi Organizer; Hitachi Model L-2400 UV Detector; Hitachi Model L-2300 Column Oven; and Hitachi Model L-2130 Pump

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value

		(1) Mettler Toledo Model Viper MBSM12 Digital Scale

		(1) Mettler Toledo Model DL53 Titrator

		(1) Metrohm Model 691 pH Meter

		(1) Bellingham & Stanley Model RFM340 Refractometer

		Total Laboratory:	$17,000

		Throughout Plant

287	122-	96”L x 42”W x 25’H Pallet Racks; 3-Tier	$7,930
		Each Value: $65

288	10-	144”L x 42”W x 25’H Pallet Racks; 5-Tier	650
		Each Value: $65

289	94-	72”L x 52”W x 25’H 4-Deep Pallet Racks; 3-Tier	6,110
		Each Value: $65

290	1-	30” x 60” Vertical Baler; Manufacturer; Model; and S/N Unknown; (Owned By Supplier)	—

291	1-	Cousins Stretch Wrap Machine; 48” x 48”	1,500

292	1-	Muller Model 701 Stretch Wrap Machine, S/N 88500891; 60”D	1,500

293	1-	Muller Model 2203 Stretch Wrap Machine, S/N B2570497; 48” x 48”	1,500

294	1-	Lot of Factory and Support Equipment, To Include: Milling Machine; Band Saw; Lathe; Scrap Chopper; Miscellaneous Racking; Shelving; Work Tables; Miscellaneous Conveyors; etc.	7,500

295	1-	Lot of Office Furniture and Business Machines; To Include: Desks; Chairs; Credenzas; Lateral File Cabinets; Conference Tables; Vertical File Cabinets; Partitions; Work Stations; etc.	20,000

		Total Throughout Plant:	$46,690

		Rolling Stock

296	1-	Tennant Model 7400 LP Gas Rider-Type Floor Sweeper, S/N 7400-3090	$5,000

297	1-	Tennant Model 7100 Electric Rider-Type Floor Sweeper	4,500

298	2-	Yale Model MPE060LCN24T2748 6,000-Lb. Electric Walkies, S/N A803N06443T; and S/N A803N06444T; Each with Battery Charger	2,400
		Each Value: $1,200

299	1-	Lansing Bagnall Model FOER920TL Estimated 4,000-Lb. Electric Lift Truck, S/N 77040979	3,000

300	5-	Hyster Model E50XL-33 5,000-Lb. Electric Lift Trucks, S/N C108V22020R; S/N C108V22057R; S/N C108V22019R; S/N C108V22005R; and S/N C108V22021R, (1994); 3-Stage Mast, Solid Tire; Each with Side Shift	17,500
		Each Value: $3,500

301	4-	Clark Model ECS25 5,000-Lb. Electric Lift Trucks, S/N E357-0367-8971FB; S/N E357-0426-8971; S/N E357-0427-8971; and S/N E357-0367-8972FB, (1993); 188” Lift Height, 3-Stage Mast, Solid Tire; Each with Side Shift	14,000
		Each Value: $3,500

302	2-	Hyster Electric Lift Trucks, S/N F108V04159S; and S/N F108V04160S, (1995)	7,000
		Each Value: $3,500

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
303	2-	Hyster Electric Lift Trucks, S/N E108V13468X; and S/N E108V13467X, (2000)
		Each Value: $5,000	10,000

		Total Rolling Stock:	$63,400
		Total Appraised Orderly Liquidation Value - Cott Corporation [***]	$1,877,340

Cott Corporation

[***]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

Orderly Liquidation Value
Effective Date: December 4, 2008
Bottling	$2,317,500
Warehouse	29,500
Plant Utilities	63,500
Yard	176,500
Throughout Plant	104,500

Total Appraised Orderly Liquidation Value - US Dollars Cott Corporation [***]	$2,691,500

Appraisal

Cott Corporation

[***]

Desktop Appraisal

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
Bottling

304	1-	Lot of Syrup Room Equipment, To Include:		$92,500

		(2)	27,000-Liter Stainless Steel Tanks, Asset #1; and Asset #2, (1982); Each with Top Mounted Electric Mixer; and Associated Pumps; Piping; etc.

		(1)	4,500-Liter Stainless Steel Tank, Asset #3, (1982); with Top-Mounted Electric Mixer; and Associated Pumps; Piping; etc.

		(2)	6,000-Liter Stainless Steel Tanks, Asset #4; and Asset #5, (1982); Each with Top-Mounted Electric Mixer; and Associated Pumps; Piping; etc.

		(1)	6,500-Liter Stainless Steel Tank, Asset #6, (1982); with Top-Mounted Electric Mixer; and Associated Pumps; Piping; etc.

		(1)	5,000-Liter Stainless Steel Tank, Asset #7, (1982); with Top-Mounted Mixer; and Associated Pumps; Piping; etc.

		(1)	5,700-Liter Stainless Steel Tank, Asset #8, (1982); with Top-Mounted Mixer; and Associated Pumps; Piping; etc.

		(2)	21,000-Liter Stainless Steel Tanks, Asset #9; and Asset #10, (1982); Each with Top-Mounted Electric Mixer; and Associated Pumps; Piping; etc.

		(2)	1,000-Liter Utility Stainless Steel Tanks, Asset #1; and Asset #2; Each with Top-Mounted Electric Mixer; Citric Acid Meters; and Associated Pumps; Piping; etc.

		(2)	1,500-Liter Utility Stainless Steel Tanks, Asset #3; and Asset #4; Each with Top-Mounted Electric Mixer; Citric Acid Meters; and Associated Pumps; Piping; etc.

		(2)	Marco Model Datamaster Batch Scales

		(1)	PSI Projects CIP System, (1986); with (3) 1,000-Gallon Capacity Process Tanks; (2) Alpha Laval Heat Exchangers; and Associated Pumps; Piping; PLC Controls; etc.

		(2)	1,000-Liter Stainless Steel Tanks; Each with Associated Pumps; Piping; etc.

		(1)	5,000-Liter Stainless Steel Tank; with Top-Mounted Electric Mixer; Pumps; Piping; etc.

		(1)	Centrifugal Mixer; with Stainless Steel Hopper; Pumps; Piping; Controller; etc.

		(1)	Dalmec Model PMC 50-kg Bag Lifter, S/N 0528355, (2005); with Vacuum Pump; and Control

		(1)	Central Bottling International PLC Control System, S/N 2846/004, (2006); with Associated Touch Screen Interfaces

		(1)	Lot of Miscellaneous Equipment, To Include: Stainless Steel Mezzanine; Mass Flowmeters; Tank Level Indicators; Sink; Table; Scale; Pump; Motor; Piping; etc.

305	1-	Bottling Line #4; 1-Liter, 2-Liter, and 3-Liter Bottle Capacity, Both Round and Square, 12,000 Bottles/Hour, To Include:		350,000

		(1)	Officine Model Depa 1 Depalletizer, S/N S/1024, (1994); with Chain-Type Loading Conveyor; Safety Enclosure; Estimated 48”W x 5’L Interlocking Metal Belt Conveyor; and PLC Control

		(1)	Fava Artemio Model PB577/4P Unscrambler, S/N 622, (1999); Estimated 10’D, Stainless Steel; with Loading Hopper; (2) Loading Conveyors; and PLC Control

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	HSM Model VL45 26” x 18” Plastic Vertical Baler, S/N 270168155U, (2006)

		(1)	Estimated 6”W x 65’L Air Powered Conveyor; with (2) Top-Mounted Blowers

		(1)	Estimated 4”W x 100’L Interlocking Plastic Belt Conveyor; with (4) 90° Turn Sections; S-Type Turn Section; and Estimated 8” x 12’ Diverter

		(1)	AVE Model Vega 45 45-Valve Rotary Volumetric Filler, S/N 08289, (1989); Stainless Steel; with Bottle Rinse Station; and Siemens PLC Control

		(1)	Zalkin Model CA8/360NG 8-Head Capper, S/N 24239, (2006); with Air Powered Cap Feed Hopper; Spiral Feeder; and PLC Control

		(1)	Zalkin Model CA6GR 6-Head Capper, S/N 22557, (1990); with Stainless Steel Feed Hopper; Inclined Conveyor; Spiral Feeder; and Push-Button Control; (Not In Service)

		(1)	Estimated 4”W x 190’L Stainless Steel Interlocking Metal Belt Conveyor; with S-Type Turn Section; (4) 90° Turn Sections; and Estimated 24”W x 10’L Lane Diverter

		(1)	Krones Model Canmatic 12-Station Wraparound Labeler; (Estimated 1980s); with Nordson Hot Melt Glue Applicator; Glue Pot; Label Feeder; and Push-Button Control

		(1)	Linx Model 6800 Ink Jet Coder

		(1)	Alfa-Laval Model M10-MFMC Pasteurizer, S/N 30100-22580, (1989); with Alfa-Laval Model M10-MFMC Heat Exchanger, S/N 30100-22580, 10-Bar Maximum Pressure, 100°C Maximum Temperature; Estimated 500-Liter Capacity Stainless Steel Tank; APV UV Lamp; Control Panel, with Chart Recorder; and Associated Piping; Valve; etc.
		(1)	Euro Sistemi Case Packer; (Estimated 2000); with Automatic Sorter; Estimated 24”W x 36’L Interlocking Plastic Belt Conveyor; Lane Diverter; Cart Board Loading Station; Overwrapper; Estimated 36”W x 12”H Heat Shrink Tunnel; and PLC Control

		(2)	Zebra Model ZM600 Label Printers

		(1)	Estimated 18”W x 40’L Power Roller Conveyor; with 90° Turn Section; and Estimated 36”W x 10’ Lane Diverter

		(1)	Estimated 36”W x 12’L Inclined Power Belt Conveyor

		(1)	Estimated 13”W x 10’L Power Roller Conveyor

		(1)	Estimated 13”W x 4’L Power Belt Conveyor

		(1)	Logopak Model 906 II B90 Pressure Sensitive Labeler, S/N 204 0072, (2004); with Interlocking Plastic Belt Conveyor

		(1)	Estimated 13”W x 5’L Power Roller Conveyor

		(1)	Estimated 13”W x 20’L Inclined Power Belt Conveyor

		(1)	Estimated 13”W x 15’L Power Roller Conveyor; with Estimated 13”W x 10’L 180° Interlocking Plastic Belt Conveyor Section

		(1)	Estimated 13”W x 5’L Power Belt Conveyor

		(1)	Estimated 13”W x 12’L 180-Degree Interlocking Plastic Belt Conveyor

		(1)	Ocme Model Orion V Palletizer, S/N 1/170/96, (1996); with Automatic Pallet Loader; Power Roller Infeed Conveyor; Pneumatic Cardboard Placer; Power Roller Exit Conveyor; Safety Enclosure; and PLC Control

		(1)	Mancon Model 2000 Orbital-Type Stretch Wrap Machine, S/N P1486; with Estimated 48”W x 30’L Power Roller Conveyor; Safety Enclosure; and PLC Control

		(1)	Estimated 4”W x 130’L Interlocking Plastic Belt Conveyor; with (6) 90° Turn Sections; Estimated 12”W x 48”L Lane Diverter; and Estimated 24”W x 20’L Lane Diverter

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Berchi Model Modular PR-L Tray Palletizer, S/N 0317BF1763, (1992); with Automatic Pallet Feeder; Pneumatic Cardboard Placer; Pneumatic Bottle Loading Station; Chain-Type Exit Conveyor; Safety Enclosure; and PLC Control

		(1)	ITW Mima Model Octopus 1600B Orbital-Type Stretch Wrap Machine, S/N 312812-001, (2001); with Estimated 48”W x 30’L Power Roller Conveyor; Chain-Type Offload Conveyor; Safety Enclosure; and PLC Control

		(1)	Lot of Associated Mezzanine; Pumps; Piping; etc.

306	1-	Canning Line #1; 330mL @ 78,000 Cans/Hour, 440mL @ 78,000 Cans/Hour, To Include:		550,000

		(1)	Ocme Model 2D180/M Depalletizer, S/N 1/208/90, (1991); with 3-Strand Infeed Chain Conveyor; Cardboard Feeding Stack; Pallet Loading Station; and Top-Mounted Takeoff Conveyor, Estimated 72”W x 57’L

		(1)	Kensal 30”W x Estimated 65’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	16”W x Estimated 100’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections; and Electric Motor Drives

		(1)	16”W x 7’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 110’L Interlocking Plastic Belt Conveyor

		(2)	16”W x 50’L Interlocking Plastic Belt Conveyors

		(1)	16”W x 65’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 35’L Interlocking Plastic Belt Conveyor

		(1)	Legendre 3-Lane Rinser; Gravity Feed, Estimated 25’L, Inclined

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor; with Overhead Lane Divider

		(1)	Crown Simplimatic 100-Valve Filler; (Estimated 1960s); Stainless Steel; with Stainless Steel Enclosure

		(1)	Angelus Model 120L 12-Position Can Seamer, S/N 7428969, (1969); with FSI Can Top Feeder; (50) Can Holding Positions; and Drive Motor

		(1)	Jetmix Mixer, S/N M016-01/98-300, (1998); 33,000 Liters/Hour; with Siemens Model Simatic OP37 CNC Control

		(1)	Plough Pasteurizer, S/N 598, (2003); 5,700 Liters/Hour; with Siemens Model Simatic PLC Control

		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor; with Overhead Can Washing Positions; and Can Turn Position

		(3)	Mapex Model FLG Fill Level Monitors; Each with Inspection Stand

		(1)	16”W x 35’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 7’L Interlocking Plastic Belt Conveyor

		(1)	6”W x 25’L Interlocking Plastic Belt Conveyor

		(1)	Vortex Model B Flatbed Pasteurizer, S/N 1430R/DD/1549, (1949); 5-Zone; with 6”W x Estimated 20’L Entry Infeed Interlocking Plastic Belt Conveyor; and 12”W x 20’L Exit Interlocking Plastic Belt Conveyor

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(2)	6”W x 30’L Interlocking Plastic Belt Conveyors

		(1)	16”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor; with Diverter Position

		(1)	3”W x 100’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections; and Diverter Position

		(2)	16”W x 10’L Interlocking Plastic Belt Conveyors

		(1)	16”W x 30’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	42”W x 10’L Interlocking Plastic Belt Accumulation Table

		(2)	3”W x 20’L Interlocking Plastic Belt Conveyors; Each with Can Turnover Position

		(2)	Mapex Model FLG Fill Level Monitors; Each with (2) Sensing Positions

		(2)	Linx Model 6800 Ink Jet Coders

		(1)	24”W x 20’L Interlocking Plastic Belt Conveyor

		(4)	24”W x 25’L Interlocking Plastic Belt Conveyors

		(1)	32”W x 35’L Interlocking Plastic Belt Conveyor

		(1)	32”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	Zambelli Model LFT120 Case Packer, S/N 1514, (2000); with Overhead Lane Divider, 9-Position; Overhead Stretch Wrap Position; and Telemecanique Model Magelis PLC Control

		(1)	Zambelli Model M2LS Shrink Tunnel, S/N 1546, (2000); 20” x 30” Parts Opening; with 32” Wire Mesh Conveyor; and (2) Overhead Cooling Fans

		(1)	32”W x 5’L Interlocking Plastic Belt Conveyor

		(1)	Zambelli 32”W x 20’L Roller Belt Conveyor

		(1)	32”W x 20’L Interlocking Plastic Belt Conveyor; with 90° Turn Section; and Electric Motor Drive

		(1)	32”W x 10’L Roller Belt Conveyor; with Electric Motor Drive

		(1)	32”W x 15’L Interlocking Plastic Belt Conveyor; with 90° Turn Section; and Electric Motor Drive

		(1)	32”W x 15’L Roller Belt Conveyor

		(1)	32”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 10’L Interlocking Plastic Belt Conveyor

		(2)	32”W x 25’L Interlocking Plastic Belt Conveyors

		(1)	32”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	Diverter Table; 42”W x 5’L

		(1)	Kisters 32”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	Kisters Model 197-80 80-Box/Minute Case Packer; (Estimated 1980s); with Convac PLC Control; and Nordson Hot Melt Glue Applicator

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Zevia Model ST/11-600 Shrink Tunnel, S/N 7471, (1991); 18” x 24” Parts Opening; with Roller Belt Flow Through Conveyor

		(1)	20”W x 20’L Power Roller Conveyor

		(1)	20”W x 7’L Power Belt Conveyor

		(1)	24”W x 15’L Power Roller Conveyor; with 180° Turn Section

		(1)	24”W x 25’L Power Roller Conveyor

		(1)	24”W x 5’L Power Belt Conveyor

		(1)	12”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	12”W x 30’L Power Roller Conveyor

		(1)	12”W x 5’L Power Belt Conveyor

		(1)	12”W x 20’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	12”W x 7’L Power Roller Conveyor

		(1)	12”W x 25’L Inclined Power Belt Conveyor

		(1)	12”W x 350’L Power Roller Conveyor

		(2)	12”W x 5’L Inclined Power Belt Conveyors

		(2)	Logopak Model Tandem Controller Pressure Sensitive Labelers, S/N 2040323; and S/N Unknown, (2004)

		(1)	12”W x 20’L Inclined Power Belt Conveyor

		(1)	12”W x 10’L Power Roller Conveyor; with 90° Turn Section

		(1)	16”W x 72”L Diverter Table; with Plastic Diverting Slats

		(3)	12”W x 20’L Power Roller Conveyors

		(3)	12”W x 10’L Interlocking Plastic Belt Conveyors; Each with Automatic Stop

		(1)	Ocme Model 21P118/M3 Palletizer, S/N 1/207/90, (1990); with Entry Roller Conveyor; Automatic Turn Position; Siemens Model Simatic PLC Control; Automatic Loading Area; and 5-Strand Outfeed Chain Conveyor, Estimated 48”W x 15’L

		(1)	ITW Mima Model Octopus 1600B Orbital-Type Stretch Wrap Machine, S/N 997956-001, (1999); with 3-Strand Infeed Chain Conveyor; and 48” x 5’ Power Roller Conveyor

307	1-	Canning Line #2; 150 mL @ 45,000 Cans/Hour, 250mL @ 45,000 Cans/Hour, 330mL @ 45,000 Cans/Hour, To Include:		875,000

		(1)	Wortley Depalletizer, S/N 2066, (1970); with Pallet Loading Position; 2-Strand Infeed Chain Conveyor; 2-Strand Takeoff Chain Conveyor; Accumulation Table, 44”W x 10’L; and Control

		(1)	16”W x 35’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(2)	16”W x 65’L Interlocking Plastic Belt Conveyors

		(1)	48” x 5’ Diverter Table

		(1)	16”W x 115’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 65’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 45’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 15’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	4-Lane Rinser; Estimated 25’L, Gravity Feed

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Crown Simplimatic 72-Valve Filler; (Estimated 1960s); Stainless Steel; with Stainless Steel Enclosure

		(1)	Central Bottling International Mixer, S/N 2832/004, (2006); 24,000 Liters/Hour; with APB Heat Exchanger; and Estimated 250-Liter Stainless Steel Storage Tank

		(1)	Angelus Model 120L 12-Position Seamer, (1969); with Manual Infeed Chutes; and VBS PLC Control

		(1)	3”W x 25’L Interlocking Plastic Belt Conveyor; with 3-Can Transfer Positions

		(1)	3”W x 15’L Interlocking Plastic Belt Conveyor; with 3-Can Transfer Positions

		(1)	6”W x 25’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections; and Diverter Table, Estimated 20”W x 5’L

		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	6”W x 50’L Interlocking Plastic Belt Conveyor

		(1)	6”W x 25’L Interlocking Plastic Belt Conveyor; with 45° Turn Section; 90° Turn Section; and Diverter Table

		(1)	6”W x 15’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	12”W x 15’L Interlocking Plastic Belt Conveyor

		(2)	10”W x 15’L Interlocking Plastic Belt Conveyors

		(2)	3”W x 10’L Interlocking Plastic Belt Conveyors; Each with 90° Turn Section

		(2)	Mapex Model FLG Fill Level Monitors; Each with Sensing Stand

		(2)	Linx Model 6800 Ink Jet Coders; Each with Print Head

		(2)	3”W x 25’L Interlocking Plastic Belt Conveyors; Each with 4-Can Turnover Stations

		(2)	3”W x 20’L Interlocking Plastic Belt Conveyors

		(1)	42”W x 10’L Interlocking Plastic Belt Conveyor

		(2)	16”W x 25’L Interlocking Plastic Belt Conveyors

		(1)	16”W x 5’L Interlocking Plastic Belt Conveyor

		(1)	60”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	Cluster Pack Model 751 6-Pack Case Packer, S/N 2315, (1987); with Overhead Case Erection Position; Hot Melt Glue Applicator; and 32”W x 15’L Exit Roller Conveyor

		(1)	18”W x 15’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	18”W x 20’L Roller Belt Conveyor

		(1)	18”W x 5’L Power Belt Conveyor

		(1)	18”W x 15’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	8”W x 15’L Roller Belt Conveyor

		(1)	18”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 10’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	40”W x 5’L Interlocking Plastic Belt Diverter

		(1)	20”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	Zambelli Model LFT60-W Case Packer, S/N 1350, (1996); with 24”W x 10’L Interlocking Plastic Belt Infeed Conveyor; 2-Strand Chain Conveyor, 16”W x 10’L; and Overhead Stretch Wrapping Station

		(1)	Zambelli Model M2/L Shrink Tunnel, S/N 1350, (1996); 10” x 26” Parts Opening; with 28”W Wire Mesh Conveyor

		(1)	20”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 7’L Roller Conveyor; with 45° Turn Section

		(1)	20”W x 5’L Power Roller Conveyor

		(1)	20”W x 7’L Roller Conveyor; with 45° Turn Section

		(1)	Legendre 20”W x 5’L Power Belt Conveyor

		(1)	20”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	Logopak Model 90611 B90 Pressure Sensitive Labeler, S/N 2030274, (2003)

		(1)	20” x 10’ Power Roller Conveyor

		(1)	60”W x 70”L Diverter; with Plastic Lane Changing Slats

		(2)	20” x 15’ Power Roller Conveyors

		(2)	20”W x 10’L Interlocking Plastic Belt Conveyors

		(1)	Ocme Model 11/P115/N/S/F2 Palletizer, S/N 109694; with Pallet Loading Position; Infeed Roller Conveyor; Stacking Unit; Pick and Place Arm; and 48” x 15’ Power Roller Conveyor

		(1)	Newtec Model 1800 Orbital-Type Stretch Wrap Machine, (1985)
308	1-	Bottling Line #3; 1-Liter, 2-Liter, and 3-Liter Bottling Capacity, 12,000 Bottles/Hour, To Include:		450,000

		(1)	Lita Model TRP Depalletizer, S/N 2207, (1999); with 3-Strand Chain Infeed Conveyor, 43”W x 15’L; Overhead Cardboard Pick and Place Arm, Pneumatic; Pallet Takeoff Position, with 48”W x 15’L Take-Up Roller Conveyor; 2-Strand Chain Conveyor; and Dump Chute

		(1)	28”W x 25’L Inclined Drag Conveyor

		(1)	28”W x 25’L Drag Conveyor

		(1)	28”W x 25’L Inclined Drag Conveyor

		(1)	28”W x 25’L Drag Conveyor

		(1)	28”W x 25’L Drag Conveyor; with Dump Chute

		(1)	28”W x 25’L Inclined Drag Conveyor; with Dump Chute

		(1)	Procomac Model Topstar Bottle Unscrambler, S/N P2731

		(1)	Estimated 6”W x 35’L Air Powered Conveyor; with (2) Top-Mounted Blowers

		(1)	Dawson/Hills 18 Position Rinser, S/N M24703

		(1)	Stork Model VR32/8 32-Valve Filler; Stainless Steel

		(1)	Zalkin 8-Head Capper, (1992)

		(1)	3”W x 50’L Interlocking Plastic Belt Conveyor

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	6”W x 50’L Interlocking Plastic Belt Conveyor
		(1)	Dawson/Hills 36-Position Rinser, S/N M24793
		(1)	Stork 48-Valve Filler; Stainless Steel
		(1)	Zalkin 8-Head Capper, (1992)
		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor
		(1)	CPS 20,000-Liter/Hour Pasteurizer, (2005); with Siemens Model Simatic PLC Control; and Associated Heat Exchanger
		(1)	Diverter; Estimated 12”W x 4’L
		(1)	Arol Model Euro/PP 8-Head Capper, S/N 8813, (2004); with Overhead Cap Feeder
		(1)	3”W x 15’L Interlocking Plastic Belt Conveyor
		(1)	3”W x 200’L Interlocking Plastic Belt Conveyor; with (2) 180° Turn Sections
		(1)	Krones Model Canmatic 12-Station Wraparound Labeler, S/N 073B83; with Hot Melt Glue Applicator; Label Placement Position; and PLC Controls
		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor
		(1)	Linx Model 6800 Ink Jet Coder
		(1)	28”W x 5’L Diverter
		(1)	16”W x 10’L Interlocking Plastic Belt Conveyor
		(1)	16”W x 35’L Interlocking Plastic Belt Conveyor; with 180° Turn Section
		(1)	28”W x 5’L Diverter
		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor
		(1)	Zambelli Model LFT 40/V Case Packer, S/N 1450, (1999); with PLC Control; Overhead Stretch Wrapper Station; and 30”W x 5’L Interlocking Plastic Belt Conveyor
		(1)	Zambelli Model M/L Shrink Tunnel, S/N 1450, (1999); 14” x 20” Parts Opening; with 24” Wire Mesh Belt Conveyor; and (2) Overhead Cooling Fans
		(1)	24”W x 10’L Interlocking Plastic Belt Conveyor
		(1)	Logopak Model 90611890 Pressure Sensitive Labeler, S/N 2030273, (2003)
		(1)	24”W x 10’L Power Roller Conveyor; with Electric Motor Drive
		(1)	24”W x 35’L Inclined Power Belt Conveyor
		(1)	30”W x 7’L Roller Conveyor; with 45° Turn Section
		(1)	24”W x 10’L Inclined Power Belt Conveyor
		(1)	30”W x 7’L Roller Conveyor; with 45° Turn Section
		(1)	24”W x Estimated 150’L Power Roller Conveyor
		(1)	30”W x 7’L Roller Conveyor; with 45° Turn Section
		(1)	3-Level Carousel; Estimated 75 Linear Feet
		(1)	24”W x 75’L Power Roller Conveyor
		(1)	Estimated 24”W x 8’L Interlocking Plastic Belt Conveyor
		(1)	Estimated 24”W x 36”L Power Belt Conveyor
		(1)	Estimated 36”W x 15’L Interlocking Plastic Belt Conveyor
		(1)	Central Bottling International Model KP233/1/A Palletizer, S/N 2701/009, (2004); with Automatic Pallet Loader; Estimated 48”W x 20’L Power Roller Conveyor; Pneumatic Cardboard Loader; Safety Enclosure; and Blackstar Engineering PLC Control
		(1)	Robopac Model Helix Orbital-Type Stretch Wrap Machine, S/N 033020018, (1990); with Estimated 48”W x 45’L Power Roller Conveyor, with (2) Rotary Turn Tables; Safety Enclosure; and PLC Control
		(1)	Lot of Associated Mezzanine; Pumps; Piping; etc.

		Total Bottling:		$2,317,500

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
		Warehouse
309	1-	Packaging Machinery Model FP135S Stretch Wrap Machine, S/N 8410	$3,000
310	1-	Lot of Pallet Racking, To Include:

		(223) 89”W x 44”D x 20’H Pallet Racks; Adjustable, 2- to 3-Tier

		(37) 89”W x 44”D x 20’H Pallet Racks; Adjustable, 4- to 5-Tier

		(7) 144”W x 44”D x 20’H Pallet Racks; Adjustable, 2-Tier	25,000

311	1-	5,000-Lb. Platform Scale; with 48” x 48” Platform; and Setra Super Count High Resolution Counting Scale	1,500

		Total Warehouse:	$29,500

		Plant Utilities
312	1-	Satec 1,000-Liter/Shift Water Treatment System, S/N A1736; (Estimated 1980s); (Upgraded In 2007); To Include:

		(1) 3,000-Liter Galvanized Steel Raw Water Storage Tank; with Rubber Lining

		(1) 150,000-Liter Galvanized Steel Semi-Treated Water Storage Tank; with Rubber Lining

		(1) BAC Model V1-50-3 Cooling Tower, S/N 72-4347H, (1972); (Not In Service)

		(2) BAC Model VX1-50-2X Cooling Towers, S/N 92-4100C; and S/N 92-4108C, (1992); (Not In Service)

		(5) Satec Carbon Filters

		(4) Satec Dealkalizers

		(1) Satec Carbon Filter

		(4) Ametek Polisher Filters

		(1) Willand UV Water Treatment Lamp

		(3) Willand UV Water Treatment Lamps

		(1) Forbes 4,000-Liter Plastic Hydrochloric Acid Storage Tank

		(1) 90,000-Liter Carbon Steel Effluent Tank; with 4,000-Liter Dosing Tank

		(1) 10,000-Liter Fiberglass Salt Tank

		(1) Lot of Associated Pumps; Piping; Motors; Flow Regulators; Valves; etc.	$45,000

313	1-	Plant Compressed Air System, To Include:	15,000

		(1) Atlas Copco Model GA408 8-Bar Rotary Screw Air Compressor, S/N ARP.726849; (Estimated 1980s)

		(1) Atlas Copco Model GA30 10-Bar Rotary Screw Air Compressor, S/N ARP.715489, (1989)

		(1) Atlas Copco Model GA55 7.5-Bar Rotary Screw Air Compressor, S/N AII.455203, (1995)

		(2) Vertical Air Receiving Tanks

		(1) Hiross Model PGN180 Compressed Air Dryer, S/N 2926090002, (2005)

		(1) Atlas Copco Model GA37 10-Bar Rotary Screw Air Compressor, S/N AII.318817, (1995)

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
314	1-	ACS Cooling Tower		3,500

		Total Plant Utilities:		$63,500

Yard
315	1-	Lot of Tanks, To Include:		$162,000
		(2)	26,200-Liter Glucose Stainless Steel Tanks, (1998); Each with Associated Pumps; and Heater, 100°C Maximum Temperature
		(2)	26,200-Liter Grape Juice Stainless Steel Tanks; Cone Bottom Type; Each with Associated Pumps
		(2)	26,200-Liter Glucose Stainless Steel Tanks; Cone Bottom Type; Each with Associated Pumps; and Heaters
		(2)	30,000-Liter Glucose Stainless Steel Tanks; Cone Bottom Type; Each with Associated Pumps; and Heaters
		(2)	34,000-Liter Fiberglass Tanks; Each with Associated Pumps
		(1)	40,000-Liter Sugar Dissolver Stainless Steel Tank; with Associated Mixer; and Aluminum Jacket
		(1)	43,000-Liter Sugar Stainless Steel Tank; Cone Bottom Type; with Associated Pumps
		(1)	100,000-Liter Citric Acid Stainless Steel Tank; Cone Bottom Type; with Jacket; and Associated Pumps
		(2)	100,000-Liter Spring Water Stainless Steel Tanks; Cone Bottom Type; with Jacket; and Associated Pumps
		(2)	65,000-Liter Stainless Steel Tanks; Cone Bottom Type; Each with Associated Pumps; and Piping; (Not In Service)
316	1-	Pakawaste Model ExtractPak Can Crusher, S/N 5999PWT1007, (2007); with Pakawaste Bucket Loader, S/N 6000PWT1007; Waste Hopper; Hydraulic Power Unit; Safety Enclosure; and Control		12,000

317	1-	Manufacturer Unknown 30” x 60” Vertical Baler		2,500

		Total Yard:		$176,500

Throughout Plant

318	1-	Lot of QC Laboratory Equipment, To Include:		$55,000

		(1)	Corning Model 965 Carbon Dioxide Analyzer

		(1)	AND Model HA-200A Balance

		(1)	DR Lange Model LASA 50 Photometer

		(3)	Mettler Toledo Model DL50 Titrators

		(2)	Hanna Model 211 pH Meters

		(2)	Bellingham & Stanley Model RFM 342 Refractometers

		(1)	Millipore Model Elix 3 Water Distiller

		(1)	Hach Model LT 200 Photometer

		(1)	Paar Model DMA48 Density Meter

		(2)	Carbo Model QC Carbon Analyzers

		(1)	Branson Model 2510 Ultrasonic Water Bath; with Lauda Model Econoline 3 Temperature Controller

		(1)	Transgenomic Model 3500 HPLC System; with Pump; Sampler; Oven; Detector; Interface; and Computer Control

		(1)	Younglin Model Acme 9000 RI Detector, (2007); with Vacuum Degasser; and Mixer

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Avery Balance

		(3)	Bellingham & Stanley Model RFM 742 Refractometers

		(1)	Lot of Laboratory Support Equipment, To Include: Worktable; Glassware; Digital Thermometers; Portable Testers; etc.

319	1-	Lot of Maintenance Equipment, To Include:		12,000

		(1)	Slingsby 25-Ton H-Frame Press

		(1)	Colchester Model Master 2500 14” x 40” Geared-Head Engine Lathe

		(1)	Beaver Model VBRP Vertical Milling Machine, S/N 7165/2; with 10” x 52” T-Slot Table; and Machinist Vise

		(1)	Ajax Model AJPD25 20” Pedestal Drill, S/N 15912

		(1)	Sureweld Model 165 165-Amp Tig Welder; with Portable Cart

		(1)	DeWalt Model DW871L 14” Abrasive Cut-Off Saw

		(1)	Murex Model Transtig 200 200-Amp Tig Welder; with Portable Cart

		(2)	Linx Model 6800 Coders

320	1-	Lot of Kitchen Equipment, To Include: Stoves; Deep Fryers; Dish Washers; Coolers; Serving Station; Sink; Warmer; Cooking Utensils; etc.		5,000

321	1-	Lot of Factory and Support Equipment, To Include: Worktables; Parts Bins; Hand Tools; Fume Extractors; Torch Carts; Double-End Grinders; Portable Carts; Bench Drills; etc.		12,500

322	1-	Lot of Office Furniture and Business Machines, To Include: Desks; Chairs; File Cabinets; Conference Room Furniture; etc.		20,000

		Total Throughout Plant:		$104,500

	Total Appraised Orderly Liquidation Value - Cott Corporation [***]			$2,691,500

Cott Corporation

[***]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

Orderly Liquidation Value
Effective Date: December 4, 2008
Bottling	$8,754,675
Warehouse	130,000
Laboratory	92,500
Maintenance	25,000
Yard	137,500
Plant Utilities	624,500
Throughout Plant	67,850

Total Appraised Orderly Liquidation Value - US Dollars Cott Corporation [***]	$9,832,025

Appraisal

Cott Corporation

[***]

Desktop Appraisal

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
Bottling
323	1-	Bottling Line #2C, (2005); 250mL @ 18,000 Bottles/Hour, 330mL @ 18,000 Bottles/Hour, 400mL @ 18,000 Bottles/Hour, 500mL @ 18,000 Bottles/Hour, and 750mL @ 12,000 Bottles/Hour, To Include:		$2,450,000
		(1)	Sidel Model SBO 10 Universal Blow Molding Machine, S/N 11043, (2006); 18,000 Bottles/Hour, 10-Mold; with Feed Hopper, with Self Dumping Loader; (2) Inclined Feed Conveyors; Hitema Model ECA.061/CP.P.PI.SID Chiller, S/N S03N52754, (2006); and PLC Control
		(1)	Simonazzi Estimated 6”W x 285’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (13) Blowers; and PLC Control
		(1)	Arol Model M8931 Cap Feeder, S/N M9318-482C, (2005); Stainless Steel; with Loading Hopper; and Estimated 20’ Inclined Conveyor
		(1)	Arol Model MECC Cap Feeder, S/N 10322, (2007); with Feed Hoppers; and Estimated 20’ Inclined Conveyor
		(1)	Simonazzi Model Stilltronic 40-10K 40-Valve Volumetric Filler, S/N RAT 010, (2005); with Simonazzi Model 80-P113W; 10-Head Capper, S/N LGH200, with (3) Bowl Feeders; Elwatt Model E01 Air Conditioner, S/N 04112A, with Johnson Controls Regulator; and Siemens Model Simatic Panel PLC Control
		(1)	Estimated 3-1/2”W x 75’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections
		(1)	Simonazzi Model MR/GST 4K-IGBT 4-kW Induction Sealer, S/N 585/C.2721/04, (2005)
		(1)	Heuft Model Spectrum TX Fill Level Monitor, S/N 2RG018441, (2005)
		(1)	Inverter; with Conveyor; and Stainless Steel Frame
		(1)	Corema Model JA/C-75EE Chiller, S/N 30349, (2005)
		(1)	Custom Built Wash Station; with Air Dry Off
		(1)	Krones Model Canmatic 720-12 12-Station Wraparound Labeler, S/N K073-S33, (2005); Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection Station, with Automatic Reject Station; and PLC Control
		(1)	Estimated 3-1/2”W x 27’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections
		(1)	Simonazzi Model Starblend Plus Mixer, S/N SAE 171, (2005); 9,000 Liters/Hour; with Maselli Model UN-22 Diet Analyzer; Estimated 3,000-Gallon Capacity Finish Product Storage Tank; DMT Model Burdomat IIK Dosier; Siemens Model Simatic PLC Control; Associated Filters; and Pumps
		(1)	Reda Model Past. 4500-900L Pasteurizer, S/N 2830, (2005); with CIP System; and Siemens Model Simatic PLC Control
		(1)	Estimated 16”W x 12’L Diverter Interlocking Plastic Belt Conveyor
		(2)	Estimated 14”W x 20’L Diverter Interlocking Plastic Belt Conveyors
		(1)	Estimated 14”W x 30’L Interlocking Plastic Belt Conveyor; with 90° Turn Section
		(1)	Estimated 20”W x 20’L Interlocking Plastic Belt Conveyor; with 90° Turn Section
		(1)	Zambelli Model LFT 40 Case Packer, S/N 4355, (2004); with Estimated 20”W x 20’L Interlocking Plastic Belt Conveyor, with Lane Diverter; Overwrap Station; 27”W x 11”H Heat Shrink Tunnel, with Pass Through Conveyor; and Control

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Estimated 24”W x 14’L 90-Degree Power Belt Conveyor
		(1)	Estimated 21”W x 15’L Power Roller Conveyor; with Lane Diverter
		(2)	Linx Model 6800 Ink Jet Coders, S/N BQ804; and S/N Unknown, (2004); with Shared Power Roller Conveyor
		(1)	Estimated 23”W x 10’L Interlocking Plastic Belt Conveyor
		(1)	Estimated 13”W x 30’L Interlocking Plastic Belt Conveyor; with 90° Turn Section
		(1)	Zambelli Model LFT 25/V Compact Case Packer, S/N 4330, (2004); with Estimated 20”W x 15’L Interlocking Plastic Belt Conveyor, with Lane Diverter; Overwrap Station; Nordson Hot Melt Glue Applicator; 27”W x 11”H Shrink Tunnel; and Control
		(1)	16”W x 35’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections
		(1)	Estimated 20”W x 20’L Power Roller Conveyor
		(1)	20”W x 20’L Interlocking Plastic Belt Conveyor
		(1)	Logopak Model 906IIF Pressure Sensitive Labeler, S/N 2050047, (2005)
		(1)	Estimated 12”W x 30’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections
		(1)	Estimated 12”W x 140’L Power Belt Conveyor; with (3) 90° Turn Sections; and (2) Inclined Sections
		(1)	Simonazzi Model Kombi Palletizer, S/N IBP6.33, (2004); with 41”W x 30’L Power Roller Conveyor; Pallet Loading Station; Pneumatic Cardboard Pick and Place Station; Laser Guide System; and PLC Control
		(1)	Robopac Model Helix HS30 Orbital-Type Stretch Wrap Machine, S/N 4004100413, (2005); with 41”W x 25’L Power Roller Conveyor
		(1)	48”W x 15’L Chain-Type Pallet Offload Conveyor
		(1)	Markem Model Cimpak 300 Pressure Sensitive Labeler, S/N 00C3A693, (2000)
		(1)	Simonazzi Model Sweep-Off A/Z Depalletizer, S/N I0G123-2077, (2004); with Pneumatic Cardboard Placer; Pallet Offload Station; Interlocking Plastic Belt Lane Diverter; and PLC Control
		(1)	Estimated 6”W x 55’L Air Powered Conveyor; with (2) Blowers
		(1)	Lot of Associated Mezzanine; Pumps; Motors; etc.
324	1-	Bottling Line #2A, (1986); 2 Liters @ 10,000 Bottles/Hour Capacity, To Include:		350,000
		(1)	Simonazzi Estimated 6”W x 300’L Air Powered Conveyor; with (10) Top-Mounted Blowers
		(1)	Procomac Model Gripstar 24-Station Rinser, S/N P2190, (1991); with Interlocking Plastic Belt Conveyor; Orientator; and Control
		(1)	Simonazzi Estimated 6”W x 24’L Air Powered Conveyor; with (2) Top-Mounted Blowers
		(1)	O & H Model Hansa 120-Valve Volumetric Filler, (1971); Stainless Steel, 16,000 Bottles/Hour Capacity; with Arol 20-Head Capper, with Cap Feeder; Interlocking Plastic Belt Exit Conveyor; and Push-Button Control
		(1)	Wilhelm Hormes Stainless Steel Mixer, S/N 854/86, (1986); 6.5-Bar Maximum Pressure, 3,406 Liter Capacity; with (3) Stainless Steel Mixing Tanks; Associated Filters; Pumps; and Motors
		(1)	Estimated 16”W x 45’L Interlocking Plastic Belt Conveyor
		(1)	3-1/2”W x 30’L Interlocking Plastic Belt Conveyor; with 36”W x 15’L Diverter
		(1)	Krones Model Canmatic 730-10 Wraparound Labeler, (1986); Stainless Steel, 16,000 Bottles/Hour Capacity; with Glue Station; Label Feeder; Bottle Orientator; Interlocking Plastic Belt Infeed and Exit Conveyors; and Control
		(1)	Estimated 16”W x 25’L Interlocking Plastic Belt Conveyor
		(1)	Estimated 16”W x 8’L Interlocking Plastic Belt Conveyor
		(1)	Estimated 16”W x 10’L Interlocking Plastic Belt Conveyor
		(1)	Estimated 15”W x 35’L Interlocking Plastic Belt Conveyor
		(1)	Zambelli Model LFT 50 Case Packer, (1986); with Estimated 20”W x 10’L Interlocking Plastic Belt Conveyor, with Lane Diverter; Overwrap Station; 26”W x 12”H Shrink Tunnel; and Control

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Logopak Model 906IIF400 Pressure Sensitive Labeler, S/N 2030182, (2003); with Interlocking Plastic Belt Conveyor; and (2) 90° Power Belt Conveyors
		(1)	BPE Estimated 20”W x 25’L Interlocking Plastic Belt Conveyor
		(1)	Twinpak Model MDEL Handle Applicator, S/N 189-95, (1995); with Interlocking Plastic Belt Conveyor; and Control
		(1)	Estimated 12”W x 20’L Interlocking Plastic Belt Conveyor; with 90° Turn Section
		(1)	Steinle Model Unipal Palletizer, S/N 1614210, (1987); with Infeed Conveyor; Stacker; Pallet Loader; Pneumatic Cardboard Placer; and Control
		(1)	Haloila Model Octopus 1800S Orbital-Type Stretch Wrap Machine, S/N 955856-001, (1995); with Chain-Type Conveyor; and PLC Control
		(1)	Prestek Model Sympak Pressure Sensitive Labeler
		(1)	Maillis Model PR202 Stretch Wrap Machine
		(1)	Estimated 16”W x 230’L Interlocking Plastic Belt Conveyor; with (4) Lane Diverters; and (5) 90° Turn Sections
		(1)	Berchi Model Genius PP/6 Palletizer, S/N 0504BF3537/00, (2000); with Interlocking Plastic Belt Infeed Conveyor, with (3) Lane Diverters; Pallet Feed Station; Pneumatic Cardboard Placer; Powered Roller Conveyor; Chain-Type Conveyor; and PLC Control
		(1)	Berchi Model Avvolgitrice 8PF/A Orbital Stretch Wrap Machine, S/N 0504BT3538/00, (2000); with Powered Roller Conveyor; Chain-Type Conveyor; and PLC Control
		(1)	Lot of Associated Mezzanine; Pumps; Motors; etc.
325	1-	Lot of Phase II Syrup Room Tanks, To Include:		20,000
		(4)	Wilhelm Hormes 4,000-Liter Stainless Steel Tanks, (1986); Each with Top-Mounted Electric Mixer; and Associated Pumps
		(2)	Kells 5,000-Liter Stainless Steel Tanks, (1995); Each with Lightnin Top-Mounted Electric Mixer
		(1)	2,000-Liter Stainless Steel Tank; with Bottom Mounted Electric Mixer; and Associated Pumps
		(1)	500-Liter Stainless Steel Tank; with Bottom Mounted Electric Mixer; and Associated Pumps
		(1)	Marco 6-kg Batch Scale; Stainless Steel
		(1)	Lot of Associated Batch Controls; Pumps; Motors; and Mezzanine
326	1-	Lot of Phase III Syrup Room Equipment, To Include:		32,500
		(2)	5,500-Liter Stainless Steel Tanks; Each with Top-Mounted Electric Mixer; and Associated Pumps
		(4)	3,000-Gallon Stainless Steel Tanks; Each with Top-Mounted Electric Mixer; and Associated Pumps
		(1)	1,600-Liter Stainless Steel Tank
		(1)	2,000-Liter Stainless Steel Tank; with Top-Mounted Electric Mixer; and Associated Pumps
		(2)	5,000-Liter Stainless Steel Tanks; Each with Top-Mounted Electric Mixer; and Associated Pumps
		(1)	Marco Model Data Master Batch Scale; Stainless Steel
		(1)	Lot of Associated Pumps; Filters; Batch Controllers; Flow Regulators; etc.
327	1-	Lot of Phase IV Syrup Room Equipment, To Include:		95,000
		(10)	3,000-Liter Stainless Steel Tanks; Each with Bottom-Mounted Mixer; Associated Pumps; and Motors
		(1)	PSL CIP System, S/N P0265, (2000); with (3) Stainless Steel Storage Tanks; (2) Alfa Laval Heat Exchangers; Siemens PLC Controls; and Associated Pumps
		(2)	Marco Model Datamaster Batch Scales
		(6)	2,000-Liter Stainless Steel Tanks; Each with Bottom-Mounted Electric Mixer; and Associated Pumps
		(2)	5,500-Liter Stainless Steel Tanks; Each with Top-Mounted Agitator; and Associated Pumps
		(4)	Musk 8,000-Gallon Stainless Steel Tanks, (1994); Each with Bottom-Mounted Electric Mixer; and Associated Pumps

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Rexroth Model Gravimol Maassmol S5/LS2000 Weigh Scale, (1994); with Meyers Flowmeters; and Associated Pumps
		(1)	Estimated 10,000-Liter Stainless Steel Tank, Asset #F9; with Associated Pumps
		(1)	Lot of Associated Flowmeters; Motors; Batch Controllers; etc.
328	1-	Bottling Line #4A, (1994); 250mL @ 36,000 Bottles/Hour, 330mL @ 36,000 Bottles/Hour, 500mL @ 36,000 Bottles/Hour, To Include:		2,250,000
		(1)	Posimat Model 37 Bottle Unscrambler, S/N OC10628, (2003); Posi Switch Type, Stainless Steel, 0.25 Liter, 0.33 Liter, 0.52 Liter Format Types, (39) Bottle Feed Positions; with Estimated 6”W x 20’L Belt Takeoff Conveyor; Lodematic Box Tilter; 18”W x 15’L Inclined Drag Conveyor; and Hitech Control
		(1)	NTS Estimated 6’W x 45’L Air Powered Conveyor, S/N 10035328, (2003); with Top-Mounted Blower
		(1)	NTS Estimated 6”W x 45’L Air Powered Conveyor, S/N 40040356, (2005); with 90° Turn Position; and Top Mounted Blower
		(1)	Lodematic Model TROP19 300-kg Box Tilter, S/N 9823993, Asset #SB024
		(1)	Sidel 210-kg Drag Conveyor; 8”W x 20’L, Inclined; with Dump Hopper
		(1)	Sidel Estimated 6”W x 25’L Air Powered Conveyor
		(1)	Sidel Model SB0 20 U Blow Molding Machine, S/N 6003, (2005); 36,000 Bottles/Hour, 20-Mold
		(1)	NTS Estimated 6”W x 30’L Air Powered Conveyor, S/N 40040356, (2005)
		(1)	NTS Estimated 6”W x 275’L Air Powered Conveyor; with 90° Turn Section; and Top-Mounted Blowers
		(1)	All-Fill 96-Valve Filler, Asset #FIL/505, (1993); Stainless Steel; with Stainless Steel Enclosure; and All-Fill CNC Control
		(1)	All-Fill Mixer, S/N 930088.2, (1993); 25,000 Liters/Hour, Stainless Steel; with (2) 1,330-Liter Horizontal Stainless Steel Holding Tanks; 1,330-Liter Vertical Stainless Steel Holding Tank; Estimated 250-Liter Vertical Stainless Steel Holding Tank; Associated Filters; Metering Pumps; and Control
		(1)	All-Fill Rinser, (1993)
		(1)	Zalkin 18-Head Capper, S/N 4253, (1994); with Andre Model EC Cap Feeder, S/N FC13, (1993)
		(1)	Mapex Model MLG Fill Level Monitor
		(1)	Heuft Model V000272 Fill Level Monitor, (1993)
		(1)	2”W x 15’L Interlocking Plastic Belt Conveyor
		(1)	20”W x 20’L Interlocking Plastic Belt Conveyor
		(1)	42”W x 7’L Diverter-Type Interlocking Plastic Belt Conveyor; with Electric Motor Drive
		(1)	20”W x 15’L Interlocking Plastic Belt Conveyor
		(1)	Diverter-Type Interlocking Plastic Belt Conveyor; with 90° Turn Section; 20” x 5’ Straight Position; Second Diverter Position, 16” x 5’, 90° Turn Section; 42” x 20’L Double Diverter Position; and 2” x 25’ Interlocking Plastic Belt Infeed Conveyor Section
		(1)	Linx Model 6800 Ink Jet Coder
		(1)	Krones Model Canmatic Wraparound Labeler, S/N 073-DK8, (1993); with (20) Labeling Positions; and Krones Model LabelJet Control
		(1)	Estimated 42”W x 50’L Interlocking Plastic Belt Conveyor; with (3) Crossover Positions; (2) 90° Turn Sections; and Motor Drive
		(1)	26-1/2”W x 20’L Interlocking Plastic Belt Conveyor
		(1)	Zambelli Model LFT 60 Case Packer, S/N 4327, (2004); with IPC Model Magelis CNC Control
		(1)	Zambelli Shrink Tunnel; 11” x 28” Parts Opening; with 31”W Flow Through Conveyor Belt; and (2) Overhead Exhaust Positions
		(1)	Zambelli 42”W x Estimated 10’L Interlocking Plastic Belt Conveyor, S/N 1730
		(1)	Zambelli 9”W x 10’L Inclined Interlocking Plastic Belt Conveyor, S/N 1730

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	9”W x Estimated 25’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections; and Lift Gate
		(2)	Linx Model 2LDX 6000 Series Ink Jet Coders
		(1)	15”W x 20’L Interlocking Plastic Belt Conveyor; with 180° Turn Section; and Electric Motor Drive
		(1)	15”W x 20’L Interlocking Plastic Belt Conveyor; with Overhead Divider Position
		(1)	26”W x 20’L Roller Belt Conveyor; with Associated Motor Drive
		(1)	60”W x 25’L Interlocking Roller Top Conveyor; with (2) 90° Turn Positions; Overhead Divider Position; and Associated Motor Drive
		(1)	Estimated 26”W x 35’L Interlocking Plastic Belt Conveyor; with (3) Diverter Positions; (2) 26”W x 5’L Straight Positions; and Associated Motor Drive
		(1)	26”W x 15’L Interlocking Plastic Belt Conveyor; with Overhead Sorting Table; and Electric Motor Drive
		(1)	Zambelli Model LFT30V Case Packer, S/N 1194; with 26” x 5’ Infeed Conveyor; Nordson Hot Melt Glue Applicator; 2-Chain Drag Conveyor; and 24” x 24” Outfeed Belt Conveyor
		(1)	Zambelli Model M1/S Shrink Tunnel, S/N 11; 17” x 29” Parts Opening; with 30” Flow Through Belt Conveyor; (2) Overhead Exhaust Pull-Down Units; and 32” x 5’ Powered Roller Outfeed Conveyor
		(1)	16”W x 20”L Power Belt Conveyor
		(1)	16”W x 10’L Power Belt Conveyor; Inclined; with Electric Motor Drive
		(1)	16” x 30’L Power Belt Conveyor; with 180° Turn Position
		(1)	16”W x 5’L Power Roller Conveyor; with 90° Turn; and Electric Motor Drive
		(1)	16” x 10’ Power Roller Conveyor; Inclined; with Electric Motor Drive
		(1)	Estimated 16”W x 250’L Power Roller Conveyor; with (2) 90° Turn Positions
329	1-	Bottling Line #4B, (1994); 2 Liters @ 26,000 Bottles/Hour, To Include:		1,100,000
		(1)	Lodematic Model WROPL19 300-kg Box Tilter, S/N 9805393, Asset #SBO 10, (1998)
		(1)	Estimated 16”W x 10’L Drag Conveyor; Inclined; with Hopper
		(1)	Anduze Estimated 10’L Conveyor, S/N 5033, (1993)
		(1)	Sidel Model SB0 10/10 Blow Molding Machine, S/N 207, (1993); 18,000 Bottles/Hour, 10-Mold; with Chiller; and Model ES16 Control
		(1)	Estimated 6”W x 135’L Air Powered Conveyor; with (3) Top-Mounted Blowers
		(1)	Lodematic Model TROP19 300-kg Box Tilter, S/N 98271193, Asset #SBO 16
		(1)	Ardi Model XMRP Parts Elevator, S/N 522, (1993)
		(1)	Sidel Model SB016 F0UR Blow Molding Machine, S/N 50, (1993); 28,800 Bottles/Hour, 16-Mold; with Chiller; and Control
		(1)	6”W x Estimated 150’L Air Powered Conveyor; with (3) Top-Mounted Blowers
		(1)	Indexer
		(1)	Estimated 6”W x 300’L Air Powered Conveyor; with (8) Top-Mounted Blowers
		(1)	All-Fill Model ALSIM 140-Valve Filler, Asset #FIL/506, (1993); Stainless Steel, 60,000 Liters/Hour; with Asfill CNC Control
		(1)	All-Fill Rinser
		(1)	Zalkin 20-Head Capper; with Andre Model EC Cap Feeder, S/N 1369, (1993)
		(1)	All-Fill Model Modumix 50 Mixer, Asset #CAR/506; 60,000 Liters/Hour; with (2) 2,240-Liter Capacity Horizontal Stainless Steel Tanks; 2,240-Liter Capacity Stainless Steel Vertical Tank; and PCS Control
		(2)	Amazon Model 622440JB60C1EE Filters, (2005)
		(1)	Heuft Model Spectrum Fill Level Monitor
		(1)	6”W x 30’L Interlocking Plastic Belt Conveyor
		(1)	48”W x Estimated 150’L Interlocking Plastic Belt Conveyor; with (6) Crossover Sections; and Estimated 24” x 10’ Straight Sections

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Krones Model Canmatic Wraparound Labeler, S/N K072-027, Asset #LAB/506, (1994); Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection, with Reject Station; and PLC Control
		(1)	Linx Model 6800 Ink Jet Coder; with Print Head
		(1)	8”W x Estimated 50’L Interlocking Plastic Belt Conveyor; with 90° Turn Section; and Associated Electric Motor Drive
		(1)	42”W x 150’L Interlocking Plastic Belt Conveyor; with 180° Turn Section; (3) 90° Turn Sections; and Associated Motor Drives
		(1)	Zambelli Model LFT60/V Case Packer, S/N 1202; with Dual Overhead Sorting Positions; Overwrapping Position; 24” x 10’ Power Belt Conveyor; and Controls
		(1)	Zambelli Model M2/S Shrink Tunnel, S/N 1205; 19” x 29” Parts Opening; with (2) Overhead Exhaust Blowing Units; and 32”W Pull Through Wire Mesh Conveyor
		(1)	42”W x 5’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive
		(1)	24”W x 15’L Power Roller Conveyor; 180° Angle Type; with Motor Drive
		(1)	12”W x Estimated 20’L Power Belt Conveyor
		(1)	Estimated 12”W x 45’L Power Belt Conveyor
		(1)	Estimated 16”W x 250’L Power Belt Conveyor
		(1)	Estimated 16”W x 0.5’L Power Belt Conveyor; Inclined
		(2)	Logopak Model 906 11 B90 Pressure Sensitive Labelers, S/N 204 0074, (2004); and S/N 204 0073
		(1)	60”W x 3’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive
		(1)	16”W x 5’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive
		(1)	16”W x 3’L Power Roller Conveyor; with Electric Motor Drive
		(1)	60”W x 3’L Power Belt Conveyor; with Electric Motor Drive
		(1)	Kettner Model LV POST30.49 60”W x 72”L Diverter, S/N 93/9018/089, (1993); with Electric Motor Drive
		(1)	60”W x 60”L Power Roller Conveyor
		(1)	60”W x 15’L Roller Belt Conveyor; with (3) Overhead Diverting Lanes
		(1)	60”W x 10’L Roller Belt Conveyor; with (3) Overhead Diverting Lanes
		(1)	Power Belt Conveyor; 3-Position, Each Position 8”W x 7’L; with Electric Motor Drive
		(1)	Kettner Palletizer, S/N 93433014, (1993); with 48”W x 30’L 3-Strand Chain Conveyor
		(1)	Haloila Model OCTO1800S Orbital-Type Stretch Wrap Machine, S/N 5788, (1993)
		(1)	Markem Model Cimpak 300 Pressure Sensitive Labeler, S/N 06C3D4751, (2006)
		(1)	42”W x 10’L 2-Strand Chain Conveyor
		(1)	Kettner Depalletizer; with 48” x 30’ 3-Strand Chain Conveyor
		(1)	2-Strand Chain Conveyor
		(1)	Kettner Palletizer; with Robotic Pick & Place Arms; Estimated 25’ Lift; and 48” x 25’ 3-Strand Chain Conveyor
		(1)	Haloila Model OCT01800S Orbital-Type Stretch Wrap Machine, S/N 5789, (1993)
		(1)	Markem Pressure Sensitive Labeler
		(1)	2-Strand Chain Conveyor
		(1)	Estimated 48”W x 35’L Power Roller Conveyor; with Electric Motor Drives
330	1-	Bottling Line #4D; 2 Liters @ 18,000 Bottles/Hour, To Include:		750,000
		(1)	Lodematic 300-kg Box Tilter
		(1)	Sidel Elevator; Estimated 15’H; with Dump Hopper
		(1)	Sidel Model SB016 FOUR Blow Molding Machine, S/N 46, (1993); 28,800 Bottles/Hour, 16-Mold; with Chiller; and PLC Control
		(1)	Estimated 6”W x 250’L Air Powered Conveyor; with (5) Top-Mounted Blowers
		(1)	Procomac Model M0547/048 48-Position Bottle Rinser, S/N IR.48.123, (1998)

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	All-Fill Model Rotary Fill 48-80-11 80-Valve Filler, S/N 20011, (1998)
		(1)	Arol Model PK10 10-Head Capper, S/N 5667, (1998); with Andre Model EC Cap Feeder, S/N 1368, (1993)
		(1)	4”W x 30’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive
		(1)	Heuft Model Basic Fill Level Monitor
		(1)	Estimated 24”W x 125’L Interlocking Plastic Belt Conveyor; with (5) 42”W Diverter Sections; and Associated Motor Drive
		(1)	Velcorin Dosing System

		(1)	Central Bottling International Model Volumix Mixer, S/N 13912, (2000); 32,000 Liters/Hour; with Associated Metering Pumps
		(1)	Central Bottling International Pasteurizer
		(2)	Estimated 5,000-Gallon Stainless Steel Tanks; Each with Grieves Agitator, Leg Mounted
		(1)	Estimated 4”W x 35’L Interlocking Plastic Belt Conveyor
		(1)	Krones Model Canmatic Wraparound Labeler; Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection, with Automatic Reject Station; and PLC Control
		(1)	4”W x 30’L Interlocking Plastic Belt Conveyor
		(1)	Linx Model 6000 Series Ink Jet Coder
		(1)	Estimated 50’L Interlocking Plastic Belt Conveyor; with 24”W Diverter; 16”W Straightways; (3) Diverter Positions; and Associated Motor Drive
		(1)	12”W x 25’L Interlocking Plastic Belt Conveyor; with (2) 36”W x 5’ Diverter Stations; and Assorted Electric Motor Drives
		(1)	3”W x 10’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive
		(1)	12”W x Estimated 25’L Interlocking Plastic Belt Conveyor; with 36” x 10’L Diverter Position
		(1)	Twinpak Model MFE 130 Packaging Machine, S/N 307S96, (1996)
		(1)	4”W x 7’L Interlocking Plastic Belt Conveyor; with Electric Drive
		(1)	4-1/2”W x Estimated 125’L Interlocking Plastic Belt Conveyor
		(1)	12”W x 12’L Interlocking Plastic Belt Conveyor; with 90° Turn Section
		(1)	40”W x 7’L Diverter-Type Interlocking Plastic Belt Conveyor; with Electric Motor Drive
		(1)	14”W x 20’L Interlocking Plastic Belt Conveyor; with 90° Turn Section; and Diverter Position
		(1)	3”W x 10’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive
		(1)	Twinpak Model MFE130 Packaging Machine, S/N 306-96, (1996)
		(1)	4-1/2”W x Estimated 125’L Interlocking Plastic Belt Conveyor; with Associated Motor Drive
		(1)	Kensol Divider
		(1)	48”W x 25’L Interlocking Plastic Belt Conveyor
		(1)	Kensol Interlocking Plastic Belt Conveyor; with 42”W x 10’L Diverter Section; Estimated 12”W Straight Positions; and 180° Turn Section
		(1)	12”W x Estimated 225’L Interlocking Plastic Belt Conveyor; with (4) 90° Turn Sections; and (3) Diverter Table Sections
		(1)	18”W x Estimated 150’L Interlocking Plastic Belt Conveyor; with Fixed Diverter Positions
		(1)	Estimated 16”W x 75’L Interlocking Plastic Belt Conveyor; with (2) Diverter Positions
		(1)	Berchi Palletizer; with (4) Pick and Place Arms; Pallet Stacking Area; Bottle Unload Position; Tray Unloading and Loading Sections; 48” x 20’ Power Roller Conveyor; and Turnstile, with Roller Conveyor Top
		(1)	ITW Mima Model Octopus 1600 BFTS Orbital Type Stretch Wrap Machine, S/N 304439-001, (2000); with 48” x 20’ Power Roller Conveyor
		(1)	Estimated 48” x 20’ 4-Chain Chain Conveyor
		(1)	Officina Meccanica Sestese Model CS Banding Machine, S/N 14745, (2004)
		(1)	Markem Model Cimpak 300 Pressure Sensitive Labeler

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Officina Freddi Model FCF0V02/0 Case Former, S/N EC950008, (1995)
		(1)	Destacker; with Overarm Pick-Off Position; and 48” x 10’ Power Roller Conveyor
331	1-	Schleicher Model 6S Baler, S/N 606 15 2384 E		1,250
332	1-	Greenville Cleaner		1,500
333	10-	Pallet Racks; 2- and 3-Tier, Adjustable, 8’W x 15’H x 44”D
		Each Value: $75		750

334	1-	Bottling Line #3B, (1990); 1 Liter @ 18,000 Bottles/Hour, 1-1/2 Liters @ 12,000 Bottles/Hour, To Include:		750,000

		(1)	Lodematic Model TROPL019 300-kg Box Tilter, S/N 10035798

		(1)	Sidel Elevator; Estimated 20’H; with Sidel Model XMRP Drag Conveyor, S/N 697, (1996); and Dump Hopper

		(1)	Sidel Model SB016/16 ARMOIRE Blow Molding Machine, S/N 181, (1996); 28,800 Bottles/Hour, 16-Mold; with Controls

		(1)	NTS Estimated 6”W x 250’L Air Powered Conveyor; with (2) Top-Mounted Blowers

		(1)	Simonazzi Model Star Light 64-8 RBC118 64-Valve Filler, (1989)

		(1)	Rinser

		(1)	Zalkin Model CA5 8-Head Capper, (1998)

		(1)	Simonazzi Model Predosix DS5 Mixer, S/N 518, Asset #CAR/504, (1989); 36,000 Liters/Hour

		(1)	Heuft Model Spectrum Fill Level Monitor

		(1)	3”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	16”W x Estimated 100’L Interlocking Plastic Belt Conveyor; with (5) Diverter Positions; Automatic Pick-Off; and Electric Motor Drives

		(1)	Technopak 72”W x 10’L Accumulation Table

		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor

		(1)	Kosme Model 20TS1E1+S1E2 Wraparound Labeler

		(1)	3”W x Estimated 45’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections; and Associated Motor Drives

		(1)	Linx Model 6800 Ink Jet Coder

		(1)	40”W x Estimated 85’L Interlocking Plastic Belt Conveyor; with 180° Turn Section; and (2) Divider Positions

		(1)	Zambelli Model LFT50 Case Packer, S/N 4005; with PLC Control; 24”W x 15’L Infeed Conveyor; Overhead Assorted Aisles; and Overwrapping Position

		(1)	Zambelli Model M3S Shrink Tunnel, S/N 949; 14” x 29” Parts Opening; with 32” Pull Through Chain Conveyor

		(1)	15”W x Estimated 25’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	Logopak Model 906 II B90 Pressure Sensitive Labeler, S/N 204 0320, (2004)

		(1)	15”W x 10’L Roller Belt Conveyor; with Electric Motor Drive

		(1)	15”W x 12’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	15”W x 15’L Roller Belt Conveyor; with Electric Motor Drive

		(1)	24”W x 5’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Counter; with 24”W x 4’L Belt Conveyor

		(1)	Diverter; Rubber Slat, 48”W x 5’L

		(2)	8”W x 20’L Interlocking Plastic Belt Conveyors; Each with 180° Turn Section

		(1)	15”W x 10’L Roller Belt Conveyor

		(2)	15”W x 4’L Belt Conveyors

		(1)	Zecchetti Model PAL300BCE Palletizer; with 48” x 15’ Infeed Conveyor; Pallet Infeed Station; Cardboard Infeed Station; and 3-Lane Chain Conveyor

		(1)	Haloila Model Octopus 1800S Orbital-Type Stretch Wrap Machine, S/N 946315-001, (1994)

		(1)	Markem Model Cimpak 300 Pressure Sensitive Labeler, S/N 06C3D4754, (2006)

335	1-	Greenville Cleaning Center		1,500

336	9-	Pallet Racks; 8’W x 12’H x 42”D, 2-Tier Each Value: $75		675

337	1-	Kontrol Kinetiks Baler		1,500

338	1-	Bottling Line #3A; 330mL @ 18,000 Bottles/Hour, 500mL @ 18,000 Bottles/Hour, 1 Liter @ 18,000 Bottles/Hour, To Include:		950,000

		(1)	Lodematic Box Tilter

		(1)	Sidel Elevator; with 12” x 15’ Inclined Drag Conveyor; Dump Hopper; and Air Conveyor

		(1)	Sidel Model SBO 10/10 Four Blow Molding Machine, S/N 432, (1995); 18,000 Bottles/Hour, 10-Mold; with Sidel PLC Control

		(1)	NTS 6”W x Estimated 50’L Air Powered Conveyor; with 180° Turn Section; and 90° Turn Sections

		(1)	Transfer; 2-Lane to 1-Lane; Air Operated

		(1)	Lodematic Model TROPL019 300-kg Box Tilter, S/N 10024498

		(1)	Anduze Model SB010 Drag Conveyor, S/N XMRP0354, (1991); with Dump Hopper

		(1)	Sidel Model SB0 10/10 Four Blow Molding Machine, S/N 153, (1991); 18,000 Bottles/Hour, 10-Mold; with PLC Control

		(1)	NTS 6”W x 50’ Air Powered Conveyor; with (2) Top-Mounted Blowers

		(1)	NTS Estimated 6”W x 300’L Air Powered Conveyor; with 180° Turn Sections; and (5) Top-Mounted Blowers

		(1)	Central Bottling International Mixer; 36,000 Liters/Hour; with (3) Estimated 2,500-Liter Stainless Steel Tanks; Associated Process Pumps; and Meters

		(1)	Simonazzi Model Star Light 64-8K/K 64-Valve Filler, S/N RBC105, (1987); with Rinser

		(1)	Zalkin Model T3372 8-Head Capper

		(1)	Heuft Model HBBBASIC2 Fill Level Monitor, S/N 950000044, (1995)

		(1)	3”W x 25’L Interlocking Plastic Belt Conveyor

		(1)	18”W x 35’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	20”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 10’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	Transfer Table; with (10) 3”W x 15’L Interlocking Plastic Belt Conveyors

		(1)	3”W x 3’L Interlocking Plastic Belt Conveyor

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Kosme Model 20TS1E1+S1E2 Wraparound Labeler, S/N 3343, (2001)

		(1)	3”W x 20’L Interlocking Plastic Belt Conveyor; with S-Type Section

		(1)	Linx Model 6800 Ink Jet Coder; with Print Head

		(1)	20”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	Transfer Table; Estimated 60”W x 5’L

		(1)	3”W x 10’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	Twinpak Model MFE130 Packaging Machine

		(1)	20”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 35’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(6)	20”W x 25’L Interlocking Plastic Belt Conveyors

		(1)	20”W x 50’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	Doboy Model P2 Conveyor, S/N 850890, (1984)

		(1)	Doboy Model TP 30 Packaging Machine, S/N 85289, (1984)

		(1)	Doboy Model FPE-L1 Case Erector, S/N 851074, (1984)

		(1)	Doboy Model SW84-407 Stretch Wrap Machine, S/N 854011, (1994)

		(1)	Doboy Model ST1-900 Shrink Tunnel, S/N 852484, (1984)

		(1)	20”W x 15’L Interlocking Plastic Belt Conveyor; with 90° Turn Sections; and Electric Motor Drive

		(1)	20”W x Estimated 60’L Power Roller Conveyor; with 290° Turn Sections

		(2)	20”W x 5’L Interlocking Plastic Belt Conveyors; Each with Electric Motor Drive

		(1)	Logopak Model 906 II680 Pressure Sensitive Labeler, S/N 204 0071, (2004)

		(1)	20”W x 10’L Power Roller Conveyor; with 45° Turn Section

		(1)	20”W x 15’L Power Belt Conveyor; with Electric Motor Drive

		(1)	Power Roller Conveyor; 25’L; with 90° Turn Section

		(1)	20”W x 10’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Steinle Palletizer; with Overhead Pick and Place Position; Infeed Conveyors; Pallet Unloading Stands; and Exit Conveyor

		(1)	Robopac Model Helix Orbital-Type Stretch Wrap Machine, S/N 32060081

		(1)	48”W x 15’L Chain Conveyor; 3-Lane

		(1)	48” x 15’L Chain Conveyor; 2-Lane

		(1)	Markem Model Cimpak 300 Pressure Sensitive Labeler, S/N 06C3D4753, (2006)

		Total Bottling:		$8,754,675

Warehouse

339	1-	Pallet Turner; (Estimated 1980s); with Associated Conveyor		$2,500

340	1-	Lot of Pallet Racking, To Include:		2,500

		(27)	Pallet Racks; 9’W x 20’H x 44”D

		(2)	Pallet Racks; 4’W x 20’H x 44”D

		(3)	Pallet Racks; 10’W x 20’H x 44”D

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

341	1-	Automated Warehouse Storage System, To Include:		125,000

		(12)	Transfer Cars

		(9)	BT Side Loading Lifts

		(-)	Racking

		(-)	Conveyors

		Total Warehouse:		$130,000
Laboratory

342	1-	Lot of Bottling Line #2C Laboratory Equipment, To Include:		$5,000

		(1)	Bellingham & Stanley Model RFM340 Refractometer

		(1)	Ohaus Model Explorer Scale

		(1)	Mettler Toledo Model DL50 Titrator, S/N 3131575-05, (2005)

		(1)	Mecmesin Model Orbis Torque Tester

		(2)	Ohaus Model Navigator Scales

		(1)	Lot of Support Equipment, To Include: Water Cooler; Refrigerator; Dispenser; Digital Thermometers; Worktables; etc.

343	1-	Lot of R & D Laboratory Equipment, To Include:		12,000

		(1)	Coventry Manufacturing Co. Model LAC-3015 Counting Scale

		(2)	Ohaus Model Adventurer Pro Balances

		(1)	Mettler Toledo Model DL50 Titrator

		(1)	Mettler Toledo Model DE40 Density Meter

		(1)	Zeiss Microscope

		(1)	Pickstone Lab Oven

		(1)	Silverson Model L4R Mixer

		(1)	VeriVide Model CAC 60 Light Box

		(1)	Camlab Automatic Osmometer

		(1)	Mettler Toledo Model AB204 Balance

		(1)	Ohaus Model Adventurer Balance

		(1)	Millipore Model MSP000873 Water Distiller, S/N F7AM26740

		(1)	Priorclave Autoclave

		(1)	Lot of Miscellaneous Laboratory Equipment, To Include: Hot Plates; Stirrers; Glassware; Test Stands; Microwaves; Worktables; etc.

344	1-	Lot of QA Lab Equipment, To Include:		65,000

		(1)	Hitachi Model L-7400 UV Detector

		(1)	Ohaus Model Scout Pro 200-g Balance

		(3)	Mettler Toledo Model DL50 Titrators

		(1)	Bellingham & Stanley Model RFM340 Refractometer; with Econoline Temperature Controller

		(1)	Inolab pH Meter

		(1)	Mettler Toledo Model AE200 Balance

Item #	Qty.	Effective Date: December 4, 2008			Orderly Liquidation Value
		(1)	Millipore Model Elix 3 Water Distiller

		(1)	Hitachi HPLC System; To Include:

			(1)	Hitachi Organizer

			(1)	Wave Nucleic Acid Fragment Analysis System

			(1)	Hitachi Model L-7250 Programmable Automatic Sampler

			(1)	Hitachi Model L-7100 Pump

			(1)	Compaq Computer Control

		(1)	Transgenomic Model 3500 HPLC System, (2000); To Include:

			(1)	Transgenomic Model Wave Nucleic Acid Fragment Analysis System

			(1)	Transgenomic Programmable Automatic Sampler

			(1)	Transgenomic Pump

			(1)	Younglin Instrument Model Acme 9000 RI Detector

			(1)	Younglin Instrument Model Acme 9000 Vacuum Degasser

			(1)	Dell Computer Control

		(1)	Transgenomic Model 3500 HPLC System; To Include:

			(1)	Transgenomic Model Wave Nucleic Acid Fragment Analysis System

			(1)	Hitachi Model D-7000 Interface

			(1)	Transgenomic Automatic Sampler

			(1)	Transgenomic Automatic Sampler

			(1)	Transgenomic Pump

			(1)	Dell Computer Control

		(2)	Express Industries Portable Autoclaves
		(1)	Lot of Laboratory Support Equipment, To Include: Scales; Stirrers; Hot Plate; Mixers; Glassware; Refrigerators; Worktables; Torque Testers; Carts; Flammable Storage Cabinets; etc.

345	1-	Lot of Area #4 Storage Laboratory Equipment, To Include:			3,500

		(1)	Bellingham & Stanley Model RFM 340 Refractometer

		(1)	Mettler Toledo Model VL50 Titrator

		(1)	Sartorius Model FCS6CCE-S Scale

		(1)	VWR Ultrasonic Cleaner

346	1-	Lot of Line #4D Laboratory Equipment, To Include:			3,500

		(1)	VWR Ultrasonic Cleaner

		(1)	Mettler Model PL4800 Balance

		(1)	Mettler Toledo Model PL50 Titrator

		(1)	Bellingham & Stanley Model RFM 340 Refractometer

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

347	1-	Phase #3 Lab Equipment, To Include:		3,500

		(1)	Mettler Toledo Model DL50 Titrator

		(1)	Bellingham & Stanley Model RFM 340 Refractometer

		(1)	VWR Model E400S Ultrasonic Cleaner

		Total Laboratory:		$92,500

Maintenance

348	1-	Lot of Phase II Maintenance Equipment, To Include:		$10,000

		(1)	SIP Model Triple Weld Arc Welder; with Fume Illuminator; and Welding Table

		(1)	Clarke 15-Ton H-Frame Press

		(1)	Widdowsons 14” x 40” Geared-Head Engine Lathe, S/N 158151

		(1)	AJH 12” Double-End Grinder, 3 hp

		(1)	Pennine Model PD625-64 15” Pedestal Drill, S/N 63841
		(1)	Widmek Model W-50B 26” Pedestal Drill, S/N 161

		(1)	Linx Model 6800 Ink Jet Coder

		(1)	Lot of Miscellaneous Laboratory Equipment, To Include: Hand Tools; Worktables; Double-End Grinders; Flammable Storage Cabinets; Chain Hoists; Shop Lights; Push Carts; etc.

349	1-	Lot of Phase II Maintenance Equipment, To Include:		15,000

		(1)	RJA 12” Double-End Grinder

		(1)	TOS Model SN50B 22” x 60” Geared-Head Engine Lathe, S/N 050150860415; 2” Hole Through Spindle; with Push-Button Control

		(1)	15-Ton H-Frame Press

		(1)	Adcock-Shipley Vertical Milling Machine, 1 hp; with 9” x 42” Power Feed Table; Machinist Vise; and Bridgeport J-Series Milling Head

		(1)	Ajax Model AJPM16 16” Pedestal Drill, S/N 0791

		(1)	Herbert 20” Floor-Type Drill

		(1)	George Fischer Model RA4 Pipe Threader, S/N 320630

		(1)	Clarke Model SB30 34”W x 22”D x 15”H 2-Glove Blast Cabinet, S/N 7640115, (2005)

		(1)	Thermodyne Model 160TE Arc Welder; with Welding Table

		(1)	DeWalt Model DW75 Abrasive Cut-Off Saw, S/N 0343

		(1)	Thermal Dynamics Model Pak Master Plasma Cutter

		(1)	BOC Model Transarc AC450 Arc Welder

		(1)	Esab Model LAG400 Arc Welder; with Esab Wire Feed

		(1)	Nederman Portable Fume Eliminator, S/N 663, (2001)

		(1)	Rapidor 12” Hack Saw

		(1)	Lot of Associated Maintenance Equipment, To Include: Workbenches; Torch Carts; Ladders; Hand Tools; Hand Shears; Shelving; etc.

		Total Maintenance:		$25,000

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value

		Yard

350	2-	50,000-Liter Stainless Steel Tanks; Water Storage, Insulated
		Each Value: $10,000	$20,000

351	1-	30,000-Liter Citric Acid Storage Stainless Steel Tank; with Associated Pumps	15,000

352	1-	30,000-Liter Glucose Stainless Steel Tank; with Water Heaters; and Associated Pumps	15,000

353	2-	60,000-Liter Stainless Steel Tanks; Water Storage Each Value: $15,000	30,000

354	2-	37,500-Liter Sugar Stainless Steel Tanks; Cone Bottom; Each with Associated Pumps
		Each Value: $15,000	30,000

355	1-	37,500-Liter Citric Acid Stainless Steel Tank; with Associated Pumps	15,000

356	1-	Revolution Plastic Bottom Crusher; with Tail Lifts Loader; and PLC Control	5,000

357	2-	14,000-Liter Diesel Carbon Steel Tanks; Double Walled; Each with Enclosure; and Shared Diesel Pump
		Each Value: $2,500	5,000

358	2-	300,000-Liter Affluent Storage Carbon Steel Tanks
		Each Value: $No Value	No Value

359	1-	Hanovia Model PMD200C/1/6N DX Ultraviolet Water Purifier, S/N 040204, (2004)	2,500

		Total Yard:	$137,500

		Plant Utilities

360	1-	Denco Model M5A Refrigerated Air Dryer, S/N UP1900, (1986)	$750

361	13-	Vertical Air Receiving Tanks; Each with Associated Filter Each Value: $250	3,250

362	1-	Domnick Hunter Model Pole Star Compressed Air Dryer	1,500

363	2-	ASC Cooling Towers
		Each Value: $3,500	7,000

364	1-	Atlas Copco Model GA45 Plus 105-psi Rotary Screw Air Compressor, S/N API508016, (2006), 60 hp	10,000

365	1-	Atlas Copco Model ZD2800VSD 42-Bar Rotary Screw Air Compressor, S/N CRP005223, (2006)	50,000

366	1-	Atlas Copco Model ZR315VSDFF 10.40-Bar Rotary Screw Air Compressor, S/N AIF.112318, (2006); with 3,200-Amp Power Distribution Panel; ABB Model SACE E3 3,200-Amp Breaker; and (2) ABB SACE 81 1,600-Amp Breakers	45,000

367	1-	Atlas Copco Model ZD2750 42-Bar Rotary Screw Air Compressor, S/N CRP005908, (2006)	50,000

368	1-	Atlas Copco Model ZR275FF 7.50-Bar Rotary Screw Air Compressor, S/N AIF.118211, (2007)	75,000

369	1-	Atlas Copco Model ZD2750 42-Bar Rotary Screw Air Compressor, S/N CRP5907, (2006)	50,000

370	1-	Atlas Copco Model ZR275FF 7.50-Bar Rotary Screw Air Compressor, S/N AIF.119020, (2007)	75,000

371	1-	Atlas Copco Model GA45 7.5-Bar Rotary Screw Air Compressor, S/N AII.310847, (1993), 45 hp	4,000

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
372	1-	ACS 3-Zone Cooling Tower	3,500

373	2-	ACS 2-Zone Cooling Towers
		Each Value: $2,500	5,000

374	1-	ACS 1-Zone Cooling Tower	1,500

375	1-	Belliss & Morcom Model 129H3N Piston-Type Air Compressor, S/N K1/88614; with 300-kW Motors; and Denco Compressed Air Dryer	15,000

376	1-	Belliss & Morcom Model VH15H3N Piston-Type Air Compressor, S/N 8401; with 160-kW Motor	15,000

377	1-	Hiross Model PHP200 Compressed Air Dryer, S/N 2870100001	1,500

378	1-	Atlas Copco Model GA37 7.5-Bar Rotary Screw Air Compressor, S/N AII.386986, (2004)	10,000

379	1-	Atlas Copco Model GA37 7.5-Bar Rotary Screw Air Compressor, S/N ARP714238, (1988); with Atlas Copco Model FD237 Compressed Air Dryer	1,500

380	1-	ROS Reverse Osmosis Water Treatment System, (1991); with (2) Estimated 5,000-Liter Stainless Steel Water Storage Tanks; (6) 37-kW Pumps; PLC Control; and Associated Pumps; Piping; (3) 22-kW Pumps; etc.; (Not In Service)	25,000

381	1-	Water Filtration System; To Include:	25,000

		(3) Carbon Filters
		(4) Amazon Model 611540AN40C1EE 10 Micron Stainless Steel Filters, (2004)
		(1) Ion Filter
		(1) Lot of Associated Pumps; Motors; Piping; etc.

382	1-	Atlas Copco Model GA110 7.3-Bar Rotary Screw Air Compressor, S/N AIF.084909, (2003)	10,000

383	2-	NEI Natural Gas Fired Package Boilers, S/N 20/9576; and S/N 20/9575, (1994); 10.4-Bar Maximum Pressure, 1,432 kg/Hour Capacity; Each with Associated Blowers; Booster Pumps; Tanks; and Control	15,000
		Each Value: $7,500

384	1-	Miteco Model CONTISOLV 10,000-Liters/Hour Capacity Sugar Dissolution System; To Include:	100,000

		(1) Estimated 2,000-Liter Sugar Dissolution Vessel; with Auger Feed Conveyor
		(1) Miteco Water Heater
		(1) Miteco Clean-In-Place System; with (3) 5,000-Liter Stainless Steel Chemical Storage Tanks
		(1) Hanovim Model WS304BM Ultraviolet Water Treatment Unit, S/N 050719
		(1) Siemens PLC Control
		(1) Lot of Associated Pumps; Piping; Filters; etc.

385	1-	Zeppelin 84-Ton Aluminum Silo, S/N 34080, (2007)	15,000

386	1-	Estimated 30,000-Liter Glucose Stainless Steel Tank; with Associated Pumps; Motors; etc.	10,000

		Total Plant Utilities:	$624,500

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
		Throughout Plant

387	1-	Nilfisk Model BA/510 S Floor Sweeper	$350

388	1-	Lot of Kitchen Equipment, To Include: Williams Walk-In Refrigerator; Univex Mixer; (3) Williams Stainless Steel Refrigerators; (2) 6-Burner Ranges; 2-Station Deep Fryer; Dexion Dishwasher; Farcon Steam Oven; Falcon Grill; Falcon Griddle; Falcon Deep Fryer; Falcon Model Series 330 Oven; Falcon 4-Burner Range; Associated Stainless Steel Tables; Sinks; Serving Stations; Utensils; etc.	12,500

389	1-	Lot of Factory and Support Equipment, To Include: Refrigerators; Worktables; Pallet Racking; Shelving; File Cabinets; Pallet Jacks; Chemical Storage Tanks; Scaffolding; Stainless Steel Racking; etc.	25,000

390	1-	Lot of Office Furniture and Business Machines, To Include: Desks; Chairs; File Cabinets; Conference Room Furniture; etc.	30,000

		Total Throughout Plant:	$67,850

	Total Appraised Orderly Liquidation Value - Cott Corporation [***]		$9,832,025

Cott Corporation

[***]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

Orderly Liquidation Value
Effective Date: December 4, 2008
Bottling	$7,197,500
Warehouse	137,500
Yard	147,500
Throughout Plant	148,000

Total Appraised Orderly Liquidation Value - US Dollars Cott Corporation [***]	$7,630,500

Appraisal

Cott Corporation

[***]

Desktop Appraisal

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
Bottling

391	1-	Bottling Line #1, (2000); 1 Liter @ 24,000 Bottles/Hour Capacity, To Include:		$1,150,000

		(1)	Lodematic Preform Box Tilter

		(1)	Sidel Model SBO 18 Blow Molding Machine, S/N 5290, (2002); 27,000 Bottles/Hour, 18-Mold; with Sidel Shot Loading Bin; 12” x 10’ Inclined Drag Conveyor; 12” x 20’ Inclined Drag Conveyor; Sidel Model DBGM 290 Dump Hopper, (2002); Sidel 12” x 15’ Drag Conveyor; Air Operated Shot Loading System; and Sidel CNC Control

		(1)	Estimated 6”W x 75’L Air Powered Conveyor; Stainless Steel Automatic Adjusting; with (8) Overhead Blower Units

		(1)	Estimated 6”W x 185’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (3) Overhead Blower Units

		(1)	Estimated 6”W x 115’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (2) Overhead Blower Units

		(1)	Estimated 6”W x 75’L Air Powered Conveyor; Stainless Steel, Automatic, Adjusting; with (3) Overhead Blower Units; and Diverter Position

		(1)	Estimated 6”W x 75’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with 180° Turn Position

		(1)	Estimated 6”W x 75’L Air Powered Conveyor; with (2) Overhead Blower Units

		(1)	All-Fill 90-Valve Filler, S/N M1023.93, (1993); with Andre Model EC Cap Loader, S/N EC942, (1990); and Alfill CNC Control

		(1)	Procomac Model Rotoneck 70-Position Rinser, (1993)

		(1)	Zalkin Model 15HD 15-Head Capper, S/N 4254

		(1)	All-Fill Model Modumix Mixer; 40,000 Liters/Hour, Stainless Steel; with (2) Horizontal 2,240-Liter Capacity Storage Tanks; 2,240-Liter Vertical Stainless Steel Storage Tank; Associated Metering Pumps; and Filters

		(1)	Syrup Delivery System; with Mortz 27,000-Liter Stainless Steel Storage Tank, S/N W2039, (1999); Estimated 15,000-Liter Stainless Steel Storage Tank; Estimated 10,000-Liter Stainless Steel Storage Tank; Filters; Flowmeters; PLC Control; and Associated Process Pumps

		(1)	3”W x Estimated 25’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Heuft Model Spectrum Fill Level Monitor; with Digital Readout

		(1)	Estimated 24”W x 10’L Interlocking Plastic Belt Conveyor; with (2) Overhead Lane Dividers

		(1)	12”W x 15’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	18”W x 25’L Interlocking Plastic Belt Conveyor

		(1)	18”W x 20’L Interlocking Plastic Belt Conveyor; 180° Turn Section

		(1)	12”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	12”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	Velcorin Dosing Machine

		(1)	Bottle Twisting Conveyor

		(1)	3”W x 20’L Interlocking Plastic Belt Conveyor; with 45° Turn Section

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Krones Model 720-15-1 Wraparound Labeler, S/N 745-C99, (2002); Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection Station, with Automatic Reject Station; and Model CTS10 PLC Control

		(1)	3”W x Estimated 45’L Interlocking Plastic Belt Conveyor

		(2)	Linx Model 2LDX 6000 Series Ink Jet Coders

		(1)	30”W x 45’L Interlocking Plastic Belt Conveyor

		(1)	48”W x Estimated 60’L Interlocking Plastic Belt Conveyor

		(1)	12”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 25’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Ocme Model Vega S/68 Packaging Machine, S/N 1/225/00, (2000); with Siemens Model Simatic TP27 PLC Control; 30”W x 15’L Intake Interlocking Plastic Belt Conveyor; Lane Divider; Overhead Racking Position; and Ocme Shrink Tunnel, 16” x 28” Parts Opening, with 32”W Wire Mesh Flow Through Conveyor, and Overhead Cooling Fan

		(1)	24”W x 15’L Power Belt Conveyor; with 180° Turn Section; and Electric Motor Drive

		(1)	24”W x Estimated 50’L Roller Belt Conveyor; with Electric Motor Drive

		(1)	24”W x 10’L Power Belt Conveyor; with Electric Motor Drive

		(1)	24”W x 7’L Power Belt Conveyor; with 45° Turn Section

		(1)	24”W x Estimated 25’L Roller Belt Conveyor

		(1)	24”W x 36”L Power Belt Conveyor

		(1)	24”W x 15’L Power Belt Conveyor; with 180° Turn Section

		(1)	24”W x 10’L Power Belt Conveyor

		(1)	Twinpak Model METE Labeler, S/N 10825010, (2001); with Dual Sided Overhead Labeling Positions; (3) Label Infeed Positions; Label Infeed Stand; and Siemens Model TD200 PLC Control

		(1)	30”W x 10’L Roller Belt Conveyor

		(1)	30”W x 7’L Power Belt Conveyor

		(1)	30”W x 10’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Logopak Model 515 B90 Pressure Sensitive Labeler, S/N 207 018, (2007)

		(1)	24”W x Estimated 100’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	24”W x Estimated 115’L Power Roller Conveyor

		(1)	24”W x 36”L Power Belt Conveyor

		(1)	24”W x 7’L Power Belt Conveyor; with 45° Turn Section

		(1)	24”W x Estimated 225’L Power Roller Conveyor

		(1)	24”W x 25’L Power Belt Conveyor

		(1)	24”W x Estimated 75’L Interlocking Plastic Belt Conveyor

		(1)	24”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	30”W x 7’L Power Belt Conveyor; with 45° Turn Section

		(1)	24”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	24”W x 3’L Power Belt Conveyor

		(1)	Estimated 60”W x 10’L Accumulation Table; with Power Roller Conveyor; and Plastic Lane Transfer Slats

		(3)	24”W x 15’L Power Roller Conveyors

		(1)	Berchi Model Genius PTF/A3 Palletizer, S/N 0444BF2821/97, (1997); with Top-Mounted Pick and Place Stacking Position; Infeed Roller Conveyor; Scissor Lift Table; Estimated 48” x 50’ Power Roller Takeoff Conveyor; Shared Pallet Infeed System; and 48”W x 50’L 3-Strand Transfer Chain Conveyor

		(1)	Robopac Model Helix Top HS40 Orbital-Type Stretch Wrap Machine, S/N 107090300; with 48”W x 20’L 3-Strand Chain Conveyor

392	1-	Bottling Line #2, (2000); 500mL @ 19,000 Bottles/Hour Capacity, 1 Liter @ 19,000 Bottles/Hour Capacity, 2 Liters @ 16,500 Bottles/Hour Capacity, To Include:		1,250,000

		(1)	Lodematic Preform Box Tilter

		(1)	Sidel Model SBO 14 Blow Molding Machine, S/N 5127, (2000); 25,200 Bottles/Hour, 14-Mold; with Sidel Model XMMC 115 Infeed System, (1999), with (4) Dras Conveyors, and Dump Hopper; and Sidel CNC Control

		(1)	Estimated 6”W x 200’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (5) Overhead Blower Units

		(1)	Lane Diverter; 2 x 1

		(1)	Estimated 6”W x 200’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (3) Overhead Blower Positions

		(1)	Procomac Model Fillstar M2 120-Valve Filler, S/N P9253, (2004); with Procomac 60-Position Rinser; and Procomac PLC Control

		(1)	Procomac Model Prol Euro PK 20 20-Head Capper, S/N P9254, (2004); with Air Operated Cap Loading; and Storage Tank

		(1)	Syrup Delivery System; with (2) 25,000-Liter Stainless Steel Storage Tanks; (2) 10,000-Liter Stainless Steel Storage Tanks, Dual Compartment; Flowmeters; Level Controllers; and Associated Process Pumps

		(1)	3”W x Estimated 25’L Interlocking Plastic Belt Conveyor

		(1)	Heuft Model Spectrum Fill Level Monitor; with Sensing Head; and Digital Display

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Interlocking Plastic Belt Conveyor; 12”W x Estimated 150 Total Linear Foot; with 180° Turn Section; 90° Turn Section; and Associated Motor Drives

		(1)	Procomac Model Unimix CM 40,000-Liters/Hour Mixer; with Associated Pumps; Storage Tanks; Water Filtration Device; and Allen-Bradley Model VersaView 1500P PLC Control
		(1)	3”W x 25’L Interlocking Plastic Belt Conveyor; with (2) 45° Turn Sections, Dual Position; and Associated Electric Motor Drive

		(1)	Krones Model Contiroll 960-20 Wraparound Labeler, (2004); Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection Stations, with Automatic Reject Station; and PLC Control

		(1)	3”W x Estimated 20’L Interlocking Plastic Belt Conveyor; with 40° Turn Section

		(1)	Linx Model 2LDX 6000 Series Ink Jet Coder; with Print Head

		(1)	18”W x 60’L Interlocking Plastic Belt Conveyor

		(1)	44”W x Estimated 65’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 25’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 50’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Ocme Model TH/N Case Packer, S/N 1/230/97, (1998); with Estimated 32”W x 10’L Infeed Interlocking Plastic Belt Conveyor; 3-Chain Infeed Conveyor; Overhead Lane Divider; Overhead Wrapping Position; and Ocme Shrink Tunnel, 16” x 28” Parts Opening, with 32”W Wire Mesh Flow Through Conveyor, and Overhead Blower Unit

		(1)	Procomac 28”W x 20’L Interlocking Plastic Belt Conveyor; with 45° Turn Section

		(1)	24”W x 70’L Interlocking Plastic Belt Conveyor; with 45° Turn Section

		(1)	12”W x 40’L Interlocking Plastic Belt Conveyor; with 45° Turn Section

		(1)	30”W x Estimated 50’L Roller Belt Conveyor

		(1)	Twinpak Model METE Labeler, S/N 585-99, (1999); with Dual Sided Overhead Labeling Positions; (3) Label Infeed Positions; Label Infeed Stand; and PLC Control

		(2)	12”W x 15’L Interlocking Plastic Belt Conveyors; Each with 45° Turn Section
		(2)	12”W x 20’L Roller-Type Roller Belt Conveyors; Each with 45° Turn Section

		(1)	Procomac 48”W x 72”L Diverter; with Plastic Lane Dividing Slats

		(1)	Logopak Model 515 B90 Pressure Sensitive Labeler, S/N 2060470, (2006)

		(1)	16”W x Estimated 85’L Belt-Type Roller Belt Conveyor

		(1)	24”W x 35’L Interlocking Plastic Belt Conveyor

		(1)	24”W x 115’L Power Roller Conveyor

		(1)	24”W x 36’L Power Belt Conveyor

		(1)	24”W x 7’L Power Belt Conveyor

		(1)	24”W x Estimated 225’L Power Roller Conveyor

		(1)	24”W x 25’L Power Belt Conveyor

		(1)	30”W x 10’L Power Belt Conveyor

		(1)	18”W x Estimated 100’L Interlocking Plastic Belt Conveyor

		(1)	24”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	24”W x 10’L Roller Belt Conveyor

		(1)	24”W x 36”L Power Belt Conveyor

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	60”W x 10’L Lane Divider; with Plastic Lane Transfer Slats

		(3)	24”W x 15’L Power Roller Conveyors

		(3)	24”W x 10’L Power Belt Conveyors

		(1)	Berchi Model Genius PTF/3 Palletizer, S/N 0444BF4102/01, (2001); with Estimated 72”W x 10’L Power Roller Infeed Conveyor; Overhead Loading Arm; Pallet Loading Station; 48” x 36” Roller Conveyor; Pneumatic Cardboard Lift Position; 48” x 48” Turntable; and 48” x 72” Outfeed Power Roller Conveyor

		(1)	Lachenmeier Model HMS3T400 Hooding Machine, S/N 019056, (2002); with 48”W x 20’L Outfeed Conveyor
393	1-	Bottling Line #3, (1996); 2 Liters @ 22,000 Bottles/Hour Capacity, To Include:		2,525,000

		(1)	Mucki Model MU-30 350-kg Box Tilter, S/N 7380, (2004); with Safety Cage

		(1)	Drag Conveyor; 20”W x 8’H; with Dump Hopper

		(1)	Awdruze Model VZT-4010 Conveyor; Estimated 20’L; with 12’H Lift Position; and Blow Molding Infeed Section

		(1)	Drag Conveyor; 10” x 15’, Inclined

		(1)	Krones Model Contiform S24 Blow Molding Machine, S/N 787-040, (2004); 43,200 Bottles/Hour, 24-Mold, 60mm Minimum Preform Length, 200mm Maximum Preform Length

		(1)	Krones Estimated 6”W x 225’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with 180° Turn Section; 45° Turn Section; and (8) Overhead Blower Units

		(1)	Lane Diverter; 1 x 2

		(1)	Estimated 6”W x 50’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with Overhead Blower Unit

		(1)	Lane Diverter; 2 x 1

		(1)	Sidel 18”W x 15’L Drag Conveyor, S/N 5510; with Dump Hopper

		(1)	Power Belt Conveyor; 18” x 25’
		(1)	Sidel Model 5510 Loader; with Air Operated Loading Conveyor

		(1)	Lodematic Preform Box Tilter

		(1)	Sidel Model SB0 10/10 FOUR Blow Molding Machine, S/N 0487, (1996); 18,000 Bottles/Hour, 10-Mold; with Sidel PLC Control

		(1)	Estimated 6”W x 325’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (10) Overhead Blowers

		(1)	Estimated 6”W x 35’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with Overhead Blower Unit

		(1)	Lane Diverter; 1 x 2
		(1)	6”W x 150’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (2) Overhead Blower Units

		(1)	Estimated 6”W x 200’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (3) Overhead Blower Units

		(1)	Crown Simplimatic Model MPV 140/100/20 140-Valve Filler, S/N 992748, (1999); with Allen-Bradley Model PanelView 900 PLC Control

		(1)	100-Position Rinser

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Zalkin Model 20HD 20-Head Capper, S/N 5060

		(1)	Sasib Model Mojonnier Starblend 2000 Mixer, S/N 10781SB, (1998); 50,000 Liters/Hour; with Associated Process Pumps; Storage Tanks; Filter; and Level Controls

		(1)	Syrup Delivery System; with (2) 25,000-Liter Stainless Steel Storage Tanks; (2) 10,000-Liter Stainless Steel Storage Tanks, Dual Compartment; Flowmeters; Level Controllers; and Associated Process Pumps

		(1)	Velcorin Dosing Machine

		(1)	Bottle Twisting Conveyor

		(1)	3”W x Estimated 25’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Heuft Model Spectrum Fill Level Monitor; with Sensing Head

		(1)	24”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 20’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	3”W x 75’L Interlocking Plastic Belt Conveyor; with Overhead Blower Position

		(1)	Krones Model Contiroll 720-15 Wraparound Labeler, S/N K745-G45, (2004); Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection Station, with Automatic Reject Station; and Power Panel 10 PLC Control

		(1)	3”W x 75’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	Linx Model 4900 Ink Jet Coder; with Print Head
		(1)	36”W x 45’L Interlocking Plastic Belt Conveyor; with 2-Lane Diverting Position

		(1)	Estimated 7’W x 30’L Accumulation Table

		(1)	20”W x 25’L Interlocking Plastic Belt Conveyor; with Overhead Lane Divider

		(1)	Ocme Model TH/N Case Packer, S/N 1/229197, (1997); with Ocme PLC Control; Estimated 30” x 15’ Infeed Conveyor; Overhead Dividing Arm System; Overhead Wrapping Section; and Ocme Shrink Tunnel, with Overhead Exhaust Blowers, and Estimated 32”W Wire Mesh Conveyor

		(1)	32”W x 10’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	32”W x 15’L Power Belt Conveyor; with 180° Turn Section

		(1)	32”W x Estimated 40’L Power Roller Conveyor

		(1)	Twinpak Model METEV Labeler, S/N 439-98, (1998); with Dual Sided Overhead Labeling Positions; (3) Label Infeed Positions; Label Infeed Stand; and PLC Control

		(1)	30”W x 15’L Power Roller Conveyor; with Electric Motor Drive

		(1)	30”W x 10’L Power Belt Conveyor

		(1)	30”W x 10’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	Logopak Model 515 B90 Pressure Sensitive Labeler, S/N 20730183, (2007)

		(1)	32”W x 10’L Power Belt Conveyor; with 180° Turn Section

		(1)	30”W x 100’L Interlocking Plastic Belt Conveyor

		(1)	32”W x 5’L Power Belt Conveyor; with 45° Turn Section

		(1)	32”W x 225’L Power Roller Conveyor

		(1)	32”W x 36”L Power Belt Conveyor

		(1)	32”W x 7’L Power Belt Conveyor; with 45° Turn Section

		(1)	32”W x 20’L Power Roller Conveyor

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	30”W x 5’L Power Belt Conveyor

		(1)	32”W x Estimated 75’L Interlocking Plastic Belt Conveyor

		(1)	32”W x 10’L Interlocking Plastic Belt Conveyor
		(1)	32”W x 7’L Power Belt Conveyor; with 45° Turn Section

		(1)	32”W x 5’L Power Belt Conveyor

		(1)	Berchi 60”W x 10’L Lane Diverter; with Plastic Lane Transfer Slats

		(3)	24”W x 10’L Power Roller Conveyors

		(1)	24”W x 10’L Power Belt Conveyor

		(1)	Berchi Model Genius PTF/A3 Palletizer, S/N 0444BF2862197, (1997); with Top-Mounted Pick and Place Stacking Position; Infeed Roller Conveyor; Scissor Lift Table; Estimated 48”W x 50’L Power Roller Takeoff Conveyor; Pallet Infeed System; and Chair Conveyor

		(1)	Robopac Model Genesis Orbital-Type Stretch Wrap Machine, S/N 044BT4779/04, (2004); with 48”W x 35’L Power Roller Conveyor

394	1-	Bottling Line #4; 2 Liters @ 19,000 Bottles/Hour Capacity, To Include:		825,000

		(1)	Estimated 6”W x 15’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (2) Overhead Blower Units

		(1)	Estimated 6”W x 100’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (2) Overhead Blower Units

		(1)	Diverter; 2 x 1

		(1)	Estimated 6”W x 90’L Air Powered Conveyor; Stainless Steel, Adjusting; with 90° Turn Position; and (4) Overhead Blower Units

		(1)	Procomac Model Fillstar 120-Valve Filler, S/N 120/15/113, (2000); with Procomac Model Gripstar 1R60.120.113 Rinser, S/N P6490, 60-Position; and PLC Control

		(1)	Procomac Model Pice E Place 15 Test 15-Head Capper, S/N P6492, (2000)

		(1)	Procomac Model Starmix Mixer; with PLC Control
		(1)	Syrup Delivery System, (2000); with (2) 27,000-Liter Stainless Steel Storage Tanks, Asset #PST #1 and Asset #PST #2, Leg Mounted, Each with Agitators; Flowmeters; and Associated Valves and Pumps

		(1)	3”W x 25’L Interlocking Plastic Belt Conveyor

		(1)	Heuft Model Spectrum Fill Level Monitor; with Scan Position; Digital Readout; and Lane Kickoff Device

		(1)	32”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 125’L Interlocking Plastic Belt Conveyor; with (3) 45° Turn Sections

		(1)	Krones Model Contiroll 720-15 Wraparound Labeler, S/N K745-N54, (2007); Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection Station, with Automatic Reject Station; and Krones Model I Panel PLC Control

		(1)	Linx Model 2LDX 6200 Series Ink Jet Coder; with Print Head

		(1)	3”W x 45’L Interlocking Plastic Belt Conveyor

		(1)	20”W x Estimated 100’L Interlocking Plastic Belt Conveyor; with 3-Lane Changing Position; S-Turn Section; and 45° Turn Section

		(1)	Lane Diverter; Estimated 48”W x 72”L

		(1)	16”W x 110’L Interlocking Plastic Belt Conveyor; with 2-Position Lane Diverter; (2) S-Turn Positions; and Electric Motor Drive

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(2)	3”W x 25’L Interlocking Plastic Belt Conveyors; Each with Electric Motor Drive

		(1)	Twinpak Model MFEV Labeler, S/N 441-98; and S/N 440-98, (1998); with Dual-Sided Overhead Labeling Positions; and Siemens Model TD200 PLC Control

		(1)	3”W x Estimated 100’L Interlocking Plastic Belt Conveyor

		(1)	4”W x Estimated 125’L Interlocking Plastic Belt Conveyor

		(1)	30”W x 5’L Lane Diverter

		(1)	8”W x 35’L Interlocking Plastic Belt Conveyor; with 180° Turn Section; and Electric Motor Drive

		(1)	8”W x 350’L Interlocking Plastic Belt Conveyor; with 180° Turn Section; (2) 45° Turn Sections; S-Turn Position, with Lane Changing Position; and Electric Motor Drive

		(1)	Lane Diverter; Estimated 30”W, Converts (1) to (2) Lanes

		(1)	Heuft Model Spectrum TX Fill Level Monitor; 2-Lane, Each Lane with Reject Position

		(2)	30”W x Estimated 50’L Interlocking Plastic Belt Conveyors

		(1)	Interlocking Plastic Belt Staging Table; Estimated 72”W x 35’L

		(1)	Berchi Model Genius PPL/L6 Palletizer, S/N 0444BF2867/97, (1997); with Overhead Pick and Place Stacking Position; Top-Mounted Pallet Stacking Position; (2) Air Actuated Display Case Assembling Positions; 48”W x Estimated 25’L Power Roller Pallet Infeed Conveyor; 36”W x 15’L 2-Strand Interlocking Metal Belt Conveyor; Pelacci Tray Washer, S/N P5599, (1998), with Carts Loading Conveyor, and Overhead Exhaust Units; and Controls

		(1)	Robopac Model Genesis Orbital-Type Stretch Wrap Machine, S/N 0444BF3448/99, (1999); with PLC Controls; and 48”W x 50’L Power Roller Conveyor, Orbital Type

395	1-	Bottling Line #5; (Estimated 2005); 1 Liter @ 17,000 Bottles/Hour Capacity, 2 Liters @ 15,000 Bottles/Hour Capacity, To Include:		1,045,000

		(1)	Sidel 16”W x 15’L Drag Conveyor; with Dump Hopper

		(1)	16”W x 25’L Belt Conveyor

		(1)	16”W x Estimated 75’L Belt Conveyor

		(1)	16”W x 25’L Belt Conveyor

		(1)	Sidel Model XMRP Loading System, S/N 9019, (1998); with Air Feed Conveyor
		(1)	Sidel Model SB016 Blow Molding Machine, S/N 263, (1998); 28,800 Bottles/Hour, 16-Mold; with Sidel PLC Control Readout

		(1)	Estimated 6”W x 450’L Air Powered Conveyor; with (4) 45° Turn Sections; S-Turn Section; and (8) Overhead Blower Units

		(1)	Krones Model Contiroll 702-12 Wraparound Labeler, S/N K-745-G63, (2004); Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection Station, with Automatic Reject Station; and Power Panel 10 PLC Control

		(1)	Estimated 6”W x 250’L Air Powered Conveyor; with (6) Overhead Blower Units

		(1)	Procomac Model Fillstar Pet 2 80-Valve Filler, S/N P9351, (2004); with Allen-Bradley Model VersaView 1500P PLC Control

		(1)	Procomac Model Euro/PK 12 Teste 12-Head Capper, S/N P9352, (2004)

		(1)	Procomac Model Fillstar 1P 48 128 141 48-Position Rinser, S/N P9350, (2004)

		(1)	2,720-Liter Stainless Steel Tank; with Associated Flowmeters; and Pumps

		(1)	3”W x Estimated 150’L Interlocking Plastic Belt Conveyor

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Linx Model XyMark 7S Ink Jet Coder, S/N 190047, (2005)

		(1)	Heuft Model Basic Fill Level Monitor, (1995)

		(1)	3”W x 35’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	Lane Divider; with Overhead Lane Changing Device; and Estimated 32”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	16”W x Estimated 85’L Interlocking Plastic Belt Conveyor; with (3) Lane Changing Positions; and (2) 45° Turn Sections
		(1)	Ocme Model Vega S 50/0 Case Packer, S/N 1/175/04, (2004); with Siemens Model Simatic PLC Control; Overhead Dividing Position; Overhead Lane Dividing Position; Overhead Wrapping Position; Estimated 32” x 15’ Infeed Conveyor; and OCME Shrink Tunnel, with Estimated 32” Wire Mesh Flow Through Conveyor, and Overhead Cool Down Position

		(1)	12”W x Estimated 30’L Interlocking Plastic Belt Conveyor; with (2) 45° Turn Sections

		(1)	16”W x Estimated 30’L Power Belt Conveyor

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor; with 45° Turn Section

		(1)	16”W x Estimated 85’L Roller Belt Conveyor

		(1)	16”W x 5’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 20’L Roller Belt Conveyor

		(1)	16”W x Estimated 50’L Roller Belt Conveyor

		(1)	16”W x 5’L Belt Conveyor

		(1)	16”W x 35’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	Logopak Model 515 B90 Pressure Sensitive Labeler, S/N 207 0184, (2007)

		(1)	20”W x 5’L Interlocking Plastic Belt Conveyor

		(1)	Berchi 60”W x Estimated 10’L Lane Divider; with Plastic Lane Dividing Strips

		(2)	60”W x Estimated 10’L Roller Belt Conveyors
		(1)	Berchi Model Genius PTS/A2L Palletizer, S/N 0444BF4846/04, (2004); with Estimated 60” x 72” Roller Infeed Table; Overhead Packaging Alignment Arms; Top-Mounted Pallet Stacking Position; Air Actuated Cardboard Pick and Place Stations; Scissor Lift Table; 48” x 10’ Power Roller Pallet Infeed Conveyor; 48” x 60” Rotary Table; and 48” x 75’ Outfeed Power Roller Conveyor

		(1)	Robopac Model Helix Top HS40 Orbital-Type Stretch Wrap Machine, S/N 108010001; Estimated 20’ Wrapping Height; with Safety Stage; and 3-Strand 48” x 20’ Pallet Takeoff Conveyor
396	1-	Lot of Syrup Room Equipment, To Include:		165,000

		(2)	500-Liter Stainless Steel Tanks; Each with Top-Mounted Electric Mixer; and Associated Pumps

		(6)	25,000-Liter Mixing Stainless Steel Tanks; (Estimated Late 1990s); Each with Top-Mounted Electric Mixers; and Spray Bar

		(1)	Custom Built CIP System; with (2) 10,000-Liter Capacity Stainless Steel Tanks; and Associated Pumps

		(1)	Custom Built CIP System; with (2) 5,000-Liter Capacity Stainless Steel Tanks; and Associated Pumps

		(1)	Miteco 80-Ton Stainless Steel Silo; Jacketed; with Associated Pumps

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Miteco Model 15 C-INO-3 Sugar Dissolver, S/N 33.1844.1.0, (2000); with 500-Liter Mixing Tank; Heat Exchanger; Auger Screw Conveyor; and Siemens PLC Control

		(1)	30,000-Liter Fiberglass Tank; with Associated Pumps

		(1)	30,000-Liter Stainless Steel Tank; Jacketed; with Associated Pumps

		(1)	30,000-Liter Glucose Stainless Steel Tank; Jacketed; with Heater; and Associated Pumps

		(1)	Lot of Associated Flowmeters; Shutoff Valves; Pumps; Piping; Central PLC Control System; etc.

397	1-	Line #5 Mixing System, To Include:		87,500

		(1)	Miteco 32,000-Liter Stainless Steel Tank; Jacketed; with Heater; and Associated Pumps

		(1)	Miteco 4,500-Liter Stainless Steel Tank, Asset #D113; with Associated Pumps

		(1)	Miteco 3,500-Liter Stainless Steel Tank, Asset #D112; with Associated Pumps

		(1)	Miteco 15,000-Liter Stainless Steel Tank, Asset #D111; with Associated Pumps

		(1)	Miteco 5,500-Liter Stainless Steel Tank, Asset #D052; with Associated Pumps
		(2)	Miteco 8,500-Liter Stainless Steel Tanks, Asset #D460; and Asset #D450; Each with Associated Pumps

		(1)	Alfa-Laval Model FRONT8-VSFRM Pasteurizer, S/N 30104-45797, (2004); 7-Bar Maximum Pressure, 110°C Maximum Temperature; with Associated Pumps; Piping; etc.

		(2)	Miteco 2,500-Liter Stainless Steel Tanks, Asset #D470; and Asset #D480; Each with Top-Mounted Mixer; and Associated Pumps

		(1)	Miteco CIP System; with (2) 5,000-Liter Stainless Steel Tanks; (2) Miteco Shell and Tube Heat Exchangers, S/N 4065, and S/N 4066, 10-Bar Maximum Pressure, 185°C Maximum Temperature; and PLC Control

		(1)	Miteco 3,000-Liter Stainless Steel Tank, Asset #D051; with Powder Feeder; Flow Regulator; and Associated Pumps

		(1)	Miteco Model CN7-32 7-Stream Blender, S/N 38.2394.0.0, (2004); with Anton Paar Model MPDS1000 Evaluation Unit; Associated Flowmeters; Pumps; etc.

		(1)	Miteco 2,000-Liter Stainless Steel Deaerator, Asset #D068; with Associated Pumps

		(1)	Lot of Associated Flowmeters; Pumps; Valves; Sensors; Central PLC Control Systems; etc.

398	1-	Blow Molding Chiller System, To Include:		30,000

		(1)	Tricool Model TCW021 Chiller, S/N 99DCTCW92095, Asset #4, (1999)

		(1)	Tricool Model TCW9060SF Chiller, S/N 25244C8470, Asset #1

		(1)	Tricool Model TCW134DC Chiller, S/N C663313498, Asset #2

		(1)	Tricool Model TCW67 Chiller, S/N 205217496, Asset #3

		(1)	Lot of Associated Water Circulation Pumps

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
399	1-	Bottle Silo Storage System, To Include:	120,000

		(1) Procomac 4-Bin Storage Bin; 600,000 1/2-Liter Bottle Capacity; with (4) Dump Chutes

		(1) 36”W x 50’L Enclosed Power Belt Conveyor; with Electric Motor Drive

		(1) 36”W x 50’L Inclined Power Belt Conveyor; with Dump Hopper; and Electric Motor Drive

		(2) 36”W x 10’L Inclined Power Belt Conveyors; Each with Electric Motor Drive

		(1) Procomac 36”W x 25’L Power Belt Conveyor

		(1) Procomac Model Topstar 20/30 Bottle Unscrambler, S/N P5301, (1998)

		(1) 6”W x Estimated 100’L Air Powered Conveyor; with 90° Turn Position; and (5) Overhead Blower Units

		(1) Procomac Model Topstar 20/30 Bottle Unscrambler, S/N P5302, (1998)

		(1) 6”W x Estimated 15’L Air Powered Conveyor; with (2) Overhead Blowers

		(1) 6”W x Estimated 25’L Air Powered Conveyor; with (1) Overhead Blower Unit

		(1) 6”W x Estimated 150’L Air Powered Conveyor; with (5) Overhead Blower Units

	Total Bottling:		$7,197,500

		Warehouse
400	1-	Lot of Pallet Racking, To Include:
		(123) Pallet Racks; Estimated 8’W x 44”D x 35’H, 5-Tier
		(167) Drive-Thru Type Pallet Racks; Estimated 48”W x 50’D x 35’H, 4-Tier
		(27) Drive-Thru Type Pallet Racks; Estimated 48”W x 20’D x 35’H, 4-Tier
		(61) Drive-Thru Type Pallet Racks; Estimated 48”W x 45’D x 35’H, 4-Tier	$45,000

401	1-	Savsjo Model 8020 Horizontal Baler	3,500

402	1-	HSM Model V-Press 860 Vertical Baler	3,000

403	2-	Dalmec 100-kg Lifters, S/N Unknown; Each with Roll-Lift Attachment
		Each Value: $5,000	10,000

404	1-	Inpack Model Colt 80 Stretch Wrap Machine; with 60” Rotary Table	2,500

405	1-	Matco Model A616L PREA1 Stretch Wrap Machine, S/N MA96214, (1996); with 48” Rotary Table	3,500

406	1-	Stretch Wrapping System, To Include:	70,000
		(1) Berchi Palletizer; with 48” x 15’ Loading Positions; 48” x 15’ Pallet Loading Positions; (2) 36” x 10’ Tray Loading Positions; Overhead Stacking Position; and Control

		(1) Robopac Orbital-Type Stretch Wrap Machine; Estimated 84”D Capacity; with 24”W x 50’L 2-Strand Chain Conveyor

		(1) Atlas Copco Model GPS411 8-Bar Rotary Screw Air Compressor

		(1) Lot of Associated Chain Conveyors

	Total Warehouse:		$137,500

		Yard
407	1-	KTK Model TWA 302B/Z/PU/PU Chiller, S/N 140113/2, (2004)	$7,500

408	2-	KTK Model TWA 302B/2/PU/PU Chillers, S/N 140113/1, Asset #Unknown; and S/N 170095, Asset #8
		Each Value: $7,500	15,000

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
409	1-	Storage Tank System, To Include:
(1) Stainless Steel Silo, Asset #WT4, (1993); 227,000 Liter Capacity

(1) Stainless Steel Silo, Asset #WT3, (1999); 227,000 Liter Capacity

(1) Stainless Steel Silo, Asset #WT2, (1996); 227,000 Liter Capacity

		(1) Lot of Associated Vacuum Pumps; Process Piping; etc.		125,000

410	1-	Goavec 90,000-Liter Water Storage Tank, (1995)		No Value

411	1-	Caustic Storage Tank		No Value

		Total Yard:		$147,500

Throughout Plant
412	1-	Water Treatment System; with (2) Estimated 400,000-Liter Storage Tanks; (23) CT Component Flowmeters; 2-Hydrovane Rotary Screw Air Compressor; and Allen-Bradley Model PanelView 550 PLC Control		$25,000

413	1-	Lot of Lab Equipment, To Include:		50,000
		(1)	Tri-Clover Model TCW9060SP R23 Refrigerant-Type Chiller, S/N C9576TCW00L

		(1)	Sidel Tester

		(1)	Hanna Model HI9060 Thermometer

		(1)	Hanna Model HI 991001 Temperature Meter

		(3)	Kem Model AT-500N Automatic Potentiometric Titrators; Each with Doser

		(1)	Mettler Model PM 100 Balance

		(1)	Hach Model DR-2000 Spectrophotometer

		(1)	Hach COD Reactor

		(1)	Manufacturer Unknown Drying Oven

		(1)	AND Model GF-6000 Balance

		(1)	Foss Model KJELTEC 2100 Balance
		(1)	Olympus Microscope

		(1)	DWS Oven

		(2)	LMS Traders Incubators

		(2)	Heraeus Incubators

		(1)	Beko Refrigerator

		(1)	Shimadzu Model LC-6A Liquid Chromatograph; with Phenomenex Model RC-200 Solvent Recycler; and Shimadru Model SPD-6AV Detector

		(1)	Shimadzu Model C-R4A Analyzer

		(1)	Shimadzu Model LC-6A Liquid Chromatograph; with Jour Research Model 1704 Solvent Saver; and Shimadzu Model SPD-6A Detector

		(1)	Manufacturer Unknown Model K85VB Lab Hood, S/N 48221

414	1-	Lot of Maintenance Equipment, To Include:		11,000

		(1)	20-Ton H-Frame Press

		(1)	Disc/Belt Sander; 9” Disc, 6” Belt

		(1)	Nu-Tool Industries 12” Vertical Band Saw, S/N 010889, (2002)

		(1)	Ajax Model MD-20 Milling and Drilling Machine, S/N 43494, (1994)

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value

		(1) Edgwick Engine Lathe; 16” Swing x 72” Bed, 2” Hole Through Spindle

		(1) Cebora Model Tig Star 16-P 235-Amp Arc Welder

		(1) Lot of Miscellaneous Maintenance Equipment, To Include: Worktables; Vises; Metal Shelving; Double-End Grinders; Miter Saws; Pedestal Drills; etc.

415	4-	Linx Model 6900 Ink Jet Coders
		Each Value: $5,500	22,000

416	1-	Lot of Factory and Support Equipment, To Include: Workbenches; Worktables; Safety Ladders; Pallet Jacks; etc.	15,000

417	1-	Lot of Office Furniture and Business Machines, To Include: Desks; Chairs; Book Shelves; File Cabinets; Conference Tables; Telephone Systems; Reception Area Furniture; etc.	25,000

		Total Throughout Plant:	$148,000

	Total Appraised Orderly Liquidation Value - Cott Corporation [***]		$7,630,500

Cott Corporation

[***]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

Orderly Liquidation Value
Effective Date: December 4, 2008
Bottling	$7,750,000
Syrup/Processing Room	No Value
Warehouse	30,000
Laboratory	91,750
Plant Utilities	322,500
Yard	155,000
Throughout Plant	12,500

Total Appraised Orderly Liquidation Value - US Dollars Cott Corporation [***]	$8,361,750

Appraisal

Cott Corporation

[***]

Desktop Appraisal

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
Bottling
418	1-	Bottling Line #1, (2003); 250mL @ 18,000 Bottles/Hour Capacity, 330mL @ 18,000 Bottles/Hour Capacity, 500mL @ 18,000 Bottles/Hour Capacity, 1.5 Liters @ 12,000 Bottles/Hour Capacity, To Include:		$3,000,000

		(1)	Sidel Model SBO 12 Blow Molding Machine, S/N 5324, (2002); 18,000 Bottles/Hour, 12-Mold; with Floating Hopper; Automatic Bin Dumper; Conveyor Loading System; Transformer; Hitema Model ECA075 Chiller; and PLC Control

		(1)	Procomac Model 2000 Estimated 6”W x 290’L Air Powered Conveyor, S/N V855, (2002); Adjustable; with (6) Top-Mounted Blowers; Aseptic Enclosure; and Control

		(1)	Procomac Model Ingresso Steam Tunnel, S/N P7697, (2002); with (6) Glove Ports; and Lesatec HEPA Filter

		(1)	Procomac Model GX1R.65.103.113 50-Station Sterilizer, S/N P7605, (2002); with (3) Glove Ports

		(1)	Procomac Model Uniblock 2 50-Station Rinser, S/N P7606, (2002); with (2) Glove Ports

		(1)	Procomac Model FX50.10.113 50-Valve Volumetric Filler, S/N P7607, (2002); with Fume Scrubber (Located Outside); Upper Body Clean Suit; Estimated 5,000-Liter Stainless Steel Production Tank; and 12-Head Capper

		(1)	Procomac Model Trattamento Sacchi 48”W x 30’L Cap Sterilizer, S/N P8024, (2002); with (2) HEPA Filters; Rinse Station; Drying Station; Interlocking Plastic Belt Pass Through Conveyor; (2) Glove Ports; Loading Hoppers; Conveyor System; Lesatec Block Ventilation Unit; (2) Procomac Sterilcap W Cap Feeders; and PLC Control

		(1)	Procomac Model Uscita 25’L Steam Tunnel, S/N P8022, (2002); with Estimated 4”W x 25’L Interlocking Plastic Belt Conveyor; (9) Glove Ports; Lesatec HEPA Filter; and Control

		(1)	Corema Model JA/C-75 Chiller, S/N 23642

		(2)	Heuft Model Spectrum Ti36 Fill Level Monitors, (2003); with Shared Enclosure; Pass Through Conveyor; and Reject Station

		(1)	Procomac Estimated 3-1/2”W x 150’L Interlocking Plastic Belt Conveyor; with 16” x 6’ Lane Diverter; 14” x 12’ Lane Diverter; (2) 16” x 20’ Lane Diverters; 16” x 25’ Lane Diverter, with 180° Turn Section; and 16” x 30’ Lane Diverter

		(1)	Procomac Model Drystar 2S Drying Tunnel, S/N P8222, (2002); Each with (8) Hoses; and PLC Control

		(1)	Krones Model Contiroll 12-Station Wraparound Labeler, S/N 745-C80, (2002); with Glue Applicator; (2) Label Unwind Stands; and PLC Control

		(1)	Markem Model Smart Lase SL Laser Coder; with Markem Filter Conditioner; and Pendant Control

		(1)	Procomac Estimated 3-1/2”W x 90’L Interlocking Plastic Belt Conveyor; with Estimated 10” x 20’ Lane Diverter; 16” x 20’ Lane Diverter; (2) 90° Turn Sections; and 16” x 12’ Lane Diverter

		(1)	Ocme Model Vega S40/F Case Packer, S/N 01273, (2002); with Estimated 20”W x 20’L Lane Diverter; Overwrap Station; Estimated 60”W x 12”H Shrink Tunnel; and PLC Control

		(1)	Estimated 16”W x 25’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	Logopak Model 515F Pressure Sensitive Labeler, S/N 2070185, (2007)

		(1)	Estimated 16”W x 40’L Power Roller Conveyor

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Estimated 16”W x 40’L Interlocking Plastic Belt Conveyor; with 16”W x 36”L Powered Belt Conveyor; and 90° Turn Section

		(1)	Gampack Model GP4590 18”W Overwrapper, S/N W10360011011, (2003); with Heat Shrink Tunnel, 28”W x 14”H Maximum Opening; and Siemens PLC Control

		(1)	Estimated 18”W x 30’L Interlocking Plastic Belt Conveyor

		(1)	Berchi Estimated 16”W x 65’L Power Roller Conveyor; with (2) Power Belt Bridge Conveyor Sections

		(2)	Estimated 16”W x 25’L Interlocking Plastic Belt Conveyors

		(1)	Estimated 16”W x 45’L Power Roller Conveyor

		(1)	Berchi Estimated 16”W x 90’L Power Roller Conveyor; with (2) Power Belt Bridge Conveyor Sections

		(1)	Berchi Model Genius PTF12 Palletizer, S/N 0444BF4104101, (2001); with Pallet Loading Station; Pneumatic Cardboard Loader; Estimated 48”W x 15’L Powered Roller Conveyor; Safety Enclosure; and PLC Control

		(1)	Robopac Model Helix Orbital-Type Stretch Wrap Machine, S/N 1002020051, (2002); with Estimated 48”W x 30’L Powered Roller Conveyor; Safety Enclosure; Zebra Label Printer; and PLC Control

		(1)	Lot of Associated Pumps; Piping; Controls; etc.

419	1-	Bottling Line #1, (2007); 250mL, 330mL, and 500mL @ 24,000 Bottles/Hour Capacity, To Include:		4,750,000

		(1)	Sidel Model SBO 14 U Blow Molding Machine, S/N 11104, (2007); 25,200 Bottles/Hour, 14-Mold; with Feed Hopper; Automatic Loader; Infeed Conveyor; Hitema Model ECA045 Chiller; and PLC Control

		(1)	Procomac Model 2000 Estimated 6”W x 330’L Air Powered Conveyor, S/N V2494, (2006); Adjustable; with Asceptic Enclosure; and (9) Top-Mounted Blowers

		(1)	Procomac Model 1P80.113 50-Station Spinstar Bloc Sterilizer, S/N P10998, (2007); with HEPA Filter; (5) Glove Ports; and PLC Control

		(1)	Procomac Model 1P 60.113 50-Station Spinstar GX Rinser, S/N P10999, (2007); with (5) Glove Ports; HEPA Filter; and PLC Control

		(1)	Procomac Model 50.15.1.13 50-Valve Fillstar FC Filler, S/N P11000, (2007); with Fume Scrubber (Located Outside); Nitrogen System; (8) Glove Ports; Estimated 5,000-Liter Stainless Steel Production Tank; 12-Head Capper; and PLC Control

		(1)	Procomac Model Sacchi 48”W x 30’L Cap Sanitizer, S/N P11032, (2007); with Manual Loading Station; (2) HEPA Filters; Rinse Station; Drying Station; (2) Glove Ports; Loading Hopper; Incline Belt Conveyor, with (2) HEPA Filters; Spiral Cap Feeder; and PLC Control

		(1)	Procomac 15’L Steam Tunnel, S/N P10997, (2007); with (6) Glove Ports; and (2) HEPA Filters

		(1)	Estimated 3-1/2”W x 260’L Interlocking Plastic Belt Conveyor; with Estimated 16”W x 140’L Lane Diverter; and (3) 90° Turn Sections

		(2)	Procomac Model Ventilo Pass Through Dryers

		(1)	Heuft Fill Level Monitor; with Eject Station; and PLC Control
		(1)	Sidel Model Rollquattro 18-Station Wraparound Labeler; with Hot Melt Glue Machine; (2) Label Unwinds; and PLC Control

		(1)	Markem Model Smart Lase 110I Laser Coder, (2007); with Filter; and Pendant Control

		(1)	Sidel Model Alfa 15’L 4-Zone Drying Tunnel; with Electric Heaters; Blowers; and PLC Control

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Procomac Estimated 16”W x 180’L Interlocking Plastic Belt Lane Diverter; with (5) 90° Turn Sections

		(1)	Ocme Model Vega S40V Case Packer, S/N 060174, (2006); with Estimated 24”W x 30’L Interlocking Plastic Belt Lane Diverter; Cardboard Feed Station; Nordson Hot Melt Glue Applicator; Heat Shrink Tunnel, Estimated 30”W x 14”H Maximum Opening; Overwrapper; Drying Fan; and PLC Control

		(1)	Logopak Model 515F Pressure Sensitive Labeler, S/N 2070106, (2007); with Procomac Estimated 16”W x 20’L 180° Interlocking Plastic Belt Conveyor

		(1)	Procomac Estimated 22”W x 36’L Power Roller Conveyor; with 22”W x 8’L Power Belt Conveyor Section

		(1)	Markem Model Cimpak 300 Pressure Sensitive Labeler, S/N 07C3D 5553, (2007); with Estimated 18”W x 12’L Interlocking Plastic Belt Conveyor

		(1)	Procomac Estimated 18”W x 30’L Incline Power Belt Conveyor

		(1)	Ocme Model Vega S 40/2 Case Packer, S/N 060173, (2006); with Estimated 24”W x 30’L Interlocking Plastic Belt Lane Diverter; Cardboard Loading Station; Overwrapper; Shrink Tunnel, with Estimated 30”W x 14” Opening; Cooling Fan; and PLC Control

		(3)	Linx Ink Jet Coders

		(1)	Ocme Estimated 24”W x 100’L Lane Diverter; with (2) 90° Power Belt Turn Sections; and 180° Power Belt Turn Section

		(1)	Procomac Estimated 60”W x 15’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Procomac Estimated 16”W x 75’L Power Roller Conveyor

		(1)	Estimated 16”W x 50’L Power Belt Conveyor

		(1)	Procomac Estimated 16”W x 20’L S-Type Interlocking Plastic Belt Conveyor

		(1)	Procomac Estimated 16”W x 30’L Power Roller Conveyor

		(1)	Procomac Model Agilis 2000 D Palletizer, S/N V2500, (2006); with Power Belt Infeed Conveyor; Pallet Loader; Estimated 48”W x 25’L Powered Roller Conveyor; Pneumatic Cardboard Placer; Safety Enclosure; and PLC Control

		(1)	Robopac Model Helix Orbital-Type Stretch Wrap Machine, S/N 4106090273, (2006); with Estimated 48”W x 50’L Power Roller Conveyor; Rotary Turntable; Safety Enclosure; and PLC Control

		(1)	Markem Model Cimpak 300 Pressure Sensitive Labeler, S/N 07C3D 5552, (2007)

		(1)	Lot of Associated Piping; Pumps; Tanks; Controls; etc.

		Total Bottling:		$7,750,000

Syrup/Processing Room

420	1-	Line #1 Processing System; (Valued With Bottling Line #1); To Include:		—

		(1)	APV Model Sterzo UHT Water Sterilizer, S/N 10380, (2002); with 2,500-Liter Capacity Sterilize Water Tank; Heat Exchanger; Scrubber; Chiller; Allen-Bradley Model PanelView 900 PLC Control; Associated Valves; Pumps; Piping; etc.

		(1)	APV Model Pasto 19 UHT Product Pasteurizer, S/N 10378, (2002); 8-Bar Maximum Pressure; with APV Model Q055 RKS35 Heat Exchanger, S/N 55383, 135-Bar Maximum Pressure; 1,500-Liter Sterilize Product Tank; Scrubber; Heater; Chiller; Associated Pumps; Valves; Piping; etc.

		(1)	Procomac Model Steritank 80 11,190-Liter Sterilized Product Stainless Steel Tank, S/N 8041, (2002); Heated Jacket; with Bottom-Mounted Electric Mixer; Associated Pumps; Piping; etc.

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Procomac Model Uniflux Filtration System, S/N P8041, (2002); with (2) Air Filters; (3) Nitrogen Filters; (2) Steam Filters; Associated Pumps; Piping; etc.

		(1)	Ronco Briantino Model Torre Di Abbattimento Scrubber, S/N 791-02, (2002); with Estimated 1,000-Liter Stainless Steel Tank; Associated Pumps; Piping; Control Panel; etc.

		(2)	Structural Industries 1,020-Liter Carbon Filters; Each with PTI Technology 10-Bar Filters; and Centralized Controller

		(1)	Procomac Model Unifoam Foam Cleaning System, S/N P8028, (2002); with (2) Estimated 1,000-Liter Mixing Tanks; and Associated Pumps; Piping; etc.

		(1)	Procomac CIP System, (2008); with Estimated 4,000-Liter Capacity Caustic Tank; Estimated 4,000-Liter Capacity Nitric Acid Tank; Heat Exchangers; Water Heaters; PLC Control; and Associated Process Pumps

		(1)	Procomac Model Uniflux AVN Filtration System, S/N P7610, (2002); with (4) Air Filters; (2) Nitrogen Filters; (3) Steam Filters; and Associated Pumps; Valves; Piping; etc.

		(1)	Procomac Model Unidox Sterilizer, S/N P8025, (2002); 1,600 to 2,000 Parts/Million Capacity; with Maselli Misure Monitoring System; Associated Tanks; Filters; Heat Exchangers; Pumps; etc.

		(1)	Bernardinello Water Regeneration System; with 5,000-Liter Capacity Water Storage Tank; Estimated 2,500-Liter Capacity Mixing Tank; Associated Valves; Pumps; Piping; etc.; (Not In Service; Incomplete; Appraised As Is)

		(1)	Procomac PLC Control System, S/N P8043; with Associated Piping; Valves; Pumps; etc.

421	1-	Line #2 Processing System; (Valued With Bottling Line #2); To Include:		—

		(1)	Procomac Model Unitherm H UHT Water Sterilizer, S/N P11003, (2006); with Scrubber; Heat Exchanger; Water Heater; Chiller; Estimated 2,000-Liter Capacity Buffer Tank; Estimated 5,000-Liter Capacity Regeneration Unit; Associated Pumps; Motors; Piping; PLC Control; etc.

		(1)	Procomac CIP System, S/N P11028, (2006); with Estimated 4,000-Liter Capacity Caustic Tank; Estimated 4,000-Liter Capacity Nitric Acid Tank; Heat Exchangers; Water Heaters; Associated Pumps; Piping; Valves; PLC Control; etc.

		(1)	Procomac Model RADA UHT Product Shell and Tube Sterilizer, S/N SE-18-3A-F6-F6-FE-M, (2006); with Associated Pumps; Motors; Valves; Piping; etc.

		(1)	Procomac Model Uniflux AS Sterilizer, S/N P11026, (2006); with Air Filter; Nitrogen Filter; Steam Filter; Associated Valves; Pumps; PLC Control; etc.

		(1)	Procomac Model 80 11,190-Liter Sterilize Stainless Steel Tank, (2006); with Top-Mounted Electric Mixer; Associated Pumps; Piping; etc.

		(1)	Niro-Soavi Model NS3110H Homogenizer, S/N 6490, (2007); 20 MPa Maximum Pressure; with Associated Pumps; Piping; etc.

		(1)	Procomac Model Unitherm P Buffer System, S/N P11024, (2006); with Estimated 2,500-Liter Capacity Buffer Tank, with Top-Mounted Electric Mixer; Regeneration Unit; and Associated Pumps; Piping; Control; etc.

		(1)	Procomac Model Unidox Sterilizer, S/N P11097, (2006); with Maselli Misure Monitoring System; Associated Tank; Pumps; Piping; Control; etc.
		(1)	Procomac PLC Control System, S/N P11029, (2006); with Touchstar 15 Touch Screen Interface; Associated Pumps; Piping; Valves; etc.

422	1-	Line #1 Syrup Mixing System; (Valued With Bottling Line #1); To Include:		—

		(1)	Procomac Model Unisolv BMP Mixing System, S/N P8037, (2002); with (2) 8,000-Liter Capacity Syrup Tanks; Powder Mixer; 1,500-Liter Mixing Tank; 250-kg Drum Pumping Station, with Scale; (2) Bench Scales; and Associated Mixers; Pumps; Piping; etc.

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
		(1) APV 30,000-Liter/Hour Water Deaerator, S/N P399460; with Procomac Estimated 3,000-Liter Capacity Buffer Tank; Associated Filters; Pumps; Piping; Control; etc.

		(1) Procomac Model Unimix Multi Syrup/Water/Sugar Blender, S/N P8038, (2002); with Anton Paar Model MPDS 1000 Evaluation Unit; Associated Valves; Pumps; Flowmeters; Piping; Control; etc.

		(1) Procomac Model Uniclean CIP System, S/N P8027, (2001); with Estimated 3,000-Liter Caustic Tank; Estimated 3,000-Liter Nitric Acid Tank; Heat Exchanger; Associated Filters; Flowmeters; Pumps; Piping; Control; etc.

		(1) Procomac PC Control System; with Associated Pumps; Piping; Valves; Flowmeters; etc.

423	1-	Line #2 Syrup Mixing System; (Valued With Bottling Line #2); To Include:	—

		(1) Procomac Model Unisolv B Multi Mixing System, S/N P11023, (2006); with (3) 25,000-Liter Holding Tanks; Procomac Model Scanima Powder Mixing System, with 3,000-Liter Mixing Tank; (2) 250-kg Capacity Drum Pumping Stations, Each with Scale; (2) Bench Scales; Automatic Valve Systems; Associated Flowmeters; Pumps; Piping; Control; etc.

		(1) Procomac Model Uniclean 3A CIP System, S/N P11027, (2006); with Estimated 3,000-Liter Caustic Tank; Estimated 3,000-Liter Nitric Acid Tank; Associated Valves; Pumps; Flowmeters; Piping; Control; etc.

		(1) Sta-Rite Water Softening System; with (2) DI Tanks; Salt Tank; and Control

		(1) Procomac PC Control System; with Associated Piping; Pumps; Valves; etc.

		Total Syrup/Processing Room:	No Value

		Warehouse

424	1-	Lot of Racking, To Include:

		(17) 90”W x 35”D x 30’H Pallet Racks; Adjustable, 4-/5-Tier

		(226) 48”W x 35’H Drive-Thru Type Pallet Racks; (5) Pallets Deep, Adjustable, 4-Tier	$30,000

		Total Warehouse:	$30,000

		Laboratory

425	1-	Tecon Model MSP9500 Chemunex Analyzer, S/N 0611289996, (2006); with Computer Control	$75,000

426	1-	Thermo Electron Model C412 Centrifuge; (Not In Service)	500

427	1-	AND Model EK-6000H 6,000-g Balance	500

428	1-	Zebra Model 140XI III Label Printer	250

429	1-	Kem Model AT-510 Automatic Potentiometric Titrator; with (3) Kem Dosers	3,500

430	1-	Kem Model AT-500N Automatic Potentiometric Titrator; with Kem Doser	2,500
431	1-	Bellingham & Stanley Model RFM740 Refractometer	4,500

432	1-	Lot of Laboratory Support Equipment, To Include: Glassware; Lab Ovens; Refrigerators; Dispensers; Stainless Steel Shelving; Ultrasonic Cleaner; Room Heaters; Sample Lift; etc.	5,000

		Total Laboratory:	$91,750

		Plant Utilities

433	2-	Certuss Model Universal 2,000-kg/Hour Natural Gas Fired Steam Generators, S/N 10777; and S/N 10776, (2002); 10-Bar Maximum Pressure; Each with Blower; and Shared Water Heater, with Softening System	$50,000
		Each Value: $25,000

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
434	3-	Certuss Model Universal 1800 2,000-kg/Hour Capacity Diesel and Natural Gas Fired Steam Generators, S/N 12160; S/N 12159; and S/N 12158, (2006); 16-Bar Maximum Pressure; Each with Blower; and Shared Certuss Model Batterie 5400 Water Heater, with Water Softening System		105,000
		Each Value: $35,000

435	1-	Plant Compressed Air System, To Include:		15,000

		(1)	Atlas Copco Model Airtec ZT290 Rotary Screw Air Compressor, S/N ARP164070, (1985)

		(1)	Atlas Copco Model ZT290 8-Bar Rotary Screw Air Compressor, S/N AIF38039100, (1996)

		(1)	Atlas Copco Model ZT290 8-Bar Rotary Screw Air Compressor, S/N ARP164069, (1985)

		(2)	Abbott Vertical Air Receiving Tanks

		(2)	Atlas Copco Model FD450 Compressed Air Dryers, S/N 9502224; and S/N 9502225, (1995); 20-Bar Maximum Pressure

436	1-	Aqua Chiller; with (3) Estimated 15 hp Pumps; and Estimated 3,000-Liter Water Holding Tank		10,000

437	1-	Gardner-Denver Model WH40H3N-AC 4.55-MPa Maximum Pressure Piston-Type Air Compressor, S/N C002628, (2006); 400-kW Motor @ 750 rpm; with Donaldson Model HPD3500W Refrigerated Air Dryer, S/N 06/18861/01; and Sound Enclosure		125,000

438	1-	Aqua Model TWA 242 B/Z PD/CC/IM Chiller, S/N 160427, (2006); 29-Bar Maximum Pressure; with Water Holding Tank; Associated Pumps; Piping; etc.		10,000

439	1-	KTK Model TWA 362 B/Z/PU/PU/HR Chiller, S/N 1200892260, (2002); 28-Bar Maximum Pressure; with Associated Pumps; Piping; etc.		7,500

		Total Plant Utilities:		$322,500

		Yard

440	1-	Lot of Tanks, To Include:		$155,000

		(1)	40,000-Liter Diesel Carbon Steel Tank; Double Walled; with Safety Enclosure; and Diesel Pump

		(1)	Forbes Co., The 6,000-Liter Nitric Acid Fiberglass Tank

		(1)	Forbes Co., The 10,000-Liter Caustic Soda Fiberglass Tank

		(2)	19,130-Liter Glucose Stainless Steel Tanks; Each with Stainless Steel Jacket; Heater; Pumps; and Shared Glucose Pumping Station

		(1)	32,000-Liter Sugar Stainless Steel Tank; with Associated Pumps; Piping; etc.

		(1)	32,000-Liter Citric Acid Stainless Steel Tank; with Associated Pumps; Piping; etc.

		(1)	160,000-Liter Spring Water Stainless Steel Tank; Rivet Construction; with Associated Pumps; Piping; etc.

		(1)	160,000-Liter Raw Water Stainless Steel Tank; Rivet Construction; with Associated Pumps; Piping; etc.

		(8)	UV Water Treatment Heads; Each with Mesh Filtration Systems

		Total Yard:		$155,000

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
		Throughout Plant

441	1-	Lot of Factory and Support Equipment, To Include:

		Zanotti 20’ x 30’ Refrigerated Inflatable Tent, with (4) Refrigeration Units; Pallet Jacks; Hand Tools; Cut-Off Saws; Drill Press; Waste Bins; Fire Extinguishers; Chairs; Tables; Office Furniture; Shelving; etc.	$12,500

		Total Throughout Plant:	$12,500

		Total Appraised Orderly Liquidation Value - Cott Corporation [***]	$8,361,750

Cott Corporation

[***]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

Orderly Liquidation Value
Effective Date: December 4, 2008
Bottling	$1,626,275
Batch Room	125,000
Maintenance	18,000
QC Lab	22,500
Plant Utilities	112,000
Throughout Plant	9,000
Rolling Stock	20,000

Total Appraised Orderly Liquidation Value - US Dollars Cott Corporation [***]	$1,932,775

Appraisal

Cott Corporation

[***]

Machinery & Equipment

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

Bottling

442	1-	PET Bottling Line #2; 250ml; 500ml and 20 Oz. @ 550 Bottles/Minute Rated Capacity, 1 Liter @ 400 Bottles/Minute Rated Capacity, (2000), To Include:		$475,000

		(1)	Crown Simplimatic Model 400D Bulk Depalletizer, S/N 2440-M000260, (2000); with Chain Type Infeed Conveyor; Pallet Stacker; Suction Type Loader; 48”W x 30’L Interlocking Plastic Belt Conveyor; 60’L Single Lane Reduction Conveyor; Mezzanine Structure; and Control

		(1)	Crown Simplimatic Model Ring Jet 160’L Air Powered Conveyor, (2000); with (6) Top Mounted Blowers; and 90° Turn Section

		(1)	Alsim Model MASMIX36.000L/H Blender, S/N WEFG00499A, (2000); with Associated Pumps; and Allen-Bradley PLC Control

		(1)	Alsim Model RV-P ASMOJET 80-Valve Mono Block Volumetric Filler, S/N WALI00899A; with Alsim 64-Head Inline Rinser, S/N WBT003199A; Alcoa Model KUPI16/720-99 16-Head Capper, S/N 56288, with Alcoa Cap Unscrambler; Jet Flow Model B057380720 Cap Feeder, S/N 401; Associated Pumps; and Allen-Bradley PLC Controls

		(1)	Orbisphere Model ProBrix Plus 3624 Analyzer

		(1)	Alfa Laval Model A15-BWFD Chiller, S/N 30105-53444, (2000); 758.9 Sq. Ft. Capacity, 250 psi @ 230°F Maximum Pressure; with Estimated 1,000-Gallon Capacity Chilled Water Tank; and RDM Control

		(1)	Pacific Ozone Technology Model SGA24 Ozone Gas Generator, S/N 3354-9-3; with Pci-Wedeco Ozone Monitor; Estimated 1,000-Gallon Capacity Stainless Steel Storage Tank; Neptune Mixing System; and Associated Pumps

		(1)	Ambec 3”W x 24’L Interlocking Plastic Belt Conveyor; with Stainless Steel Frame

		(1)	Domino Model DDC-3 Ink Jet Coder, S/N C5709, (2006)

		(1)	Videojet Model Excel Series 170i Ink Jet Coder, S/N 011630005WDR, (2001)

		(1)	Domino Model DPX1000 Ink Jet Coder

		(1)	Ambec 58’L Conveyor System; Stainless Steel Frame; with 4’W x 20’L Accumulator; and 24”W x 37’L Interlocking Plastic Belt Conveyor, with 90° Turn Section

		(1)	Convay Systems Model BWA828-S-CR-EB-DTS 8’W x 30’L Steam Heated Bottle Warmer, S/N 99-09-MC1055, (2000); Stainless Steel; with Associated Pumps; and Variable Feed Control

		(1)	Ambec 8’W x 28’L Accumulator; Stainless Steel; with Interlocking Plastic Belt

		(1)	Ambec 33”W x 45’L Interlocking Plastic Belt Conveyor; with Stainless Steel Frame

		(1)	Ambec 48”W x 36’L 2-Lane Diverter Interlocking Plastic Belt Conveyor; with Stainless Steel Frame

		(2)	Ambec 4”W x 145’L Interlocking Plastic Belt Conveyors; Each with Stainless Steel Frame; and (4) 90° Turn Sections

		(2)	Trine Model 4500 Warp Around Labelers, S/N 109M45411; and S/N 109M45412; Each with Parker Automation PLC Control

		(1)	Ambec 24”W x 315’L Interlocking Plastic Belt Conveyor; with Stainless Steel Frame; 15’L Interlocking Plastic Belt Lane Merge Conveyor; (7) 90° Turn Sections; Lane Diverters; and (3) S-Type Turn Sections

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(2)	Ambec 4-1/2”W x 36’L Interlocking Plastic Belt Conveyors; Each with S-Type Turn Section

		(1)	ITW Hi-Cone Model 871M3 Packaging System, S/N 291, (2003); (Leased)

		(1)	Douglas Case Packer, S/N M-4365, (2000); 12- or 24-Pack Capability; with Interlocking Plastic Belt Infeed Conveyor; Case Former; Lane Diverter; Nordson Hot Melt Glue Machine; Powered Roller Exit Conveyor; and PLC Control

		(1)	Douglas Shrink Wrap Machine, S/N M-4366, (2000); with Infeed Conveyor; Wrapping Station; 28”W x 13”H 2-Zone Electric Fired Shrink Tunnel; and PLC Control

		(1)	Videojet Model Excel Series 100 Ink Jet Coder, S/N Unknown

		(1)	MHT 18”W x 12’L Power Belt Conveyor

		(2)	Diagraph Model PA/5000LT Pressure Sensitive Labelers; Each with Sato Model M-8485SE Label Printer; and Pendant Interface

		(1)	Roach 22”W x 15’L Power Roller Conveyor

		(1)	Roach 18”W x 4’L Power Belt Conveyor

		(1)	22”W x 12’L 90-Degree Power Roller Conveyor

		(1)	12”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 74’L Power Belt Conveyor; with Inclined and Declined Sections

		(1)	PAI Model 6300 Palletizer, S/N 63141, (2000); with Power Roller Infeed Conveyor; Pallet Feeder; Stacker; Power Roller Exit Conveyor; and PLC Control

		(1)	Orion Model MA-44 Orbital-Type Stretch Wrap Machine, S/N 2000-021U194; with 52” x 12’ Powered Roller Conveyor; 52” x 20’L Powered Roller Conveyor; and Push-Button Control

		(1)	Manufacturer Unknown Pressure Sensitive Labeler; with Sato Label Printer
443	1-	12 Oz. Can Line #1; Rated @ 1,200 Cans/Minute; (Installed In 1996; Capex Project To Upgrade Line To 8- and 16-Oz. Cans; Estimated Completion March 2009), To Include:		750,000

		(1)	Busse Model WD-400X Bulk Depalletizer, S/N 65; with Chain Type Infeed Conveyor; Pallet Stacker; Suction Type Transfer Station; Interlocking Plastic Belt Exit Conveyor; Mezzanine Structure; and Push-Button Control

		(1)	3-1/2”W x 180’L Cable Type Can Conveyor; with (2) 90° Turn Sections; Custom Built Rinse Station; and Can Inverting Station

		(1)	Sweed Scrap Chopper

		(1)	Mojonnier Model 48M48-5R4P Carbo-Cooler, S/N 012701, (1977); with Associated Pumps; and Allen-Bradley Model PanelView Plus 1250 PLC Control

		(1)	Crown Model 93M0289 72-Valve Gravity Filler, S/N 80671, (1994); with Interlocking Plastic Belt Feed Conveyor; and Allen-Bradley Model PanelView 900 PLC Control

		(1)	Orbisphere Model ProBrix Plus 3624 Brix+Co2+O2 Analyzer, S/N 24708, (1998)

		(1)	Angelus Model 121L Can Seamer, S/N 12596994, (1994); with Interlocking Belt Infeed Conveyor; and PLC Control

		(1)	Presto 2,000-Lb. Scissor Lift Table; 24” x 48” Platform Size

		(1)	3-1/2”W x 36’L Bolted Stainless Steel Frame Interlocking Plastic Belt Conveyor

		(1)	6”W x 18’L Bolted Stainless Steel Frame Interlocking Plastic Belt Conveyor

		(2)	12”W x 20’L Bolted Stainless Steel Frame Interlocking Plastic Belt Conveyors

		(1)	Manufacturer Unknown 72”W x 25’L Can Warmer; Stainless Steel; with Associated Pumps

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Alfa Laval Model MK15-BWFD Chiller, S/N 3010-75852; 663 Square Foot Heating Surface; with Estimated 500-Gallon Capacity Chilled Water Storage Tank, (2006); and RDM Control

		(1)	Van Pak 15”W x 75’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections; and Estimated 36”W x 20’L Lane Diverter

		(2)	Portable Blowers, 7-1/2 hp

		(2)	Van Pak 2-1/2”W x 50’L Interlocking Plastic Belt Conveyors; Each with S-Type Turn Section; 90° Turn Section; and Can Inverter

		(2)	Filtec Model FT-50 Fill Level Monitors, S/N 114121; and S/N 114120

		(2)	Videojet Model H.170i Ink Jet Coders, S/N I96C10007; and S/N I96C09004, (1996)

		(1)	Arrowhead 14”W x 210’L Interlocking Plastic Belt Conveyor; with Stainless Steel Frame; (6) 90° Turn Sections; and (6) S-Type Turn Sections

		(1)	Van Pak 10’W x 11’L Accumulator; with Stainless Steel Frame

		(1)	ITW Hi-Cone Model 283B Packaging Machine, S/N NC1098; (Leased)

		(2)	8”W x 28’L Interlocking Plastic Belt Conveyors; Each with (2) 90° Turn Sections

		(1)	Krones Model KR93679 24-Can Tray Packer, S/N 001 192, (2006); with Interlocking Plastic Belt Accumulator; Lane Diverter; Tray Fromer; Nordson Model ProBlue 7 Hot Melt Glue System; Krones Model VARIOPAC TFS 80 Tray Wrapper; Roll Changer; Krones Model ST72/1-60005 Shrink Tunnel, 30”W x 14”H Maximum Opening; and Krones iPanel PLC Control

		(1)	Videojet Model Excel 273SE Ink Jet Coder, S/N I396B25067, (1996)

		(1)	Arrowhead 17”W x 28’L Interlocking Plastic Belt Conveyor; with Stainless Steel Frame

		(1)	Arrowhead 24”W x 60”L Right Justifying Interlocking Plastic Belt Conveyor; with Stainless Steel Frame

		(1)	8”W x 50’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	Ryson Estimated 16”W x 18’L Spiral Conveyor; 3-Tier; with Interlocking Plastic Belt

		(1)	16”W x 30’L Power Roller Conveyor; with (2) 90° Turn Sections
		(1)	24”W x 90’L Interlocking Plastic Belt Conveyor; with (2) S-Type Turn Sections; and (2) 90° Turn Sections

		(1)	Jones 12-Pack Case Packer, S/N S-5959, (2002); with Interlocking Plastic Belt Infeed Conveyor; Lane Diverter; Case Former; 10-Station Packer; Nordson ProBlue Hot Melt Glue Machine; Interlocking Plastic Belt Exit Conveyor; and Allen-Bradley Model PanelView 1000 PLC Control

		(1)	Videojet Model Excel 3770i Ink Jet Coder, S/N 993540005WD, (1999)

		(1)	Videojet Model 170i Ultra High Speed Ink Jet Coder, S/N 0481019WD, (2004)

		(1)	Van Pak 14”W x 4’L Power Belt Conveyor; Stainless Steel Frame

		(1)	Van Pak 3-1/2”W x 10’L Dual Lane Interlocking Plastic Belt Conveyor; with Stainless Steel Frame

		(1)	Van Pak 24”W x 36”L Power Belt Conveyor; Stainless Steel Frame

		(1)	10”W x 60’L Power Belt Conveyor; with Inclined Section

		(1)	10”W x 210’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	PAI Model 6400 Palletizer, S/N 6400-86; with Infeed Conveyor; Lane Diverter; Pallet Feeder; Exit Conveyor; and Total Control Model QuickPanel Junior PLC Control

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Orion Model MA44-8276 Orbital-Type Stretch Wrap Machine, S/N 8108276; with (2) 60”W x 15’L Power Roller Conveyors

		(1)	Manufacturer Unknown Pressure Sensitive Labeler; with Sato Model M-8485SE Label Printer

444	1-	PET Bottling Line #3; 1 Liter @ 300 Liters/Minute Rated Capacity, 2 Liter @ 200 Liters/Minute Rated Capacity; (Installed In 2004); To Include:		400,000

		(1)	Van Pak Model 8500 Bulk Depalletizer, S/N 8520-100, (2004); with Chain Type Infeed Conveyor; Suction Type Transfer System; Pallet Stacker; Accumulating Conveyor; Mezzanine Structure; and Allen-Bradley Model PanelView 600 PLC Control

		(1)	24”W x 24’L Interlocking Plastic Belt Conveyor; with Stainless Steel Frame

		(1)	Van Pak 15”W x 24’L Interlocking Plastic Belt Conveyor, (2004); with Lane Reduction

		(1)	Barry Wehmiller 100’L Air Powered Conveyor; with (4) Blowers

		(1)	Sentry Model 4005 Lowerator Rinser, S/N 1308; with Adjustable S-Type Side Drip Conveyor; Rinse Station; and Control

		(1)	Barry Wehmiller 30’L Air Powered Conveyor, (2004); with (2) Top Mounted Blowers; and 90° Turn Section

		(1)	Crown Model 45/6 45-Valve Gravity Filler, S/N 45-6-16; with Arol Model EURO PK IES 9-Head Capper, S/N 10310, (2007); Cap Unscrambler; OMS Model PC3060 Cap Feeder, S/N 039; and Allen-Bradley Model PanelView 1000 PLC Control

		(1)	Mojonnier Model 52M52 Carbo-Cooler, (1979); with Allen-Bradley Model PanelView 1000 PLC Control

		(1)	Alfa Laval Model MK15-BWFD Chiller, S/N 30110-67501, (2006); 792 Square Foot Capacity; with Estimated 500-Gallon Capacity Water Tank; and RDM Control

		(1)	Orbisphere Model 3624 Analyzer, S/N 27881, (2000)

		(1)	Domino Model DDC-3 Ink Jet Coder, S/N C-5710, (2006)

		(1)	Domino Model DPX1000 Ink Jet Coder, S/N 08223-0278, (2006)

		(1)	15”W x 75’L Interlocking Plastic Belt Conveyor; with Stainless Steel Frame; 90° Turn Section; and S-Type Turn Section

		(1)	Evans Model 1020 10’W x 20’L Bottle Warmer, S/N 03040392; Steam Heated; with Associated Pumps; and Allen-Bradley Model PanelView 600 PLC Control

		(1)	6’W x 28’L Accumulator; with Interlocking Plastic Belt Conveyor; Stainless Steel Frame

		(1)	Ambec 15”W x 75’L Interlocking Plastic Belt Conveyor; with (2) S-Type Lane Diverters

		(2)	7-1/2”W x 20’L Stainless Steel Interlocking Plastic Belt Conveyors

		(1)	4-1/2”W x 170’L Stainless Steel Interlocking Plastic Belt Conveyor; with (4) 90° Turn Sections; and (2) S-Type Turn Sections

		(2)	Trine Model 4500 Wraparound Labelers, S/N 017M45109; and S/N 017M45108, (2001); Each with Allen-Bradley PLC Control

		(1)	15”W x 20’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	24”W x 130’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections; and (5) S-Type Turn Sections

		(1)	SMI Model SK600 Angle Tray Packer, S/N 9105; 1 Liter Total Pack Capability; with Interlocking Plastic Belt Infeed Conveyor; Lane Diverter; Tray Former; Nordson Model ProBlue Hot Melt Glue Machine; Wrapping Station; Horizon Heat Shrink Tunnel, 28”W x 14”H Maximum Opening; Exit Conveyor; Cooling Fans; and PLC Control

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	SMI Model WP300 Case Packer, S/N 8578; (8) 2-Liter Case Capacity; with Interlocking Plastic Belt Infeed Conveyor; Lane Diverter; Box Former; Packing Station; Nordson Model Series 3500V Hot Melt Glue System; and PLC Control

		(1)	12”W x 40’L Stainless Steel Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	24”W x 35’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(2)	Diagraph Model PA/5000LT Pressure Sensitive Labelers; Each with Pendant Interface

		(1)	Diagraph Model IJ3000 Ink Jet Coder, S/N IJ63402272

		(1)	Videojet Model Excel 100 Ink Jet Coder, S/N E94P11002, (1994)

		(1)	12”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	10”W x 60’L Power Belt Conveyor; with Inclined Section

		(1)	10”W x 210’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	PAI Model 6300 Palletizer, S/N 63173, (2001); with Infeed Conveyor; Lane Diverter; Pallet Feeder; Stacker; Powered Roller Exit Conveyor; and Allen-Bradley Model PanelView 1000 PLC Control

		(1)	Orion Model MA-44 Orbital-Type Stretch Wrap Machine, S/N 2004-0314030, (2004); with (1) 60”W x 10’L Powered Roller Conveyor; 60”W x 20’L Powered Roller Conveyor; and Control

		(1)	Autolabe Pressure Sensitive Labeler; with Sato Model M-8485SE Label Printer

445	1-	Westward Portable Reciprocating Air Compressor, 5 hp		125

446	3-	Intermec Model EasyCoder 3400 Label Printers		150
Each Value: $50

447	1-	GSE 5,000-Lb. Platform Scale; with Digital Readout		1,000

		Total Bottling:		$1,626,275

Batch Room

448	1-	Batch Blending System, To Include:		$110,000

		(6)	Cherry-Burrell 5,400-Gallon Jacketed Stainless Steel Tanks, S/N 67-13-3; S/N 67-13-5; S/N 67-13-1; and S/N (3) Unknown; Each with 2 hp Electric Mixer; and Associated Pumps; (Removal Difficult)

		(1)	6,500-Gallon Stainless Steel Tank; with Estimated 5 hp Top Mounted Electric Mixer; and Associated Pumps; (Removal Difficult)

		(3)	1,500-Gallon Stainless Steel Tanks; Each with Estimated 2 hp Top Mounted Electric Mixer; and Associated Pumps

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	9,000-Gallon Stainless Steel Tank; with Estimated 5 hp Top Mounted Electric Mixer; and Associated Pumps

		(1)	6,500-Gallon Stainless Steel Tank; with Estimated 5 hp Top Mounted Electric Mixer; and Associated Pumps

		(1)	Weigh-Tronix 1,000-Lb. Platform Scale, S/N 028647

		(1)	DEC International Model #2 CIP System, S/N 2623, (1994); with Allen-Bradley Model PanelView 1000 PLC Control

		(1)	150-Gallon Stainless Steel Tank; with 10 hp Top Mounted Electric Mixer

		(1)	Ecolab Model 5500 CIP System, S/N 27489E01-E08, (2001); with PLC Control

		(3)	SFI Model HFCS 10,000-Gallon Stainless Steel Tanks, S/N 2787-3; S/N 2787-1; and S/N 2787-2; Each with Associated Pump; (Removal Difficult)

		(2)	Ross Engineering Carbon Filters, S/N SF-850C; and S/N Unknown, (2004); 100 psi, 230°F Maximum Pressure; Each with Fil-Trek Model S6GL20-040-4-6F-IP 5 Micron Polisher; Aquafine Model 06AS20 UV Filter, (2008); and Associated Pumps

		(1)	U.S. Filter CIP System, (2004); with Alfa Laval Model M10-MFG Heat Exchanger, S/N 30107-99730; Fil-Trek Model S6BMB22-412-6F Filter, S/N V-2279; and Associated Pumps

		(1)	Lot of Associated Tables; Sinks; Scales; etc.

449	1-	Water Filtration System, To Include:		15,000

		(1)	Osmonics Model 74B-HR (CAN432K/DLX) Reverse Osmosis Water Filtration System, S/N 93-D255019A, (1993); 8,270 Hours Indicated, 600 psig @ 4,128-Bar Maximum Pressure, 140 psig @ 960-Bar Minimum Pressure; with (2) US Filter Carbon Filters; and Associated Pumps
		(2)	T&C Stainless Model RT-4 Carbon Filters, S/N TCWF000123-1; and S/N TCWF000123-2, (2001); 80 psi @ 200°F Maximum Pressure; with Shared Ful-Flo 6S25-4-6FK1 Filter, S/N 9202-0099-21464; and Associated Pumps

		(1)	Trionetics CIP System; with (1) Micron Cartridge Filter; and Associated Pumps

		(1)	Belding 14,100-Gallon Fiberglass Tank, S/N 18047, (1993)

		(3)	Grundfos Model CR15-2-0-G-A-E-KUBE 15 hp Pumps; with Shared PLC Control System

		Total Batch Room:		$125,000

Maintenance

450	1-	Lot of Maintenance Equipment, To Include:		$18,000

		(1)	Ecolab Model FI-25 Portable Foam Machine

		(1)	Mi-T-M Model GC-2003-0MHB 2,000-psi Portable Pressure Washer, S/N 10293560, 5 hp

		(1)	Clausing Model 2277 20” Pedestal Drill, S/N 529663

		(1)	Clausing Model 20RWF 20” Vertical Band Saw, S/N 135185; with Blade Welding and Grinding Attachment

		(1)	20-Ton H-Frame Press

		(1)	Clausing Model HB250M 20” x 10” Horizontal Band Saw, S/N 135639; with Gravity Roller Conveyor

		(1)	Thermal Dynamics Model Cut Master 50 Plasma Cutter, (2002)

		(1)	Dee-Blast 40” x 40” Reach-In Type Shot Blast Cabinet; with Barrel Top Dust Collector

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Jet Model GH-1440ZX 14” x 40” Geared-Head Engine Lathe, S/N 000904ZX215; with 3-Jaw Chuck; and 2-Axis Digital Readout

		(1)	DeWalt Model D28715 14” Cut-Off Saw

		(1)	Weatherhead Model Coll-O-Crimp I 4” Hose Crimper; with Hydraulic Power Supply; and Tool Cabinet

		(1)	Lincoln Model Wirematic 250 250-Amp Arc Welder; with Portable Cart

		(1)	Miller Model Bobcat 225G Welder Generator; with Onan Performer 16 Gasoline Engine; and Portable Cart

		(1)	Ridgid Model 535 Pipe Threader

		(1)	Manufacturer Unknown Model LM0587 Vertical Milling Machine, S/N 3690

		(1)	Lot of Support Equipment, To Include: Portable Carts; Shelving; Ladders; Grinders; Torch Carts; Hand Tools; etc.

		Total Maintenance:		$18,000

QC Lab

451	1-	Lot of Laboratory Equipment, To Include:		$22,500

		(2)	Vibrac Model 1502 Torque Testers, S/N 010052; and S/N Unknown; Each with Epson Printer

		(1)	Wilkens-Anderson Co. Model 10700-00 Torque Tester, S/N 03AH002

		(1)	Waco Model VSM II Seam Analyzer; with Computer Control

		(1)	Hitachi HPLC System; with Hitachi Model L-2400 UV Detector; Model L-2300 Column Oven; Model L-2130 Pump; Organizer; and Computer Control

		(1)	Bellingham & Stanley Model RFM340 Refractometer

		(1)	Neslab Model Thermo RTE-7 Chiller

		(2)	Metrohm Model 758 KFD Titrino Titrators; Each with Model 728 Stirrer; Key Pad; and Thermal Printer

		(1)	Orion Model 920A pH Meter

		(1)	Mettler Toledo Model PL3002 3,100-g Balance; with Mettler Toledo Model RS-P42 Printer

		(1)	Fisher Scientific Model Isotemp 102 Water Bath

		(1)	Terriss Model T-03-300 3-Station Carbon Tester; with (3) Power Supplies; and SmarTester Computer Control System
		(1)	Zebra Model TLP 3844-Z Label Printer

		(1)	Orion Model 230A + pH Meter

		(1)	Fisher Scientific Bench Top Lab Oven

		(2)	Gast Vacuum Pumps

		(2)	Fisher Scientific Model Isotemp 500 Series Dry-Baths

		(1)	Lot of Laboratory Support Equipment, To Include: Refrigerators; File Cabinets; Worktables; Glassware; Digital Thermometers; Timers; etc.

		Total QC Lab:		$22,500

Plant Utilities

452	1-	Vilter Model VC2-982P Cooling Tower, S/N 0000589601		$7,500

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value

453	1-	Evapco Model AIC713B Cooling Tower, S/N 4-101441	7,500

454	1-	Dens-A-Can Model A6-800-W-CONV Can Crusher, S/N 353-SP1-10-04, (2004); with Infeed Conveyor; and Hydraulic Power Unit	3,000

455	1-	Sullair Model 20-100H ACAC Rotary Screw Air Compressor, S/N 003-87297, 100 hp; 41,431 Hours Indicated; with Sullair Model SRD830 Refrigerated Air Dryer, S/N 003-D7358	2,500

456	1-	Ingersoll-Rand Model SSR-EP100 Rotary Screw Air Compressor, S/N CK5409U02308, (2002), 100 hp; 22,999 Hours Indicated	10,000

457	1-	Ingersoll-Rand Model DXR750 750-cfm Refrigerated Air Dryer, S/N 943DXR7004, (1994); with Vertical Air Receiving Tank; and Oil/Water Separator	1,500

458	1-	Ingersoll-Rand Model SSR UP6-30-125 Rotary Screw Air Compressor, S/N PX1977U03230, 30 hp; 5,902 Hours Indicated; with Ingersoll-Rand Model HT35 Refrigerated Air Dyer, S/N 99GHT1798, (1999); and Vertical Air Receiving Tank	4,000

459	1-	Ingersoll-Rand Model SSR-EP200 Rotary Screw Air Compressor, S/N F7864493182, (1993), 200 hp; 41,461 Hours Indicated	5,000

460	1-	Zeks Model 1200HSFA400 True Cycling Refrigerated Air Dryer, S/N 234947; with Oil/Water Separator; and Vertical Air Receiving Tank	2,000

461	1-	Hellenbrand Water Softening System	No Value

462	1-	Cleaver-Brooks Model CB-200-600 Package Boiler, S/N L-92455, (1993); Natural Gas Fired, 150 psi Maximum Pressure, 25,106,000 Btu/Hour Capacity; with Hawk Gas Fired Burner	5,000

463	1-	Clever Brooks Model SMP-45 Deaerator, S/N DG-6846, (1993); with Honeywell Temperature Control	2,500

464	4-	Vilter Model VMC450 XL Ammonia Compressors, S/N 48810; S/N 48809; S/N 48898; and S/N R66707, 150 hp; with Shared Ammonia Storage Tank; and RDM Technologies Refrigeration Control System, with Allen-Bradley Model PanelView 1000 PLC Interface	30,000
		Each Value: $7,500

465	2-	Vilter Model VMC 450 XL Ammonia Compressors, S/N 48566; and S/N 48567, 150 hp	15,000
		Each Value: $7,500

466	1-	Vilter Model VMC 450 XL Ammonia Compressor, S/N 48802, 125 hp	7,500
467	2-	Vilter Ammonia Compressors, S/N 17822AH; and S/N Unknown, 100 hp	4,000
		Each Value: $2,000

468	1-	Powerex Model SLAE05 Oilless Scroll Air Compressor; 7-Station, Average 9,000 Running Hours; Each with (5) hp Motor; Sullair Model SR Compressed Air Dryer; and Vertical Air Receiving Tank	5,000

		Total Plant Utilities:	$112,000

		Throughout Plant

469	1-	Lot of Factory and Support Equipment, To Include: Pallet Racking; Banding Carts; Fire Extinguishers; Ladders; Shop Fans; Drum Fans; Self-Dumping Hoppers; Gravity Flow Racks; Pallet Jacks; Flammable Storage Cabinets; etc.	$5,000

470	1-	Lot of Office Furniture and Business Machines, To Include: File Cabinets; Storage Cabinets; Desks; Shelving; Swivel Chairs; Refrigerators; Microwave; Coffee Maker; Conference Tables; Telephone Systems; etc.	4,000

		Total Throughout Plant:	$9,000

		Rolling Stock

471	1-	Tennant Model 7400 LP Gas Rider-Type Floor Sweeper, S/N 7400-8017	$5,000

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value

472	1-	Skyjack Model SJII-3220 700 Lb. Scissor Lift; with Battery Charger	4,000

473	1-	JLG Model 35E 500-Lb. x 35’ Personnel Lift, S/N 019991-0300021489; with Battery Charger	8,000

474	1-	Advance Model BA 5321 Walk-Behind Floor Sweeper, S/N 1688322, (2003); with Battery Charger	500

475	1-	Advance Model Advenger 2810C Rider-Type Floor Sweeper, S/N 1717839, (2003); with Battery Charger	2,500

		Total Rolling Stock:	$20,000

	Total Appraised Orderly Liquidation Value - Cott Corporation [***]		$1,932,775

Cott Corporation

[***]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

Orderly Liquidation Value
Effective Date: December 4, 2008
Bottling	$1,600,000
Throughout Plant	259,350
Rolling Stock	176,500

Total Appraised Orderly Liquidation Value - US Dollars Cott Corporation [***]	$2,035,850

Appraisal

Cott Corporation

[***]

Machinery & Equipment

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
Bottling

476	1-	Canning Line, 12-Oz. Can Size, To Include:		$600,000

		(1)	Sentry Model 8676 Can Depalletizer, S/N 1870; 44” x 56” Pallet Size; with Suction Type Pallet Layer Separation Sheet Take-Off Arm; Horizontally Shuttling Layer Outfeed; Hydraulic Power Unit; and Main Control Panel, with Allen-Bradley Model PanelView 1000 PLC Control

		(1)	45” x 40’ Interlocking Plastic Belt Conveyor; Mezzanine Mounted; with Drive Motor

		(1)	Interlocking Plastic Belt Conveyor; 30’ Overall Length; with Stainless Steel Frame; and Drive Motor

		(1)	Single Lane Can Transfer Conveyor; Ceiling Suspended, Estimated 175 Linear Feet; with (2) 90° Turn Positions; and Motor Drives

		(1)	Gravity Can Inverting Rail Router; Declined; with Airing Section

		(1)	Sentry Interlocking Plastic Belt Conveyor; Estimated 30’ Overall Length; with Stainless Steel Frame; and Motor Drives

		(1)	Crown Simplimatic Model Century 72 72-Valve Filler; with Stainless Steel Enclosure

		(1)	Angelus Model 1202 12-Position Can Seamer, S/N 752512690-650405; with Stainless Steel Enclosure; and Lid Chute Infeed

		(1)	Mojonnier Blender; with (2) Stainless Steel Water Vacuum Tanks, (1976); Centrifugal Pumps; and Mojonnier Model 72-60 Carbo-Cooler, S/N 8007

		(1)	Orbisphere Model Pro Brix Plus 32109A Analyzer, S/N 29428; with Stainless Steel Cabinet; and Control Panel

		(1)	Interlocking Plastic Belt Conveyor; Estimated 30 Linear Feet; with Stainless Steel Guide Rails; Stainless Steel Frame; and Defect Knock-Out Table

		(1)	Sentry Interlocking Plastic Belt Conveyor; Estimated 40 Linear Feet; with 90° Turn Position; and Can Inverter

		(1)	SJI Model 5-26 8’W x 44’L Can Warmer, S/N 400100035

		(1)	16”W x 18’L Interlocking Plastic Belt Conveyor; with Stainless Steel Frame, and Associated Drives

		(1)	Sentry 78” x 20’L Accumulation Table; with Reversing Belt; Product Rail; Stainless Steel Frame; and Associated Drives

		(1)	Sentry 24” x 10’ Interlocking Plastic Belt Conveyor; with Can Inverter Section

		(2)	Videojet Model 170i Ultra High Speed Ink Jet Coders, S/N 001440001WD; and S/N 001670009WD, (2000)

		(1)	Peco Model Gama 101P Fill Level Monitor; with Radio Active Pass Through Beam; Outfeed Defect Kick-Off Pedal; and Peco Vacuum Pressure Monitor

		(1)	Sentry 16”W x Estimated 100’L Interlocking Plastic Belt Conveyor; with Product Rail; Stainless Steel Frame; Associated Drives; 180° Turn Position; and 90° Turn Position

		(1)	Sentry 24” x 15’ Interlocking Plastic Belt Conveyor

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	R.A. Jones Model MLMC Case Packer, S/N S-5957; with Can Infeed Staging System; Collapse Case Infeed Conveyor; Case Erector Station; Flow Through Conveyor; Transversing Pedal Can Inserting Section; Nordson Model Series 3700V Hot Melt Glue Applicator; Rotary Flap Closer; Belt Type Pressure Outfeed Conveyor; Pendant Control; Allen-Bradley Model PanelView 1000 PLC Control; and Electrocam Plus 6000 Series Control Panel

		(1)	ITW Hi-Cone Model 2283-1 Packaging Machine, S/N 1085ASIS; (Leased)

		(1)	24”W x 6’L Interlocking Plastic Belt Conveyor; with Product Rail; Stainless Steel Frame; and Associated Drive

		(1)	24”W x 10’L Interlocking Plastic Belt Conveyor; with Product Rail; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel 178i Autoflash Ink Jet Coder, S/N 992000020WD; with Stainless Steel Control Panel, with Programmable Control

		(1)	Sentry Estimated 20”W x 8’L Interlocking Plastic Belt Conveyor; with Product Rail; and Associated Drives

		(1)	30”W x 8’L Lane Diverter Conveyor; with Stainless Steel Frame; Switching Belt; and Associated Drive

		(1)	16”W x Estimated 250’ Interlocking Plastic Belt Conveyor; with Product Rail; Stainless Steel Frame; and Assorted Drives

		(1)	Ocme Model THN80/U Tray Packer, S/N 1/2345/01, (2001); with Overwrapping Sections; Shrink Tunnel Section; and Allen-Bradley Model PanelView 1000 PLC Control

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder; with Programmable Control

		(1)	18”W Interlocking Plastic Belt Conveyor; with 180° Turn Position; Side Rails and Associated Drives

		(2)	Belt Over Roller Conveyors; Ceiling Suspended, Estimated 325 Linear Feet; Each with Associated Drives

		(1)	PAI Palletizer, S/N 6400-35; with Bottom Mounted Pallet Stack Infeed; Single Pallet Staging; Downward Product Stacking; Power Outfeed Conveyor; and Control Panel
		(1)	ITW Mima Model King Cobra 500 Orbital-Type Stretch Wrap Machine, S/N 17200; with Power Roller Outfeed Conveyor

		(1)	Sentry Roller Conveyor; with 90° Turn Position

		(1)	Manufacturer Unknown Portable Stand Mounted Labeler; with Roll Pay-Off; and Pneumatic Label Application Arm

		(1)	Production Automation Model D1946 Pallet Stacker

477	1-	Bottling Line 420; 1-Liter Bottles, To Include:		550,000

		(1)	Sentry Model 8529 Bottle Palletizer, S/N Unknown; with Suction Type Pallet Layer Separation Sheet Take-Off Arm; Horizontally Shuttling Layer Outfeed; Estimated 5’W x 40’L Interlocking Plastic Belt Staging Conveyor; Under Mounted Pallet Stacking; Hydraulic Power Unit; 45” x 20’ Chain Feed Conveyor; and Control

		(1)	45” x 45’ Interlocking Plastic Belt Conveyor; with Product Rail; Stainless Steel Frame; and Associated Drives

		(1)	Sentry 24”W x Estimated 60’L Interlocking Plastic Belt Conveyor; with Associated Drives

		(1)	Sentry Air Powered Conveyor; Ceiling Suspended, Approximately 125 Linear Feet; with Associated Top Mounted Blower Units

		(1)	Crown Simplimatic Model Lowerator Rinser Bottle Rinser, S/N 6/17/97R0836

		(1)	Sentry Air Powered Conveyor; 90’ Linear Feet; with Product Rails; Stainless Steel Frame; and Associated Drives

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Crown 72-Valve Rotary Volumetric Filler; with Process Rail Dispensing Valve Control; Stainless Steel Enclosure; and Control Panel

		(1)	12 Head Bottle Capper; with Rotary Infeed Outfeed Bottle Transport; Diversified Capping Equipment Model 111-60 Standalone Cap Feeding System, S/N 111-625; and Stainless Steel Enclosure

		(1)	Mojonnier Blender; with (2) Stainless Steel Vacuum Holding Tanks, (1973); Flow Mix Model G Syrup and Water Proportioner, S/N 7249FR; and Mojonnier Model 48-48 Carbo-Cooler Chiller, S/N 7248

		(1)	Estimated 25’ Interlocking Plastic Belt Conveyor; with Product Rail; Stainless Steel Frame; and Associated Drives

		(1)	Ambec 24”W x 45’L Interlocking Plastic Belt Conveyor; with 90° Turn Position; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	8’ x 30’ Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	G.C. Evans Model 3084 8’W x 44’L Bottle Warmer, S/N 019089; with Internal Warmer; Circulation Pumps; Steam Inlets; Condensing Return Pumps; and Control Panel

		(1)	Sentry 24”W x Estimated 45’L Interlocking Plastic Belt Conveyor; with Product Rail; Stainless Steel Frame; and Associated Drives

		(1)	8’W x 24’L Accumulation Table; with Reversing Belt; Product Rail; Stainless Steel Frame; and Associated Drives

		(1)	Sentry Interlocking Plastic Belt Conveyor; Estimated 50’L; with Product Rail; Stainless Steel Frame; and Associated Drives

		(1)	Krones Model Contiroll 12-Station Wrap Around Labeler, S/N 745-K03, (2005); with Rotary Screw Type Bottle Infeed; Rotary Process Table; (2) Label Applicator Heads, Each with Roll Pay-Off, Label Shearing Roll, and Glue Application Stand; and Main Control Panel

		(1)	Interlocking Plastic Belt Conveyor; Estimated 60’L; with Containment Rail; Stainless Steel Frame; 180° Turn Positions; and Associated Drives

		(1)	Ambec Estimated 24”W x 20’L Interlocking Plastic Belt Conveyor; with 90° Turn Position; Bottle Combiner Rails; Stainless Steel Frame; and Associated Drives

		(1)	24”w x Estimated 75’L Interlocking Plastic Belt Conveyor; with 90° Turn Position; Product Rail; Stainless Steel Frame; and Associated Drives
		(1)	Ambec 24”W x Estimated 20’L Interlocking Plastic Belt Conveyor; with Product Rail; Stainless Steel Frame; and Associated Drives

		(1)	Ocme Model THN70/V/F Case Packer, S/N 1/776/01, (2001); with Overwrapper Section; and 30’ Shrink Wrap Tunnel

		(1)	12” x Estimated 60’ Packer Outfeed Belt Conveyor

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder; with Programmable Interface

		(1)	Case Accumulation Palletizer Feed Belt Conveyor; Ceiling Suspended, Estimated 240 Linear Feet; with Associated Drives

		(1)	PAI Palletizer, S/N 63175; with Bottom Mounted Pallet Stack Infeed; Single Pallet Staging; Downward Production Stacking; Power Outfeed Conveyor; and Control Panel

		(1)	ITW Mima Model Cobra VI Orbital-Type Stretch Wrap Machine, S/N 17199; with Power Roller Conveyor; and Control

		(1)	Sentry Power Roller Conveyor; with 90° Turn Position

		(1)	Portable Cart Mounted Labeler; with Label Application Cylinder

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
		(1)	Case Accumulation Palletizer Feed Belt Conveyor; Ceiling Suspended, Estimated 450 Linear Feet; with Associated Drives

478	1-	Large Bottle Line; 2- & 3-Liters, 185 Bottles/Minute 3-Liter and 275 Bottles/Minute 2-Liter, To Include:	450,000

		(1)	Sentry Model S10S395 Bottle Depalletizer, S/N 1837; with Suction Type Pallet Layer Separation Sheet Take-Off Arm; Horizontally Shuttling Layer Outfeeds; Chain Driven Pallet Feed Conveyor; Interlocking Plastic Belt Staging Conveyor; Under Mounted Pallet Stacking; Hydraulic Power Unit; and Allen-Bradley Model PanelView 1000 PLC Control

		(1)	Sentry Air Powered Conveyor; Estimated 100 Linear Feet

		(1)	Crown Simplimatic Model Lower Rinse Bottle Rinser, S/N 6/17/97 R0823
		(1)	Sentry Air Powered Conveyor; 120 Linear Feet; with 90° Turn Position

		(1)	Manufacturer Unknown 64-Valve Rotary Valve Volumetric Filler; with Underneath Vacuum Motor; Top Mounted Filler Valve Control; Stainless Steel Enclosure; and Allen-Bradley Model PanelView 1000 Control

		(1)	Alcoa 16-Head Rotary Capper; with Rotary Infeed and Outfeed Bottle Transport; and Diversify Capping Equipment Model 11-600 Capper Feeder, S/N 111-624

		(1)	Ambec Blender; with Falco Stainless Steel Vertical Product Holding Tank, S/N 4337-18-R12000, (2001); Falco Stainless Steel Vertical Syrup Tank; Falco Stainless Steel Horizontal Water Tank; and Control

		(1)	Alfa Laval Model MK-15-BWFD Plate Chiller, S/N 30105-69046; 60” x 20” Overall Plate Size; with Top Mounted Ammonia Jacketed Tank; and Control Panel

		(1)	Orbisphere Model Pro Brix Plus CO2 Plus O2 Analyzer

		(1)	Sentry Estimated 8”W x 45’L Interlocking Plastic Belt Conveyor

		(1)	Ambec Estimated 24”W x 60’L Interlocking Plastic Belt Conveyor

		(1)	G.C. Evans Model W03044 8’ x 20’ Bottle Warmer, S/N 04940174

		(1)	Estimated 24”W x 30’L Interlocking Plastic Belt Conveyor

		(1)	Estimated 24”W x 60’L Interlocking Plastic Belt Conveyor

		(1)	Product Separator Accumulation Table; with Product Rails

		(1)	Krones Model Contiroll Labeler, S/N 745K05, (2005); with Rotary Screw Type Bottle Infeed; Rotary Process Table; (2) Label Applicator Heads, Each with Roll Pay-Off, Label Shearing Roll, and Glue Application Stand; and Main Control Panel
		(2)	Videojet Model 273E Autoflash Ink Jet Coders, S/N 020210016WD; and S/N 020160024WD, (2002)

		(1)	Interlocking Plastic Belt Conveyor; Estimated 80 Linear Feet; with 90° Turn Position; Containment Rail; Stainless Steel Frame; and Associated Drives

		(1)	Sentry 24” x 80’ Switching Interlocking Plastic Belt Conveyor; with 90° Turn Position; and Accumulation Table, 10’ x 15’

		(1)	Ambec 24”W x 14’L Interlocking Plastic Belt Conveyor; with Product Rail; Stainless Steel Frame; and Associated Drives

		(1)	Douglas Machine Model CMWACP-18 Case Packer, S/N M2547; with Box Forming Die; Glue Application Section, with Nordson Model ProBlue Series Hot Melt Glue Applicator; Pneumatic Crimping; Flip/Close Pneumatic Box Infeed Tray; and Main Control Panel

		(1)	Ceiling Mounted Belt Conveyor

		(1)	Videojet Model 27SE Super Flash Ink Jet Coder

		(1)	PAI Palletizer, S/N 30160; with Bottom Mounted Pallet Stack Infeed; Single Pallet Staging; Downward Product Stacking; Power Outfeed Conveyor; and Control Panel

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
		(1) ITW Mima Model Cobra IV Orbital-Type Stretch Wrap Machine, S/N 17198; with Power Roller Conveyor; and Control

		(1) Sentry Power Roller Conveyor

		(1) Labeler; Portable Cart Mounted; with Thermal Label Printer; and Pneumatic Label Applicator Cylinder

		Total Bottling:	$1,600,000

		Throughout Plant

479	6-	Sweed Model 400AC Scrap Choppers, S/N 14565; S/N 14577; S/N 12625; S/N 14585; S/N 12482; and S/N 14584	$2,400
		Each Value: $400

480	1-	Philadelphia Tramrail Hydraulic Vertical Baler, S/N D95R 6507	3,000

481	1-	Philadelphia Tramrail Hydraulic Vertical Baler, S/N 32E-6273L	3,000

482	1-	Ingersoll-Rand Model IRN125H-CC Rotary Screw Air Compressor, S/N NF50499U05200, (2005), 125 hp; with Vertical Air Receiving Tank	17,500

483	1-	Ingersoll-Rand Model SSR-XF135 Rotary Screw Air Compressor, S/N F37269U00041, (2000), 125 hp; with Vertical Air Receiving Tank	7,500

484	1-	Deltech Model HG750 Compressed Air Dryer, S/N 894HG3264, (1989); 250 Maximum Pressure, 130° Maximum Inlet Temperature	2,000

485	1-	Mojonnier Reciprocating Ammonia Compressor, Asset #Compressor #1, 150 hp; with Controls; Receiver Pumps; and Valves	7,500

486	1-	Mojonnier Reciprocating Ammonia Compressor, Asset #Compressor #2, 150 hp; with Controls; Receiver Pumps; and Valves	7,500

487	1-	Mojonnier Reciprocating Ammonia Compressor, Asset #Compressor #3, 150 hp; with Controls; Receiver Pumps; and Valves	7,500

488	1-	Mojonnier Reciprocating Ammonia Compressor, Asset #Compressor #4, 150 hp; with Controls; Receiver Pumps; and Valves	7,500

489	1-	Mojonnier Reciprocating Ammonia Compressor, Asset #Compressor #5, 150 hp; with Controls; Receiver Pumps; and Valves	7,500

490	1-	Mojonnier Reciprocating Ammonia Compressor, Asset #Compressor #6, 150 hp; with Controls; Receiver Pumps; and Valves	10,000

491	1-	Mojonnier Reciprocating Ammonia Compressor, Asset #Compressor #7, 150 hp; with Controls; Receiver Pumps; and Valves	7,500

492	1-	Mojonnier Reciprocating Ammonia Compressor, Asset #Compressor #8, 150 hp; with Controls; Receiver Pumps; and Valves	7,500

493	1-	5’D x 10’H Jacketed Pedestal Mounted Carbon Steel Tank	2,500

494	1-	Kohler Model 15RY72 9410A Natural Gas Generator, S/N 294277; 15 kW, 18.75 kva, 277/480 Volts, 226 Amps, 3-Phase	2,500

495	1-	Lot of Equipment Located in Microbiology Lab, To Include:	2,500

		(1) Boekel Model 13200 Incubator

		(1) Lab Line Science Teaching Incubator

		(1) Fisher Scientific Model SafeAire 4’ x 2-1/2’ x 4’ Fume Hood

		(1) VWR Model 1510E Oven, S/N 12046005

		(1) VWR Model 50HT Water Bath

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
		(1) Lot of Equipment Located in Microbiology Lab, To Include: Dilution Bottles; Monitors; Pumps; Laboratory Glassware; Tables; Laboratory Cabinets; etc.

496	1-	Lot of Machinery and Equipment Located in QA Lab, To Include:	15,000

		(2) Metrohm Model 758 KFD Titrino Titrators; Each with Metrohm Model 728 Stirrer; Metrohm Hand-Held Keypad; and Model DPU-414 Thermal Printer

		(1) Barnstead Model Magnestir II Stirrer

		(1) Secure Pak Model SST Seal Tester

		(1) Bellingham & Stanley Model RFM340 Refractometer; with VRW Cooler

		(1) Hitachi Liquid Chromatograph; with Organizer; Model L2400 UV Detector; Model 2300 Column Oven; and Model L-2130 Pump

		(1) Lot of Equipment Located in QA Lab, To Include: Laboratory Cabinetry; Digital Readouts; UV Lights; Testers; Pumps; Laboratory Press; Pressure Tester; etc.

497	2-	Cherry-Burrell Model SVW 5,000-Gallon Sugar Vertical Silos, S/N 100-72-323; and S/N 100-72-324; Each with Reciprocating Pumps	No Value
		Each Value: $No Value

498	2-	Cherry-Burrell 5,000-Gallon Sugar Vertical Silos; Each with Reciprocating Pumps	No Value
		Each Value: $No Value

499	12-	Cherry-Burrell 2,000-Gallon Mix and Blend Stainless Steel Tanks; Each with Top Mounted Agitators; and Valves	24,000
		Each Value: $2,000

500	2-	1,500-Gallon Mix and Blend Stainless Steel Tanks, Asset #Tank #15; and Asset #Tank #13; Each with Top Mounted Agitators	3,000
		Each Value: $1,500

501	1-	Estimated 1,000-Gallon Utility Stainless Steel Tank, Asset #14; with Top Mounted Agitator	1,000

502	1-	Waukesha Cherry Burrell CIP System; with (2) Waukesha Cherry Burrell Model T13CH-AL Temperature Controllers, S/N 5573, and S/N 5574, (2004); (2) 500-Gallon Vertical Stainless Steel Storage Tanks; Assorted Pumps; Valves; Allen-Bradley Model PanelView Plus 1000 Controls; and Honeywell Chart Recorder	5,000

503	1-	Feldmeier 150-Gallon Liquifier, S/N F906-03; with Agitator; Spray Ball; and Accessories	5,000

504	1-	150-Gallon Mixing Stainless Steel Tank; Open Top; with Top Mounted Agitator	250

505	1-	Water Treatment System, To Include:	15,000

		(1) 130,000-Gallon Vertical Bolted Steel Reaction Tank; with Pumps; Valves; Filters; Controls;

		(2) Plastic Storage Tanks; with Accessories

		(4) Water Treatment Pumps

		(3) 6,000-Gallon BFG Vertical Carbon Tanks; with All Necessary Pumps; Valves; Controls; and Meters

		(3) 6,000-Gallon BFG Vertical Sand Tanks; with All Necessary Pumps; Valves; Controls; and Meters

		(1) Severn Trent Model Ultra Dynamic UV Water Purifying System; with (2) High-Pressure Vertical Filters; and Accessories

506	1-	Clean Air Systems Model Micro Air Portable Fume Extractor	1,200

507	1-	Wulftec Model WLP-150 Stretch Wrap Machine, S/N 5181-2-0902; 48” Rotary Table, 8’ Maximum Height	3,500

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
508	1-	Lot of Pallet Rack To Include;		12,500

		(2)	4’ x 20’ x 20’ Push-Back Pallet Racks

		(25)	48” x 42” x 20’ Pallet Racks

		(120)	8’ x 42” x 20’ Pallet Racks

		(5)	4’ x 30” x 15’ Push Back Pallet Racks

		(5)	8’ x 42” x 15’ Pallet Racks

509	1-	Philadelphia Tramrail Hydraulic Vertical Baler, S/N D95R 6509		3,000

510	1-	Philadelphia Tramrail Hydraulic Vertical Baler, S/N D95R 6585		3,000

511	1-	Recycling Equipment Manufacturing Model CC-5DX16 Aluminum Can Recycling Machine, S/N 2854-P; with Collection Hopper; Inclined Cleated Belt Conveyor; Dropper Section; and Cleated Belt Takeaway		5,000

512	1-	Wastewater Treatment Facility; 17 Gallons/Minute, To Include: Underground Pump Station; Engineering Specialties Separator, (1990); Fusion Model 3120SR 180,000-Gallon Vertical Bolted Steel Reaction Tank, S/N 0726314, (2007), with Internal Pump and Mixer; Vertical Open Top 250,000-Gallon Digester/Clarifier; Secondary Clarifier, 20,000 Gallons; 25-Cubic Foot Sand and Carbon Filter; 2 pH Adjustment Ash Tanks, with Mixer Pump; Vertical Nutrient pH Tank, with Mixer and Pump; (4) 20 hp Roots Blowers; Fill Meters, and (2) Oxygen Boosters		No Value

513	4-	BAC Model CXV-T1372 Evaporative Condensers, S/N U065143001; and S/N (3) Unknown, (2006)		30,000
		Each Value: $7,500

514	1-	Lot of Factory and Support Equipment, To Include: Industrial Fans; Pallet Jacks; Safety Ladders; Hand Trucks; Booms; All Conveyors; Non-Flammable Cabinets; Carts; Shelves; Self-Dumping Hoppers; Manual Roll Lifts; Security System; Time Box; Scissor Lifts; Engine Hoists; Desks; Chairs; File Cabinets; Bookshelves; Modular Workstations; Digital Scales; Pressure Washers; Trash Compactors; etc.		20,000

515	1-	Lot of Office Furniture and Business Machines, To Include: Executive Offices; Desks; Credenzas; Armchairs; 2-Door File Cabinets Conference Room Furniture Bookcases; Metal Shelves; Modular Offices; Assorted Vertical File Cabinets; Assorted Lateral File Cabinets; Reception Area Chairs and Tables; Microprocessors; Printers; etc.		7,500

		Total Throughout Plant:		$259,350

		Rolling Stock

516	1-	Yale Model 0S030EAN24TE095 3,000-Lb. Electric Order Picker, S/N A801N06867U, (1997)		$3,500

517	1-	Tennant Model 528 LP Gas Floor Sweeper, S/N 528-33247		2,000

518	1-	Toyota Model 6BPU15 3,000-Lb. Electric Order Picker, S/N 71351, (2007); 240” Maximum Lift		12,000

519	1-	Genie Model Z-20/8N Boom-Type Personnel Lift, S/N 925, (1999)		6,500

520	1-	Lot of Equipment Located in Maintenance Shop, To Include:		20,000

		(1)	Everett Model 20-22 18” Chop Saw, S/N 6550-1

		(1)	Miller Model 32A/BT Arc Welder, S/N HD696912, (1973)

		(1)	Miller Model Dialarc 250-AC/DC 250-Amp Arc Welder, S/N HE790073, (1974)

		(1)	AGM Model 600SS Stud Welder, S/N 821379

		(1)	Thermal Dynamics Model Professional Plasma Cutter

		(1)	Mi-T-M Model 1502 LP Gas Pressure Washer

		(1)	Clausing Colchester Model 50 15” x 48” Engine Lathe; 2” Hole Through Spindle; with 3-Jaw Chuck

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Clausing Model 2274 20” Pedestal Drill, S/N 522094

		(1)	Rockwell Model 28-3X5 20” Vertical Band Saw, S/N 1802523

		(1)	Alliant Vertical Milling Machine, 2 hp; with 9” x 42” Power Feed Table

		(1)	Supermax Model YC-2H Horizontal Milling Machine, S/N 10750, (1981)

		(1)	Harig Model 618 Automatic 6” x 18” Surface Grinder, S/N 5657

		(1)	Lot of Machine Shop Support Equipment, To Include: Hose Crimpers; Chop Saws; Ladders; Metal Shelves; 2-Door Storage Cabinets; Oxyacetylene Torches; Pipe Holders; Arbor Presses; Vises; Welding Accessories; Combination Sanders; Shop Presses; Tool Holders; Fluid Pumps; Hand Tools; Pneumatic Hand Tools; etc.

521	1- Lot of 48’ Van Trailers, To Include:			115,500

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465050, Asset #1; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465051, Asset #2; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465052, Asset #3; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465053, Asset #4; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465054, Asset #5; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465055, Asset #6; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465056, Asset #7; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465057, Asset #8; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465058, Asset #9; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465059, Asset #10; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465060, Asset #11; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465061, Asset #12; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465062, Asset #13; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465063, Asset #14; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465064, Asset #15; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465065, Asset #16; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465066, Asset #17; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465067, Asset #18; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465068, Asset #19; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465069, Asset #20; (Not Inspected)

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465070, Asset #21; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465071, Asset #22; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465072, Asset #23; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465073, Asset #24; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465074, Asset #25; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465075, Asset #26; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465076, Asset #27; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465077, Asset #28; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465078, Asset #29; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465079, Asset #30; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465081, Asset #31; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465082, Asset #32; (Not Inspected)

		(1)	1997 Wabash 48’ Tandem Axle Van Trailer, VIN 1JJV482W2WL465083, Asset #33; (Not Inspected)

522	1-	Ottawa Model Commando Yard Hostler, S/N 75890 8 97; (Not Inspected)		12,000

523	1-	2004 Dodge Pickup Truck, VIN 3D7KU2664G14807; (Not Inspected)		5,000

		Total Rolling Stock:		$176,500

	Total Appraised Orderly Liquidation Value - Cott Corporation [***]			$2,035,850

Cott Corporation

[***]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

Orderly Liquidation Value
Effective Date: December 4, 2008
Production	$1,540,750
Warehouse	14,910
Throughout Plant	18,000
Rolling Stock	4,500

Total Appraised Orderly Liquidation Value - US Dollars Cott Corporation [***]	$1,578,160

Appraisal

Cott Corporation

[***]

Machinery & Equipment

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
Production

524	1-	PET Bottling Line; (200) 2 Liter Bottles/Minute, (300) 1 Liter Bottle/Minute, (300) 500ml Bottles/Minute, (300) 591ml Bottles/Minute, To Include:		$850,000

		(1)	Sweed Scrap Chopper; (Estimated 2000s); Model and S/N Unknown; with Stand

		(1)	Priority One Packaging Machinery PET Bottle Depalletizer, S/N 91-246; (Estimated 1980s); with Chain Type Pallet Infeed Conveyor; Elevating Type 10-Pallet Destacker; Empty Pallet Stacker, with Infeed Conveyor; Depalletized Traversing Shuttle; Suction Type Pallet Layer Separation Take-Off; Interlocking Plastic Belt Bottle Exit Conveyor, Estimated 60”W x 18’L; and Control

		(1)	Estimated 60”W x 10’L 7-Belt Interlocking Plastic Belt Conveyor; with Drive; Stainless Steel Product Rails; Top Mounted Spray Nozzle; and Undermount Stainless Steel Drip Pan

		(1)	Priority One Estimated 30”W x 18’L 5-Belt Interlocking Plastic Belt Conveyor; Stainless Steel; with Drive; Stainless Steel Product Rails; Spray Nozzles; and Undermount Stainless Steel Drip Pan

		(1)	Priority One 12” x 20’L Interlocking Plastic Belt Conveyor; Stainless Steel; with Drive; Product Rails; and Undermount Stainless Steel Drip Pan
		(1)	Bevco 2-Speed Bottle Rinser, S/N J4699, (1991); Stainless Steel, Estimated (22) Liter Size Bottle Position/ (40) 500ml Bottle Size Position; with Variable-Speed Drives; Bottle Rinse Station; Rotary Wheel Bottle Inverting Station; Bottle Transfer Conveyor; and Push-Button Control

		(1)	Estimated 4”W x 14’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	Descon Co. Estimated 35’L Air Powered Conveyor; (Estimated 2000s); with Associated Top Mounted Stainless Steel Blower Units

		(1)	A&B Process Systems 200-Gallon Stainless Steel Process Vessel, (2007); with Stainless Steel Centrifugal Pump, Estimated 7-1/2 hp; Flow Panel; and Stainless Steel Process Piping

		(1)	Cryotech Nitrogen Dose Injection System; with Vacuum Pump; Dosing Head; Phase Separator; Liquid Nitrogen Storage Tank, with Evaporator (Vendor Owned); and Control, with Touch Screen Operator Interface

		(1)	Crown Model Uni-Blend 45/6 45-Valve Volumetric Filler; (Estimated 1960s); Stainless Steel; with Drive; and Control

		(1)	Alcoa 6-Head Stainless Steel Rotary Capper; (Estimated 1970s); with Rotary Infeed/Outfeed Bottle Transport Station; Cap Feeding System, with 25,000-Cap Capacity Load Hopper, Cyclone Feed Hopper, Rotary Cap Unscrambler, and Cap Dispense Rail; and Push-Button Control
		(1)	Mojonnier Cooling/ Carbonating Carbo-Cooler; Carbo-Cooler/ Flow-Mix System, Estimated 4,000 GPH, To Include:
(2) Mojonnier Model 56/56/60/R Carbo-Coolers, S/N 10484-10485; Estimated 700-Gallon; with (2) Mojonnier Brothers 100 psi @ 100°F Process Tanks, S/N 4731, and S/N Unknown, (1965)
(1) Harmsco Industrial Filters Up-Flow/Rotational Flow Filter
(1) Mojonnier Model M-SO-R Flow-Mix Proportioner, S/N 9952FM; with Push- Button Control
(3) Stainless Steel Reservoir Tanks; Each with Probes
(-) Miscellaneous Process Piping; and Pumps
(1) Control System; with Allen-Bradley Touch Screen Operator Interface

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Orbisphere Model 3624 Analyzer, S/N 35268, (2001); Brix + CO2 + O2 Series; with Stainless Steel Control Panel, with Assorted Digital Readouts

		(1)	Bottling Line Dry Lube Lubrication System; with Control

		(1)	Estimated 3-1/2”W x 24’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; Product Rails; and Specially Manufactured Stainless Steel Spray Station

		(1)	Imaje Model S8 IP65 Stainless Steel Ink Jet Coder, S/N S1440112A; with Print Head

		(1)	Estimated 15”W x 28’L Interlocking Plastic Belt Conveyor; with Drive; Product Rails; and Interlocking Plastic Belt Conveyor Section, Estimated 3-1/2”W x 3’L

		(1)	Bevco Model 8-23 110-Degree F Stainless Steel Bottle Warmer, S/N J3241, (1990); 3-Zone, Estimated 8’W x 24’L; with (3) Spray Pumps; Spray Nozzles; Discharge Blower; and Control Panel, with Push-Button Control

		(1)	Lochinvar Model HB4000E-M 4,000,000-Btu Gas Fired Boiler, S/N 01921876; Natural Gas Fired; with Centrifugal Pump; and Miscellaneous Process Piping; (Boiler In Need Of Repair)

		(1)	Priority One Estimated 15”W x 30’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	Priority One Estimated 6’W x 20’L Bottle Accumulation Table; Stainless Steel; with Interlocking Plastic Belt Conveyor, with Forward and Reverse Capabilities
		(1)	All About Packaging 18’L 3-Lane/4-Lane Switching Interlocking Plastic Belt Conveyor; (Estimated 1998/2008); Stainless Steel; with Drive; and Product Rails

		(1)	Priority One 12’L 5-Belt Switching Interlocking Plastic Belt Conveyor, (2008); Stainless Steel; with Drive; and Product Rails

		(1)	3-1/2” x 10’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(2)	B&H Model BH-8000 Wraparound Labelers, S/N 2060-0497-976L; and S/N 2084-0397-981L, (1994); with (2) Star Shaped Rotary Bottle Feeders; Single-Head Rotary Label Applicator; Interlocking Plastic Belt Transfer Conveyor; (2) Label Dispense Stations; Control System, with Touch Screen Operator Interface; and Nordson Series 3500 Glue Machine

		(1)	Priority One 3-1/2” x 30’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	3-1/2”W x 20’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	3-1/2”W x 20’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	22”W x 18’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	Ambec 24”W x 30’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	24”W x 10’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	Estimated 30’L 4-Belt Switching Interlocking Plastic Belt Conveyor; Stainless Steel; with Associated Drives; and Product Rails

		(1)	Hytrol Estimated 15”W x 36’L Power Roller Conveyor; with Drive; and (2) 90° Conveyor Sections

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Convay Systems Model HPS40LH2ARBSCRAF4X 160-Degree F Tray Bottom Shell Washer, S/N 94-08-0562, (1994); Stainless Steel; with Spray Nozzles; Circulation Tanks; Pumps; Heat Exchanger; Control; Blow-Off Station, with (2) Estimated 7-1/2 hp Blowers; and Hot Water Gas Fired Compact Boiler

		(1)	Hytrol 15”W x 36’L Power Roller Conveyor; with Drive

		(1)	Hartness Model 2600 Continuous Motion Bottle Case Packer; (Estimated 1990s); Stainless Steel; with Interlocking Plastic Belt Top Bottle Conveyor, with Stainless Steel 2-Lane Divider; Bottom Tray Shell Transfer Conveyor; Digital Readout; and Control Panel

		(1)	Estimated 12”W x 40’L Tray Type Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); Carbon Steel Construction; with Adjustable Rails; Drive; and Product Rails

		(1)	Ambec 24”W x 8’L Stainless Steel Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive; and Product Rails

		(1)	Ambec 24”W x 6’L Stainless Steel Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive; and Rails

		(1)	24”W x 18’L Stainless Steel Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drives; Product Rails; and Stainless Steel 4-Lane Bottle Divider

		(1)	Kayat Model 5144 Case Erector, S/N PTF-28-221-97, (1997); with Case Loading Station; 4-Position Bottle Packing Station; Case Erection Station; Nordson Model Series 3500V Glue Machine; and Control, with Allen-Bradley Touch Pad Operator Interface, and Electro Cam Plus 5000 Series Programmable Limit Switch

		(1)	20” x 36” Power Belt Conveyor; with Drive

		(1)	Klockner Priority One 4” Belt x 36” 2-Belt Power Belt Conveyor; with Drive
		(1)	Imaje Model Crayon Plus Aerosol Can Coder; with Programmable Touch Pad; Print Head; and Stainless Steel Pedestal Type Portable Stand

		(1)	5” x 16’L Adjustable Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); 16” Overall Width, Steel Construction; with Drive; Adjustable Rails; and Curve Conveyor Section

		(1)	4” x 14’L 2-Lane Combiner Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); 16” Overall Width; with Drive; and Adjustable Rails

		(1)	Horizon 16”W 4-Tier Spiral Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive

		(1)	Ambec Material Handling Control System; (Estimated Late 2000s); with Controls Wrappers; Case Erectors; Case Packers; and Depalletizer)

		(1)	Ambec 24”W x 30’L Stainless Steel Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive; and Product Rails

		(1)	Ambec 24”W x 30’L Stainless Steel Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive; and Product Rails

		(1)	Ambec 24”W x 36’L Stainless Steel Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive; and Product Rails

		(1)	Ambec 24”W x 24’L Stainless Steel Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive; and Product Rails

		(1)	36”W x 18’L Stainless Steel Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive; and 9-Section Adjustable Product Rails, Side and Top Mounted

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	SMI Model SK602F 30-Cycle/Minute High Speed Shrink Wrap Machine, S/N PC070151S1026, (2007); 360 Packs/Minute Design Speed, Product Sizes Used Rated @ 100 Packs/Minute, 2-Lane; with 8-Lane Product Infeed Divider; Wrapping Station; and SMI Control, with Touch Screen Operator Interface
		(1)	SMI Model ST5002 36”W Shrink Tunnel, S/N PC070151S1026, (2007); 7,040mmL x 1,456mmW Shrink Tunnel Dimensions

		(1)	36”W x 4’L 4-Belt Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive; and (2) Overhead Cooling Fans

		(1)	Imaje Model 9040 Stainless Steel Coder, S/N FR08220427, (2008); with (2) Print Heads

		(1)	24”W x 24’L Stainless Steel Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); 180°; with Drive; and 7-Section Adjustable Product Rails, Side and Top Mounted

		(1)	SMI 26”W x 45’L Plastic Roller Power Belt Conveyor; (Estimated Late 2000s); Stainless Steel Construction; with Drive; and 15-Section Adjustable Product Rails, Side and Top Mounted

		(1)	SMI Control System; with Touch Screen Operator Interface

		(1)	24”W x 6’L Stainless Steel Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive; and 3-Section Adjustable Product Rails, Side and Top Mounted

		(1)	SMI 26”W x 24’L Stainless Steel Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); 180°; with Drive; and 10-Section Adjustable Product Rails, Side and Top Mounted

		(1)	Estimated 24”W/30”W x 18’L Stainless Steel Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive; and Product Rails

		(1)	24”W x 22’L Stainless Steel Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive; and 10-Section Adjustable Product Rails, Side and Top Mounted
		(1)	SMI Model SK600T 30-Cycle/Minute High Speed Shrink Wrap Machine, S/N PC070151S1027, (2007); 360 Packs/Minute Design Speed, Product Sizes Used Rated @ 60 Packs/Minute, 1-Lane; with 6-Lane Infeed Bottle Divider; Interlocking Plastic Belt Tray Infeed Conveyor; Tray Erector Station; Nordson Model ProBlue 7 Glue Machine; Bottle Insert Station; Wrap Station; and Control, with Touch Screen Operator Interface

		(1)	SMI Material Handling Control System; with Touch Screen Operator Interface

		(1)	SMI Model ST400 80”W Shrink Tunnel, S/N PC070151S1027, (2007); 640mmL x 1,256mmW Overall Shrink Tunnel Dimensions; with Belt Transfer, with Drive; Shrink Tunnel, with Fans; Inlet/Outlet Fans; and Control

		(1)	30” x 4’ Stainless Steel Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive; and Overhead Cooling Fan

		(1)	Imaje Model 9040 Stainless Steel Coder, S/N 7170024U, (2007); with Print Head

		(1)	Ambec Estimated 8”W/18”W x 22’L Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); Steel Construction; with Drive; (No Rails)

		(1)	Ambec 24”W x 8’L Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); Carbon Steel Construction; with Drive; and Product Rails

		(1)	8”/16”W x 36’L Roller Belt Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive; and Product Rails

		(1)	8”/16”W x 4’L Power Belt Conveyor; with Drive; and Adjustable Product Rails

		(1)	Ambec Estimated 10”W x 60’L Plastic Roller Type Power Belt Conveyor; (Estimated Late 2000s); Overhead, Steel Construction, 16” Overall Width; with Drives; and Adjustable Rails

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Priority One Packaging Machinery Palletizer, S/N 90-540-1; (Estimated 1990s); with (3) Power Belt Conveyor Sections, Estimated 12”W x Estimated 12’ Total Length, with (2) Drives; Power Roller Infeed Conveyor, Estimated 36”W x 12’L, with Product Pushers; Power Roller Infeed Staging Conveyor, Estimated 50”W x 36”L; Palletizing Elevator; Empty Pallet Infeed Conveyor; Chain Type Pallet Exit Conveyor; and Control
		(1)	Orion Model MA55-398 Orbital-Type Stretch Wrap Machine, S/N 3113876; with Chain Type Power Transfer Conveyor, Estimated 30’L; and Push-Button Controls

		(1)	Lochinvar Model HB4000E-M 4,000,000-Btu Gas Fired Boiler, S/N Unknown; Natural Gas Fired; with Centrifugal Pump; and Miscellaneous Process Piping

525	1-	355ml Canning Line; 1,100 Cans/Minute, To Include:		375,000

		(1)	Fowler/Zetco Model HLBD High Level Bulk Depalletizer; (Estimated 1980s); with Chain Type Pallet Infeed Conveyor; Elevating Depalletizing Station; Suction Type Pallet Layer Separation Sheet Take-Off Station; Control; Interlocking Plastic Belt Bottle Exit Conveyor, Estimated 58”W x 24’L, Overhead; and Empty Pallet Chain Type Exit Conveyor

		(1)	58”W x 12’L Interlocking Plastic Belt Conveyor; (Estimated Late 2000s); with Drive; and 4-Section Adjustable Bottle Rails

		(1)	24”W x 18’L Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	Barry Wehmiller 24”W x Estimated 14’L Vacuum Transfer Conveyor; (Estimated Late 2000s); Elevating Inclined; with Vacuum

		(1)	Fleetwood Estimated 20”W x 36’L Air Powered Conveyor, S/N 49934; (Estimated Late 2000s); Ceiling Suspended; with (2) Bottom Mounted Blowers

		(1)	Estimated 3”W x 100’L Cable Track Conveyor; Ceiling Suspended
		(1)	Mojonnier Model 8060 Carbo-Cooler; To Include:

(1) HCI 200-Gallon Stainless Steel Buffer Tank, (2003); with Centrifugal Pump, Estimated 7-1/2 hp; and Blending Manifold

(2) Mojonnier Brothers Carbo-Cooler Processing Tanks, S/N 5339; and S/N Unknown, (1967); 100 psi @ 100°F

(1) Chart Recorder

(3) Mojonnier Brother Flow-Mix Model G Plunger Mix Stations, S/N 7702FM

(1) Mix Pump

(1) Stainless Steel Filter

(1) Miscellaneous Stainless Steel Process Piping

(1) Control; with Allen-Bradley Model PanelView 1000 Touch Screen Operator Interface

		(1)	Orbisphere Model 3624/4631 Analyzer, S/N 30396; Brix + CO2; with Stainless Steel Control Panel, with Digital Readouts

		(1)	Beverage Recovery System, (2002); To Include:

(1) Watson Metal Masters Stainless Steel Process Tanks, S/N 2552-2, (2002), Estimated 500 Gallon, 50 psi @ 200 Degrees Fahrenheit; with HCI Model PRS-A Control Panel; and (2) Pumps

(1) Control System, with Touch Screen Operator Interface

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Alfa Laval Estimated 1,500-Gallon Stainless Steel Tank, S/N 18886, (1983); with (2) Pumps; and Miscellaneous Process Piping

		(1)	Crown Model Uni-Blend 72 72-Valve Flat Top Fin Volumetric Filler, (1995); 26°; with Carbon Steel Base; Control, with Allen-Bradley Touch Screen Operator Interface; and Lubrication System

		(1)	3-1/4” x 6’ Air Powered Conveyor; Stainless Steel; with Blower

		(1)	American Equipment Company Model 120LG16 12-Position Can Seamer, S/N 74521069, (1994); with Lid Infeed Tray; and Push-Button Control

		(1)	3-1/2” x 10’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	Specially Manufactured Stainless Steel Inline Rinse Station
		(1)	Estimated 3-1/2” x 18’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; Product Rails; Blow-Off Tunnel, with Air Knife; and Undermount Drip Pan

		(1)	Imaje Model S8IP65 Stainless Steel Coder, S/N S1490651A, (2001); with Print Head

		(1)	14”W x 16’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	16”W x 16’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	Evans Model 8044-2S 7’W Stainless Steel Bottle/Can Warmer, S/N 118252; 7’W x 16’L Overall Dimensions; with Spray Nozzles; Centrifugal Pumps; Circulation Tanks; Transfer Conveyor; Blowers; and Control

		(1)	15”W x 32’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	Estimated 10’W x 14’L Accumulation Table; with Forward and Reverse Plastic Interlocking Belt Conveyor; and Control

		(1)	15”W x 18’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; Product Rails; Spray Nozzles; and Drip Pan

		(1)	15”W x 16’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; Product Rails; Spray Nozzles; and Drip Pan

		(1)	8’W x 20’L Stainless Steel Accumulation Table; with Forward and Reverse Interlocking Plastic Belt Conveyor; and Control

		(1)	15”W x 18’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; Product Rails; Spray Nozzles; and Drip Pan

		(1)	3-1/2” x 18’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; Product Rails; Spray Nozzle; and Drip Pan

		(1)	3-1/2” x 30’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drives; Product Rails; and Drip Pan

		(1)	3-1/2” x 34’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; Product Rails; and Drip Pan

		(1)	Specially Manufactured Stainless Steel Air Knife; 3-Position; with Republic Blower Systems Blower; and Secondary 2-Position Air Knife

		(1)	Industrial Dynamics (ID Filtec) Model FT-50 Stainless Steel Fill Level Analyzer, S/N 113334, (1994); with X-Ray Station; and Control

		(1)	50”W x 22’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; Product Rails; and Drip Pan

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	15”W x 8’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; Product Rails; Spray Nozzles; and Drip Pan

		(1)	16”W x 45’L Stainless Steel 2-Belt Interlocking Plastic Belt Conveyor; with Drive; Product Rails; and Drip Pan

		(1)	Mead Case Packer; (Leased)

		(1)	Nordson Model ProBlue 15 Hot Melt Glue Applicator, S/N AN06E00466; (Part Of Case Packer)

		(1)	A7 Packaging Pressure Sensitive Labeler; with Panasonic Touch Screen Control; (Estimated $10,000 Cost)

		(1)	Imaje Model S8IP65 (1000S8) Coder, (2001); with Print Head

		(1)	Estimated 15”W x 150’L Power Roller Conveyor; with Associated Drives

		(1)	16”W x 26’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; Product Rails; and Drip Pan

		(1)	APV Model 486/478 UHS Tray Packer; (Estimated Late 1980s); with Infeed and Outfeed Conveyor; Blower; Electro Cam 5000 Series Programmable Limit Switch; and Control

		(1)	Kayat Model RM-1000 (263) Tray Packer, S/N RM-1000-188-LH-92, (1992); (Estimated Late 1970s); with Plastic Interlocking Belt Infeed Conveyor, with Lane Divider; Tray Insert Station; Tray Pack Station; Nordson Model 2302 Glue Machine; Control; and Exit Conveyor

		(1)	Estimated 20”W x 30’L Power Roller Conveyor; with Drive

		(1)	Imaje Model Crayon Plus Aerosol Can Coder; with Print Head; and Programmable Touch Pad

		(1)	ATD 24”W Shrink Wrap Machine; with Product Infeed Conveyor; L-Bar Sealer; 24”W x 18’L Shrink Tunnel; Push-Button Control; and Fan Type Cooling Belt

		(1)	Estimated 15”W x 105’L Power Roller Conveyor; with Associated Drives

		(1)	Estimated 16”W x 30’L Inclined Power Belt Conveyor; with Drive

		(1)	PAI Model 6300 100-Case/Minute Palletizer, S/N 6300-66; (Estimated Late 1980s); with Belt Infeed Conveyor; Roller Transfer Conveyor, with Line Divider, and Case Turner; Accumulation Conveyors; 8-Bin Assembly; Pallet Magazine Assembly; Elevator Assembly; Empty Pallet Infeed; Full Pallet Outfeed; and Control

		(1)	Orion Model MA55-564 Orbital-Type Stretch Wrap Machine, S/N 5075289; with Chain Type Transfer Conveyor

526	1-	Water Filtration and Distillation System, To Include:		72,500

		(1)	Mueller Model VCS-1000 (VCS1000100X00529) 1,000-Gallon/Hour Stainless Steel Water Distillation Unit, S/N 454474; with Push-Button Control, with Allen-Bradley Model PanelView 600 Operator Interface

		(1)	4,500-Gallon Stainless Steel Tank; with Pump; and Process Piping

		(1)	U.S. Filter Water Softening System; with (2) Poly Salt Tanks; (3) Polyethylene Composite Softening Tanks, Each with Blow Controller; and Control

		(3)	Harmsco Filtration Products Model WB170SC 150-Gallon/Minute Stainless Steel Filters, S/N 1070; 170 Square Feet Filtration Area Capacity, 5-Micron/ 1-Micron
		(2)	Oxygen Generating Systems Model OG-15 Oxygen Generators, S/N 030015180; and S/N Unknown; 15 scfh O2 Production Capacity

		(1)	AirSep Oxygen Generator

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(3)	Azcozon Model PMU08 Ozone Generators

		(1)	7,500-Gallon Stainless Steel Tank; with Pump

		(1)	10,000-Gallon Stainless Steel Tank; with Pump

		(1)	Sanimatic (DEC) Model UVW150 (34 x 60) 6L-WB2.5 150-Gallon/Minute Sanitation System, S/N 86-4778; 46,000 nWs/cm2; with UV Lamp; (3) Stainless Steel Membranes; Pump; and Filtrate Stainless Steel Infeed Filter

527	1-	4-Liter Plastic Container Water Filling Line, To Include:		32,500

		(1)	Stainless Steel Table

		(1)	REB 12”W x 24’L Piston Type Volumetric Filler; with Manifold; and Product Tank

		(1)	Pack West Model Auto 120 Capper 6-Head Capper, S/N C-6-A/C-R-LR-0430; with Cap Feed System, with Cap Hopper, Rotary Cap Unscrambler, and Cap Rail Dispense; and Push-Button Control

		(1)	4-1/2” x 22’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	Accraply Model ALS204LH Pressure Sensitive Labeler, S/N 0010310708; Portable; with Labeling Head

		(1)	Imaje Model 9040 Stainless Steel Coder, S/N 8240025U; with Print Head

		(1)	Accraply 4-1/2”W x 12’L Interlocking Plastic Belt Conveyor; (Labeler Out Of Service; Only Being Used For Conveyor)

		(1)	Label-Aire Model 20180D Labeler, S/N 0172759903; Portable; with Labeling Head

		(1)	Rotary Table Accumulator; Stainless Steel
528	1-	9.5-Liter Plastic Container Water Filling Line, To Include:		15,000

		(1)	9”W x 16’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

		(1)	Reid Plastics Model PPC-15 Piston Type Volumetric Filler; with Stainless Steel Storage Feed Tank, Estimated 150 Gallon; Pump; Push-Button Control; Specially Manufactured Stand; and Drip Pan

		(1)	Label-Aire Model Series 2000 (20150D) Single-Head Pressure Sensitive Labeler, S/N 0193360004; Portable

		(1)	REB 12”W x 14’L Stainless Steel Interlocking Plastic Belt Conveyor; with Drive; and Product Rails

529	1-	Lot of Laboratory Equipment, To Include:		22,500

		(1)	Hitachi Liquid Chromatograph; with Hitachi Model L-2130 Pump; Hitachi Model L-2300 Column Oven; Hitachi Model L-2400 UV Detector; and Hitachi Organizer

		(1)	Branson Model 2510 Sonic Bath

		(1)	Metrohm Model 75 DMP Titrino Titrator; with Model 758 KFD Pendant Keyboard; and Metrohm Model 728 Stirrer

		(1)	Vacuum Pump

		(1)	Bellingham & Stanley Model RFM340 Refractometer

		(1)	Mettler Toledo Model MBSM12 12-g Laboratory Scale, S/N 2655911

		(1)	Terriss-Consolidated Industries Model T-02-882 Sensor Relay Module II USB, S/N 101207-3

		(1)	Mettler Toledo Model 024100PPB pH Meter

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(2)	Terriss Model T-03-300/T-02-501 Analyzers; Each with Stainless Steel Laboratory Pot

		(1)	Toledo Model 5115 Digital Scale

		(1)	Polyscience Laboratory Water Bath; Model and S/N Unknown

		(1)	Bellingham & Stanley Model RFM340 Refractometer

		(1)	Vacuum Pump
		(1)	Metrohm Model 758KFD Titrino Titrator; with Model 758KFD Pendant Keyboard; and 728 Stirrer

		(1)	Thermo Model Orion 920A+ Advance ISE/pH/mV/ORP Analyzer

		(1)	LaMotte Model Smart Colorimeter, S/N 26617

		(1)	Hach Model DR/890 Colorimeter

		(1)	Orion Model 710A pH Meter

		(1)	Orbeco-Hellige Turbidimeter

530	1-	Syrup Batching System, To Include:		35,000

		(1)	Breddo Estimated 75-Gallon Liquifier; with Pan Type Drive, Estimated 25 hp

		(2)	1,200-Gallon Stainless Steel Tanks; Dome Top, Dish Bottom, Leg Mounted; Each with Top Mounted Agitator

		(2)	1,600-Gallon Stainless Steel Tanks; Dome Top, Dish Bottom, Leg Mounted; Each with Top Mounted Agitator

		(1)	1,250-Gallon Stainless Steel Tank; Dome Top, Dish Bottom, Leg Mounted; with Top Mounted Agitator

		(1)	2,100-Gallon Stainless Steel Tank; Leg Mounted; with Top Mounted Agitator

		(1)	3,700-Gallon Stainless Steel Tank; Dome Top, Flat Bottom, Leg Mounted

		(1)	600-Gallon Stainless Steel Tank; with Top Mounted Agitator

		(2)	A&B Process Systems Model Mix-Tank 750-Gallon Stainless Steel Tanks, S/N 70684303A; and S/N 70684303B, (2007); Dome Top, Dish Bottom, Leg Mounted; Each with Top Mounted Agitator

		(42)	Waukesha Cherry Burrell Model W7100217 External Flush Controllers, S/N 431201-07; and S/N Unknown; External Flush Seat Lifting Proximity Switches

		(3)	Centrifugal Pumps, 7-1/2 hp

		(1)	A&B Process Systems Stainless Steel Mixing Tank Manifold; with Miscellaneous Process Piping

		(1)	Control System; with Touch Screen Operator Interface; and Keyboard

		(1)	Stainless Steel Sink

		(1)	Universal Scale 18” x 18” Platform Scale; with IQ355 Digital Readout

531	1-	Heated Sugar Storage System, To Include:		22,500

		(1)	9,600-Gallon Stainless Steel Tank; Flat Top, Flat Bottom

		(1)	Cherry Burrell 6,000-Gallon Stainless Steel Tank, S/N 291970; Flat Top, Flat Bottom

		(1)	Pump, 10 hp; with Stainless Steel Piping

		(1)	American Ultraviolet Model SCBAB/14-L Inline Pipe Sanitizer; 4-Lamp; with Control Panel

		(1)	Lot of Miscellaneous Process Piping; 10 hp Pump; 7-1/2 hp Pump; Stainless Steel Filter; Control Panels; Mechanical Flow Valve Controllers; and Manifolds

532	2-	Vilter Model A10K448/A12K448B Ammonia Compressors, S/N 21640; and S/N 24032, 125 hp; Each with Drive Each Value: $4,500		9,000

533	1-	Vilter Model 448-R Ammonia Compressor, S/N 19433R22S100; with Drive		4,500

534	1-	Vilter Model M12K448 Ammonia Compressor, S/N 22332, 125 hp; with Drive		5,000

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value

535	1-	Sullair Model 16-B75-H Air Compressor, S/N 003-59429, (1983), 75 hp; 1,194 Hours Indicated	1,500

536	1-	Scrubber, S/N 809-V1, (1992)	No Value

537	1-	Sullair Model 25-100 Rotary Screw Air Compressor, (1980), 100 hp; (Not In Service)	1,000
538	1-	Sullair Model SRD-620AC Air Dryer, S/N 003D7204; with Air Receiving Tank	750

539	1-	Reverse Osmosis System, To Include:	35,000

		(1) U.S. Filter Model 86-310-Custom (90/00049-100) 230-Gallon/Minute Reverse Osmosis Filtration System, S/N 00049-100, (1992), 75 hp; 230 Gallon/Minute @ 75% Recovery, Single Pass, (11) Membranes, Estimated 8”D x 24’L; with Stainless Steel 1 Micron Filter; 75 hp Main Pump; and Control, with Allen-Bradley Model PanelView 600 Interface

		(4) Dixie Tank Co. Carbon Media Media Filters, S/N 02417; and S/N (3) Unknown, (2005); 75 psi 250°F

		(1) Control System; with Touch Screen Operator Interface

		(1) Replacement Sand Type Media Filter; with 20 hp Pump, with PowerFlex Frequency Drive

		(1) Lot of Stainless Steel Process Piping; and (3) Pulsatron Chemical Metering Pumps

		(1) Shelco Filters Div., A Tinny Company Model 22FOS4-SB Cartridge Type Filter, S/N 87416; 150 psi

		(2) Aquafine Model RBE-10R/60TRI/C Ultraviolet Sterilizers, S/N XS00014EDESE; and S/N Unknown; 57,171 and 74,471 Hours Indicated, Stainless Steel; Each with Lamp

		(1) Baltimore Air Coil 150-Ton Cooling Tower; with Process Piping; and Pumps

540	1-	70,000-Liter Stainless Steel Tank; Horizontal Cradle Mounted	25,000

541	1-	60,000-Liter Stainless Steel Tank; Horizontal Cradle Mounted	7,500

542	1-	Lot of Miscellaneous Process Piping; (2) 20 hp Pumps; and 10 hp Pump	1,000

543	1-	Chemical Feed System; Skid Mounted; with Poly Storage Tanks; Stainless Steel Filter; Goulds Centrifugal Pumps; and Push-Button Control; (Not In Service)	No Value

544	1-	Atlas Copco Model GA90VSDF 569.5-cfm Rotary Screw Air Compressor, S/N AII496045, (2004), 125 hp; Hours Unknown	10,000

545	1-	Bishamon 2,000-Lb. Scissor Lift Table	500

546	1-	Hot CIP System, To Include:	15,000

		(1) Skid Mounted CIP System; with 200-Gallon Stainless Steel Tank; 150-Gallon Stainless Steel Tank; Pumps; Plate Frame Heat Exchanger; Miscellaneous Process Piping; Control; pH Meter; Conductivity Meter; and Exhaust System

		(2) Sigma Model A2CAHM Metering Pumps

		(1) Clayton Industries Model E-60 Steam Generator, S/N 24559; Skid Mounted; with Generator; Blow Down Tank; Blower; Deaerator, with Water Softening System; and Control

		Total Production:	$1,540,750

		Warehouse

547	80-	Pallet Racks; Multi-Tier, Adjustable Each Value: $50	$4,000

548	10-	Pallet Racks; 6-Tier, Adjustable Each Value: $75	750

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value

549	1-	Muller Model HP800 Stretch Wrap Machine, S/N 69530689; with Rotary Table; and Control	1,500

550	1-	Manufacturer Unknown Vertical Baler; Estimated 20” x 48” Bale Capacity	1,000

551	1-	Chemical Feed System, To Include: (5) Double Diaphragm Pumps; and (3) Storage Tanks; (Not In Service)	No Value
552	1-	Ingersoll-Rand Model T30 Reciprocating Air Compressor, 5 hp; Horizontal Tank Mounted	300

553	1-	Marathon Model V-6030 03 30” x 60” Vertical Baler, S/N 400417WB	3,000

554	1-	Mettler Toledo 48” x 48” Platform Scale; with Mettler Toledo Hawk Digital Readout	500

555	11-	Drive Through Pallet Racks; 2-Tier, 2-Pallet Wide x 4-Pallet Deep Capacity Each Value: $100	1,100

556	13-	Drive Through Pallet Racks; 3-Tier, 1-Pallet Wide x 4-Pallet Deep Capacity Each Value: $100	1,300

557	12-	Pallet Racks; Estimated 8’W x 24”D x 14’H, 9-Tier, Adjustable Each Value: $80	960

558	1-	Propane Filling System; with Fork Truck Fill Station; Tank; Control; and Concrete Pad Underground Glycol Ice/Snow Melt System	500

		Total Warehouse:	$14,910

		Throughout Plant

559	1-	Lot of Factory and Support Equipment, To Include: Westward Drill Press; Arbor Press; Miscellaneous Shelving; Workbench; Vise; Cabinets; Banding Carts; Torch Kits; Power Tools; Hand Tools; Carts; Tables; Sinks; etc.	$10,000

560	1-	Lot of Office Furniture and Business Machines, To Include; Desks; Chairs; Tables; File Cabinets; Business Machines; etc.	8,000

		Total Throughout Plant:	$18,000

		Rolling Stock

561	1-	Tennant Model T7 Rider Type Floor Sweeper, S/N Unknown; (Estimated 2000s)	$4,500

		Total Rolling Stock:	$4,500

	Total Appraised Orderly Liquidation Value - Cott Corporation [***]		$1,578,160

Cott Corporation

[***]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

Orderly Liquidation Value
Effective Date: December 4, 2008
Production	$6,680,500
QA Lab	25,000
Maintenance	45,300
Plant Utilities	210,500
Throughout Plant	90,075

Total Appraised Orderly Liquidation Value - US Dollars Cott Corporation [***]	$7,051,375

Appraisal

Cott Corporation

[***]

Machinery & Equipment

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
Production

562	1-	Small Bottle PET Line #1; 500mL and 20-Oz. Bottles @ 1,000 Bottles/Minute, To Include:		$2,050,000

		(1)	Krones Depalletizer, S/N KR74-147, (2004); with 3-Chain Pallet Infeed Conveyor; Rotational Suction-Type Pallet Divider Sheet Pick and Place Arm; 2-Position Pallet Divider Sheet Stacking Position; Stainless Steel Bottle Collection Hopper; Flow Through Empty Pallet Stacking Conveyor System, S/N 453-K76, (2005); and Main Control Panel

		(1)	Sweed Model 450 AG WM Banding Shredder, S/N 42014; with 3/4 hp Drive Motor

		(1)	Lanfranchi 42”W Bottle Transfer Interlocking Plastic Belt Conveyor, S/N C-14348/735/00828; with 15’L Perpendicular Depalletizer Transfer Conveyor, with Decline Section; Approximately 100 Linear Feet of Mezzanine Suspended Bottle Transfer Conveyor; Approximately 55’ Perpendicular Mezzanine Suspended Transfer Conveyor, with Infeed/Outfeed Hoppers; Approximately 30’ Incline Power Slat Bottle Transfer Conveyor; Large Accumulation Hopper, with Bottom-Mounted Inclined Outfeed Conveyor, Approximately 30’ Overall Length; Approximately 18’ Perpendicular Transfer Conveyor Section to Descrambler Split; (2) Directional Descrambler Feed Conveyors; and Associated Drives
		(2)	Lanfranchi Model L3-SR-2736 36,000-Bottle/Hour Bottle Unscramblers, S/N 14348A-1030-04; and S/N 14348B-1031-04, (2004); 95 kW Installed Power, 460 Volt/60 Hz Connection Voltage, 24-Volt DCS System Voltage, 7-Bar Air Pressure; Each with Top-Mounted Infeed; Rotary Positioning; 18-Position Suction Type Rotary Output Wheel; Viewing Station; and Main Control Panel, with Allen-Bradley PanelView Plus 1000 Digital Touch Screen Operator Interface

		(1)	Krones Air Powered Conveyor; Approximately 1,025 Linear Feet From Descrambler Output Through Labelers to Filler; with Lane Diverter to Labelers; Lane Combiner to Fillers; Stainless Steel Construction Frame; Associated Blowers, with Variable Controls; and Associated Turning Sections

		(2)	Krones Model Contiroll Dual-Head Wraparound Labelers, S/N K-745-H60, Asset #2; and S/N K-745-H59, Asset #1, (2004); Each with Rotary Infeed/Outfeed Wheels; (2) Application Heads, Each with (2) Roll Payoffs, Tensioner, Glue Application, and Rotary Applicator; Main Control Panel, with Krones Model Contiroll Operator Interface, and Model CTS10 Digital Touch Screen Operator Interface; and Krones Model Contiroll Remote Operator Interface

		(1)	Krones Model Variojet 84-Position Bottle Rinser, S/N K563-535, (2004); Rotary Type; with Process Rail Bottle Inverting; Vertical Air Injection, with (4) Simco Model Aerostat Air Deionizing Units; Inlet Skid, with Associated Actuated Valves; and Main Control Cabinet

		(1)	Krones Model Volumetic 144-Valve Bottle Filler, S/N K131-826, (2004); with Rotary Infeed/Outfeed Wheels; Associated Positional Flowmeters; and Main Control Cabinet
		(1)	Arol 36-Head Bottle Capper; with Rotary Process Table, with Associated Tightening Heads; and Sidel Model C/F2218 Cap Feeder, S/N C04-36-0376, (2005)

		(1)	Orbisphere Model 3624/32109BA Analyzer, S/N 80159, (2005); ProBrix Plus Series; with Stainless Steel Cabinet; and Associated Readouts

		(1)	RDM 5-Stream Blender; with A&B Process Systems 22-Gallon Stainless Steel Citric Tank; A&B Process Systems 40-Gallon Stainless Steel APM Tank; A&B Process Systems 84 Gallon Stainless Steel TW Tank; Estimated 84-Gallon HFCS Tank; A&B Process Systems 330-Gallon Stainless Steel Quasi Tank; A&B Process Systems 435 Gallon Mix Tank; Estimated 500-Gallon Stainless Steel Product Mix Tank; Assorted Centrifugal Pump Sets; Mass Flow Meters; Assorted Valves; and Main Control Panel

		(1)	AGC Engineering Model 300-S Plate Frame Chiller, S/N 04299, (2004); with Centrifugal Pump Sets; Associated Flow Valves; and ROM Technologies Main Control Panel

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Product Directional Flow Skid; with TDW Supply Bypass; Associated Neumo Flow Valves; Masoneilan Valve; and Domnick Hunter Model Pneudri High-Efficiency Compressed Air Dryer

		(1)	Domino Model DDC3 Laser Coder, S/N C5475, (2004); Inline Mounted; with Main Programmable Control; and Domino Model DPX1000 Air Filter

		(1)	Krones Model Checkmat FM-X Fill Level Monitor, S/N K731-149, (2004); with Laser Level Monitoring; Cap Position Monitoring; Camera Based Label Sensor; Defect Product Kick-Off; and Main Control Panel, with Power Panel 15 Digital Touch Screen Operator Interface
		(1)	Capper Outfeed Single-Lane Interlocking Plastic Belt Conveyor; Approximately 50 Linear Feet; with Overlapping Curve Transition; Rails; Stainless Steel Frame; and Associated Drives

		(1)	42”W Deceleration Interlocking Plastic Belt Conveyor; Approximately 25 Linear Feet; with Rails; Stainless Steel Frame; Associated Drives; and End-Mounted Transition Into Corner

		(1)	24”W Bottle Transfer/Warmer Infeed Interlocking Plastic Belt Conveyor; Approximately 75 Linear Feet; with 90° Turn Section; Overlapping Transfer Section; Perpendicular Transfer to Bottle Warmer; Rails; Stainless Steel Frame; and Associated Drives

		(1)	G.C. Evans Model 10X32 Bottle Warmer, S/N 01050408; Stainless Steel Construction, 10’ Product Width, 32’ Overall Process Length; with (3) Recirculation Basins, with Associated Bell & Gossett Centrifugal Pump Set; Top-Mounted Exhaust Blower; and Main Control Panel, with Allen-Bradley Model PanelView 600 Digital Touch Screen Operator Interface

		(1)	24”W Bottle Warmer Outfeed Interlocking Plastic Belt Conveyor; Approximately 55 Linear Feet; with (2) Perpendicular Turn Sections; (2) 90° Gradual Turn Sections; Rails; Stainless Steel Frame; Associated Drives; and 2-Position Inline-Mounted Sonic Blower, with 7.5 hp Stand Alone Blower

		(1)	55”W Accumulation Table; 45’ Overall Length; with Multi-Directional Accumulation Belt; Rails; Stainless Steel Frame; and Associated Drives

		(1)	24”W Packing Lane Infeed Interlocking Plastic Belt Conveyor; Approximately 40 Linear Feet; with 180° Turn Sections; Rails; Stainless Steel Frame; and Associated Drives
		(1)	24”W-28”W Bundle Packing Infeed Interlocking Plastic Belt Conveyor; Approximately 130 Linear Feet; with Overlapping Section; Entry Diverter Section; Perpendicular Transfer; Product Flow Rails; Stainless Steel Frame; and Associated Drives; (Feeds Directly Into Bundle Packers)

		(2)	Krones Model Variopac Overwrapper Case Packers, S/N KR93-448; and S/N KR93-449, (2004); Each with Infeed Lane Diverter; Under-Mounted Poly Roll Payoff; Overwrapper Section; Pendant Control, with Model CTS10 Digital Touch Screen Operator Interface; and (2) Krones Model ST92/3/70-N Heat Tunnel, S/N 000992, and S/N 000993, (2004), 36” Maximum Product Width, 18’ Process Length, with Main Control Panel

		(1)	L1FS4 Outfeed Interlocking Plastic Belt Conveyor; with 180° Turn Section; 32”W x 25’L Transfer Conveyor Section; 20”W x 130 Linear Foot Roller Top/Power Belt Transfer Conveyor; Rails; Stainless Steel Frame; Associated Drives, and Optional Extension to Spiral Conveyor

		(1)	L1FS3 Output Interlocking Plastic Belt Conveyor; with 180° Turn Section; 32”W x 25’L Transfer Conveyor; Rails; 20”W x Approximately 120 Linear Foot Transfer to Tray Packer; Stainless Steel Frame; Associated Drives; and (2) 90° Turn Sections

		(1)	Estimated 5’W x 6’L Packer A/B Diverter Interlocking Plastic Belt Conveyor; with Diverter Rails; Stainless Steel Frame; and Associated Drives

		(1)	20”W-28”W Packer B Feed Interlocking Plastic Belt Conveyor; Approximately 70 Linear Feet; with Perpendicular Transfer Section; Overlapping Transfer Section; Curved Infeed to Packer B; Directional Rail; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel/273SE Ink Jet Coder, S/N 043171011WD, Asset #5; with (2) Inline Print Heads; and Stainless Steel Cabinet, with Programmable Interface
		(1)	Krones Model Variopac TFS2 Overwrapper Tray Packer, S/N KR93-451, (2004); with Under-Mounted Collapse Tray Infeed; Tray Insertion Section; Glue Application Station, with Nordson Flow Glue 7 Glue Distributor, and (2) Inline Guns; Overwrapper Section, with Under-Mounted

,Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
Poly Roll Payoff; Pendant Control, with CTF10 Digital Touch Screen Operator Interface; and Krones Model ST72/1-70-N Heat Tunnel, S/N 000995, (2004), 24” Maximum Product Width, 15’ Overall Process Length, with Exit Blower Section

		(1)	Packing Line B/2 Outfeed Interlocking Plastic Belt Conveyor; with 180° Turn Section; 20”W x Approximately 65’L Transfer Conveyor to Spiral Conveyor; Rails; Stainless Steel Frame; and Associated Drives

		(1)	Apollo B.V. Model SPC-1300-400 Vertical Spiral Conveyor, S/N 560244, (2004); 7-Tier; with Opposite End Infeed/Outfeed; Vertical Return Section; and Associated Drives

		(1)	Hi-Cone/Packer A Feed Interlocking Plastic Belt Conveyor; with 25’L Right Hand Split-Off Diverter Conveyor; Estimated 4’W 2-Lane Diverter Section; Approximately 40 Linear Foot Transfer Conveyor; (2) Parallel Running Inliner Conveyors; Approximately 100 Linear Foot Single Lane Bottle Transfer Conveyor; Approximately 40 Linear Foot Hi-Cone Single Lane Feed Conveyor; Rails; Stainless Steel Frame; and Associated Drives

		(1)	ITW Hi-Cone Model MPA2000 Multi Packaging Machine, S/N 1201; with Rotary Carousel Application Wheel; and Pendant Control, with Allen-Bradley PanelView 1400E Digital Touch Screen Operator Interface; (Leased)

		(1)	Hi-Cone Outfeed Interlocking Plastic Belt Conveyor; with Approximately 45 Linear Feet Plastic Interlocking Belt Outfeed Conveyor; Rails; Stainless Steel Frame; and Associated Drives
		(1)	Packer A Feed Interlocking Plastic Belt Conveyor; with Diverter Split-Off Single Lane Transfer Conveyor; Estimated 48”W x 30’L Deceleration Table; Estimated 24”W x Approximately 75 Linear Foot Packer A Feed Conveyor, with Overlapping Section; Rails; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel 273SE Ink Jet Coder, S/N 033641032WD, Asset #8; with (2) Inline Ink Jet Print Heads; and Stainless Steel Control Panel, with Programmable Interface

		(1)	Krones Model Variopac TFS1 Overwrapper Tray Packer, S/N KR93-450, (2004); with Under-Mounted Collapsed Tray Infeed; Tray Insertion Section; Glue Application Station, with Nordson Problue Glue Distribution, and (2) Inline Guns; Overwrapping Section; Poly Roll Payoff; Pendant Control, with Model CTS10 Digital Touch Screen Operator Interface; and Krones Model ST72/1-70-N Heat Tunnel, S/N 000994, (2004), 24” Product Width, 15’ Overall Process Length, with Exit Blower Section

		(1)	Packer A/1 Outfeed Interlocking Plastic Belt Conveyor; with 180° Turn Section; 20”W x Approximately 80 Linear Feet Power Belt Transfer Conveyor; Rails; Stainless Steel Frame; and Associated Drives

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators; Portable Cart Mounted; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Pneumatic Application Cylinder; and Diagraph Programmable Control; (Not in Service; In Storage)

		(1)	Apollo B.V. Model SPC-1300-400 Vertical Spiral Conveyor, S/N 560241, (2004); 6-Tier; Opposite End Infeed/Outfeed; with Vertical Belt Return; and Associated Drive; (Elevated)

		(1)	Spiral A/B Outfeed Interlocking Plastic Belt Conveyor; Mezzanine Mounted; Approximately 450 Total Linear Feet From Spiral Conveyors to Krones Multi-Divider At Palletizer; with Lane Combiner Section; Rails; Stainless Steel Frame; (5) 90° Turn Sections; and Associated Drives
		(1)	Palletizer Feed Switching Interlocking Plastic Belt Conveyor; with Krones Model Multi-Divider Infeed 2-Lane Switching Conveyor; Estimated 5’W x 10’L Transfer Conveyor Section, with Top-Mounted Traversing Rail Diverter; (2) Estimated 20”W x 30’L Roller/Belt 2-Lane Palletizer Infeed Conveyors; Rails; Stainless Steel Frame; and Associated Drives

		(1)	Krones Model Pressant Palletizer, S/N KR51-581, (2004); with Downward Packing; Pallet Stack Infeed Roller Conveyor, with Lifting Forks, and 90° Transfer; Flow Through Pallet Stacking; and Outfeed Conveyor

		(1)	Robopac Model Genesis HS Orbital-Type Stretch Wrap Machine, S/N 4804100407, (2004); High Stack Capability; with Vertically Traversing Overhead Rotary Pallet Shrink Wrapping; Automatic Tail Cutting, with Heat Bar; Control Panel, with Allen-Bradley Model PanelView 550 Digital Operator Interface; and Chain-Type Outfeed, with 90° Transfer Section

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	ITW Diagraph Model PA/5000LT Label Printer Applicator; with Sato Thermal Label Printer, with Roll Payoff; Pneumatic Application Arm; and Diagraph Programmable Control

563	1-	Large Bottle PET Line #2; (800) 20-Oz. Wave Bottles/Minute, (450) 1/2-Liter Bottles/Minute, To Include:		1,650,000

		(1)	Krones Depalletizer, S/N KR74-148, (2004); with Extended L-Type 3-Chain Pallet Infeed Conveyor; Flow Through Pallet Return Conveyor, with Lifting Forks; Rotational Suction Type Pallet Divider Sheet Pick and Place Arm; 2-Position Pallet Divider Sheet Stacking; Horizontal Shuttling Layer Outfeed; and Main Control Panel, with Remote Operator Controller, with Model CTS10 Digital Touch Screen Operator Interface

		(1)	Sweed Model 450 AF WM Strapping Shredder, S/N 41172; with 3/4 hp Drive Motor
		(1)	Estimated 5’W x 18’L Depalletizer Outfeed Interlocking Plastic Belt Conveyor; with Product Directional Gates; Stainless Steel Frame; and Associated Drives

		(1)	Depalletizer to Airveyor Transfer Interlocking Plastic Belt Conveyor; Approximately 120 Linear Feet; with Overlapping Transfer Sections; Product Inliner Conveyor Section; 90° Turn Section; 180° Turn Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Krones Air Powered Conveyor, S/N 995-N9D, (2004); Approximately 940 Total Linear Feet From Depalletizer Through Labelers to Filler; with Associated Blowers; Stainless Steel Frame; Pneumatic Rails; Lane Divider; Associated Turn Sections; and Inline Combiner Section

		(2)	Krones Model Contiroll Dual-Head Wraparound Labelers, S/N K745-H61, Asset #1; and S/N K745-H62, Asset #2, (2004); Each with Rotary Infeed/Outfeed Wheels; (2) Application Heads, Each with (2) Payoffs, Tensioner, Glue Application, and Rotary Applicator; Main Control Panel, with Krones Model Contiroll Operator Interface, and Model CTS10 Digital Touch Screen Operator Interface; and Krones Model Contiroll Remote Operator Interface

		(1)	Krones Model Variojet 72-Position Bottle Rinser, S/N K563-536, (2005); Rotary Type; with Process Rail Bottle Inverting; Vertical Air Injection, with (4) Simco Model Aerostat Air Deionizing Units; Inlet Skid, with Associated Actuated Valves; and Main Control Cabinet

		(1)	Krones Model Volumetic 128-Valve Filler, S/N K136-574, (2005); with Rotary Infeed/Outfeed Wheels; Associated Positional Flowmeters; and Main Control Cabinet

		(1)	Arol 36-Head Bottle Capper, S/N 8835; with Rotary Process Table, with Associated Tightening Heads; and Sidel Model C/F2218 Cap Feeder, S/N C04-36-0377, (2005)
		(1)	Orbisphere Model 3624/32109BA Analyzer, S/N 80160, (2005); ProPrix Plus Series; with Stainless Steel Cabinet; and Associated Readouts

		(1)	RDM 5-Stream Blender; with A&B Process Systems 22-Gallon Citric Holding Tank; A&B Process Systems 40-Gallon APM Holding Tank; A&B Process Systems 80-Gallon TW Holding Tank; A&B Process Systems 84-Gallon Stainless Steel HFCS Holding Tank; A&B Process Systems 330-Gallon Vertical Stainless Steel Quasi Holding Tank; A&B Process Systems 435-Gallon Vertical Stainless Steel Product Holding Tank, (2004); A&B Process Systems Estimated 500-Gallon Vertical Stainless Steel Product Holding Tank; (3) Cherry Burrell Model 2065 Centrifugal Pump Sets, Each with 5 hp Motor; Horizontal Pump Set, with Drive Motor; Cherry Burrell Model 040 Centrifugal Pump Set; (2) Blackmer Auxerre Horizontal Pump Sets; Cherry Burrell Centrifugal Pump, with 40 hp Drive Motor; Micro Motion Model CMF200H352NDBUEZZZ Mass Flow Sensor, (2004); (2) Associated Mass Flow Sensors; Associated Product Valves; and Main Control Panel

		(1)	AGC Engineering Model 300-S Plate Frame Chiller, S/N 04298, (2004); with Centrifugal Pump Sets; Associated Product Valves; and RDM Technologies Control Panel

		(1)	Product Directional Flow Skid; with Assorted Newmo Flow Valves; Masoneilan Model Camflex II Valve, (2006); and Dominick Hunter Model PNEUDRI High Efficiency Compressed Air Dryer

		(1)	Krones Model Checkmat FM-X Fill Level Monitor, S/N K731-150, (2005); with Laser Level Monitoring; Cap Position Monitoring; Camera Based Label Sensor; Defect Product Kick-Off; and Main Control Panel, with Power Panel 15 Digital Touch Screen Operator Interface

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
		(1)	Domino Model DDC3 Laser Coder, S/N 05476, (2004); with Inline Laser Coding Head; Stainless Steel Control Panel, with Digital Touch Screen Programmable Controls; and Domino Model DPX1000 Fume Collector

		(1)	Capper Outfeed Transfer Interlocking Plastic Belt Conveyor; Single Lane, Approximately 75 Linear Feet; with Product Flow Rails; Stainless Steel Frame; 90° Turn Section; and Associated Drives

		(1)	14”W to 24”W Bottle Deceleration Interlocking Plastic Belt Conveyor; Approximately 100 Linear Feet; with Overlapping Section; Entry Deceleration Table; Perpendicular Transfer to Bottle Warmer; and Bottle Warmer Infeed Conveyor

		(1)	G.C. Evans Model 8 X 20 Bottle Warmer, S/N 04050419; Stainless Steel Construction, 10’ Product Width, 40’ Overall Process Length; with (3) Recirculation Basins, with Associated Bell & Gossett Centrifugal Pump Set, 15 hp; Steam Inlet; Top-Mounted Exhaust; and Main Control Panel, with Allen-Bradley Model PanelView 600 Digital Touch Screen Operator Interface

		(1)	20”W-32”W Bottle Warmer Outfeed Interlocking Plastic Belt Conveyor; Approximately 60 Linear Feet; with (2) Perpendicular Transfer Sections; Product Directional Rails; Stainless Steel Frame; and 2-Position High Speed Sonic Blower, with Standalone Blower Unit

		(1)	Accumulation Table; 5’W x 45’L; with (3) Variable-Speed Belts; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Packing Lane Product Diverter Interlocking Plastic Belt Conveyor; with Approximately 10’ Infeed Section, with 90° Turn Section; Estimated 5’W x 10’L 2-Lane Product Diverter Section, with Rails; Stainless Steel Frame; and Associated Drives
		(1)	1-Liter Packing Lane Delivery Interlocking Plastic Belt Conveyor; with Approximately 20”W x 35’L Transfer Section; (2) Perpendicular Transfer Sections; 36”W x 25’L Power Belt Packer Infeed Conveyor, with Top-Mounted Pneumatic Switching Lanes; Product Diversion Rails; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel/273SE Ink Jet Coder, S/N 043171010WD, Asset #7; with (2) Inline Ink Jet Printing Heads; and Stainless Steel Control Cabinet, with Digital Programmable Interface

		(1)	Krones Model Variopac TFS Overwrapper Tray Packer, S/N KR93-452, (2004); with Lane Diversion Conveyor Infeed; Under-Mounted Collapse Tray Infeed; Tray Insertion Section; Glue Application Station, with Nordson Model Pro Blue 7 Glue Distributor, with (2) Inline Guns; Overwrapper Section; Pendant Control, with Model CTS10 Digital Touch Screen Operator Interface; and Krones Model ST72/1-70-S Heat Tunnel, S/N 000996, (2004), 24” Product Width, 25’ Overall Process Length, with Exit Blower Section

		(1)	Sweed Strapping Shredder; with Drive Motor

		(1)	Oven Outfeed Transfer Interlocking Plastic Belt Conveyor; with 180° Turn Section; Approximately 20’ 2-Belt Transfer Section; 20”W x 40’L Roller Over Belt Transfer Conveyor; 15’ Conveyor Transfer to Spiral, with Case Turning Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Pneumatic Label Application Cylinder; and Diagraph Programmable Control; (Not in Service; In Storage)

		(1)	Apollo B.V. Model 1SPC1300-400 Vertical Spiral Conveyor, S/N 560251-10, (2004); 7-Tier; with Opposite End Infeed/Outfeed; Vertical Return; and Associated Drives
		(1)	2-Liter Packing Lane Delivery Interlocking Plastic Belt Conveyor; Approximately 210 Total Linear Feet; with Diverter Conveyor Takeoff Section; Overlapping Inliner Section, with Variable-Speed Belts; Single Lane Transfer Conveyor Section, with 90° Turn Section; Overlapping Shift Section; Krones Inline Linear Rejection System, S/N 083852; Overlapping Transfer Section; 180° Perpendicular Transfer Section; Tray Packer Infeed Conveyor; Product Rail; Stainless Steel Frame; and Associated Drives

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Krones Model Wrapapac Case Packer, S/N KR95-101, (2004); with Under-Mounted Oversize Collapsed Case Infeed Conveyor; Case Folding Rails; Glue Application Station, with Nordson Series 3 Glue Dispenser, with (2) Inline Glue Guns; Clamp-Type Heat Sealing Section; and Pendant Control, with CTS10 Digital Touch Screen Operator Interface; (Currently Being Rebuilt By Krones Service)

		(1)	ITW Diagraph Model PA/5000LT Label Printer Applicator; with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Pneumatic Label Application Cylinder; and Diagraph Programmable Control; (Not in Service; In Storage)

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder, S/N IJ634-02261, (2006); with Inline Ink Jet Print Head, S/N IJPH747-01381; and Standalone Stainless Steel Case, with Digital Programmable Control

		(1)	Apollo B.V. Model SPC.1300-400 Vertical Spiral Conveyor, S/N 560252, (2004); 7-Tier; with Opposite End Infeed/Outfeed; Vertical Return; and Associated Drives

		(1)	Spiral Conveyor to Palletizer Transfer Interlocking Plastic Belt Conveyor; Mezzanine Mounted, Approximately 550 Linear Feet; with Product Rails; Stainless Steel Frame; (5) 90° Turn Sections; Lane Combination Section; and Associated Drives
		(1)	Palletizer Feed Conveyor; with Krones Model Multidivider Infeed Switching Conveyor; Estimated 5’W x 10’L Interlocking Plastic Belt Transfer Section, with Kickout Turning Paddles; 30’ Overall Length 2-Lane Palletizer Infeed Conveyor System; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Krones Model Pressant Palletizer, S/N KR51-582, (2004); Left Hand Packing; with Horizontal Product Shuttling Arm; Downward High Stack Palletizing; Power Roller Pallet Infeed Station, with Lifting Forks; Chain-Type Pallet Throughput; and Outfeed Chain Conveyor

		(1)	Robopac Model Genesis HS Orbital-Type Stretch Wrap Machine, S/N 4804100408, (2005); Estimated 12’ Maximum Wrap Height; with Vertical Traversing Rotary Stretch Wrap; 3-Chain Throughput Conveyor; L-Type Outfeed Conveyor, with Perpendicular Transfer; and Main Control Panel, with Allen-Bradley PanelView 550 Digital Operator Interface

		(1)	ITW Diagraph Model PA/5000LT Label Printer Applicator; with Sato Thermal Label Printer, with Roll Payoff; Pneumatic Label Application Cylinder; and Diagraph Programmable Control

564	1-	Can Line #3; (1,500) 12-Oz./211mm Cans/Minute, (1,000) 12-Oz./207.5mm Cans/Minute, (1,000) 16-Oz./211mm Cans/Minute, To Include:		1,175,000

		(1)	Krones Depalletizer, S/N KR74-149, (2004); with Krones L-Type 3-Chain Pallet Infeed Conveyor, S/N 453-K79, (2004); Rotational Suction-Type Pallet Divider Sheet Pick and Place Arm; 2-Position Pallet Divider Sheet Station; Pallet Flow Through, with Stacking Forks; and Main Control Panel, with Remote Operator Control Station, with Model CTS10 Digital Touch Screen Operator Interface

		(1)	Sweed Model 450 AG WM Banding Shredder, S/N 41186; with 3/4 hp Drive Motor

		(1)	Depalletizer Outfeed Transfer Interlocking Plastic Belt Conveyor; with Estimated 5’W x 18’L Depalletizer Offload Conveyor; 20”W x Approximately 100 Linear Foot Transfer Section; Overlapping Conveyor Section; Product Rail; Stainless Steel Frame; and Associated Drives
		(1)	Krones Top-Mounted Suction-Type Defective Can Interlocking Plastic Belt Conveyor, S/N K995N9E; with New York Model XO4450105153 ACF General Purpose Blower, (2003), with Suction Duck Work; and Main Control Panel

		(1)	20”W Mezzanine Can Transfer Interlocking Plastic Belt Conveyor; Approximately 225 Linear Feet; with Overlapping Section; End-Mounted Inliner Conveyor; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Single-Lane Can Transfer Interlocking Plastic Belt Conveyor; Approximately 85 Linear Feet; with Stainless Steel Product Rails; Stainless Steel Frame; and Associated Drives

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Krones Model Cantronic LDI Defect Detector, S/N K709-024, (2004); with Overhead Red Light Camera Image Analyzing System; Defect Can Kickoff Paddle, with Downfeed Chute; and Main Control Panel, with Power Panel 15 Digital Touch Screen Operator Interface

		(1)	Krones Model Blockung Empty Can Gapping System, S/N 995N9E; with Variable-Speed Belts; Inline Optical Analyzer; and Main Control Panel, with Digital Operator Interface

		(1)	Entech Model Gatling Gun Rotary Can Air Rinser; Declined; with 4-Position Product Size Infeed Inversion Barrel; Enclosed Air Rinse Section, with Blower; Declined Feed Rail; and 4-Position Product Inversion Outfeed Barrel

		(1)	Krones Model Volumetic 125-Valve Filler, S/N K229-141, (2005); with External Feed Tank; Stainless Steel Surround; Rotary Outfeed Wheel; and Main Control Panel, with Krones Model KFS-3 Operator Interface, and Power Panel 15i Digital Touch Screen Operator Interface
		(1)	Angelus Model 121L 12-Position Can Seamer, S/N 131230205, (2005); with Standalone Operator Station, with Allen-Bradley PanelView 1000 Digital Touch Screen Operator Interface; CSW Deventer Holland Model 54-BC-10 Automatic Can Lid Feeder, S/N 039, (2004), with Wrapped Package Decline Infeed Tray, Unwrapping Capability, Chute Discharge to Vertical Turret-Type Tube Staging, Feed to Seamer; and Main Control Panel, with Allen-Bradley Model PanelView 600 Digital Touch Screen Interface

		(1)	Orbisphere Model 3624/32109BA Analyzer, S/N 80158, (2005); Pro Brix Plus Series; with Stainless Steel Cabinet; and Associated Readout

		(1)	RDM Blender; with A&B Process Systems 22-Gallon Stainless Steel Vertical Citric Holding Tank; A&B Process Systems 40-Gallon Vertical Stainless Steel APM Holding Tank; A&B Process Systems 84-Gallon Stainless Steel GW Holding Tank; A&B Process Systems 84-Gallon Vertical Stainless Steel HFCS Holding Tank; A&B Process Systems 330-Gallon Vertical Stainless Steel Quasi Holding Tank, (2004); A&B Process Systems 435-Gallon Vertical Stainless Steel Product Holding Tank; A&B Process Systems Estimated 500-Gallon Vertical Stainless Steel Product Holding Tank; (3) Cherry-Burrell Centrifugal Pumps, Each with 7.5 hp Drive Motor; Cherry-Burrell Model 2065 Centrifugal Pump, with 5 hp Drive Motor; (3) Horizontal Pump Sets; Cherry-Burrell Model 040 Horizontal Centrifugal Pump Set; Cherry-Burrell Centrifugal Pump Set, with 40 hp Drive Motor; Micromotion Model CMF2000M352NDBUEZZ Mass Flow Sensor, (2004); (3) Assorted Mass Flow Sensors; Assorted Pneumatic Product Valves; and Main Control Panel

		(1)	AGC Engineering Model 300-S Plate Frame Chiller, S/N 04300, (2004); with Centrifugal Pump Set; Associated Pneumatic Valves; and RDM Technologies Control Panel

		(1)	Product Directional Flow Skid; with Masoneilan Electric Flow Valve; Assorted Neumo Product Valves; (2) Domnick Hunter Model PNEUDRI Air Dryers; and Control Panel
		(1)	Krones Model Checkmat-E Fill Level Monitor, S/N 707-AWK; Inline Mounted; with Level Monitoring; Lid Detection; Leak Detection; Kickout Paddle; and Main Control Panel, with Krones Model Checkmat Digital Operator Interface

		(1)	Seamer Outfeed Single-Lane Can Transfer Interlocking Plastic Belt Conveyor; Approximately 50 Total Linear Feet; with Overlapping Conveyor Section; Rail-Type Product Inverting Section; and 90° Feed to Deceleration Conveyor Section

		(1)	Deceleration Can Warmer Infeed Interlocking Plastic Belt Conveyor; with Approximately 25’ Deceleration Tapering Conveyor; 35 Linear Foot Can Warmer Infeed Conveyor, with Perpendicular Transfer Section; Stainless Steel Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	G.C. Evans Can Warmer, S/N 10501410; Stainless Steel Construction, 8’ Product Width, 20’ Overall Process Length; with (2) Stainless Steel Recirculation Basins, Each with Bell & Gossett Centrifugal Pump, 15 hp; Steam Infeed; Top-Mounted Exhaust, with Fan; and Main Control Panel, with Allen-Bradley Model PanelView 600 Digital Touch Screen Operator Interface

		(1)	Can Warmer Outfeed Interlocking Plastic Belt Conveyor; Approximately 32 Linear Feet; with Perpendicular Transfer Section; Product Rails; Stainless Steel Frame; and Associated Drives

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Accumulation Table; Approximately 5’W x 45’ Overall Length; with (3) Variable-Speed Belts; Product Rails; Stainless Steel Frame; and Associated Drives
		(1)	Can Transfer Interlocking Plastic Belt Conveyor; with Approximately 25’ Transfer Section to Diverter, with 90° Turn Section; Perpendicular Transfer Section; Estimated 5’W x 10’L 2-Lane Diverter Section; and (2) Parallel Testing Lanes, Each with Entry Inliner Conveyor, Single Lane Testing Flow Through, and Entry Blower System

		(2)	Krones Model Checkmat-E Fill Level Monitors, S/N F-X707AWM; and S/N 707AWL; Inline Mounted; Each with Level Analyzing; Defect Kickoff Paddle; and Control Panel, with Krones Model Checkmat Control

		(2)	Videojet Model Excel 170i UHS Ink Jet Coders, S/N 043411013WD, Asset #2; and S/N 043411014WD, Asset #Unknown, (2004); Each with Inline Printing Head; and Programmable Control

		(1)	Testing Outfeed Transfer Interlocking Plastic Belt Conveyor; (2) Parallel Lanes, Each with Decline Inversion Rail, and 3-Stage High Speed Sonic Blower System; with Republic Standalone Blower System; and Approximately 90 Total Linear Feet Transfer to (2) Packing Line Product Diverters

		(1)	Hi-Cone/Variopac Packing Lane Delivery Transfer Interlocking Plastic Belt Conveyor; with (2) Infeed Diverters; Approximately 55 Linear Feet Parallel Lane Transfer Conveyors; Approximately 15 Linear Feet Transfer Conveyor; Diverter Conveyor Section to Hi-Cone/Variopac Unit; and Approximately 20 Linear Feet Transfer to Hi-Cone Machine

		(1)	ITW Hi-Cone Model 8302 Multi Packaging Machine, S/N 8302EM1237, (2004); with Carousel Application Wheel; and Plastic Handler Payoff; (Leased)
		(1)	Mass Flow Tray Packer Delivery Interlocking Plastic Belt Conveyor; with Approximately 90 Linear Feet to Tray Packer; Lane Joining, with Overlapping Belt; Rails; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel/273SE Ink Jet Coder, S/N 043171012WD, Asset #3; with (2) Inline Print Guns; and Programmable Control

		(1)	Krones Model Variopac Overwrapper Case Packer, S/N KR93-453; with Under-Mounted Collapsed Tray Infeed; Tray Insertion Section; Glue Application Station, with Nordson Model Problue 7 Glue Distributor, and (2) Inline Glue Guns; Overwrapping Section, with Poly Roll Payoff; Pendant Control, with Model CTS10 Digital Touch Screen Operator Interface; and Krones Model ST72/1/70/S Heat Tunnel, S/N 000998, (2004), 24” Product Width, 20’ Overall Process Length, with Exit Blower Section

		(1)	Oven Outfeed Transfer Interlocking Plastic Belt Conveyor; with 180° Turn Section; 20”W x Approximately 100 Linear Feet Roller Over Belt Transfer Conveyor, with Product Rails, Stainless Steel Frame; and Associated Drives

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Pneumatic Application Cylinder; and Diagraph Programmable Controller

		(1)	Apollo B.V. Model SPC-1300-400 Vertical Spiral Conveyor, S/N 560256, (2004); 5-Tier; with Opposite End Infeed/Outfeed; and Vertical Belt Return

		(1)	Jones Packer Delivery Interlocking Plastic Belt Conveyor; with Approximately 100 Linear Feet Transfer From Packing Lane Diverter to Jones Packer Infeed; (2) 90° Turn Sections; Overlapping Lane Switching Conveyor; (2) Perpendicular Turn Sections; Product Rails; Stainless Steel Frame; and Associated Drives
		(1)	Speccon 2-Lane Jones Packer Infeed Interlocking Plastic Belt Conveyor; Approximately 40 Linear Feet; with Overlapping Packer Feed Conveyor; Top-Mounted Lane Dividers; Rails; Stainless Steel Frame; and Associated Drives

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	R.A. Jones Model Maxim Case Packer, S/N S-6178; with Infeed Divider Rails; 12-Pack Forwarding Conveyor; Collapsed Case Infeed Conveyor; Conveyor Erecting Section; (5) Traveling Insertion Bars; Flap Closer; Glue Application Station, with Nordson Model Series 3700V Glue Dispenser, and (2) Inline Guns; Clamping Box Closing Section; and Main Control Panel, with Pendant Control, Allen-Bradley Model PanelView 1000 Digital Touch Screen Operator Interface, and Electro Cam Plus 6000 Series Control

		(1)	Videojet Model Excel/273/AF Ink Jet Coder, S/N 052671025WD, Asset #4; with (2) Inline Ink Jet Guns; and Programmable Control

		(1)	20”W Jones Packer Outfeed Interlocking Plastic Belt Conveyor; Approximately 100 Linear Feet Transfer Section; Product Rails; Stainless Steel Frame; (2) 90° Turn Sections; and Associated Drives

		(1)	Krones Model Multico 465 Lane Divider/Riser, S/N 465M47, (2004); with Entry Automatic Traversing Lane Directional Paddle Section; 2-Lane Vertically Traversing Lane Directional Mechanism; and Associated Conveyor Sections, with Product Rails, Stainless Steel Frame, and Associated Drives

		(1)	Optional Variopac Feed Interlocking Plastic Belt Conveyor; Elevated, 2-Lane; with Approximately 100 Linear Feet Transfer Section; (6) 90° Turn Sections; Top-Mounted Product Rails; Stainless Steel Frame; and Associated Drives; (Feeds Back To Krones Variopac Tray Packer)
		(1)	Apollo B.V. Model SPC-1600-500 Vertical Spiral Conveyor, S/N 560255, (2004); 5-Tier; with Opposite End Infeed/Outfeed; Vertical Belt Return; and Associated Drives

		(1)	Spiral Conveyor to Palletizer Transfer Interlocking Plastic Belt Conveyor; Approximately 550 Linear Feet; with (2) 90° Turn Sections; (3) Through Wall Turn Angle Sections; and Decline Delivery to Palletizer; (Mezzanine Mounted)

		(1)	FKI Logistex Model Stries A-940 Palletizer, S/N 01-KF65119, (2007); Downward Stacking; with Krones Pallet Distribution Conveyor, S/N K453-K80, (2005), with Power Roller Infeed Staging, Lifting Forks, 90° Turn Section, and Twin Chain Pallet Delivery; Top-Mounted Infeed Switching Conveyor; Level Alignment; Remote Operator Station, with Allen-Bradley PanelView Plus 1000 Digital Touch Screen Operator Interface; and Power Roller Outfeed Conveyor

		(2)	Robopac Model Helix HS30B Orbital-Type Stretch Wrap Machines; Each with Structural Steel Frame; Automatic Wrapping; Control Panel, with Allen-Bradley Model PanelView 300 Operator Interface; Pallet Feed Through System, with (2) Infeed/Outfeed Pallet Shuttle Carts, 3-Chain Shrink Wrap Flow Through Conveyor, and Safety Eye Light Curtain; Winkel Double High Stacking Forks; and Power Roller Outfeed Conveyor

		(1)	ITW Diagraph Model PA/5000LT Label Printer Applicator; with Sato Model M-8460SE Thermal Label Printer, with Poly Roll Payoff; Pneumatic Cylinder Label Applicator; and Programmable Control
565	1-	PET Blowmolding Line, To Include:		1,450,000

(1) Sidel Model SBO 34 High Speed Blow Molding Machine, S/N 8031, (2008); 61,200 Bottles/Hour Maximum Output, 0.25L to 0.71L Bottle Size, 34-Mold, (28) Heating Modules, (6) Zones/Heating Module; with SAMETO technifil Model EBH2050 Preform Dumper, S/N 171664; (2) Inclined Feed Conveyors; Stainless Steel Preform Orientator; Preform Chute; AEC Model PSA-40 Chiller, S/N 38C0633; 800-kva Transformer; and PLC Control

(1) Sidel Air Powered Conveyor, (2008); Approximately 200 Linear Feet, Stainless Steel Construction Frame; with Associated Blowers, with Variable Controls; and Associated Turning Sections

(1) Ateliers Francois Model CE68B 40-Bar PET Blow Molding Oil Free Compressor, S/N 20G676, (2008); 600 psi, 53 m3/m, 520 rpm, 525 kW, Skid Mounted; with Electrical Control Panel; and Rittal Cooling Unit

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value

		(1)	Hankison Model HPET10-700-WAFM5 3,000-scfm High Pressure Refrigerated Compressed Air Dryer, S/N HPET10-700-WAFM54600108015a, (2008); 725 psig; with Romer GmbH Air Receiving Tank, (2007)

566	1-	Mettler Toledo Model XFS 2,500-Lb. Platform Scale, S/N 1154200-1KJ; 48” x 48” Floor-Mounted Platform; with Lift Truck Ramp; and Mettler Toledo Model Xpress Digital Readout		1,500

567	1-	REM Shredder; Portable Construction; with Infeed Hopper; Incline Belt; Shredder Section, with 5 hp Drive Motor; and Incline Outfeed Conveyor		2,500

568	2-	Max-Pak Model MP60HD 30” x 60” Vertical Balers, S/N 04066557; and S/N 04066558; Each with Top-Mounted Self-Contained Hydraulic Power Unit Each Value: $3,500		7,000
569	2-	ARS Model TVB-60-S 30” x 60” Vertical Balers, S/N BD12743-08; and S/N BD12803-08, (2005); Each with Top-Mounted Self-Contained Hydraulic Power Unit Each Value: $3,000		6,000

570	1-	J.V. Manufacturing Model TVB-48S 30” x 48” Vertical Baler, S/N BD11307-08, (2002); with Self-Contained Top-Mounted Hydraulic Power Unit		2,500

571	1-	Water Treatment System; 500 Gallons/Minute, To Include:		75,000

		(1)	City Water Input; with (2) Centrifugal Pump Sets, 25 hp

		(1)	Water and Power Technologies 3-Stage Carbon Filtration System; with (3) Optimum Filter Estimated 5,000-Gallon Vertical Stainless Carbon Filtration Tanks, S/N 04-313-1; S/N 04-313-3; and S/N 04-313-2, (2005), Approximately 5’D x 12’H, with Main Control Panel, and Hach Model CL17 Chlorine Analyzer

		(1)	Water & Power Technologies 48-Membrane Reverse Osmosis System; with Codeline Pressure Vessels; Associated Pumps; and Main Control Panel, with (2) Mettler Toledo/Thornton Model 770 Max Digital Readouts

		(1)	Ozone Injector System; with (2) Model SGA44 Specific Ozone Gas Generators, S/N 4142-2-5, and S/N 4143-2-5

		(1)	Water & Power Technologies Mineral Injection System; with (3) Stainless Steel Filtration Units; and (2) Vertical Mineral Injection Tanks, Each with Top-Mounted Lightnin Vertical Agitator

		(1)	Water & Power Technologies Process Pump Skid; with (3) Cherry Burrell Centrifugal Pumps, Each with 40 hp Drive Motor; (Ozone Service Pump, RO Service/VW Pump, and RO Service Backwash Pump)

		(2)	Diamond Fiberglass 20,000-Gallon R.O. Water Storage Fiberglass Silos, S/N 7832; and S/N 7836; 12’D x 24’H Tank

		(1)	Mueller 8,400-Gallon Stainless Steel Vertical Mineral Water Holding Tank, S/N 02785541
572	1-	Water & Power Technologies Plant CIP System; To Include:		50,000

		(2)	Watson Metal Masters Estimated 7,500-Gallon Vertical Stainless Steel Carbon Filtration Tanks, S/N 2800-1; and S/N 2800-2, (2005); with (2) Vertical Stainless Steel Filtration Units; and Main Control Panel, with Digital Touch Screen Operator Interface

		(1)	Diamond Fiberglass 10,000-Gallon Capacity Backwash Fiberglass Storage Tank, S/N 7881, (2005), 10’D x 17’H

		(2)	Watson Metal Masters A100/A200 MMF Stainless Steel Holding Tanks, S/N 2801-1; and S/N 2801-2, (2005); Estimated 7,500 Gallon; with Main Control Panel

		(1)	3,000-Gallon Polypropylene C100 Cleaning Holding Tank

Item #	Qty.	Effective Date: December 4, 2008			Orderly Liquidation Value
		(1)	Main Flow Regulatory System; with Main Control Panel, with Mettler Toledo Thornton 200CR Digital Readout

		(1)	Chemical Supply Room Contents; with Associated Sulfuric/Caustic Acid Polypropylene Supply Tank; Dosing Pumps; etc.

		(1)	RDM Technologies Hot Water Skid; with (3) Alfa Laval Model 16-MFG Heat Transfer Plate Units

		(3)	1, 2, 3 Line CIP Batch Units; Each with A&B Process Systems 300-Gallon Stainless Steel Vertical Holding Tank; Alfa Laval Plate Frame Heat Exchanger; and Cherry Burrell Pump, with 20 hp Motor;

		(1)	RDM Technologies 8-Membrane Filtration Skid; with (8) Liqui-Cel Membranes; and (2) Vacuum Pumps, with Drive Motor

		(1)	Product Directional Flow Skid; with (48) Pneumatic Valves; and RDM Technologies CIP Matrix Control Panel

		(-)	Ecolab Assorted Chemical Dosing Units
573	1-	CO2 Delivery System, To Include:			35,000

			(1)	Cryogenic Experts Model FCWBSAX8X36-LTCO CO2 Vaporizer, S/N X050210-1; 9,000 Lbs./Hour; with (2) Electric Centrifugal Pumps

			(1)	Dominick Hunter Model M-Plus 1000000 CO2 Purifier, S/N PC0148

			(1)	Cryogenic Experts Model SHWB350 Steam Generated CO2 Vaporizer, S/N X050210-3; 9,000 Lbs./Hour

574	1-	Batching Area, To Include:			150,000

			(1)	Carbis Dual-Position Bulk Tanker Unload Station

			(2)	Feldmeier 35,000-Gallon Vertical Stainless Steel Storage Silos, S/N A-583-04, A-582-04

			(1)	Estimated 250-Gallon Stainless Steel Batch Tank; with Top-Mounted Admix Agitator, 1-1/2 hp

			(1)	Estimated 500 Gallon Stainless Steel Batch Tank; with Top-Mounted Cleveland Eastern Agitator

			(2)	Electric Pallet Scissor Lifts

			(1)	RDM Technologies Quasi Batch Control System; with PC Based Control

			(1)	RDM Technologies 24-Position Product Directional Flow Skid; with Associated Flow Valves

			(6)	Feldmeier 2,000-Gallon Vertical Stainless Steel Mix Tanks, S/N A-588-04, Asset #1, S/N A-585-04, Asset #2, S/N A-589-04, Asset #3, S/N A-584-04, Asset #4, S/N A-586-04, Asset #5, S/N A-587-04, Asset #6

			(3)	Feldmeier 3,000-Gallon Vertical Stainless Steel Mix Tanks; S/N A-590-04, Asset #7, S/N A-646-04, Asset #8, S/N A-591-04, Asset #9; Each with Bottom Mounted Flow Valve

			(1)	RDM Technologies Product Directional Flow Skid; with (42) Cherry Burrell Product Flow Valves; and (3) Cherry Burrell Model 2065 Centrifugal Pumps, Each with 5 hp Drive Motor

Item #	Qty.	Effective Date: December 4, 2008		Orderly Liquidation Value
(2) Feldmeier 3,000-Gallon APM Vertical Stainless Steel Storage Tanks, S/N A-593-04, Asset #APM-1; and S/N A-592-04, Asset #APM-2

(1) RDM Technologies APM & Citric Product Directional Flow Skid; with (11) Cherry Burrell Pneumatic Flow Valves; (4) Cherry Burrell Centrifugal Pump Sets; and (4) Sartorius Filter Banks
(1) 7,500-Gallon Vertical Stainless Steel Citric Acid Holding Tank

(1) Feldmeier 3,000-Gallon Vertical Stainless Steel Citric Acid Day Tank, S/N A-719-04; with Bottom-Mounted Flow Valve; and Cherry Burrell Centrifugal Pump Set

(1) Stainless Steel Platform Scales; with Readout; and Highlight Display

(1) Mettler Toledo Bench Top Stainless Steel Scale; with Readout

(2) Cherry Burrell Model 130 Silo Pumps, S/N 365606-04; and S/N Unknown; Each with 10 hp Drive Motor

(2) American Ultraviolet Company Model GML100 UV Silo Units

(1) Cherry Burrell Receiving Pump; with 10 hp Drive Motor; and RDM Technologies Receiving Panel

575	3-	ITW Diagraph Model PA/5000LT Label Printer Applicators; (2) with Sato Model M-8485SE Label Printers; Pneumatic Label Applicator Cylinder; and Programmable Control; (Disassembled) Each Value: $7,500		22,500

576	1-	Videojet Model Excel 2000 Ink Jet Coder, S/N 0433610T1WD, Asset #6; with Ink Jet Spray Gun; and Programmable Interface		3,500

		Total Production:		$6,680,500
QA Lab
577	1-	Lot of QA Lab Equipment, To Include:		$25,000

		(1)	Torqo Model 1502 Vibrac Torque Testing Device

		(1)	Hach Gradient Analyzer

		(1)	Hitachi Analyzer System; with Elite Model L-2130 Pump; Elite Model L-2300 Column Oven; Model L-2400 UV Detector; and Elite Organizer

		(3)	Terriss Leak Testers

		(1)	Fisher Scientific Isotemp 105 Oven

		(1)	Waco Model 10704-00 Cap Drill, S/N 08BC917

		(1)	Waco Model VSM II Illumination Device

		(2)	Mitutoyo Height Gauges

		(3)	Fisher Scientific Lab Stirrers

		(2)	Fisher Scientific Model Accumet XL30 Conductivity Meter

		(1)	Fisher Scientific Model Accumet XL15 pH Meter

		(1)	Fisher Scientific Stirrer

		(1)	Mettler Toledo Model Sevenmulti Conductivity/Ion Analyzer

		(1)	Model FS20H Heater Unit

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value
		(1) Bellingham + Stanley Model RFM840 Refractivity Analyzer

		(2) Denver Instrument Bench Top Balances

		(2) Metrohm Model 758KFT Titrino Titrator Test Units; Each with Stirrer

		(1) Mettler Toledo Model O2 4100 PPB Readout

		(1) Fisher Scientific Incubator

		(1) Fisher Scientific Isotemp Incubator

		(1) Hach Model 2100 P Turbidimeter

		(1) Hach Pocket Colorimeter II

		(1) Fisher Scientific Infrared Thermometer

		Total QA Lab:	$25,000
		Maintenance

578	1-	Sharp Model 1640L 16” x 40” Engine Lathe, S/N 3008206, (2004); with Hole Through Spindle; 4-Jaw Chuck; Tool Carriage; Tailstock; Coolant Circulation; and Newell X- and Y-Axis Digital Readout	$3,500

579	1-	Sharp Model LMV-50 Vertical Milling Machine, S/N 40528708, (2005); with 9” x 50” T-Slot Power Feed Worktable; Sharp 3 hp Milling Head, S/N 40528708; Kurt Machinist Vise; and Newell X- and Y-Axis Digital Readout	5,000

580	1-	DoAll Model C-916M 12” x 24” Horizontal Band Saw, S/N 527-051860, (2005), 2 hp	2,500

581	1-	Kalamazoo Cut-Off Saw, 5 hp; Skid Stand Mounted; with Material Clamp; and Infeed Roller Conveyor	750

582	1-	DoAll Model 2013-V 20” Vertical Band Saw, S/N 571-05228, (2005)	2,500

583	1-	Jet Model JDP-20VS-1 20” Pedestal Drill, S/N 0501462, (2005), 1-1/2 hp; with Worktable; and Kurt Machinist Vise	250

584	1-	DoAll Model 4207A Belt/Disc Sander, S/N 4120207; 6” Belt, 12” Disc, Stand Mounted	750

585	1-	Miller Model Spectrum 375 Plasma Cutter, S/N LG090327P, (2006)	850

586	1-	Miller Model Maxstar 150STL Portable Welder	500

587	1-	Miller Model Dynasty 300 DX Tig Welder, S/N LF192593, (2005); Cart Mounted; with Miller Coolmate Unit; and Wall-Mounted Fume Collector	2,000

588	1-	Dake Model 25H 25-Ton H-Frame Press, S/N 41947; 32” Between Posts; with Manual Hydraulic Jack Unit	500
589	1-	Ridgid Model 535 Pipe Threader, S/N EDE 04532-0205, (2004); Cart Mounted	1,200
590	1-	Lot of Maintenance Support Equipment, To Include: Pallet Racks; Steel Workbenches; Single Basin Rinse Tank; Parts Cleaner; Rolling Hand Truck; Workbenches, with Vises; Large Dayton Barn Fans; 6” Double-End Grinders/Buffers; Oxyacetylene Torch Kit; Welding Table, with Vise; Heavy Duty 2-Door Cabinets; Wall-Mounted Fans; Heavy Duty Stanley/Lyon Vidmar Cabinets; Assorted Parts Pallet Racking; Rolling Stairs; etc.	25,000

		Total Maintenance:	$45,300

		Plant Utilities

591	2-	Triple S Manufacturing Model 400/777 Package Boilers, S/N 9219; and S/N 9218; 16,800,000 Btus Input; Each with (230) 2.5”D x 160”L Tubes; John Sink Company Natural Gas Burner; and CTS Industries Boiler Condensate Return Tank Each Value: $5,000	$10,000

Item #	Qty.	Effective Date: December 4, 2008	Orderly Liquidation Value

592	2-	A.O. Smith Model BTPN200-1,250 200-Gallon Natural Gas Fired Water Heaters, S/N SC05107789Y3, Asset #Unknown; and S/N SC05107790Y3, Asset #2; 125,000 Btus/Hour Input; Each with A.O. Smith Model TJV1000A 1,000-Gallon Glass Lined Hot Water Storage Tank, S/N SB05A05R000300 Each Value: $2,500	5,000

593	3-	Vilter Model VSS901-BBR-8-8-NEC-LI Ammonia Compressors, S/N K66548-3; S/N K66548-2; and S/N K66548-1, (2004), 450 hp; Each with Vilter Vission Micro Controller, with Digital Touch Screen Operator Interface; and (2) Shared RDM Technologies Chiller #1/Chiller #2 Accumulator Tanks Each Value: $45,000	135,000
594	1-	Ingersoll-Rand Model IRN100H-CC Premium Efficiency Rotary Screw Air Compressor, S/N NV6635U04335, Asset #1, (2004), 100 hp; 145 Maximum Discharge Pressure; with Noise Enclosure; and Ingersoll-Rand Model Intellisys Control	15,000

595	2-	Ingersoll-Rand Model IRN200H-OF Premium Efficiency Oil-Free Rotary Screw Air Compressors, S/N TN0166U04363, Asset #2; and S/N TN0165U04361, Asset #3, (2004), 200 hp; 150 Maximum Discharge Pressure; Each with Noise Enclosure; and Ingersoll-Rand Model Intellisys Digital Control Each Value: $20,000	40,000

596	1-	Ingersoll-Rand Model TS7A Air Dryer, S/N DB00000641-120204, (2004); 150-psig Maximum Air Pressure; with Noise Enclosure; Control; and Estimated 1,000-Gallon Vertical Air Receiving Tank	3,000

597	1-	Ingersoll-Rand Model TS4A Air Dryer, S/N DB00000652-120704; 150-psig Maximum Air Pressure; with Noise Enclosure; Ingersoll-Rand Estimated 500-Gallon Vertical Air Receiving Tank; Ingersoll-Rand Estimated 750-Gallon Vertical Receiving Tank; (2) Ingersoll-Rand Inline Filter Units; and Ingersoll-Rand Oil/Water Filtration Unit	2,500

		Total Plant Utilities:	$210,500

		Throughout Plant

598	42-	102”W x 42”L x 18’H Drying Radiant Storage Pallet Racks; 3-Tier, Adjustable; with Metal Bar Reinforcement Each Value: $75	$3,150

599	3-	102”W x 84”L x 18’H Double Pallet Decline Dry Ingredient Storage Pallet Racks; 6-Tier, Adjustable; Each with Decline Roller Conveyor Sections Each Value: $100	300
600	413-	197”D x 100”L x 21’H Push-Back Pallet Racks, (2008); 4-Tier, 4-Deep, (2) Push-Back Rows, (32) Pallet Positions/Rack Each Value: $125	51,625

601	1-	Lot of Factory and Support Equipment, To Include: Barn Fans; Miscellaneous Pallet Racking Sections; Maintenance Bicycles; Pallet Jacks; Rolling Stairs; Plastic Waste Dump Hopper; Strapping Carts; Ladders; Transfer Carts; Post-Mounted Hose Reels; Spare Not In Service Label Applicators; Production Workbenches; Flammable Storage Cabinets; Metal Dump Hoppers; Assorted 2-Tier Pallet Racks; etc.	15,000

602	1-	Lot of Office Furniture and Business Machines, To Include: Warehouse Office Furniture; Stainless Steel Refrigerator; Main Office Cubicles; Small Meeting Area, with Circular Table; Chairs; Executive Office Furniture; Conference Room Furniture; Projector; Lateral File Cabinets; Break Room Area Furniture, with Stainless Steel Appliances; Desks; etc.	20,000

		Total Throughout Plant:	$90,075

	Total Appraised Orderly Liquidation Value - Cott Corporation [***]		$7,051,375

Certification Of Value

It is hereby certified that:

•	the statements of fact contained in this report are true and correct.

•	the analyses, opinions, and conclusions set forth in this report are limited only by the assumptions and limiting conditions (imposed by the terms of the assignment or by the undersigned) set forth by this report, and are our personal, unbiased, professional analyses, opinions, and conclusions.

•	this appraisal report has been made in conformity with and is subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of The Appraisal Institute, the Uniform Standards of Professional Appraisal Practice (USPAP) adopted by the Appraisal Standards Board of the Appraisal Foundation, and the Principles of Appraisal Practice and Code of Ethics of the American Society of Appraisers.

•	the use of this report is subject to the requirements of the American Society of Appraisers relating to review by its duly authorized representatives. Disclosure of the contents of the appraisal report is governed by the Bylaws and Administrative Rules of the American Society of Appraisers.

•	AccuVal has no present or contemplated future interest in the property nor any personal interest or bias in the subject matter or the parties involved.

•	the engagement of AccuVal in this assignment was not contingent upon developing or reporting predetermined results.

•	neither the appraisal assignment nor the amount of the fee is contingent upon developing or reporting a predetermined value, requested minimum value, a direction in the value that favors the cause of the client, a specific valuation, the approval of a loan, the amount of the value estimates or attainment of a stipulated result, nor is AccuVal’s compensation contingent upon an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

•	the appraiser(s) disclaim knowledge as to the appraised asset(s) operability, historical performance, and/or the existence of any hidden, latent, or undisclosed defects.

•	any statement(s) of condition are the result of visual inspection only and should not be construed as an opinion of operability or utility.

•	Joseph DiCapua, Kreg Guran, Michael Jones, and Chad Ryles assisted with inspection. No person or persons other than those acknowledged below prepared the analysis, conclusions, and opinions, or provided significant professional assistance.

•	the American Society of Appraisers has a mandatory re-certification program for all of its Senior Members. Michael J. Jones is in compliance with this program.

•	the undersigned, unless denoted by an (*), has made an inspection of the personal property that is the subject of this report.

Should you have any questions regarding the foregoing value estimates or require any further information, please contact the undersigned.

Respectfully submitted,

AccuVal Associates, Incorporated

(*) Jerome R. Galaszewski Date

ADDENDA

GENERAL ASSUMPTIONS AND LIMITING CONDITIONS

General Assumptions And Limiting Conditions

This appraisal report has been made with the following general assumptions and limiting conditions.

•	The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated. Title to the property is assumed to be good and marketable unless otherwise indicated.

•	It is assumed that all of the property included in the appraisal is owned by the company appraised. AccuVal has relied upon management to identify any equipment that is leased or owned by parties unrelated to the appraisal. Conducting a UCC search is outside the scope of an appraisal assignment.

•	The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy. Every reasonable attempt has been made to verify such information.

•	It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

•	The value estimates submitted are based upon the definition of value stated in the body of the report.

•	Possession of this report, or a copy thereof, does not carry with it the right of publication. It may not be used for any purpose by any person other than the party to whom it is addressed without the written consent of that party and, in any event, only with proper written qualification and only in its entirety.

•	AccuVal reserves the right to recall all copies of this report to correct any error or omission.

•	The appraiser, by reason of this appraisal, is not required to give further consultation, testimony, or be in attendance in court with reference to the property in question unless arrangements have been made previously.

•	Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser, or the firm with which the appraiser is connected) shall be disseminated to the public through advertising, public relations, news, sales, or other media without the prior written consent and approval of the appraiser.

•	The maximum liability of AccuVal for the breach of any obligation in connection with this engagement or the report, and for any and all damages of any type or nature (whether in contract or in tort, and whether compensatory, consequential or punitive in nature) sustained or claimed by the Client or any other person or entity in connection with this engagement or the report, shall be limited to the fee actually received by AccuVal under the engagement letter. In no event or circumstance shall AccuVal have any liability to the Client or any other person or entity in excess of the fee actually paid to and received by AccuVal.

QUALIFICATIONS OF THE APPRAISER

JEROME R. GALASZEWSKI Senior Manager 10218 North Port Washington Road Mequon, Wisconsin 53092 USA 262 241-1000

PROFESSIONAL EXPERIENCE:

2008 – PRESENT	Senior Manager, AccuVal Associates, Incorporated Senior Manager, LiquiTec Industries, Incorporated

2005 – 2007	Manager, AccuVal Associates, Incorporated

2003 – 2004	Senior Associate, AccuVal Associates, Incorporated

2000 – 2003	Associate, DoveBid Valuation Services, Inc.

1999 – 2000	Staff Appraiser, AccuVal Associates, Incorporated Auction Assistant, LiquiTec Industries, Incorporated

ACADEMIC CREDENTIALS:	UNIVERSITY OF WISCONSIN - MILWAUKEE Bachelor of Arts – Business Administration, Finance, Real Estate & Urban Development

LICENSES AND CERTIFICATIONS:	Candidate Member, American Society of Appraisers (ASA)

PROFESSIONAL EDUCATION:	Valuation of Real Estate Real Estate – Finance

Property Development and Management

2002 National USPAP Course

(Course SE100, American Society of Appraisers)

Introduction to Machinery & Equipment Valuation

(Course ME201, American Society of Appraisers)

Introduction to Machinery & Equipment Valuation

(Course ME202, American Society of Appraisers)

Schedule 1.01(f)

Excluded Subsidiaries

Cott International Trading Ltd.

Cott International SRL

Cott (Barbados) IBC Ltd.

Cott do Brasil Industria, Comercio, Importacao e Exportacao de Bebidas e Concentrados Ltda

BCB International Holdings

BCB European Holdings

Cott (Shanghai) Trading Co., Ltd.

Cott (Hong Kong) Limited

Cott Retail Brands Netherlands BV

Cott Maquinaria y Equipo, S.A. de C.V.

Cott Embotelladores de Mexico S.A. de C.V.

Ad Personales, S.A. de C.V.*

Servicios Gerenciales de Mexico, S.A. de C.V.*

*	Entity will be deemed removed from this Schedule 1.01(f) when it executes the Mexican Guaranty Agreement described on Annex C to Schedule 5.15 and becomes a Loan Party pursuant to the Credit Agreement.

Schedule 2.04

Existing Letters of Credit

Credit Party	Letter of Credit Number	Beneficiary	Amount	Issue Date	Expiration Date
Cott Beverages Inc.	CTCS-604637	Zurich American Insurance Co	$3,055,000.00	4/28/2008	3/25/2011
Cott Beverages Inc.	CTCS-614443	General Electric Capital	$4,000,000.00	5/23/2008	5/21/2011
Cott Corporation Corporation Cott	001-1003	Chubb Insurance Co. of Canada	$400,000.00	3/31/2008	4/21/2011

Schedule 3.05

Properties

(a)	Real property owned or leased:

Loan Party	Location / Address	Owned, Leased or Occupied
Cott Beverages Inc.	499 East Mill Street San Bernardino, CA 92408	Owned

Cott Beverages Inc.	4238 Director Drive San Antonio, TX 78219	Owned

Cott Beverages Inc.	2525 Schuetz Road Maryland Heights, MO 63043-1300	Owned

576 Fee Fee Road Maryland Heights, MO 63043-1300

Cott Beverages Inc.	301 Larcel Drive Sikeston, MO 63801	Owned

Cott Beverages Inc.	Conchester Rd & Aldan Ave Concordville, PA 19331	Owned

Cott Beverages Inc.	3000 Springs of Elan Road Blairsville, GA 30512	Owned

Cott Beverages Inc.	1001 10th Avenue Columbus, GA 31901	Owned

156775 Canada Inc.	6525 Viscount Road Mississauga, ON L4V 1H6	Owned

Cott Corporation Corporation Cott	333 Avro Ave Pointe-Claire, QU H9R 5W3	Owned

Cott Corporation Corporation Cott	Lot P-468 Route 201 Ste-Marthe, QU	Owned

Cott Corporation Corporation Cott	4 Addison Avenue Scoudouc Industrial Park Scoudouc, NB E4P 3N4	Owned

Cott Corporation Corporation Cott	4810 – 76 Avenue SE Calgary, AB T2C 2V2	Owned

Cott Beverages Limited	Knottingly Road (Bondgate) Pontefract, W.YS WF8 2XA	Owned

Cott Beverages Limited	Citrus Grove Side Ley Kegworth, Derbyshire DE74 2FJ	Owned

Cott Beverages Limited	Lindred Road Lomeshaye Industrial Estate Brierfield, Nelson BB9 5SR	Owned

Loan Party	Location / Address	Owned, Leased or Occupied
Cott Beverages Inc.	15200 Trinity Blvd Fort Worth, TX 76155	Leased

Cott Beverages Inc.	570-B East Mill Street San Bernardino, CA 92408	Leased

Cott Beverages Inc.	1820 Massaro Blvd. Tampa, FL 33619	Leased

Cott Beverages Inc.	7275 Hazelwood Road Berkeley, MO 63134	Leased

Cott Beverages Inc.	4843 International Boulevard Wilson, NC 27893	Leased

Cott Beverages Inc.	4506 East Acline Drive Tampa, FL 33605	Leased

Cott Beverages Inc.	4221, 4223, & 4235 Director Drive San Antonio, TX 78219	Leased

Cott Beverages Inc.	126 Larcel Drive Sikeston, MO 63801	Leased

Cott Beverages Inc.	11 Aldan Ave. Concord Industrial Park Concordville, PA	Leased

Cott Beverages Inc.	200 South Commerce Drive Aston, PA 19107	Leased

Cott Beverages Inc.	105 Commerce Drive Aston, PA 19104	Leased

Cott Vending Inc.	10838 Ambassador Blvd. St. Louis, MO 63132	Leased

Cott Beverages Inc.	5519 West Idlewild Ave Tampa, FL 33634	Leased

Cott Beverages Inc.	3715 1st Avenue Columbus, GA 31904	Leased

Cott Corporation Corporation Cott	15050 - 54A Avenue Surrey, BC V3S 5X7	Leased

Cott Corporation Corporation Cott	6425 Airport Road Mississauga, ON L4V 1E4	Leased

Cott Corporation Corporation Cott	4901/5001 - 64th Avenue Calgary, AB T2C 4V4	Leased

Cott Corporation Corporation Cott	3175 Airway Drive Mississauga, ON L4V 1C2	Leased

Cott Beverages Inc.	311 S. Doolittle Avenue, San Bernardino, CA 92408	Leased

Cott Beverages Inc.	256 Industrial Blvd., Blairsville, GA 30512	Leased

Loan Party	Location / Address	Owned, Leased or Occupied
Cott Beverages Inc.	1011 N.W. J Street, Bentonville, AR 72712	Leased

Cott Beverages Inc.	600 Andrews Road, Columbus, GA 31906	Leased

Cott Vending Inc.	5677 Ch. St. Francois, St- Laurent, QU H4S 1W6	Leased

Cott Embotelladores de Mexico, S.A. de C.V.	Calle Pedregal El Riego No. 500, ExHacienda El Riego, Tehuacan, Puebla 75760	Owned

Cliffstar LLC	57, 59, 63 Franklin Avenue, Dunkirk, NY 14048 (Chautauqua County Index Number 79.15-2-1, 2 & 3)	Owned

Cliffstar LLC	81, 85, and 89 Franklin Avenue, Dunkirk, NY 14048 (Chautauqua County Index Number 79.15-2-8, 9 & 10)	Owned

Cliffstar LLC	441 S. Roberts Road, Dunkirk, NY 14048 (County of Chautauqua Index Number 79.16-2-4)	Owned

Star Real Property LLC Cliffstar LLC	Franklin Avenue (Main Plant) Dunkirk, NY 14048 (Chautauqua County Index Number 79.15-1-17, 19, 20, 21, 22, 23, 24, 25, 26, 32 & 39; 79.16-2-1 & 76; and 900.00-1-90.G)	Owned by Star Real Property LLC Leased to Cliffstar Corporation

Star Real Property LLC Cliffstar LLC	Main Street & 19 Franklin Avenue, Dunkirk, NY 14048 (Chautauqua County Index Number 79.15-4-1, 2, 3, 4 & 5)	Owned by Star Real Property LLC Leased to Cliffstar Corporation

Cliffstar LLC	200 Water Street, Fredonia, NY 14063 (Chautauqua County Index Numbers 113.19-3-32.1, 33 & 34)	Owned

Cliffstar LLC	211 West Point Avenue, Dunkirk, NY 14048	Leased

Cliffstar LLC	Sidetrack rail extending southwesterly from a point of connection with Conrail’s Chicago Line	Leased

Cliffstar LLC	183 East Main Street, Fredonia, NY 14063 (Chautauqua County Index Number 113.19-3-32.2)	Leased

Loan Party	Location / Address	Owned, Leased or Occupied
Cliffstar LLC	54 W. Main Street, Brocton, NY 14716 (Chautauqua County Index Number 161.08-1-46.2)	Owned

Cliffstar LLC	Harmon & Pearl Streets, Brocton, NY 14716 (Chautauqua County Index Numbers 161.08-2-14 & 15)	Leased

Cliffstar LLC	West side of Con Rail and the South side of Chace Road – 4 acres +/-, Freetown, MA 02702	Leased

Cliffstar LLC	West side of Con Rail and the South side of Chace Road – 4 acres +/-, Bentonville, AR 72712	Leased

Cliffstar LLC	63 Wall Street, North East, PA 16428 (Erie County Index Number (35) 7-54-11)	Owned

Cliffstar LLC	3502, 3503 & 3601 Enterprise Avenue, Joplin, MO (Tax Parcels Numbers: 15-9.0-30- 000-000-36.022, 36.023, 37.001, 37.002, 37.003, 37.004 & 37.011)	Owned

Cliffstar LLC	3601 & 3503 Enterprise Avenue, Webb City, MO 64801	Leased

Cliffstar LLC	11751 Pacific Avenue Fontana, CA 92337 (Assessors Parcel Numbers: 0238-171-51 & 75)	Owned

Cliffstar LLC	Westerly 206,660 SF of Building B located on the southerly portion of Lots 3, 4 and 5 in Vintage Park Industrial Park, Fontana, CA 92337	Leased

Cliffstar LLC	13350 Marlay Avenue, Fontana, CA 92337	Leased

Cliffstar LLC	5600 E. Francis Street Ontario, CA 91761	Leased

Cliffstar LLC	1321 Beeco Road and 1990 Hood Road, Greer, SC 29650 (Greenville County Tax Map Reference – Sheet G006.00, Block 3, Lots 14.04 & 14.06)	Owned

Loan Party	Location / Address	Owned, Leased or Occupied
Cliffstar LLC	2819 Wade Hampton Boulevard, Taylors, SC 29687	Leased

Cliffstar LLC	23879 Aspen Avenue, Warrens, WI 54666 (Parcel Identification Numbers 024-0163-0000 & 024-0194-0000)	Owned

Cliffstar LLC	1041 N. 15th Avenue, Walla Walla, WA 99362 (Tax Parcel/Account Numbers: 36 -07-19-23-0006, 0007, 0012, 0013; 36-07-19-24-0005, 0206 and 0301)	Owned

Cliffstar LLC	1156-1164 Dell Avenue, Walla Walla, WA 99362	Leased

(b)	Intellectual Property:

Patents

United States

Owner	Registration Number	Date	Description
Cott Corporation Corporation Cott	6112924	9/5/2000	Container with base having cylindrical legs with circular feet

Cott Beverages Inc.	D579,337	12/28/2008	Bottle

Cott Corporation Corporation Cott	12/369697 (Pending)	4/28/2009	Beverage compositions for the promotion of joint health in companion animals

Canada

Owner	Application Number	Date	Description
Cott Corporation Corporation Cott	2309667	11/18/2008	Container with base having cylindrical legs with circular feet

Mexico

Owner	Application Number	Date	Description
Cott Corporation Corporation Cott	PA/a/2000/004512	8/22/2006	Container with base having cylindrical legs with circular feet

Cott Corporation Corporation Cott	MX/f/2008/001691	1/22/2010	Bottle

UK

Owner	Application Number	Date	Description
Cott Corporation Corporation Cott	2346359	8/7/2002	Container with base having cylindrical legs with circular feet

PCT Application

Owner	Application Number	Date	Description
Cott Corporation Corporation Cott	2000013974 (Pending)	9/10/1999	Container with base having cylindrical legs with circular feet

Trademarks

United States

Trademark Registrations

Owner	Registration Number	Registration Date	Trademark
Cott Beverages Inc.	3,329,898	11/6/07	AFTERSHOCK
Cott Beverages Inc.	1,840,794	6/21/94	ALASKAN FALLS
Cott Beverages Inc.	1,856,389	9/27/94	ALASKAN FALLS & Design
Cott Beverages Inc.	1,753,371	2/16/93	ALASKAN FALLS (stylized)
Cott Beverages Inc.	1,776,022	6/8/93	AMERICAN CLASSIC
Cott Beverages Inc.	2,926,470	2/15/05	AQUA MIST
Cliffstar LLC	1,865,388	11/29/94	BERRY-DACTYL
Cliffstar LLC	2,782,129	11/11/03	BOUNTY RUNNER
Cott Beverages Inc.	2,919,483	1/18/05	BROWN BARREL
Cliffstar LLC	2,990,697	8/30/05	CC CLIFFSTAR CORPORATION & Design
Cliffstar LLC	2,990,612	8/30/05	CC Logo
Cliffstar LLC	3,662,236	7/28/09	CHADWICK BAY
Cliffstar LLC	3,791,642	5/18/10	CHADWICK BAY
Cliffstar LLC	3,768,307	3/30/10	CHADWICK BAY & Design
Cott Beverages Inc.	3,336,604	11/13/07	CONDITION
Cliffstar LLC	1,931,437	10/31/95	COOLY-SAURUS
Cott Beverages Inc.	749,859	5/21/63	COTT
Cott Beverages Inc.	3,346,151	11/27/07	COTT
Cott Beverages Inc.	679,364	5/26/59	COTT (stylized)
Cott Beverages Inc.	540,457	4/3/51	COTT (stylized)
Cott Beverages Inc.	2,957,804	5/31/05	DAFFY DOZEN
Cott Beverages Inc.	2,911,442	12/14/04	DR. DUCK
Cott Beverages Inc.	2,186,730	9/1/98	DR. STRIPES
Cott Beverages Inc.	2,237,271	4/6/99	DR. VESS
Cott Beverages Inc.	3,614,572	1/9/08	EMERGE
Cott Beverages Inc.	3,641,839	12/7/07	FORTIFIDO
Cott Beverages Inc.	3,688,035	12/21/07	FORTIFIDO (design)
Cott Beverages Inc.	3,389,406	2/26/08	FREEFALL
Cott Corporation	3,159,373	10/17/06	FRUIT MELODIES
Cott Beverages Inc.	1,956,754	2/13/96	FRUIT MIST
Cott Beverages Inc.	3,134,313	8/22/06	FRUIT MIST
Cliffstar LLC	1,882,418	3/7/95	GOLDEN CROWN

Cliffstar LLC	1,694,722	6/16/92	GOLDEN CROWN

Cliffstar LLC	0,966,665	8/21/73	GOLDEN CROWN

Cliffstar LLC	0,700,638	7/5/60	GOLDEN CROWN

Cliffstar LLC	1,870,758	12/27/94	GRAPE-A-DON

Cott Beverages Inc.	3,098,606	5/30/06	GRID IRON GRAPE

Cliffstar LLC	2,263,293	7/20/99	HARBORSIDE

Cliffstar LLC	3,385,483	2/19/08	HARVEST CLASSIC

Cliffstar LLC	3,779,599	4/20/10	HARVEST CLASSIC

Owner	Registration Number	Registration Date	Trademark
Cott Beverages Inc.	3,702,862	10/27/09	HOOVER’S BARREL ROOT BEER
Cott Beverages Inc.	3,004,801	10/4/05	HOUSE OF COTT & Design
Cott Beverages Inc.	3,412,299	4/15/08	INKED
Cott Beverages Inc.	1,507,436	10/4/88	ITS’ COTT TO BE GOOD!
Cliffstar LLC	2,351,102	5/23/00	JUICEY MAGIC
Cott Beverages Inc.	3,758,493	3/9/10	LOOPY LIMON
Cott Beverages Inc.	3,781,937	4/27/10	MISH MASH MOUNTAIN
Cott Beverages Inc.	2,196,482	10/13/98	MOUNTAIN STARS
Cott Beverages Inc.	2,384,195	9/5/00	MOUNTAIN YELLER
Cott Beverages Inc.	3,383,317	2/12/08	OOLONG JAHINI TEA
Cott Beverages Inc.	3,396,406	3/11/08	ORIENT EMPORIUM TEA CO.
Cott Beverages Inc.	3,558,745	1/6/09	Paw Print Design
Cott Beverages Inc.	3,098,607	5/30/06	PLAY MAKER
Cott Beverages Inc.	3,331,023	11/6/07	RED RAIN
Cliffstar LLC	2,428,857	2/13/01	RUGGED SAILS
Cliffstar LLC	3,657,785	7/21/09	ShanStar
Cliffstar LLC	2,394,075	10/10/00	SHANSTAR
Cott Beverages Inc.	3,129,255	8/15/06	SO CLEAR
Cott Beverages Inc.	2,713,932	5/6/03	STARS & STRIPES
Cott Beverages Inc.	2,495,194	10/9/01	STARS & STRIPES
Cliffstar LLC	1,870,759	12/27/94	STEGASAURUS
Cott Beverages Inc.	3,525,061	10/28/08	THE TASTE OF LONGEVITY
Cliffstar LLC	2,163,690	6/9/98	TRAXX
Cott Beverages Inc.	3,723,436	12/8/09	U FORCE
Cott Beverages Inc.	555,776	3/11/52	VESS (stylized)
Cott Beverages Inc.	1,091,057	5/9/78	VINTAGE
Cott Corporation	3,149,060	9/26/06	VINTAGE
Cott Corporation	3,149,059	9/26/06	VINTAGE
Cott Beverages Inc.	1,273,007	4/3/84	VINTAGE & Design
Cott Beverages Inc.	110,004	4/25/16	WHISTLE (stylized)
Cott Beverages Inc.	3,383,319	2/12/08	YADUMO BLACK TEA

United States

Trademark Applications

Owner	Application Number	Filing Date	Trademark
Cott Beverages Inc.	77/252,328	8/10/07	BARE ALL
Cott Beverages Inc.	77/216,615	6/27/07	BARE ALL
Cott Beverages Inc.	77/252,322	8/10/07	BARE ALL (Design)
Cott Beverages Inc.	77/216,621	6/27/07	BARE ALL (Design)
Cott Beverages Inc.	77/128,555	3/12/07	BOMBSHELL
Cott Beverages Inc.	77/951,844	3/5/10	COTT
Cliffstar LLC	77/651,630	1/16/09	CranStar 90
Cliffstar LLC	77/651,629	1/16/09	CranStar 90
Cott Beverages Inc.	77/751,167	6/3/09	CRYSTAL FRUIT
Cott Beverages Inc.	77/276,186	9/11/2007	EMERGE
Cott Beverages Inc.	85/053,790	6/3/10	EMERGE
Cliffstar LLC	77/888,263	12/8/09	eXact
Cott Beverages Inc.	77/688,020	3/11/09	FREEDOM FROM THIRST
Cott Beverages Inc.	77/706,168	4/3/09	MOUNTAIN FIZZ
Cott Beverages Inc.	77/694,723	3/19/09	MR. FIZZ
Cott Beverages Inc.	77/758,686	6/12/09	NATURAL REFRSHMENT IS SO CLEAR
Cott Beverages Inc.	77/631,791	1212/08	POWER GRID
Cott Beverages Inc.	77/906,287	6/6/10	RED STRIKE

Canadian

Trademark Registrations

Owner	Registration Number	Registration Date	Trademark
Cott Corporation Corporation Cott	TMA211456	January 16, 1976	ALLAN & DESIGN
Cott Corporation Corporation Cott	TMA192404	July 6, 1973	ALLAN & DESIGN
Cott Corporation Corporation Cott	TMA200922	August 2, 1974	ALLAN DESIGN

Owner	Registration Number	Registration Date	Trademark
Cott Corporation Corporation Cott	TMA243083	April 11, 1980	ALLANADE DESIGN
Cott Corporation Corporation Cott	TMA176290	May 21, 1971	APPIA
Cott Corporation Corporation Cott	TMA677482	November 22, 2006	AQUEL
Cliffstar LLC	TMA526177	March 30, 2000	BERRY-DACTYL
Cott Corporation Corporation Cott	TMA464925	October 25, 1996	BESSEY’S ICEBERG & PENGUIN DESIGN
Cott Corporation Corporation Cott	TMA318708	September 19, 1986	BESSEY’S ROYALE
Cott Corporation Corporation Cott	TMA242067	March 28, 1980	BESSEY’S TOMATO LITE
Cliffstar LLC	TMA540303	January 25, 2001	BREAKWATER
Cott Corporation Corporation Cott	TMA314791	May 30, 1986	CHATEAU
Cott Corporation Corporation Cott	TMA169911	July 3, 1970	CHATEAU DRY
Cott Corporation Corporation Cott	TMA152274	July 28, 1967	CHRISTIN
Cott Corporation Corporation Cott	TMA677662	November 27, 2006	COLA KICKER
Cliffstar LLC	TMA525950	March 28, 2000	COOLY-SAURUS
Cott Corporation Corporation Cott	TMA681297	February 7, 2007	COTT
Cott Corporation Corporation Cott	TMA166849	December 12, 1969	COTT DESIGN
Cott Corporation Corporation Cott	TMA454922	March 1, 1996	COTT UP
Cott Corporation Corporation Cott	TMA560006	April 9, 2002	DAZZLE
Cott Corporation Corporation Cott	TMA183886	June 23, 1972	DENIS
Cott Corporation Corporation Cott	TMA245838	May 30, 1980	DENIS & DESSIN

Owner	Registration Number	Registration Date	Trademark
Cott Corporation Corporation Cott	TMA447006	September 1, 1995	DESERT DRINX
Cott Corporation Corporation Cott	TMA557585	February 7, 2002	DRACOLA
Cott Corporation Corporation Cott	TMA249257	August 8, 1980	ELITE
Cott Corporation Corporation Cott	TMA456723	April 26, 1996	FIRST SQUEEZE
Cott Corporation Corporation Cott	TMA316011	July 4, 1986	FIZZ-UP
Cott Corporation Corporation Cott	TMA476159	May 13, 1997	FRUIT MIST
Cott Corporation Corporation Cott	TMA498545	August 12, 1998	FRUIT RIOT
Cott Corporation Corporation Cott	TMA200531	July 12, 1974	GIGGLE
Cliffstar LLC	TMA526176	March 30, 2000	GRAPE-A-DON
Cliffstar LLC	TMA542773	March 21, 2001	HARBORSIDE
Cliffstar LLC	TMA528970	June 12, 2000	HARBOURSIDE
Cliffstar LLC	TMA565471	August 2, 2002	HARBOURSIDE CAFÉ
Cott Corporation Corporation Cott	TMA601461	February 5, 2004	HIKO
Cott Corporation Corporation Cott	TMA669184	August 2, 2006
Cott Corporation Corporation Cott	TMA738392	April 24, 2009	INKED
Cott Corporation Corporation Cott	TMA486670	December 10, 1997	IT’S CLEAR, IT’S COOL... IT’S ENDLESS SUMMER & DESIGN
Cott Corporation Corporation Cott	TMA169219	May 15, 1970	IT’S COTT TO BE GOOD
Cott Corporation Corporation Cott	UCA003822	September 7, 1934	KIK
Cott Corporation Corporation Cott	TMA492119	March 30, 1998	LEMON BLASTER

Owner	Registration Number	Registration Date	Trademark
Cott Corporation Corporation Cott	TMA318709	September 19, 1986	MY MILKMAN/MON LAITIER
Cott Corporation Corporation Cott	TMA244724	May 9, 1980	NICE-N-LITE
Cott Corporation Corporation Cott	TMA458835	June 7, 1996	PIRATE & DESSIN
Cott Corporation Corporation Cott	TMA515952	August 31, 1999	PLAYA PUNCH
Cott Corporation Corporation Cott	TMA204387	January 10, 1975	POP BOTTLE & DESIGN
Cott Corporation Corporation Cott	TMA654659	December 8, 2005	RED RAIN
Cott Corporation Corporation Cott	TMA297662	November 30, 1984	ROYAL CREST BEVERAGES
Cliffstar LLC	TMA525800	March 27, 2000	SABER BLUE TIGER
Cliffstar LLC	TMA527377	May 5, 2000	SEA WITCH
Cliffstar LLC	TMA528563	May 30, 2000	SPOUTIN’ WHALE
Cliffstar LLC	TMA525798	March 27, 2000	STEGASAURUS
Cott Corporation Corporation Cott	TMA335965	December 31, 1987	SUN MOUNTAIN
Cott Corporation Corporation Cott	TMA343501	August 5, 1988	SUN MOUNTAIN SPRINGS & DESIGN

Owner	Registration Number	Registration Date	Trademark
Cott Corporation Corporation Cott	TMA541530	February 26, 2001	SUPER FRUIT & Design
Cott Corporation Corporation Cott	TMA740094	May 13, 2009	TATTOO DESIGN
Cott Corporation Corporation Cott	TMA492120	March 30, 1998	TEA BLASTER
Cliffstar LLC	TMA525798	March 27, 2000	TRAXX
Cott Corporation Corporation Cott	TMA171028	September 4, 1970	VERCHERES

Canadian

Trademark Applications

Owner	Application Number	Date	Trademark
Cott Corporation Corporation Cott	1345771	May 1, 2007	A BETTER FIT FOR AN ACTIVE LIFE
Cott Corporation Corporation Cott	1386561	March 7, 2008	ACAI-BLU
Cott Corporation Corporation Cott	1412860	September 30, 2008	ANTIDOTE
Cott Corporation Corporation Cott	1435169	April 20, 2009	BONE CHILLIN’
Cott Corporation Corporation Cott	1422405	December 18, 2008	BRAZILIAN BERRY
Cott Corporation Corporation Cott	1362389	September 5, 2007	BRIGHT WAVE
Cott Corporation Corporation Cott	1422407	December 18, 2008	CHIKARA

Owner	Application Number	Date	Trademark
Cliffstar LLC	1399416	April 21, 2010	CHADWICK BAY & Design
Cliffstar LLC	1399411	April 21, 2010	CHADWICK BAY
Cott Corporation Corporation Cott	1388872	March 26, 2008	COTT ROQT
Cott Corporation Corporation Cott	1289942	February 14, 2006	DETONATE
Cott Corporation Corporation Cott	1344388	April 20, 2007	DRINK TWICE DAILY
Cott Corporation Corporation Cott	1422402	December 18, 2008	DRUIDIC
Cott Corporation Corporation Cott	1363038	September 10, 2007	EMERGE
Cott Corporation Corporation Cott	1422404	December 18, 2008	EURO CITRUS
Cott Corporation Corporation Cott	1383323	February 13, 2008	FORTOFIDO…FOR THE DOG YOU LOVE
Cott Corporation Corporation Cott	1377228	December 21, 2007	FORTIFIDO & PAW DESIGN
Cott Corporation Corporation Cott	1331895	January 18, 2007	GRIM REAPER
Cott Corporation Corporation Cott	1313396	August 17, 2006	JASMINE SUMANA TEA
Cott Corporation Corporation Cott	1313388	August 17, 2006	OOLONG JAHINI TEA
Cott Corporation Corporation Cott	1312288	August 9, 2006	ORIENT EMPORIUM TEA CO.
Cott Corporation Corporation Cott	1422408	December 18, 2008	OROBUS
Cott Corporation Corporation Cott	1367000	October 10, 2007	OZMOZ
Cott Corporation Corporation Cott	1377230	December 21, 2007	PAW DESIGN

Owner	Application Number	Date	Trademark
Cott Corporation Corporation Cott	1343929	April 18, 2007	POTENTIA
Cott Corporation Corporation Cott	1289944	February 14, 2006	PREDATOR
Cott Corporation Corporation Cott	1356643	July 20, 2007	RATIO WATER
Cott Corporation Corporation Cott	1370541	November 2, 2007	RED HARD
Cott Corporation Corporation Cott	1237946-1	January 22, 2010	RED RAIN
Cott Corporation Corporation Cott	1237947	November 19, 2004	RED RAVE
Cott Corporation Corporation Cott	1422403	December 18, 2008	RESURGENT RASBERRY
Cott Corporation Corporation Cott	1473153	March 15, 2010	ROOIBOS TEREMA TEA
Cott Corporation Corporation Cott	1288436	February 2, 2006	SOCLEAR
Cott Corporation Corporation Cott	1313392	August 17, 2006	YADUMO BLACK TEA

United Kingdom

Trademark Registrations

Owner	Registration Number	Registration Date	Trademark
BCB Beverages Limited	2153665	11/13/1998	DR LOONY’S BOUNCY BUBBLEGUM
BCB Beverages Limited	2153663	11/13/1998	DR LOONY’S STRAWERRY JELLY
BCB Beverages Limited	2153662	11/13/1998	DR LOONY’S ICE CREAM SODA
BCB Beverages Limited	2115574	6/5/1998	DR LOONY’S
BCB Beverages Limited	2108880	4/4/1997	VIXEN
BCB Beverages Limited	2068275	7/4/1997	DR LOONY’S CHERRY CHOCOLATE DREAM
BCB Beverages Limited	2029496	4/9/1996	EDGE
Cott Beverages Limited	580919	28-OCT-1937	SUNVILL
Cott Beverages Limited	735064	15-OCT-1954	SUNQUEN
Cott Beverages Limited	893935	30-APR-1966	SUNSPRING
Cott Beverages Limited	1085655	26-OCT-1977	BENSADE
Cott Beverages Limited	B1155810	16-JUN-1981	CARTERS
Cott Beverages Limited	1410043	06-DEC-1989	Macaw Logo
Cott Beverages Limited	1410044	06-DEC-1989	MACAW
Cott Beverages Limited	1410045	06-DEC-1989	MACAW
Cott Beverages Limited	1548609	24-SEPT-1993	MINERVA
Cott Beverages Limited	1585492	12-SEPT-1994	COTT RETAIL BRANDS

Owner	Registration Number	Registration Date	Trademark
Cott Beverages Limited	1585494	12-SEPT-1994	COTT
Cott Beverages Limited	2004126	01-DEC-1994	CRYSTAL QUARTZ
Cott Beverages Limited	2016370	01-APR-1995	POP FACTORY
Cott Beverages Limited	2102231	08-JUN-1996	BEN SHAWS
Cott Beverages Limited	2121072	16-JAN-1997	CARTERS GOLD
Cott Beverages Limited	2135258	07-JUN-1997	CARTERS ROYAL
Cott Beverages Limited	2180203	21-OCT-1998	CONNOISSEUR
Cott Beverages Limited	2189200	18-FEB-1999	BENJAMIN SHAW
Cott Beverages Limited	2207437	02-SEP-1999	BULLRING
Cott Beverages Limited	2223475	24-FEB-2000	cola@cott.uk
Cott Beverages Limited	2224197	02-MAR-2000	7X
Cott Beverages Limited	2228207	04-APR-2000	RED ROOSTER
Cott Beverages Limited	2235324	08-JUN-2000	CARTERS SIMPLY CLEAR
Cott Beverages Limited	2241867	07-AUG-2000	DR. LOVE DR. HATE
Cott Beverages Limited	2258301	18-JAN-2001	RED ROCKET
Cott Beverages Limited	2296314	25-MAR-2002	Macaw Head Logo
Cott Beverages Limited	2296317	25-MAR-2002	MACAW (stylized)
Cott Beverages Limited	2308918	23-AUG-2002	IN THE MIX
Cott Beverages Limited	2309729	04-SEP-2002	JUS DE VIE
Cott Beverages Limited	2322716	03-FEB-2003	RR Logo
Cott Beverages Limited	2323810	14-FEB-2003	Drops Logo
Cott Beverages Limited	2323815	18-FEB-2003	H2 & Apple Device
Cott Beverages Limited	2323816	18-FEB-2003	H2 & Orange Device
Cott Beverages Limited	2323959	17-FEB-2003	H2 & Lemon Device
Cott Beverages Limited	2323960	17-FEB-2003	H2 & Berries Device
Cott Beverages Limited	2323961	17-FEB-2003	H2 & Raspberries Device
Cott Beverages Limited	2323962	17-FEB-2003	H2 & Fruit Device
Cott Beverages Limited	2335475	21-JUN-2003	H2 ORANGE SPORTS DRINK & Device
Cott Beverages Limited	2335476	21-JUN-2003	H2 GRAPEFRUIT SPORTS DRINK & Device
Cott Beverages Limited	2335477	21-JUN-2003	H2 LEMON & LIME SPORTS DRINK & Device
Cott Beverages Limited	2350017	26-NOV-2003	COTT SLIM LITE
Cott Beverages Limited	2350018	26-NOV-2003	COTT SLIM LIGHT
Cott Beverages Limited	2350295	01-DEC-2003	COTT WAIST WATCHERS
Cott Beverages Limited	2355744	13-FEB-2004	REFRESHMENT ROOSTER
Cott Beverages Limited	2355745	13-FEB-2004	SPORT ROOSTER
Cott Beverages Limited	2365980	17-JUN-2004	JUICEFUL
Cott Beverages Limited	2365981	17-JUN-2004	EMERGE
Cott Beverages Limited	2367778	08-JUL-2004	ROOSTER ENERGY
Cott Beverages Limited	2367781	08-JUL-2004	ROOSTER SPORT
Cott Beverages Limited	2381243	24-DEC-2004	EAU SO CLEANSING
Cott Beverages Limited	2382284	24-DEC-2004	EAU SO UPLIFTING

Owner	Registration Number	Registration Date	Trademark
Cott Beverages Limited	2382285	24-DEC-2004	EAU SO SKINNY
Cott Beverages Limited	2382970	27-JAN-2005	K PLUS
Cott Beverages Limited	2382971	27-JAN-2005	S PLUS
Cott Beverages Limited	2383853	08-FEB-2005	EAU SO SLIMMING
Cott Beverages Limited	2436935	27-OCT-2006	ORIENT EMPORIUM TEA CO
Cott Beverages Limited	2437990	09-NOV-2006	SOCLEAR SPARKLING WATER & Device
Cott Beverages Limited	2447932	27-FEB-2007	BARE ALL
Cott Beverages Limited	2453046	20-APR-2007	BARE ALL Logo
Cott Beverages Limited	2460295	04-JUL-2007	DRINK A RAINBOW
Cott Beverages Limited	2484790	14-APR-2008	FRUIT SPRITZ device
Cott Beverages Limited	2486529	02-MAY-2008	THE JUICIER COMPANY
Cott Beverages Limited	2489102	03-JUN-2008	SO CLEAR ORGANIC & Device
Cott Beverages Limited	2490146	16-JUN-2008	50 5IFTY logo
Cott Beverages Limited	2490156	16-JUN-2008	THE JUICIER COMPANY logo
Cott Beverages Limited	2490262	17-JUN-2008	AMICI
Cott Beverages Limited	2493124	18-JUN-2008	JUSCI
Cott Beverages Limited	2491260	27-JUN-2008	SPARKLE & CO
Cott Beverages Limited	2493881	29-JUL-2008	SO CLOUDY & Device
Cott Beverages Limited	2503383	26-NOV-2008	RED RAIN
Cott Beverages Limited	2505827	06-JAN-2009	STARS AND STRIPES
Cott Beverages Limited	2509315	23-FEB-2009	SLINGSHOT
Cott Beverages Limited	2510656	09-MAR-2009	RED ROOSTER SUPER CHARGE
Cott Beverages Limited	2530006	27-OCT-2009	EMERGE ENERGY SHOT
Cott Beverages Limited	2530004	27-OCT-2009	EMERGE STIMULATION SHOT
Cott Beverages Limited	741803	29-APR-1955	SUNCHARM
Cott Private Label Limited	1212243	07-FEB-1984	CARNIVAL
Cott Private Label Limited	1304592	20-MAR-1987	CARTERS SPLASH
Cott Private Label Limited	B1304593	20-MAR-1987	CARTERS SUMMERTIME
Cott Private Label Limited	1304594	20-MAR-1987	CARTERS CLASSIC
Cott Private Label Limited	1304595	20-MAR-1987	CARTERS S’JOOSEY
Cott Private Label Limited	1304596	20-MAR-1987	ISLANDER
Cott Private Label Limited	1372172	04-FEB-1989	ENGLISH ROYAL
Cott Private Label Limited	1372173	04-FEB-1989	CARTERS FIVE STAR
Cott Private Label Limited	1389777	29-JUN-1989	PINACO
Cott Private Label Limited	1443701	29-SEP-1990	CARTERS
Cott Private Label Limited	1480021	19-OCT-1991	EXTRATIME
Cott Private Label Limited	1536181	18-MAY-1993	Carters Soda Label
Cott Private Label Limited	2028345	26-JUL-1995	Carters CIDER SHANDY Label
Cott Private Label Limited	2115862	14-NOV-1996	TOP KATS

Owner	Registration Number	Registration Date	Trademark
Cott Private Label Limited	2115866	14-NOV-1996	HAPPY POPS
Cott Private Label Limited	2118920	17-DEC-1996	MEGASAURUS
Cott Private Label Limited	2120141	07-JAN-1997	WAM
Cott Private Label Limited	2120329	09-JAN-1997	SPOOF
Cott Private Label Limited	2120417	10-JAN-1997	AXESS
Cott Private Label Limited	2120455	10-JAN-1997	NEON
Cott Private Label Limited	2120457	10-JAN-1997	CARTERS SPARKLE
Cott Private Label Limited	2120459	10-JAN-1997	CARTERS STAR
Cott Private Label Limited	2120936	13-JAN-1997	MORSE
Cott Private Label Limited	2121068	16-JAN-1997	JINX
Cott Private Label Limited	2134052	28-MAY-1997	WIDE EYE
Cott Private Label Limited	2135774	13-JUN-1997	SPORTADE
Cott Private Label Limited	2142823	23-AUG-1997	POP MAGIC & Device
Cott Private Label Limited	2142826	23-AUG-1997	Wizard Device
Cott Beverages Inc.	826230	09-Jan-1963	ROYAL CROWN COLA
Cott Beverages Inc.	914292	12-Feb-1969	ROYAL CROWN
Cott Beverages Inc.	936300	10-Jan-1969	DIOT-RITE
Cott Beverages Inc.	1168872	27-Dec-1984	ROYAL CROWN RC100
Cott Beverages Inc.	2015636	03-Mar-2000	ROYAL CROWN COLA RC COLA (Stylized)
Cott Beverages Inc.	2034480	06-Dec-1996	ROYAL CROWN DRAFT
Cott Beverages Inc.	2069562	01-Nov-1996	HEAD KICK
Cott Beverages Inc.	B853384	03-Mar-1965	DIET-RITE

United Kingdom

Trademark Applications

Owner	Application Number	Date	Description
Cott Beverages Limited	2545069	19-APR-2010	GETTING YOU THROUGH IT
Cott Beverages Limited	2545310	20-APR-2010	FRENZY

International

Trademark Registrations

Country	Owner	Registration Number	Date	Trademark
Afghanistan	Cott Beverages Inc.	1199	15-Dec-1967	ROYAL CROWN
Afghanistan	Cott Beverages Inc.	1200	15-Dec-1967	RC
Albania	Cott Beverages Inc.	166	13-Nov-1992	RC
Albania	Cott Beverages Inc.	5010	13-Nov-1992	ROYAL CROWN
Albania	Cott Beverages Inc.	5011	20-Apr-1991	UPPER 10
Albania	Cott Beverages Inc.	11023	20-Feb-2007	ROYAL CROWN
Albania	Cott Beverages Inc.	11024	20-Feb-2007	RED RAIN

Country	Owner	Registration Number	Date	Trademark
Albania	Cott Beverages Inc.	12016	07-Nov-2008	ORIENT EMPORIUM TEA CO.
Algeria	Cott Beverages Inc.	61880	27-Nov-1991	RC
Algeria	Cott Beverages Inc.	61881	27-Nov-1991	ROYAL CROWN
Argentina	Cott Beverages Inc.	1907186	30-Nov-1992	RC
Argentina	Cott Beverages Inc.	1948725	31-May-1993	ROYAL CROWN
Argentina	Cott Beverages Inc.	2116557	26-Sept-2006	DIET-RITE
Armenia	Cott Beverages Inc.	2430	14-Oct-1997	ROYAL CROWN
Armenia	Cott Beverages Inc.	2988	31-Mar-1998	ROYAL CROWN COLA RC COLA & Design
Armenia	Cott Beverages Inc.	11508	06-Mar-2007	ROYAL CROWN COLA & RC Design
Australia	Cott Beverages Inc.	673324	09-May-1997	ROYAL CROWN
Australia	Cott Beverages Inc.	750239	07-Mar-2001	ROYAL CROWN DRAFT
Australia	Cott Beverages Inc.	789019	22-Mar-1999	RC EDGE
Australia	Cott Beverages Inc.	1139904	09-Oct-2006	RC & Design
Austria	Cott Beverages Inc.	101426	21-Dec-1992	ROYAL CROWN
Austria	Cott Beverages Inc.	101709	31-Jan-1983	RC (Stylized)
Austria	Cott Beverages Inc.	101748	27-Jan-1983	DIET-RITE
Azerbaijan	Cott Beverages Inc.	980658	15-Apr-1998	ROYAL CROWN
Azerbaijan	Cott Beverages Inc.	20050476	07-Jul-2005	RC
Bahamas	Cott Beverages Inc.	555	04-Nov-1926	NEHI
Bahamas	BCB Beverages Limited	3987	23-Jul-1963	ROYAL CROWN
Bahamas	BCB Beverages Limited	3988	23-Jul-1963	ROYAL CROWN
Bahamas	BCB Beverages Limited	4369	10-Dec-1964	DIET-RITE
Bahamas	BCB Beverages Limited	22397	09-Jan-2004	RC
Bahamas	Cott Beverages Inc.	28984	07-Apr-2010	ROYAL CROWN COLA & RC Design
Bahrain	Cott Beverages Inc.	2081	18-Sep-1967	ROYAL CROWN COLA
Bahrain	Cott Beverages Inc.	12596	17-Jun-1989	DIET-RITE
Bahrain	Cott Beverages Inc.	21444	25-Dec-1996	RC
Bahrain	Cott Beverages Inc.	33397	19-Jun-2003	COTT
Barbados	Royal Crown Company, Inc.	81805	30-Sep-1986	ROYAL CROWN
Barbados	Royal Crown Company, Inc.	815413	27-Oct-1965	DIET RITE
Belarus	Royal Crown Company, Inc.	5913	13-Mar-1997	ROYAL CROWN

Country	Owner	Registration Number	Date	Trademark
Belarus	Cott Beverages Inc.	23324	28-Jul-2006	RC
Benelux	Cott Beverages Inc.	52116	12-Oct-1973	DIET-RITE
Benelux	Cott Beverages Inc.	65286	12-Oct-1977	RC
Benelux	Cott Beverages Inc.	65287	12-Oct-1966	ROYAL CROWN
Benelux	Cott Beverages Inc.	96122	20-Dec-1971	UPPER 10 (Stylized)
Benelux	Cott Corporation	581344	14-NOV-1995	COTT
Benelux	Cott Beverages Limited	1175565	11-May-2009	50 5IFTY
Benelux	Cott Beverages Limited	1183872	10-Sep-2009	CARTERS STAR
Benelux	Cott Beverages Limited	1183871	10-Sep-2009	CARTERS
Bermuda	Royal Crown Company, Inc.	B8220	26-Aug-1977	RC (Stylized)
Bermuda	Royal Crown Company, Inc.	B8221	26-Aug-1977	ROYAL CROWN COLA RC (Stylized)
Bolivia	Cott Beverages Inc.	51900A	11-Apr-1977	ROYAL CROWN
Bolivia	Cott Beverages Inc.	71441C	10-Mar-1999	RC
Bolivia	Cott Beverages Inc.	C78604	15-May-2000	KICK
Bolivia	Cott Beverages Inc.	114840C	09-Apr-2007	ROYAL CROWN COLA & RC Design
Bosnia and Herzegovina	Cott Beverages Inc.	BAZ047494	04-Dec-2008	RC
Bosnia and Herzegovina	Cott Beverages Inc.	BAZ047495	16-Dec-2008	RCQ
Bosnia and Herzegovina	Cott Beverages Inc.	BAZ047493	16-Dec-2008	ROYAL CROWN
Bosnia and Herzegovina	Cott Beverages Inc.	BAZ069870	02-Apr-2010	ROYAL CROWN
Bosnia and Herzegovina	Cott Beverages Inc.	BAZ069869	05-Apr-2010	RED RAIN
Botswana	Cott Beverages Inc.	SA4434	06-Apr-1976	RC
Botswana	Cott Beverages Inc.	UK863	12-Sep-1988	ROYAL CROWN
Brazil	Cott Beverages Inc.	007041292	25-Dec-1979	ROYAL COLA
Brazil	BCB International Limited	818341289	04-Nov-1997	STARS & STRIPES
Brazil	Cott Beverages Inc.	818909340	01-Sep-1998	ROYAL CROWN
Brazil	Cott Beverages Inc.	819415855	06-Apr-1999	RC
Brazil	Cott Beverages Inc.	821568051	15-Oct-2002	RC EDGE
Brazil	Cott Beverages Inc.	828490333	17-Nov-2009	RC & Design
Brunei Darussalam	Cott Beverages Inc.	16187	03-Nov-1990	ROYAL CROWN
Brunei Darussalam	Cott Beverages Inc.	16249	22-Dec-1990	RC
Bulgaria	Cott Beverages Inc.	20515	01-Jun-1993	ROYAL CROWN
Bulgaria	Cott Beverages Inc.	20955	06-Jul-1993	RC
Bulgaria	Cott Beverages Inc.	20956	06-Jul-1993	UPPER 10
Cambodia	Cott Beverages Inc.	1727103	08-Jan-2003	RC

Country	Owner	Registration Number	Date	Trademark
Cambodia	Cott Beverages Inc.	1756203	25-Feb-2003	ROYAL CROWN
Chile	Cott Beverages Inc.	606147	14-May-1981	RC ARCI & Label Design
Chile	Cott Beverages Inc.	660850	03-Mar-1942	ROYAL CROWN
Chile	Cott Beverages Inc.	724464	15-Jan-1985	DIET-RITE
Chile	Cott Beverages Inc.	743916	26-Dec-2005	ROYAL CROWN COLA & RC Design
Chile	Cott Beverages Inc.	761414	29-Jun-2006	RCQ (Stylized)
Chile	BCB International Limited	793204	31-Jan-1997	STARS & STRIPES
China	Cott Beverages Inc.	166070	30-Nov-1982	ROYAL CROWN
China	Cott Beverages Inc.	166071	30-Nov-1982	ROYAL CROWN COLA RC (Stylized)
China	Cott Beverages Inc.	166072	30-Nov-1982	DIET RITE
China	Cott Beverages Inc.	262288	10-Sep-1986	UPPER 10
China	Cott Beverages Inc.	725534	21-Jan-1995	ROYAL CROWN (Outlined Chinese Characters)
China	Cott Beverages Inc.	732001	28-Feb-1995	RC & Design
China	Cott Beverages Inc.	1289576	28-Jun-1999	ROYAL CROWN (Chinese Characters – Huang Quan)
China	Cott Beverages Inc.	1955876	28-Oct-2002	KICK
China	Cott Corporation	3638090	07-Feb-2005	AQUEL
China	Cott Beverages Inc.	4514356	14-Nov-2007	ROYAL CROWN COLA & RC Design
China	Cott Beverages Inc.	5491798	07-Jun-2009	COTT
China	Cott Beverages Inc.	5491797	21-Nov-2009	COTT
China	Cott Beverages Inc.	5925194	28-Nov-2009	RCQ
China	Cott Beverages Inc.	5925195	28-Nov-2009	GL-FIT
China	Cott Beverages Inc.	6633362	28-Mar-2010	BARE ALL
China	Cott Beverages Inc.	6176649	14-Jan-2010	COTT (in Chinese)
China	Cott Beverages Inc.	6176650	21-Mar-2010	COTT (in Chinese)
China	Cott Beverages Inc.	6606264	28-Mar-2010	RED ROOSTER
China	Cott Beverages Inc.	6726412	07-Apr-2010	RC & Design (color)
China	Cliffstar LLC	1375619		ShanStar (design)
Colombia	Cott Beverages Inc.	172327	26-Jan-1995	RC
Colombia	Royal Crown Company, Inc.	263155	23-Apr-2002	ROYAL CROWN COLA RC COLA (Stylized)
Colombia	Cott Beverages Inc.	92841	26-Jun-1978	ROYAL CROWN
Congo	Cott Beverages Inc.	3632C	28-Aug-1987	RC
Congo	Cott Beverages Inc.	3633C	28-Aug-1987	ROYAL CROWN
Costa Rica	Cott Beverages Inc.	28806	06-Nov-1990	RC (Stylized)

Country	Owner	Registration Number	Date	Trademark
Costa Rica	Cott Beverages Inc.	75945	26-Jun-1991	ROYAL CROWN
Croatia	Cott Beverages Inc.	Z20040208A	10-Feb-2004	RC
Croatia	Cott Beverages Inc.	Z20040209A	10-Feb-2004	RCQ
Croatia	Cott Beverages Inc.	Z20041530A	04-Oct-2004	RC & Design
Croatia	Cott Beverages Inc.	Z20041531A	04-Oct-2004	RCQ (Stylized)
Croatia	Cott Beverages Inc.	Z20060594	11-Dec-2006	RED RAIN
Croatia	Cott Beverages Inc.	Z20060595	11-Dec-2006	ROYAL CROWN
Croatia	Cott Beverages Inc.	Z941764	16-May-1996	ROYAL CROWN
Cuba	Royal Crown Company, Inc.	115017	20-Jul-1984	ROYAL CROWN COLA RC (Stylized)
Cyprus	Cott Beverages Inc.	10552	03-May-1967	ROYAL CROWN (English & Greek Characters)
Cyprus	Cott Beverages Inc.	10554	03-May-1967	RC & Design
Czech Republic	Cott Beverages Inc.	164169	17-Sep-1979	RC
Czech Republic	Cott Beverages Inc.	211950	25-Aug-1998	KICK
Czech Republic	Cott Beverages Inc.	221169	22-Nov-1999	ROYAL CROWN
Czech Republic	Cott Beverages Inc.	264292	23-Jul-2004	ROYAL CROWN COLA RC COLA Label Design in Color
Czech Republic	Cott Beverages Inc.	264293	23-Jul-2004	ROYAL CROWN COLA RC COLA Label Design in b&w
Czech Republic	Cott Beverages Limited	996972	11-Mar-2009	EMERGE
Czech Republic	Cott Beverages Limited	467589	27-Apr-2009	U FORCE device
Denmark	Cott Beverages Inc.	VR196401092	04-Apr-1964	DIET-RITE
Denmark	Cott Beverages Inc.	VR197000734	20-Feb-1970	ROYAL CROWN
Denmark	Cott Beverages Inc.	VR197000737	20-Feb-1970	DIET-RITE
Dominican Republic	Cott Beverages Inc.	17477	24-Apr-1969	RC
Dominican Republic	Cott Beverages Inc.	17480	24-Apr-1969	ROYAL CROWN
Dominican Republic	Cott Beverages Inc.	17481	24-Apr-1969	UPPER 10
Dominican Republic	Cott Beverages Inc.	60751	16-Jul-1991	ARCI
Dominican Republic	Cott Beverages Inc.	153474	17-Mar-2006	ROYAL CROWN COLA & RC Design
Ecuador	Cott Beverages Inc.	2573	27-Mar-1942	ROYAL CROWN
Ecuador	Cott Beverages Inc.	2574	17-Apr-1973	RC
Ecuador	Cott Beverages Inc.	428495	18-Dec-1995	DIET-RITE
Egypt	Royal Crown Company, Inc.	43700	15-Sep-1968	RC

Country	Owner	Registration Number	Date	Trademark
Egypt	Royal Crown Company, Inc.	43701	15-Sep-1968	ROYAL CROWN
Egypt	Royal Crown Company, Inc.	90789	04-Dec-1997	ROYAL CROWN (Stylized English & Arabic Characters)
El Salvador	Cott Beverages Inc.	00016	26-Aug-2004	UPPER 10
El Salvador	Cott Beverages Inc.	00114	23-Jul-2004	UPPER 10
El Salvador	Royal Crown Company, Inc.	105 Book 98	15-Mar-1983	ROYAL CROWN COLA RC & Label Design
El Salvador	Cott Beverages Inc.	85 Book 19	27-Aug-1993	RC (Stylized)
El Salvador	Cott Beverages Inc.	2006061308	30-Jan-2008	ROYAL CROWN COLA RC & Design
Estonia	Cott Beverages Inc.	19289	19-Apr-1996	ROYAL CROWN
Estonia	Cott Beverages Inc.	29909	13-Dec-1999	KICK
Estonia	Cott Beverages Inc.	44958	21-Apr-2008	RC & Design
Ethiopia	Cott Beverages Inc.	03034	22-Jul-1999	ROYAL CROWN
Ethiopia	Cott Beverages Inc.	03035	22-Jul-1999	RC
European Community	Cott Beverages Inc	4436481	24-MAY-2006	RCQ
European Community	Cott Beverages, Inc.	4436473	10-MAY-2007	DIET RITE
European Community	Cott Beverages Inc.	4380143	25-APR-2006	RC
European Community	Cott Beverages Inc	4338067	19-JUN-2006	RC
European Community	Cott Beverages Limited	3033172	20-DEC-2004	RED ROOSTER
European Community	Cott Beverages Limited	2655892	26-SEP-2003	MACAW
European Community	Cott Beverages Limited	2655900	14-AUG-2003	Macaw Head Logo
European Community	Cott Beverages, Inc.	1393701	26-Feb-01	RC EDGE
European Community	Cott Beverages, Inc.	576041	17-NOV-1998	HEAD KICK
European Community	Cott Private Label Limited	642884	3/18/1999	JOOCE
European Community	Cott Beverages Limited	5801105	17-Apr-2008	BARE ALL
European Community	Cott Beverages Limited	5934435	25-Apr-2008	ORIENT EMPORIUM TEA CO
European Community	Cott Beverages Limited	5847629	13-Mar-2008	Bare all (and Leaf Design)
European Community	Cott Beverages Inc.	4338075	29-May-2008	ROYAL CROWN

Country	Owner	Registration Number	Date	Trademark
European Community	Cott Beverages Inc.	8673162	19-May-2010	UPPER 10
European Community	Cott Beverages Limited	8385262	12-Jan-2010	RED ROOSTER ENERGY SHOT
European Community	Cott Beverages Limited	8500084	27-Jan-2010	RED RAIN
European Community	Cott Beverages Limited	8387334	12-Jan-2010	U FORCE design
European Community	Cott Beverages Inc.	8774119	15-Jun-2010	RC LIGHT
European Community	Cott Beverages Limited	1211010	12-Sep-2000	BEN SHAWS
European Community	Cott Beverages Limited	6021687	22-May-2008	GL-7
Fiji	Cott Beverages Inc.	3970	11-Oct-1961	ROYAL CROWN COLA
Finland	Cott Beverages Inc.	57662	09-Nov-1970	ROYAL CROWN
Finland	Cott Beverages Inc.	58291	21-Apr-1971	DIET RITE
Finland	Cott Beverages Inc.	81400	05-May-1982	RC (Stylized)
France	Cott Beverages Inc.	1470581	26-Jul-1968	RC
France	Cott Beverages Inc.	1470582	26-Jul-1968	ROYAL CROWN
France	Cott Beverages Inc.	95593742	23-Oct-1995	ROYAL CROWN DRAFT
France	Cott Beverages Limited	93640210	30-Mar-2009	RED RAIN
France	Cott Beverages Limited	093654844	04-Jun-2009	CARTERS
France	Cott Beverages Limited	093659405	23-Jun-2009	CARTERS STAR
Gaza District	Cott Beverages Inc.	3321	14-Sep-1996	ROYAL CROWN
Gaza District	Cott Beverages Inc.	3322	14-Sep-1996	RC
Gaza District	Cott Beverages Inc.	5859	30-Jan-2000	ROYAL CROWN COLA & RC Design (in Arabic) (Label in color)
Gaza District	Cott Beverages Inc.	5860	30-Jan-2000	ROYAL CROWN COLA & RC Design (in English) (Label in color)
Georgia	Cott Beverages Inc.	4361	16-Jan-1997	ROYAL CROWN COLA RC (Stylized)
Georgia	Cott Beverages Inc.	4362	17-Jan-1997	ROYAL CROWN
Germany	Cott Beverages Inc.	779444	15-Dec-1959	ROYAL CROWN
Germany	Cott Beverages Inc.	786315	31-Mar-1964	DIET-RITE
Germany	Cott Beverages Inc.	2097827	02-Aug-1995	UPPER 10
Germany	Cott Beverages Inc.	39510662	05-Dec-1995	ROYAL CROWN COLA RC COLA (Stylized)
Germany	Cott Beverages Inc.	39539153	12-Feb-1996	ROYAL CROWN DRAFT

Country	Owner	Registration Number	Date	Trademark
Ghana	Royal Crown Company, Inc.	17853	06-May-1978	ROYAL CROWN
Ghana	Royal Crown Company, Inc.	B17912	06-May-1971	RC (Stylized)
Greece	Cott Beverages Inc.	46834	11-Aug-1971	RC
Greece	Cott Beverages Inc.	58128	03-Feb-1977	DIET RITE
Greece	Cott Beverages Inc.	129463	29-May-1996	ROYAL CROWN
Greece	Cott Beverages Inc.	153347	17-Dec-2009	RC ZERO
Guatemala	Cott Beverages Inc.	4875	18-Feb-1942	ROYAL CROWN
Guatemala	Cott Beverages Inc.	20525	18-Mar-1969	DIET-RITE
Guatemala	Cott Beverages Inc.	20526	18-Mar-1969	UPPER 10 (Stylized)
Guatemala	Cott Beverages Inc.	22789	17-Nov-1970	ROYAL CROWN
Guatemala	Cott Beverages Inc.	22791	17-Nov-1970	RC
Guyana	Cott Beverages Inc.	10051C	02-Oct-1976	ROYAL CROWN
Guyana	Cott Beverages Inc.	12369C	14-Dec-1985	DIET-RITE
Haiti	Cott Beverages Inc.	234143	06-Oct-2004	ROYAL CROWN
Haiti	Cott Beverages Inc.	311139	07-May-1973	RC
Honduras	Cott Beverages Inc.	22549	22-Oct-1975	RC
Honduras	Cott Beverages Inc.	23190	20-Sep-1976	ROYAL CROWN
Honduras	Cott Beverages Inc.	24712	23-May-1978	DIET RITE
Honduras	Cott Beverages Inc.	81108	26-Mar-2001	UPPER 10
Honduras	Cliffstar LLC	87087		CLIFFSTAR
Hong Kong	Cott Beverages Inc.	002791963	21-Mar-1963	CROWN COLA
Hong Kong	Cott Beverages Inc.	009781965	16-Oct-1965	ROYAL CROWN COLA
Hong Kong	Cott Beverages Inc.	300685666	06-Feb-2007	COTT
Hong Kong	Cott Beverages Inc.	300842779	29-Mar-2007	GL-FIT
Hong Kong	Cott Beverages Inc.	300842788	29-Mar-2007	RCQ
Hong Kong	Cott Beverages Inc.	300842797	29-Mar-2007	UPPER 10
Hong Kong	Cott Beverages Inc.	300855405	17-Aug-2007	ORIENT EMPORIUM TEA CO.
Hong Kong	Cott Beverages Inc.	300915057	8-Jan-2008	COTT (in Chinese)
Hungary	Cott Beverages Inc.	133619	30-Mar-1993	UPPER 10
Hungary	Cott Beverages Inc.	143507	28-Mar-1997	RC
Hungary	Cott Beverages Inc.	154446	05-Oct-1998	ROYAL CROWN
Hungary	Cott Beverages Inc.	185469	31-Jul-2006	KICK
Hungary	Cott Beverages Inc.	190510	07-Aug-2007	RC & Design
Hungary	Cott Beverages Limited	199160	24-Apr-2009	U FORCE design
Iceland	Cott Beverages Inc.	2092007	06-Feb-2007	ROYAL CROWN COLA & RC Design
India	Cott Beverages Inc.	337035	03-Jul-1980	ROYAL CROWN
India	Cott Beverages Inc.	665825	16-May-1995	ROYAL CROWN COLA RC COLA (Stylized)
India	Cott Beverages Inc.	909192	21-May-2005	RC EDGE

Country	Owner	Registration Number	Date	Trademark
India	Cott Beverages Inc.	1149220	05-May-2005	COTT
India	Cott Beverages Inc.	265536B	23-Feb-1972	RC (Stylized)
India	Cott Beverages Inc.	696321	14-Mar-2008	RCQ
Indonesia	Cott Beverages Inc.	270693	18-Mar-1968	ROYAL CROWN
Indonesia	Cott Beverages Inc.	445284	01-May-2000	RC
Indonesia	Cott Beverages Inc.	448987	14-Jun-2000	KICK
Indonesia	Cott Beverages Inc.	457082	22-Apr-1999	RC EDGE
International Register	Cott Beverages Limited	996972	11-Mar-2009	EMERGE
International Register	Cott Beverages Limited	941160	02-OCT-2007	ORIENT EMPORIUM TEA CO
Iran	Cott Beverages Inc.	158199	14-Sep-2008	RC
Ireland	Cott Beverages Inc.	165030	25-Jul-1997	RC COLA (Stylized)
Ireland	Cott Beverages, Limited	221106	4/4/2001	RED ROOSTER
Ireland	Cott Beverages Limited	241884	29-Jul-2009	CARTERS STAR
Ireland	Cott Beverages Limited	996972	28-Jul-2009	EMERGE
Israel	Cott Beverages Inc.	70515	17-Mar-1993	DIET RITE
Israel	Cott Beverages Inc.	70517	06-Dec-1992	ROYAL CROWN
Israel	Cott Beverages Inc.	70518	06-Dec-1992	ROYAL CROWN COLA RC (Stylized)
Israel	Cott Beverages Inc.	70519	17-Mar-1993	UPPER 10 (Stylized)
Israel	Cott Beverages Inc.	88825	08-Oct-1996	Cott
Israel	Cott Beverages Inc.	88826	08-Oct-1996	“COTT” (Stylized) & Design
Israel	Cott Beverages Inc.	90836	08-Oct-1996	COTT
Israel	Cott Beverages Inc.	127345	06-Apr-2000	RC EDGE
Israel	Cott Beverages Inc.	156307	02-Jun-2003	RCQ
Israel	Cott Beverages Inc.	207425	06-May-2009	RC
Israel	Cott Beverages Inc.	208203	08-Nov-2009	RC COLA FREE
Israel	Cott Beverages Inc.	207427	08-Nov-2009	RC COLA ONE
Israel	Cott Beverages Inc.	221833	08-Nov-2009	Tattoo Logo
Italy	Cott Beverages Inc.	461729	28-Sep-1963	DIET-RITE
Italy	Cott Beverages Inc.	689457	26-Jan-1987	ROYAL COLA
Italy	Cott Beverages Inc.	720619	27-Sep-1997	ROYAL CROWN DRAFT
Italy	Cott Beverages Inc.	783056	14-Feb-1968	ROYAL CROWN
Italy	Cott Beverages Inc.	783057	14-Feb-1968	RC
Italy	Cott Beverages Inc.	989334	30-Dec-2005	RC EDGE
Italy	Cott Beverages Limited	MI/2004/10872	11/3/04	EMERGE
Jamaica	Cott Beverages Inc.	26790	01-Aug-1996	UPPER 10
Jamaica	Royal Crown Company, Inc.	43928	20-May-2003	ROYAL CROWN DRAFT
Jamaica	Cott Beverages Inc.	48109	08-Dec-2006	ROYAL CROWN COLA RC & Design

Country	Owner	Registration Number	Date	Trademark
Jamaica	Cott Beverages Inc.	52032	25-Apr-2008	RED RAIN
Japan	Cott Beverages Inc.	4116722	20-Feb-1998	DIET RITE
Japan	Cott Beverages Inc.	5106214	18-Jan-2008	RC & Design
Japan	Cott Beverages Inc.	4195568	09-Oct-1998	ROYAL CROWN DRAFT
Japan	Cott Beverages Inc.	4199861	16-Oct-1998	ROYAL CROWN
Japan	Cott Beverages Inc.	5106214	18-Jan-2008	RC & Design
Jordan	Cott Beverages Inc.	14364	11-Nov-1971	RC
Jordan	Cott Beverages Inc.	18440	11-Nov-1971	ROYAL CROWN
Jordan	Cott Beverages Inc.	74601	25-Apr-2004	RCQ
Kazakhstan	Cott Beverages Inc.	5238	18-Mar-1997	UPPER 10 (Stylized)
Kazakhstan	Cott Beverages Inc.	7107	08-Jun-1998	ROYAL CROWN
Kazakhstan	Cott Beverages Inc.	8098	30-Dec-1998	KICK
Kazakhstan	Cott Beverages Inc.	19651	30-Jan-2006	RC & Design
Kazakhstan	Cott Beverages Inc.	27047	17-Nov-2008	RCQ
Kenya	Cott Beverages Inc.	26133	25-May-1979	ROYAL CROWN COLA RC (Stylized)
Korea, Republic of	Cott Beverages Inc.	460261	07-Dec-1999	RC EDGE
Korea, Republic of	Cott Beverages Inc.	658956	18-Apr-2006	ROYAL CROWN COLA & RC Design
Korea, Republic of	Cliffstar LLC	572675		GOLDEN CROWN
Kuwait	Cott Beverages Inc.	3519	14-Oct-1968	RC
Kuwait	Cott Beverages Inc.	3713	14-Oct-1968	ROYAL CROWN
Kuwait	Cott Beverages Inc.	8833	18-Feb-1978	DIET-RITE (English & Arabic Characters)
Kuwait	Cott Beverages Inc.	8834	18-Feb-1978	ROYAL CROWN (Arabic Characters)
Kuwait	Cott Beverages Inc.	8836	18-Feb-1978	RC (Arabic Characters)
Kuwait	Cott Beverages Inc.	17230	30-Sep-1985	UPPER 10 (English & Arabic Characters)
Kuwait	Cott Beverages Inc.	41780	31-Oct-2000	RC EDGE
Kuwait	Cott Beverages Inc.	50622	16-Feb-2003	RCQ
Kuwait	Cott Beverages Inc.	57503	23-Apr-2006	COTT
Kyrgyz Republic	Cott Beverages Inc.	2701	20-Dec-1995	ROYAL CROWN
Kyrgyz Republic	Cott Beverages Inc.	2702	20-Dec-1995	UPPER 10 (Stylized)
Kyrgyz Republic	Cott Beverages Inc.	4132	30-Dec-1997	KICK
Kyrgyz Republic	Cott Beverages Inc.	7295	31-Mar-2005	RC & Design
Laos	Cott Beverages Inc.	9115	18-Sep-2002	RC
Laos	Cott Beverages Inc.	9116	18-Sep-2002	ROYAL CROWN
Latvia	Cott Beverages Inc.	M34880	20-Dec-1996	ROYAL CROWN
Latvia	Cott Beverages Inc.	M40210	20-Mar-1998	KICK
Latvia	Cott Beverages Inc.	M54696	20-Mar-2005	RC

Country	Owner	Registration Number	Date	Trademark
Lebanon	Cott Beverages Inc.	68738	26-Jan-1966	DIET-RITE (English & Arabic Characters)
Lebanon	Cott Beverages Inc.	80682	24-Sep-1969	RC
Lebanon	Cott Beverages Inc.	80683	25-Sep-1969	ROYAL CROWN
Lebanon	Cott Beverages Inc.	82446	12-Feb-1970	RC (Arabic Characters)
Lebanon	Cott Beverages Inc.	82447	12-Feb-1970	ROYAL CROWN (Arabic Characters)
Lebanon	Cott Beverages Inc.	107431	06-Jul-2006	RCQ (Stylized)
Lesotho	Cott Beverages Inc.	LSM9001883	12-Sep-1967	ROYAL CROWN
Lesotho	Cott Beverages Inc.	LSM9002820	31-Jul-1967	RC
Lesotho	Cott Beverages Inc.	LSM0700012	24-Oct-2008	ROYAL CROWN COLA & RC Design
Liberia	Cott Beverages Inc.	200400047	18-May-2004	RC
Liberia	Cott Corporation	41289/274	18-Nov-1959	ROYAL CROWN
Lithuania	Cott Beverages Inc.	24909	29-May-1997	ROYAL CROWN
Lithuania	Cott Beverages Inc.	32577	08-Apr-1999	KICK
Lithuania	Cott Beverages Inc.	50920	10-Feb-2006	RC
Macao	Cott Beverages Inc.	5665M	12-Feb-1988	RC
Macao	Cott Beverages Inc.	5667M	12-Feb-1988	DIET-RITE
Macao	Cott Beverages Inc.	5668M	12-Feb-1988	ROYAL CROWN
Macao	Cott Beverages Inc.	N23288	07-Dec-2006	COTT
Macao	Cott Beverages Inc.	N24500	20-Apr-2007	COTT
Macao	Cott Beverages Inc.	N26981	30-Jul-2007	GL-FIT
Macao	Cott Beverages Inc.	N26982	30-Jul-2007	RCQ
Macao	Cott Beverages Inc.	N27264	30-Jul-2007	RC & Design
Macao	Cott Beverages Inc.	N27077	03-Jan-2008	ORIENT EMPORIUM TEA CO.
Macao	Cott Beverages Inc.	N27078	03-Jan-2008	ORIENT EMPORIUM TEA CO.
Macedonia	Cott Beverages Inc.	01853	05-Feb-1996	ROYAL CROWN
Macedonia	Cott Beverages Inc.	02243	05-Mar-1996	UPPER 10
Macedonia	Cott Beverages Inc.	05333	13-Jul-1997	ROYAL CROWN COLA RC (Stylized)
Macedonia	Cott Beverages Inc.	13064	10-Mar-2005	KICK
Macedonia	Cott Beverages Inc.	13695	11-Feb-2008	RED RAIN
Macedonia	Cott Beverages Inc.	13697	11-Feb-2008	ROYAL CROWN
Macedonia	Cott Beverages Inc.	14995	03-Mar-2008	ORIENT EMPORIUM TEA CO.
Madagascar	Cott Beverages Inc.	296	23-Mar-1995	ROYAL CROWN
Madagascar	Cott Beverages Inc.	297	23-Mar-1995	DIET RITE
Madagascar	Cott Beverages Inc.	298	23-Mar-1995	RC

Country	Owner	Registration Number	Date	Trademark
Malawi	Cott Beverages Inc.	108562	31-Oct-1962	ROYAL CROWN COLA
Malaysia	Cott Beverages Inc.	M094284	04-Jan-1968	ROYAL CROWN COLA
Malaysia	Cott Beverages Inc.	03008128	03-Sep-2009	ROYAL CROWN
Malta	Cott Beverages Inc.	8570	02-Mar-1966	ROYAL CROWN
Malta	Cott Beverages Inc.	11125	31-Jan-1972	RC (Stylized)
Martinique	Royal Crown Company, Inc.	M49283	04-Jan-1968	ROYAL CROWN COLA RC (Stylized)
Martinique	Cott Beverages Inc.	M49284	04-Jan-1968	ROYAL CROWN COLA
Mauritius	Cott Beverages Inc.	A24133	05-Sep-1974	ROYAL CROWN RC & Design
Mexico	Cott Corporation	1047802	30-Jun-2008	AGUA MIST / AQUA MIST
Mexico	Cott Corporation	1005619	05-Oct-2007	AMERICAN CLASSIC
Mexico	Cott Corporation	1005618	05-Oct-2007	AQUEL
Mexico	Cott Corporation	1004667	27-Sep-2007	COTT EAU NATURELLE
Mexico	Cott Corporation	1005625	05-Oct-2007	DR. EXTREME
Mexico	Cott Corporation	1011396	15-Nov-2007	DR. STRIPES
Mexico	Cott Corporation	1005624	05-Oct-2007	EMERGE
Mexico	Cott Corporation	1004666	27-Sep-2007	GL-7
Mexico	Cott Corporation	1005623	05-Oct-2007	GLFIT
Mexico	Cott Corporation	1005621	05-Oct-2007	MOUNTAIN STARS
Mexico	Cott Corporation	1060056	09-Sep-2008	ORIENT EMPORIUM TEA CO.
Mexico	Cott Corporation	1005622	05-Oct-2007	SILVER PEAK
Mexico	Cott Corporation	1005614	05-Oct-2007	SO CLEAR
Mexico	Cott Corporation	1005615	05-Oct-2007	SO CLEAR
Mexico	Cott Corporation	516113	31-Jan-1996	STARS & STRIPES
Mexico	Cott Corporation	1097377	24-Apr-2009	STARS & STRIPES & Design
Mexico	Cott Corporation	1005620	05-Oct-2007	STARS UP
Mexico	Cott Corporation	1005617	05-Oct-2007	SUN MOUNTAIN
Mexico	Cott Corporation	1005616	05-Oct-2007	TWICE UP
Moldova	Cott Beverages Inc.	3439	22-Feb-1996	ROYAL CROWN
Moldova	Cott Beverages Inc.	12430	04-Mar-2004	RC
Moldova	Cott Beverages Inc.	18496	19-Mar-2008	ORIENT EMPORIUM TEA CO.
Monaco	Cott Beverages Inc.	0424235	15-Jul-2004	RC
Monaco	Cott Beverages Inc.	R9516083	09-Apr-1970	ROYAL CROWN
Monaco	Cott Beverages Inc.	R9516084	09-Apr-1970	DIET-RITE

Country	Owner	Registration Number	Date	Trademark
Morocco	Cott Beverages Inc.	46313	21-Mar-1991	ROYAL CROWN
Morocco	Cott Beverages Inc.	46314	21-Mar-1991	ROYAL CROWN (Arabic Characters)
Morocco	Cott Beverages Inc.	46315	21-Mar-1991	RC
Morocco	Cott Beverages Inc.	46316	21-Mar-1991	RC (Arabic Characters)
Myanmar	Cott Beverages Inc.	3074	25-Jul-1995	UPPER 10
Myanmar	Royal Crown Company, Inc.	3075	25-Jul-1995	RC
Myanmar	Cott Beverages Inc.	3076	25-Jul-1995	DIET RITE
Myanmar	Cott Beverages Inc.	3079	25-Jul-1995	ROYAL CROWN
Namibia	Cott Beverages Inc.	68042	12-Feb-1968	ROYAL CROWN COLA
Namibia	Cott Beverages Inc.	71329	27-Jul-1971	ROYAL CROWN
Namibia	Cott Beverages Inc.	20040354	05-Jul-2006	RC
Netherlands Antilles	Cott Beverages Inc.	13101	20-Jan-1984	RC
Netherlands Antilles	Cott Beverages Inc.	13549	27-Jun-2008	ROYAL CROWN
Netherlands Antilles	Cott Beverages Inc.	14630	19-Mar-2010	DIET UPPER 10
Netherlands Antilles	Cott Beverages Inc.	14627	19-Mar-2010	RC ZERO
Netherlands Antilles	Cott Beverages Inc.	14628	19-Mar-2010	RCQ
Netherlands Antilles	Cott Beverages Inc.	14629	19-Mar-2010	UPPER 10
New Zealand	Cott Beverages Inc.	262155	12-Nov-1999	ROYAL CROWN
New Zealand	Cott Beverages Inc.	285601	03-Dec-1997	ROYAL CROWN DRAFT
New Zealand	Cott Beverages Inc.	B240072	10-Aug-1998	RC COLA (Stylized)
Nigeria	Cott Beverages Inc.	28480	28-Apr-1992	ROYAL CROWN COLA RC (Stylized)
Nigeria	Cott Beverages Inc.	41942	29-May-1991	UPPER 10
Norway	Cott Beverages Inc.	79079	16-Apr-1970	DIET-RITE
Norway	Cott Beverages Inc.	79512	19-Jun-1970	RC
Norway	Cott Beverages Inc.	238457	22-Mar-2007	RC & Design
Norway	Cott Beverages Inc.	183082	26-Jun-1997	ROYAL CROWN
Oman	Cott Beverages Inc.	4780	04-Apr-1999	BRAVO
Oman	Cott Beverages Inc.	4781	07-Nov-1998	DIET-RITE
Oman	Cott Beverages Inc.	4782	07-Nov-1998	ROYAL CROWN
Oman	Cott Beverages Inc.	9655	23-Jun-2002	RC ROYAL CROWN
Oman	Cott Beverages Inc.	19970	09-Jun-2004	RC EDGE
Oman	Cott Beverages Inc.	29995	19-Jun-2005	RCQ
Oman	Cott Beverages Inc.	30249	05-Jul-2005	COTT

Country	Owner	Registration Number	Date	Trademark
Pakistan	Cott Beverages Inc.	60540	22-Apr-1974	ROYAL CROWN RC (Stylized)
Pakistan	Cott Beverages Inc.	60541	19-Oct-1976	RC COLA & Design (Urdu & Arabic Characters)
Pakistan	Cott Beverages Inc.	68471	23-Sep-1980	UPPER 10
Pakistan	Cott Beverages Inc.	138411	29-Oct-1996	RC
Pakistan	Cott Beverages Inc.	138422	29-Oct-1996	ROYAL CROWN
Panama	Cott Beverages Inc.	230	27-Aug-1942	ROYAL CROWN
Panama	Cott Beverages Inc.	15670601	15-Apr-2008	RC & Design
Papua New Guinea	Cott Beverages Inc.	A2564R	16-Sep-1975	ROYAL CROWN COLA
Papua New Guinea	Cott Beverages Inc.	A65259	09-Jun-2004	RC & Design
Paraguay	Cott Beverages Inc.	318255	17-Sep-1998	ROYAL CROWN
Paraguay	Cott Beverages Inc.	221950	18-Jan-2000	KICK
Paraguay	Cott Beverages Inc.	240849	25-Oct-1971	RC
Paraguay	Cott Beverages Inc.	266650	30-Mar-2004	ROYAL COLA
Paraguay	Cott Beverages Inc.	327887	19-Jan-2010	RED RAIN
Paraguay	Cott Beverages Inc.	328876	10-Mar-2010	EMERGE
Peru	Cott Beverages Inc.	9018	27-Oct-1986	ROYAL CROWN
Peru	Cott Beverages Inc.	9037	29-Oct-1981	RC
Peru	Cott Beverages Inc.	61835	15-May-1991	DIET-RITE
Philippines	Cott Beverages Inc.	58817	12-Jul-1994	ROYAL CROWN
Philippines	Cott Beverages Inc.	42002006443	17-Jan-2005	RC
Philippines	Cott Beverages Inc.	42008005405	13-Oct-2008	DIET RITE
Philippines	Cott Beverages Inc.	42009007513	21-Jan-2010	RCQ
Philippines	Cott Beverages Inc.	42009007512	21-Jan-2010	RED RAIN
Philippines	Cott Beverages Inc.	42009007511	21-Jan-2010	UPPER 10
Poland	Cott Beverages Inc.	R75903	21-Jan-1994	ROYAL CROWN
Poland	Cott Beverages Inc.	R75904	21-Jan-1994	RC
Portugal	Cott Beverages Inc.	156785	10-Dec-1970	RC (Stylized)
Portugal	Cott Beverages Inc.	156787	10-Dec-1970	DIET-RITE
Portugal	Cott Beverages Inc.	162246	12-Apr-1972	ROYAL CROWN
Portugal	Cott Beverages Inc.	231177	08-Oct-1991	UPPER 10
Portugal	Cott Beverages Inc.	350353	01-Oct-2001	RC
Qatar	Cott Beverages Inc.	4738	19-Feb-1991	DIET RITE (English & Arabic Characters)
Qatar	Cott Beverages Inc.	12047	29-Oct-2002	ROYAL CROWN
Qatar	Cott Beverages Inc.	12048	29-Oct-2002	ROYAL CROWN COLA RC COLA & Design
Qatar	Cott Beverages Inc.	34921	11-Sep-2007	ROYAL CROWN COLA (English) & RC (Arabic)
Romania	Cott Beverages Inc.	36233	02-Aug-1996	KICK

Country	Owner	Registration Number	Date	Trademark
Romania	Cott Beverages Inc.	R18359	21-Jul-1995	UPPER 10
Romania	Cott Beverages Inc.	R21130	05-Jun-1991	ROYAL CROWN
Romania	Cott Beverages Inc.	R22046	25-Feb-1996	RC
Russian Federation	Cott Beverages Inc.	108301	05-Oct-1992	ROYAL CROWN
Russian Federation	Cott Beverages Inc.	136917	25-Jan-1996	ROYAL CROWN
Russian Federation	Cott Beverages Inc.	149515	15-Jan-1997	DIET RITE
Russian Federation	Cott Beverages Inc.	152999	28-May-1997	ROYAL CROWN COLA RC COLA & Design
Russian Federation	Cott Beverages Inc.	157246	13-Oct-1997	KICK
Russian Federation	Cott Beverages Inc.	174076	13-Apr-1999	ROYAL CROWN DRAFT
Russian Federation	Cott Beverages Inc.	225247	18-Oct-2002	RC EDGE
Russian Federation	Cott Beverages Inc.	285281	29-Mar-2005	RCQ (Stylized)
Russian Federation	Cott Beverages Inc.	288664	12-May-2005	RC & Design
Sabah	Cott Beverages Inc.	12117	04-Jan-1968	ROYAL CROWN COLA RC (Stylized)
Sarawak	Royal Crown Company, Inc.	20858	14-Jan-1981	DIOT-RITE
Sarawak	Cott Beverages Inc.	SAR7453	18-Jan-1968	ROYAL CROWN COLA
Saudi Arabia	Cott Beverages Inc.	6422	01-Dec-1976	ROYAL CROWN (English & Arabic Characters)
Saudi Arabia	Cott Beverages Inc.	16392	17-Nov-1986	DIET RITE
Saudi Arabia	Cott Beverages Inc.	49771	02-Oct-1999	RC EDGE
Saudi Arabia	Cott Beverages Inc.	71688	04-Mar-2004	COTT
Saudi Arabia	Cott Beverages Inc.	79575	23-Jul-2005	RC
Saudi Arabia	Cott Beverages Inc.	10489	18-Feb-2009	UPPER 10
Serbia	Cott Beverages Inc.	21300	26-Jan-1976	RC
Serbia	Cott Beverages Inc.	21677	15-Aug-1976	ROYAL CROWN
Serbia	Cott Beverages Inc.	52881	19-Jul-2007	ROYAL CROWN
Serbia	Cott Beverages Inc.	52882	19-Jul-2007	RED RAIN
Serbia	Cott Beverages Limited	941160	02-Oct-2007	ORIENT EMPORIUM TEA CO.
Seychelles	Cott Beverages Inc.	1214	10-Mar-1973	RC
Seychelles	Royal Crown Company, Inc.	1215	10-Mar-1973	ROYAL CROWN
Sierra Leone	Cott Beverages Inc.	14847	21-May-1999	KICK

Country	Owner	Registration Number	Date	Trademark
Singapore	Cott Beverages Inc.	T0515816B	30-Aug-2005	RC & Design
Singapore	Cott Beverages Inc.	T7048364A	10-Feb-1970	ROYAL CROWN
Singapore	Cott Beverages Inc.	T7048918F	21-Apr-1970	ROYAL CROWN COLA RC & Design
Singapore	Cott Beverages Inc.	T8000067H	09-Jan-1980	DIET RITE
Singapore	Cott Beverages Inc.	T9509167D	26-Sep-1995	ROYAL CROWN DRAFT
Singapore	Cott Corporation	T0310179A	08-Jul-2003	AQUEL
Slovakia	Cott Beverages Inc.	164169	19-Sep-1979	RC
Slovakia	Cott Beverages Inc.	189218	27-Jan-2000	ROYAL CROWN
Slovakia	Cott Beverages Limited	226531	11-Dec-2009	U FORCE device
Slovenia	Cott Beverages Inc.	9471085	08-Aug-1995	UPPER 10
Slovenia	Cott Beverages Inc.	9471087	12-Feb-1996	ROYAL CROWN
Slovenia	Cott Beverages Inc.	9570803	10-Jun-1998	DIET RITE
Slovenia	Cott Beverages Inc.	200470653	24-Mar-2004	RC
South Africa	Cott Beverages Inc.	9605824	01-Jul-1999	ROYAL CROWN DRAFT COLA Label
South Africa	Cott Beverages Inc.	196202134	26-Jun-1962	ROYAL CROWN
South Africa	Cott Beverages Inc.	196703337	30-May-1968	RC
South Africa	Cott Beverages Inc.	B641499	04-May-1964	DIET-RITE
Spain	Cott Beverages Inc.	431779	30-June-1967	DIET-RITE
Spain	Cott Beverages Inc.	622002	05-Apr-1973	RC
Spain	Cott Beverages Inc.	622003	03-Oct-1974	ROYAL CROWN
Spain	Cott Corporation	1951513 M8	05-OCT-1995	COTT
St. Lucia	Cott Beverages Inc.	10470	25-Aug-1970	RC (Stylized)
St. Lucia	Cott Beverages Inc.	10570	25-Aug-1970	ROYAL CROWN
Sudan	Royal Crown Company, Inc.	12790	27-Oct-1970	ROYAL CROWN (English & Arabic Characters)
Sudan	Royal Crown Company, Inc.	12791	27-Oct-1970	RC (English & Arabic Characters)
Suriname	Cott Corporation	7389	08-Oct-1971	ROYAL CROWN
Suriname	Cott Corporation	7390	08-Oct-1971	RC
Swaziland	Cott Beverages Inc.	2471971SA	16-Aug-1971	RC
Swaziland	Cott Beverages Inc.	UK51972	12-Sep-1967	ROYAL CROWN
Sweden	Cott Beverages Inc.	125386	15-Nov-1968	DIET-RITE
Sweden	Cott Beverages Inc.	128904	24-Oct-1969	DIET-RITE
Sweden	Cott Beverages Inc.	322345	21-Mar-1997	ROYAL CROWN
Sweden	Cott Beverages Inc.	323317	09-May-1997	UPPER 10
Switzerland	Cott Beverages Inc.	395685	05-Jun-1972	ROYAL CROWN COLA RC (Stylized)
Syria	Royal Crown Company, Inc.	13606	03-Aug-1967	ROYAL CROWN
Syria	Royal Crown Company, Inc.	19781	03-Oct-1974	ROYAL CROWN (Arabic Characters)

Country	Owner	Registration Number	Date	Trademark
Syria	Royal Crown Company, Inc.	26809	23-Dec-1975	UPPER 10
Taiwan	Cott Beverages Inc.	738695	01-Dec-1996	ROYAL CROWN DRAFT
Taiwan	Cott Beverages Inc.	782264	16-Oct-1997	RC
Taiwan	Cott Beverages Inc.	790102	16-Dec-1997	ROYAL CROWN
Taiwan	Cott Beverages Inc.	818609	16-Sep-1998	DIET RITE
Taiwan	Cott Beverages Inc.	1144574	16-Mar-2005	RC EDGE
Tajikistan	Cott Beverages Inc.	1733	03-Jan-1995	RC (Stylized)
Tajikistan	Cott Beverages Inc.	1747	23-Jan-1995	ROYAL CROWN COLA RC (Stylized)
Tajikistan	Cott Beverages Inc.	2538	13-Jul-1994	UPPER 10 (Stylized)
Tajikistan	Cott Beverages Inc.	2555	13-Jul-1994	ROYAL CROWN
Tajikistan	Cott Beverages Inc.	3823	12-May-1999	KICK
Tajikistan	Cott Beverages Inc.	TJ6624	18-Mar-2005	ROYAL CROWN COLA & RC Design
Thailand	Cott Beverages Inc.	KOR229506	08-Nov-2005	RCQ (Stylized)
Thailand	Cott Beverages Inc.	KOR79285	02-Nov-1979	RC COLA & Design (Thai Characters)
Thailand	Cott Beverages Inc.	KOR79581	28-Jun-1972	ROYAL CROWN
Thailand	Cott Beverages Inc.	KOR80619	14-Jul-1972	RC
Trinidad and Tobago	Cott Beverages Inc.	1362	28-Nov-1963	ROYAL CROWN COLA
Trinidad and Tobago	Cott Beverages Inc.	B6018	01-Oct-1974	ROYAL CROWN
Tunisia	Cott Beverages Inc.	EE85313	17-Dec-1970	ROYAL CROWN (Latin & Arabic Characters)
Tunisia	Cott Beverages Inc.	EE85314	17-Dec-1970	RC (Latin & Arabic Characters)
Tunisia	Cott Beverages Inc.	EE910016	13-Jan-1976	DIET RITE (Stylized)
Tunisia	Cott Beverages Inc.	EE060192	2/3/2006	UPPER 10 (Stylized)
Turkey	Cott Beverages Inc.	76986	15-Dec-1972	RC (Stylized)
Turkey	Cott Beverages Inc.	94630	19-Nov-1973	ROYAL CROWN
Turkey	Cott Beverages Inc.	129763	29-Sep-1971	DIET-RITE
Turkey	Cott Beverages Inc.	176002	24-Jun-1996	RC
Turkey	Cott Beverages Inc.	200635555	21-Jul-2006	RC & Design
Turkmenistan	Cott Beverages Inc.	9201	12-Apr-2007	RCQ (Stylized)
Turkmenistan	Cott Beverages Inc.	9202	12-Apr-2007	ROYAL CROWN COLA & RC Design
Ukraine	Cott Beverages Inc.	10867	30-Oct-1998	ROYAL CROWN
Ukraine	Cott Beverages Inc.	16622	16-Oct-2000	KICK
Ukraine	Cott Beverages Inc.	67288	15-Sep-2006	ROYAL CROWN COLA & RC Design

Country	Owner	Registration Number	Date	Trademark
Ukraine	Cott Beverages Inc.	120638	25-Mar-2010	ORIENT EMPORIUM TEA CO.
United Arab Emirates	Royal Crown Company, Inc.	31305	12-May-1999	RC EDGE
United Arab Emirates	Royal Crown Company, Inc.	40448	21-May-2003	ROYAL CROWN
United Arab Emirates	Cott Beverages Inc.	59591	16-Apr-2006	RC
United Arab Emirates	Cott Beverages Inc.	44580	06-Jan-2004	COTT
Uruguay	Cott Beverages Inc.	391866	05-Jun-1998	RC
Uruguay	Cott Beverages Inc.	391865	31-May-1976	ROYAL CROWN
Uzbekistan	Cott Beverages Inc.	5471	18-Nov-1996	ROYAL CROWN
Uzbekistan	Cott Beverages Inc.	5473	16-Nov-1996	UPPER 10 (Stylized)
Uzbekistan	Cott Beverages Inc.	7183	19-Mar-1998	KICK
Uzbekistan	Cott Beverages Inc.	MGU13425	27-Apr-2005	RC & Design
Venezuela	Cott Beverages Inc.	139275	09-Oct-1990	ROYAL CROWN
Venezuela	Cott Beverages Inc.	118455MF	22-Apr-1986	RC
Venezuela	Cott Beverages Inc.	157685F	02-May-1994	DIET RITE
Venezuela	Cott Beverages Inc.	157687F	02-May-1994	ROYAL CROWN
Venezuela	BCB International Limited	P189755	29-May-1996	STARS & STRIPES
Viet Nam	Royal Crown Company, Inc.	1975	11-Dec-1990	UPPER 10
Viet Nam	Royal Crown Company, Inc.	2344	03-Mar-1991	ROYAL CROWN
Viet Nam	Royal Crown Company, Inc.	7000	19-Dec-1992	ROYAL CROWN COLA RC (Stylized)
Viet Nam	Cott Beverages Inc.	58562	19-Nov-2004	AQUEL
Viet Nam	Cott Beverages Inc.	142224	08-Feb-2010	RC & Design
West Bank	Cott Beverages Inc.	3949	29-Mar-2000	RC
West Bank	Cott Beverages Inc.	3950	29-Mar-2000	ROYAL CROWN
West Bank	Cott Beverages Inc.	6580	13-May-2002	ROYAL CROWN COLA & RC Design (in Arabic) (Label in color)
West Bank	Cott Beverages Inc.	6582	13-May-2002	ROYAL CROWN COLA & RC Design (in English) (Label in color)
Yemen	Cott Beverages Inc.	6097	07-Jan-1997	ROYAL CROWN
Yemen	Royal Crown Company, Inc.	6403	19-Mar-1997	ROYAL CROWN COLA RC COLA & Design
Yemen	Cott Beverages Inc.	28411	17-Oct-2006	RC (Block Letters)
Zambia	Cott Beverages Inc.	55394	19-Dec-1994	DIET-RITE

Country	Owner	Registration Number	Date	Trademark
Zambia	Cott Beverages Inc.	55494	19-Dec-1994	ROYAL CROWN RC (Stylized)
Zambia	Cott Beverages Inc.	55594	19-Dec-1994	ROYAL CROWN
Zimbabwe	Cott Beverages Inc.	44499	08-Apr-1999	RC EDGE
Zimbabwe	Cott Beverages Inc.	62071	05-Aug-1971	ROYAL CROWN
Zimbabwe	Cott Beverages Inc.	7202006	30-Apr-2007	ROYAL CROWN COLA & RC Design

International

Trademark Applications

Country Name	Owner	Application Number	Date	Trademark
Argentina	Cott Beverages Inc.	2819632	24-Apr-2008	EMERGE
Argentina	Cott Beverages Inc.	2819630	24-Apr-2008	ORIENT EMPORIUM TEA CO.
Argentina	Cott Beverages Inc.	2819631	24-Apr-2008	RED RAIN
Aruba	Cott Beverages Inc.	10031130	11-Mar-2010	DIET UPPER 10
Aruba	Cott Beverages Inc.	1003128	11-Mar-2010	RC
Aruba	Cott Beverages Inc.	10031126	11-Mar-2010	RC ZERO
Aruba	Cott Beverages Inc.	1003124	11-Mar-2010	RCQ
Aruba	Cott Beverages Inc.	1003126	11-Mar-2010	ROYAL CROWN
Aruba	Cott Beverages Inc.	10031128	11-Mar-2010	UPPER 10
Bangladesh	Cott Beverages Inc.	45410	12/5/1995	ROYAL CROWN
Bangladesh	Cott Beverages Inc.	45411	12/5/1995	RC
Bangladesh	Cott Beverages Inc.	45412	12/5/1995	UPPER 10
Bangladesh	Cott Beverages Inc.	79300	3/15/2003	RCQ
Barbados	Cott Beverages Inc.	8122795	3/1/2007	RC & Design
Belarus	Cott Beverages Inc.	20084677	24-Dec-2008	ORIENT EMPORIUM TEA CO.
Belarus	Cott Beverages Inc.	20094638	21-Dec-2009	RC LIGHT
Brazil	Cott Beverages Inc.	82952097	12/20/07	RC LIGHT
Brazil	Cott Beverages Inc.	829707166	07-May-2008	EMERGE
Brazil	Cott Beverages Inc.	829707069	07-May-2008	ORIENT EMPORIUM TEA CO.
Brazil	Cott Beverages Inc.	829707182	07-May-2008	RED RAIN
Brazil	Cott Beverages Inc.	830357815	30-Jul-2009	RC ZERO
Brazil	Cott Beverages Inc.	31570.Brazil	01-Jun-2010	RCQ
Chile	Cott Beverages Inc.	881492	16-Oct-2009	RC LIGHT
Chile	Cott Beverages Inc.	881491	16-Oct-2009	RC ZERO
Chile	Cott Beverages Inc.	884739	12-Nov-2009	RCQ FANTASY
Chile	Cott Beverages Inc.	884738	12-Nov-2009	RCQ SUN
Chile	Cott Beverages Inc.	884737	12-Nov-2009	RCQ TROPICAL

Country Name	Owner	Application Number	Date	Trademark
Columbia	Cott Beverages Inc.	09116552	19-Oct-2009	ORIENT EMPORIUM TEA CO.
Cyprus	Cott Beverages Inc.	73211	20-Nov-2006	RC & Design
Denmark	Cott Beverages Limited	996972	23-Apr-2010	EMERGE
Egypt	Cott Beverages Inc.	215805	29-Apr-2008	ROYAL CROWN COLA & RC Design
European Community	Cott Beverages Limited	8932832	05-Mar-2010	COTT
European Community	Cott Beverages Limited	9017121	09-Apr-2010	CARTERS
European Community	Cott Beverages Limited	9017195	09-Apr-2010	JUICEFUL
Gaza District	Cott Beverages Inc.	13478	09-Jun-2009	RED RAIN
Gaza District	Cott Beverages Inc.	13517	06-Jul-2009	Tattoo Logo
Guatemala	Cott Beverages Inc.	20002409	29-Mar-2000	EDGE
Guyana	Cott Beverages Inc.	22663A	28-May-2008	RED RAIN
Hungary	Cott Beverages Limited	996972	11-Mar-2009	EMERGE
India	Cott Beverages Inc.	1282092	5/5/2004	RCQ (Stylized)
India	Cott Beverages Inc.	1802620	02-Apr-2009	RC ZERO
Israel	Cott Beverages Inc.	207426	13-Jan-2008	RC COLA ZERO
Israel	Cott Beverages Inc.	207819	27-Jan-2008	RC COLA ZERO Logo
Israel	Cott Beverages Inc.	217520	21-Dec-2008	RED RAIN
Israel	Cott Beverages Inc.	219310	08-Mar-2009	UPPER 10
Italy	Cott Beverages Inc.	MI2008C5988	26-May-2008	RC ZERO
Kosovo	Cott Beverages Inc.	160	03-Mar-2008	ORIENT EMPORIUM TEA CO.
Kosovo	Cott Beverages Inc.	161	03-Mar-2008	RCQ
Kosovo	Cott Beverages Inc.	9000N	13-Jul-2009	RCQ BITTER LEMON
Kosovo	Cott Beverages Inc.	8999N	13-Jul-2009	RCQ EXOTIC
Kosovo	Cott Beverages Inc.	9001N	13-Jul-2009	RCQ ORANGE
Kosovo	Cott Beverages Inc.	159	03-Mar-2008	RED RAIN
Kosovo	Cott Beverages Inc.	158	03-Mar-2008	ROYAL CROWN COLA & RC Design
Libya	Cott Beverages Inc.	10156	2/7/2007	ROYAL CROWN COLA & RC Design
Libya	Cott Beverages Inc.	10157	2/7/2007	DIET RITE & Design
Malaysia	Cott Beverages Inc.	06000013	1/3/2006	ROYAL CROWN COLA & RC Design
Pakistan	Cott Beverages Inc.	261777	16-Feb-2009	RCQ

Country Name	Owner	Application Number	Date	Trademark
Paraguay	Cott Beverages Inc.	153892008	06-May-2008	ORIENT EMPORIUM TEA CO.
Philippines	Cott Beverages Inc.	42010002443	04-Mar-2010	RC COLA FREE
Poland	Cott Beverages Limited	996972	11-Mar-2009	EMERGE
Poland	Cott Beverages Limited	Z - 355044	23-Apr-2009	U FORCE device
Serbia	Cott Beverages Inc.	Z79606	3/31/2006	RED RAIN
Slovakia	Cott Beverages Limited	996972	11-Mar-2009	EMERGE
Suriname	Cott Beverages Inc.	21923	26-May-2009	RC ZERO
Suriname	Cott Beverages Inc.	21595	03-Oct-2008	RED RAIN
United Arab Emirates	Cott Beverages Inc.	134226	30-Sep-2009	RC ZERO
Uruguay	Cott Beverages Inc.	391788	13-May-2008	EMERGE
Uruguay	Cott Beverages Inc.	391789	13-May-2008	ORIENT EMPORIUM TEA CO.
Uruguay	Cott Beverages Inc.	391790	13-May-2008	RED RAIN
Uruguay	Cott Beverages Inc.	383114	7/23/2007	ROYAL CROWN COLA & RC Design
Venezuela	Cott Beverages Inc.	141742007	6/19/2007	RC & Design
West Bank	Cott Beverages Inc.	16616	18-Aug-2009	RED RAIN
West Bank	Cott Beverages Inc.	16617	18-Aug-2009	Tattoo Logo

Copyrights

Canada

Owner	Registration Number	Date	Copyright
Cott Corporation Corporation Cott (in the name of a predecessor being Cott Beverages West Ltd. which was a grant of Interest from Brio Beverages Inc.)	1057443	April 8, 2008	Happy Natural, Highland Spring, Nice-N-Lite, Happy-Up, C’Mon Get Happy, Happy Pop & Design, Giggle, Happy Pop

Licenses [***][Certain License information redacted]

Canada

Licensor	Licensee	Registration/Application Number	Date	Description
S.M. Jaleel & Company Limited	Cott Beverages Canada	492,131	31-JAN-1999	CHUBBY Character and Design
S.M. Jaleel & Company Limited	Cott Beverages Canada	891,288	31-JAN-1999	CHUBBY
S.M. Jaleel & Company Limited	Cott Beverages Canada	844,168	31 JAN 1999	Chubby Bottle Distinguishing Guise
Star Child Design Inc.	Cott Corporation	TMA484207/0794806(CIPO)	1 AUG 2007	SIMPLY KIDS
Star Child Design Inc.	Cott Corporation	TMA568790/1058837(CIPO)		Star Child Design
Star Child Design Inc.	Cott Corporation	TMA568791/1058703(CIPO)		Simply Kids and Design
Star Child Design Inc.	Cott Corporation	TAM648138/1238948(CIPO)		100% Petit

United Kingdom

Licensor	Licensee	Registration/Application Number	Date	Description
[***]	Cott Beverages Limited		[***]	[***]
Caribbean Flavors, Ltd.	Cott Beverages Limited		6/29/06	License of the following marks in conjunction with a Manufacturing and Distribution agreement: D&G TING KOLA CHAMPAGNE KOOL KAT OLD JAMAICAN DESNOES & GEDDES

Licensor	Licensee	Registration/Application Number	Date	Description
Cott Beverages Limited	1) Choice Brands Europe Limited 2) Retail Brands (Holdings) BV 3) Cott UK Limited	1585494	12-SEP-1994	COTT (Classes 30 and 32)
Cott Beverages Limited	Cott Beverages Limited	2102231	7-OCT-1999	BEN SHAWS (Class 32)

Industrial Designs

Canada

Owner	Registration Number	Date	Description
Cott Beverages Inc.	126935	20-Mar-2009	Bottle
Cott Beverages Inc.	129656	20-Mar-2009	Bottle
Cliffstar LLC	104425	10-Mar-2005	Bottle

United Kingdom

Owner	Registration Number	Date	Description
Cott Beverages Limited	3011241	28-FEB-2003	Design of Bottle
Cott Beverages Limited	3011014	20-FEB-2003	Design of Bottle
Cott Beverages Limited	3011013	20-FEB-2003	Design of Bottle

Internet Domain Names

Owner	Registrar	Expiration Date	Domain Name
Cott Corporation	Network Solutions	June 13, 2008	Bombshellenergy.com
Cott Corporation	Network Solutions	June 13, 2008	Drinkstarsandstripes.com
Cott Corporation	Network Solutions	June 29, 2008	superfruitsbrand.com
Cott Corporation	Network Solutions	July 2, 2008	fortifido.com
Cott Corporation	Network Solutions	July 3, 2008	Rccolainternational.com
Cott Corporation	Network Solutions	July 31, 2008	cott-beverages.com
Cott Corporation	Network Solutions	July 31, 2008	redrainvodka.com

Owner	Registrar	Expiration Date	Domain Name
Cott Corporation	Network Solutions	August 8, 2008	barealldrinks.com
Cott Corporation	Network Solutions	August 8, 2008	bareallsmoothies.com
Cott Corporation	Network Solutions	August 20, 2008	sparklinghealthbrand.com
Cott Corporation	Network Solutions	September 7, 2008	Orientemporium.com
Cott Corporation	Network Solutions	September 7, 2008	Orientemporiumteaco.com
Cott Corporation	Network Solutions	September 8, 2008	Cott.com
Cott Corporation	Network Solutions	October 11, 2008	Cottvending.com
Cott Corporation	Network Solutions	October 28, 2008	Drinksas.com
Cott Corporation	Network Solutions	October 28, 2008	Billionbubbles.com
Cott Corporation	Network Solutions	October 28, 2008	Drinkvess.com
Cott Corporation	Network Solutions	October 28, 2008	Vesswhistle.com
Cott Corporation	Network Solutions	October 28, 2008	Whistleorange.com
Cott Corporation	Network Solutions	October 29, 2008	Vintageseltzer.biz
Cott Corporation	Network Solutions	October 29, 2008	Vintageseltzer.net
Cott Corporation	Network Solutions	October 29, 2008	Vintageseltzer.org
Cott Corporation	Network Solutions	October 29, 2008	Vintageseltzer.us
Cott Corporation	Network Solutions	October 29, 2008	Drinkvintage.com
Cott Corporation	Network Solutions	October 29, 2008	Fruitrefreshers.com
Cott Corporation	Network Solutions	October 29, 2008	Seltzer.biz
Cott Corporation	Network Solutions	October 29, 2008	Vess.us
Cott Corporation	Network Solutions	October 29, 2008	Vesssoda.com
Cott Corporation	Network Solutions	October 29, 2008	Vintageseltzer.info
Cott Corporation	Network Solutions	January 7, 2009	Cottsoda.com
Cott Corporation	Network Solutions	January 12, 2009	Aftershockenergy.com
Cott Corporation	Network Solutions	February 5, 2009	Grimreaperenergy.com
Cott Corporation	Network Solutions	May 10, 2009	Drinkclearchoice.com
Cott Corporation	Network Solutions	May 10, 2009	Enjoyclearchoice.com
Cott Corporation	Network Solutions	May 10, 2009	Lifesclearchoice.com
Cott Corporation	Network Solutions	December 27, 2009	Cottnet.com
Cott Corporation	Network Solutions	February 2, 2010	Redrainenergy.com
Cott Corporation			drinkemerge.com
Cott Corporation			neretailerbrands.com
Cott Corporation			ozmozwater.com
Cott Corporation			Cott.ca
Cott Corporation			Cottvending.ca
Cott Corporation			Redrainenergy.ca
Cott Corporation			bare-all.co.uk
Cott Corporation			bare-all.org
Cott Corporation			cott.co.uk
Cott Corporation			emergesport.com
Cott Corporation			emergestimulation.co.uk
Cott Corporation			favouritefamilychippy.co.uk
Cott Corporation			h2drinks.co.uk
Cott Corporation			h2drinks.com
Cott Corporation			h2kids.co.uk
Cott Corporation			h2sport.co.uk
Cott Corporation			h2spring.co.uk

Owner	Registrar	Expiration Date	Domain Name
Cott Corporation			h2water.co.uk
Cott Corporation			redroosterdrinks.co.uk
Cott Corporation			redroosterdrinks.com
Cott Corporation			505ifty.co.uk
Cott Corporation			505ifty.com
Cott Corporation			505ifty.net
Cott Corporation			505ifty.org
Cott Corporation			benshawsdrinks.co.uk
Cott Corporation			benshawsdrinks.com
Cott Corporation			drinksofyesteryear.co.uk
Cott Corporation			emergeenergy.co.uk
Cott Corporation			emergeenergyshot.co.uk
Cott Corporation			emergeenergyshot.com
Cott Corporation			emergshot.co.uk
Cott Corporation			emergeshot.com
Cott Corporation			emergestimulation.co.uk
Cott Corporation			emergestimulation.com
Cott Corporation			redroosterenergyshot.co.uk
Cott Corporation			redroosterenergyshot.com
Cott Corporation			redroostersport.co.uk
Cott Corporation			redroostersport.com
Cott Corporation			redroosterstimulation.co.uk
Cott Corporation			redroosterstimulation.com
Cott Corporation			roostershot.co.uk
Cott Corporation			roostershot.com
Cott Corporation			theenergyshot.co.uk
Cott Corporation			theenergyshot.com
Cott Corporation			thejuiciercompany.co.uk
Cott Corporation			thejuiciercompany.com
Cott Corporation			wakeupwithrooster.co.uk
Cott Corporation			wakeupwithrooster.com
Cliffstar LLC			Cliffstar.com
Cliffstar LLC			Cliffstar.net
Cliffstar LLC			Cliffstar.org
Cliffstar LLC			Cliffstar.biz
Cliffstar LLC			Chadwickbaybeverages.com
Cliffstar LLC			Cwaymail.com
Cliffstar LLC			Harborsidebev.com
Cliffstar LLC			Harborsideproducts.com
Cliffstar LLC			Juicedoit.com
Cliffstar LLC			Mychadwickbay.net
Cliffstar LLC			Mychadwickbay.com
Cliffstar LLC			Shanstar.com
Cliffstar LLC			Starworldtrading.biz
Cliffstar LLC			Starworldtrading.com
Cliffstar LLC			Theseawitch.com
Cliffstar LLC			Yourchadwickbay.com
Cliffstar LLC			Yourchadwickbay.net

Schedule 3.10

Canadian Union Plans, Canadian Benefit Plans and Canadian Pension Plans

The following are Canadian Union Plans:

•	Viscount Union: Teamster Canadian Pension Trust Fund; and

•	Plan Pointe Claire Union: Teamsters Canadian Pension Plan, Soft Drink Industry Division;

The following are Canadian Pension Plans:

•	Surrey Union: Employee Registered Retirement Savings Plan (RRSP);

•	Calgary Union: Cott Corporation Deferred Profit Sharing Plan/Group Registered Retirement Savings Plans (DPSP/GRSP) Retirement Program;

•	Salaried and Non-Union Hourly: Cott Corporation Deferred Profit Sharing Plan/Group Registered Retirement Savings Plans (DPSP/GRSP) Retirement Program;

The following are Canadian Benefit Plans:

•	Common Share Option Plan

•	Share Appreciation Rights

•	Performance Share Unit Plan;

•	Officers and Senior Management Executives Performance Bonus; and

•	Reinstated Executive Share Purchase Plans

The Canadian Pension Plans are defined contribution plans.

The Canadian Union Plans (Viscount and Pointe Claire) are defined benefit plans.

Canadian Group Benefit Plans:

•	Extended Health

•	Dental

•	Life Insurance

•	Dependent Life

•	Optional Life

•	Accidental Death & Dismemberment insurance (AD&D)

•	Voluntary Accidental Death & Dismemberment insurance

•	Short Term Disability

•	Long Term Disability

Each union has benefit plan specific to their union

Salaried and non-union hourly employees have their own benefit plan

Great-West Life is provider for all benefits except AD&D

Industrial Alliance Pacific is provider for AD&D

Schedule 3.14

Insurance

Aon

Prepared for

Cott Corporation

Program At-A-Glance

2010-2011

prepared by

Aon Risk Services Central, Inc. Illinois Division

Contents

Global Master Property Program	1

NFIP – Columbus, Georgia	3

NFIP – Maryland Heights, Missouri	3

NFIP – Tampa, Florida	4

NFIP – San Bernardino, California	4

Terrorism	5

U.S. and Mexico, Issued in the U.S.	5
Canada, Issued in Canada	6
U.K. Terrorism (Pool Re)	7

Global Master General Liability Program	8

U.S. Automobile	10

Canadian Automobile	11

Mexican Automobile	12

Mexican Legal Assistance	13

Workers Compensation	14

Global Lead Umbrella	15

1st Excess Liability	16

2nd Excess Liability	17

Global Marine Cargo	18

Global Products Contamination	19

Employers’ Liability (UK)	20

UK Automobile (Motor Fleet Insurance)	21

Engineering Inspection (UK)	23

Personal Accident Illness and Business Travel (UK)	24

Section 7 – Personal Accident	24
Section 9 – Travel	25

Group Travel and Personal Accident Insurance	27

Section A – Personal Accident	27
Section B – Travel	28
Section C – Crisis Containment Management	28
Section D – Healthline Plus	29

This report is provided as a brief summary of your insurance coverages for quick reference purposes. Any questions relating to the interpretation of the coverage or limits of protection must be referred to the policy documents themselves.

Global Master Property Program

Master Policy Issued in the U.S.

Insured	Cott Corporation (as more fully described in the policy)

Insurers	Arch Specialty Insurance Co. – [***] Allianz Global Risks US Ins. Co. – [***] Lexington – [***] Worldsource – [***] Zurich American Ins. Co. – [***] Swiss Re (Industrial Risk Insurers – [***]

Policy Numbers	Allianz - [***] Arch - [***] Lexington - [***] Worldsource - [***] Zurich - [***] Swiss Re - [***]

Local Admitted Policies Fronted by Allianz are issued in the Following Countries and includes Boiler & Machinery coverage:	Canada, Policy # TBD UK, Policy # [***] Mexico, Policy # TBD

Policy Period	1 June 2010 to 1 June 2011

Territory	Anywhere in the world excluding Afghanistan, Albania, Angola, Armenia, Azerbaijan, Cambodia, Cuba, Haiti, Iran, Iraq, Laos, Lebanon, Libya, Myanmar, North Korea, Rwanda, Somalia, Sudan, Syria, and any country where the United States Government prohibits companies or individuals from doing business or providing insurance. If such prohibition occurs during the Policy Period, then all coverages provided by this “policy” for locations in that country will cease to apply at the time and date that such prohibition takes effect as determined by the United States Government.

Currency	US Dollars except as noted otherwise

Limits of Liability

Total	[***]

Catastrophe Sublimits of Liability

Flood
Flood, except:	[***]
Flood – with Respect to locations situated in a Zone A & V Flood Zone	[***]

Earthquake
Earthquake, except:	[***]
New Madrid Earthquake	[***]
California Earthquake	[***]
Mexico Earthquake	[***]

Deductibles

[***] per occurrence in the United States or [***] per occurrence in the rest of the world.

Earthquake

[***] per occurrence except:

[***]

[***]

Flood

[***] combined all coverages per occurrence except:

[***]

Named Windstorm

[***] except:

[***]

Sublimits

Applies to each of the following (per occurrence):	USD	[***]

Accounts Receivable; Civil Authority (30 days – 1 mile statute); Course of Construction; Coinsurance Deficiency; Computer – non physical damage; Currency Devaluation; Debris Removal; Electronic Data Processing Media; Errors & Omissions; Expediting Expense; Extra Expense; Fine Arts; Ingress/Egress 30 days –1 mile statute); Leasehold Interest; Miscellaneous Unnamed Locations; Non-Admitted Tax Liability; Off Premises Storage for Property Under Construction; Program or Software; Property In Transit; Service Interruption (PD & TE Combined); Soft Costs; Tenants’ Legal Liability; Valuable Papers;

Boiler & Machinery	[***]
B&M – Ammonia Contamination	[***]
B&M – Hazardous Substances	[***]
B&M – Spoilage	[***]
B&M – Water Damage	[***]
Contingent Business Interruption (suppliers and recipients)	[***]
Professional Fees	[***]
Warehousemen’s Legal Liability	[***]
Land and Water Contaminant (annual aggregate) or Pollutant Cleanup, Removal and Disposal	[***]
Newly Acquired Locations subject to 90 days reporting except [***] limit for locations in the Republic of Mexico	[***]
Difference in Conditions/Difference in Limits for international locations	[***]
Fire Fighting Expense	[***]
Demolition and Increased Cost of Construction By Laws	[***]
Deferred Payments	[***]
Miscellaneous Personal Property	[***]

Extension of Coverages

Replacement Cost

Profits (for UK, Mexico and Canada) –12 month Indemnity except 18 month Period of Indemnity for locations in the United Kingdom and the Republic of Mexico

Gross Earnings for US - 180 days Extended Period of Indemnity

Ordinary Payroll – 90 days

90 days Cancellation Clause

Permission for Unlimited Vacancy

Difference in Conditions

Priority of Payments Wording and Step Down Drop Down Wording

NFIP – Columbus, Georgia

Insured	Cott Beverages Inc. 1001 10th Ave. Columbus, GA 31901-2632

Insurer	Fidelity National Property and Casualty Insurance Company

Policy Number	[***]

Policy Period	14 March 2010 to 14 March 2011

Limits of Liability

Building	[***]
Contents	[***]

Deductibles

Building	[***]
Contents	[***]

NFIP – Maryland Heights, Missouri

Insured	Cott Beverages Inc. 2525 Schuetz Road Maryland Heights, MO 63043-3316

Insurer	Fidelity National Insurance Company

Policy Number	[***]

Policy Period	27 March 2010 to 27 March 2011

Limits of Liability

Building	[***]
Contents	[***]

Deductibles

Building	[***]
Contents	[***]

NFIP – Tampa, Florida

Insured	Cott Beverages USA Inc. 4506 E Acline Street Tampa, FL 33605-5909

Insurer	Travelers Casualty and Surety Company

Policy Number	[***]

Policy Period	28 February 2010 to 28 February 2011

Limits of Liability

Building	[***]
Contents	[***]

Deductibles

Building	[***]
Contents	[***]

NFIP – San Bernardino, California

Insured	Cott Beverages Inc. 499 East Mill Street San Bernardino, CA 92408-1523

Insurer	Fidelity National Property and Casualty Insurance Company

Policy Number	[***]

Policy Period	3 February 2010 to 3 February 2011

Limits of Liability

Building	[***]
Contents	[***]

Deductibles

Building	[***]
Contents	[***]

Terrorism

U.S. and Mexico, Issued in the U.S.

Insured	Cott Corporation (as more fully described in the policy)

Insurer	Lexington Insurance Company

Policy Number	[***]

Policy Period	1 June 2010 to 1 June 2011

Currency	US Dollars

Property/Risk Insured

Insures the property described in the Schedule against direct physical loss or physical damage by an Act or series of Acts of Terrorism. Coverage is applicable to Building, Equipment and Machinery, Inventory, and Business Interruption.

Coverage is DIC/DIL of full available coverage of all mandatory foreign country terrorism pools.

Acts of Terrorism Definition

An act of Terrorism means an act, including the use of force or violence, of any person or group(s) of persons, whether acting alone or on behalf of or in connection with any organization(s), committed for political, religious or ideological purposes including the intention to influence any government and/or to put the public in fear for such purposes.

Terrorism shall also include any act which is verified or recognized by The United States government as an act of Terrorism.

Territory

United States of America, Mexico

Limits of Liability

Total Limit of Liability	[***]
Annual aggregate	[***]

Deductible

Per Occurrence	[***]

Cancellation

30 days written notice

Terrorism

Canada, Issued in Canada

Insured	Cott Corporation (as more fully described in the policy)

Insurer	Chartis Insurance Company of Canada

Policy Number	[***]

Policy Period	1 June 2010 to 1 June 2011

Currency	Canadian Dollars

Property/Risk Insured

Insures the property described in the Schedule against direct physical loss or physical damage by an Act or series of Acts of Terrorism. Coverage is applicable to Property Damage and Business Interruption ONLY and does not include any other time element coverage.

Acts of Terrorism Definition

An act of Terrorism means an act, including the use or threatened use of force or violence against person or property, or commission of an act dangerous to human life or property, undertaken by any person or group, whether or not acting in behalf of or in connection with any organization, government, power, authority or military force, when the effect is to intimidate, harm or coerce a government, the civilian population or any segment thereof, or to disrupt any segment of the economy. Terrorism shall also include any act which is verified or recognized by the United States or the Canadian Government as an act of Terrorism.

Territory

Canada

Limits of Liability

Total Limit of Liability	[***]
Annual aggregate	[***]

Deductible

Per Occurrence	[***]

Cancellation

30 days written notice

U.K. Terrorism (Pool Re)

Issued in the UK

Insured	Cott Corporation (as more fully described in the policy)

Insurer	Allianz Global Corporate and Specialty

Policy Number	[***]

Policy Period	1 June 2010 to 31 May 2011

Territory

England, Wales and Scotland

Perils Insured (All Risks)

All risks, subject to exclusions. This coverage is endorsed onto the Property policy.

Limits of Liability

Total Limit of Liability
Primary	[***]
Excess (excess of 50,000,000)	[***]
Annual aggregate
Primary	[***]
Excess (excess of 50,000,000)	[***]

Deductible

Per Occurrence	[***]

Global Master General Liability Program

Master policy issued in the U.S.

Insured	Cott Corporation (as more fully described in the policy)

Insurers

US- Federal Insurance Company, Policy #[***] (Global Master Issued in the US), USD

Canada- Chubb Insurance Co. of Canada, Policy #[***] (locally admitted policy), USD

Mexico- Chubb De Mexico, Policy #[***] (locally admitted policy), USD

United Kingdom- Chubb Insurance Company of Europe, Policy #[***]

(locally admitted policy), GBP

Policy Period	1 June 2010 to 1 June 2011

Currency

U.S. Dollars except as noted otherwise

Limits of Liability

Each Occurrence	[***]
Products and Completed Operations, aggregate	[***]
Personal and Advertising Injury, each Occurrence and aggregate	[***]
General Aggregate (US Territories)	[***]
General Aggregate (Not Applicable to the US)	[***]
Employee Benefits Liability, each claim and aggregate	[***]
Tenants’ Legal Liability (Canada)	[***]
Non-owned Automobile Liability (Canada)	[***]
Employers’ Liability, each person and each accident	[***]
Fire Fighting Expense, each Occurrence and aggregate	[***]
Foreign Voluntary Workers’ Compensation	[***]
International Automobile Liability –
Bodily Injury and Property Damage, each Occurrence	[***]
Medical Expenses, each Occurrence	[***]
Threshold Advance	[***]
International General Liability (with DIC/DIL provisions)	[***]
Legal Liability for Damage to Hired Automobiles (Canada)	[***]
Medical Expense	[***]
Product Withdrawal Expense	[***]

Deductibles

Bodily Injury and Property Damage	[***]
Aggregate Deductible	[***]
Products and Completed Operations	[***]
Employee Benefits Liability	[***]
Employers’ Liability	[***]
Fire Fighting Expense	[***]
SEF 94 – Hired Automobiles	[***]

Policy Form (Highlights)

Insurer’s wording including:

•	Defense Costs in Addition to limits of Liability

•	Additional Insureds: Lessors of Premises, Lessors of Leased Equipment, Vendors

•	Employees as Insureds

•	Fellow Employee Coverage (Officers and Supervisors)

•	Coverage for Newly Acquired or Created Entities – no time limitation

•	Bodily Injury Definition to include mental anguish, shock, mental injury

•	Blanket Waiver of Subrogation

•	Personal injury assumed under contract

•	Advertising Injury

•	Host Liquor Liability

•	Non-owned Watercraft – up to 55 Feet

•	Who is an insured includes Employees and Volunteers

•	Incidental Medical Malpractice

•	Liquor Manufacturers endorsement

•	Silent on Terrorism

Policy Amendments

See policy for complete details

•	General Aggregate Limit with Per location/Per Project and Combined Total Aggregate

•	Who is an Insured – Designated person or Organization

•	Liability Global Extension

Additional Exclusions or Limitations

See policy for complete details

•	Information Distribution Laws (spam)

•	Pollution Exclusion with building heating Equipment and Hostile Fire Exceptions

•	Non-Accumulation Limits of Insurance

Cancellation

60 days written notice, except for non-payment of premium which is 10 days

U.S. Automobile

Issued in the U.S.

Insured	Cott Corporation

Insurer	Zurich North America

Policy Number	[***]

Policy Period	1 June 2010 to 1 June 2011

Limits of Liability

Third Party Liability	[***]
Medical Payments Limit (where permitted)	[***]
Uninsured Motorist	[***]
Underinsured Motorist	[***]

Deductibles

Tractors/Trailers
Comprehensive	[***]
Collision	[***]
Private Passenger Vehicles/Light Commercial Vehicles/Stationary Trailers
Comprehensive	[***]
Collision	[***]
Comprehensive deductible is capped at (for all vehicles per location)	[***]
subject to a policy maximum	[***]

Special Endorsements/Extensions

•	Rental Reimbursement [***]

•	Broad Named Insured

•	Lessors as Additional Insureds and Loss Payees

•	Fellow Employee coverage

•	Drive Other Car Coverage (all employees assigned a company vehicle)

•	Employees as Insureds

•	Hired Autos Specified as covered (autos you own)

Cancellation

60 days written notice, except for non-payment of premium, which is 10 days.

Canadian Automobile

Issued in Canada

Insured	Cott Corporation

Insurer	Zurich Insurance Company

Policy Number	[***]

Policy Period	1 June 2010 to 1 June 2011

Currency	Canadian Dollars

Limits of Liability

Third Party Liability	[***]

Deductibles

All Perils (light commercial/trailers)	[***]
All Perils (heavy commercial)	[***]

Special Endorsements/Extensions

•	OPCF 5 – Permission to Rent or Lease Automobiles

•	OPCF 20 – Coverage for Transportation Replacement for light commercial vehicles [***]

•	OPCF 21B – Blanket Fleet Coverage (50/50 basis)

•	SEF 21D – Excess Coverage for Blanket Basis Fleet endorsement (50/50 Basis)

•	QEF 34 – Quebec Accident Benefits

•	OPCF 44R– Family Protection endorsement (applicable to private passenger and light commercial vehicles, excluding Quebec, Manitoba, Saskatchewan and British Columbia)

•	Cross Liability

Cancellation

60 days written notice, except for non-payment of premium in which case Statutory Conditions will apply

Mexican Automobile

Issued in Mexico

Insured	Cott Corporation

Insurer	Qualitas

Policy Number	[***] (Vehicles), [***] (Trucks)

Policy Period	15 March 2010 to 15 March 2011

Coverages and Limits, Vehicles and Trucks

Property Damage	[***]
Total Robbery	[***]
Civil Liability	[***]
Civil Liberty Per Damage to Occupants	[***]
Medical Expenses (per Occupant)	[***]
Legal Assistance	[***]
Trip Assistance	[***]
Nil Deductible in case of Total Loss due to Property
Damage or Total Robbery	[***]
Accidental Death for the Driver	[***]
Crossed Civil Liberty	[***]
Extension of Civil Liberty	[***]

Coverages and Limits, Motorcycles

Property Damage	[***]
Total Robbery	[***]
Civil Liability	[***]
Legal Assistance	[***]

Deductibles, Vehicles and Trucks

Property Damage	[***]
Total Robbery	[***]

Deductibles, Motorcycles

Property Damage	[***]
Total Robbery	[***]

Mexican Legal Assistance

Issued in Mexico

Insured	Cott Corporation

Insurer	OESA

Policy Number	[***] (Vehicles), [***] (Trucks)

Policy Period	15 March 2010 to 15 March 2011

Coverages and Sublimits, Special Services

Service of Call Center	[***]
Exclusive System for Consultation of Claims	[***]

Coverages, Judicial

Legal Assistance in the place of the Accident	[***]
Vehicle Coverage	[***]
Extension of Coverage	[***]
Lawyer’s Fees, covers, and expert’s reports	[***]
Victim’s Abandonment, in accordance with the established Penal Code	[***]
Transmission of Urgent Messages	[***]
Consultancy in Any Brach of Right	[***]
Guarantees for the Emission of the Deposits	[***]
Deposits and Cautions Procedural Obligations	[***]
Bail to Guarantee the Damages to Third, When the freedom of driver is of for way	[***]
Deposits and Cautions Pecuniary Sanction	[***]

Coverages, Legal Representation

Denunciations and Step for Entire Theft of the Vehicle	[***]
Consultancy to Recover Damages for Car Accidents	[***]
Legal Assistance in Claims to the Insurer for Car Accidents	[***]
Assistance for Liberation of Units Stopped by Theft or Accident	[***]
Legal Expenses, Payments for Certified copies	[***]
Defense for Use and Property of Vehicle Stolen (Buy of Good Faith)	[***]
Legal Steps of Transfer in Case of Death of the Driver	[***]

Coverages, Audit and Pursuit in Workshops

Pursuit of the Repairs of the Damaged Units in Workshops	[***]

Workers Compensation

Issued in the U.S.

Insured	Cott Corporation

Insurer	Zurich American Insurance Company

Policy Number	[***] (AOS) and [***] (MA and ID)

Policy Period	1 January 2010 to 1 January 2011

Sublimits

Workers Compensation	[***]
Employers Liability by Accident (Each Accident)	[***]
Employers Liability by Disease (Each Employee, Policy Limit)	[***]

Deductibles/Loss Limitation

Workers Compensation Bodily Injury by Accident	[***]
Workers Compensation Bodily Injury by Disease	[***]
Employers Liability by Accident	[***]
Employers Liability by Disease	[***]

Endorsements and Extensions

Alternate Employer – Non-Temp Agency
Catastrophe (Other than Certified Acts of Terrorism) Premium Endorsement
Defense Base Act Endorsement
Employers Liability Stop Gap Endorsement
Federal Employers Liability Act Coverage Endorsement
Foreign Terrorism Premium Endorsement
Foreign Voluntary Compensation Longshore and Harbor Workers
Compensation Act Endorsement
Maritime Coverage Endorsement
Outer Continental Shelf Lands Act Coverage Endorsement
Sole Proprietors, Partners, Officers, and Other Coverage Endorsement
Terrorism Risk Insurance Program Reauthorization Act Disclosure Endorsement
Voluntary Compensation
Waiver of our Right to Recover from Others Endorsement
90 days written notice, except for non-payment of premium, which is 10 days.

Global Lead Umbrella

Master Policy Issued in the U.S.

Insured	Cott Corporation

Insurers	US – National Union Fire Insurance Company of Pittsburgh, PA, Policy #[***] Canada – Chartis Insurance Company of Canada, Policy #[***]

Policy Period	1 June 2010 to 1 June 2011

Limits of Liability

Per Occurrence – Bodily Injury and Property Damage	[***]
General Aggregate	[***]
Products and Completed Operations, aggregate	[***]
Crisis Response Limit	[***]
Excess Casualty Crisis Fund Limit	[***]

Excess of

•	Master Global General Liability

•	Canadian General Liability

•	U.S. Employee Benefits Liability

•	Canadian Employee Benefits Liability

•	Canadian Automobile Liability

•	U.S. Automobile Liability

•	U.S. Employers’ Liability

•	Canadian Employers Liability

•	UK Employers’ Liability

•	Tenants Liability (Canada only)

Self-insured Retention

[***]

Notice of Cancellation

•	90 Days

1st Excess Liability

Issued in the U.S.

Insured	Cott Corporation

Insurer	Federal Insurance Co.

Policy Number	[***]

Layer	[***]

Policy Period	1 June 2010 to 1 June 2011

Limits of Liability

Each Occurrence	[***]
Products and Completed Operations, annual aggregate	[***]
Aggregate	[***]
Crisis Response Limit of Insurance	[***]
Excess Casualty Crisis Fund Limit of Insurance	[***]

Policy Form

Follow Form

Cancellation

90 days written notice

2nd Excess Liability

Issued in the U.S.

Insured	Cott Corporation

Insurer	Liberty International Underwriters

Policy Number	[***]

Layer	[***]

Policy Period	1 June 2010 to 1 June 2011

Limits of Liability

Bodily Injury and Property Damage	[***]
Products and Completed Operations, annual aggregate	[***]
Aggregate	[***]

Policy Form

Follow Form

Global Marine Cargo

Master Policy Issued in the U.S.

Insured	Cott Corporation

Insurer	Federal Insurance Company

Policy Number	[***]

Policy Period	1 June 2010 to 1 June 2011

Currency	US Dollars

Merchandise Covered

Lawful merchandise consists principally of canned or bottled soft drink, concentrates and resins

Voyages Covered

World to world, but excluding shipments to or from countries which the Assured is legally prohibited from trading, or where there is a legal or regulatory prohibition against providing insurance.

Conveyances Covered

Metal-hulled self-propelled vessels, aircraft, and connecting conveyances by land, sea or air, including messenger, if required. Shipments aboard metal-hulled barges as the principal conveyance are also insured if a limit is shown in the Declaration.

Insuring Terms

All risks subject to stated exclusions

Limits of Liability

Any one conveyance or location	[***]
Except
On deck, subject to an on deck bill of lading	[***]
In any one package by mail or parcel post	[***]
Via messenger as a connecting conveyance	[***]
Aboard any one barge or any one tow as a principal conveyance	[***]

Deductible

Flat	[***]

Valuation

Invoice, Freight Advance + 10% except inter-company shipments which will be Invoice, Freight Advance + 50%

Reporting Type

None

Global Products Contamination

Master Policy Issued in Canada

Insured	Cott Corporation (as more fully described in the policy)

Insurer	Chartis Insurance Company of Canada

Policy Number	[***]

Policy Period	1 June 2010 to 1 June 2011

Currency	US Dollars

Coverage

•	Accidental Contamination

•	Malicious Product Tampering

•	Product Extortion

•	Rehabilitation Expenses

Territory

Worldwide

Limits of Liability

Accidental Contamination
per event	[***]
annual aggregate	[***]

Malicious Product Tampering
per event	[***]
annual aggregate	[***]

Product Extortion
per event	[***]
annual aggregate	[***]

Policy aggregate	[***]

Sublimits

Rehabilitation Expense (applicable to Accidental Contamination,
Malicious Product Tampering, and Product Extortion)	[***]

Raw and Finished Stock (applicable to Accidental Contamination only)	[***]

Third Party Recall Costs (Cott specific)	[***]

Deductible

Accidental Contamination, per event	[***]

Malicious Product Tampering, per event	[***]

Product Extortion	[***]

Special Endorsements/Extensions

•	Terrorism Coverage

•	Third Party Recall Coverage

•	Adverse Publicity Endorsement, Sublimit, [***]

Employers’ Liability (UK)

Issued in the UK

Insured	Cott Retail Brands Ltd., Cott Ltd., Cott Europe Trading Ltd., Cott Beverages Limited, Cott Private Labels Limited, Cott Nelson (Holdings) Limited and Cott (Nelson) Limited

Insurer	Zurich Insurance Company

Policy Number	[***]

Policy Period	31 May 2010 to 30 May 2011 (Both Days Inclusive)

Currency	Pounds Sterling, GBP

Cover

Indemnity against legal liability to pay damages and claimants costs and expenses in respect of death, injury, illness or disease (including mental injury, anguish or shock) sustained by any employee of the assured and arising out of and in the course of such employment and caused during the Period of Insurance

Definition of Employees

For the purposes of the cover provided, the term ‘Employee’ includes:

•	Any person under a Contract of Service or apprenticeship

•	Labour Masters and persons supplied by them

•	Persons employed by Labour Only subcontractors

•	Self-employed persons

•	Any person hired or borrowed by the Insured

•	Persons under work experience schemes

Limits of Indemnity

Offshore	[***]

In respect of any one event arising out of or in any way related to any act of Terrorism cover is limited to	[***]

Any Other Claim	[***]

Premium Basis

Clerical Staff Annual Salaries	[***]

Bottlers Annual Wages	[***]

All Other Employees Wages	[***]

UK Automobile (Motor Fleet Insurance)

Issued in the UK

Insured	Cott Beverages Limited and Subsidiary Companies

Insurer	Zurich Insurance Plc

Policy Number	[***]

Policy Period	31 May 2010 – 30 May 2011

Currency	GBP

Cover

This policy insures motor vehicles owned by you or hired or leased or loaned to you. Employees’ own vehicles are excluded unless otherwise stated.

Policy covers legal liability for death of or injury to third parties or damage to third party property. Loss of or damage to the vehicles caused by fire, theft, accidental or malicious means.

Territorial Limits

Great Britain, Northern Ireland, The Isle of Man and the Channel Islands.

Any member country of the European Union

Any other country that has agreed to follow European Union Motor Directives and is approved by the Commission of the European Union (as shown in your Certificate of Motor Insurance)

Cover provided within the EU and agreement countries is: Full Policy Cover, and Minimum compulsory Requirement Only (you must contact your insurer prior to the journey in order for wider cover to apply)

Jurisdiction

English law and the decisions of English Courts

Limitations of Use

Social, Domestic and Pleasure, and in connection with the business of the policyholder. The Subsidiary Companies covered by this policy are detailed in the policy document.

Authorized Drivers

The person(s) permitted to drive the vehicle(s) are as follows:

•	Any person who has the Insured’s permission provided they hold a valid driving license or have held and are not disqualified for holding such a license (other than in circumstances where a license is not required by law).

Excesses (Each and Every Loss in Respect of)

Accidental Damage, Fire, Theft	[***]

Windscreen	[***]

Personal Effects	[***]

Limits of Liability

Death/Injury to any Person	[***]

Damage to Third party Property: Private Cars	[***]

Damage to Third party Property: All other Vehicles	[***]

Damage to Third party Property Whilst Engaged in the carriage of hazardous Goods	[***]

Damage to Third party Property: Terrorism (Sub-limit)	[***]

Legal Costs	[***]

Uninsured Loss Recovery – Legal Expenses – Any One incident	[***]

Principal Extensions

The Insurance provided hereby is extended to cover:

•	Rugs, Clothing and Personal Effects

•	Driver Personal Accident, Death/Loss of Sight or Limb [***]

•	Emergency Overnight Accommodation

•	Loss or Theft of Keys (replacement of locks, keys, etc. following loss or theft of original keys) – [***]

•	Medical Expenses, [***]

•	Occasional Business Use (vehicles belonging to or provided by employees being used on company business)

•	Unauthorized Use (Vehicles used without your knowledge for purposes not allowed under the policy)

•	Unspecified Trailers (cover whilst attached to/detached from insured vehicles)

•	Unlicensed Drivers (in circumstances where a license is not required by law)

•	Vehicles in the custody of the motor trade for service or repair

Principal Exclusions

The cover afforded hereby specifically excludes the following:

•	Contractual Liability

•	Fines, liquidated Damages or Penalties

•	Other Insurance – where any person is entitled to indemnity under any other policy (waived in respect to Occasional Business Use Extension)

•	Rallies, Competitions, or Trials

•	Riot and Civil Commotion (In Northern Ireland/Outside the Territorial Limits)

•	Unauthorized Use or Driving (if with insured’s knowledge)

•	Vehicles with trade plates off-road

•	War

Engineering Inspection (UK)

Issued In the UK

Insured	Cott Beverages Limited

Insurer	Zurich Insurance Co.

Policy Number	[***]

Policy Period	1 June 2010 to 1 June 2011

Currency	Pounds Sterling; GBP

Cover/Inspection Frequency

Inspection services are provided in respect of the Plant, at intervals in accordance with statutory requirements

The Plant

•	Boilers, Steam Vessels, Air/Fluid Vessels and the like and more fully described in the Insurer’s Schedule

•	Lifts, Cranes, Other Mechanical Lifting and/or Handling Plant and the like and more fully described in the Insurer’s Schedule

Locations of the Plant

•	Bondgate, Knottingley Road, Pontefract, West Yorkshire

•	Citrus Grove, Side Ley, Kegworth, Derbyshire

•	Lindred Road, Lomeshaye Industrial Estate, Nelson

Personal Accident Illness and Business Travel (UK)

Issued in the UK

Insured	Cott Retail Brands Limited and Subsidiary Companies including Cott Beverages Limited, Cott Retail Brands Netherlands B.V.

Insurer	Canopius Underwriting Ltd.

Policy Number	[***]

Policy Period	31 May 2010 to 30 May 2011

Insured Persons

Any UK and Netherlands-based directors and employees of the Insured.

Operative Time

•	Business trips outside the United Kingdom, air travel within the United Kingdom and trips within the United Kingdom involving overnight stay

•	Any trip commencing during the period of Insurance in connection with the business of the Insured involving:

•	Travel outside the United Kingdom and/or

•	Air travel within the United Kingdom and/or

•	Any travel within the United Kingdom provided such travel involves an overnight stay away from home or normal place of business (whichever is left first) and continue until arrival back at home or normal place of business (whichever is reached last). Including any period of leisure travel that forms part of a business trip.

Section 7 – Personal Accident

Cover

Injury during the Operative Time which within 24 months results in:

•	Sustaining of medical expenses, death or disablement

•	Death or disablement solely as a result of unavoidable exposure to severe weather conditions

•	Disappearance of an Insured Person if, after a reasonable period of time has elapsed and all available evidence examined, there is reason to presume that the death of the Insured Person has occurred

Benefits

Accidental Death	[***]
Insured person under the age of 16	[***]

Loss of two or more limbs or sight in both eyes or one of each	[***]

Loss of one limb or sight in one eye, loss of speech, loss of hearing in both ears or one ear (50% of the sum insured)	[***]

Permanent Total Disablement	[***]

Permanent Disability (Continental Scale)	[***]

Temporary Total Disablement (per week)	[***]

Temporary Partial Disablement (per week)	[***]

Quadriplegia	[***]

Triplegia	[***]

Hemiplegia	[***]

Paraplegia	[***]

Medical Expenses covered up to but not exceeding [***] or [***], whichever is greater, but subject to a maximum of [***]

Aggregate Limits of Liability

Any one event	[***]

Principal Extensions

•	Rehabilitation Expenses after the happening of a Permanent Total Disablement claim) up to [***] per month for a maximum of six months

•	Home Modification Benefit coverage up to a maximum of [***]

•	Coma benefit coverage for [***] per week for each week of continuous unconsciousness up to a maximum period of 52 weeks

•	Loss of Enjoyment of tie Benefit for [***] to a maximum of [***], whichever is the lesser

Principal Exclusions

Illness not directly resulting from an injury

Section 9 – Travel

Cover

If Illness or Injury occurs during the Operative Time, coverage is provided for:

•	Medical and Emergency Expenses

•	Medical Assistance

•	Property and Money

•	Travel Delay

•	Diversion or Missed Travel Connections

•	Hi-jack, Kidnap and Hostage

•	Non-Travelling Partner Accidental Death

•	Children’s Fund

•	Employee Replacement or Resumption of Assignment Expenses

•	Passport

•	Kidnap and Hostage Expenses

•	Cancellation, Curtailment or Rearrangement Expenses

•	Political and Natural Disaster Evacuation Expenses

•	Legal Expenses

•	Personal Liability

Benefits

Travel Medical Expenses	[***]

Canopius Evacuation Services	[***]

Funeral Expenses	[***]

Hospitalization – [***] for each completed 24 hour period spent as a hospital impatient up to a maximum of	[***]

Medical Assistance

Property and Business Equipment	[***]

Delayed Property (essential clothing/toiletries mislaid for 4 hours or more) up to	[***]

Money	[***]

Travel Delay ([***] for each 12 hours’ delay) up to a maximum of	[***]

Diversion or Missed Travel Connections up to	[***]

Hi-jack, Kidnap and Hostage ([***] for each 24 hours’ delay) up to maximum	[***]

Non-Traveling Partner Accidental Death	[***]

Children’s Fund ([***] for each child) up to a maximum of	[***]

Employee Replacement or Resumption of Assignment Expenses	[***]

Passport Cover up to	[***]

Cancellation, Curtailment or Rearrangement Expenses	[***]

Kidnap and Hostage Expenses up to	[***]

Political and Natural Disaster Evacuation Expenses up to	[***]

Personal Liability	[***]

Legal Expenses	[***]

General Exclusions Applicable to Section 8 and 9

•	War

•	Armed Forces Operational Duties

•	Nuclear or Radioactive Contamination

•	Flying other than as passenger

•	Attempting to commit or committing intentional self-injury or suicide

•	Travel within two months of expected date of childbirth

•	Criminal Acts

•	Professional Sports

•	Willful Exposure to Danger other than in an attempt to save life

•	The age limit herein shall be deemed to be up to the Insured Persons 80th birthday

Other Information to be Noted

•	24 hour Medical Emergency Helpline: (+44) (0) 20 7111 1101

•	Maximum trip duration is restated as 12 months

Group Travel and Personal Accident Insurance

Insured	Cott Beverages Ltd. and Wachovia Bank National Association

Insurer	Chartis Insurance UK Ltd.

Policy Number	[***]

Policy Period	1 June 2010 to 31 May 2011

Currency	Pounds Sterling; GBP

Section A – Personal Accident

Cover

Accidental Death or Bodily Injury sustained by the Insured Person[s] during the operative time

Insured Person(s)

•	Category A – Directors or Principals of Cott Beverages Ltd.

•	Category B – All Managers of Cott Beverages Ltd.

•	Category C – All Assistants of Cott Beverages Ltd.

•	Category D – All other Employees of Cott Beverages Ltd.

•	Coverage E – All Directors, Principals and Employees of Cott Beverages Ltd., together with accompanying spouse/partners and/or children and/or customers/suppliers

Operative Time

Any trip commencing during the period of insurance in connection with the business of the Insured involving:

•	Category A – 24 hours a day Worldwide Cover

•	Category B – 24 hours a day Worldwide Cover

•	Category C – 24 hours a day Worldwide Cover

•	Category D – All Occupational Related Covers

•	Category E – Business Travel

Benefits

Category A
1	Death	[***]

2	Loss of one eye or one limb	[***]

3a	Loss of both eyes or two or more limbs, or loss of one eye and one limb	[***]

3b	Loss of speech	[***]

3c(i)	Loss of hearing in both ears	[***]

3c(ii)	Loss of hearing in one ear	[***]

4a	Permanent total disablement	[***]

4b	Permanent partial disablement	[***]

5	Temporary total disablement Deferment period – Nil week(s) Benefit period – 104 weeks	[***] [***]

6	Temporary partial disablement Deferment period – Nil week(s) Benefit period – Nil week(s)	[***]

7	Medical Expenses incurred in connection with a valid claim under items 1-6 of the policy not exceeding [***] or [***] whichever is the greater but subject to a maximum of [***]

Category B

1	Death	[***]

2	Loss of one eye or one limb	[***]

3a	Loss of both eyes or two or more limbs, or loss of one eye and one limb	[***]

3b	Loss of speech	[***]

3c(i)	Loss of hearing in both ears	[***]

3c(ii)	Loss of hearing in one ear	[***]

4a	Permanent total disablement	[***]

4b	Permanent partial disablement	[***]

5	Temporary total disablement Deferment period – Nil week(s) Benefit period – 104 weeks	[***] [***]

6	Temporary partial disablement Deferment period – Nil week(s) Benefit period – Nil week(s)	[***]

7	Medical Expenses incurred in connection with a valid claim under items 1-6 of the policy not exceeding [***] or [***] whichever is the greater but subject to a maximum of [***]

Category C

1	Death	[***]

2	Loss of one eye or one limb	[***]

3a	Loss of both eyes or two or more limbs, or loss of one eye and one limb	[***]

3b	Loss of speech	[***]

3c(i)	Loss of hearing in both ears	[***]

3c(ii)	Loss of hearing in one ear	[***]

4a	Permanent total disablement	[***]

4b	Permanent partial disablement	[***]

5	Temporary total disablement Deferment period – Nil week(s) Benefit period – 104 weeks	[***] [***]

6	Temporary partial disablement Deferment period – Nil week(s) Benefit period – Nil week(s)	[***]

7	Medical Expenses incurred in connection with a valid claim under items 1-6 of the policy not exceeding [***] or [***] whichever is the greater but subject to a maximum of [***]

Category D

1	Death	[***]

2	Loss of one eye or one limb	[***]

3a	Loss of both eyes or two or more limbs, or loss of one eye and one limb	[***]

3b	Loss of speech	[***]

3c(i)	Loss of hearing in both ears	[***]

3c(ii)	Loss of hearing in one ear	[***]

4a	Permanent total disablement	[***]

4b	Permanent partial disablement	[***]

5	Temporary total disablement Deferment period – 0 week(s) Benefit period – 104 week(s) weekly wage	[***] [***]

6	Temporary partial disablement Deferment period – 0 week(s) Benefit period – Nil week(s)	[***]

7	Medical Expenses incurred in connection with a valid claim under items 1-6 of the policy not exceeding [***] or [***] whichever is the greater but subject to a maximum of [***]

Category E

1	Death	[***]

2	Loss of one eye or one limb	[***]

3a	Loss of both eyes or two or more limbs, or loss of one eye and one limb	[***]

3b	Loss of speech	[***]

3c(i)	Loss of hearing in both ears	[***]

3c(ii)	Loss of hearing in one ear	[***]

4a	Permanent total disablement	[***]

4b	Permanent partial disablement	[***]

5	Temporary total disablement Deferment period – Nil week(s) Benefit period – Nil weeks	[***]

6	Temporary partial disablement Deferment period – Nil week(s) Benefit period – Nil week(s)	[***]

7	Medical Expenses incurred in connection with a valid claim under items 1-6 of the policy not exceeding [***] or [***] whichever is the greater but subject to a maximum of [***]

Sub/Inner Limits

Any one accident limit	[***]

Scheduled Aircraft Accumulation	[***]

Non-scheduled Aircraft Accumulation Limit	[***]

Section B – Travel

Benefits

1.1	Medical and emergency travel expenses	[***]

1.2	Rescue expenses	[***]

1.3	Assistance	[***]

1.4	Legal expenses	[***]

1.5	Personal liability	[***]

2	Personal Property	[***]

3	Money	[***]

4	Cancellation, curtailment, travel disruption, replacement and travel delay	[***]

5.	Hi-jack	[***]

6	Kidnap, Kidnap for Ransom or Hostage (aggregate limit)	[***]

7	Political Evacuation (aggregate limit)	[***]

Section C – Crisis Containment Management

1	Crisis Containment Management (aggregate limit)	[***]

Section D – Healthline Plus

1	Medical second opinion; 24 hours, 7 days a week remote nursing; general health information

Schedule 3.15

Capitalization and Subsidiaries

Exact Legal Name of Entity	Record Owner (Beneficial Owner if Different)	Type of Entity	Number of Shares or Interests Owned	Number of Shares of Interests Outstanding
156775 Canada Inc.	Cott Corporation Corporation Cott	Corporation	1 common share	1 common share
2011438 Ontario Limited	Cott Corporation Corporation Cott	Corporation	1 common share	1 common share
804340 Ontario Limited	Cott Corporation Corporation Cott	Corporation	1 common share	1 common share
967979 Ontario Limited	Cott Corporation Corporation Cott	Corporation	a) 10,088,608 common shares b) 800,000 Junior Preference shares c) No Senior Preference shares	a) 10,088,608 common shares b) 800,000 Junior Preference shares c) No Senior Preference shares
Ad Personales, S.A. de C.V.	Mexico Bottling Services, S.A. de C.V. 50% Servicios Gerenciales de México, S.A. de C.V. 50%	Limited liability corporation of variable capital	a) 25,000 Class I Shares b) 25,000 Class I Shares	a) 25,000 Class I Shares - Mexico Bottling Services, S.A. de C.V. b) 25,000 Class I Shares - Servicios Gerenciales de Mexico, S.A. de C.V.
BCB European Holdings	BCB International Holdings	Exempted Company	170,029,865 ordinary shares	170,029,865 ordinary shares
BCB International Holdings	Cott Corporation Corporation Cott	Exempted Company	154,854,485 ordinary shares	154,854,485 ordinary shares
Caroline LLC	Cott Corporation Corporation Cott	Limited liability company	N/A	N/A
CB Nevada Capital Inc.	Cott USA Corp.	Corporation	50.02 shares common stock	50.02 shares common stock
Cliffstar LLC	Cott Acquisition LLC /100%	Limited liability company	507,526,030 LLC interests	507,526,030 LLC interests

Exact Legal Name of Entity	Record Owner (Beneficial Owner if Different)	Type of Entity	Number of Shares or Interests Owned	Number of Shares of Interests Outstanding
Cott (Barbados) IBC Ltd.	Cott Corporation Corporation Cott	International business company	100 common shares	100 common shares
Cott (Hong Kong) Limited	Cott (Barbados) IBC Ltd.	Private limited liability company (limited by shares)	1 ordinary share of US$1.00 each	1 ordinary share of US$1.00 each
Cott (Nelson) Limited	Cott Nelson (Holdings) Limited	Private company limited by shares	88,751 ordinary £1 shares	88,751 ordinary £1 shares
Cott (Shanghai) Trading Co., Ltd.	Cott (Hong Kong) Limited	Limited liability company and independent legal person	USD 1,400,000 as registered capital	USD 1,400,000 as registered capital
Cott Acquisition Limited	Cott UK Acquisition Limited/100%	Private company limited by shares	265,732,801 ordinary shares £1 shares	265,732,801 ordinary shares £1 shares
Cott Acquisition LLC	Cott Acquisition Limited/82% Cott US Acquisition LLC/18%	Limited liability company	a) 415,000,085 LLC interests b) 92,256,045 LLC interests	a) 415,000,085 LLC interests b) 92,256,045 LLC interests
Cott Beverages Inc.	Cott USA Corp.	Corporation	1,794.519 shares common stock	1,794.519 shares common stock
Cott Beverages Limited	Cott Retail Brands Limited	Private company limited by shares	a) 157,839,690 ordinary shares £1 shares b) 2,000 preference shares£1 shares	a) 157,839,690 ordinary shares £1 shares b) 2,000 preference shares £1 shares
Cott Corporation Corporation Cott	Public Company	Corporation	N/A	a) 81,410,120 common shares (as of August 2, 2010) b) No preferred shares
Cott do Brasil Industria, Comercio, Importacao e Exportacao de Bebidas e Concentrados Ltda	a) Cott Corporation Corporation Cott/99% and b) 804340 Ontario Limited/1%	Limited liability company	a) 1,270,269 quotas b) 12,831 quotas	a) 1,270,269 quotas b) 12,831 quotas
Cott Embotelladores de Mexico, S.A. de C.V.	Cott Corporation Corporation Cott/99.375% Embotelladora de Puebla, S.A. de C.V./0.625%	Limited liability corporation of variable capital	a) 1 Series I, Class A Share b) 49,999 Series I, Class B Shares c) 399,999 Series II, Class A Shares d) 3,550,001 Series II, Class B Shares e) 60,000,000 Series II, Class C Shares

a) 1 Series I, Class A Share - Embotelladora de Puebla, S.A. de C.V. b) 49,999 Series I, Class B Shares - Cott Corporation

Corporation

Cott

c) 399,999 Series II, Class A Shares - Embotelladora de Puebla, S.A. de C.V.

d) 3,550,001 Series II, Class B Shares – Cott Corporation Corporation Cott

e) 60,000,000 Series II, Class C Shares –

Cott Corporation Corporation Cott

Exact Legal Name of Entity	Record Owner (Beneficial Owner if Different)	Type of Entity	Number of Shares or Interests Owned	Number of Shares of Interests Outstanding
Cott Europe Trading Limited	Cott Retail Brands Limited	Private company limited by shares	1,860,709 ordinary £1 shares	1,860,709 ordinary £1 shares
Cott Holdings Inc.	Cott U.S. Holdings LLC	Corporation	a) 182 common shares b) 696 Class A preferred shares c) 2 Class B preferred share	a) 182 common shares b) 696 Class A preferred shares c) 2 Class B preferred share
Cott International SRL	Cott Investment, L.L.C./99% Cott International Trading Ltd./1%	International society with restricted liability	a) 99 common quotas b)1 common quota	a) 99 common quotas b)1 common quota
Cott International Trading Ltd.	Cott Corporation Corporation Cott	International business company	53,878,575 common shares	53,878,575 common shares
Cott Investment, L.L.C.	Cott Corporation Corporation Cott /90% 804340 Ontario Limited/10%	Limited liability company	LLC interest/90% LLC interest/10%	LLC interest/90% LLC interest/10%
Cott IP Holdings Corp.	Cott Beverages Inc.	Corporation	100 shares	100 shares
Cott Limited	Cott Retail Brands Limited	Private company limited by shares	a) 3,810,800 ‘A’ ordinary shares of 10 pence each b) 1,445,476 preferred ordinary shares of 10 pence each c) No preference shares	a) 3,810,800 ‘A’ ordinary shares of 10 pence each b) 1,445,476 preferred ordinary shares of 10 pence each c) No preference shares
Cott Maquinaria y Equipo, S.A. de C.V.	Cott Embotelladores de México, S.A. de C.V. / 0.0019% Cott Corporation / 97.49% Embotelladora Puebla, S.A. de C.V. / 2.50%	Limited liability corporation of variable capital	a) 1 Series “A” Share b) 49,999 Series “A” Share c) 1,283 Series “B” Shares	a) 1 Series “A” Share - Cott Embotelladores de México, S.A. de C.V. b) 49,999 Series “A” Share - Cott Corporation c) 1,283 Series “B” Shares - Embotelladora de Puebla, S.A. de C.V.
Cott NE Holdings Inc.	Northeast Finco Inc.	Corporation	100 shares	100 shares
Cott Nelson (Holdings) Limited	Cott Beverages Limited	Private company limited by shares	162,669 ordinary £1 shares	162,669 ordinary £1 shares

Exact Legal Name of Entity	Record Owner (Beneficial Owner if Different)	Type of Entity	Number of Shares or Interests Owned	Number of Shares of Interests Outstanding
Cott Private Label Limited	Cott Beverages Limited	Private company limited by shares	a) 25,000 ‘A’ ordinary shares b) 221,469 ‘B’ ordinary shares c) 753,531 ‘C’ ordinary shares	a) 25,000 ‘A’ ordinary shares b) 221,469 ‘B’ ordinary shares c) 753,531 ‘C’ ordinary shares
Cott Retail Brands Limited	BCB European Holdings	Private company limited by shares	129,949,024 ordinary £1 shares	129,949,024 ordinary £1 shares
Cott Retail Brands Netherlands BV	Cott Retail Brands Limited	Limited liability company	400 ordinary shares	400 ordinary shares
Cott UK Acquisition Limited	Cott Beverages Inc./100%	Private company limited by shares	176,088,001 ordinary £1 shares	176,088,001 ordinary £1 shares
Cott USA Corp.	Cott Holdings Inc.	Corporation	7,575.691 shares common stock	7,575.691 shares common stock
Cott USA Finance LLC	Cott Corporation Corporation Cott	Limited liability company	1,570,001 LLC interests	1,570,001 LLC interests
Cott U.S. Acquisition LLC	Cott Beverages Inc./100%	Delaware limited liability company	72,526,130 LLC interests	72,526,130 LLC interests
Cott U.S. Holdings LLC	Cott Beverages Limited/100%	Delaware limited liability company	169,000,100 limited liability interests	169,000,100 limited liability interests
Cott Vending Inc.	Cott Beverages Inc.	Corporation	1,000 shares	1,000 shares
Interim BCB, LLC	Cott Beverages Inc.	Limited liability company	None – Single Member Limited Liability Company	None – Single Member Limited Liability Company
Mexico Bottling Services, S.A. de C.V.	2011438 Ontario Limited/2% 804340 Ontario Limited/98%	Limited liability corporation of variable capital	a) 1 Class I Shares b) 49 Class I Shares	a) 1 Class I Shares - 2011438 Ontario Limited b) 49 Class I Shares - 804340 Ontario Limited
Northeast Finco Inc.	Cott Beverages Inc.	Corporation	100 shares	100 shares
Northeast Retailer Brands LLC	Cott NE Holdings Inc./51% Polar Corp./48% Adirondack Beverages Corp./1%	Limited liability company	100 Limited Liability Company Interests	100 Limited Liability Company Interests

Exact Legal Name of Entity	Record Owner (Beneficial Owner if Different)	Type of Entity	Number of Shares or Interests Owned	Number of Shares of Interests Outstanding
Servicios Gerenciales de Mexico, S.A. de C.V.	2011438 Ontario Limited/2% 804340 Ontario Limited/98%	Limited liability corporation of variable capital	a) 1 Class I Shares b) 49 Class I Shares	a) 1 Class I Shares - 2011438 Ontario Limited b) 49 Class I Shares - 804340 Ontario Limited
Star Real Property, LLC	Cliffstar LLC/99% Cott Acquisition LLC/1%	Limited liability company	a) 7,920,000 LLC interests b) 80,000 LLC interests	a) 7,920,000 LLC interests - Cliffstar LLC b) 80,000 LLC interests - Cott Acquisition LLC

Schedule 3.16

Jurisdictions for Filings and Mortgages

Type of Filing	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions and Filing Offices
PPSA and RDPRM	Cott Corporation Corporation Cott	Security Agreement and Hypothec	Ontario, British Columbia, Alberta, Quebec, New Brunswick and Nova Scotia
PPSA	156775 Canada Inc.	Security Agreement	Ontario
PPSA	967979 Ontario Limited	Security Agreement	Ontario
PPSA	804340 Ontario Limited	Security Agreement	Ontario
PPSA	2011438 Ontario Limited	Security Agreement	Ontario
Form MG01 (Particulars of a Mortgage or Charge)	Cott Retail Brands Limited	Debenture	Companies House (England and Wales)
Form MG01 (Particulars of a Mortgage or Charge)	Cott Limited	Debenture	Companies House (England and Wales)
Form MG01 (Particulars of a Mortgage or Charge)	Cott Europe Trading Limited	Debenture	Companies House (England and Wales)
Form MG01 (Particulars of a Mortgage or Charge)	Cott Beverages Limited	Debenture	Companies House (England and Wales)
Form MG01 (Particulars of a Mortgage or Charge)	Cott Private Label Limited	Debenture	Companies House (England and Wales)
Form MG01 (Particulars of a Mortgage or Charge)	Cott (Nelson) Limited	Debenture	Companies House (England and Wales)
Form MG01 (Particulars of a Mortgage or Charge)	Cott Nelson (Holdings) Limited	Debenture	Companies House (England and Wales)
Form MG01 (Particulars of a Mortgage or Charge)	Cott UK Acquisition Limited	Debenture	Companies House (England and Wales)
Form MG01 (Particulars of a Mortgage or Charge)	Cott Acquisition Limited	Debenture	Companies House (England and Wales)
UCC	Cott Corporation Corporation Cott	UCC-1 Financing Statement	District of Columbia Recorder of Deeds
UCC	156775 Canada Inc.	UCC-1 Financing Statement	District of Columbia Recorder of Deeds
UCC	967979 Ontario Limited	UCC-1 Financing Statement	District of Columbia Recorder of Deeds

Schedule 5.15

Type of Filing	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions and Filing Offices
UCC	804340 Ontario Limited	UCC-1 Financing Statement	District of Columbia Recorder of Deeds
UCC	2011438 Ontario Limited	UCC-1 Financing Statement	District of Columbia Recorder of Deeds
UCC	Cott Retail Brands Limited	UCC-1 Financing Statement	District of Columbia Recorder of Deeds
UCC	Cott Europe Trading Limited	UCC-1 Financing Statement	District of Columbia Recorder of Deeds
UCC	Cott Limited	UCC-1 Financing Statement	District of Columbia Recorder of Deeds
UCC	Cott Private Label Limited	UCC-1 Financing Statement	District of Columbia Recorder of Deeds
UCC	Cott Nelson (Holdings) Limited	UCC-1 Financing Statement	District of Columbia Recorder of Deeds
UCC	Cott (Nelson) Limited	UCC-1 Financing Statement	District of Columbia Recorder of Deeds
UCC	Cott UK Acquisition Limited	UCC-1 Financing Statement	District of Columbia Recorder of Deeds
UCC	Cott Acquisition Limited	UCC-1 Financing Statement	District of Columbia Recorder of Deeds
UCC	Cott Holdings Inc.	UCC-1 Financing Statement	Delaware Secretary of State
UCC	Cott USA Finance LLC	UCC-1 Financing Statement	Delaware Secretary of State
UCC	Interim BCB, LLC	UCC-1 Financing Statement	Delaware Secretary of State
UCC	Cott Vending Inc.	UCC-1 Financing Statement	Delaware Secretary of State
UCC	Cott Investment, L.L.C.	UCC-1 Financing Statement	Delaware Secretary of State
UCC	Cott USA Corp.	UCC-1 Financing Statement	Georgia Cooperative Authority
UCC	Cott Beverages Inc.	UCC-1 Financing Statement	Georgia Cooperative Authority
UCC	Cott Beverages Inc.	UCC-1 Financing Statement	Bexar County, Texas
UCC	Cott Beverages Inc.	UCC-1 Financing Statement	San Bernardino, California
UCC	Cott Beverages Inc.	UCC-1 Financing Statement	Tarrant County, Texas
UCC	Cott Beverages Inc.	UCC-1 Financing Statement	Hillsborough County, Florida
UCC	CB Nevada Capital Inc.	UCC-1 Financing Statement	Nevada Secretary of State
UCC	Cott U.S. Acquisition LLC	UCC-1 Financing Statement	Delaware Secretary of State
UCC	Cott Acquisition LLC	UCC-1 Financing Statement	Delaware Secretary of State
UCC	Cott U.S. Holdings LLC	UCC-1 Financing Statement	Delaware Secretary of State
UCC	Caroline LLC	UCC-1 Financing Statement	Delaware Secretary of State
UCC	Cliffstar LLC	UCC-1 Financing Statement	Delaware Secretary of State
Security Instrument	156775 Canada Inc. on behalf of Cott Corporation Cott as beneficial holder	Debenture, Assignment of Rents	Land Title Division of the Peel Land Registry Office (Mississauga, Ontario)
Security Instrument	Cott Corporation Corporation Cott	Debenture, Assignment of Rents	Land Title Division of the Southern Alberta Registry Office (Calgary, Alberta)
Mortgage	Cott Beverages Inc.	Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing	St. Louis County Recorder of Deeds
Mortgage	Cott Beverages Inc.	Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing	New Madrid County Recorder of Deeds
Forms AP1 and RX1	Cott Beverages Limited	Debenture	UK Land Registry
Intellectual Property	Cott Corporation Corporation Cott	Trademark Security Filing/Patent Security Filing/Copyright Security Filing	PTO/CIPO

Type of Filing	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions and Filing Offices
Intellectual Property	Cott Beverages Inc.	Trademark Security Filing/Patent Security Filing/Copyright Security Filing	PTO/CIPO
Intellectual Property	Cliffstar LLC	Trademark Security Filing/ Patent Security Filing/ Copyright Security Filing	PTO/CIPO
Intellectual Property	Cott Private Label Limited	Trademark Security Filing / Patent Security Filing / Copyright Security Filing	Trade Marks Registry
Intellectual Property	Cott Beverages Limited	Trademark Security Filing / Patent Security Filing / Copyright Security Filing	Trade Marks Registry
Intellectual Property	BCB Beverages Limited	Trademark Security Filing / Patent Security Filing / Copyright Security Filing	Trade Marks Registry
Intellectual Property	Cott Corporation Corporation Cott and Cott Beverages Inc.	Charge Over Intellectual Property	Trade Marks Registry

Schedule 3.24(a)

Intercompany Loans and Advances as of July 3, 2010

(i)

U.S. Dollar Equivalent Amount July 3/10	Owed By	Owed To
$160,000,000	Cott Holdings Inc. (US)	Cott Corporation (CA)
$41,000,000	Cott Holdings Inc. (US)	Cott Corporation (CA)
$24,288,853	Cott Beverages Inc. (US)	Cott Holdings Inc. (US)
$284,000,000	Cott Holdings Inc. (US)	Cott USA Corporation
£68,000,000.00	Cott Beverages Limited (UK)	Cott USA Finance LLC
$25,525,000	Cott NE Holdings Inc.	Northeast Finco
$149,668,000	Cott Beverages Inc. (US)	CB Nevada Capital Inc. (US)
$25,043	Northeast Retailer Brands LLC	Cott Beverages Inc. (US)
$12,322,771	Cott Beverages Inc.	Cott Vending Inc.
$25,013,225	Cott Embotelladores de Mexico SA de CV	Cott Corporation (CA)
$575,360	Cott Beverages Limited	Cott Retail Brands Netherlands BV
$2,426,813	967979 Ontario Limited	Cott Corporation (CA)
$11,782	Cott International SRL	Cott Corporation (CA)
$1,270,606	Cott Corporation (CA)	804340 Ontario Limited
$13,893,302	Cott Beverages Inc (US)	Interim BCB, LLC
$357,190	Cott International Trading Ltd.	Cott International SRL
$41,861,976	Cott Corporation (CA)	Cott International Trading Ltd.
$2,990	Cott Corporation (CA)	BCB European Holdings
$6,525	Cott Corporation (CA)	BCB International Holdings
$1,011,738	Cott Beverages Limited (UK)	Cott (Nelson) Limited
$292,312	Cott Beverages Limited (UK)	Cott Retail Brands Limited
£13,000,000	Cott Beverages Limited (UK)	Cott USA Finance LLC
$1,949,882	Cott Retail Brands Limited	Cott Ltd.
$151,860	Cott Beverages Limited	Cott Private Label Limited
$1,603,545	Cott Maquinaria y Equipo, SA de CV	Cott Embotelladores de Mexico SA de CV
$(30,095)	Ad Personales, SA de CV	Cott Embotelladores de Mexico SA de CV
$259,359	Cott Embotelladores de Mexico SA de CV	Sevicios Gerenciales de Mexico SA de CV
$208,842	Cott Corporation (CA)	Cott (Hong Kong) Limited
$38,742	Cott (Shanghai) Trading Co. Ltd.	Cott (Hong Kong) Limited
$701,871	Cott Embotelladores de Mexico SA de CV	Cott Corporation

Note: A number of the above loans and advances are denominated in currencies other than U.S. Dollars; therefore, amounts may change as the U.S. Dollar fluctuates against such foreign currency.

(ii)

U.S. Dollar Equivalent Amount August 17/10	Owed By	Owed To
75,000,000.00	Cott Retail Brands Limited	Cott USA Finance LLC
160,000,000.00	Cott U.S. Acquisition LLC	Cott Beverages Inc.
140,000,000.00	Cott U.K. Acquisition Limited	Cott U.S. Acquisition LLC

Note: A number of the above loans and advance are denominated in currencies other than U.S. Dollars; therefore, amounts may change as the U.S. Dollar fluctuates against such foreign currency.

Schedule 3.24(b)

Intercompany Trade Payable / Receivables as of July 3, 2010

U.S. Dollar Equivalent Amount July 3/10	Owed By	Owed To
$290,258	Cott Beverages Limited (UK)	Cott Beverages Inc. (US)
$279,837	Cott Beverages Limited (UK)	Cott Corporation (CA)
$6,933,766	Cott Beverages Inc. (US)	Cott Corporation (CA)
$50,683	Cott Beverages Inc. (US)	Cott Corporation (CA)
$96,357	Cott Beverages Inc. (US)	Cott Beverages Limited (UK)
$111,153,206	Cott (Nelson) Limited	Cott Beverages Limited (UK)
$106,990,521	Cott Beverages Limited (UK)	Cott (Nelson) Limited
$67,832,330	Cott Beverages Limited (UK)	Cott (Nelson) Limited
$7,593,176	Cott Beverages Limited (UK)	Cott Europe
$7,794,286	Cott Beverages Limited (UK)	Cott Europe
$552,328	Cott Beverages Limited (UK)	Cott Europe Trading Ltd.
$2,788,038	Cott Embotelladores de Mexico SA de CV	Cott Beverages Inc. (US)

Note: A number of the above payables and receivables are denominated in currencies other than U.S. Dollars; therefore, amounts may change as the U.S. Dollar fluctuates against such foreign currency.

Schedule 5.15

POST-CLOSING COVENANTS

1. Appraisals and Field Examinations. No later than sixty days following the Effective Date, the Loan Parties shall provide the Administrative Agent and the Administrative Collateral Agent with (i) updated appraisals (the “Updated Appraisals”) of Inventory, equipment and Eligible Real Property of the Borrowers (provided that updated appraisals of the Inventory of the U.S. Co-Borrowers shall not be required and appraisals of the equipment of Cliffstar LLC shall only be required to the extent that such equipment is necessary to provide sufficient availability under the PP&E Component), in each case from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent and the Administrative Collateral Agent, such Updated Appraisals to include, without limitation, information required by applicable law and regulations, with such Updated Appraisals being at the sole cost and expense of the Borrowers and (ii) access to the properties, books, records and employees of the UK Group, Cott Beverages and the Canadian Subsidiaries of the Company to conduct field examinations, to ensure the adequacy of the Borrowing Base Collateral and related reporting and control systems, with each such field examination being at the sole cost and expense of the Loan Parties and subject to the satisfaction of the Administrative Agent and the Administrative Collateral Agent.

2. Insurance Review. (i) No later than thirty days following the Effective Date, the Administrative Agent shall have completed a review of the insurance coverage of the Company and its Subsidiaries taking into account the Cliffstar Acquisition. (ii) No later than thirty days after the Administrative Agent completes its review of the Company’s insurance coverage pursuant to clause (i) of this item 2, the Company and its Subsidiaries shall update their insurance coverage and provide the Administrative Agent with evidence of such updated insurance coverage, in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the applicable terms of the Security Agreements (including Section 5.09 of this Agreement and Section 4.11 of the U.S. Security Agreement).

3. Environmental Review. No later than sixty days following the Effective Date, the Administrative Agent shall have received environmental Phase I reports meeting ASTME-1527-05 Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process or the Canadian Standards Association Phase I Environmental Site Assessment Protocol Z768-01, updated April 2003, as appropriate, with respect to each of the real properties of the Borrowers and their Subsidiaries identified on Schedule 1.01(a) as requiring such environmental studies from firm(s) satisfactory to the Administrative Agent, which review reports shall be acceptable to the Administrative Agent. If such environmental review reports, if any, identify any environmental hazards or liabilities, such environmental review reports shall include or be accompanied by the Loan Parties’ plans with respect thereto.

4. Cott Mexican Group Post-Closing Requirements. (i) No later than ten days following the Effective Date, the Loan Parties shall take all necessary actions to deliver to the Administrative Agent and the Administrative Collateral Agent the duly executed original versions of the Mexican Termination Agreements listed on Annex A to this Schedule 5.15, each in form and substance reasonably acceptable to the Administrative Agent and the Administrative Collateral Agent, duly executed and formalized as required herein and in accordance with applicable law by their respective parties; (ii) As soon as practicable and in any event no later than thirty days following the Effective Date, the Loan Parties shall take all necessary actions to register the Current Assets Pledge Termination Agreement pursuant to paragraph 1 of Annex B to this Schedule 5.15, and deliver to the Administrative Agent and the Administrative Collateral Agent the no lien certificates described in paragraph 2 of Annex B to this Schedule 5.15, each in form and substance reasonably acceptable to the Administrative Agent and the Administrative Collateral Agent, duly issued in accordance with applicable law by their respective parties, and (iii) No later than sixty days following the Effective Date, the Loan Parties shall take all necessary actions to deliver to the Administrative Agent and the Administrative Collateral Agent the Mexican Guaranty Documents listed on Annex C to this Schedule 5.15, in form and substance reasonably acceptable to the Administrative Agent and the Administrative Collateral Agent, duly executed and formalized as required herein and in accordance with applicable law by their respective parties (hereinafter jointly referred to as the “Mexican Guaranty Documents”).

5. Collateral Access and Control Agreements. No later than thirty days following the Effective Date, the Administrative Collateral Agent or the UK Security Trustee, as applicable, shall have received each (i) Collateral Access Agreement required to be provided pursuant to Section 4.12 of the U.S. Security Agreement or Section 4.12 of the Canadian Security Agreement or Clause 5.5.1 of the UK Security Agreement, (ii) Deposit Account Control Agreements required to be provided pursuant to Article VII of the U.S. Security Agreement or Article VII of the Canadian Security Agreement which the Administrative Collateral Agent has agreed to require delivery of on the Effective Date, and (ii) acknowledgement of notice, signed by each bank or financial institution with which an account has been opened or maintained by any Chargor (as defined in the UK Security Agreement), in the form required under Clause 5.5.1 of the UK Security Agreement.

6. Post-Closing Delivery of Certificated Securities and Instruments. No later than ten days following the Effective Date, the Administrative Collateral Agent or the UK Security Trustee, as applicable, shall have received the originals of all promissory notes and certificates representing Equity Interest required to be delivered under the terms of the Security Documents which the Administrative Collateral Agent or the UK Security Trustee has agreed to not to take possession of on the Effective Date as an accommodation to the Loan Parties to facilitate the Restructuring, in each case endorsed or accompanied by an undated instruments of transfer executed by the owner of such Equity Interest on the date of such delivery.

ANNEX A

TO SCHEDULE 5.15

COTT MEXICAN GROUP

POST-CLOSING COVENANTS

Capitalized terms used herein and not defined in this Annex A will have the definitions assigned to them in the Credit Agreement.

1.-	Six sets of duly executed original versions of the Termination Agreement regarding the current Mexican Guaranty Agreement dated effective as of May 28, 2008 and entered into by and between AD Personales, S.A. de C.V. (hereinafter “AD”), Servicios Gerenciales de México S.A. de C.V. (hereinafter “SGM”), México Bottling Services, S.A. de C.V. (hereinafter “Mexico Bottling”) and JPMorgan Chase Bank, N.A. (hereinafter “JPMorgan Chase”). Each set of duly executed original versions of such termination agreement shall be executed by each party thereto in the same physical document, in each case before a Notary Public with jurisdiction in its place of execution, and apostilled or legalized (as applicable) for its validity in Mexico.

2.-	Six sets of duly executed original versions of the Termination Agreement regarding the Mexican Limited Guaranty Agreement dated effective as of May 28, 2008 and entered into by and between Cott Embotelladores de México S.A. de C.V. (hereinafter “Cott Embotelladores”), Cott Maquinaria y Equipo, S.A. de C.V. (hereinafter “Cott Maquinaria”) and JPMorgan Chase. Each set of duly executed original versions of such termination agreement shall be executed by each party thereto in the same physical document, in each case before a Notary Public with jurisdiction in its place of execution, and apostilled or legalized (as applicable) for its validity in Mexico.

3.-	Six sets of duly executed original versions of the Termination Agreement regarding the Mexican Stock Pledge Agreement dated effective as of May 28, 2008 and entered into by and between Cott Corporation Corporation Cott (hereinafter “Cott Corporation”), Cott Embotelladores, SGM, Mexico Bottling, Cott Maquinaria, AD and JPMorgan Chase. Each set of duly executed original versions of such termination agreement shall be executed by each party thereto in the same physical document, in each case before a Notary Public with jurisdiction in its place of execution, and apostilled or legalized (as applicable) for its validity in Mexico.

4.-	Six sets of duly executed original versions of the Termination Agreement regarding the Mexican Stock Pledge Agreement dated effective as of May 28, 2008 and entered into by and between Cott Corporation, 804340 Ontario Limited, 2011438 Ontario Limited, Cott Embotelladores, SGM, Mexico Bottling and JPMorgan Chase. Each set of duly executed original versions of such termination agreement shall be executed by each party thereto in the same physical document, in each case before a Notary Public with jurisdiction in its place of execution, and apostilled or legalized (as applicable) for its validity in Mexico.

5.-	Six sets of duly executed original versions of the Termination Agreement regarding the Mexican Assets Pledge Agreement dated effective as of May 28, 2008 and entered into by and between Cott Embotelladores, SGM, Cott Maquinaria, AD, Mexico Bottling and JPMorgan Chase (hereinafter the “Current Assets Pledge Termination Agreement”). Each set of duly executed original versions of such termination agreement shall be executed by each party thereto in the same physical document, in each case before a Notary Public with jurisdiction in its place of execution, and apostilled or legalized (as applicable) for its validity in Mexico. The Current Assets Pledge Termination Agreement shall (a) appoint individuals on behalf of the Administrative Collateral Agent to protocolize the document in Mexico before a Mexican Notary Public, to give effect to its registration in the relevant Public Register of Commerce in which each of Cott Embotelladores, SGM, Cott Maquinaria, AD, Mexico Bottling are registered.

Annex A to Schedule 5.15

ANNEX B

TO SCHEDULE 5.15

COTT MEXICAN GROUP

POST-CLOSING COVENANTS

Capitalized terms used herein and not defined in this Annex B will have the definitions assigned to them in the Credit Agreement.

1.-	Register the Current Assets Pledge Termination Agreement (as such term is defined in paragraph 5 of Annex A to Schedule 5.15 of the Credit Agreement) in the Public Register of Commerce of the corporate domicile of each of Cott Embotelladores, SGM, Cott Maquinaria, AD, Mexico Bottling (as such terms are defined in paragraphs 1 and 2, respectively, of Annex A to Schedule 5.15).

2.-	Process and obtain no lien certificates for each of Cott Embotelladores, SGM, Cott Maquinaria, AD, Mexico Bottling, issued by the relevant Public Register of Commerce, and evidencing the termination and release of the assets’ pledge under Mexican law, and as a condition precedent to the execution of the MAPAs (as such term is defined in paragraph 12 of Annex C to Schedule 5.15) and as provided for under Mexican law.

ANNEX C

TO SCHEDULE 5.15

COTT MEXICAN GROUP

POST-CLOSING COVENANTS

Capitalized terms used herein and not defined in this Annex C will have the definitions assigned to them in the Credit Agreement.

1.-	Acknowledgement Agreement signed by Cott Embotelladores de México S.A. de C.V. (hereinafter “Cott Embotelladores”) and JPMorgan Chase Bank, N.A. (hereinafter “JPMorgan Chase”), whereby Cott Embotelladores acknowledges, agrees and confirms that, by its execution of such document, Cott Embotelladores will be deemed to be a Loan Party under the Credit Agreement for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party thereunder as if it had executed the Credit Agreement.

2.-	Acknowledgement Agreement signed by Cott Maquinaria y Equipo, S.A. de C.V. (hereinafter “Cott Maquinaria”) and JPMorgan Chase, whereby Cott Maquinaria acknowledges, agrees and confirms that, by its execution of such document, Cott Maquinaria will be deemed to be a Loan Party under the Credit Agreement for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party thereunder as if it had executed the Credit Agreement.

3.-	Acknowledgement Agreement signed by AD Personales, S.A. de C.V. (hereinafter “AD”) and JPMorgan Chase, whereby AD acknowledges, agrees and confirms that, by its execution of such document, AD will be deemed to be a Loan Party under the Credit Agreement for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party thereunder as if it had executed the Credit Agreement.

4.-	Acknowledgement Agreement signed by Servicios Gerenciales de México S.A. de C.V. (hereinafter “SGM”) and JPMorgan Chase, whereby SGM acknowledges, agrees and confirms that, by its execution of such document, SGM will be deemed to be a Loan Party under the Credit Agreement for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party thereunder as if it had executed the Credit Agreement.

5.-	Acknowledgement Agreement signed by México Bottling Services, S.A. de C.V. (hereinafter “Mexico Bottling”) and JPMorgan Chase, whereby Mexico Bottling acknowledges, agrees and confirms that, by its execution of such document, Mexico Bottling will be deemed to be a Loan Party under the Credit Agreement for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party thereunder as if it had executed the Credit Agreement.

6.-	Documents evidencing each of Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria’s respective title the assets to be granted in pledge by such entities under the MAPA, as may be reasonably requested by the Administrative Collateral Agent.

7.-	Mexican Guaranty Agreement, to be entered into by and between AD, SGM, Mexico Bottling and the Administrative Collateral Agent, to guarantee the obligations under the Credit Agreement (hereinafter the “MGA”), executed before a Notary Public with jurisdiction in its place of execution, and apostilled or legalized (as applicable) for its validity in Mexico.

8.-	Mexican Stock Pledge Agreement, to be entered into by and between Cott Corporation, Cott Embotelladores, SGM, Mexico Bottling, Cott Maquinaria, AD and the Administrative Collateral Agent (and any such other parties as may be shareholders of record of any of the Pledged Shares (as such term is hereinafter defined), except for Embotelladora de Puebla S.A. de C.V.), to guarantee the obligations under the Credit Agreement (hereinafter the “MSPA No. 1”), executed before a Notary Public with jurisdiction in its place of execution, and apostilled or legalized (as applicable) for its validity in Mexico, and in respect of their relevant pledge in favor of the Administrative Collateral Agent of the respective Pledged Shares. To the extent that any record or registration of the MPSA No. 1 may be required or advisable under applicable law, such registration must be filed and obtained.

9.-	Mexican Stock Pledge Agreement, to be entered into by and between Cott Corporation, 804340 Ontario Limited, 2011438 Ontario Limited, Cott Embotelladores, SGM, Mexico Bottling and the Administrative Collateral Agent (and any such other parties as may be shareholders of record of any of the Pledged Shares, except for Embotelladora de Puebla S.A. de C.V.), to guarantee the obligations under the Credit Agreement (hereinafter the “MSPA No. 2”, and jointly with the MSPA No. 1, the “MSPAs”), executed before a Notary Public with jurisdiction in its place of execution, and apostilled or legalized (as applicable) for its validity in Mexico, and in respect of their relevant pledge in favor of the Administrative Collateral Agent of the respective Pledged Shares. To the extent that any record or registration of the MPSA No. 2 may be required or advisable under applicable law, such registration must be filed and obtained.

10.-	Mexican Assets Pledge Agreement, to be entered into by and between SGM, AD, Mexico Bottling and the Administrative Collateral Agent (hereinafter the “MAPA”), to guarantee the obligations under the Credit Agreement. The MAPA (a) shall be executed before a Notary Public with jurisdiction in their place of execution, and apostilled or legalized (as applicable) for their validity in Mexico; (b) shall appoint individuals on behalf of the Administrative Collateral Agent to protocolize the document in Mexico before a Mexican Notary Public, to give effect to its registration in the relevant Public Register of Commerce in which each of SGM, AD, Mexico Bottling are registered, and in any such other register as may be required or advisable under applicable law; (c) be translated into Spanish by a Mexican court-approved translator in order for the Mexican protocolization to be obtained, and (d) be duly registered in such Public Register of Commerce, and in any such other register as may be required or advisable under applicable law.

11.-	Mexican Assets Pledge Agreement, to be entered into by and between Cott Embotelladores and the Administrative Collateral Agent, to guarantee an intercompany promissory note executed between two or more of the Loan Parties, and in the terms and conditions to be agreed by such Loan Parties and the Administrative Collateral Agent (hereinafter the “Cott Embotelladores MAPA”). The Cott Embotelladores MAPA (a) shall be executed before a Notary Public with jurisdiction in their place of execution, and apostilled or legalized (as applicable) for their validity in Mexico; (b) shall appoint individuals on behalf of the Administrative Collateral Agent to protocolize the document in Mexico before a Mexican Notary Public, to give effect to its registration in the relevant Public Register of Commerce in which each of Cott Embotelladores is registered, and in any such other register as may be required or advisable under applicable law; (c) be translated into Spanish by a Mexican court-approved translator in order for the Mexican protocolization to be obtained, and (d) be duly registered in such Public Register of Commerce of the corporate domicile of Cott Embotelladores, and in any such other register as may be required or advisable under applicable law.

12.-	Mexican Assets Pledge Agreement, to be entered into by and between Cott Maquinaria and the Administrative Collateral Agent, to guarantee an intercompany promissory note executed between two or more of the Loan Parties, and in the terms and conditions to be agreed by such Loan Parties and the Administrative Collateral Agent (hereinafter the “Cott Maquinaria MAPA”, and jointly with the MAPA and the Cott Embotelladores MAPA, the “MAPAs”). The Cott Maquinaria MAPA (a) shall be executed before a Notary Public with jurisdiction in their place of execution, and apostilled or legalized (as applicable) for their validity in Mexico; (b) shall appoint individuals on behalf of the Administrative Collateral Agent to protocolize the document in Mexico before a Mexican Notary Public, to give effect to its registration in the relevant Public Register of Commerce in which each of Cott Maquinaria is registered, and in any such other register as may be required or advisable under applicable law; (c) be translated into Spanish by a Mexican court-approved translator in order for the Mexican protocolization to be obtained, and (d) be duly registered in such Public Register of Commerce of the corporate domicile of Cott Maquinaria, and in any such other register as may be required or advisable under applicable law.

13.-	Legal opinions issued by the Mexican counsel of each of Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria, regarding the validity, due issuance and enforceability (among other common and reasonable Mexican law issues) of (respectively as will be applicable for each such legal entity) the MGA, the MSPAs and the MAPAs.

14.-	Legal opinions from counsel authorized to practice law in the jurisdiction of incorporation of each of the Granting Shareholders, regarding their title to the respective Pledged Shares, validity and enforceability (among other common and reasonable issues under applicable law) of their respective issuance of the MSPAs regarding their respective shares issued by each of Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria.

15.-	Notarial certified copies of the shareholders’ resolutions of each of Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria, approving the guaranty and pledge transactions and each of such parties’ respective execution, as applicable, of the MGA, the MSPAs and MAPAs, the granting of the pledge of the Pledged Shares, and the granting of the special powers of attorney required to execute each of the MGA, the MSPAs and the MAPAs (respectively); these resolutions will need to be protocolized before a Mexican Notary Public and registered in the Public Register of Commerce in which each of Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria are registered.

16.-	Any and all other documents which may be reasonable required, appropriate or convenient in order to duly formalize each of the MGA, the MSPAs and the MAPAs under Mexican law, as may be required by the Administrative Collateral Agent from time to time and until such time in which the MGA, the MSPAs and MAPAs have been duly formalized in accordance with applicable law.

17.-	Originals of each and all of the following share certificates (the “Pledged Shares”) evidencing their respective pledge, duly endorsed as transferred in pledge in accordance with Mexican law, in favor of the Administrative Collateral Agent:

Issuing Company Name	Issued To	Type of Shares	Certificate No.
Cott Embotelladores	Cott Corporation	Series I Class B	1
Cott Embotelladores	Cott Corporation	Series II Class B	1
Cott Embotelladores	Cott Corporation	Series II Class C	3
Cott Maquinaria	Cott Embotelladores	Series A	1
Cott Maquinaria	Cott Corporation	Series A	2
AD	Mexico Bottling	Class 1	1
AD	SGM	Class 1	2
Mexico Bottling	804340 Ontario Limited	Class 1	1
Mexico Bottling	2011438 Ontario Limited	Class 1	2
SGM	804340 Ontario Limited	Class 1	1
SGM	2011438 Ontario Limited	Class 1	2

18.-	Certificates issued by the secretary of each of Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria, as issuers of the Pledged Shares, certifying as to the completeness and due formalization of the registration of the relevant Pledged Shares of each such legal entity in its respective books and records, and attaching (a) a Notarial copy of such relevant records, (b) a Notarial copy of the incorporation deed of each respective issuer of the Pledged Shares, (c) a Notarial copy of each bylaws amendment which has been adopted by the relevant issuer of the Pledged Shares as of the delivery date, and (d) a Notarial copy of the relevant public deed through which the shareholders’ resolution (as mentioned in paragraph 15 above) has been protocolized in Mexico, including evidence of its registration in the Public Registry of Commerce.

19.-	Official evidence of any other filings, procedures or registrations which may be necessary or appropriate in order to perfect the pledges granted under each of the MSPAs and the MAPAs under applicable law, including without limitation, evidence of any registration or filing which may be applicable before the Mexican Institute of Industrial Property (Instituto Mexicano de la Propiedad Industrial), the Register of Personal Guaranties (Registro de Garantías Muebles), or any other governmental authority, agency or registry.

20.-	Notarial certified copies of the shareholders’ resolutions of Cott Embotelladores approving (a) the execution of an amended and restated intercompany subordinated demand promissory note (together with an allonge thereof) (hereinafter jointly referred to as the “Note”), in form, terms and conditions substantially similar to the Amended and Restated Intercompany Subordinated Demand Promissory Note executed by each of Mexico Bottling, SGM, AD and Cott Maquinaria on the closing date, including language for the approval of the Note by the totality of the shareholders of Cott Embotelladores in the terms required by subparagraph (iii), paragraph (g) of article twenty-second (and any other related provisions, as the case may be) of the bylaws of Cott Embotelladores’, and (b) granting the special powers of attorney required to execute the Note in the name and on behalf of Cott Embotelladores, provided that such resolutions will need to be protocolized before a Mexican Notary Public and registered in the Public Register of Commerce in which Cott Embotelladores is registered.

21.-	Original Note, duly signed by Cott Embotelladores.

Schedule 6.01

Existing Indebtedness

1.

Debtor	Lender/Beneficiary	Amount outstanding as of the Effective Date
Cott Beverages Inc.	General Electric Capital Corporation	$18,396,300.00
Cott Beverages Inc.	Jeff Hettinger	$1,804,407.00
Cott Beverages Inc.	Microsoft Corporation	$425,558.00
Cott Beverages Inc.	Hi-Cone Corporation	$1,266,750.00

2.	See the Intercompany Indebtedness and Advances listed on Schedule 3.24.

Schedule 6.02

Existing Liens

1. Liens on the following assets:

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC or Equivalent	Description of Collateral
Cott Retail Brands Limited	Bicc Public Limited Company	England and Wales (Companies House)	Created 18/05/94 Filed 21/05/94 (Registered)	Rent Deposit Deed	£21,385 deposited by the Company with its landlords Bicc Public Company Limited

Cliffstar Corporation	General Electric Capital Corporation	Recorder of Deeds, Erie County, PA	Filed 6/16/2003	UCC-1	2003 Xpedx model Q-300XT Lantech Auto Stretch Wrapper serial number QX-0118

Cliffstar Corporation	General Electric Capital Corporation	Chautauqua County Clerk, NY	Filed 3/27/2003	UCC-1	2002 Lantech model S2503 Conveyorized Stretch Wrap Machine serial number SS -001911+

Cliffstar Corporation	General Electric Capital Corporation	Chautauqua County Clerk, NY	Filed 3/27/2003	UCC-1	2003 Lantech model S -1502 Automatic Straddle Stretch Wrap Machine serial number SC-001387 & 2003 Xpedx model S-2503 Lantech Fully Automatic Conveyorized Stretch Machine serial number SS001914

2. Liens on up to $6,365,000 of cash collateral pledged pursuant to the Security Deposit Pledge Agreement dates as of January 22, 2008 between Cott Beverages Inc. and General Electric Capital Corporation.

3. Cash deposits with Ice River Springs in the amount of $497,403.00 as of July 3, 2010.

4. Cash deposits with Tampa Electric Company in the amount of $80,620.00 as of July 3, 2010.

5. Cash deposits with Receiver General of Canada in the amount of $176,456.00 (Canadian Dollars) as of July 3, 2010.

6. Workers’ Compensation Escrow account held at US Bank, 7th & Washington, St. Louis, MO 63101, Acct# 0047886-00-00397-01 by Cliffstar LLC.

7. Workers’ Compensation Escrow account held at Citibank, N.A., Account # 30584369 by Cott Beverages Inc.

Schedule 6.02-A

Cash Collateral for Existing Letters of Credit

Cliffstar LLC	Self Insurance Plans- State of California	$938,543.00
Cliffstar LLC	Pennsylvania Manufacturers’ Assoc. Insurance Co	$275,000.00
Cliffstar LLC	State of New York Worker’s Compensation Board	$1,325,220.00
Cliffstar LLC	Travelers Casualty and Surety Company of America (State of WA)	$595,000.00

Schedule 6.04

Existing Investments

1.	Permitted Margin Stock.

2.	See the Intercompany Indebtedness and Advances listed on Schedule 3.24.

3.	Cash deposits listed on Schedule 6.02.

Schedule 6.05

Permitted Asset Sales

[***][Certain asset sales redacted]

Schedule 6.11

Existing Restrictions

The Cott Embotelladores de Mexico S.A. de C.V. (the “Company”) Shareholder Agreement, dated June 20, 2002 (the “Shareholder Agreement”), contains certain restrictions on the ability of the Company and any of its subsidiaries to incur indebtedness, encumber assets, grant a guaranty, or dispose of certain assets or capital stock without either the consent of Embotelladora de Puebla, S.A. de C.V. (as Class A Shareholder) or the approval of the Class A Director (as such term is defined in the Shareholder Agreement).

Schedule 6.15

Existing BCB Assets

Debtor	Lender	Amount outstanding as of the Effective Date
Cott Corporation	BCB European Holdings	$2,971.00
Cott Corporation	BCB International Holdings	$6,525.00

Schedule 8

Security Trust Provisions

1.	Each Lender, each Issuing Bank and the Administrative Agent (together the “Finance Parties”) appoints the UK Security Trustee to act as UK Security Trustee under and in connection with the UK Security Agreement and authorises the UK Security Trustee, to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the UK Security Agreement, together with any other incidental rights, powers, authorities and discretions, and to give a good discharge for any moneys payable under any of the Loan Documents.

2.	The Administrative Agent shall promptly notify the UK Security Trustee of the contents of any communication on any matter concerning the UK Security Agreement between it and any Loan Party. The UK Security Trustee shall promptly notify the Administrative Agent of the contents of any communication sent or received by it, in its capacity as UK Security Trustee under the UK Security Agreement, to or from any of the Loan Parties under the UK Security Agreement.

3.	Reserved.

4.	Subject to Clause 2 above, the UK Security Trustee shall have no duty or responsibility, either initially or on a continuing basis, to provide any of the parties to the Loan Documents with any information with respect to any Loan Party whenever coming into its possession or to provide any Finance Party with any communication received by it under or in connection with the UK Security Agreement.

5.	The duties of the UK Security Trustee under the UK Security Agreement are solely mechanical and administrative in nature.

6.	The UK Security Trustee shall not be under any obligations other than those for which express provision is made in the Loan Documents.

7	The UK Security Trustee shall not be an agent of any Finance Party or any Loan Party under or in connection with any Loan Document.

8	In this Section:

“Deductions”:

means:

(a)	all sums payable to any Receiver or Delegate (as defined in the UK Security Agreement);

(b)	all sums which the UK Security Trustee is required to pay to any person in priority to, or before making any distribution to, the Finance Parties; and

(c)	insurance proceeds required to be applied in repairing, replacing, restoring or rebuilding any Collateral which has been damaged or destroyed;

“Proceeds”: means all receipts or recoveries by the UK Security Trustee in relation to the Rights and all other moneys which are by the terms of any of the Loan Documents to be applied by the UK Security Trustee in accordance with paragraph 13 (Application of Proceeds), after deducting (without double counting) the Deductions and including the proceeds (after deducting commissions and expenses) of any permitted currency conversion;

“Rights”: means

(a)	the Transaction Security;

(b)	all contractual rights in favour of the UK Security Trustee (other than for its sole benefit) under or pursuant to any Loan Document; and

(c)	all rights vested by law in the UK Security Trustee by virtue of its holding the Transaction Security;

“Secured Liabilities”: has the meaning given to that expression in the UK Security Agreement;

“Transaction Security” means the security in favour of the UK Security Trustee created or evidenced or expressed to be created or evidenced by or pursuant to the UK Security Agreement; and

“Trust Property”: means the Rights and the Proceeds.

2.	Declaration of Trust

2.1	The UK Security Trustee and each other Finance Party agree that the UK Security Trustee shall hold the Trust Property on trust for the benefit of the Finance Parties on the terms and subject to the conditions set out in the Loan Documents.

2.2	Each of the Finance Parties irrevocably authorises the UK Security Trustee to enter into the UK Security Agreement as trustee on behalf of such Finance Party.

3.	Defects in Transaction Security

3.1	The UK Security Trustee shall not be liable for any failure or omission to perfect, or any defect in perfecting, the Transaction Security, including:

3.1.1	failure to obtain any Authorisation or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of any of the Loan Documents; or

3.1.2	failure to effect or procure registration of or otherwise protect or perfect any of the Transaction Security by registering the same under any applicable registration laws in any territory.

4.	Retention of Documents

4.1	The UK Security Trustee may hold title deeds and other documents relating to any of the Collateral in such manner as it sees fit (including allowing any Loan Party to retain them).

5.	No Duty to Enquire

5.1	The UK Security Trustee shall be entitled to accept without enquiry, requisition, objection or investigation such title as each of the Loan Parties may have to any of the Collateral.

6.	No Duty to Collect Payments

6.1	The UK Security Trustee shall not have any duty:

6.1.1	to ensure that any payment or other financial benefit in respect of any of the Collateral is duly and punctually paid, received or collected; or

6.1.2	to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the Collateral.

7.	Insurance

7.1	Without prejudice to the provisions of any of the Loan Documents, the UK Security Trustee shall not be under any obligation to insure any property or to require any other person to maintain any such insurance and shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy or insufficiency of any such insurance. Where the UK Security Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind.

8.	Suspense Account

8.1	Before making any application under paragraph 13 (Application of Proceeds), the UK Security Trustee may place any sum received, recovered or held by it in respect of the Trust Property in an interest bearing suspense account and shall invest an amount equal to the balance from time to time standing to the credit of that suspense account in any of the investments authorised by paragraph 9 (Investments), with power from time to time in its absolute discretion to vary any such investments.

9.	Investments

9.1	Unless provided otherwise in any Loan Document, all moneys which are received by the UK Security Trustee and held by it as trustee in relation to any of the Loan Documents may be invested in the name of the UK Security Trustee or any nominee or under the control of the UK Security Trustee in any investment for the time being authorised by English law for the investment of trust money by trustees and, if not otherwise invested, such moneys may be placed on deposit in the name of the UK Security Trustee or any nominee at any bank or institution (including the UK Security Trustee itself, any other Finance Party or any Affiliate of any Finance Party) and upon any terms and in any currency as it thinks fit.

10.	Rights of UK Security Trustee

10.1	The UK Security Trustee shall have all the rights, privileges and immunities which gratuitous trustees have or may have in England, even though it is entitled to remuneration.

11.	Waiver

11.1	Each of the Loan Parties hereby waives any right to appropriate any payment to, or other sum received, recovered or held by, the UK Security Trustee in or towards payment of any particular part of the Secured Liabilities and agrees that the UK Security Trustee shall have exclusive right to do so. This paragraph will overide any appropriation made or purported to be made by any other person.

12.	Basis of Distribution

12.1	Distributions by the UK Security Trustee shall be made at such times as the UK Security Trustee in its absolute discretion determines.

12.2	To enable it to make any distribution, the UK Security Trustee may fix a date as at which the amount of the Secured Liabilities is to be calculated. Any such date must not be more than 30 days before the proposed date of the relevant distribution.

12.3	For the purpose of determining the amount of any payment to be made to any Finance Party, the UK Security Trustee shall be entitled to call for a certificate of the amount, currency and nature of the Secured Liabilities owing or incurred to the relevant Finance Party at the date fixed by the UK Security Trustee for such purpose and as to such other matters as the UK Security Trustee thinks fit. The UK Security Trustee shall be entitled to rely on any such certificate.

12.4	If any future or contingent liability included in the calculation of Secured Liabilities finally matures, or is settled, for less than the future or contingent amount provided for in that calculation, the relevant Finance Party shall notify the UK Security Trustee of that fact and such adjustment shall be made by payment by that Finance Party to the UK Security Trustee for distribution amongst the Finance Parties of such amount as may be necessary to put the Finance Parties into the position they would have been in (but taking no account of the time cost of money) had the original distribution been made on the basis of the actual as opposed to the future or contingent liability.

12.5	Any distribution by the UK Security Trustee which later transpires to have been, or is agreed by the UK Security Trustee to have been, invalid or which has to be refunded shall be refunded and shall be deemed never to have been made.

13.	Application of Proceeds

13.1	All Proceeds shall, to the extent permitted by all applicable laws, be applied by the UK Security Trustee in the order set forth in Section 2.18 of the Credit Agreement.

13.2	Before making any application under paragraph 13.1 above, the UK Security Trustee may convert any Proceeds from their existing currency of denomination into the currency or currencies (if different) of sums then outstanding under the Loan Documents (any such conversion from one currency to another to be made at the spot rate for the purchase of that other currency with the first-mentioned currency reasonably determined by the UK Security Trustee).

13.3	The UK Security Trustee shall be entitled to make the deductions or withholdings (on account of Tax or otherwise) from payments under this Agreement which it is required by any applicable law to make, and to pay all Taxes which may be assessed against it and/or all expenses which may be incurred by it in respect of any of the Trust Property, in respect of anything done by it in its capacity as UK Security Trustee under the Loan Documents or otherwise by virtue of such capacity. Each of the Loan Parties agrees that its obligations under the Loan Documents shall only be discharged by virtue of receipt or recovery by the UK Security Trustee of Proceeds, or of applications made by the UK Security Trustee under this Agreement, to the extent that the ultimate recipient actually receives moneys (whether directly or through the Agent or otherwise) from the UK Security Trustee under this Agreement which are to be applied in or towards the discharge of those obligations.

13.4	If any of the Loan Parties receives any sum from any person which, pursuant to the Loan Documents, should have been paid to the UK Security Trustee, such sums shall be held on trust for the Finance Parties and shall forthwith be paid over to the UK Security Trustee for application in accordance with this paragraph 13.

13.5	The UK Security Trustee shall be entitled to pay any Deductions to the person or persons entitled to the same.

13.6	The UK Security Trustee shall have no duty or responsibility, either initially or on a continuing basis, to investigate the application by any other person of any sums distributed pursuant to this paragraph 13.

14.	Delegation

14.1	The UK Security Trustee may at any time delegate by power of attorney or otherwise to any person or persons, or fluctuating body of persons, all or any of the rights, powers, authorities and discretions vested in it by any of the Loan Documents. Any such delegation may be made upon such terms (including the power to sub-delegate) and subject to such conditions and regulations as it may think fit.

14.2	The UK Security Trustee shall not be bound to supervise, or be in any way liable or responsible to anyone for any loss incurred by reason of any misconduct or default on the part of, any such delegate or sub-delegate.

15.	Appointment of Additional UK Security Trustees

15.1	The UK Security Trustee may at any time appoint any person (whether or not a trust corporation) to act either as a separate UK Security Trustee or as a co-UK Security Trustee jointly with it:

15.1.1	if it considers such appointment to be in the interests of the Finance Parties;

15.1.2	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

15.1.3	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of a judgment already obtained in respect of any of the provisions of the Loan Documents,

and the UK Security Trustee shall give prior notice to the Company and the Agent of any such appointment.

15.2	Any such appointment shall only take effect upon the receipt by the Agent of written confirmation from the appointee (in form and substance satisfactory to the Agent) that the appointee agrees to be bound by the provisions of the Loan Documents and all other related agreements to which the UK Security Trustee is a party in its capacity as UK Security Trustee under the Loan Documents.

15.3	Any person so appointed shall have such rights, powers, authorities and discretions and such duties and obligations as shall be conferred or imposed on such person by the instrument of appointment and shall, subject to any limitation contained in such instrument of appointment, have the same benefits under this Agreement (other than this paragraph 15) as the UK Security Trustee.

15.4	The UK Security Trustee shall have power to remove any person so appointed.

15.5	Such remuneration as the UK Security Trustee may pay to any person so appointed, and any costs, charges and expenses incurred by such person in performing its functions pursuant to such appointment, shall be treated as costs, charges and expenses incurred by the UK Security Trustee in performing its functions as UK Security Trustee under the Loan Documents.

15.6	The UK Security Trustee shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of, any such UK Security Trustee.

16.	Additional Powers

16.1	The rights and trusts constituted upon the UK Security Trustee under the Loan Documents shall be in addition to any which may from time to time be vested in the UK Security Trustee by general law.

16.2	To the fullest extent permitted by law, none of Parts I, II, III, N or V of the Trustee Act 2000 nor the requirement to discharge the duty of care set out in Section 1(1) of the Trustee Act 2000 in exercising any of the powers contained in Sections 15 or 22 of the Trustee Act 1925 shall apply to any trusts created by this Agreement or to the role of the UK Security Trustee in relation to any such trust and this shall constitute an exclusion of the relevant parts of the Trustee Act 2000 for the purposes of that Act.

17.	Amendments

17.1	Unless the provisions of any Loan Document expressly provide otherwise, the UK Security Trustee may, if authorised by the Required Lenders, amend or vary the terms of, waive breaches of or defaults under or otherwise excuse performance of any provision of, or grant consents under, any of the Security Documents (any such amendment, variation, waiver or consent so authorised to be binding on all Parties and the UK Security Trustee to be under no liability whatsoever in respect of any of the foregoing), provided that:

17.1.1	the prior consent of all of the Finance Parties is required to authorise:

(a)	any amendment of any Security Document which would affect the nature or the scope of the Collateral or the manner in which any Proceeds are distributed;

(b)	the release of any Transaction Security or of any of the Collateral from the Transaction Security unless permitted under this Agreement or any other Loan Document; or

(c)	any change in this paragraph 17; and

17.1.2	no waiver or amendment may impose any new or additional obligations on any person without the consent of that person.

17.2	Paragraph 17.1 above is without prejudice to:

17.2.1	any release permitted by paragraph 18 (Releases) or paragraph 20 (Winding-up of Trust); or

17.2.2	any amendment of any Security Document insofar as the same is necessary in order to effect such release.

18.	Releases

18.1	The UK Security Trustee may:

18.1.1	release Collateral from the Transaction Security if it relates to a sale or disposal of that Collateral where such sale or disposal is expressly permitted under this Agreement or any other Loan Document;

18.1.2	release any Transaction Security given by any Loan Party which ceases to be a Loan Party in accordance with the terms of the Credit Agreement; and

18.1.4	execute any documents (including, but not limited to, formal releases and certificates of non-crystallisation of floating charges) and do any things insofar as the same are necessary in order to effect any release permitted by this paragraph 18 or paragraph 20 (Winding-up of Trust).

19.	Perpetuity Period

19.1	The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

20.	Winding-up of Trust

20.1	If the Agent, with the approval of the Required Lenders, shall determine that all the obligations of all the Loan Parties under the Loan Documents have been. fully and finally discharged and that none of the Finance Parties is under any commitment, obligation or liability (whether actual or contingent) to make any Utilisation or provide other financial accommodation under or pursuant to any Loan Document to any Loan Party, it shall notify the UK Security Trustee of such determination and approval. Upon such notification the trusts set out above shall be wound up and the UK Security Trustee shall release, without recourse or warranty, all of the Transaction Security then held by it, whereupon each of the UK Security Trustee, the Agent, the other Finance Parties and the Loan Parties shall be released from its obligations under this Agreement (save for those which arose prior to such winding-up).

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	Cott Corporation Corporation Cott, a corporation organized under the laws of Canada, Cott Beverages Inc., a Georgia corporation, Cliffstar LLC, a Delaware limited liability company, and Cott Beverages Limited, a company organized under the laws of England and Wales.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement.

[1]	Select as applicable.

5.	Credit Agreement:	The Credit Agreement, dated as of August 17, 2010, among Cott Corporation Corporation Cott, a corporation organized under the laws of Canada, Cott Beverages Inc., a Georgia corporation,
Cliffstar LLC, a Delaware limited liability company, and Cott Beverages Limited, a company organized under the laws of England and Wales, as Borrowers, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., London Branch, as UK
Security Trustee, JPMorgan Chase Bank, N.A., as Administrative Agent and Administrative
Collateral Agent, General Electric Capital Corporation, as Co-Collateral Agent, and the other parties thereto.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$		%
$	$		%
$	$		%

Exhibit A

Effective Date:             , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal, provincial, territorial and state securities laws.

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Title:

Consented to:

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as UK Issuing Bank

By
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Issuing Bank

By
Title:

JPMORGAN CHASE BANK, N.A., as U.S. Issuing Bank

By
Title:

[Consented to:

[COTT CORPORATION CORPORATION COTT], as Borrower Representative

By
Title:] [3]

[3]	If necessary according to Section 9.04(b)(A) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.01(b) or Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B-1

BORROWING BASE CERTIFICATE

BORROWING BASE REPORT

Rpt #
Obligor Number:	Date:
Loan Number:	Period Covered:	to

COLLATERAL CATEGORY		A/R		Inventory		Total Eligible Collateral
Description
1	Beginning Balance (Previous report - Line 8)
2	Additions to Collateral (Gross Sales or Purchases)
3	Other Additions (Add back any non-A/R cash in line 3)
4	Deductions to Collateral (Cash Received)
5	Deductions to Collateral (Discounts, other)
6	Deductions to Collateral (Credit Memos, all)
7	Other non-cash credits to A/R
8	Total Ending Collateral Balance
9	Less Ineligible - Past Due
10	Less Ineligible - Cross-age (50%)
11	Less Ineligible - Foreign
12	Less Ineligible - Contra
13	Less Ineligible - Other (attached schedule)
14	Total Ineligibles - Accounts Receivable
15	Less Ineligible - Inventory Slow-moving
16	Less Ineligible - Inventory Offsite not covered
17	Less Ineligible - Inventory WIP
18	Less Ineligible - Consigned
19	Less Ineligible - Other (attached schedule)
20	Total Ineligible Inventory
21	Total Eligible Collateral
22	Advance Rate Percentage		%		%
23	Net Available - Borrowing Base Value
24	Reserves (other)
25	PP&E Component
26	Earnout Reserve
27	Total Borrowing Base Value
27A	Total Availability/CAPS
28	Revolver Line					Total Revolver Line
29	Maximum Borrowing Limit (Lesser of 27 or 28)*					Total Available
29A	Suppressed Availability
LOAN STATUS
30	Previous Loan Balance (Previous Report Line 33)
31	Less: A. Net Collections (Same as line 4)
B. Adjustments/Other
32	Add: A. Request for Funds
B. Adjustments/Other
33	New Loan Balance
34	Letter of Credit/BA’s outstanding
35	Availability Not Borrowed (Lines 29 less 33 & 34)
36						Total New Loan Balance:
37	OVERALL EXPOSURE (line 33)

Exhibit B-1

Pursuant to, and in accordance with, the terms and provisions of that certain Credit Agreement (“Agreement”), among JPMorgan Chase Bank, N.A. (“Chase”), as administrative agent for the Lenders, Cott Corporation Corporation Cott (the “Company”), Cott Beverages Inc. (“Cott Beverages”), Cliffstar LLC, Cott Beverages Limited, Cott Nelson (Holdings) Limited, Cott (Nelson) Limited (together with Cott Beverages Limited and Cott Nelson (Holdings) Limited, the “U.K. Borrowers”) (the U.K. Borrowers, together with the Company, Cott Beverages and Cliffstar LLC, the “Borrowers,” and each a “Borrower”), the other Loan Parties party thereto and the other parties thereto, Borrower is executing and delivering to Chase this Collateral Report accompanied by supporting data (collectively referred to as the “Report”). Borrower represents and warrants to Chase that this Report is true and correct, and is based on information contained in Borrower’s own financial accounting records. Borrower, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this                      day of              , 20    , that the Borrower is in compliance with said Agreement.

BORROWER NAME:	AUTHORIZED SIGNATURE:

EXHIBIT B-2

BORROWING BASE CERTIFICATE

AGGREGATE BORROWING BASE REPORT

Rpt #
Obligor Number:	Date:
Loan Number:	Period Covered:	to

COLLATERAL CATEGORY	A/R	Inventory	Total Eligible Collateral
Description
1	Beginning Balance (Previous report - Line 8)
2	Additions to Collateral (Gross Sales or Purchases)
3	Other Additions (Add back any non-A/R cash in line 3)
4	Deductions to Collateral (Cash Received)
5	Deductions to Collateral (Discounts, other)
6	Deductions to Collateral (Credit Memos, all)
7	Other non-cash credits to A/R
8	Total Ending Collateral Balance
9	Less Ineligible - Past Due
10	Less Ineligible - Cross-age (50%)
11	Less Ineligible – Foreign
12	Less Ineligible – Contra
13	Less Ineligible - Other (attached schedule)
14	Total Ineligibles - Accounts Receivable
15	Less Ineligible - Inventory Slow-moving
16	Less Ineligible - Inventory Offsite not covered
17	Less Ineligible - Inventory WIP
18	Less Ineligible – Consigned
19	Less Ineligible - Other (attached schedule)
20	Total Ineligibles Inventory
21	Total Eligible Collateral
22	Advance Rate Percentage % %
23	Net Available - Borrowing Base Value
24	Reserves
25	PP&E Component
26	Earnout Reserve
27	Total Borrowing Base Value
27A	Total Availability/CAPS
28	Revolver Line		Total CAPS/Loan Line
29	Maximum Borrowing Limit (Lesser of 27 or 28)*		Total Available
29A	Suppressed Availability
LOAN STATUS
30	Previous Loan Balance (Previous Report Line 33)
31	Less: A. Net Collections (Same as line 4)
B. Adjustments/Other
32	Add: A. Request for Funds
B. Adjustments/Other
33	New Loan Balance
34	Letter of Credit/BA’s outstanding
35	Availability Not Borrowed (Lines 29 less 33 & 34)
35			Total New Loan Balance:
36	OVERALL EXPOSURE (line 33)

Exhibit B-2

Pursuant to, and in accordance with, the terms and provisions of that certain Credit Agreement (“Agreement”), among JPMorgan Chase Bank, N.A. (“Chase”), as administrative agent for the Lenders, Cott Corporation (the “Company”), Cott Beverages Inc. (“Cott Beverages”), Cliffstar LLC, Cott Beverages Limited, Cott Nelson (Holdings) Limited, Cott (Nelson) Limited (together with Cott Beverages Limited and Cott Nelson (Holdings) Limited, the “U.K. Borrowers”) (the U.K. Borrowers, together with the Company, Cott Beverages and Cliffstar LLC, the “Borrowers”), the other Loan Parties party thereto and the other parties thereto, Borrower Representative, on behalf of the Borrowers, is executing and delivering to Chase this Collateral Report accompanied by supporting data (collectively referred to as the “Report”). Borrower Representative, on behalf of the Borrowers, represents and warrants to Chase that this Report is true and correct, and is based on information contained in the Borrowers’ own financial accounting records. Borrower Representative, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this      day of             , 20     , that the Borrowers are in compliance with said Agreement.

BORROWER REPRESENTATIVE’S NAME:	AUTHORIZED SIGNATURE:

EXHIBIT C

COMPLIANCE CERTIFICATE

To:	The Lenders parties to the

Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of August 17, 2010 (as amended, restated, supplemented, modified, renewed or extended from time to time, the “Agreement”), among Cott Corporation Corporation Cott, a corporation organized under the laws of Canada, Cott Beverages Inc., a Georgia corporation, Cliffstar LLC, a Delaware limited liability company, and Cott Beverages Limited, a company organized under the laws of England and Wales, as Borrowers, the other Loan Parties party hereto, the Lenders party hereto, JPMorgan Chase Bank, N.A., London Branch, as UK Security Trustee, JPMorgan Chase Bank, N.A., as Administrative Agent and Administrative Collateral Agent, General Electric Capital Corporation, as Co-Collateral Agent, and the other parties thereto. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES ON BEHALF OF THE BORROWERS AND NOT IN THE UNDERSIGNED’S INDIVIDUAL CAPACITY, THAT:

1. I am the duly elected                      of the Borrower Representative;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly or monthly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3. The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement;

4. I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state or other jurisdiction of incorporation or organization without having given the Agent the notice required by Section 4.15 of the U.S. Security Agreement or Section 4.15 of the Canadian Security Agreement, as applicable;

[5. Schedule I attached hereto sets forth financial data and computations of the Fixed Charge Coverage Ratio for the fiscal quarter most recently ended and, if applicable, evidencing the Borrowers’ compliance with the covenant contained in Section 6.13 of the Agreement, all of which data and computations are true, complete and correct in all material respects;]4

[4]	Schedule I is only required for each quarter of each fiscal year of the Company.

[6. Schedule II attached hereto sets forth an updated Customer List;]5

7. Schedule III attached hereto sets forth a detailed listing of all intercompany loans made by any of the Loan Parties or their Restricted Subsidiaries since the delivery of the last Compliance Certificate (or if no Compliance Certificate has been previously delivered, since the Effective Date);

[8. Schedule IV sets forth a list of (i) all Intellectual Property owned by the Loan Parties which is the subject of a registration or application in any intellectual property registry which has been acquired, filed or issued since the delivery of the last Compliance Certificate (or if no Compliance Certificate has been previously delivered, since the Effective Date), and (ii) any material licenses of Intellectual Property to which any Loan Party has become a party to or otherwise bound by (whether as licensor or licensee) since the delivery of the last Compliance Certificate (or if no Compliance Certificate has been previously delivered, since the Effective Date);]6

[9. Schedule V sets forth (i) a calculation of (x) EBITDA for the period of four fiscal quarters of the Company and its Subsidiaries most recently ended, and (y) consolidated total assets of the Company and its Subsidiaries as at the last day of such four fiscal quarter period and (ii) calculations demonstrating compliance with the limitations set forth in Section 5.13(a)(iii) of the Agreement;]7

10. Schedule VI sets forth a list of all commercial tort claims (as defined in the UCC) in excess of $1,000,000 acquired by the Loan Parties since the delivery of the last Compliance Certificate (or if no Compliance Certificate has been previously delivered, since the Effective Date); and

Exhibit C

11. Schedule VII sets forth a list of all letters of credit (other than those that are supporting obligations (within the meaning of the UCC) for other Collateral that is subject to a perfected security interest in favor of the Administrative Agent) in excess of $1,000,000 as to which any Loan Party is the beneficiary and acquired by the Loan Parties since the delivery of the last Compliance Certificate (or if no Compliance Certificate has been previously delivered, since the Effective Date).

12. Schedule VIII sets forth any change in any Loan Party’s mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Security Agreement, since the delivery of the last Compliance Certificate (or if no Compliance Certificate has been previously delivered, since the Effective Date).

[Enclosed with this Compliance Certificate is a certificate of good standing for Cott Beverages from the appropriate governmental officer in its jurisdiction of incorporation (or if such certificate of good standing is not enclosed with this Compliance Certificate, then an order has been placed by Cott Beverages to obtain the same prior to the date hereof).]8

[5]	Schedule II is only required for the first and third quarters of each fiscal year of the Company.
[6]	Schedule IV is only required for the fourth quarter of each fiscal year of the Company.
[7]	Schedule V is only required for each quarter of each fiscal year of the Company.
[8]	The certificate of good standing is only required for the first and third quarters of each fiscal year of the Company.

Described below are the exceptions, if any, to paragraph 3 listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications[, together with the computations set forth in [Schedule I] [and] [Schedule V] hereto] and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of             ,     .

COTT CORPORATION CORPORATION COTT, as Borrower Representative

By:
Name:
Title:

[SCHEDULE I]

[Calculations of Fixed Charged Coverage Ratio as of             ,             ]

[SCHEDULE II]

[Customer List]

SCHEDULE III

Intercompany Loans

[SCHEDULE IV]

[Intellectual Property]

[SCHEDULE V]

[Unrestricted and Excluded Subsidiaries]

SCHEDULE VI

Commercial Tort Claims

SCHEDULE VII

Letters of Credit

SCHEDULE VIII

Change of Mailing Address and Location

EXHIBIT D

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of             , 200    , is entered into between                     , a                      (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of August 17, 2010, among Cott Corporation Corporation Cott, a corporation organized under the laws of Canada (the “Company”), Cott Beverages Inc., a Georgia corporation (“Cott Beverages”), Cliffstar LLC, a Delaware limited liability company, and Cott Beverages Limited, a company organized under the laws of England and Wales, (the “UK Borrower,” and together with the Company, Cott Beverages and Cliffstar LLC, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the other parties thereto (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2. The New Subsidiary also hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a “Grantor” under the Security Agreement and shall have all of the obligations of a Grantor thereunder as if it had executed the Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement, including without limitation (a) all of the representations and warranties of the Grantors set forth in Article III of the Security Agreement, and (b) all of the covenants set forth in Article IV of the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the U.S. Security Agreement), does hereby create and grant to the Administrative Collateral Agent, on behalf and for the ratable benefit of the Secured Creditors, a security interest in all the New Subsidiary’s right, title and interest in, to and under the Collateral (as defined in the U.S. Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the U.S. Security Agreement shall be deemed to include the New Subsidiary.

3. The New Subsidiary hereby irrevocably authorizes the Administrative Collateral Agent at any time and from time to time to file, all financing statements in order to maintain a perfected security interest in the Collateral owned by the New Subsidiary. Any financing statement filed by the Administrative Collateral Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate the New Subsidiary’s Collateral (1) as all assets of the New Subsidiary or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in the Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. For the purposes of such filing, the New Subsidiary represents and warrants to the Administrative Collateral Agent and each secured party that it’s name, type of organization and jurisdiction of organization are each as set forth in the first paragraph hereof.

4. The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

5. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

6. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

7. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT E

BORROWING REQUEST

NOTICE OF BORROWING/ LETTER OF CREDIT REQUEST

To:	JPMORGAN CHASE BANK, N.A.

as Disbursement Agent

1300 East Ninth Street, Floor 13

Cleveland, OH 44114-1573

Attention: David J. Waugh

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

as Disbursement Agent

c/o JPMORGAN CHASE BANK, N.A.

1300 East Ninth Street, Floor 13

Cleveland, OH 44114-1573

Attention: David J. Waugh

JPMORGAN CHASE BANK, N.A., LONDON BRANCH

as Disbursement Agent

c/o JPMorgan Europe Limited

125 London Wall

London, EC2Y 5AG

Attention: Loan and Agency Group

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of August17, 2010 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among Cott Corporation Corporation Cott, a corporation organized under the laws of Canada (the “Company”), Cott Beverages Inc., a Georgia corporation (“Cott Beverages”), Cliffstar LLC, a Delaware limited liability company, Cott Beverages Limited, a company organized under the laws of England and Wales (the “UK Borrower”, and together with the Company, Cott Beverages and Cliffstar LLC, each, a “Borrower” and collectively, the “Borrowers”), the other subsidiaries of the Company party thereto, the lenders party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., London Branch, as UK Security Trustee (the “UK Security Trustee”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”; together with the UK Security Trustee, the “Agents”) and the other parties thereto. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 2.03 of the Credit Agreement, the [Company hereby requests] [U.S. Co-Borrower hereby request] [UK Borrower hereby requests] [Borrower Representative hereby gives you notice that the [U.S. Co-Borrower] [UK Borrower] request[s]] a Revolving Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Revolving Borrowing is requested to be made:

(A) Date of Revolving Borrowing (which is a Business Day)

(B) Principal amount of Revolving Borrowing

(1) Amount of ABR Loans

(2) Amount of Canadian Prime Loans

(3) Amount of Eurodollar Loans

(4) Amount of CDOR Loans

(C) For a Eurodollar or CDOR Borrowing, the Interest Period to be applicable[1]

(D) Currency of Revolving Borrowing[2]

(E) Funds are requested to be disbursed to the following account(s)[3]

Upon acceptance of any or all of the Loans made in response to this request, each Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.02 of the Credit Agreement have been satisfied and that no notice pursuant to subsections 6 or 8 of Section 443.055 of the Revised Statutes of Missouri has been given.

[Signature Page Follows]

[1]	Shall be subject to the definition of “Interest Period” in the Credit Agreement.
[2]	Specify dollars for Borrowings by the U.S. Co-Borrowers, dollars or Canadian Dollars for Borrowings by the Company and dollars, Euros or Sterling for Borrowings by the UK Borrower.
[3]	Specify the location and number of the account or accounts to which funds are to be disbursed, which shall comply with the requirements of the Credit Agreement.

Pursuant to Section 2.06 of the Credit Agreement, the [Company hereby requests] [U.S. Co-Borrower hereby request] [UK Borrower hereby requests] [Borrower Representative hereby gives you notice that the [U.S. Co-Borrower] [UK Borrower] request[s]] the [issuance of a Letter of Credit as described below][the amendment, renewal or extension of the Letter of Credit identified below] under the Credit Agreement:

(A) Date of issuance, renewal or extension of the Letter of Credit (which is a Business Day)

(B) Expiration Date (in accordance with Section 2.06(c) of the Credit Agreement)

(C) Amount

(D) Currency of the Letter of Credit

(E) Beneficiary of the Letter of Credit

Upon issuance, amendment, renewal or extension of any Letter of Credit made in response to this request, each Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.02 of the Credit Agreement have been satisfied and that no notice pursuant to subsections 6 or 8 of Section 443.055 of the Revised Statutes of Missouri has been given.

[Signature Page Follows]

[COTT CORPORATION CORPORATION COTT, as Borrower Representative

By:
Name:
Title:]

[COTT CORPORATION CORPORATION COTT, as the Company

By:
Name:
Title:]

[COTT BEVERAGES INC., as a U.S. Co-Borrower

By:
Name:
Title:]

[CLIFFSTAR LLC, as a U.S. Co-Borrower

By:
Name:
Title:]

[COTT BEVERAGES LIMITED, as UK Borrower

By:
Name:
Title:]

Annex A

Proposed Final Structure

Structure has been simplified for illustrative purposes.